   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 19, 1996
                                                      REGISTRATION NO. 333-09519
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------


                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------


                          BRISTOL-MYERS SQUIBB COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                                2384                                22-079-0350
    (STATE OR OTHER JURISDICTION           (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
  OF INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)               IDENTIFICATION NO.)


                 345 PARK AVENUE, NEW YORK, NEW YORK 10154-0037
                                 (212) 546-4000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)

                                 ---------------

      JOHN L. MCGOLDRICK, ESQ.             Bristol-Myers Squibb Company             ALICE C. BRENNAN, ESQ.
       Senior Vice President                     345 Park Avenue                 Vice President and Secretary
        and General Counsel               New York, New York 10154-0037
                                                  (212) 546-4000

    (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                          CODE, OF AGENT FOR SERVICE)

                                 ---------------


                          COPIES OF COMMUNICATIONS TO:

         SUSAN WEBSTER, ESQ.                       STEVEN M. SPURLOCK, ESQ.
       Cravath, Swaine & Moore               Gunderson Dettmer Stough Villeneuve
            Worldwide Plaza                       Franklin & Hachigian, LLP
           825 Eighth Avenue                    600 Hansen Way, Second Floor
       New York, New York 10019                  Palo Alto, California 94304


                                 ---------------

    APPROXIMATE  DATE OF  COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: Upon the effective date of the merger described in this Registration Statement.

                                 ---------------


    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                                 ---------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                  AXION INC.
                          1111 Bayhill Drive, Suite 125
                           San Bruno, California 94066
                                 (415) 589-5900


                               September 19, 1996

Dear Axion Stockholder:

     A Special Meeting of stockholders of Axion Inc. ("Axion") will be held on October 18, 1996, at 8:00 a.m., local time, at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, legal counsel to Axion, located at 600 Hansen Way, Second Floor, Palo Alto, California 94304. Enclosed are a Notice of Special Meeting of Stockholders, a Proxy Statement/Prospectus and a Proxy relating to the Special Meeting.

     At the Special Meeting, you will be asked to consider and vote upon a proposal described in the Proxy Statement/Prospectus to adopt and approve the Amended and Restated Agreement and Plan of Merger, dated as of August 2, 1996 (the "Merger Agreement"), by and among Axion, Bristol-Myers Squibb Company, a Delaware corporation ("BMS"), and OTN Acquisition Sub Inc., a Delaware corporation and a wholly owned subsidiary of BMS ("BMS Sub"), whereby BMS Sub will merge with and into Axion (the "Merger") and Axion will survive the Merger as a wholly owned subsidiary of BMS (the "Merger Proposal").


     At the Special Meeting, holders of Axion Preferred Stock will also be asked to consider and vote upon a proposal described in the Proxy Statement/Prospectus to convert each issued and outstanding share of Axion Preferred Stock into one fully paid and nonassessable share of Axion Common Stock and to determine that the Merger and related transactions do not constitute a liquidation of Axion under its charter (the "Preferred Stock Proposal"). It is a condition to the respective obligations of each party to the Merger Agreement that the Preferred Stock Proposal be approved.

     Immediately prior to the Merger, all options to purchase shares of Axion Common Stock will be exercised or canceled and the Preferred Stock Proposal will be implemented. In the Merger, holders of Axion Common Stock will receive shares of BMS Common Stock with an aggregate value of $86,000,000 (subject to increase or decrease if the value of BMS Common Stock fluctuates outside a certain range). A portion of such BMS Common Stock, with an aggregate value of $5,000,000, will be placed in escrow to secure certain contingent indemnification obligations to BMS.

     Also immediately prior to the Merger, Axion will spin off to its stockholders (the "Distribution") all the stock of its wholly owned subsidiary, Axion HealthCare Inc. ("AHC"), which will own certain assets and businesses of Axion which will not be acquired in the Merger by BMS. These businesses and assets, which include Axion's cancer-specific managed care services business, its oncology-related drug and treatment information computer software business and related supporting management information systems, are described in greater detail in the Information Statement included as Appendix G to the Proxy Statement/Prospectus. AHC will place $5,000,000 in cash in escrow to secure certain contingent indemnification obligations to BMS. You will not be asked to vote on the Distribution, which is not subject to stockholder approval.


     The Merger and the Distribution should be tax-free to Axion stockholders.

     After careful consideration, the Board of Directors of the Company has unanimously determined that the Merger is fair to, and in the best interests of, the Company and its stockholders and unanimously recommends that the stockholders of the Company vote FOR the adoption and approval of the Merger Agreement and that the holders of Axion Preferred Stock vote FOR the Preferred Stock Proposal.

     Adoption and approval of the Merger Proposal requires (a) at least a majority of the votes entitled to be cast by the holders of the outstanding shares of Axion Common Stock and Axion Preferred Stock voting together as a single class and (b) at least a majority of the votes entitled to be cast by the holders of the outstanding shares of Axion Preferred Stock voting together as a single class. Approval of the Preferred Stock Proposal requires the affirmative vote of at least 66 2/3% of the votes entitled to be cast by holders of Axion Preferred Stock, voting as a single class. If the Merger is not consummated, the Preferred Stock Proposal will not be implemented.

     Record holders and beneficial owners of (a) approximately 82.6% of the outstanding shares of Axion Common Stock and Axion Preferred Stock and (b) approximately 85.2% of the outstanding shares of Axion Preferred Stock have entered into an agreement with BMS and BMS Sub pursuant to which each such stockholder has agreed to, among other things, vote all of its/his shares of such stock in favor of approval of the Merger and the Preferred Stock Proposal. Accordingly, the Merger and the Preferred Stock Proposal can be approved by the affirmative vote of such persons even if all other Axion stockholders vote against the Merger and the Preferred Stock Proposal. The Merger is expected to be consummated promptly after the Special Meeting.

     The Proxy Statement/Prospectus included in the materials accompanying this letter more fully describes the proposed Merger and related transactions and includes information about BMS and Axion.


     All stockholders are cordially invited to attend the Special Meeting in person. However, whether or not you plan to attend the Special Meeting, please complete, sign, date and return your proxy card in the enclosed self-addressed postage paid envelope. If you attend the Special Meeting, you may vote in person if you wish, even though you have previously returned your proxy card. It is important that your shares be represented and voted at the Special Meeting.


                                       Sincerely,



                                       MICHAEL D. GOLDBERG
                                       President and Chief Executive Officer

                                   AXION INC.

                          1111 Bayhill Drive, Suite 125
                           San Bruno, California 94066
                                 (415) 589-5900

                                -----------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


                         To Be Held on October 18, 1996



     Notice is hereby given that a Special Meeting of Stockholders of Axion Inc. ("Axion") will be held on October 18, 1996, at 8:00 a.m., local time, at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, legal counsel to Axion, located at 600 Hansen Way, Second Floor, Palo Alto, California 94304, for the following purposes:

     (1) For holders of Axion Preferred Stock, to consider and vote upon a proposal (a) to convert each issued and outstanding share of Axion Preferred Stock into fully paid and nonassessable shares of Axion Common Stock at an applicable conversion price (the "Preferred Stock Conversion") and (b) to determine that the Merger and the Distribution (each as defined below) and related transactions do not constitute a liquidation, dissolution or winding up of Axion under its amended and restated certificate of incorporation (the "Preferred Stock Proposal"); and

     (2) For all stockholders, to consider and vote upon a proposal to adopt and approve the Amended and Restated Agreement and Plan of Merger, dated as of August 2, 1996 (the "Merger Agreement"), by and among Axion, Bristol-Myers Squibb Company, a Delaware corporation ("BMS"), and OTN Acquisition Sub Inc., a Delaware corporation and wholly owned subsidiary of BMS ("BMS Sub"), pursuant to which, among other things, BMS Sub will merge with and into Axion (the "Merger") and Axion will survive the Merger as a wholly owned subsidiary of BMS, all as more fully described in the accompanying Proxy Statement/Prospectus, including the Appendices thereto (the "Merger Proposal"). Immediately prior to the Merger, all options to purchase shares of Axion Common Stock will be exercised or canceled, following which Axion will distribute to its stockholders (the "Distribution") all the stock of a subsidiary which will own certain assets and businesses of Axion which will not be acquired in the Merger by BMS. These assets and businesses are more fully described in the Information Statement included as Appendix G to the Proxy Statement/Prospectus. Immediately after the Distribution and immediately prior to the Merger, the Preferred Stock Conversion will be implemented.

     At the time the Merger becomes effective (the "Effective Time"), (a) each issued and outstanding share of Axion Common Stock (other than any shares of Axion Common Stock owned by Axion or any subsidiary of Axion or BMS or any wholly owned subsidiary of BMS and any shares held by Axion stockholders who perfect, under Delaware law, their right to dissent to the Merger) will be converted into the right to receive the number of fully paid and nonassessable shares of common stock, par value $.10 per share, of BMS (together with the Rights associated with such common stock) (collectively, "BMS Common Stock") determined as provided in the Merger Agreement, (b) each share of Axion Common Stock owned by Axion or any subsidiary of Axion or BMS or any wholly owned subsidiary of BMS will be canceled and retired without payment of any consideration therefor and will cease to exist, and (c) a portion of the BMS Common Stock to be received by Axion stockholders in the Merger will be held and made subject to an escrow to secure certain contingent indemnification obligations of such Axion stockholders and Axion and certain of its subsidiaries to BMS.

     (3) To vote on any other matter that may properly come before the Special Meeting and at any adjournments or postponements thereof.


     The close of business on August 31, 1996, has been fixed as the record date for determining the Axion stockholders entitled to receive notice of and to vote at the Special Meeting or any adjournment or postponements thereof. A complete list of the stockholders entitled to vote at the Special Meeting will be available during the 10 days prior to the Special Meeting at Axion's principal executive offices located at 1111 Bayhill Drive, Suite 125, San Bruno, California 94066 for examination by any stockholder and will also be available for inspection at the Special Meeting.

     Adoption and approval of the Merger Proposal requires (a) at least a majority of the votes entitled to be cast by the holders of the outstanding shares of Axion Common Stock and Axion Preferred Stock voting together as a single class and (b) at least a majority of the votes entitled to be cast by the holders of the outstanding shares of Axion Preferred Stock voting together as a single class. Approval of the Preferred Stock Proposal requires the affirmative vote of at least 66 2/3% of the votes entitled to be cast by holders of Axion Preferred Stock, voting as a single class. It is a condition to the respective obligations of each party to the Merger Agreement that the Preferred Stock Proposal be approved. If the Merger is not consummated, the Preferred Stock Conversion will not be implemented.

     Record holders and beneficial owners of (a) approximately 82.6% of the outstanding shares of Axion Common Stock and Axion Preferred Stock and (b) approximately 85.2% of the outstanding shares of Axion Preferred Stock have entered into an agreement with BMS and BMS Sub pursuant to which each such stockholder has agreed to, among other things, vote all of its/his shares of such stock in favor of approval of the Merger Proposal and the Preferred Stock Proposal. Accordingly, the Merger Proposal and the Preferred Stock Proposal can be approved by the affirmative vote of such persons even if all other Axion stockholders vote against the Merger Proposal and the Preferred Stock Proposal. The Merger is expected to be consummated promptly after the Special Meeting.

     Holders of shares of Axion Common Stock will be entitled to dissenters' rights in connection with the Merger as provided in the Merger Agreement and as more fully described in the accompanying Proxy Statement/Prospectus.

     The accompanying Proxy Statement/Prospectus describes in detail the proposed Merger, the Merger Agreement and the transactions contemplated thereby. Such Proxy Statement/Prospectus and the Appendices thereto (including the Merger Agreement attached as Appendix A thereto) form a part of this Notice.

     The proposed Merger is of great importance to Axion and its stockholders. Please read the Proxy Statement/Prospectus carefully and then complete, sign and date the enclosed proxy card, and return it promptly in the enclosed self-addressed postage paid envelope.

- --------------------------------------------------------------------------------
                                    IMPORTANT

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON.

PLEASE DO NOT SEND IN STOCK CERTIFICATES AT THIS TIME.

- --------------------------------------------------------------------------------

                                       BY ORDER OF THE BOARD OF DIRECTORS,



                                       MICHAEL D. GOLDBERG
                                       President and Chief Executive Officer

San Bruno, California
September 19, 1996

                                   AXION INC.
                                 PROXY STATEMENT
                            -------------------------

                          BRISTOL-MYERS SQUIBB COMPANY
                                   PROSPECTUS


     This Proxy Statement/Prospectus is being furnished to the stockholders of Axion Inc., a Delaware corporation ("Axion"), in connection with the solicitation of proxies by the Board of Directors of Axion (the "Axion Board") from holders of outstanding shares of common stock, par value $.001 per share, of Axion (the "Axion Common Stock") and holders of outstanding shares of each series of preferred stock, par value $.001 per share, of Axion (the "Axion Preferred Stock"), for use at the Special Meeting of stockholders of Axion to be held on October 18, 1996, and at any adjournments or postponements thereof (the "Special Meeting").

     At the Special Meeting, (i) stockholders of Axion will be asked to consider and vote upon a proposal (the "Merger Proposal") to approve and adopt the Amended and Restated Agreement and Plan of Merger, dated as of August 2, 1996, among Bristol-Myers Squibb Company, a Delaware corporation ("BMS"), OTN Acquisition Sub Inc., a Delaware corporation and a wholly owned subsidiary of BMS ("BMS Sub"), and Axion, which is attached as Appendix A to this Proxy Statement/Prospectus and is incorporated herein by reference (as it may be amended, supplemented or otherwise modified from time to time, the "Merger Agreement") and the transactions contemplated by the Merger Agreement, including the Merger (as defined herein), and (ii) holders of Axion Preferred Stock will be asked to consider and vote upon a proposal (the "Preferred Stock Proposal")
(a) to convert, immediately after the Distribution (as defined herein) and immediately prior to the Merger, each issued and outstanding share of Axion Preferred Stock into one fully paid and nonassessable share of Axion Common Stock (the "Preferred Stock Conversion") and (b) to determine that the Merger, the Distribution and related transactions do not constitute a liquidation, dissolution or winding up of Axion under its amended and restated certificate of incorporation (the "Axion Certificate of Incorporation"). The Merger Agreement provides, subject to the satisfaction or waiver of certain conditions, that (i) Axion will effect the distribution (the "Distribution") as contemplated by the Agreement and Plan of Reorganization and Distribution to be entered into among Axion, Axion HealthCare Inc., a Delaware corporation and a wholly owned subsidiary of Axion ("AHC"), OPUS Health Systems Inc., a Delaware corporation and a wholly owned subsidiary of Axion ("OPUS"), Oncology Therapeutics Network Corporation, a Delaware corporation and a wholly owned subsidiary of Axion ("OTNC"), OPUS Sub, Inc., a Delaware corporation to be formed as a wholly owned subsidiary of OPUS ("OPUS Sub"), and Oncology Therapeutics Network Joint Venture, L.P., a Delaware limited partnership ("OTN" or the "Partnership"), the form of which is attached as Appendix B to this Proxy Statement/Prospectus and is incorporated herein by reference (as it may be amended, supplemented or otherwise modified from time to time, the "Distribution Agreement") pursuant to which Axion will distribute to the holders of Axion Common Stock and the holders of Axion Preferred Stock all the then outstanding shares of preferred stock, par value $.0001, of AHC (the "AHC Preferred Stock"), (ii) immediately after the Distribution and immediately prior to the Merger, the Preferred Stock Conversion will be implemented and (iii) BMS Sub will immediately thereafter be merged with and into Axion (the "Merger"), with Axion surviving the Merger (sometimes hereinafter referred to as the "Surviving Corporation").


     At the time the Merger becomes effective (the "Effective Time"), each share of Axion Common Stock outstanding immediately prior to the Effective Time (other than any shares of Axion Common Stock owned by Axion or any subsidiary of Axion or BMS or any subsidiary of BMS and any Dissenting Shares (as defined herein)) will be converted into the right to receive the number (the "Conversion Number") of fully paid and nonassessable shares of common stock, par value $.10 per share, of BMS together with the associated rights (the "BMS Rights") pursuant to the Rights Agreement dated as of December 4, 1987 (as amended, the "Rights Agreement") between BMS and The Chase Manhattan Bank, as Rights Agent (collectively, "BMS Common Stock"), equal to the quotient of (a)(i) $86,000,000 divided by (ii) the Average Value of BMS Common Stock (as defined herein) divided by (b) the number of shares of Axion Common Stock outstanding immediately prior to the Effective Time (calculated on a fully diluted basis assuming that each share of Axion Preferred Stock outstanding immediately prior to the Effective Time has been converted in accordance with its terms into one share of Axion Common Stock and that all options, warrants or other rights to acquire Axion Common Stock ("Axion Options") outstanding immediately prior to the Effective Time have been exercised or canceled and the related subject shares (other than any subject shares related to any portion of any Axion Option that shall have been canceled and not exercised) of Axion Common Stock are outstanding (collectively, the "Diluted Share Assumption")). In the event that as of the closing date of the Merger (the "Closing Date") the Average Value of BMS Common Stock is less than $82.73 (the "Minimum Price"), then the Average Value of BMS Common Stock will be deemed to be an amount equal to the Minimum Price, and in the event that as of the Closing Date the Average Value of BMS Common Stock is greater than $91.43 (the "Maximum Price"), then the Average Value of BMS Common Stock will be deemed to be an amount equal to the Maximum Price, in each case subject to certain adjustments for dividends.

     Based on the Diluted Share Assumption (and assuming exercise of all Axion Options other than the Goldberg $10.00 Options (as defined herein), resulting in an aggregate of 9,970,509 shares of Axion Common Stock outstanding), and assuming an Average Value of BMS Common Stock equal to $92.83 (the average per share closing price of BMS Common Stock for the 10 full NYSE trading days ending September 18, 1996, the most recent full NYSE trading day available prior to printing this Proxy Statement/Prospectus), in which event the Conversion Number would be calculated based on an Average Value of BMS Common Stock equal to the Maximum Price of $91.43, (a) the Conversion Number would be 0.094 and (b) assuming a market value of the BMS Common Stock on the date received by holders of Axion Common Stock in the Merger of $92.83, the aggregate market value of BMS Common Stock to be received by holders of Axion Common Stock in the Merger would be approximately $87 million, or approximately $8.73 per share of Axion Common Stock. There can be no assurance that these assumptions will be true as of the Effective Time.

     The Average Value of BMS Common Stock is determined as of five full NYSE trading days immediately preceding the Effective Time (which date may be after the date of the Special Meeting), at which time the Average Value of BMS Common Stock may be less than the assumed $92.83 Average Value of BMS Common Stock referred to above and indeed may be less than the Minimum Price. If the Average Value of BMS Common Stock at such time is between the Minimum Price ($82.73) and the Maximum Price ($91.43), the aggregate market value of BMS Common Stock to be received by holders of Axion Common Stock in the Merger will be $86 million, or approximately $8.63 per share of Axion Common Stock (based on the Diluted Share Assumption and assuming exercise of all Axion Options other than the Goldberg $10.00 Options). If the Average Value of BMS Common Stock at such time is less than the Minimum Price, the aggregate market value of BMS Common Stock to be received by holders of Axion Common Stock in the Merger will be less, and may be substantially less, than $86 million, or approximately $8.63 per share of Axion Common Stock (based on the Diluted Share Assumption and assuming exercise of all Axion Options other than the Goldberg $10.00 Options). The foregoing statements in this paragraph assume that the market value of BMS Common Stock on the Closing Date is equal to the Average Value of the BMS Common Stock used to calculate the Conversion Number. However, the actual market value of BMS Common Stock on the Closing Date may be substantially less than the Average Value of BMS Common Stock used to calculate the Conversion Number. The actual aggregate market value on the Closing Date of BMS Common Stock received by holders of Axion Common Stock in the Merger will be equal to the number of shares of BMS Common Stock issued in the Merger multiplied by the market value of the BMS Common Stock on the Closing Date.

     Under the terms of the Merger Agreement, Axion does not have the right to decline to consummate the Merger solely because either the Average Value of BMS Common Stock used to calculate the Conversion Number is less than the Minimum Price or because the actual market value of BMS Common Stock on the Closing Date is less than the Average Value of BMS Common Stock used to calculate the Conversion Number. Therefore, if the Merger Proposal is adopted and approved and all other conditions to the Merger are satisfied (or waived by the party for whose benefit any such condition exists) at or prior to the Effective Time, Axion stockholders will assume the risk of a decline in the market value of BMS Common Stock below the Minimum Price and the risk that the actual market value of BMS Common Stock on the Closing Date is less than the Average Value of BMS Common Stock used to calculate the Conversion Number and, accordingly, the risk that the aggregate market value of BMS Common Stock to be received by the holders of Axion Common Stock in the Merger will be substantially less than $86 million or approximately $8.63 per share

(based on the Diluted Share Assumption and assuming exercise of all Axion Options other than the Goldberg $10.00 Options).

     In addition, the number of assumed outstanding shares of Axion Common Stock for the purpose of calculating the Conversion Number is determined as of immediately prior to the Effective Time (which date may be after the date of the Special Meeting), at which time the actual number of outstanding shares of Axion Common Stock may be greater than the assumed 9,970,509 shares referred to above. Each share of Axion Common Stock will be converted in the Merger into the right to receive the Conversion Number of shares of BMS Common Stock. Any increase in the actual number of outstanding shares of Axion Common Stock as of immediately prior to the Effective Time would result in a corresponding decrease in the Conversion Number and, accordingly, in the number of shares of BMS Common Stock to be received in respect of each share of Axion Common Stock. The maximum number of shares of Axion Common Stock that may be outstanding as of immediately prior to the Effective Time is 10,070,509 shares.

     See "Risk Factors--Risk of Decline in Average Value of BMS Common Stock Prior to the Effective Time" and "The Merger--Terms of the Merger
Agreement--Conversion of Axion Common Stock in the Merger" and
"--Conditions--Conditions to Obligations of Axion".

     On the Closing Date, a portion of the BMS Common Stock to be received by the stockholders of Axion as of immediately preceding the Effective Time ("Former Axion Stockholders"), with a value of $5,000,000 (the "Escrowed Shares"), will be placed in escrow on behalf of such Former Axion Stockholders, and AHC will place $5,000,000 in cash (the "Escrowed Cash") in escrow, to secure certain obligations of the Former Axion Stockholders and AHC and certain of its subsidiaries to indemnify the BMS Indemnified Parties (as defined herein) under the Indemnification Agreement, the Tax Matters Agreement and the Escrow Agreement (each as defined herein). There can be no assurance as to whether all or any portion of such Escrowed Shares will eventually be released to such Former Axion Stockholders or as to whether all or any portion of such Escrowed Cash will eventually be released to AHC. See "Risk Factors--Indemnification Obligations of the Former Axion Stockholders, AHC and the 81% AHC Subsidiaries" and "Indemnification Arrangements--Terms of the Indemnification Agreement", "--Terms of the Tax Matters Agreement" and "--Terms of the Escrow Agreement".

     This Proxy Statement/Prospectus is first being mailed to Axion stockholders on or about September 19, 1996.


     This Proxy Statement/Prospectus also constitutes the Prospectus of BMS under the Securities Act of 1933 (the "Securities Act") for the public offering of up to 1,039,526 shares of BMS Common Stock to be received by Axion stockholders in the Merger. This Proxy Statement/Prospectus does not cover resales of such stock, and no person is authorized to use this Proxy Statement/Prospectus in connection with any such resale.

                               -------------------


SEE "RISK FACTORS" COMMENCING ON PAGE [31] OF THIS PROXY STATEMENT/PROSPECTUS FOR A DISCUSSION OF CERTAIN RISKS RELEVANT TO THE MERGER AND RELATED TRANSACTIONS WHICH SHOULD BE CONSIDERED CAREFULLY BY AXION STOCKHOLDERS IN EVALUATING THE MERGER PROPOSAL, THE PREFERRED STOCK PROPOSAL (IF APPLICABLE) AND THE ACQUISITION OF SECURITIES OFFERED HEREBY.


                               -------------------

THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                                -------------------


        The date of this Proxy Statement/Prospectus is September 19, 1996

                              AVAILABLE INFORMATION

     BMS is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by BMS with the Commission can be inspected and copied at the Commission's public reference room located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the public reference facilities in the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048, and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be obtained from the World Wide Web site maintained by the Commission (http://www.sec.gov). In addition, reports, proxy statements and other information concerning BMS may be inspected at the offices of the New York Stock Exchange, Inc., (the "NYSE") 20 Broad Street, New York, New York 10005 and The Pacific Stock Exchange, Incorporated (the "PSE"), 301 Pine Street, San Francisco, California 94104.

     BMS has filed a Registration Statement on Form S-4 (including exhibits and amendments thereto, the "BMS Registration Statement" or the "Form S-4") pursuant to the Securities Act covering shares of BMS Common Stock issuable in the Merger. This Proxy Statement/Prospectus constitutes both the Proxy Statement of Axion relating to the solicitation of proxies for use at the Special Meeting and the Prospectus of BMS filed as part of the BMS Registration Statement.

     This Proxy Statement/Prospectus does not contain all of the information set forth in the BMS Registration Statement covering the securities offered hereby, certain portions of which have been omitted pursuant to the rules and regulations of the Commission, and to which portions reference is hereby made for further information with respect to BMS and the securities offered hereby. Statements contained herein concerning any documents which are filed as exhibits to the BMS Registration Statement are not necessarily complete and, in each instance, reference is made to the copies of such documents filed as such exhibits. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


     This Proxy Statement/Prospectus incorporates by reference documents not presented herein or delivered herewith. Such documents, excluding exhibits unless specifically incorporated herein, are available without charge upon request to Bristol-Myers Squibb Company, 345 Park Avenue, New York, New York 10154-0037, Attention: Office of the Secretary. Telephone requests may be directed to the Office of the Secretary at (212) 546-4000. In order to ensure timely delivery of the documents, any request should be made no later than September 12, 1996.

     The following documents filed with the Commission by BMS (File No. 1-1136) are incorporated herein by reference: (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "BMS Form 10-K"), (b) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996 and June 30, 1996, (c) the information contained in BMS's Proxy Statement (the "BMS 1996 Proxy Statement") dated March 18, 1996 for its Annual Meeting of Shareholders held on May 7, 1996 that has been incorporated by reference in the BMS Form 10-K, (d) Registration Statement on Form S-8 dated April 26, 1996 and the Amendment thereto dated May 2, 1996, (e) the description of BMS Common Stock set forth in Registration Statements filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating any such description and
(f) the description of the BMS Rights contained in the Registration Statement on Form 8-A dated December 10, 1987 and the Form 8 dated July 27, 1989.



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     All documents filed by BMS pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the Special Meeting shall be deemed to be incorporated herein by reference and to be a part hereof from the date of such filing. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

     All information contained in this Proxy Statement/Prospectus relating to Axion, AHC, OTNC, OTN, OPUS, OPUS Sub, OnCare Inc. ("OnCare") and their respective affiliates (other than BMS) and subsidiaries has been supplied by Axion, and all information relating to BMS, BMS Sub and their respective affiliates and subsidiaries (other than OTN) has been supplied by BMS.


     Oncology Therapeutics Network(R), Axion(R) and the Axion logo are registered trademarks of Axion, and Axion HealthCare(TM), OnCare Practice Utilization System(TM), OPUS(TM) and OPUS Health Systems(TM) are trademarks of Axion. Further, the Axion HealthCare, OnCare Practice Utilization System and OPUS trademarks are pending applications at the United States Patent and Trademarks Office. All other trademarks or trade names referred to in this Proxy Statement/Prospectus are the property of their respective owners.







     No dealer, salesperson or other person is authorized to give any information or to make any representation on behalf of Axion or BMS concerning the matters being considered at the Special Meeting if not contained in or appended to this Proxy Statement/Prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Proxy Statement/Prospectus or the solicitation of a proxy, by any person in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation. Neither delivery of this Proxy Statement/Prospectus nor any distribution of the securities being offered pursuant to this Proxy Statement/Prospectus shall, under any circumstances, create an implication that there has been no change in the affairs of Axion or BMS since the date of this Proxy Statement/Prospectus.


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                                TABLE OF CONTENTS


AVAILABLE INFORMATION ....................................................     4
INCORPORATION OF CERTAIN INFORMATION
  BY REFERENCE ...........................................................     4
SUMMARY ..................................................................     7
The Companies ............................................................     7
The Transactions .........................................................     8
Recommendation of the Axion Board ........................................    18
The Special Meeting ......................................................    18
Stockholder Agreement ....................................................    19
Certain Federal Income Tax Consequences ..................................    19
Interests of Certain Persons in the Transactions .........................    20
Relationship with BMS ....................................................    21
Dissenters' Rights .......................................................    22
Certain Regulatory Approvals .............................................    22
Comparison of Certain Rights of Holders of BMS Common Stock,
  Axion Common Stock and Holders of Axion Preferred Stock ................    22
Risk Factors .............................................................    22
Market Price and Dividend Data ...........................................    23
Comparative Per Share Data ...............................................    24
Selected Financial Information ...........................................    26
RISK FACTORS .............................................................    31
THE SPECIAL MEETING ......................................................    39
General ..................................................................    39
Time, Place and Date .....................................................    39
Record Date ..............................................................    39
Vote Required ............................................................    40
Voting and Revocation of Proxies .........................................    41
Solicitation of Proxies ..................................................    41
Dissenters' Rights .......................................................    42
THE TRANSACTIONS .........................................................    42
THE COMPANIES ............................................................    46
Axion ....................................................................    46
BMS ......................................................................    53
MANAGEMENT'S DISCUSSION AND ANALYSIS
  OF FINANCIAL CONDITION AND RESULTS
  OF OPERATIONS OF AXION .................................................    54
THE MERGER ...............................................................    59
Background and Reasons for the Merger; Recommendation of
  the Axion Board ........................................................    59
BMS's Reasons for the Merger .............................................    62
Terms of the Merger Agreement ............................................    62
Effective Time; Closing ..................................................    64
Exchange of Certificates in the Merger ...................................    64
Indemnification Arrangements; Escrow; Appointment of
  AHC as Representative ..................................................    66
Representations and Warranties ...........................................    67
Covenants ................................................................    69
Certain Regulatory Approvals .............................................    74
Stock Exchange Listing ...................................................    74
Conditions ...............................................................    74
Termination, Amendment and Waiver ........................................    79
Expenses .................................................................    80
Accounting Treatment .....................................................    80
Interests of Certain Persons in the Transactions .........................    81
Resales of BMS Common Stock Issued in the Merger;
  Affiliates .............................................................    83
Dissenters' Rights .......................................................    83
THE DISTRIBUTION .........................................................    86
Reasons for the Distribution .............................................    86
Terms of the Distribution Agreement ......................................    86
INDEMNIFICATION ARRANGEMENTS .............................................    91
Terms of the Indemnification Agreement ...................................    91
Terms of the Tax Matters Agreement .......................................    96
Terms of the Escrow Agreement ............................................    98
EFFECT OF TRANSACTIONS ON AXION
  EMPLOYEES AND AXION BENEFIT PLANS ......................................   104
Transfer of Employment ...................................................   104
OTNC Employment Agreements ...............................................   105
Axion Indemnification Agreements .........................................   106
Transfer of Plans ........................................................   107
Retained Plans ...........................................................   108
Severance Arrangements ...................................................   108
RELATIONSHIP WITH BMS ....................................................   109
Indemnification Agreement; Escrow Agreement;
  Tax Matters Agreement ..................................................   109
Noncompetition Agreements ................................................   109
AHC Supply Agreement; OnCare Supply Agreement;
  AHC Medstation Agreement; OnCare Medstation
  Agreement ..............................................................   109
License Agreement ........................................................   110
Transitional Services Agreement ..........................................   110
CERTAIN FEDERAL INCOME TAX CONSEQUENCES ..................................   110
DESCRIPTION OF CAPITAL STOCK OF BMS ......................................   114
General ..................................................................   114
Common Stock .............................................................   115
BMS Convertible Preferred ................................................   115
BMS Rights ...............................................................   116
COMPARISON OF CERTAIN RIGHTS OF HOLDERS
  OF BMS COMMON STOCK, HOLDERS OF AXION
  COMMON STOCK HOLDERS OF AXION
  PREFERRED STOCK ........................................................   117
Voting ...................................................................   117
No Cumulative Voting .....................................................   118
Certain Business Combinations ............................................   118
Rights Plan ..............................................................   118
Liquidation Preference ...................................................   118
Dividends ................................................................   119
Conversion Rights ........................................................   120
Size and Classification of the Board of Directors ........................   120
Removal of Directors .....................................................   121
Vacancies on the Board of Directors ......................................   121
Amendments to the Certificate of Incorporation ...........................   121
Amendments to By-laws ....................................................   122
Special Meetings of Stockholders; Action by Written
  Consent ................................................................   122
Indemnification of Officers and Directors ................................   123
EXPERTS ..................................................................   123
VALIDITY OF BMS SHARES ...................................................   124
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
  OWNERS AND MANAGEMENT OF AXION .........................................   125
STOCKHOLDER PROPOSALS ....................................................   128
INDEX OF DEFINED TERMS ...................................................   129
INDEX TO FINANCIAL STATEMENTS OF
  AXION INC ..............................................................   F-1

Appendix A  Amended and Restated Agreement and Plan of Merger
Appendix B  Agreement and Plan of Reorganization and Distribution
Appendix C  Post-Closing Covenants and Indemnification Agreement
Appendix D  Tax Matters Agreement
Appendix E  Escrow Agreement
Appendix F  Section 262 of Delaware General Corporation Law
Appendix G  Information Statement Relating to Axion HealthCare Inc. and the
            Distribution



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                                     SUMMARY

     The following summary is not intended to be complete and is qualified in its entirety by the more detailed information included elsewhere in this Proxy Statement/Prospectus, the Appendices hereto and the documents incorporated herein by reference. Stockholders are urged to read carefully this Proxy Statement/Prospectus, the Appendices hereto and the documents incorporated herein by reference in their entirety.

     All information concerning Axion, AHC, OnCare, OTNC, OTN, OPUS, OPUS Sub and their respective affiliates and subsidiaries (other than BMS) included in this Proxy Statement/Prospectus and the Appendices hereto has been furnished by Axion, and all information concerning BMS, BMS Sub and their respective affiliates and subsidiaries (other than OTN) included in this Proxy Statement/Prospectus, the Appendices hereto and the documents incorporated herein by reference has been furnished by BMS.




     An Index of Defined Terms used herein is included at page [127] of this Proxy Statement/Prospectus.

The Companies

     Axion

     Axion was incorporated under the laws of the State of Delaware on July 30, 1987. Axion is a holding company with three direct wholly owned subsidiaries, OTNC, AHC and OPUS. OTNC is the general partner of the Partnership, which distributes oncology drugs and related supplies to office-based oncologists (the "OTN Business"). Bristol-Myers Oncology Therapeutic Network, Inc., a Delaware corporation and a wholly owned subsidiary of BMS ("BMOTN"), is the limited partner. Axion's investment in the Partnership constitutes Axion's principal business, representing 98.2% and 99.9%, respectively, of Axion's consolidated total revenues and all of Axion's consolidated income from operations during 1995 and for the six months ended June 30, 1996, and representing approximately 98.6% of Axion's consolidated total assets at June 30, 1996.

         AHC expects that its principal business will consist of providing cancer-specific managed care services to cancer care payers and providers (the "AHC Business"). The AHC Business has generated limited revenues and has incurred losses since AHC's formation in 1994. AHC was formed to carry on the clinical studies programs which Axion began in 1987 and to continue the development of oncology disease management programs arising from such clinical studies programs. OPUS consists of the OPUS Station Business (the "OPUS Station Business") and the OPUS Matrix Business (the "OPUS Matrix Business"). The OPUS Station Business furnishes automated drug dispensing and inventory tracking systems to office-based oncology practices. The OPUS Station Business has not generated significant revenues, and has operated at a loss since its inception in 1994. The OPUS Matrix Business consists of (i) computer software which provides office-based oncology practices with access to drug and treatment information and (ii) the management information systems currently used to support Axion's businesses. The OPUS Matrix Business has incurred losses since its inception in 1994.

     Axion is also the beneficial owner of 2,700,000 shares of Series A Redeemable Preferred Stock of OnCare (the "OnCare Preferred Stock"). OnCare is an oncology physician practice management company formed by Axion in June 1995. On December 31, 1995, Axion distributed to holders of Axion Common Stock, holders of Axion Options and holders of Axion Preferred Stock all Axion's holdings of shares of common stock of OnCare.

     As a result of the distribution of the Preference Amount (as defined herein), the Contributions (as defined herein) and the Distribution, OTNC, including its interest in the Partnership, and OPUS, which at the Effective Time will include only the OPUS Station Business, including in each case the assets and certain of the liabilities


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relating thereto (collectively, the "Retained Business"), will constitute all the businesses, assets and liabilities of Axion at the Effective Time. Immediately prior to the time at which the Distribution is effected (the "Time of Distribution"), all Axion's other businesses, assets and liabilities (collectively, the "Acquired Business"), which will include the AHC Business, the OPUS Matrix Business, the OnCare Preferred Stock, all cash and cash equivalents of Axion and its subsidiaries (other than Retained Cash (as defined herein)) and the Employee Loans (as defined herein) will be held by AHC.

     At June 30, 1996, Axion and its consolidated subsidiaries had total assets of approximately $159.1 million and stockholders' equity of approximately $27.6 million, and the Retained Business had total assets of approximately $156.9 million, or approximately 98.6% of Axion's consolidated total assets, and stockholders' equity of $26.9 million, or approximately 97.2% of Axion's consolidated stockholders' equity. For the six months ended June 30, 1996, and the year ended December 31, 1995, the Retained Business accounted for approximately $133.1 million, or approximately 99.9%, and $195.3 million, or approximately 98.2%, respectively, of Axion's consolidated net revenues. The Acquired Business has not, to date, realized significant revenues, and has operated and continues to operate at a loss, with funding provided by Axion.


     Axion's principal executive offices are located at 1111 Bayhill Drive, Suite 125, San Bruno, California 94066, and its telephone number at such offices is (415) 589-5900.

     BMS


     BMS was incorporated under the laws of the State of Delaware in August 1933 under the name Bristol-Myers Company as successor to a New York business started in 1887. In 1989, the Bristol-Myers Company changed its name to Bristol-Myers Squibb Company, as a result of a merger. BMS, through its divisions and subsidiaries, is a major producer and distributor of pharmaceutical products, medical devices, nonprescription health products, toiletries and beauty aids. At June 30, 1996, BMS had total assets of approximately $13,750 million and stockholders' equity of approximately $6,065 million.


     BMS's principal executive offices are located at 345 Park Avenue, New York, New York 10154-0037 and its telephone number at such offices is (212) 546-4000.

     Additional Information


     To obtain additional information regarding the businesses of BMS and the Retained Business, see "Available Information", "Incorporation of Certain Information by Reference" and "The Companies". For information regarding the businesses of AHC and the Acquired Business, see the Information Statement (the "Information Statement") attached as Appendix G hereto.


The Transactions


     Pursuant to the transactions described in this Proxy Statement/Prospectus, BMS will acquire the Retained Business, which consists of (i) OTNC, including its interest in the Partnership, and (ii) OPUS, which at the Effective Time will contain only the OPUS Station Business, including in each case the assets and certain of the liabilities relating thereto.

     The proposals to be submitted to Axion stockholders at the Special Meeting relate to the acquisition by BMS of the Retained Business. The acquisition of the Retained Business by BMS will be effected through a series of sequential transactions, including the Contributions, the Distribution and the Merger, all as set forth in the Merger


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Agreement and the Distribution Agreement. Prior to the Effective Time, the
Acquired Business will be transferred to AHC and its wholly-owned subsidiary, OPUS Sub, and the AHC Preferred Stock will be distributed to the stockholders of Axion in the Distribution. After the Distribution and at the Effective Time, Axion will hold the Retained Business, so that BMS will effectively acquire the Retained Business in the Merger. The purpose of this complex structure is to permit the disposition of the Retained Business in a transaction that should be tax free to Axion stockholders in which stockholders of Axion will receive BMS Common Stock and will also retain their proportionate equity interests in the Acquired Business in the form of AHC Preferred Stock to be received in the Distribution. See "Risk Factors--Certain Federal Income Tax Consequences" and "Certain Federal Income Tax Consequences". For information regarding the Acquired Business and the AHC Preferred Stock, see the Information Statement attached as Appendix G hereto.

     The significant sequential transactions that will be effected in order to accomplish the Distribution and the Merger, all of which will take place at or shortly before the Effective Time, are as follows: (i) pursuant to the Distribution Agreement, the Partnership will distribute to OTNC, and OTNC will distribute to Axion, an amount in cash equal to $13,615,147 (the "Preference Amount"); (ii) the Employee Loans will be made and all Axion Options will be exercised or canceled; (iii) pursuant to the Distribution Agreement, OPUS will contribute certain assets consisting primarily of assets related to the OPUS Matrix Business to OPUS Sub and OPUS Sub will assume certain liabilities consisting primarily of liabilities relating to the OPUS Matrix Business); (iv) pursuant to the Distribution Agreement, OPUS will distribute all of the stock of OPUS Sub to Axion; (v) pursuant to the Distribution Agreement, Axion will contribute the stock of OPUS Sub and certain other tangible and intangible assets of Axion and its subsidiaries, including the OnCare Preferred Stock, the Employee Loans and an amount in cash equal to the Preference Amount (net of Retained Cash), but excluding certain assets relating to the OTN Business and the OPUS Station Business, to AHC, and AHC will assume all the liabilities of Axion and its subsidiaries other than the liabilities assumed by OPUS Sub (which will remain liabilities of OPUS Sub) and certain liabilities relating to the OTN Business and the OPUS Station Business (the transactions in clauses (iii), (iv) and (v), collectively, the "Contributions"); (vi) pursuant to the Distribution Agreement, the issued and outstanding shares of common stock, par value $.0001 per share, of AHC ("AHC Common Stock"), all of which are held by Axion, will be converted into the requisite number of shares of AHC Preferred Stock to effect the Distribution; (vii) pursuant to the Distribution Agreement, in the Distribution Axion will distribute to each holder of Axion Common Stock one share of AHC Preferred Stock in respect of each share of Axion Common Stock held by such holder on the Distribution Record Date (as defined below) and to each holder of Axion Preferred Stock one share of AHC Preferred Stock in respect of each share of Axion Preferred Stock held by such holder on the Distribution Record Date; (viii) immediately after the Distribution and immediately prior to the Merger, each issued and outstanding share of Axion Preferred Stock will be converted into one fully paid and nonassessable share of Axion Common Stock; and
(ix) the Merger will be consummated pursuant to the Merger Agreement. See "The Transactions" and "The Distribution".

     The Merger Agreement

     General. If the Merger Agreement is approved and adopted by the Axion stockholders and the other conditions to the Merger are satisfied or waived, at the Effective Time BMS Sub will be merged with and into Axion (which will then hold only the Retained Business) with Axion as the Surviving Corporation, and the separate existence of BMS Sub will cease.


     Pursuant to the Merger Agreement, at the Effective Time each issued and outstanding share of Axion Common Stock (other than any shares of Axion Common Stock owned by Axion or any subsidiary of Axion or BMS or any wholly owned subsidiary of BMS and any Dissenting Shares) will be converted into the right to receive the Conversion Number of fully paid and nonassessable shares of BMS Common Stock (the "Merger Consideration").

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The "Conversion Number" will be equal to the quotient of (a)(i) $86,000,000 divided by (ii) the Average Value of BMS Common Stock divided by (b) the number of shares of Axion Common Stock outstanding immediately prior to the Effective Time (calculated on a fully diluted basis assuming that each share of Axion Preferred Stock outstanding immediately prior to the Effective Time has been converted in accordance with its terms into one share of Axion Common Stock and that all options, warrants or other rights to acquire Axion Common Stock ("Axion Options") outstanding immediately prior to the Effective Time have been exercised or canceled and that the related subject shares (other than any subject shares related to any portion of any Axion Option that shall have been canceled and not exercised) of Axion Common Stock are outstanding (collectively, the "Diluted Share Assumption")). The term "Average Value of BMS Common Stock" means an amount equal to the average of the per share closing prices of BMS Common Stock as reported on the New York Stock Exchange Composite Transaction Tape (the "NYSE Tape") for the 10 consecutive full NYSE trading days ending on the fifth full NYSE trading day immediately preceding the Effective Time; provided that (A) if the Board of Directors of BMS (the "BMS Board") declares a cash dividend on the outstanding shares of BMS Common Stock having a record date after the Effective Time but an ex-dividend date (based on "regular way" trading on the NYSE of shares of BMS Common Stock, the "Ex-Date") that occurs during the averaging period, then for purposes of computing the Average Value of BMS Common Stock, the closing price on the Ex-Date and any trading day in the averaging period after the Ex-Date will be adjusted by adding thereto the amount of such dividend and (B) if the BMS Board declares a cash dividend on the outstanding shares of BMS Common Stock having a record date before the Effective Time and an Ex-Date that occurs during the averaging period, then for purposes of computing the Average Value of BMS Common Stock, the closing price on any trading day before the Ex-Date will be adjusted by subtracting therefrom the amount of such dividend. Notwithstanding anything to the contrary contained in the Merger Agreement, in the event that as of the closing date of the Merger (the "Closing Date") the Average Value of BMS Common Stock is less than $82.73 (an amount equal to 95 percent of the daily average per share closing price of BMS Common Stock as reported on the NYSE Tape for the 10 full NYSE trading days immediately prior to the date of the Merger Agreement) (the "Minimum Price"), then for the purposes of calculating the Merger Consideration, the Average Value of BMS Common Stock will be deemed to be an amount equal to the Minimum Price, and in the event that as of the Closing Date the Average Value of BMS Common Stock is greater than $91.43 (an amount equal to 105 percent of the daily average per share closing price of BMS Common Stock as reported on the NYSE Tape for the 10 full NYSE trading days immediately prior to the date of the Merger Agreement) (the "Maximum Price"), then for the purposes of calculating the Merger Consideration, the Average Value of BMS Common Stock will be deemed to be the Maximum Price. If, prior to the Effective Time, the BMS Board declares a stock split, stock combination, stock dividend or other non-cash distribution on the outstanding shares of BMS Common Stock, then the Minimum Price and Maximum Price (and, if the Ex-Date for such event occurs during the averaging period, the Average Value of BMS Common Stock) will be appropriately adjusted to reflect such split, combination, dividend or other distribution.

     Based on the Diluted Share Assumption (and assuming exercise of all Axion Options other than the Goldberg $10.00 Options, resulting in an aggregate of 9,970,509 shares of Axion Common Stock outstanding), and assuming an Average Value of BMS Common Stock equal to $92.83 (the average per share closing price of BMS Common Stock for the 10 full NYSE trading days ending September 18, 1996, the most recent full NYSE trading day available prior to printing this Proxy Statement/Prospectus), in which event the Conversion Number would be calculated based on an Average Value of BMS Common Stock equal to the Maximum Price of $91.43, (a) the Conversion Number would be 0.094 and (b) assuming a market value of the BMS Common Stock on the date received by holders of Axion Common Stock in the Merger of $92.83, the aggregate market value of BMS Common Stock to be received by holders of Axion Common Stock in the Merger would be approximately $87 million, or approximately $8.73 per share of Axion Common Stock. There can be no assurance that these assumptions will be true as of the Effective Time.


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     The Average Value of BMS Common Stock is determined as of five full NYSE trading days immediately preceding the Effective Time (which date may be after the date of the Special Meeting), at which time the Average Value of BMS Common Stock may be less than the assumed $92.83 Average Value of BMS Common Stock referred to above and indeed may be less than the Minimum Price. If the Average Value of BMS Common Stock at such time is between the Minimum Price ($82.73) and the Maximum Price ($91.43), the aggregate market value of BMS Common Stock to be received by holders of Axion Common Stock in the Merger will be $86 million, or approximately $8.63 per share of Axion Common Stock (based on the Diluted Share Assumption and assuming exercise of all Axion Options other than the Goldberg $10.00 Options). If the Average Value of BMS Common Stock at such time is less than the Minimum Price, the aggregate market value of BMS Common Stock to be received by holders of Axion Common Stock in the Merger will be less, and may be substantially less, than $86 million, or approximately $8.63 per share of Axion Common Stock (based on the Diluted Share Assumption and assuming exercise of all Axion Options other than the Goldberg $10.00 Options). The foregoing statements in this paragraph assume that the market value of BMS Common Stock on the Closing Date is equal to the Average Value of the BMS Common Stock used to calculate the Conversion Number. However, the actual market value of BMS Common Stock on the Closing Date may be substantially less than the Average Value of BMS Common Stock used to calculate the Conversion Number. The actual aggregate market value on the Closing Date of BMS Common Stock received by holders of Axion Common Stock in the Merger will be equal to the number of shares of BMS Common Stock issued in the Merger multiplied by the market value of the BMS Common Stock on the Closing Date.

     Under the terms of the Merger Agreement, Axion does not have the right to decline to consummate the Merger solely because either the Average Value of BMS Common Stock used to calculate the Conversion Number is less than the Minimum Price or because the actual market value of BMS Common Stock on the Closing Date is less than the Average Value of BMS Common Stock used to calculate the Conversion Number. Therefore, if the Merger Proposal is adopted and approved and all other conditions to the Merger are satisfied (or waived by the party for whose benefit any such condition exists) at or prior to the Effective Time, Axion stockholders will assume the risk of a decline in the market value of BMS Common Stock below the Minimum Price and the risk that the actual market value of BMS Common Stock on the Closing Date is less than the Average Value of BMS Common Stock used to calculate the Conversion Number and, accordingly, the risk that the aggregate market value of BMS Common Stock to be received by the holders of Axion Common Stock in the Merger will be substantially less than $86 million or approximately $8.63 per share (based on the Diluted Share Assumption and assuming exercise of all Axion Options other than the Goldberg $10.00 Options).


     In addition, the number of assumed outstanding shares of Axion Common Stock for the purpose of calculating the Conversion Number is determined as of immediately prior to the Effective Time (which date may be after the date of the Special Meeting), at which time the actual number of outstanding shares of Axion Common Stock may be greater than the assumed 9,970,509 shares referred to above. Each share of Axion Common Stock will be converted in the Merger into the right to receive the Conversion Number of shares of BMS Common Stock. Any increase in the actual number of outstanding shares of Axion Common Stock as of immediately prior to the Effective Time would result in a corresponding decrease in the Conversion Number and, accordingly, in the number of shares of BMS Common Stock to be received in respect of each share of Axion Common Stock. The maximum number of shares of Axion Common Stock that may be outstanding as of immediately prior to the Effective Time is 10,070,509 shares.

     See "Risk Factors--Risk of Decline in Average Value of BMS Common Stock Prior to the Effective Time" and "The Merger--Terms of the Merger
Agreement-Conversion of Axion Common Stock in the Merger" and
"--Conditions--Conditions to Obligations of Axion".


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     As of the Record Date, 1,606,651 shares of Axion Common Stock were outstanding and 8,471,011 shares of Axion Common Stock were issuable upon conversion of the Axion Preferred Stock and the exercise of Axion Options. The approval of the Preferred Stock Proposal, the conversion of each issued and outstanding share of Axion Preferred Stock into one fully paid and nonassessable share of Axion Common Stock and the exercise or cancelation of all Axion Options, in each case prior to the Effective Time, are each conditions to the Merger. Michael D. Goldberg, the President and Chief Executive Officer of Axion, has advised Axion that he does not intend to exercise his Axion Options to purchase 100,000 shares of Axion Common Stock at a price of $10.00 per share (the "Goldberg $10.00 Options"). Accordingly, the Goldberg $10.00 Options will be canceled prior to the Effective Time, and assuming the conversion of each issued and outstanding share of Axion Preferred Stock and the exercise of all Axion Options other than the Goldberg $10.00 Options, it is anticipated that there will be approximately 9,970,509 shares of Axion Common Stock issued and outstanding on the Closing Date.

     On the Closing Date, a portion of the BMS Common Stock to be received by Former Axion Stockholders in the Merger, with a value of $5,000,000 (the "Escrowed Shares"), will be placed in escrow on behalf of such Former Axion Stockholders, and AHC will place $5,000,000 in cash (the "Escrowed Cash") in escrow to secure certain obligations of such Former Axion Stockholders and AHC and certain of its subsidiaries to indemnify the BMS Indemnified Parties (as defined herein) under the Indemnification Agreement, the Tax Matters Agreement and the Escrow Agreement (each as defined herein). The indemnification obligations of each of the Former Axion Stockholders under the Indemnification Agreement will be limited in amount to the Escrowed Shares, except in certain circumstances involving fraud, intentional misrepresentation or intentional breach of a covenant by any such Former Axion Stockholder. The indemnification obligations of AHC and the 81% AHC Subsidiaries will not be limited in amount to the Escrowed Cash. There can be no assurance as to whether all or any portion of such Escrowed Shares will eventually be released to such Stockholders or as to whether all or any portion of such Escrowed Cash will eventually be released to AHC or that the indemnification obligations of AHC and its subsidiaries will not exceed the Escrowed Cash. There can be no assurance that the failure to obtain the release of all or a portion of such Escrowed Cash or the incurrence of indemnification obligations in excess of the Escrowed Cash will not have a material adverse effect on AHC. See "Risk Factors--Indemnification Obligations of the Former Axion Stockholders, AHC and the 81% AHC Subsidiaries" and "Indemnification Arrangements--Terms of the Indemnification Agreement", "--Terms of the Tax Matters Agreement" and "--Terms of the Escrow Agreement".

     Fractional Shares. No fractional shares of BMS Common Stock will be issued in the Merger. The Merger Agreement provides that each Axion stockholder who otherwise would have been entitled to receive a fraction of a share of BMS Common Stock will receive, in lieu thereof, cash (without interest) in an amount, less the amount of any withholding taxes which may be required thereon, equal to such fractional part of a share of BMS Common Stock multiplied by the per share closing price of BMS Common Stock as reported on the NYSE Tape on the full NYSE trading day immediately preceding the Closing Date.

     Effective Time; Closing. The Merger will become effective and the Effective Time will occur immediately upon the filing of a certificate of merger (the "Certificate of Merger") with the Delaware Secretary of State or at such time thereafter as is provided in the Certificate of Merger. The Merger Agreement provides that the closing (the "Closing") of the Merger will take place on a date to be specified by the parties which date will be no later than the first business day after satisfaction (or waiver by the party for whose benefit any such condition exists) of the conditions to the Merger Agreement, unless another date is agreed to in writing by BMS, BMS Sub and Axion. See "The Merger--Effective Time; Closing".

     Distribution of Merger Consideration; Exchange of Share Certificates. At or immediately after the Closing Date, BMS will send each Former Axion Stockholder a letter (the "Letter of Transmittal") notifying such stockholder of the consummation of the Merger and setting forth instructions for the surrender of certificates (the "Certificates")


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that before the Effective Time represented Axion Common Stock. Promptly after receipt by BMS's exchange agent (the "Exchange Agent") of any Certificates surrendered in accordance with the instructions set forth in the Letter of Transmittal, the Exchange Agent will distribute to the Former Axion Stockholder entitled thereto the certificates representing whole shares of BMS Common Stock and a check in lieu of fractional shares of BMS Common Stock into which the shares of Axion Common Stock represented by the surrendered Certificates were converted in the Merger. The new certificates shall not include the number of Escrowed Shares deemed to have been placed in escrow by such Former Axion Stockholder. AXION STOCKHOLDERS ARE REQUESTED NOT TO SURRENDER THEIR CERTIFICATES REPRESENTING OUTSTANDING SHARES OF AXION COMMON STOCK FOR EXCHANGE UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL FROM BMS. See "The Merger--Exchange of Certificates in the Merger".

     Execution and delivery of the Letter of Transmittal by each Former Axion Stockholder will result in each such Former Axion Stockholder irrevocably appointing AHC as his/her or its agent and attorney-in-fact to execute and deliver on such Former Axion Stockholder's behalf, and thereby result in each such Former Axion Stockholder becoming a party to and bound by, the Indemnification Agreement, Tax Matters Agreement and Escrow Agreement. Such execution and delivery of the Letter of Transmittal will result in the irrevocable appointment of AHC as each such Former Axion Stockholder's agent and attorney-in-fact to take any and all actions on behalf of each such Former Axion Stockholder that may be necessary in connection with the transactions contemplated by such agreements, including to give and receive notices on each such Former Axion Stockholder's behalf and to represent each such Former Axion Stockholder with respect to any matter, suit, claim, action or proceeding arising with respect to any transaction contemplated by such agreements, including the defense, appeal or settlement of any claim, action or proceeding for which each such Former Axion Stockholder, may be obligated to indemnify any person pursuant to such agreements or may be entitled to indemnification pursuant to such agreements or which may be brought by BMS against each such Former Axion Stockholder to enforce such indemnity; and will result in each such Former Axion Stockholder ratifying and confirming any action taken by AHC in the exercise of the power of attorney granted thereby. See "The Merger--Exchange of Certificates in the Merger" and "--Indemnification Arrangements; Escrow; Appointment of AHC as Representative" and "Indemnification Arrangements--Terms of the Indemnification Agreement", "--Terms of the Tax Matters Agreement" and "--Terms of the Escrow Agreement". Such agreements will, among other things, subject each such Former Axion Stockholder as well as AHC and certain of its subsidiaries to certain indemnity obligations to BMS and certain of its subsidiaries and provide for the Escrowed Shares and the Escrowed Cash to be placed in escrow to secure these obligations. See "Risk Factors--Indemnification Obligations of the Former Axion Stockholders, AHC and the 81% AHC Subsidiaries".


     Stock Exchange Listing. BMS has agreed in the Merger Agreement to use its reasonable best efforts to cause the shares of BMS Common Stock issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date. Such approval for listing is a condition to the obligation of each of BMS, BMS Sub and Axion to consummate the Merger. See "The Merger--Stock Exchange Listing" and "--Conditions--Conditions to Each Party's Obligation to Effect the Merger".


     Conditions. The Merger Agreement provides that the respective obligation of each party to effect the Merger is subject to certain conditions, including the approval of the Merger Proposal by the stockholders of Axion, the approval of the Preferred Stock Proposal by holders of Axion Preferred Stock, the receipt and reaffirmation of opinions with respect to the tax consequences of the Merger and the Distribution, respectively, consummation of the Contributions and the Distribution, the absence of certain material adverse changes, the receipt of certain regulatory approvals and, in the case of BMS, the exercise or cancelation of all outstanding Axion Options, the conversion of all shares of Axion Preferred Stock into shares of Axion Common Stock, the absence of Axion indebtedness in excess of specified levels and the absence of Dissenting Shares. See "The Merger--Conditions".


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     Termination. The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of Axion: (a) by mutual written consent of BMS, BMS Sub and Axion; (b) by either BMS or Axion: (i) if, upon a vote at the Special Meeting or any adjournment thereof, any required approval of the stockholders of Axion shall not have been obtained; (ii) if the Merger shall not have been consummated on or before October 31, 1996, unless the failure to consummate the Merger is the result of a wilful and material breach of the Merger Agreement by the party seeking to terminate the Merger Agreement; provided, however, that the passage of such period will be tolled for any part thereof (but in no event beyond December 31, 1996) during which any party will be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger or the calling or holding of the Special Meeting; or (iii) if any governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action will have become final and nonappealable; (c) by Axion if BMS or BMS Sub shall have failed to comply in any material respect with any of the covenants or agreements contained in the Merger Agreement or any of the other Documents (as defined herein) to be performed by BMS or BMS Sub at or prior to the time of termination, which breach will not have been cured within 30 days following written notice of such breach; or (d) by BMS if Axion or any of its subsidiaries shall have failed to comply in any material respect with any of the covenants or agreements contained in the Merger Agreement or any Document to be performed by Axion or any of its subsidiaries at or prior to the time of termination, which breach shall not have been cured within 30 days following written notice of such breach.


     Expenses. The Merger Agreement provides that (except as provided below) whether or not the Merger is consummated, all out-of-pocket fees and expenses incurred in connection with the Merger, the Distribution or the consummation of any of the transactions contemplated by the Merger Agreement and the Documents and the negotiation, preparation, review and delivery of the agreements contemplated thereby, including all fees and expenses of accountants, legal counsel, investment bankers and other advisors will be paid by the party incurring such fees or expenses, except that expenses incurred in connection with printing and mailing this Proxy Statement/Prospectus and the Form S-4 will be shared equally by BMS and Axion. Expenses incurred in connection with the Required AHC Documents (as defined herein) will be paid by Axion. At the Closing, BMS will provide, or cause to be provided, to Axion funds in an amount equal to the lesser of $2,000,000 and the aggregate amount of Axion Expenses (as defined herein) set forth in a true and complete schedule to be submitted by Axion to BMS not later than five business days prior to Closing, and Axion will pay the Axion Expenses listed in such schedule.


     Accounting Treatment. The Merger will be accounted for by BMS as a "purchase" for financial accounting purposes in accordance with generally accepted accounting principles ("GAAP"), whereby the purchase price will be allocated based on the fair values of assets acquired and liabilities assumed. See "The Merger--Accounting Treatment".


     The Distribution Agreement

     The Distribution Agreement provides for a series of asset and stock transfers and liability assumptions, including the Contributions, between and among Axion, AHC and certain of Axion's subsidiaries prior to the Distribution. Such asset and stock transfers and liability assumptions, including the Contributions, are designed to separate the Acquired Business, which is not being acquired by BMS in the Merger, from the Retained Business prior to the Time of Distribution. Accordingly, the Retained Business will constitute all the business, assets and liabilities of Axion at the Effective Time. The purpose of this complex structure is to permit the disposition of the Retained Business in a transaction that should be tax free to Axion stockholders in which Axion stockholders will receive BMS Common Stock and will also retain their proportionate equity interests in the Acquired Business in the form of AHC Preferred Stock to be received in the Distribution. In the event Axion stockholders do not approve the


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Merger, or if the Merger Agreement is otherwise terminated, Axion nonetheless intends to consummate the Contributions. See "Risk Factors--Certain Federal Income Tax Consequences" and "Certain Federal Income Tax Consequences" and "The Distribution".

     The Distribution will be effected by the distribution to each holder of record of Axion Common Stock, as of the close of the stock transfer books on the record date for the Distribution (the "Distribution Record Date"), of certificates representing one share of AHC Preferred Stock for each share of outstanding Axion Common Stock held of record by such holder and by the distribution to each holder of Axion Preferred Stock, as of the Distribution Record Date, of certificates representing one share of AHC Preferred Stock for each share of Axion Preferred Stock held of record by such holder. See "The Distribution--Terms of the Distribution Agreement".

     Although the Distribution will not be effected unless the Merger is approved and about to occur, the Distribution is separate from the Merger, and the AHC Preferred Stock to be received by holders of Axion Common Stock and holders of Axion Preferred Stock in the Distribution does not constitute a part of the consideration to be received by Axion stockholders in the Merger. Axion stockholders are not being asked to approve the Distribution, which is not subject to stockholder approval. Axion stockholders should review the Information Statement attached as Appendix G hereto for additional information with respect to the Distribution, the Acquired Business and the AHC Preferred Stock. Consummation of the Distribution is a condition to the Merger.

     BMS, Axion, BMS Sub, AHC and certain other parties will enter into certain agreements, as applicable, designed to effectuate the separation of the Acquired Business from the Retained Business and to facilitate the operation of AHC as a separate entity. Each of the Former Axion Stockholders will also become a party to certain of those agreements. See "The Distribution".

     The Indemnification Agreement

     AHC, the 81% AHC Subsidiaries (as defined herein) (including OPUS Sub), the Former Axion Stockholders, BMS, the Surviving Corporation, OPUS, OTNC and the Partnership will enter into a Post-Closing Covenants and Indemnification Agreement, the form of which is attached as Appendix C to this Proxy Statement/Prospectus and is incorporated herein by reference (as it may be amended, supplemented or otherwise modified from time to time, the "Indemnification Agreement"), pursuant to which AHC, the 81% AHC Subsidiaries (including OPUS Sub) and each Former Axion Stockholder (collectively, the "AHC Indemnifying Parties") will indemnify BMS, the Surviving Corporation, OTNC, OPUS, the Partnership and their respective subsidiaries and affiliates against certain Indemnifiable Losses (as defined herein) relating to or arising from any breach of any representation, warranty or covenant of Axion or any of its subsidiaries in any Document; any material misstatements or omissions contained in this Proxy Statement/Prospectus, the Information Statement or any Required AHC Document (as defined herein) with respect to information related to Axion and its subsidiaries (including OTN); the Acquired Assets, the Assumed Liabilities and the Acquired Business and the business of AHC and OPUS Sub (other than Retained Liabilities); the business of Axion and its subsidiaries (including OTN) prior to the Merger (other than Retained Liabilities); claims of stockholders and certain other persons to the extent relating to or arising from the execution by Axion or any of its subsidiaries (including OTN) of any of the Documents or the consummation of the transactions contemplated thereby (including claims for indemnification by any officer or director of Axion or any of its subsidiaries (including OTN)); Excess Axion Expenses (as defined herein); any breach of terms, covenants or conditions, gross negligence or wilful misconduct and certain liabilities related to the existing contractual arrangements between BMS, on the one hand, and OTNC and the Partnership, on the other hand; but excluding Indemnifiable Losses relating to tax liabilities, which are the subject of the Tax Matters Agreement (as defined below). The indemnification obligations of the Former Axion Stockholders will be secured by the Escrowed Shares, and the indemnification obligations of AHC and its subsidiaries will be secured by the Escrowed Cash, on the terms and conditions set forth in the Escrow


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Agreement described below. The indemnification obligations of each of the Former
Axion Stockholders under the Indemnification Agreement will be limited in amount to the Escrowed Shares, except in certain circumstances involving fraud, intentional misrepresentation or intentional breach of a covenant by any such Former Axion Stockholder. The indemnification obligations of AHC and the 81% AHC Subsidiaries will not be limited in amount to the Escrowed Cash. In addition, AHC and each of the 81% AHC Subsidiaries has agreed for a period of six years following the Closing Date (subject to extension in certain circumstances) to certain restrictive covenants, including prohibitions on liquidation, payment of dividends or other distributions (including by redemption or repurchase) with respect to any of its capital stock and transactions with affiliates (including OnCare) on a non-arms' length basis and restrictions related to mergers or sales of all or substantially all their assets. These prohibitions and restrictions are intended to prevent AHC and the 81% AHC Subsidiaries from engaging in transactions that might have the effect of limiting the availability of assets of AHC and the 81% AHC Subsidiaries to satisfy their indemnification obligations under the Indemnification Agreement and the Tax Matters Agreement to the BMS Indemnified Parties. BMS and its subsidiaries will also indemnify AHC and its subsidiaries with respect to certain matters.

     Indemnification liabilities for losses arising from or related to any breach of any representation, warranty or covenant by Axion or any of its subsidiaries (including OTN) in any Document or any losses directly related to OTN or the OPUS Station Business are subject to a $500,000 threshold and a $12,000,000 cap. Indemnification liabilities for losses relating to or arising out of breaches of any representation, warranty or covenant that is directly related to OTN are limited to 50% of the amount of such losses. All other indemnification obligations are not subject to a threshold and are unlimited in amount. Indemnification obligations for losses related to or arising from any breach of representation or warranty of Axion or any of its subsidiaries (including OTN) in any of the Documents terminate on March 31, 1998 (or in certain limited circumstances, on the third anniversary of the Closing Date). All other indemnification obligations survive in perpetuity. None of the foregoing limitations will apply in certain circumstances involving fraud or any misrepresentation or breach of which Axion, AHC or any 81% AHC Subsidiary or their respective officers or directors had knowledge or any intentional breach of any covenant by any such person.

     See "Risk Factors--Indemnification Obligations of the Former Axion Stockholders, AHC and the 81% AHC Subsidiaries" and "Indemnification Arrangements--Terms of the Indemnification Agreement", "--Terms of the Tax Matters Agreement" and "--Terms of the Escrow Agreement", "Relationship with BMS--Indemnification Agreement; Escrow Agreement; Tax Matters Agreement".

     The Tax Matters Agreement

     BMS, the Surviving Corporation, the 81% AHC Subsidiaries (including OPUS
Sub) and AHC, on its own behalf and as representative of the 81% AHC Subsidiaries and each of the Former Axion Stockholders, will enter into a Tax Matters Agreement, the form of which is attached as Appendix D to this Proxy Statement/Prospectus and is incorporated herein by reference (as it may be amended, supplemented or otherwise modified from time to time, the "Tax Matters Agreement") which sets forth each party's rights and obligations with respect to certain tax payments, tax refunds and control of contests relating to tax matters and also provides for (i) AHC, the 81% AHC Subsidiaries and each of the Former Axion Stockholders to indemnify BMS, the Surviving Corporation, OTNC, OPUS, the Partnership and their respective subsidiaries and affiliates from certain tax liabilities (including certain tax liabilities that will arise from the Distribution and other tax liabilities that will arise if and to the extent that the Contributions, the Distribution and related transactions generate additional taxable income) and (ii) BMS, the Surviving Corporation, OPUS, OTNC, and the Partnership to indemnify AHC, OPUS Sub and each of their respective subsidiaries and affiliates from certain other tax liabilities. The indemnification obligations of the Former



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Axion Stockholders will be secured by the Escrowed Shares, and the indemnification obligations of AHC and its subsidiaries will be secured by the Escrowed Cash, on the terms and conditions set forth in the Escrow Agreement described below. The indemnification obligations of each of the Former Axion Stockholders will be limited to the Escrowed Shares, except in certain circumstances involving fraud, intentional misrepresentation or intentional breach of a covenant by any such Former Axion Stockholder. The indemnification obligations of AHC and the 81% AHC Subsidiaries will not be limited in amount to the Escrowed Cash. In addition, AHC and each of the 81% AHC Subsidiaries has agreed for a period of six years following the Closing Date (subject to extension in certain circumstances) to certain restrictive covenants, including prohibitions on liquidation, payment of dividends or other distributions (including by redemption or repurchase) with respect to any of its capital stock and transactions with affiliates (including OnCare) on a non-arms' length basis and restrictions related to mergers or sales of all or substantially all their assets. These prohibitions and restrictions are intended to prevent AHC and the 81% AHC Subsidiaries from engaging in transactions that might have the effect of limiting the availability of assets of AHC and the 81% AHC Subsidiaries to satisfy their indemnification obligations under the Indemnification Agreement and the Tax Matters Agreement to the BMS Indemnified Parties. See "Risk Factors--Indemnification Obligations of the Former Axion Stockholders, AHC and the 81% AHC Subsidiaries" and "--Certain Federal Income Tax Consequences", "Indemnification Arrangements--Terms of the Tax Matters Agreement", "Relationship with BMS--Indemnification Agreement; Escrow Agreement; Tax Matters Agreement" and "Certain Federal Income Tax Consequences".

     The Escrow Agreement

     BMS, AHC, the 81% AHC Subsidiaries and the Former Axion Stockholders and an escrow agent to be selected by BMS and Axion (the "Escrow Agent") will enter into an Escrow Agreement, the form of which is attached hereto as Appendix E to this Proxy Statement/Prospectus and is incorporated herein by reference (as it may be amended, supplemented or otherwise modified from time to time, the "Escrow Agreement") pursuant to which at the Closing the Former Axion Stockholders will deposit the Escrowed Shares and AHC will deposit the Escrowed Cash into escrow to secure the indemnity obligations of AHC, the 81% AHC Subsidiaries and the Former Axion Stockholders under the Indemnification Agreement and the Tax Matters Agreement. There can be no assurance as to whether all or any portion of the Escrowed Shares will eventually be released to the Former Axion Stockholders. The indemnification obligations of each of the Former Axion Stockholders will be limited to the Escrowed Shares, except in certain circumstances involving fraud, intentional misrepresentation or intentional breach of a covenant by any such Former Axion Stockholder, and will terminate one year after the Closing Date, subject to a holdback of Escrowed Shares for any then Pending Claims (as defined herein). To the extent not previously paid to BMS in respect of an indemnification loss, up to $4,000,000 of the Escrowed Cash may be released to AHC on the second anniversary of the Closing Date and the balance of such Escrowed Cash may be released to AHC on the sixth anniversary of the Closing Date, in each case subject to a holdback for any then Pending Claims. AHC and the 81% AHC Subsidiaries' indemnification obligations are not limited to the Escrowed Cash. There can be no assurance as to whether all or any portion of such Escrowed Cash will eventually be released to AHC or that the indemnification obligations of AHC and the 81% AHC Subsidiaries will not exceed the amount of the Escrowed Cash. Failure to obtain the release of such Escrowed Cash or the incurrence of indemnification obligations in excess of the Escrowed Cash (which AHC and the 81% AHC Subsidiaries may not have the resources to pay) could have a material adverse effect on AHC's business, financial condition or results of operations and, accordingly, the value of the AHC Preferred Stock. There also can be no assurance that AHC and the 81% AHC Subsidiaries will have sufficient resources or liquidity to meet their indemnification obligations and, accordingly, there can be no assurance that the value of the AHC Preferred Stock will not be materially adversely affected. See "Risk Factors--Indemnification Obligations of the Former Axion Stockholders, AHC and the 81% AHC Subsidiaries", "--Business of AHC after the Closing" and "--Certain Federal Income Tax Consequences", "Indemnification Arrangements--Terms of the Escrow Agreement", "--Terms of the


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Indemnification Agreement" and "--Terms of the Tax Matters Agreement",
"Relationship with BMS--Indemnification Agreement; Escrow Agreement; Tax Matters Agreement" and "Certain Federal Income Tax Consequences".


Recommendation of the Axion Board


     The Axion Board believes that the terms of the Merger are fair to, and in the best interests of, Axion and the Axion stockholders. Accordingly, the Axion Board has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and unanimously recommends that the stockholders of Axion vote FOR the adoption and approval of the Merger Proposal and that the holders of Axion Preferred Stock vote FOR approval of the Preferred Stock Proposal. See "The Merger--Background and Reasons for the Merger; Recommendation of the Axion Board".


The Special Meeting

     Time, Place and Date


     The Special Meeting will be held on October 18, 1996, at 8:00 a.m., local time, at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, legal counsel to Axion, located at 600 Hansen Way, Second Floor, Palo Alto, California 94304.


     Purpose of Special Meeting; Stockholders Entitled to Vote; Vote Required


     At the Special Meeting, (i) stockholders of Axion of record as of the Record Date will be asked to consider and vote upon the Merger Proposal and (ii) holders of Axion Preferred Stock of record as of the Record Date will be asked to consider and vote upon the Preferred Stock Proposal. Approval of the Merger Proposal requires the affirmative vote of (i) at least a majority of the total number of votes entitled to be cast by holders of Axion Common Stock and holders of Axion Preferred Stock, voting together as a single class (with each share of Axion Preferred Stock having voting power equivalent to one share of Axion Common Stock) and (ii) at least a majority of the total number of votes entitled to be cast by holders of Axion Preferred Stock, voting together as a single class. Approval of the Preferred Stock Proposal requires the affirmative vote of at least 66-2/3% of the total number of votes entitled to be cast by holders of Axion Preferred Stock, voting together as a single class. It is a condition to the respective obligations of each party to the Merger Agreement that the Preferred Stock Proposal be approved. If the Merger is not consummated, the Preferred Stock Conversion will not be implemented.

     As of the Record Date, the total number of votes entitled to be cast by holders of Axion Common Stock was 1,606,651, the total number of votes entitled to be cast by holders of Axion Common Stock and Axion Preferred Stock, voting as a single class (with each share of Axion Preferred Stock having voting power equivalent to that of one share of Axion Common Stock) was 8,347,541 and the total number of votes entitled to be cast by holders of Axion Preferred Stock, voting as a single class, was 6,740,890. As of the Record Date, directors and executive officers of Axion and their affiliates beneficially owned an aggregate of 1,154,000 shares of Axion Common Stock, or approximately 71.8% of the shares of Axion Common Stock outstanding on such date. As of the Record Date, directors and executive officers of Axion and their affiliates beneficially owned an aggregate of 4,682,322 shares of Axion Preferred Stock, or approximately 69.4% of the shares of Axion Preferred Stock outstanding on such date. As of the Record Date, directors and executive officers of Axion and their affiliates beneficially owned shares of Axion Common Stock or Axion Preferred Stock representing an aggregate of 69.9% of the total number of votes entitled to be cast by all stockholders of Axion, voting as a single class. See "The Special Meeting--Vote Required".


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Stockholder Agreement


     Certain stockholders of Axion which were the beneficial owners, as of the Record Date, of 1,154,000 shares of Axion Common Stock and 5,741,839 shares of Axion Preferred Stock have entered into the Stockholder Agreement dated as of August 2, 1996 (as it may be amended, supplemented or otherwise modified from time to time, the "Stockholder Agreement") with BMS and BMS Sub. Pursuant to the Stockholder Agreement, each such stockholder agreed to vote all shares of Axion Common Stock and/or Axion Preferred Stock beneficially owned or subsequently acquired by such stockholder in favor of the Merger Proposal and the Preferred Stock Proposal, and granted BMS an irrevocable proxy to so vote such shares. Such shares represent 82.6% of the total number of votes entitled to be cast by holders of Axion Common Stock and Axion Preferred Stock, voting together as a single class, and 85.2% of the total number of votes entitled to be cast by holders of Axion Preferred Stock, voting together as a single class. Accordingly, the Merger Proposal and the Preferred Stock Proposal can be approved by the affirmative vote of such shares even if all other stockholders of Axion vote against the Merger Proposal and the Preferred Stock Proposal. See "The Special Meeting--Vote Required". The Stockholder Agreement also prohibits such stockholders from transferring their shares of Axion Common Stock or Axion Preferred Stock until the Merger is consummated or the Merger Agreement is terminated.


Certain Federal Income Tax Consequences

     The Distribution


     Ernst & Young LLP ("Ernst & Young"), certified public accountants to Axion, have rendered an opinion to the effect that, based upon certain representations of BMS, BMS Sub, Axion, AHC and certain of the Former Axion Stockholders, among other things, the Distribution should qualify as a tax-free spinoff pursuant to
Section 355 of the Internal Revenue Code of 1986, as amended (the "Code"), and, as a result, holders of Axion Common Stock should recognize no gain or loss upon the receipt of AHC Preferred Stock pursuant to the Distribution. Consummation of the Distribution and the Merger is conditioned on a reaffirmation of that opinion at the Time of Distribution by Ernst & Young. Such opinion is based on Ernst & Young's interpretation as to how various requirements of Section 355 of the Code should apply to the particular facts presented by the Distribution. With respect to some of these interpretations, no direct legal precedents exist. Accordingly, there can be no assurance that the IRS will agree with the conclusions set forth in the Ernst & Young opinion. No rulings relating to the Distribution have been sought or will be received from the Internal Revenue Service (the "IRS"), and the Ernst & Young opinion is not binding on the IRS. Moreover, no published rulings or cases squarely address the qualification under
Section 355 of the Code of a transaction identical to the Distribution. If the IRS were to assert successfully that the Distribution did not qualify as a tax-free spinoff under Section 355 of the Code, the Distribution would be a taxable transaction to Axion and the Former Axion Stockholders for federal income tax purposes. Stockholders are urged to consult their own tax advisors regarding such tax consequences. Even if the Distribution does qualify as a tax-free spinoff under Section 355 of the Code, the distribution of the AHC Preferred Stock by Axion to Non-United States Holders (as defined herein) will constitute a taxable transaction to Axion. See "Certain Federal Income Tax Consequences".

     To the extent of the tax liabilities to Axion that will arise from the distribution of AHC Preferred Stock to Non-United States Holders, BMS will seek indemnification from AHC, the 81% AHC Subsidiaries and the Former Axion Stockholders pursuant to the Tax Matters Agreement and the Escrow Agreement. In addition, if, notwithstanding receipt of such opinion and reaffirmation from Ernst & Young, it is determined that the Distribution does not qualify as a tax-free spinoff under Section 355 of the Code, then BMS may seek indemnification from AHC, the 81% AHC Subsidiaries and the Former Axion Stockholders pursuant to the terms of the Tax Matters Agreement and the Escrow Agreement. Such events could result in failure by the Former Axion Stockholders to


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obtain the release of any of the Escrowed Shares, could result in AHC's failure to obtain the release of any of the Escrowed Cash and could require AHC to provide additional funds to indemnify BMS. Failure by AHC to obtain the release of the Escrowed Cash, or the requirement of additional payments by AHC, could have a material adverse effect on AHC or the value of the AHC Preferred Stock. See "Indemnification Arrangements--Terms of the Tax Matters Agreement" and "--Terms of the Escrow Agreement". See also "Risk Factors--Indemnification Obligations of the Former Axion Stockholders, AHC and the 81% AHC Subsidiaries", "--Business of AHC after the Closing" and "--Certain Federal Income Tax Consequences".


     The Merger


     Axion has received an opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel for Axion, to the effect that, based upon certain representations of BMS, BMS Sub, Axion and certain of the Former Axion Stockholders, among other things, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. Provided the Merger does so qualify, holders of Axion Common Stock will recognize no gain or loss upon the conversion of shares of Axion Common Stock into shares of BMS Common Stock, except for gain or loss recognized on receipt of cash in lieu of any fractional share interest in BMS Common Stock. No rulings relating to the Merger have been sought or will be received from the IRS, and such opinion is not binding on the IRS. If the IRS were to assert successfully that the Merger did not qualify for tax-free treatment, the receipt of BMS Common Stock in the Merger would be a taxable transaction for federal income tax purposes and the Distribution would not qualify as a tax-free spinoff. Stockholders are urged to consult their own tax advisors regarding such tax consequences. See "Certain Federal Income Tax Consequences".


Interests of Certain Persons in the Transactions


     In considering the recommendation of the Axion Board, Axion stockholders should be aware that certain members of Axion's management and the Axion Board have certain interests in the Merger and the Distribution that are in addition to the interests of Axion stockholders generally. These interests include the following consequences under the Axion 1989 Plan (as defined herein) and the Axion 1995 Plan (as defined herein) and pursuant to the Merger Agreement with respect to Axion Options: (i) all Axion Options that had not previously become exercisable and vested will become fully exercisable and vested in connection with the Merger; (ii) Axion will extend Employee Loans (as defined below) to each executive officer, in addition to each current employee or consultant, to enable such individual to exercise in full his or her Axion Options; and (iii) each officer, employee or consultant who exercises his or her Axion Options will receive in the Merger shares of BMS Common Stock, which stock will be freely tradable immediately following the consummation of the Merger, subject to contractual restrictions on the officer's ability to resell the BMS Common Stock and the limitations set forth under Rule 145 under the Securities Act. As of the Record Date, options to purchase a total of 1,697,968 shares of Axion Common Stock, at exercise prices ranging from $0.075 to $10.00 per share, were held by 91 Axion employees and consultants. It is anticipated that Axion will make loans totaling approximately $6,500,000 (the "Employee Loans") to such holders of Axion Options, who will use such proceeds to exercise Axion Options immediately prior to the Time of Contribution. Michael D. Goldberg, the President and Chief Executive Officer and a director of Axion, has advised Axion that he does not intend to exercise the Goldberg $10.00 Options.

     In addition, OTNC has entered into an employment agreement with David Levison dated as of August 2, 1996, which agreement becomes effective on the Closing Date and continues for a period of two years. Pursuant to this agreement, David Levison will serve as President of OTNC. OTNC has entered into employment agreements substantially similar to David Levison's (other than compensation amounts) with Warren Dodge, Bret Brodowy, Michael Cunningham, Lynn Hammerschmidt and James Adams.


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     Axion has entered into separate indemnification agreements with its directors and officers. These agreements require Axion, among other things, to indemnify its directors and officers against certain liabilities that arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be in the best interests of Axion) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. See "The Merger--Interests of Certain Persons in the Transactions" and "Effect of Transactions on Axion Employees and Axion Benefit Plans". The Axion Certificate of Incorporation also provides for exculpation of directors under certain circumstances. See "Comparison of Certain Rights of Holders of BMS Common Stock, Holders of Axion Common Stock--Indemnification of Officers and Directors and Holders of Axion Preferred Stock". In addition, it is anticipated that AHC will enter into similar indemnification agreements with its directors and officers, and that the AHC certificate of incorporation and by-laws will provide, as applicable, for the indemnification of directors and officers and the exculpation under certain circumstances of directors. See "Executive Compensation Plans in Effect After the Distribution--AHC Indemnification Agreements" in the Information Statement attached as Appendix G hereto.


Relationship with BMS

     Following the Merger, AHC and its subsidiaries will continue to have certain relationships with BMS.


     AHC, the 81% AHC Subsidiaries (including OPUS Sub), the Former Axion Stockholders, BMS, the Surviving Corporation, OPUS, OTNC and the Partnership will be parties to the Indemnification Agreement, the Tax Matters Agreement and the Escrow Agreement. See "Indemnification Arrangements--Terms of the Indemnification Agreement"; "--Terms of the Tax Matters Agreement"; and "--Terms of the Escrow Agreement".

     BMS has entered into separate Noncompetition Agreements with AHC and OnCare and each of Michael D. Goldberg, the President and Chief Executive Officer and a director of Axion, OnCare and AHC, and Garrett J. Roper, the Senior Vice President and Chief Financial Officer of Axion, OnCare and AHC and the Secretary and a director of AHC (the "Noncompetition Agreements") which will become effective at Closing and will, for two years following the Closing Date, prohibit such entities or persons and their affiliates, as the case may be, from, as applicable, ownership, management, operation or control of, employment by, holding certain equity interests in or serving as a director, advisor or consultant to, or having certain other relationships with, any entity that engages in the distribution of oncology drugs, supplies or biologics to certain customers of OTN or the automated drug dispensing and inventory tracking systems business in the United States. See "Relationship with BMS--Noncompetition Agreements".

     AHC has entered into the AHC Supply Agreement (the "AHC Supply Agreement") with OTN and OnCare has entered into the OnCare Supply Agreement (the "OnCare Supply Agreement") with OTN which will become effective at the Closing and which provide that AHC and OnCare will use OTN as their exclusive provider of oncology pharmaceutical products and supplies and that OTN will provide such products and supplies at the lowest price it offers to a specified category of purchaser (subject to certain conditions), provided that in the event AHC or OnCare, as the case may be, receives an offer pricing products or supplies at a price of at least 10% less than the lowest price offered by OTN and OTN chooses not to match such lower offer, AHC or OnCare, as the case may be, may purchase such products or supplies pursuant to such lower offer for a term to end upon the later of 30 days after the receipt of such lower offer and the term of such lower offer. OTN's existing supply agreement with OnCare will be terminated on the Closing Date. AHC has entered into the AHC Medstation Agreement (the "AHC Medstation Agreement") and OnCare has entered into the OnCare Medstation Agreement (the "OnCare Medstation Agreement") which will become effective at the Closing and which provide that AHC and OnCare will use OPUS as their exclusive provider of oncology drug dispensing machines and that OPUS will provide such


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machines at the lowest price it offers to a specified category of purchaser
(subject to certain conditions). See "Relationship with BMS--AHC Supply Agreement; OnCare Supply Agreement; AHC Medstation Agreement; OnCare Medstation Agreement".

     AHC and the Surviving Corporation will enter into a Trademark License Agreement (the "License Agreement") pursuant to which AHC will grant an exclusive, royalty-free license to the Surviving Corporation to use the "OPUS" name in connection with the OPUS Station Business in the U.S. for a period of one year. AHC and the Surviving Corporation will also enter into a Transitional Services Agreement (the "Transitional Services Agreement") pursuant to which AHC and the Surviving Corporation will provide certain services to each other following the Merger. See "Relationship with BMS--License Agreement" and "--Transitional Services Agreement".


Dissenters' Rights


     Each holder of Axion Common Stock who (i) delivers to Axion a written demand for appraisal to receive payment of the "fair value" of his or her shares prior to the Special Meeting and (ii) votes against approval of the Merger Agreement or who abstains from such vote is entitled to the rights and remedies of dissenting stockholders upon complying with the procedures set forth in
Section 262 ("Section 262") of the Delaware General Corporate Law (the "DGCL"), a copy of which is attached as Appendix F hereto. A vote against approval of the Merger Agreement or abstention from such vote, by itself, will not constitute a demand for appraisal within the meaning of Section 262. It is a condition to the obligations of BMS to effect the Merger that no Dissenting Shares be outstanding at the Effective Time. See "Risk Factors--Vote Required; Stockholder Agreement" and "The Merger--Dissenters' Rights".


Certain Regulatory Approvals


     The consummation of the Merger is subject to, among other approvals, the expiration or termination of the relevant waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Axion and BMS each filed notification and report forms under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Justice Department (the "Antitrust Division") on July 10, 1996. The waiting period expired on August 9, 1996, without further action by the FTC or the Antitrust Division.
See "The Merger--Certain Regulatory Approvals".

Comparison of Certain Rights of Holders of BMS Common Stock, Holders of Axion Common Stock and Holders of Axion Preferred Stock

     See "Comparison of Certain Rights of Holders of BMS Common Stock, Holders of Axion Common Stock and Holders of Axion Preferred Stock" for a summary of certain significant differences among the rights of holders of BMS Common Stock, the rights of holders of Axion Common Stock and the rights of holders of Axion Preferred Stock. See "Comparison of Certain Rights of Holders of Common Stock" in the Information Statement attached as Appendix G hereto for a summary of certain significant differences among the rights of holders of AHC Preferred Stock, the rights of holders of Axion Common Stock and the rights of holders of Axion Preferred Stock.


Risk Factors

     In deciding whether to approve and adopt the Merger Proposal, and, as applicable, the Preferred Stock Proposal, stockholders should carefully evaluate the matters set forth under "Risk Factors" herein and under "Special Factors" in the Information Statement attached as Appendix G hereto, in addition to other matters described herein and therein.

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                         Market Price and Dividend Data

     Axion


     There is no public market for Axion Common Stock. Axion has not declared or paid any cash dividends on Axion Common Stock since its incorporation in 1987 and, except for the Distribution, does not intend to declare or pay any dividends. See "Comparison of Certain Rights of Holders of BMS Common Stock, Holders of Axion Common Stock and Holders of Axion Preferred Stock--Dividends". Pursuant to the Merger Agreement, Axion has agreed that, during the period from the date of Merger Agreement to the Effective Time, except for the Distribution, Axion will not issue, declare, set aside, make or pay any dividends on or other distributions with respect to its capital stock.


     BMS

     BMS Common Stock is listed and traded on the NYSE and the PSE under the symbol "BMY". The table below sets forth, for the fiscal periods indicated, the high and low market prices per share of BMS Common Stock and the dividends per share declared on BMS Common Stock for such periods.


                                                   BMS Common Stock
                                            High           Low     Dividends
Fiscal 1994
     First Quarter ..................      $59 7/8       $ 50      $  .73
     Second Quarter .................       56 1/4         50 1/8     .73
     Third Quarter ..................       58 3/4         51 1/8     .73
     Fourth Quarter .................       61             55 3/4     .73
Fiscal 1995
     First Quarter ..................       65 7/8         57 3/4     .74
     Second Quarter .................       69 7/8         61 7/8     .74
     Third Quarter ..................       74 7/8         66 1/2     .74
     Fourth Quarter .................       87 1/8         72         .74
Fiscal 1996
     First Quarter ..................       90 1/4         81 1/8     .75
     Second Quarter .................       90 1/4         78         .75
     Third Quarter (through
       September 18, 1996) ..........       96 7/8         83         .75




     The closing price for BMS Common Stock on the NYSE on August 2, 1996, the last full trading day prior to announcement of the proposed Merger, was $89 3/8 per share as reported on the Dow Jones News\Retrieval(R) Service. The closing price for BMS Common Stock on the NYSE on September 18, 1996, the most recent trading date available prior to printing this Proxy Statement/Prospectus, was $95 3/8 per share as reported on the Dow Jones News\Retrieval(R) Service. For current price information, Axion stockholders are urged to consult publicly available sources.


     Holders of BMS Common Stock are entitled to receive dividends when, as and if declared by the BMS Board out of funds legally available therefor. The timing and amount of any future dividends will depend on circumstances existing at the time, including earnings, cash requirements, applicable federal and state laws and regulations and policies and other factors deemed relevant by the BMS Board.

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                           Comparative Per Share Data


     The following table sets forth certain per share historical financial information for BMS, Axion and the Retained Business, certain pro forma per share information for the Retained Business giving effect to the Merger and the transfer from Axion to AHC of the OnCare Preferred Stock, the Employee Loans and cash and cash equivalents and short-term investments (other than Retained Cash, which is assumed to equal zero) totaling approximately $16,100,000 at June 30, 1996, and equivalent pro forma per share information of Axion based on the conversion of each share of Axion Common Stock (calculated on a fully diluted basis reflecting the Diluted Share Assumption) into BMS Common Stock based on an assumed Conversion Number of 0.094. See "The Merger--Terms of the Merger Agreement". Pro forma financial statements for BMS giving effect to the Merger are not included in this Proxy Statement/Prospectus because the Merger will not have a material effect on BMS and, accordingly, pro forma per share information for BMS giving effect to the Merger has not been included below.

     The following information is based upon and should be read in conjunction with and is qualified in its entirety by the respective audited and unaudited financial statements of BMS, Axion and the Retained Business incorporated by reference or included elsewhere in this Proxy Statement/Prospectus and the Pro Forma Condensed Financial Statements of Axion and Axion HealthCare Inc. and the notes thereto presented elsewhere herein. See "Incorporation of Certain Information by Reference".




                                                                 Retained     Retained           Axion
                                       BMS          Axion        Business     Business         Pro Forma
                                    Historical    Historical    Historical    Pro Forma      Equivalent(e)
                                    ----------    ----------    ----------    ---------      -------------
Year ended December 31, 1995
   Net income per common share ...   $ 3.58(a)     $  .90        $ 1.13        $ 1.13         $  .34
   Cash dividends per common share     2.96          --            --            --           $  .28
Six months ended June 30, 1996
   Net income per common share ...   $ 2.75        $  .50        $  .65        $  .65         $  .26
   Cash dividends per common share     1.50          --            --            --           $  .14
As of June 30, 1996
   Book value per common share ...   $12.10        $ 3.31(b)     $ 3.22(c)     $ (.33)(d)     $ 1.14


(a) Including a special charge for pending and future product liability claims of $950 million before taxes ($590 million after taxes, or $1.17 per share), and a provision for restructuring of $310 million ($198 million after taxes).


(b) Assuming conversion of all 6,740,890 shares of Axion Preferred Stock into 6,740,890 shares of Axion Common Stock. The historical book value of the 1,606,651 shares of Axion Common Stock outstanding as of June 30, 1996, after deduction of the liquidation preferences of the various series of Preferred Stock, is $1.86 per share. Per share liquidation preferences of the various series of Axion Preferred Stock are as follows: Series A:
     $0.75; Series B: $3.40; Series C: $4.79; Series D: $5.60; Series E: $7.25
     and Series F: $10.00. Assumes no exercise of Axion Options. See Note 1 (Per Share Data) to the Notes to Consolidated Financial Statements of Axion Inc. for a description of the shares used in the calculation of net income per common share.


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(c)  Assuming conversion of all shares of Axion Preferred Stock as set forth above in note (b). Historical book value of the Retained Business at June 30, 1996, based on 1,606,651 shares of Axion Common Stock outstanding at such date after deduction of the liquidation preferences of the various series of Axion Preferred Stock is $1.38 per share. Assumes no exercise of Axion Options. See Note 1 (Per Share Data) to the Notes to Consolidated Financial Statements of Axion Inc. for a description of the shares used in the calculation of net income per common share.

(d) Assuming conversion of all outstanding shares of Axion Preferred Stock as set forth above in note (b). Assumes no exercise of Axion Options. After giving effect to assumed exercise of all Axion Options outstanding at June 30, 1996 (other than the Goldberg $10.00 Options) to purchase 1,630,215 shares of Axion Common Stock, Retained Business pro forma book value per common share is $(.27). See Note 1 (Per Share Data) to the Notes to Consolidated Financial Statements of Axion Inc. for a description of the shares used in the calculation of net income per common share.

(e) Reflects the pro forma equivalent of one share of Axion Common Stock (excluding AHC Preferred Stock to be received by Axion stockholders in the Distribution), calculated by multiplying BMS historical per share data by an assumed Conversion Number of 0.094 (assuming an Average Value of BMS Common Stock equal to the Maximum Price, based on the actual number of shares of Axion Common Stock outstanding as of the Record Date and assuming the conversion of all shares of Axion Preferred Stock and the exercise of all Axion Options (other than the Goldberg $10.00 Options)). The actual Conversion Number will depend on the Average Value of BMS Common Stock on the Closing Date and the number of shares of Axion Common Stock outstanding immediately prior to the Effective Time, and may be greater or less than
     0.094. See "Risk Factors--Risk of Decline in Average Value of BMS Common Stock Prior to the Effective Time" and "The Merger--Terms of the Merger Agreement".


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                         Selected Financial Information


Axion


     The following table sets forth selected historical consolidated financial data with respect to Axion for the periods and at the dates indicated. The consolidated statements of operations data for the years ended December 31, 1993, 1994 and 1995 and the consolidated balance sheet data at December 31, 1994 and 1995 are derived from, and are qualified by reference to, Axion's Consolidated Financial Statements and related notes thereto included elsewhere herein. The consolidated statements of operations data for the years ended December 31, 1991 and 1992 and the consolidated balance sheet data at December 31, 1991, 1992 and 1993 are derived from audited consolidated financial statements of Axion not included herein. The consolidated statements of operations data for the six months ended June 30, 1995 and 1996 and the consolidated balance sheet data at June 30, 1996 have been derived from unaudited consolidated financial statements that have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of Axion, include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and results of operations for the unaudited interim periods. Operating results for the six months ended June 30, 1996 are not necessarily indicative of the results that may be expected for the current year ending December 31, 1996. The following selected historical consolidated financial data should be read in conjunction with Axion's Consolidated Financial Statements and related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Axion" included elsewhere herein.


     Statements of Operations Data



                                            Six Months Ended
                                                June 30,                               Year Ended December 31,
                                         ----------------------    --------------------------------------------------------------
                                           1996         1995         1995         1994         1993        1992          1991
                                           ----         ----         ----         ----         ----        ----          ----
                                               (unaudited)
                                                                        (In Thousands, Except Per Share Amounts)
Net revenues                             $ 133,161    $  89,377    $ 198,950    $ 126,369    $  56,052    $  36,115    $  16,444


Costs and expenses:
   Cost of revenues                        119,235       80,010      176,292      112,606       51,006       33,566       15,612
   Sales and marketing                       1,163        1,147        2,007        1,922        1,635        1,156          686
   General and administrative                5,495        4,723       11,442        8,409        5,734        2,274        1,480
   Product development                        --           --           --           --          1,607          630         --
                                         ---------    ---------    ---------    ---------    ---------    ---------    ---------
Total costs and expenses                   125,893       85,880      189,741      122,937       59,982       37,626       17,778
                                         ---------    ---------    ---------    ---------    ---------    ---------    ---------

Income (loss) from operations                7,268        3,497        9,209        3,432       (3,930)      (1,511)      (1,334)

Other income and expense:
   Interest income (expense), net              (21)         (22)        (281)         941          375          414          161
   Other nonoperating income (expense)        --           --            146       (2,945)      (1,407)        --
   Minority interest                          --           --           --           --            996         --           --
                                         ---------    ---------    ---------    ---------    ---------    ---------    ---------
Total other income and expense, net            (21)         (22)        (135)      (2,004)         (36)         414          161
                                         ---------    ---------    ---------    ---------    ---------    ---------    ---------

Income (loss) before provision for
  income taxes                               7,247        3,475        9,074        1,428       (3,966)      (1,097)      (1,173)

Provision for income taxes                   2,825          300        1,187         --           --           --           --
                                         ---------    ---------    ---------    ---------    ---------    ---------    ---------
Net income (loss)                        $   4,422    $   3,175    $   7,887    $   1,428    $  (3,966)   $  (1,097)   $  (1,173)
                                         ---------    ---------    ---------    ---------    ---------    ---------    ---------

Net income (loss) per share (a)          $    0.50    $    0.36    $    0.90    $    0.17    $   (2.52)   $   (0.71)   $   (0.98)
Number of shares used in above
  computation(a)                         $   8,910        8,799        8,807        8,190        1,573        1,552        1,197

- ----------
(a) Net income (loss) per share has been computed based on the weighted average shares of Axion Common Stock outstanding and dilutive common equivalent shares outstanding. Common equivalent shares represent shares of Axion Preferred Stock outstanding (using the if converted method) and Axion Options outstanding (using the treasury stock method). In 1991, 1992 and 1993, all common equivalent shares were excluded from the per share computation due to their antidilutive effect as a result of the net losses for such years. After 1993, common equivalent shares have been included in the per share computation.


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                                       26

- --------------------------------------------------------------------------------

     Balance Sheet Data


                                              June 30,                        December 31,
                                        -------------------   -----------------------------------------
                                          1996       1995       1994       1993       1992       1991
                                          ----       ----       ----       ----       ----       ----
                                             (unaudited)
                                                              (Dollars in Thousands)
Current assets                          $143,775   $124,493   $ 97,146   $ 48,442   $ 18,269   $  8,317
Total assets                             159,053    129,128     98,059     49,329     18,818      8,732
Payable to BMS-Sales Agency Agreement     55,429     47,755     36,508     28,880       --         --
Borrowings under bank lines of credit     40,616     35,617       --         --        1,400        800
Loan payable to BMS                         --         --       30,000       --         --         --
Total stockholders' equity                27,648     23,226     16,071      8,882     12,858      5,606


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                                       27

- --------------------------------------------------------------------------------

Retained Business


     The following table sets forth selected historical financial data with respect to the Retained Business for the periods and at the dates indicated. The financial data of the Retained Business at and for the year ended December 31, 1995 are derived from the notes to the audited financial statements of Axion for that year, and the financial data of the Retained Business at June 30, 1996 and for the six-month periods ended June 30, 1995 and 1996 are derived from the notes to the unaudited financial statements of Axion for those periods. The following selected historical financial data of the Retained Business for the four years ended December 31, 1994 are derived from the audited financial statements of Axion. Prior to 1995, separate financial statements were not maintained for the Retained Business, and any adjustments to Axion's historical results to exclude the Acquired Business would be insignificant. Operating results of the Retained Business for the six months ended June 30, 1996 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1996. The following selected historical financial data should be read in conjunction with the consolidated financial statements, related notes and other financial information of Axion and the Retained Business included herein.


     Statements of Operations Data


                                            Six Months Ended
                                                June 30,                                Year Ended December 31,
                                         ----------------------    --------------------------------------------------------------
                                           1996         1995         1995         1994        1993          1992         1991
                                           ----         ----         ----         ----        ----          ----         ----
                                               (unaudited)
                                                                           (Dollars in Thousands)
Net revenues                             $ 133,057    $  89,124    $ 195,335    $ 126,369    $  56,052    $  36,115    $  16,444

Costs and expenses:
   Cost of revenues                        119,170       79,853      174,314      112,606       51,006       33,566       15,612
   Sales and marketing                       1,163        1,147        2,007        1,922        1,635        1,156          686
   General and administrative                3,186        3,236        6,459        8,409        5,734        2,274        1,480
   Product development                        --           --           --           --          1,607          630         --
                                         ---------    ---------    ---------    ---------    ---------    ---------    ---------
Total costs and expenses                   123,519       84,236      182,780      122,937       59,982       37,626       17,778
                                         ---------    ---------    ---------    ---------    ---------    ---------    ---------

Income (loss) from operations                9,538        4,888       12,555        3,432       (3,930)      (1,511)      (1,334)

Other income and expense:
   Interest income (expense), net              (21)         (22)        (220)         941          375          414          161
   Other nonoperating income (expense)        --           --            146       (2,945)      (1,407)        --           --
   Minority interest                          --           --           --           --            996         --           --
                                         ---------    ---------    ---------    ---------    ---------    ---------    ---------
Total other income and expense, net            (21)         (22)         (74)      (2,004)         (36)         414          161
                                         ---------    ---------    ---------    ---------    ---------    ---------    ---------

Income (loss) before provision for
  income taxes                               9,517        4,866       12,481        1,428       (3,966)      (1,097)      (1,173)

Provision for income taxes                   3,719          847        2,500         --           --           --           --
                                         ---------    ---------    ---------    ---------    ---------    ---------    ---------
Net income (loss)                        $   5,798    $   4,019    $   9,981    $   1,428    $  (3,966)   $  (1,097)   $  (1,173)
                                         ---------    ---------    ---------    ---------    ---------    ---------    ---------

     Balance Sheet Data



                                              June 30,                       December 31,
                                        -------------------   -----------------------------------------
                                          1996       1995       1994       1993       1992       1991
                                          ----       ----       ----       ----       ----       ----
                                                (unaudited)
                                                            (Dollars in Thousands)
Current assets                          $142,369   $124,181   $ 97,146   $ 48,442   $ 18,269   $  8,317
Total assets                             156,867    128,816     98,059     49,329     18,818      8,732
Payable to BMS-Sales Agency Agreement     55,429     47,755     36,508     28,880       --         --
Borrowings under bank lines of credit     40,616     35,617       --         --        1,400        800
Loan payable to BMS                         --         --       30,000       --         --         --
Stockholders' equity                      26,885     23,078     16,071      8,882     12,858      5,606



- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

     Pro Forma Balance Sheet Data


     The following unaudited pro forma balance sheet data of the Retained Business at June 30, 1996 (dollars in thousands) give effect to the Merger and to the Distribution, after the transfer from Axion to AHC of: (i) the cash distribution from the Partnership to Axion of the Preference Amount of $13,615 (which would have required additional borrowings by the Partnership of $17,915 at June 30, 1996, which would have been used to fund the $13,615 payment and a $5,000 reduction of borrowings under the bank line of credit) and $2,485 of additional cash and cash equivalents and short-term investments, subject to adjustment, (ii) the Employee Loans and (iii) $13,500 redemption and carrying value of 2,700,000 shares of OnCare Preferred Stock. The pro forma data are presented for illustrative purposes only, and are not necessarily indicative of the results that actually would have been obtained had all the transactions referred to above been completed as of the assumed date, and are not intended to be a projection of future results or trends.

Current assets                                                        $ 139,184
Total assets                                                            140,182
Payable to BMS-Sales Agency Agreement                                    55,429
Borrowings under bank line of credit                                     35,616
Additional borrowings                                                    17,915
Stockholders' equity (net capital deficiency)                            (2,715)

     No pro forma statements of operations data of the Retained Business are shown because the pro forma adjustments referred to above would have no statements of operations impact for the six-month period ended June 30, 1996, other than loss of $894 income tax benefit.


- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

BMS


     The selected historical consolidated financial data of BMS set forth in the table below have been derived from the audited financial statements of BMS for each of the five fiscal years through the period ended December 31, 1995 and the unaudited financial statements of BMS for the six-month periods ended June 30, 1996 and 1995. The selected historical consolidated financial data set forth below should be read in conjunction with the historical consolidated financial statements and the notes thereto contained in BMS's Annual Report on Form 10-K for the year ended December 31, 1995 and BMS's Quarterly Report on Form 10-Q for the six months ended June 30, 1996, which are incorporated by reference herein. In BMS's opinion, all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the financial position and results of operations for such six-month periods have been made. The results of operations for the six-month period ended June 30, 1996 are not necessarily indicative of the results to be expected for the full year 1996. See "Incorporation of Certain Information by Reference" and "Available Information". Pro forma financial statements for BMS giving effect to the Merger are not included in this Proxy Statement/Prospectus because the Merger will not have a material effect on BMS.



                                         Six Months
                                           Ended
                                          June 30,                         Year Ended December 31,
                                     ------------------    ---------------------------------------------------
                                       1996       1995       1995       1994       1993       1992       1991
                                       ----       ----       ----       ----       ----       ----       ----
                                         (unaudited)
                                                     (Dollars in Millions, Except Per Share Amounts)
Income Statement Data
Net Sales ........................   $ 7,365    $ 6,746    $13,767    $11,984    $11,413    $11,156    $10,571
Net Earnings (a) .................   $ 1,381    $ 1,264    $ 1,812    $ 1,842    $ 1,959    $ 1,538    $ 1,991
Earnings per common share (a) ....   $  2.75    $  2.49    $  3.58    $  3.62    $  3.80    $  2.97    $  3.82
Dividends per common share .......      1.50       1.48       2.96       2.92       2.88       2.76       2.40
Balance Sheet Data (as of end
   of period)(b)
Current assets ...................     6,729      6,890      7,018      6,710      6,570      6,621      5,567
Property, plant and equipment,
   net ...........................     3,798      3,744      3,760      3,666      3,374      3,141      2,936
Insurance recoverable ............       934        966        959        968      1,000       --         --
Excess of cost over net
   tangible assets received in ...     1,430
   business acquisitions .........     1,201      1,219        939        191        153        170
Total assets .....................   $13,750    $13,579    $13,929    $12,910    $12,101    $10,804    $ 9,416

Current liabilities ..............     4,766      4,399      4,806      4,274      3,065      3,300      2,752
Long-term debt ...................       572        679        635        644        588        176        135
Total liabilities ................     7,685      7,368      8,107      7,206      6,161      4,784      3,621
Stockholders' equity .............   $ 6,065    $ 6,211    $ 5,822    $ 5,704    $ 5,940    $ 6,020    $ 5,795


(a) Includes a special charge for pending and future product liability claims of $950 million before taxes, $590 million after taxes, or $1.17 per share, in 1995, $750 million before taxes, $488 million after taxes, or $.96 per share, in 1994 and $500 million before taxes, $310 million after taxes, or $.60 per share, in 1993. Includes a provision for restructuring of $310 million before taxes, $198 million after taxes, in 1995 and $890 million before taxes, $570 million after taxes, in 1992.

(b) Reference is made to Note 2 Special Charge, Note 3 Acquisitions and Divestitures, Note 4 Restructuring and Note 17 Contingencies, appearing in the Notes to Consolidated Financial Statements included in Part II, Item 8 of the BMS Form 10-K, which is incorporated herein by reference.

- --------------------------------------------------------------------------------

                                  RISK FACTORS


     In deciding whether to approve and adopt the Merger Proposal and, if applicable, the Preferred Stock Proposal, stockholders should carefully evaluate the following matters, in addition to the matters set forth under "Special Factors" in the Information Statement attached hereto as Appendix G and other matters described in this Proxy Statement/Prospectus and in the Information Statement.

Indemnification Obligations of the Former Axion Stockholders, AHC and the 81% AHC Subsidiaries

     AHC, the 81% AHC Subsidiaries (including OPUS Sub) and each Former Axion Stockholder will become a party to the Indemnification Agreement, the Tax Matters Agreement and the Escrow Agreement. Pursuant to these agreements, AHC, the 81% AHC Subsidiaries and the Former Axion Stockholders will agree to indemnify the BMS Indemnified Parties (including BMS, the Surviving Corporation, OPUS, OTNC and the Partnership) against certain liabilities, including liabilities relating to or arising from any breach of any representation, warranty or covenant of Axion or any of its subsidiaries (including OTN) in any Document; any material misstatements or omissions contained in this Proxy Statement/Prospectus, the Information Statement or any Required AHC Document with respect to information related to Axion and its subsidiaries; the Acquired Assets, the Assumed Liabilities and the Acquired Business and the business of AHC and OPUS Sub (other than Retained Liabilities); the business of Axion and its subsidiaries (including OTN) prior to the Merger (other than Retained Liabilities); claims of stockholders and certain other persons to the extent relating to or arising from the execution by Axion or any of its subsidiaries (including OTN) of any of the Documents or the consummation of the transactions contemplated thereby (including claims for indemnification by any officer or director of Axion or any of its subsidiaries (including OTN)); Excess Axion Expenses; any breach of terms, covenants or conditions, gross negligence or wilful misconduct and certain liabilities related to the existing contractual arrangements between BMS, on the one hand, and OTNC and the Partnership, on the other hand; certain pre-closing tax liabilities of Axion and its subsidiaries (including OTN), including certain tax liabilities that will arise from the distribution of AHC Preferred Stock to Non-United States Holders; and any tax liabilities that will arise if and to the extent that the Contributions, the Distribution and related transactions generate additional taxable income.

     To secure these indemnification obligations, immediately following the Effective Time, the Escrowed Shares, valued at $5,000,000, will be placed in escrow and AHC will place the Escrowed Cash of $5,000,000 in escrow. In addition, AHC and the 81% AHC Subsidiaries each have agreed for a period of six years following the Closing Date (subject to extension in certain circumstances) to certain restrictive covenants, including prohibitions on liquidation, payment of dividends or other distributions (including by redemption or repurchase) with respect to any of its capital stock and transactions with affiliates (including OnCare) on a non-arms' length basis and restrictions related to mergers or sales of all or substantially all their assets. These prohibitions and restrictions are intended to prevent AHC and the 81% AHC Subsidiaries from engaging in transactions that might have the effect of limiting the availability of assets of AHC and the 81% AHC Subsidiaries to satisfy their indemnification obligations under the Indemnification Agreement and the Tax Matters Agreement to the BMS Indemnified Parties.

     Certain of the AHC Indemnifying Parties' (as defined herein) indemnification obligations are subject to agreed limitations. Indemnification obligations for losses arising from or related to any breach of any representation, warranty or covenant by Axion or any of its subsidiaries (including OTN) in any Document or any losses directly related to OTN or the OPUS Station Business are subject to a $500,000 threshold and a $12,000,000 cap. Indemnification obligations for losses relating to or arising out of breaches of any representation, warranty or covenant that is directly related to OTN are limited to 50% of the amount of such losses. All other indemnification obligations are unlimited in amount. Indemnification obligations for losses related to or arising from any breach of representation or warranty of Axion or any of its subsidiaries (including OTN) in any of the Documents terminate on March 31, 1998 (or, in certain limited circumstances, on the third anniversary of the Closing Date). All other indemnification obligations survive in perpetuity. None of the foregoing limitations will apply in certain circumstances involving fraud or any misrepresentation or breach of which Axion, AHC or any 81% AHC Subsidiary or their respective officers or directors had knowledge or any intentional breach of any covenant by any such person.

     The indemnification obligations of each Former Axion Stockholder will be limited in amount to such Former Axion Stockholder's pro rata share of the Escrowed Shares, except in certain circumstances involving fraud, intentional misrepresentation or intentional breach of a covenant by any such Former Axion Stockholder, and will terminate one year after the Closing Date, subject to a holdback of Escrowed Shares for any then Pending Claims. During such period BMS will recover indemnification from the Escrowed Shares even if Escrowed Cash is also available in respect of an indemnifiable loss, subject to certain exceptions. THERE CAN BE NO ASSURANCE AS TO WHETHER ALL OR ANY PORTION OF SUCH ESCROWED SHARES WILL EVENTUALLY BE RELEASED TO FORMER AXION STOCKHOLDERS.

     To the extent not previously paid to BMS in respect of an indemnifiable loss, up to $4,000,000 of the Escrowed Cash may be released to AHC on the second anniversary of the Closing Date and the balance of such Escrowed Cash may be released to AHC on the sixth anniversary of the Closing Date, in each case subject to a holdback for any then Pending Claims. AHC and the 81% AHC Subsidiaries' indemnification obligations are not limited to the Escrowed Cash. THERE CAN BE NO ASSURANCE AS TO WHETHER ALL OR ANY PORTION OF SUCH ESCROWED CASH WILL EVENTUALLY BE RELEASED TO AHC OR THAT THE INDEMNIFICATION OBLIGATIONS OF AHC AND THE 81% AHC SUBSIDIARIES WILL NOT EXCEED THE AMOUNT OF THE ESCROWED CASH. Failure to obtain the release of such Escrowed Cash or the incurrence of indemnification obligations in excess of the Escrowed Cash (which AHC and the 81% AHC Subsidiaries may not have the resources to pay) could have a material adverse effect on AHC's business, financial condition or results of operations and, accordingly, the value of the AHC Preferred Stock. THERE ALSO CAN BE NO ASSURANCE THAT AHC AND THE 81% AHC SUBSIDIARIES WILL HAVE SUFFICIENT RESOURCES OR LIQUIDITY TO MEET THEIR INDEMNIFICATION OBLIGATIONS AND, ACCORDINGLY, THERE CAN BE NO ASSURANCES THAT THE VALUE OF THE AHC PREFERRED STOCK WILL NOT BE MATERIALLY ADVERSELY AFFECTED.

     In addition, the restrictive covenants referred to above and the existence of potentially unlimited indemnification obligations may restrict the ability of AHC to obtain financing or engage in certain transactions, including acquisitions and strategic alliances. Failure to obtain financing or engage in such transactions could have a material adverse effect on AHC's business, financial condition or results of operation and, accordingly, the value of the AHC Preferred Stock, independent of whether any indemnification payments are actually made by or on behalf of AHC or the amount thereof.

     See "--Certain Federal Income Tax Consequences", "Indemnification Arrangements--Terms of the Indemnification Agreement", "--Terms of the Tax Matters Agreement" and "--Terms of the Escrow Agreement", "Relationship with BMS--Indemnification Agreement; Escrow Agreement; Tax Matters Agreement" and "Certain Federal Income Tax Consequences".


Business of AHC After the Closing


     The business, financial condition and results of operations of AHC after the Closing and, accordingly, the value of the AHC Preferred Stock to be received by stockholders of Axion in the Distribution could be materially adversely affected by a number of factors involving several types of risks, including risks associated with AHC's business and liquidity; with AHC's contingent indemnification obligations to BMS and its subsidiaries and associated restrictive covenants limiting AHC's ability to engage in certain transactions; with the federal income tax consequences of the Distribution and the Merger; and with certain characteristics of the AHC Preferred Stock and the potential trading market therefor.

     The business of AHC has not generated significant revenues or realized a profit to date, and has operated and is expected to continue to operate at a loss for the foreseeable future. AHC's prospects must be evaluated in light of the risks, expenses and difficulties frequently encountered by recently formed businesses. AHC has historically been dependent on Axion for funding, and AHC's future development is dependent on its ability to obtain sufficient funding. There can be no assurance that adequate funds for such development will be available on acceptable terms, or at all. The cancer-specific managed care business is characterized, Axion's management believes, by rapid change, evolving standards and intense competition, and AHC's business is relatively small and undiversified in nature. There can be no assurance that AHC will be successful in developing and marketing its products and services, that AHC will not experience difficulties that could delay or prevent the successful development, introduction and marketing of such products and services, or that AHC's new products and services and products and service enhancements will adequately meet the requirements of the marketplace and achieve market acceptance.

     Pursuant to the Indemnification Agreement, AHC and the 81% AHC Subsidiaries each have agreed for a period of six years following the Closing Date (subject to extension in certain circumstances) to certain prohibitions on liquidation, payment of dividends or other distributions (including by redemption or repurchase) with respect to any of its capital stock and transactions with affiliates (including OnCare) on a non-arms' length basis and to certain restrictions related to mergers or sales of all or substantially all their assets. These prohibitions and restrictions were designed to prevent AHC and the 81% AHC Subsidiaries from engaging in transactions that might have the effect of limiting the availability of assets of AHC and the 81% AHC Subsidiaries to satisfy their indemnification obligations to the BMS Indemnified Parties and may restrict AHC's ability to obtain financing or engage in certain transactions, including acquisitions and strategic alliances. There can be no assurance that such restrictions will not have a material adverse effect on the business or financial condition of AHC or the value of the AHC Preferred Stock.

     As noted above, AHC and the 81% AHC Subsidiaries are subject to potential indemnification obligations to BMS and its subsidiaries. The AHC Indemnifying Parties' indemnification obligations for losses arising from or related to any breach of any representation, warranty or covenant by Axion or any of its subsidiaries (including OTN) in any Document or any losses directly related to OTN or the OPUS Station Business are subject to a $500,000 threshold and a $12,000,000 cap. Indemnification obligations for losses relating to or arising out of breaches of any representation, warranty or covenant that is directly related to OTN are limited to 50% of the amount of such losses. All other indemnification obligations are unlimited in amount. Indemnification obligations for losses related to or arising from any breach of representation or warranty of Axion or any of its subsidiaries (including OTN) in any of the Documents terminate on March 31, 1998 (or in certain limited circumstances, on the third anniversary of the Closing Date). All other indemnification obligations survive in perpetuity. None of the foregoing limitations will apply in certain circumstances involving fraud or any misrepresentation or breach of which Axion, AHC or any 81% AHC Subsidiary or their respective officers or directors had knowledge or any intentional breach of any covenant by any such person. AHC and the 81% AHC Subsidiaries' indemnification obligations are not limited to the Escrowed Cash. There can be no assurance as to whether all or any portion of such Escrowed Cash will eventually be released to AHC or that the indemnification obligations of AHC and the 81% AHC Subsidiaries will not exceed the amount of the Escrowed Cash. Failure to obtain the release of such Escrowed Cash or the incurrence of indemnification obligations in excess of the Escrowed Cash (which AHC and the 81% AHC Subsidiaries may not have the resources to pay) could have a material adverse effect on AHC's business, financial condition or results of operations and, accordingly, the value of the AHC Preferred Stock. There also can be no assurance that AHC and the 81% AHC Subsidiaries will have sufficient resources or liquidity to meet their indemnification obligations and, accordingly, there can be no assurances that the value of the AHC Preferred Stock will not be materially adversely affected.

     Although the Distribution is intended to be a tax-free spinoff under
Section 355 of the Code, there is no assurance that the Internal Revenue Service (or any state or local taxing authority) will agree with such characterization. Certain tax liabilities to Axion will arise from the distribution of AHC Preferred Stock to NonUnited States Holders, and to the extent of such tax liabilities, BMS and the Surviving Corporation will seek indemnification under the Tax Matters Agreement from AHC. In addition, if the Distribution is determined to be taxable to Axion as a result of a failure to qualify as a tax-free spinoff under Section 355 of the Code, BMS and the Surviving Corporation have the right under the Tax Matters Agreement to seek indemnification from AHC. Such indemnification may exceed the amount of Escrowed Cash then remaining (if any), in which case AHC will be required to pay such indemnification directly.

     The Indemnification Agreement provides that for a period of six years following the Effective Time (subject to extension in certain circumstances), AHC may not declare any dividends on AHC's capital stock. In addition, there is no existing trading market for AHC Preferred Stock. AHC has not sought and does not intend to apply for listing of AHC Preferred Stock on a securities exchange or seek approval for quotation through an automated quotation system. There can be no assurance that any trading market will develop for AHC Preferred Stock. In addition, the AHC certificate of incorporation will provide for various restrictions on transfer of AHC Preferred Stock. The certificates evidencing the AHC Preferred Stock will bear a legend referring to these restrictions on transfer. Certain AHC officers also hold management positions in OnCare. There can be no assurance that the responsibilities of such persons in their capacity as officers of OnCare will not result in a conflict of interest with their duties as AHC officers. Additional factors may also cause a potential conflict of interest between AHC and OnCare, including the fact that AHC currently conducts business with OnCare, AHC is a substantial stockholder in OnCare and AHC and OnCare have a substantially overlapping stockholder base.

     Immediately following the Distribution, directors and executive officers of AHC will, subject to certain assumptions, beneficially own shares of AHC Preferred Stock representing over 57.2% of the voting power of AHC's then outstanding voting securities. See "Special Factors" in the Information Statement attached as Appendix G hereto.

Risk of Decline in Average Value of BMS Common Stock Prior to the Effective Time

     Based on the Diluted Share Assumption (and assuming exercise of all Axion Options other than the Goldberg $10.00 Options, resulting in an aggregate of 9,970,509 shares of Axion Common Stock outstanding), and assuming an Average Value of BMS Common Stock equal to $92.83 (the average per share closing price of BMS Common Stock for the 10 full NYSE trading days ending September 18, 1996, the most recent full NYSE trading day available prior to printing this Proxy Statement/Prospectus), in which event the Conversion Number would be calculated based on an Average Value of BMS Common Stock equal to the Maximum Price of $91.43, (a) the Conversion Number would be 0.094 and (b) assuming a market value of the BMS Common Stock on the date received by holders of Axion Common Stock in the Merger of $92.83, the aggregate market value of BMS Common Stock to be received by holders of Axion Common Stock in the Merger would be approximately $87 million, or approximately $8.73 per share of Axion Common Stock. There can be no assurance that these assumptions will be true as of the Effective Time.

     The Average Value of BMS Common Stock is determined as of five full NYSE trading days immediately preceding the Effective Time (which date may be after the date of the Special Meeting), at which time the Average Value of BMS Common Stock may be less than the assumed $92.83 Average Value of BMS Common Stock referred to above and indeed may be less than the Minimum Price. If the Average Value of BMS Common Stock at such time is between the Minimum Price ($82.73) and the Maximum Price ($91.43), the aggregate market value of BMS Common Stock to be received by holders of Axion Common Stock in the Merger will be $86 million, or approximately $8.63 per share of Axion Common Stock (based on the Diluted Share Assumption and assuming exercise of all Axion Options other than the Goldberg $10.00 Options). If the Average Value of BMS Common Stock at such time is less than the Minimum Price, the aggregate market value of BMS Common Stock to be received by holders of Axion Common Stock in the Merger will be less, and may be substantially less, than $86 million, or approximately $8.63 per share of Axion Common Stock (based on the Diluted Share Assumption and assuming exercise of all Axion Options other than the Goldberg $10.00 Options). The foregoing statements in this paragraph assume that the market value of BMS Common Stock on the Closing Date is equal to the Average Value of the BMS Common Stock used to calculate the Conversion Number. However, the actual market value of BMS Common Stock on the Closing Date may be substantially less than the Average Value of BMS Common Stock used to calculate the Conversion Number. The actual aggregate market value on the Closing Date of BMS Common Stock received by holders of Axion Common Stock in the Merger will be equal to the number of shares of BMS Common Stock issued in the Merger multiplied by the market value of the BMS Common Stock on the Closing Date.

     Under the terms of the Merger Agreement, Axion does not have the right to decline to consummate the Merger solely because either the Average Value of BMS Common Stock used to calculate the Conversion Number is less than the Minimum Price or because the actual market value of BMS Common Stock on the Closing Date is less than the Average Value of BMS Common Stock used to calculate the Conversion Number. Therefore, if the Merger Proposal is adopted and approved and all other conditions to the Merger are satisfied (or waived by the party for whose benefit any such condition exists) at or prior to the Effective Time, Axion stockholders will assume the risk of a decline in the market value of BMS Common Stock below the Minimum Price and the risk that the actual market value of BMS Common Stock on the Closing Date is less than the Average Value of BMS Common Stock used to calculate the Conversion Number and, accordingly, the risk that the aggregate market value of BMS Common Stock to be received by the holders of Axion Common Stock in the Merger will be substantially less than $86 million or approximately $8.63 per share (based on the Diluted Share Assumption and assuming exercise of all Axion Options other than the Goldberg $10.00 Options).

     In addition, the number of assumed outstanding shares of Axion Common Stock for the purpose of calculating the Conversion Number is determined as of immediately prior to the Effective Time (which date may be after the date of the Special Meeting), at which time the actual number of outstanding shares of Axion Common Stock may be greater than the assumed 9,970,509 shares referred to above. Each share of Axion Common Stock will be converted in the Merger into the right to receive the Conversion Number of shares of BMS Common Stock. Any increase in the actual number of outstanding shares of Axion Common Stock as of immediately prior to the Effective Time would result in a corresponding decrease in the Conversion Number and, accordingly, in the number of shares of BMS Common Stock to be received in respect of each share of Axion Common Stock. The maximum number of shares of Axion Common Stock that may be outstanding as of immediately prior to the Effective Time is 10,070,509 shares.

     See "The Merger--Terms of the Merger Agreement--Conversion of Axion Common Stock in the Merger" and "--Conditions--Conditions to Obligations of Axion".

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



Certain Federal Income Tax Consequences


     Although each party to the Documents intends to treat the Distribution as a tax-free spinoff for purposes of Section 355 of the Code and to treat the Merger as a tax-free reorganization for purposes of Section 368 of the Code, and although tax opinions have been rendered by Ernst & Young (as to the tax-free nature of the Distribution under Section 355 of the Code and the Merger) and by Gunderson, Dettmer, Stough, Villeneuve, Franklin & Hachigian, LLP (as to the tax-free nature of the Merger) to such effect, such opinions are not binding on the IRS, and there is no assurance that the IRS (or any state or local taxing authority) will agree with such opinions. Ernst & Young's opinion is based on its interpretation as to how various requirements of Section 355 of the Code should apply to the particular facts presented by the Distribution. With respect to some of these interpretations, no direct legal precedents exist. Accordingly, there can be no assurance that the IRS will agree with the conclusions set forth in the Ernst & Young opinion. No ruling has been sought or will be received from the IRS. Moreover, no published rulings or cases squarely address the qualification as a tax-free spinoff under Section 355 of the Code of a transaction identical to the Distribution. If the IRS were to assert successfully that the Distribution did not qualify as a tax-free spinoff under
Section 355 of the Code, the receipt of AHC Preferred Stock in the Distribution would be a taxable transaction to Axion and the Former Axion Stockholders for federal income tax purposes. Even if the Distribution does qualify as a tax-free spinoff under Section 355 of the Code, the distribution of the AHC Preferred Stock by Axion to Non-United States Holders will constitute a taxable transaction to Axion.

     If the Distribution fails to qualify as a tax-free spinoff under Section 355 of the Code, the Former Axion Stockholders will realize gain or loss on the receipt of AHC Preferred Stock in the Distribution. Stockholders are urged to consult their own tax advisors regarding such tax consequences. If the Distribution is determined to be taxable to Axion as a result of a failure to qualify as a tax-free spinoff under Section 355 of the Code, BMS and the Surviving Corporation have the right under the Tax Matters Agreement to seek indemnification from AHC, the Former Axion Stockholders and the other AHC Indemnifying Parties (as defined herein). Certain tax liabilities to Axion will arise from the distribution of AHC Preferred Stock to Non-United States Holders, and to the extent of such tax liabilities, BMS and the Surviving Corporation will seek indemnification under the Tax Matters Agreement from AHC, the Former Axion Stockholders and the other AHC Indemnifying Parties. In each case, such indemnification may exceed the amount of Escrowed Cash and Escrowed Shares then remaining (if any), in which case AHC will be required to pay such indemnification directly. Payment of such indemnification may materially adversely affect AHC and, if AHC or the AHC Indemnifying Parties are unable to pay such amounts, payment of such tax claims may materially adversely affect Axion.

     If the Merger is determined to be taxable, the Former Axion Stockholders will realize gain or loss on the receipt of BMS Common Stock in the Merger and on the receipt of AHC Preferred Stock in the Distribution, and Axion will recognize gain on the distribution of AHC Preferred Stock to Axion stockholders (to the extent such gain has not previously been recognized by Axion in connection with the distribution of AHC Preferred Stock to Non-United States Holders). Certain tax liabilities will result from such gain, and to the extent of such tax liabilities, BMS and the Surviving Corporation will seek indemnification under the Tax Matters Agreement from AHC, the Former Axion Stockholders and the other AHC Indemnifying Parties. In each case, such indemnification may exceed the amount of Escrowed Cash and Escrowed Shares then remaining (if any), in which case AHC will be required to pay such indemnification directly. Payment of such indemnification may materially adversely affect AHC and, if AHC or the AHC Indemnifying Parties are unable to pay such amounts, payment of such tax claims may materially adversely affect Axion. See "Certain Federal Income Tax Consequences".

     In connection with the tax opinions rendered with respect to certain tax consequences of the Distribution or of the Merger, certain of the Former Axion Stockholders have signed or will sign letters representing that they have no plan or intention to sell or otherwise dispose of any of their holdings of (i) Axion capital stock prior to the

Merger, (ii) the AHC Preferred Stock received in the Distribution or (iii) the BMS Common Stock received in the Merger (the "Continuity of Interest Letters"). In the event that a Former Axion Stockholder knowingly made a misrepresentation in a Continuity of Interest Letter that resulted in the Merger failing to qualify as a tax-free reorganization under Section 368 of the Code or the Distribution failing to qualify as a tax-free spinoff under Section 355 of the Code, such stockholder would be individually liable for all tax liability resulting therefrom (which could include the failure of the Distribution and/or the Merger to be tax-free to the extent described herein). See "Certain Federal Income Tax Consequences".


Vote Required; Stockholder Agreement


     Certain stockholders of Axion which were the beneficial owners, as of the Record Date, of shares representing 82.6% of the total number of votes entitled to be cast by holders of Axion Common Stock and Axion Preferred Stock, voting together as a single class, and 85.2% of the total number of votes entitled to be cast by holders of Axion Preferred Stock, have entered into the Stockholder Agreement with BMS and BMS Sub. Pursuant to the Stockholder Agreement, each such stockholder agreed to vote all of such shares in favor of the Merger Proposal and the Preferred Stock Proposal, and in each case granted BMS an irrevocable proxy to so vote such shares. Accordingly, the Merger Proposal and the Preferred Stock Proposal can be approved by the affirmative vote of such shares even if all other stockholders of Axion vote against the Merger Proposal and the Preferred Stock Proposal. The Stockholder Agreement also prohibits such stockholders from transferring their shares of Axion Common Stock or Axion Preferred Stock until the Merger is consummated or the Merger Agreement is terminated. It is therefore expected that the Merger Proposal and the Preferred Stock Proposal will be approved regardless of the vote of other Axion stockholders.

     In addition, it is a condition to the obligation of BMS to effect the Merger that no Dissenting Shares be outstanding at the Effective Time. See "The Merger--Dissenters' Rights" and "--Conditions--Conditions to Obligations of BMS and BMS Sub".


Rights of Stockholders Following the Merger and Distribution


     Upon consummation of the Merger and the Distribution, the Former Axion Stockholders will become stockholders of BMS and AHC. Certain differences exist between the rights of holders of Axion Common Stock and the rights of holders of BMS Common Stock and AHC Preferred Stock, respectively, resulting from differences in the respective Axion, BMS and AHC certificates of incorporation and by-laws. See "The Transactions" and "Comparison of Certain Rights of Holders of BMS Common Stock, Holders of Axion Common Stock and Holders of Axion Preferred Stock" herein and "Comparison of Certain Rights of Holders" in the Information Statement attached as Appendix G hereto.


Interests of Certain Persons in the Transactions


     In considering the recommendation of the Axion Board, Axion stockholders should be aware that certain members of Axion's management and the Axion Board have certain interests in the Merger and the Distribution that are in addition to the interests of Axion stockholders generally. These interests include the following consequences under the Axion 1989 Plan (as defined herein) and the Axion 1995 Plan (as defined herein) and pursuant to the Merger Agreement with respect to Axion Options: (i) all Axion Options that had not previously become exercisable and vested will become fully exercisable and vested in connection with the Merger; (ii) Axion will extend Employee Loans to each executive officer, in addition to each current employee or consultant, to enable such individual to exercise in full his or her Axion Options; and (iii) each officer, employee or consultant who exercises his or her Axion Options will receive in the Merger shares of BMS Common Stock, which stock will be freely tradable immediately following the consummation of the Merger, subject to contractual restrictions on the officer's ability to resell the BMS Common Stock and the limitations set forth under Rule 145 under the Securities Act. As of the Record Date, options to purchase a total of 1,697,968 shares of Axion Common Stock, at exercise prices ranging from $0.075 to $10.00 per share, were held by 91 Axion employees and consultants. It is anticipated that Axion will extend Employee Loans totaling approximately $6,500,000 to such holders of Axion Options, who will use such proceeds to exercise Axion Options immediately prior to the Time of Contribution. Michael D. Goldberg, the President and Chief Executive Officer and a director of Axion, has advised Axion that he does not intend to exercise the Goldberg $10.00 Options.

     In addition, OTNC has entered into an employment agreement with David Levison dated as of August 2, 1996, which agreement becomes effective on the Closing Date and continues for a period of two years. Pursuant to this agreement, David Levison will serve as President of OTNC. OTNC has entered into employment agreements substantially similar to David Levison's (other than compensation amounts) with Warren Dodge, Bret Brodowy, Michael Cunningham, Lynn Hammerschmidt and James Adams.

     Axion has entered into separate indemnification agreements with its directors and officers. These agreements require Axion, among other things, to indemnify its directors and officers against certain liabilities that arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be in the best interests of Axion) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. See "The Merger--Interests of Certain Persons in the Transactions" and "Effect of Transactions on Axion Employees and Axion Benefit Plans". The Axion Certificate of Incorporation also provides for exculpation of directors under certain circumstances. See "Comparison of Certain Rights of Holders of BMS Common Stock, Holders of Axion Common Stock and Holders of Axion Preferred Stock--Indemnification of Officers and Directors". In addition, it is anticipated that AHC will enter into similar indemnification agreements with its directors and officers, and that the AHC certificate of incorporation and by-laws will provide, as applicable, for the indemnification of directors and officers and the exculpation under certain circumstances of directors. See "Executive Compensation Plans in Effect After the Distribution--AHC Indemnification Agreements" in the Information Statement attached as Appendix G hereto.

                               THE SPECIAL MEETING

General

     This Proxy Statement/Prospectus is being furnished to stockholders of Axion in connection with the solicitation of proxies on behalf of the Axion Board for use at the Special Meeting.

     At the Special Meeting, (i) stockholders of Axion of record as of the Record Date will be asked to consider and vote upon the Merger Proposal and (ii) holders of Axion Preferred Stock of record as of the Record Date will be asked to consider and vote upon the Preferred Stock Proposal.


     The Axion Board believes that the terms of the Merger are fair to, and in the best interests of, Axion and the Axion stockholders. Accordingly, the Axion Board has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and unanimously recommends that the Axion stockholders vote FOR adoption and approval of the Merger Proposal and that the holders of Axion Preferred Stock vote FOR approval of the Preferred Stock Proposal. See "The Merger--Background and Reasons for the Merger; Recommendation of the Axion Board".


     Each copy of this Proxy Statement/Prospectus mailed to stockholders of Axion is accompanied by a form of proxy for use at the Special Meeting.

     STOCKHOLDERS ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY TO AXION IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.


     This Proxy Statement/Prospectus is also being furnished to stockholders of Axion as the prospectus of BMS relating to the issuance by BMS of shares of BMS Common Stock in connection with the Merger.


Time, Place and Date


     The Special Meeting will be held on October 18, 1996, at 8:00 a.m., local time at the office of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, legal counsel to Axion, located at 600 Hansen Way, Second Floor, Palo Alto, California 94304.


Record Date


     The Axion Board has fixed the close of business on August 31, 1996, as the record date (the "Record Date") for determining the Axion stockholders entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. A complete list of the stockholders entitled to vote at the Special Meeting will be available during the 10 days prior to the Special Meeting at Axion's principal executive offices located at 1111 Bayhill Drive, Suite 125, San Bruno, California 94066 for examination by any stockholder and will also be available for inspection at the Special Meeting. At the close of business on the Record Date, 1,606,651 shares of Axion Common Stock were outstanding and held by 43 holders of record and 6,740,890 shares of Axion Preferred Stock were outstanding and held by 36 holders of record.

Vote Required


     Approval of the Merger Proposal requires the affirmative vote of (i) at least a majority of the total number of votes entitled to be cast by holders of Axion Common Stock and holders of Axion Preferred Stock, voting together as a single class and (ii) at least a majority of the total number of votes entitled to be cast by holders of Axion Preferred Stock, voting together as a single class. Approval of the Preferred Stock Proposal requires the affirmative vote of least 66-2/3 percent of the total number of votes entitled to be cast by holders of Axion Preferred Stock, voting together as a single class. It is a condition to the respective obligations of each party to the Merger Agreement that the Merger Proposal and the Preferred Stock Proposal be approved. If the Merger is not consummated, the Preferred Stock Conversion will not be implemented.

     As of the Record Date, the total number of votes entitled to be cast by holders of Axion Common Stock was 1,606,651, the total number of votes entitled to be cast by holders of Axion Common Stock and Axion Preferred Stock, voting as a single class (with each share of Axion Preferred Stock having voting power equivalent to that of one share of Axion Common Stock) was 8,347,541 and the total number of votes entitled to be cast by holders of Axion Preferred Stock, voting as a single class, was 6,740,890.

     As of the Record Date, directors and executive officers of Axion and their affiliates beneficially owned an aggregate of 1,154,000 shares of Axion Common Stock, or approximately 71.8% of the shares of Axion Common Stock outstanding on such date. As of the Record Date, directors and executive officers of Axion and their affiliates beneficially owned an aggregate of 4,682,322 shares of Axion Preferred Stock, or approximately 69.4% of the shares of Axion Preferred Stock outstanding on such date. As of the Record Date, directors and executive officers of Axion and their affiliates beneficially owned shares of Axion Common Stock or Axion Preferred Stock representing an aggregate of 69.9% of the total number of votes entitled to be cast by all stockholders of Axion, voting as a single class.


     As of the Record Date, directors and executive officers of BMS did not beneficially own any shares of Axion Common Stock or Axion Preferred Stock.


     Certain stockholders of Axion which were the beneficial owners, as of the Record Date, of 1,154,000 shares of Axion Common Stock and 5,741,839 shares of Axion Preferred Stock have entered into the Stockholder Agreement with BMS and BMS Sub. Pursuant to the Stockholder Agreement, each such stockholder agreed to vote all shares of Axion Common Stock and/or Axion Preferred Stock beneficially owned or subsequently acquired by such stockholder in favor of the Merger Proposal and the Preferred Stock Proposal, and granted BMS an irrevocable proxy to so vote such shares. Such shares represent 82.6% of the total number of votes entitled to be cast by holders of Axion Common Stock and Axion Preferred Stock, voting together as a single class, and 85.2% of the total number of votes entitled to be cast by holders of Axion Preferred Stock, voting together as a single class. Accordingly, the Merger Proposal and the Preferred Stock Proposal can be approved by the affirmative vote of such shares even if all other stockholders of Axion vote against the Merger Proposal and the Preferred Stock Proposal. The Stockholder Agreement also prohibits such stockholders from transferring their shares of Axion Common Stock or Axion Preferred Stock until the Merger is consummated or the Merger Agreement is terminated.

     In addition, it is a condition to the obligation of BMS to effect the Merger that no Dissenting Shares be outstanding at the Effective Time. See "Risk Factors--Vote Required; Stockholder Agreement" and "The Merger--Dissenters' Rights" and "--Conditions--Conditions to Obligations of BMS and BMS Sub".

Voting and Revocation of Proxies


     A majority of the shares entitled to vote at the Special Meeting, represented in person or by proxy, constitutes a quorum; provided that with respect to matters submitted at the Special Meeting solely to a vote of holders of Axion Preferred Stock, voting as a single class, a majority of shares of Axion Preferred Stock entitled to vote at the Special Meeting, represented in person or by proxy, constitutes a quorum. Under the DGCL, in determining whether the Merger Proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against such proposal. Holders of record of Axion Common Stock at the close of business on the Record Date are entitled to one vote at the Special Meeting per share of Axion Common Stock held. When voting with holders of Axion Common Stock, each holder of record of any series of Axion Preferred Stock is entitled to the number of votes equal to the number of shares of Axion Common Stock into which such holder's shares of such series of Axion Preferred Stock could be converted at the close of business on the Record Date. As a result, each share of Axion Preferred Stock will in effect have the voting power of one share of Axion Common Stock. When voting as a class with other holders of Axion Preferred Stock, holders of any series of Axion Preferred Stock are entitled to one vote per share of Axion Preferred Stock held.


     Shares of Axion Common Stock or Axion Preferred Stock represented by properly executed proxies in the form enclosed with this Proxy Statement/Prospectus will, unless such proxies have previously been revoked, be voted in accordance with the instructions indicated in such proxies. To the extent instructions are not indicated, shares will be voted FOR the Merger Proposal and, if applicable, FOR the Preferred Stock Proposal and in the discretion of the proxy holder as to any other matter that may properly come before the Special Meeting. The Axion Board knows of no business that will be presented at the Special Meeting other than the matters described in this Proxy Statement/Prospectus. An Axion stockholder who has given a proxy may revoke such proxy at any time prior to its exercise at the Special Meeting by (i) giving written notice of revocation bearing a later date than the proxy to the Secretary of Axion, (ii) properly submitting to Axion a duly executed proxy card relating to the same shares bearing a later date or (iii) attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in and of itself revoke a proxy. All written notices of revocation and other communications with respect to revocation of proxies by stockholders should be addressed as follows: Axion Inc., c/o Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 600 Hansen Way, Second Floor, Palo Alto, California 94304, Attention: Steven M. Spurlock, Esq., or hand-delivered to Mr. Spurlock at the foregoing address, before the vote is taken at the Special Meeting.

     STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD. IF THE MERGER IS CONSUMMATED, STOCKHOLDERS WILL BE SENT A LETTER OF TRANSMITTAL WITH INSTRUCTIONS FOR SURRENDERING THEIR CERTIFICATES REPRESENTING SHARES OF AXION COMMON STOCK. See "The Merger--Exchange of Certificates in the Merger".

Solicitation of Proxies


     Officers and regular employees of Axion may, without being additionally compensated, solicit proxies by mail, telephone, telegram or personal contact. Estimated proxy solicitation expenses of $5,000 will be paid by Axion in connection with the solicitation of proxies for the Special Meeting. Axion does not currently intend to employ any other party to assist in the solicitation process.

Dissenters' Rights


     Holders of Axion Common Stock will be entitled to dissenters' rights in connection with the Merger. It is a condition to the obligation of BMS to consummate the Merger that no Dissenting Shares be outstanding at the Effective Time. See "Risk Factors--Vote Required, Stockholder Agreement" and "The Merger--Dissenters' Rights" and "--Conditions--Conditions to Obligations of BMS and BMS Sub".


                                THE TRANSACTIONS


     Pursuant to the transactions described in this Proxy Statement/Prospectus, BMS will acquire the Retained Business, which consists of (i) OTNC, including its interest in the Partnership, which distributes oncology drugs and related supplies to office-based oncologists, and (ii) OPUS, which at the Effective Time will contain only the OPUS Station Business, which furnishes automated drug dispensing and inventory tracking systems to office-based oncology practices.

     The proposals to be submitted to Axion stockholders at the Special Meeting relate to the acquisition by BMS from Axion of the Retained Business. The acquisition of the Retained Business by BMS will be effected through a series of sequential transactions, including the Contributions, the Distribution and the Merger, all as set forth in the Merger Agreement and the Distribution Agreement. Prior to the Effective Time, the Acquired Business will be transferred to AHC and OPUS Sub, and the AHC Preferred Stock will be distributed to the stockholders of Axion in the Distribution. After the Distribution and at the Effective Time, Axion will hold the Retained Business, so that BMS will effectively acquire the Retained Business in the Merger. The purpose of this complex structure is to permit the disposition of the Retained Business in a transaction that should be tax free to Axion's stockholders in which stockholders of Axion will receive BMS Common Stock and will also retain their proportionate equity interests in the Acquired Business in the form of AHC Preferred Stock to be received in the Distribution. See "Risk Factors--Certain Federal Income Tax Consequences" and "Certain Federal Income Tax Consequences". For information regarding the Acquired Business and the AHC Preferred Stock, see the Information Statement attached as Appendix G hereto.

     The current corporate structure of Axion and its subsidiaries and (to the extent relevant) BMS and its subsidiaries is as follows:

           [Graphic depicting corporate structure of Axion]


Chart depicting the corporate structure of the Acquired Business and the Retained Business, following the Contributions, the Distribution and the Merger, as follows: Axion Stockholders will own 100% of the Preferred Stock of AHC and will own BMS Common Stock received in the Merger constituting approximately 0.02% of the outstanding shares of BMS Common Stock. AHC will be the parent corporation of OPUS, which will contain the OPUS Matrix Business. BMS will be the parent corporation of Axion, which in turn will be the parent corporation of
(i) OPUS, which will contain the OPUS Station Business and (ii) OTNC, which will be the general partner of OTN. BMS will also be the parent corporation of BMOTN, which will be the limited partner of OTN.

     The significant sequential transactions that will be effected in order to accomplish the Contributions, the Distribution and the Merger, all of which will take place at or shortly before the Effective Time, are as follows:

          First, pursuant to the Distribution Agreement, the Partnership will distribute to OTNC, and OTNC will distribute to Axion, an amount in cash equal to $13,615,147 (the "Preference Amount");

          Second, the Employee Loans will be made and all Axion Options will be exercised or canceled;

          Third, pursuant to the Distribution Agreement, OPUS will contribute the OPUS Sub Assets (as defined herein) (consisting primarily of assets related to the OPUS Matrix Business) to OPUS Sub and OPUS Sub will assume the OPUS Sub Liabilities (as defined herein) (consisting primarily of Liabilities (as defined herein) relating to the OPUS Matrix Business);


          Fourth, pursuant to the Distribution Agreement, OPUS will distribute all of the stock of OPUS Sub to Axion;


          Fifth, pursuant to the Distribution Agreement, Axion will contribute the stock of OPUS Sub and certain other tangible and intangible assets of Axion and its subsidiaries, including the OnCare Preferred Stock, the Employee Loans and an amount in cash equal to the Preference Amount (net of Retained Cash), but excluding the Retained Assets (as defined herein) (consisting of assets relating to the OTN Business and the OPUS Station Business), to AHC, and AHC will assume all the Liabilities of Axion and its subsidiaries other than the OPUS Sub Liabilities (which will remain Liabilities of OPUS Sub) and the Retained Liabilities (consisting of Liabilities relating to the OTN Business and the OPUS Station Business);

          Sixth, pursuant to the Distribution Agreement, the issued and outstanding shares of AHC Common Stock, par value $.0001 per share, all of which are held by Axion, will be converted into the requisite number of shares of AHC Preferred Stock to effect the Distribution;

          Seventh, pursuant to the Distribution Agreement, in the Distribution Axion will distribute to each holder of Axion Common Stock one share of AHC Preferred Stock in respect of each share of Axion Common Stock held by such holder on the Distribution Record Date and to each holder of Axion Preferred Stock one share of AHC Preferred Stock in respect of each share of Axion Preferred Stock held by such holder on the Distribution Record Date;

          Eighth, immediately after the Distribution and immediately prior to the Merger, each issued and outstanding share of Axion Preferred Stock will be converted into one fully paid and nonassessable share of Axion Common Stock; and

          Ninth, immediately after the Distribution, the Merger will be consummated pursuant to the Merger Agreement.



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



     Following the Contributions, the Distribution and the Merger, the corporate structure of Acquired Business and the Retained Business will be as follows:

                [Graphic depicting the corporate structure and the
                  Acquired Business and the Retained Business*]



Chart depicting the current corporate structure of Axion and its subsidiaries and (to the extent relevant) BMS and its subsidiaries as follows: Axion stockholders own stock of Axion. Axion is the parent corporation of (i) AHC,
(ii) OPUS, which contains the OPUS Matrix Business and the OPUS Station Business and (iii) OTNC, the general partner of OTN. BMS is the parent corporation of BMOTN, which is the limited partner of OTN.




- ----------
*    To be approximately 0.02% of the outstanding shares of BMS Common Stock

                                       45





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                                  THE COMPANIES

Axion

     General


     Axion was incorporated under the laws of the State of Delaware on July 30, 1987. Axion is a holding company with three direct wholly owned subsidiaries, OTNC, AHC and OPUS. OTNC is the general partner of the Partnership, which distributes oncology drugs and related supplies to office-based oncologists (the "OTN Business"). Axion's investment in the Partnership constitutes Axion's principal business, representing 98.2% and 99.9%, respectively, of Axion's consolidated total revenues and all of Axion's consolidated income from operations during 1995 and for the six months ended June 30, 1996, and representing approximately 98.5% of Axion's consolidated total assets at June 30, 1996.

     AHC expects that the AHC Business, its principal business, will consist of providing cancer-specific managed care services to cancer care payers and providers. The AHC Business has generated limited revenues, and has incurred losses since AHC's formation in 1994. AHC was formed to carry on the clinical studies programs which Axion began in 1987 and to continue the development of oncology disease management programs arising from such clinical studies programs. OPUS consists of the OPUS Station Business and the OPUS Matrix Business. The OPUS Station Business furnishes automated drug dispensing and inventory tracking systems to office-based oncology practices. The OPUS Station Business has not generated significant revenues, and has operated at a loss since its inception in 1994. The OPUS Matrix Business consists of (i) computer software which provides office-based oncology practices with access to drug and treatment information and (ii) the management information systems currently used to support Axion's businesses. The OPUS Matrix Business has incurred losses since its inception in 1994.

     Axion is also the beneficial owner of 2,700,000 shares of OnCare Preferred Stock. OnCare is an oncology physician practice management company formed by Axion in June 1995. On December 31, 1995, Axion distributed to holders of Axion Common Stock, holders of Axion Options and holders of Axion Preferred Stock all Axion's holdings of shares of common stock of OnCare (representing 88.8% of the common stock of OnCare then outstanding). At the time of such distribution Axion acquired 700,000 of the shares of OnCare Preferred Stock it currently holds in exchange for cancellation of a $3.5 million portion of a loan previously made by Axion to OnCare. In February and March of 1996, Axion spent an additional $10 million to acquire the other 2,000,000 shares of OnCare Preferred Stock it currently holds.

     As a result of the distribution of the Preference Amount, the Contributions and the Distribution, OTNC, including its interest in the Partnership, and the OPUS Station Business, including the assets and certain of the liabilities relating thereto (collectively, the "Retained Business"), will constitute all the business, assets and liabilities of Axion at the Effective Time. The Acquired Business, which will include, among other things, the AHC Business, the OPUS Matrix Business, the OnCare Preferred Stock, all cash and cash equivalents of Axion and its subsidiaries (other than Retained Cash) and the Employee Loans, will be distributed to Axion's stockholders in the Distribution immediately prior to the Merger, and, accordingly, is not described in the remainder of this section (except as the Acquired Business relates to matters discussed under "--Facilities", "--Employees" and "--Trademarks" herein).

     At June 30, 1996, Axion and its consolidated subsidiaries had total assets of approximately $159.1 million and stockholders' equity of approximately $27.6 million, and the Retained Business had total assets of approximately $156.9 million, or approximately 98.6% of Axion's consolidated total assets, and stockholders' equity of $26.7 million, or approximately 98.6% of Axion's consolidated stockholders' equity. For the six months ended



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June 30, 1996, and the year ended December 31, 1995, the Retained Business accounted for approximately $133.1 million, or approximately 99.9%, and $195.3 million, or approximately 98.2%, respectively, of Axion's consolidated net revenues.

     The Acquired Business has not, to date, realized significant revenues, and has operated and continues to operate at a loss, with funding provided by Axion. For further information about the Acquired Business, see the Information Statement attached as Appendix G hereto.

     Oncology Therapeutics Network

     OTN is a distributor of oncology drugs and related supplies to office-based oncologists. OTN provides a range of oncology products and supplies from a variety of manufacturers, reducing the need for its customers to interact with multiple suppliers. OTN's product catalog has over 700 line items from over 45 manufacturers. In addition, OTN is BMS's exclusive sales agent for sales of BMS oncology products to U.S. office-based oncologists. A small number of products account for a majority of OTN's net revenues. Specifically, sales of Kytril(TM), Zofrank(R) and Neupogenk(R), supportive care medicines manufactured by SmithKline Beecham PLC, Glaxo-Wellcome PLC and Amgen, Inc., respectively, accounted for approximately 10%, 16%, and 24% of OTN's net revenues in 1995. Since the launch of the Oncology Therapeutics Network in September 1990, the annual dollar volume of products shipped by it has grown from approximately $16.4 million in 1991 to approximately $459 million (including $274 million in shipments of BMS oncology products by OTN as exclusive sales agent for BMS oncology products, which are not included in net revenues of the Partnership) in 1995 and the number of customers served has grown from approximately 370 in 1991 to over 2,200 in 1995.

     The wholesale market for cancer pharmaceuticals has grown rapidly over recent years, according to industry estimates. The industry has seen a shift from the administration of chemotherapy almost exclusively in the hospital setting to increased administration of chemotherapy in physicians' offices outside the hospital, primarily, in Axion management's view, as a result of cost containment pressures and improvements in the management of the severe side effects of chemotherapy through the use of supportive care pharmaceuticals. Hospital-based oncologists are typically served by drug wholesalers, who provide daily deliveries of large quantities of pharmaceutical products, including oncology drugs and related supplies, to hospital pharmacies. Hospital-based oncologists rely on hospital pharmacies to order, receive and inventory drugs as well as to maintain clinical drug information. Office-based oncologists, lacking a hospital pharmacy and related services and support, generally face significant administrative burdens when ordering, stocking and paying for oncology drugs and related supplies. OTN's objective is to address the cost containment needs and reduce the administrative burdens of office-based oncologists by attempting to serve as a convenient, cost-effective, single source of supply of oncology drugs and related supplies, to reduce inventory and other associated carrying costs, to increase the productivity of the oncology office, and to provide reliable, customer-oriented service as well as clinical information regarding cancer pharmaceuticals and related topics.

     OTN believes that its extensive customer base, coupled with what OTN considers its overall competitive pricing and customer service, also makes it attractive to drug manufacturers that wish to serve the fragmented office-based oncologist community through a focused distribution channel. OTN provides services to manufacturers that include support for product launch, customer-specific marketing programs, product sampling and market research. OTN believes that these services are of particular interest to new manufacturer entrants who are interested in selling products to office-based oncologists but have not yet established relationships with the medical oncology community.

     OTN Strategy. OTN's strategy is to expand its distribution business by attracting new customers and increasing sales of both BMS and other manufacturers' oncology products to existing accounts through coordinated sales and marketing efforts with the BMS oncology sales forces and by expanding its relationships with other manufacturers



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of cancer pharmaceuticals. In addition, OTN intends to continue to integrate its services with the capabilities of OPUS Station units in order to promote, and capitalize on, the growth of the OPUS Station Business. As discussed below, due to such integration, in order to realize the full benefits of OPUS Stations, such as automatic reordering of inventory and data reports, OPUS Station customers need to order most of their oncology drugs from OTN.

     OTN Operations. The majority of OTN's staff is based at OTN's headquarters in South San Francisco, California. OTN generates sales principally through telephone sales, a field sales organization and direct mail. Customers can place orders through a toll-free number from 5:30 a.m. to 5:30 p.m. Pacific time. Orders are electronically transmitted to one of two warehouse sites, located in Delaware and southern California, where orders are picked up, packaged and shipped. These warehouses are operated by a third-party warehousing services company. OTN maintains inventory levels at these sites intended to be sufficient to meet anticipated demand.

     OTN Sales, Marketing and Customer Support. OTN's internal sales force and customer service personnel consist of approximately 37 individuals who service and solicit customers primarily through telephone sales, direct customer contact and direct mail efforts. In addition, OTN has four national account managers working in the field whose responsibilities include establishing and maintaining relationships with OTN's largest customer accounts. OTN's internal sales and service operations build upon and are coordinated with those of the BMS oncology sales forces. The BMS oncology sales forces and OTN's sales force together provide nationwide coverage of over 2,200 customers and sites via telephone sales and in-person contacts.

     EDS Contract. Axion contracted with Electronic Data Systems Corporation ("EDS") in July, 1993 to provide information technology services. EDS provides dedicated personnel and supplies the hardware and software identified by Axion and EDS as necessary to meet Axion's information technology needs including sales, service, finance and accounting functions as well as electronic links to Axion's partners and customers.

     Sales Agency Agreement. Pursuant to a Sales Agency Agreement between BMS and OTN (the "Sales Agency Agreement"), OTN is BMS's exclusive sales agent for sales of BMS oncology drugs and biologics to U.S. office- based oncologists. The Sales Agency Agreement does not, however, prevent other distributors from reselling BMS oncology products to U.S. office-based oncologists, although BMS is precluded from selling its oncology products to such distributors at prices below those charged by BMS for BMS oncology products sold through OTN. OTN facilitates BMS's sales of oncology products by providing distribution services at competitive prices to office-based oncologists. Unlike OTN's oncology product distribution arrangements with other manufacturers, OTN does not purchase oncology products from BMS for resale. Instead, OTN receives a commission for BMS oncology products distributed by OTN and, as a result, does not record product revenues from sales of such products. BMS retains the right to control pricing and product-related decisions. Currently, OTN is responsible for collecting (and financing) payments from sales of BMS oncology products for up to 180 days, and, within 60 days after shipment, remits to BMS the amount of the receivable for such shipment less commissions. BMS reimburses OTN for the portion of OTN's financing costs that relate to the sale of BMS oncology products. BMS ultimately retains the collection risk of receivables arising from its product sales.

     OTN Partnership Agreement. Axion formed the Oncology Therapeutics Network in September 1990 to distribute oncology drugs and related supplies and to provide clinically oriented services to office-based oncologists. In July 1993, the Partnership was formed pursuant to a Limited Partnership Agreement (the "Partnership Agreement") between Axion's wholly owned subsidiary, OTNC, as general partner and BMS's wholly owned subsidiary, BMOTN, as limited partner. Axion contributed its Oncology Therapeutics Network business (excluding any debts or obligations) to the Partnership and agreed to provide all administrative, operational and other services necessary to support the Partnership, subject to reimbursement for its costs by the Partnership. Pursuant to the Sales Agency Agreement, BMS appointed the Partnership as its exclusive sales agent for BMS oncology products (and



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any other oncology products that BMS has the right to sell) to U.S. office-based oncologists and agreed to promote the Partnership's business with its oncology sales forces. Each partner also contributed cash to the Partnership and BMS contributed certain customer lists.

     OTNC manages the day-to-day operations of the Partnership and a management committee retains authority for major Partnership business decisions. Such management committee currently consists of six members, two designated by the general partner, two designated by the limited partner and two designated by mutual agreement of the general partner and the limited partner. Pursuant to an amendment to the Partnership Agreement dated as of August 2, 1996, BMOTN may, at any time prior to October 31, 1996, designate a seventh member of the management committee who, until October 31, 1996, shall have the deciding vote in the event of any deadlock of such committee.

     All obligations of each partner to the other under the Partnership Agreement are unconditionally guaranteed by their respective parent corporations. Additional capital contributions by the partners are not required.

     The Partnership has a term of 20 years, but can be terminated on either January 1, 2003 or January 1, 2008 at BMS's option upon at least one year's prior notice. In addition, the right to terminate the Partnership Agreement and the Sales Agency Agreement arises under certain circumstances, including material breach of either agreement, bankruptcy, insolvency or a Change in Control of Axion. A "Change in Control" for purposes of the Partnership Agreement and the Sales Agency Agreement includes the sale or other transfer, directly or indirectly, of a person or substantially all its assets and business, or a controlling interest therein (including in connection with a merger or by operation of law). In addition, a Change of Control of OTN or OTNC is treated under the Sales Agency Agreement as an assignment requiring BMS's consent, which BMS may withhold in its sole discretion. Such an assignment without BMS's consent constitutes a material breach of the Agreement, and would entitle BMS (or BMOTN, as applicable) to terminate the Sales Agency Agreement and the Partnership Agreement.

     In the event the Partnership Agreement is terminated because of a material breach of the Partnership Agreement or Sales Agency Agreement, the non-breaching partner is required to elect either to purchase the other partner's interest or to cause the other partner to purchase the non-breaching partner's interest in the Partnership, at fair market value as determined by a nationally recognized investment banking firm selected by the partners. Under certain circumstances involving bankruptcy or insolvency, upon termination of the Partnership Agreement, the terminating partner may, but is not required to, elect to purchase the other partner's interest or to cause the other partner to purchase the terminating partner's interest in the Partnership, at fair market value determined as set forth above. In addition, in the event that the Sales Agency Agreement is terminated as a result of a change in control of Axion, or BMS exercises its right to terminate the Sales Agency Agreement in 2003 or 2008, BMS is required to sell, and Axion is required to buy, BMS's interest in the Partnership, at fair market value determined as set forth above.

     Under certain circumstances, upon termination of the Sales Agency Agreement, either party may elect to extend the Sales Agency Agreement for varying periods specified in such Agreement; provided that during the term of such extension the agency granted to OTN thereunder will no longer be exclusive.

     OTNC receives an annual preferential allocation of profits during the first several years of the term of the Partnership as follows: in 1993, the first $900,000 in profits would have been allocated to OTNC if the Partnership had earned profits, with the balance allocated 80% to OTNC and 20% to BMOTN; in 1994, this preference was $4.9 million with the balance allocated 80:20 in favor of OTNC; in 1995, the preference was $10.2 million with the balance allocated 80:20; in 1996, the preference is $18.75 million with the balance allocated 80:20; and in 1997 and thereafter, the preference is zero, with profits allocated 70:30 in favor of OTNC in 1997, 60:40 in favor of



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OTNC in 1998, and 50:50 in 1999 and thereafter. The preferences due are cumulative; any unallocated preference is carried forward for allocation in later years, together with interest at the prime rate on the accumulated unpaid preference. The aggregate preference of OTNC over the term of the Partnership, excluding interest, is $34.75 million, of which approximately $11.9 million has been paid through June 30, 1996, including $4.8 million paid for the year ended December 31, 1995 and $7.1 million paid for the six months ended June 30, 1996. Immediately prior to the Merger, the Preference Amount, totaling $13,615,147 in cash, will be paid by OTN to OTNC. Losses are allocated equally among the partners, but losses are not allocated to BMOTN to the extent that such allocation would take BMOTN's capital account to less than zero.


     OPUS Station Business


     The OPUS Station Business consists of a computerized drug dispensing and inventory tracking system that provides secure medication and supply storage, captures billing information at the time of care, and produces practice-specific reports on drug usage for office-based oncology practices. The system dispenses medication stored in the OPUS Station unit ("OPUS Station"), automatically reorders inventory when integrated with OTN's ordering system and produces billing records and other reports based on patient and drug selection information input by office staff. The reports generated by the OPUS Stations provide information on drug usage by physician, patient, diagnosis, and treatment regimen and can assist practices in evaluating the relative costs of chemotherapy regimens used within the practice. The OPUS Station Business has not generated significant revenues, and has operated at a loss since its inception in 1994.

     The OPUS Station is based on technology licensed from the Pyxis Corporation ("Pyxis") pursuant to an agreement dated May 5, 1995 (the "Pyxis Agreement"). Under the terms of the Pyxis Agreement, OPUS acquired the exclusive right from Pyxis to promote and market its point-of-use systems, or components that make up the OPUS Station units, for use in out-patient oncology practices. In addition, the agreement provides that OPUS must lease a minimum number of OPUS Station units, from Pyxis on the terms set forth therein and Pyxis must provide OPUS with service for such units. Pyxis has the right to change the rental rates and service fees it charges for units leased by OPUS upon 60 days' prior written notice, but must honor the rental rates and service fees in effect under existing OPUS Station rental agreements and OPUS Station service agreements for the duration of their terms. The Pyxis Agreement terminates on December 31, 1997 unless mutually extended by the parties thereto.

     As of June 30, 1996, a total of 91 OPUS Stations were in active use at 68 different oncology practices, including eight OPUS Stations in use at six different oncology practices operated by OnCare. When an oncology practice orders an OPUS Station, OPUS Station technicians travel to the installation site, install the machines, and train the office staff. The OPUS Station units are typically leased to customers on a month-to-month basis or for an extended term with a 30- or 60-day notice of cancellation; lease payments typically include the rental cost of the equipment and all service.The OPUS Station Business has not had significant revenues from the rental of equipment and has operated at a loss since inception.

     In order to realize the full benefits of OPUS Station (automatic reordering of inventory and data reports), OPUS Station customers need to order most of their oncology drugs from OTN. Purchases of oncology drugs from OTN by OPUS Station customers typically exceed 80% of their total oncology drug purchases.

     Competition

     In Axion's opinion, the environment in which OTN operates is intensely competitive, and OTN has a number of current and potential competitors, including drug manufacturers and drug wholesalers that are members of the National Wholesale Druggists Association ("NWDA"), a significant number of which have substantially greater



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financial, technical marketing and human resources capabilities than OTN and some of which distribute BMS and other manufacturers' oncology products to office-based oncologists. Established NWDA distributors to hospitals are also engaging in distributing oncology products to office-based oncologists. Axion expects additional competition from other established and emerging companies, particularly if the community of office-based oncologists continues to develop and expand. Increased competition could result in price reductions, reduced margins and loss of market share, any of which could materially and adversely affect OTN and Axion. Axion believes that the principal competitive factors in the distribution of oncology drugs and related supplies are price, quality of customer service, technical support and reputation. There can be no assurance that OTN will be able to compete successfully against current or future competitors or that competitive pressures faced by OTN, including exclusive marketing arrangements with respect to key products or superior marketing capabilities possessed by competitors, will not materially and adversely affect Axion's business, financial condition and results of operations.

     Government Regulation

     Various federal and state statutes and regulations govern or influence the labeling, storage, recordkeeping, reporting, distribution, promotion and marketing of oncology products. Any failure of OTN or its agents or suppliers to comply with these and other regulatory requirements could subject Axion to regulatory and judicial enforcement actions, including but not limited to product recalls or seizures, injunctions and civil and criminal penalties. Moreover, if products OTN distributes are withdrawn from the market, Axion's business, financial condition and results of operations could be materially and adversely affected.

     As a marketer and distributor of pharmaceutical products, OTN is directly subject to Food and Drug Administration ("FDA") administered laws and regulations pertaining to the promotion and distribution of such products. The FDA regulates these matters rigorously, and its enforcement policies and practices in these areas undergo periodic review and modification. Were the FDA to apply these laws and regulations in such a manner as to require alterations in OTN's current practices, Axion's business, financial condition and results of operations could be adversely affected. OTN may also be affected by government regulation of the products it distributes and of the manufacturers of such products.

     Even if regulatory approvals have been obtained by a manufacturer for a product, a marketed drug and its manufacturer are subject to ongoing review by the FDA, and later discovery of previously unknown problems with a product or manufacturer may result in restrictions on the product or its manufacturer, including withdrawal of the product from the market. In addition, there can be no assurance that review or actions by the FDA or other regulatory authorities will not involve delays adversely affecting the marketing and sales of products sold and proposed to be sold by OTN.

     OTN's marketing activities are also regulated under federal and state laws and regulations governing sales practices, including discounting, for health care products and services (so-called "anti-kickback" laws). These laws and regulations are broad in scope and are subject to frequent modification and reinterpretation. Any application of such laws and regulations by a governmental authority to OTN's marketing practices so as to require alteration of those practices could have an adverse effect on Axion's business, financial condition and results of operations. There can be no assurance that OTN's marketing activities will be determined to be in compliance with applicable laws and regulations. Noncompliance with such laws and regulations could materially adversely affect Axion's business, financial condition and results of operations.



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     Facilities


     The Partnership currently leases approximately 18,600 square feet of office space in a building in South San Francisco, California. This facility is leased through October 2001 and will continue to be leased by the Partnership after the Merger.


     AHC currently occupies office space at 1111 Bayhill Drive, Suite 125, San Bruno, California. This office space is leased from OnCare, which has an informal sublease arrangement with AHC. Such office space will continue to be leased by AHC from OnCare after the Merger.

     The principal executive offices of Axion are located at 1111 Bayhill Drive, Suite 125, San Bruno, California 94066, and its telephone number at such offices is (415) 589-5900.

     Employees


     As of June 30, 1996, Axion and its subsidiaries had approximately 115 employees. Following the Merger, approximately 46% of these employees will be employees of AHC or OnCare and approximately 54% of these employees will be employees of the Surviving Corporation and its subsidiaries. None of the employees of Axion or its subsidiaries is represented by a labor union or is party to a collective bargaining agreement. Axion and its subsidiaries have not experienced any work stoppages and consider their relations with their employees to be good.


     Trademarks


     Oncology Therapeutics Network(R), Axion(R), and the Axion logo are registered trademarks of Axion, and Axion HealthCare(TM), OnCare Practice Utilization System(TM), OPUS(TM), and OPUS Health Systems(TM) are trademarks of Axion. Further, the Axion HealthCare, OnCare Practice Utilization System and OPUS trademarks are pending applications at the United States Patent and Trademarks Office. Following the Effective Time, AHC and its subsidiaries will retain all rights to the Axion trademark and tradename, as well as trademarks and tradenames containing the "OPUS" name, and the Surviving Corporation will amend its Certificate of Incorporation to change its name. Pursuant to the License Agreement, at the Effective Time AHC will grant the Surviving Corporation licenses to use certain trademarks and trade names and other intellectual property to be owned by AHC and its subsidiaries. See "Relationship with BMS--License Agreement". Pursuant to a Trademark License Agreement, BMS has licensed to the Partnership the use of certain BMS trademarks and tradenames. This Trademark License Agreement will terminate at the Effective Time.

     Litigation

     In the ordinary course of its business, Axion may be subject from time to time to claims and legal actions. Axion has no history of claims or actions which have had a material effect on its business, financial condition or results of operations.

     In the ordinary course of its business, Axion (through its subsidiaries) purchases and resells pharmaceutical products and related medical supplies. As a result, Axion faces the risk of product liability claims and there can be no assurance that it will avoid significant product liability exposure. Axion does not have product liability insurance, and there can be no assurance that a product liability claim, whether ultimately successful or not, would not have a material adverse effect on the business, financial condition and results of operations of Axion.



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BMS


     BMS was incorporated under the laws of the State of Delaware in August 1933 under the name Bristol-Myers Company as successor to a New York business started in 1887. In 1989, the Bristol-Myers Company changed its name to Bristol-Myers Squibb Company, as a result of a merger. BMS, through its divisions and subsidiaries, is a major producer and distributor of pharmaceutical products, medical devices, nonprescription health products, toiletries and beauty aids. At June 30, 1996, BMS had total assets of approximately $13,750 million and stockholders' equity of approximately $6,065 million.

     BMS's principal executive offices are located at 345 Park Avenue, New York, New York 10154-0037 and its telephone number at such offices is (212) 546-4000.


     To obtain additional information concerning the business of BMS, including audited and unaudited financial information, see "Available Information" and "Incorporation of Certain Information by Reference".


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                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                  CONDITION AND RESULTS OF OPERATIONS OF AXION
                            (in thousands of dollars)


     The following discussion contains forward-looking statements. Axion's actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include those discussed below and elsewhere in this Proxy Statement/Prospectus, particularly in "Risk Factors" herein and in "Special Factors" in the Information Statement attached as Appendix G hereto.


Overview


     Axion's principal business is the OTN Business. Axion formed the Oncology Therapeutics Network in September 1990 to distribute oncology drugs and related supplies (collectively, "oncology products") and to provide clinically oriented services to office-based oncologists. In July 1993, to expand the OTN Business, Axion formed the Partnership with BMS. Axion contributed its existing distribution business to the Partnership and BMS agreed to provide the promotional support of its oncology products sales forces and also appointed the Partnership the exclusive sales agent to U.S. office-based oncologists for BMS oncology products. Unlike OTN's oncology product distribution arrangements with other manufacturers, OTN does not purchase oncology products from BMS for resale. Instead, OTN receives a commission for BMS oncology products distributed by OTN and, as a result, does not record product revenues from sales of such products. BMS retains the right to control pricing and product-related decisions with respect to BMS oncology products. Currently, OTN is responsible for collecting (and financing) payments from sales of BMS oncology products for up to 180 days, and, within 60 days after shipment, remits to BMS the amount of the receivable for such shipment less commissions. BMS reimburses OTN for the portion of OTN's financing costs that relate to the sale of BMS oncology products. BMS ultimately retains the collection risk of receivables arising from its product sales.

     Axion consolidates the Partnership in the Axion financial statements. The Partnership represents the most significant portion of Axion's consolidated total assets and revenues and accounts for all of Axion's consolidated income from operations.

     Since its formation in 1987, Axion has engaged in several other oncology-focused businesses. None of those businesses has achieved substantial revenues or operated profitably to date. Those businesses include: its oncology clinical studies programs started in 1987; its oncology drug development activities started in 1992 and terminated in 1993; the development of its oncology disease management programs begun in 1994 arising from its oncology clinical studies programs; its oncology information systems activities, begun in 1994; and its oncology physician practice management business started in June 1995 and distributed (except for the OnCare Preferred Stock held by Axion) to Axion's stockholders in December 1995.

     AHC was formed in late 1994 to carry on the clinical studies programs begun by Axion in 1987 and to continue the development of oncology disease management programs arising from such clinical studies programs. AHC expects that the AHC Business, its principal business, will consist of providing cancer-specific managed care services to cancer care payers and providers. The AHC Business has generated limited revenues and has incurred losses since AHC's formation and is not expected to operate profitably in the foreseeable future.

     OPUS was formed in late 1994 to own and operate all of Axion's information technology assets and resources. OPUS consists of the OPUS Station Business and the OPUS Matrix Business. The OPUS Station Business furnishes automated drug dispensing and inventory tracking systems to office-based oncology practices. The OPUS Station



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Business has not generated significant revenues, and has operated at a loss since its inception in 1995, and is not expected to operate profitably in the foreseeable future. The OPUS Matrix Business consists of (i) computer software which provides office-based oncology practices with access to drug and treatment information and (ii) the management information systems to support Axion's businesses. Pursuant to an agreement with EDS, OPUS has an irrevocable, perpetual, worldwide exclusive license for the computer software used in the OPUS Matrix Business. The OPUS Matrix Business has incurred losses since its inception in 1994, and is not expected to operate profitably in the foreseeable future.


     OnCare was formed in June 1995 to acquire and manage oncology physician practices. On December 31, 1995, Axion distributed to holders of Axion Common Stock, holders of Axion Options and holders of Axion Preferred Stock all Axion's holdings of shares of common stock of OnCare (representing 88.8% of the common stock of OnCare then outstanding). At the time of such distribution Axion acquired 700,000 shares of OnCare Preferred Stock in exchange for cancellation of a $3,500 portion of a loan previously made by Axion to OnCare. In February and March of 1996, Axion spent an additional $10,000 to acquire 2,000,000 additional shares of OnCare Preferred Stock.

     The comments which follow relate to Axion's consolidated results of operations and liquidity and capital resources. Included in the consolidated operating results are combined amounts for OnCare in 1995 and AHC and OPUS (including the OPUS Station and OPUS Matrix Businesses) for the year ended December 31, 1995 and the six months ended June 30, 1995 and 1996. Net revenues and net loss amounts for combined OnCare, AHC and the OPUS Matrix Business for the year ended December 31, 1995 are $3,615 and $2,094, respectively. Net revenues and net loss amounts for AHC and the OPUS Matrix Business for the six-month period ended June 30, 1995 are $253 and $844, respectively. Net revenues and net loss amounts for AHC and the OPUS Matrix Business for the six-month period ended June 30, 1996 are $104 and $1,376, respectively.


Results of Operations

     Three years ended December 31, 1995


     Net revenues increased in excess of $70,000 annually in each of the past two years, from $56,052 in 1993 to $126,369 in 1994 to $198,950 in 1995.
Substantially all of these net revenues arose from the OTN Business. Net revenues included commissions from BMS to the Partnership of $1,440 in 1993, $6,527 in 1994 and $9,412 in 1995 as compensation for the Partnership's services as exclusive sales agent for BMS oncology products. No product sales revenues are recorded by the Partnership in connection with its role as agent for the sale of BMS oncology products. The substantial increases in net revenues, including the increases in BMS commissions, in each of 1994 and 1995 were attributable principally to a continued increase in product shipments as a result of increased penetration of existing customer accounts and, to a lesser degree, to an increase in the number of OTN's customers. The balance of such increases was attributable to increases in the prices of the oncology products distributed by OTN, which typically reflect a pass-through of manufacturers' price increases to the Partnership. There can be no assurance that net revenues will continue to grow, if at all, at the same rate achieved in the past two years.

     Total costs and expenses increased from $59,982 in 1993 to $122,937 in 1994 to $189,741 in 1995, representing 107%, 97% and 95% of net revenues in 1993, 1994 and 1995 respectively. Cost of revenues, which represent the principal component of total costs and expenses, represented 91.0%, 89.1% and 88.6% of net revenues in 1993, 1994 and 1995, respectively. The principal component of cost of revenues is the purchase cost of oncology products, which remained relatively constant as a percentage of net revenues during the three-year period due to the Partnership's efforts to maintain relatively stable mark-up percentages over purchase cost in establishing selling prices. The decline in cost of revenues during the three-year period is primarily attributable to a decrease in



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warehouse and distribution costs as greater shipment volumes have allowed the
Partnership to achieve economies of scale with respect to its warehouse and distribution costs.

     Sales and marketing costs and general and administrative costs declined as a percentage of net revenues over the three-year period due to the OTN Business's ability to leverage its existing infrastructure over greater shipment volumes. Sales and marketing expenses as a percentage of net revenues decreased from 3% in 1993 to 2% in 1994 and 1% in 1995. General and administrative expenses as a percentage of net revenues decreased from 10% in 1993 to 7% in 1994 and 6% in 1995.

     Axion incurred costs of $1,607 in connection with its product development program in 1993. These activities were terminated in August 1993. See Note 6 of Notes to Consolidated Financial Statements on F-13.

     In 1993, Axion incurred a loss from operations of $3,930. The substantial increase in net revenues in each of 1994 and 1995, together with the beneficial effects on total costs and expenses resulting from an increasing scale of operations, resulted in income from operations of $3,432 in 1994 and $9,209 in 1995. All of the income from operations in each of 1994 and 1995 was attributable to the OTN Business. Axion's other businesses operated at a loss during the three-year period.

     Other expense, net was $36 in 1993, $2,004 in 1994 and $135 in 1995. Other expense, net consists principally of amounts related to the financing of the Partnership's accounts receivable under various arrangements. From August 1993 until September 1994, to facilitate the provision of credit to OTN customers and to reduce the requirement for other working capital financing, the Partnership and BMS entered into agreements with General Electric Capital Corporation ("GECC") for the sale of eligible accounts receivable (both BMS and non-BMS oncology product related), subject to a 25% cash holdback by GECC of the uncollected balance. Proceeds from the sale of BMS and non-BMS oncology product-related accounts receivable were remitted directly by GECC to the Partnership, less the holdback. Also included in the $36 of other expense, net in 1993 was income of $996, classified as minority interest and representing BMOTN allocated share (50%) of the Partnership's net loss for the period from inception of the joint venture in August 1993 through December 31, 1993. The Partnership operated profitably after 1993 and all of those profits were allocated to Axion's interest (none to BMS) under the preferential allocation formula in the Partnership Agreement. See "The Companies--Axion--Oncology Therapeutics Network--OTN Partnership Agreement".

     Because the Partnership is not required to pay BMS for BMS oncology product sales for 60 days, during the one-year period that the GECC arrangements were in effect, the Partnership had net funds available for investment and recognized interest income. Axion reported interest income of $490 in 1993, $1,306 in 1994 and $756 in 1995. Interest income varies from year to year as a result of the amount of cash invested from operations, typically on a short-term basis. GECC fees, less reimbursements from BMS of a portion thereof, were $1,407 in 1993 and $2,945 in 1994. These fees were reported as other nonoperating expense in those years. Axion reported interest expense of $115 in 1993, $365 in 1994 and $1,037 in 1995. Interest expense increased significantly from 1994 to 1995 as a result of the termination of the GECC agreements and the replacement thereof with, for the period from September 1994 through January 1995, bridge loans, initially from both Axion and BMS but eventually from BMS alone, and then in January 1995 a revolving bank credit facility for up to $50,000, which financed increased borrowings to fund working capital requirements arising from increased product shipments and revenue levels.

     In 1993, Axion incurred a loss before provision for income taxes of $3,966. In 1994, Axion reported $1,428 of income before provision for income taxes and the same amount of net income, due to a $7,362 increase in income from operations, which resulted from growth in revenues. No income tax provision was necessary in 1994 because of the availability of previously unrecognized net operating loss carryovers. In 1995, income before



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provision for income taxes increased $7,646 to $9,074, due to a $5,777 increase in income from operations, which resulted from growth in revenues and associated economies of increased scale of operations and a $1,869 reduction in other expense, net primarily due to the termination of the arrangements for sale of receivables to GECC. A $1,187 provision for income taxes in 1995 reduced net income in 1995 to $7,887. The 13% effective rate of the income tax provision in 1995 reflected the remaining benefit from previously unrecognized net operating loss carryovers which were fully utilized in 1995.

     Six months ended June 30, 1996 and 1995

     Net revenues increased from $89,377 in the 1995 period to $133,161 in the 1996 period. Substantially all of these net revenues arose from the Partnership's distribution of non-BMS oncology products and from commissions ($4,122 in the 1995 period; $5,544 in the 1996 period) as exclusive sales agent for BMS oncology products. The increase in revenues (including the increase in BMS commissions) is attributable principally to a continued increase in product shipments as a result of increased penetration of existing customer accounts and, to a lesser degree, an increase in the number of OTN's customers. The balance of such increases was attributable to increases in the prices of the oncology products distributed by OTN, which typically reflect a pass-through of manufacturers' price increases to the Partnership.

     Total costs and expenses, consisting primarily of the cost of revenues, increased in the 1996 period, as a result of the significant increase in net revenues. Sales and marketing expense was stable in the 1995 and 1996 periods. General and administrative expense increased from $4,723 in the 1995 period to $5,495 in the 1996 period due to a number of factors including increase in personnel. Total costs and expenses were $85,880 in the 1995 period and $125,893 in the 1996 period representing 96% and 95% of net revenues in the 1995 and the 1996 periods, respectively. Cost of revenues, which represent the principal component of total costs and expenses, represented 89.5% in the 1995 and 1996 periods.

     Income from operations increased from $3,497 in the 1995 period to $7,268 in the 1996 period. The increase was attributable primarily to the substantial increase in revenues of the OTN Business for non-BMS oncology products.

     Other income, net and other expense, net were nominal in each period.

     Income before provision for income taxes increased from $3,475 in the 1995 period to $7,247 in the 1996 period. The increase was attributable primarily to the substantial increase in revenues of the OTN Business for non-BMS oncology products.

     Net income increased from $3,175 in the 1995 period (after provision for income taxes at a 9% effective rate, which reflects the remaining benefit of unrecognized net operating loss carryovers) to $4,422 in the 1996 period (after provision for income taxes at a 39% effective rate). No further previously unrecognized net operating loss carryovers were available in 1996, causing the increase in the effective rate of the income tax provision in the 1996 period.

     Recent Developments

         Axion's preliminary consolidated net revenues for July and August of 1996 have been better than those for recent months, due primarily to the addition of sales of four new oncology drugs approved by the Food and Drug Administration in May and June of 1996. Such net revenues are not necessarily indicative of the results that may



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be expected for the full year ending December 31, 1996, and are not intended to be a projection of future net revenues or trends.


Liquidity and Capital Resources


     Prior to the formation of the Partnership in July 1993, Axion financed its operating activities primarily through the issuance of five series of Axion Preferred Stock, which resulted in an aggregate of $17,248 in net proceeds to Axion. Axion also had borrowed moderate amounts from time to time under various bank credit facilities to meet its financing needs. In 1993, Axion increased its borrowings under its then existing bank credit lines from $1,400 to $3,939 in connection with increased activities relating to entry into the Partnership, and then repaid the entire $3,939. Axion operated at a loss through 1993, with a loss of $3,966 in 1993 increasing the accumulated deficit to $8,709 at December 31, 1993.

     With the formation of the Partnership in July 1993, there was a need for substantially increased financial resources, including additional borrowing capacity, both to grow the OTN Business and to finance OTN's receivables with respect to sales of BMS oncology products under the Sales Agency Agreement. Under the Sales Agency Agreement, unlike OTN's oncology product distribution arrangement with other manufacturers, OTN does not purchase oncology products from BMS for resale. Instead, OTN receives a commission for BMS oncology products distributed by OTN and, as a result, does not record product revenues from sales of such products. OTN is responsible for collecting (and financing) payments from sales of BMS oncology products for up to 180 days, and, within 60 days after shipment, remits to BMS the amount of the receivable for such shipment less commissions. BMS reimburses OTN for the portion of OTN's financing costs that relate to the sale of BMS oncology products. BMS ultimately retains the collection risk of receivables arising from its product sales. See "The Companies--Axion--Oncology Therapeutics Network--Sales Agency Agreement".

     From August 1993 until September 1994, to facilitate the provision of credit to OTN customers and to reduce the requirement for other working capital financing, the Partnership and BMS entered into agreements to sell both BMS and non-BMS product receivables to GECC, subject to a 25% cash holdback of the uncollected balance. In September 1994, the arrangement with GECC was terminated, and BMS provided interim financing under a short-term $30,000 secured note agreement. Also in 1994, Axion received $5,744 in net proceeds through the issuance of a sixth series of Axion Preferred Stock. In January 1995, the Partnership arranged for a revolving bank credit facility of $50,000, subject to renewal annually, with borrowings secured by, among other things, the Partnership's accounts receivable and inventories, its rights under the Sales Agency Agreement and certain other tangible and intangible collateral. The $30,000 BMS short-term note was repaid from borrowings under the $50,000 revolving bank credit facility. From January 1995 to date, the ongoing financing needs of the Partnership have been provided by the $50,000 revolving bank credit facility. At December 31, 1995, borrowings under the revolving bank credit facility totaled $35,617. At December 31, 1995 and June 30, 1996, the Partnership also had available in excess of $14,000 and $9,000, respectively, which had not been drawn upon under the $50,000 revolving credit line. The revolving bank credit facility expires December 31, 1996.

     Axion has been profitable since 1994 with net income of $1,428 in 1994, $7,887 in 1995 and $4,422 in the six months ended June 30, 1996. At December 31, 1995, cash, cash equivalents and short-term investments amounted to $13,522. At June 30, 1996, these same items amounted to $3,186 reflecting the use of $10,000 during the first quarter for the acquisition of additional OnCare Preferred Stock. Preference payments received by Axion from the Partnership total approximately $11,900, including approximately $4,800 in 1995 and $7,100 in the six months ended June 30, 1996.



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                                   THE MERGER

     This section of the Proxy Statement/Prospectus describes certain aspects of the proposed Merger. To the extent that it relates to the Merger Agreement, the following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Appendix A to this Proxy Statement/Prospectus and is incorporated herein by reference. As used in this Proxy Statement/Prospectus, the "Retained Company" or the "Retained Companies", as the case may be, means Axion, together with its subsidiaries, OTNC, OPUS and the Partnership, which collectively will own and conduct the Retained Business at the Effective Time. All Axion stockholders are urged to read the Merger Agreement in its entirety.

Background and Reasons for the Merger; Recommendation of the Axion Board

     Axion's management regularly reviews its current business strategies and evaluates new opportunities.

     In 1994, Axion determined that there were significant opportunities to build on its relationships with oncologists to develop a cancer disease management services business (combined with oncology information services).


     In early 1995, certain customers of the OTN oncology drug and related supplies distribution business (the "OTN Business") reduced their purchases from OTN due to such customers' perception that a conflict existed between the OTN Business, on the one hand, and Axion's developing cancer disease management services business, on the other hand. Concerns about this perceived conflict were manifested most strongly by oncology physician practice management ("PPM") groups, who indicated that they viewed Axion as a competitor or potential competitor.

     As a result, Axion management became increasingly concerned that any conflict or perceived conflict between the OTN Business and Axion's cancer disease management services business would prove detrimental to the business and prospects of OTN. In the third quarter of 1995, the Axion Board instructed management to consider strategic alternatives to address the conflict issue.

     In October 1995, Axion engaged Alex. Brown & Sons Incorporated ("Alex. Brown") to assist Axion in exploring and effecting strategic alternatives for the OTN Business. In consultation with Alex. Brown, Axion management recommended separating the OTN Business from Axion's other businesses. Three alternatives for accomplishing this separation were recommended: (1) an initial public offering of OTNC's common stock; (2) a sale of Axion's interest in OTN to another company; and (3) a sale of Axion's interest in OTN to its joint venture partner, BMS. Each of these alternatives would have alleviated the conflict issue. Axion decided to attempt to move forward simultaneously on each of these three recommended alternatives in an effort to determine which path would result in the maximum return to Axion's stockholders. Axion did not consider it desirable to discontinue its cancer disease management business (principally AHC and OnCare) in light of the significant investments that Axion had made at that time in such business and its view of the opportunities associated with such business.

     As part of the original negotiation and establishment of the Partnership in 1993, BMS and BMOTN were granted certain rights with respect to the management and operations of the Partnership, as well as certain protections against a change in control of Axion, OTNC or the Partnership. The change of control protections contained in the Partnership Agreement and the Sales Agency Agreement (pursuant to which OTN was appointed by BMS as its exclusive sales agent for sales of oncology drugs and biologics to U.S. office-based oncologists) give BMS the right to terminate the OTN Partnership Agreement and the Sales Agency Agreement in the event of a Change of Control of Axion. A Change of Control of OTNC or the Partnership is treated under the Sales Agency Agreement as an assignment requiring BMS's consent, which BMS is entitled to withhold in its sole discretion. Such an assignment without BMS's consent would constitute a material breach of the Agreement, and would entitle BMS



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to terminate the Sales Agency Agreement and the Partnership Agreement.
Accordingly, implementation of any of Axion's proposed alternatives to separate the OTN Business from Axion's other businesses required the consent of BMS. In October 1995, Axion commenced discussions with BMS regarding the prospect of an initial public offering of OTNC's common stock or, alternatively, the sale of Axion's interest in the Partnership.

     In October 1995, Axion and Alex. Brown began preparation of a registration statement for a public offering of OTNC's common stock. BMS was willing to consider a public offering of OTNC's common stock only if BMOTN would retain its existing contractual rights with respect to the management and operations of the Partnership. Alex. Brown advised Axion that it would be necessary for BMOTN to give up certain of such existing contractual rights in order to obtain the desired valuation from public market investors. As a result, Axion concluded, based upon advice from Alex. Brown, that a public offering was not feasible under the existing circumstances. The public offering was abandoned in late 1995.

     In December 1995, BMS provided Axion with an oral non-binding indication of interest with respect to the acquisition of Axion's interest in the Partnership. Based on discussions with Alex. Brown, Axion concluded that the purchase price involved was below the value of Axion's interest in the Partnership.

     Concerns related to the perceived conflict between the OTN Business and Axion's cancer disease management business continued during the second half of 1995, particularly because during that period OnCare progressed from the development stage to the commencement of operations through the acquisition in August 1995 of an oncology practice group. As a result, Axion determined to distribute all its holdings of OnCare common stock to stockholders of Axion, retaining an interest of $3.5 million in OnCare Preferred Stock. The distribution was completed effective as of December 31, 1995. In February and March of 1996, Axion spent an additional $10 million to acquire additional shares of OnCare Preferred Stock. The perception of a conflict by OTN's customers continued due to Axion's continuing development of AHC's cancer-specific managed care services business, Axion's significant economic stake in OnCare and Axion and OnCare's substantially overlapping stockholders and senior management.

     In January 1996, on behalf of Axion, Alex. Brown initiated contacts with a number of potential acquirors of Axion's interest in the Partnership. Over the next several months, these contacts resulted in preliminary non-binding indications of interest from several potential third-party acquirors. During the first and second quarters of 1996, Axion engaged in preliminary discussions, and exchanged due diligence materials, with several potential third-party acquirors.

     Acquisition discussions also continued in 1996 with BMS. In January 1996, the discussions with BMS were expanded to include purchasing both Axion's interest in OTN and the OPUS Station Business.

     On April 1, 1996, BMS made a written non-binding proposal to acquire both Axion's interest in OTN and the OPUS Station Business on terms significantly more favorable to Axion and its stockholders than had been previously indicated by BMS. Negotiations ensued during April and May 1996, during which time Axion also received other non-binding indications of interest from several potential third-party acquirors. As discussed above, however, any sale of Axion's interest in OTN to a third party would have triggered the right of BMS or BMOTN, as applicable, to terminate the OTN Partnership Agreement and/or the Sales Agency Agreement, and all proposals received by Axion were made subject to or predicated on the continuation of the Partnership Agreement and Sales Agency Agreement. Axion believed that none of the potential third-party acquirors would be willing to acquire its interest in OTN without the benefit of the existing contractual arrangements with BMS. During the course of these negotiations, BMS indicated to Axion that it was BMS's intent to acquire Axion's interest in OTN and that BMS was not willing to commit that it would not exercise its right to terminate the Partnership Agreement and Sales Agency Agreement in the event of a sale of Axion's interest in OTN to a third party unless BMOTN would retain



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its existing negotiated rights with respect to the management and operations of the Partnership. In late May 1996, BMS again increased its proposed purchase price and agreed to a transaction structure proposed by Axion designed to make the proposed sale tax-free to Axion and its stockholders. BMS also agreed to increase the amount of cash BMS had initially proposed be distributed from the Partnership to Axion which would be available to fund the development and growth of the Acquired Business to be distributed to Axion's stockholders. Axion and BMS entered into a letter of intent on June 20, 1996, and the Merger Agreement was signed on August 2, 1996. The Amended and Restated Merger Agreement was signed on September 19, 1996

     In evaluating the proposed Merger, the Axion Board discussed and considered a variety of factors in order to make a determination of what is in the best interests of Axion and its stockholders. Specifically, the Axion Board considered:

          The continuing need to take action to alleviate the perceived conflict between the OTN Business and Axion's cancer disease management services business (including Axion's continued relationship with and interest in OnCare) in order that such conflict not be detrimental to the business and prospects of OTN.

          The Axion Board's desire to pursue Axion's cancer disease management services business, including Axion's continued relationship with and interest in OnCare, particularly in light of the significant investments made to date by Axion in this business and the Axion Board's view of the opportunities associated with this business.

          The value to be provided to Axion's stockholders as a result of their receipt of shares of BMS Common Stock in the Merger, including the anticipated tax-free nature of the proposed transaction to Axion's stockholders and the liquidity that would be afforded to Axion's stockholders by an investment in BMS Common Stock.

          The indemnification obligations that Axion's stockholders would have to BMS in connection with the proposed transaction and the limitation of such obligations, except in certain limited circumstances, to the $5,000,000 of BMS Common Stock to be held in escrow.

         The opportunity for Axion's stockholders to continue to participate on an equity basis in the growth and development of the cancer disease management services business, including through Axion's interest in the OnCare Preferred Stock, as a result of Axion's stockholders' receipt of shares of AHC Preferred Stock in the Distribution.

     o The cash to be provided to AHC in connection with the transaction to support AHC's operations and development after giving effect to the $5,000,000 in cash to be held in escrow to secure the indemnification obligations of Axion's stockholders, AHC and certain of its subsidiaries to BMS in connection with the proposed transaction and the uncapped nature of certain of those obligations.

     o The viability of other alternatives or potential transactions in light of the terms of the Partnership Agreement and the Sales Agency Agreement and the history of Axion's discussions with BMS and other potential third-party acquirors, including BMS's willingness to consider an initial public offering of OTNC's common stock only if BMOTN would retain its existing negotiated rights with respect to the management and operations of the Partnership and BMS's expressed intent to acquire Axion's interest in OTN and its unwillingness to commit that it would not exercise its right to terminate the Partnership Agreement and the Sales Agency Agreement in the event of a sale of Axion's interest in OTN to a third



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          party and the likely unwillingness of third parties to proceed with any transaction if the existing contractual arrangements with BMS were not in place.


     Based on the foregoing, the Axion Board concluded that a sale of its interest in OTN was necessary to alleviate the ongoing conflict issue and permit the continued development and growth of its cancer disease management services business and that the proposed transaction with BMS was the best alternative available to Axion and its stockholders and represented a fair price to Axion's stockholders.

     The Axion Board believes that the terms of the Merger are fair to, and in the best interests of, Axion and Axion's stockholders. The Axion Board has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and recommends that Axion stockholders vote FOR approval of the Merger Proposal and that the holders of Axion Preferred Stock vote FOR approval of the Preferred Stock Proposal.

BMS's Reasons for the Merger

     BMS believes that the separation of the OTN Business from Axion's other businesses will protect and enhance the value of BMS's existing investment in the Partnership by eliminating any conflict that may have been perceived by office-based oncology practices or by PPMs that manage (and control purchasing for) office-based oncology practices. BMS believes that the acquisition of Axion's interest in OTN will allow BMS to expand the quality of services provided by BMS to office-based oncology practices and enhance BMS's core oncology franchise.


Terms of the Merger Agreement

     The Merger

     At the Effective Time, BMS and Axion will consummate the Merger, in which BMS Sub will be merged with and into Axion. Axion will be the Surviving Corporation in the Merger, and the separate existence of BMS Sub will cease.

     Certificate of Incorporation and By-Laws


     The Amended and Restated Certificate of Incorporation of Axion (the "Axion Certificate of Incorporation") will be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. The By-laws of Axion, as amended and restated (the "Axion By-laws"), in effect at the Effective Time will be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.


     Directors and Officers

     The directors of BMS Sub at the Effective Time will be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of BMS Sub at the Effective Time will be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


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     Conversion of Axion Common Stock in the Merger


     At the Effective Time, each issued and outstanding share of Axion Common Stock (other than any shares of Axion Common Stock owned by Axion or any subsidiary of Axion or BMS or any wholly owned subsidiary of BMS and any Dissenting Shares) will be converted into the right to receive the Conversion Number of fully paid and nonassessable shares of BMS Common Stock (the "Merger Consideration"). The "Conversion Number" will be equal to the quotient of (a)(i) $86,000,000 divided by (ii) the Average Value of BMS Common Stock divided by (b) the number of shares of Axion Common Stock outstanding immediately prior to the Effective Time (calculated on a fully diluted basis assuming each share of Axion Preferred Stock outstanding immediately prior to the Effective Time has been converted in accordance with its terms into one share of Axion Common Stock and all Axion Options outstanding immediately prior to the Effective Time have been exercised or canceled and the related subject shares (other than any subject shares related to any portion of any Axion Option that shall have been canceled and not exercised) of Axion Common Stock are outstanding (collectively, the "Diluted Share Assumption")). The term "Average Value of BMS Common Stock" means an amount equal to the average of the per share closing prices of BMS Common Stock as reported on the NYSE Tape for the 10 consecutive full NYSE trading days ending on the fifth full NYSE trading day immediately preceding the Effective Time; provided that (A) if the BMS Board declares a cash dividend on the outstanding shares of BMS Common Stock having a record date after the Effective Time but an ex-dividend Ex-Date that occurs during the averaging period, then for purposes of computing the Average Value of BMS Common Stock, the closing price on the Ex-Date and any trading day in the averaging period after the Ex-Date will be adjusted by adding thereto the amount of such dividend and (B) if the BMS Board declares a cash dividend on the outstanding shares of BMS Common Stock having a record date before the Effective Time and an Ex-Date that occurs during the averaging period, then for purposes of computing the Average Value of BMS Common Stock, the closing price on any trading day before the Ex-Date will be adjusted by subtracting therefrom the amount of such dividend. Notwithstanding anything to the contrary contained in the Merger Agreement, in the event that as of the Closing Date the Average Value of BMS Common Stock is less than the Minimum Price ($82.73), then for the purposes of calculating the Merger Consideration, the Average Value of BMS Common Stock will be deemed to be the Minimum Price, and in the event that as of the Closing Date the Average Value of BMS Common Stock is greater than the Maximum Price ($91.43), then for the purposes of calculating the Merger Consideration, the Average Value of BMS Common Stock will be deemed to be the Maximum Price. If, prior to the Effective Time, the BMS Board declares a stock split, stock combination, stock dividend or other non-cash distribution on the outstanding shares of BMS Common Stock, then the Minimum Price and Maximum Price (and if the Ex- Date for such event occurs during the averaging period, the Average Value of BMS Common Stock) will be appropriately adjusted to reflect such split, combination, dividend or other distribution.

     Based on the Diluted Share Assumption (and assuming exercise of all Axion Options other than the Goldberg $10.00 Options (as defined herein), resulting in an aggregate of 9,970,509 shares of Axion Common Stock outstanding), and assuming an Average Value of BMS Common Stock equal to $92.83 (the average per share closing price of BMS Common Stock for the 10 full NYSE trading days ending September 18, 1996, the most recent full NYSE trading day available prior to printing this Proxy Statement/Prospectus), in which event the Conversion Number would be calculated based on an Average Value of BMS Common Stock equal to the Maximum Price of $91.43, (a) the Conversion Number would be 0.094 and (b) assuming a market value of the BMS Common Stock on the date received by holders of Axion Common Stock in the Merger of $92.83, the aggregate market value of BMS Common Stock to be received by holders of Axion Common Stock in the Merger would be approximately $87 million, or approximately $8.73 per share of Axion Common Stock. There can be no assurance that these assumptions will be true as of the Effective Time.



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     The Average Value of BMS Common Stock is determined as of five full NYSE trading days immediately preceding the Effective Time (which date may be after the date of the Special Meeting), at which time the Average Value of BMS Common Stock may be less than the assumed $92.83 Average Value of BMS Common Stock referred to above and indeed may be less than the Minimum Price. If the Average Value of BMS Common Stock at such time is between the Minimum Price ($82.73) and the Maximum Price ($91.43), the aggregate market value of BMS Common Stock to be received by holders of Axion Common Stock in the Merger will be $86 million, or approximately $8.63 per share of Axion Common Stock (based on the Diluted Share Assumption and assuming exercise of all Axion Options other than the Goldberg $10.00 Options). If the Average Value of BMS Common Stock at such time is less than the Minimum Price, the aggregate market value of BMS Common Stock to be received by holders of Axion Common Stock in the Merger will be less, and may be substantially less, than $86 million, or approximately $8.63 per share of Axion Common Stock (based on the Diluted Share Assumption and assuming exercise of all Axion Options other than the Goldberg $10.00 Options). The foregoing statements in this paragraph assume that the market value of BMS Common Stock on the Closing Date is equal to the Average Value of the BMS Common Stock used to calculate the Conversion Number. However, the actual market value of BMS Common Stock on the Closing Date may be substantially less than the Average Value of BMS Common Stock used to calculate the Conversion Number. The actual aggregate market value on the Closing Date of BMS Common Stock received by holders of Axion Common Stock in the Merger will be equal to the number of shares of BMS Common Stock issued in the Merger multiplied by the market value of the BMS Common Stock on the Closing Date.

     Under the terms of the Merger Agreement, Axion does not have the right to decline to consummate the Merger solely because either the Average Value of BMS Common Stock used to calculate the Conversion Number is less than the Minimum Price or because the actual market value of BMS Common Stock on the Closing Date is less than the Average Value of BMS Common Stock used to calculate the Conversion Number. Therefore, if the Merger Proposal is adopted and approved and all other conditions to the Merger are satisfied (or waived by the party for whose benefit any such condition exists) at or prior to the Effective Time, Axion stockholders will assume the risk of a decline in the market value of BMS Common Stock below the Minimum Price and the risk that the actual market value of BMS Common Stock on the Closing Date is less than the Average Value of BMS Common Stock used to calculate the Conversion Number and, accordingly, the risk that the aggregate market value of BMS Common Stock to be received by the holders of Axion Common Stock in the Merger will be substantially less than $86 million or approximately $8.63 per share (based on the Diluted Share Assumption and assuming exercise of all Axion Options other than the Goldberg $10.00 Options).

     In addition, the number of assumed outstanding shares of Axion Common Stock for the purpose of calculating the Conversion Number is determined as of immediately prior to the Effective Time (which date may be after the date of the Special Meeting), at which time the actual number of outstanding shares of Axion Common Stock may be greater than the assumed 9,970,509 shares referred to above. Each share of Axion Common Stock will be converted in the Merger into the right to receive the Conversion Number of shares of BMS Common Stock. Any increase in the actual number of outstanding shares of Axion Common Stock as of immediately prior to the Effective Time would result in a corresponding decrease in the Conversion Number and, accordingly, in the number of shares of BMS Common Stock to be received in respect of each share of Axion Common Stock. The maximum number of shares of Axion Common Stock that may be outstanding as of immediately prior to the Effective Time is 10,070,509 shares.



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     Cash in Lieu of Fractional Shares


     No fractional shares of BMS Common Stock will be issued in the Merger. Each Axion stockholder who otherwise would have been entitled to receive a fraction of a share of BMS Common Stock (after taking into account all Certificates (as defined herein) registered to such holder) will receive, in lieu thereof, cash (without interest) in an amount, less the amount of any withholding taxes which may be required thereon, equal to such fractional part of a share of BMS Common Stock multiplied by the per share closing price of BMS Common Stock as reported on the NYSE Tape on the full NYSE trading day immediately preceding the Closing Date.


Effective Time; Closing


     As soon as practicable following the satisfaction (or waiver by the party for whose benefit any such condition exists) of the conditions of the Merger Agreement, BMS, BMS Sub and Axion will file the Certificate of Merger executed in accordance with the relevant provisions of the DGCL and will make all other filings or recordings required under the DGCL. The Merger will become effective and the Effective Time will occur immediately following the Distribution, upon the filing of the Certificate of Merger with the Delaware Secretary of State or at such time thereafter as is provided in the Certificate of Merger. The Closing will take place on a date to be specified by the parties which date will be no later than the first business day after satisfaction of the conditions to the Merger Agreement, unless another date is agreed to in writing by BMS, BMS Sub and Axion.


Exchange of Certificates in the Merger


     As soon as reasonably practicable after the Effective Time, BMS will cause the exchange agent to mail to each holder of record of a certificate or certificates whose shares were converted into the right to receive shares of BMS Common Stock (i) the Letter of Transmittal and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of BMS Common Stock. Upon surrender of a Certificate for cancellation to the exchange agent, together with the Letter of Transmittal, duly executed, and such other documents as may reasonably be required by the exchange agent, the holder of such Certificate will be entitled to receive in exchange therefor a certificate representing that number of whole shares of BMS Common Stock which such holder has the right to receive pursuant to the provisions of the Merger Agreement (which, for the avoidance of doubt, will not include the number of shares of BMS Common Stock that will be deemed to have been deposited in escrow by such holder in accordance with the provisions of the Merger Agreement), and the surrendered Certificate will be canceled. AXION STOCKHOLDERS ARE REQUESTED NOT TO SURRENDER THEIR CERTIFICATES REPRESENTING OUTSTANDING SHARES OF AXION COMMON STOCK FOR EXCHANGE UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL FROM BMS. EXECUTION AND DELIVERY OF THE LETTER OF TRANSMITTAL BY EACH FORMER AXION STOCKHOLDER WILL RESULT IN EACH SUCH FORMER AXION STOCKHOLDER BECOMING A PARTY TO AND BOUND BY THE INDEMNIFICATION AGREEMENT, THE TAX MATTERS AGREEMENT AND THE ESCROW AGREEMENT AND WILL RESULT IN THE IRREVOCABLE APPOINTMENT OF AHC AS EACH SUCH FORMER AXION STOCKHOLDER'S AGENT AND ATTORNEY-IN-FACT TO TAKE ANY AND ALL ACTIONS ON BEHALF OF EACH SUCH FORMER AXION STOCKHOLDER THAT MAY BE NECESSARY IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY SUCH AGREEMENTS. SEE "--INDEMNIFICATION ARRANGEMENTS; ESCROW; APPOINTMENT OF AHC AS REPRESENTATIVE".

     In the event of a transfer of ownership of Axion Common Stock which is not registered in the transfer records of Axion, a certificate representing the proper number of shares of BMS Common Stock may be issued



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to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of BMS Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of BMS that such tax has been paid or is not applicable. Until surrendered, each Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon surrender the certificate representing shares of BMS Common Stock and cash in lieu of any fractional shares of BMS Common Stock. No interest will be paid or will accrue on any cash payable in lieu of any fractional shares of BMS Common Stock.


     No dividends or other distributions with respect to BMS Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of BMS Common Stock represented thereby, and no cash payment in lieu of fractional shares will be paid to any such holder until the surrender of such Certificate in accordance with the provisions of the Merger Agreement. Following surrender of any such Certificate, there will be paid to the holder of the Certificate representing whole shares of BMS Common Stock issued in exchange therefor, without interest,
(i) at the time of such surrender, the amount of cash payable in lieu of any fractional shares of BMS Common Stock to which such holder is entitled and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of BMS Common Stock, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of BMS Common Stock, less the amount of any withholding taxes which may be required thereon.


     There may be deducted and withheld from the consideration otherwise payable pursuant to the Merger Agreement to any holder of Axion Common Stock such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, such withheld amounts shall be treated for all purposes of the Merger Agreement as having been paid to the holder of Axion Common Stock in respect of which such deduction and withholding was made.

      See "Risk Factors--Indemnification Obligations of the Former Axion Stockholders, AHC and the 81% AHC Subsidiaries" for a discussion of certain other matters relating to the Letter of Transmittal.


     After the Effective Time, there will be no further transfers on the stock transfer books of Axion.

Indemnification Arrangements; Escrow; Appointment of AHC as Representative


     Execution and delivery of the Letter of Transmittal by each Former Axion Stockholder will result in each such Former Axion Stockholder irrevocably appointing AHC as his/her or its agent and attorney-in-fact to execute and deliver on such Former Axion Stockholder's behalf, and thereby result in each such Former Axion Stockholder becoming a party to and bound by, the Indemnification Agreement, Tax Matters Agreement and Escrow Agreement. Such execution and delivery of the Letter of Transmittal will result in the irrevocable appointment of AHC as each such Former Axion Stockholder's agent and attorney-in-fact to take any and all actions on behalf of each such Former Axion Stockholder that may be necessary in connection with the transactions contemplated by such agreements, including to give and receive notices on each such Former Axion Stockholder's behalf and to represent each such Former Axion Stockholder with respect to any matter, suit, claim, action or proceeding arising with respect to any transaction contemplated by such agreements, including the defense, appeal or settlement of any claim, action or proceeding for which



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each such former Axion Stockholder may be obligated to indemnify any person pursuant to such agreements or may be entitled to indemnification pursuant to such agreements or which may be brought by BMS against each such Former Axion Stockholder to enforce such indemnity; and will result in each such Former Axion Stockholder ratifying and confirming any action taken by AHC in the exercise of the power of attorney granted thereby. See "Risk Factors--Indemnification Obligations of the Former Axion Stockholders, AHC and the 81% AHC Subsidiaries". Immediately following the Effective Time the Escrowed Shares and the Escrowed Cash will be placed in escrow to secure certain obligations of such Former Axion Stockholders and AHC and certain of its subsidiaries to indemnify BMS and its subsidiaries. There can be no assurance as to whether all or any portion of such Escrowed Shares will eventually be released to such Former Axion Stockholders or as to whether all or any portion of such Escrowed Cash will eventually be released to AHC. See "Indemnification Arrangements--Terms of the Indemnification Agreement"; "--Terms of the Tax Matters Agreement"; and "--Terms of the Escrow Agreement".


Representations and Warranties


     The Merger Agreement contains various representations and warranties of the parties thereto. The Merger Agreement includes representations and warranties by Axion as to: the corporate organization, standing and power of Axion, AHC and each subsidiary of the Retained Company and AHC; the subsidiaries of Axion, the Retained Company and AHC; the capitalization of Axion and its subsidiaries; the authorization of the Merger Agreement, the Distribution Agreement, the Indemnification Agreement, the Tax Matters Agreement, the Escrow Agreement, the Transitional Services Agreement, the AHC Supply Agreement, the OnCare Supply Agreement, the License Agreement, the AHC Medstation Agreement, the OnCare Medstation Agreement and each of the Non-Competition Agreements (collectively, the "Documents"); required consents and approvals; the noncontravention of any contract, law, or charter or by-law provision by the Documents or the consummation of transactions contemplated thereby; the absence of the need, except as specified in the Merger Agreement, for governmental consents to the Merger to be obtained by Axion or any of its subsidiaries; the accuracy of the financial statements provided by Axion and its subsidiaries, the Retained Company and its subsidiaries and AHC and its subsidiaries; the accuracy of information supplied by Axion for use in the Form S-4, this Proxy Statement/Prospectus and the Information Statement attached as Appendix G hereto, and the other Required AHC Documents; the absence of certain changes or events having an Axion Material Adverse Effect (as defined in the Merger Agreement), a Retained Company Material Adverse Effect or an AHC Material Adverse Effect; certain employee benefit matters; absence of changes in Benefit Plans; certain tax matters; the absence of excess parachute payments; the non-applicability of Section 203 of the DGCL or any state or federal anti-takeover statute to the Merger Agreement and the other Documents and the transactions contemplated thereby; obligations to brokers and finders; certain matters relating to the Distribution Agreement including the Retained Assets, the assets and liabilities of OTNC and intercompany receivables and payables between Axion and its subsidiaries; compliance by Axion and its subsidiaries with applicable laws and environmental laws; permits held by Axion and its subsidiaries and the Retained Company and its subsidiaries; the rights of Axion and its subsidiaries in certain property or assets that are used in the business of the Retained Company or any of its subsidiaries, intellectual property, assets other than real property interests, real property, insurance, accounts receivable and inventory; pending or threatened litigation against Axion or any of its subsidiaries; lack of labor controversies relating to Axion or any of its subsidiaries; absence of certain contracts; bank and savings accounts, safe deposit boxes, powers of attorney and officers and directors of Axion and its subsidiaries; transactions with affiliates; effect of the transactions contemplated by the Merger Agreement and the other Documents on business relationships of the Retained Company and its subsidiaries; the accuracy of information furnished; the relationship of Axion and its subsidiaries with suppliers and customers and absence of any material adverse change in such relationships; and the accuracy of representations and warranties.



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     As used in the Merger Agreement, any reference to any event, change, circumstance or development having a material adverse effect on or with respect to the Retained Company and its subsidiaries taken as a whole (a "Retained Company Material Adverse Effect") means such event, change, circumstance or development is materially adverse to the business, operation, assets, liabilities (including contingent liabilities), results of operations, financial condition or prospects of such group of entities taken as a whole, or on the ability of such group of entities taken as a whole to consummate the transactions contemplated by the Merger Agreement or by any other Document, including the Contributions, the Distribution and the Merger, or to perform its obligations under the Merger Agreement or any other Document to which it is or will be a party; provided that a Retained Company Material Adverse Effect will not include any changes to the Retained Business occurring directly as a result of the pendency, announcement or consummation of the Merger. As used in the Merger Agreement, any reference to any event, change, circumstance or development having a material adverse effect on or with respect to AHC and its subsidiaries taken as a whole (an "AHC Material Adverse Effect") means such event, change, circumstance or development is materially adverse to the business, operations, assets, liabilities (including contingent liabilities), results of operations, financial condition or prospects of such group of entities taken as a whole, or on the ability of such group of entities taken as a whole to consummate the transactions contemplated by the Merger Agreement or by any other Document, including the Contributions, the Distribution and the Merger, or to perform its obligations under the Merger Agreement or any other Document to which it is or will be a party; provided that the fact that the business of AHC and its subsidiaries as currently conducted and as proposed to be conducted immediately following the Effective Time is operating and is projected to operate on a loss basis to the extent previously disclosed to BMS in writing will not be deemed to constitute an AHC Material Adverse Effect.

     The Merger Agreement also includes representations and warranties by BMS as to: the corporate organization, standing and corporate power of BMS and BMS Sub; the valid issuance of BMS Common Stock; the authorization of the Merger Agreement and the other Documents; the noncontravention of any agreement, law or charter or by-law provision by the Documents or the consummation by BMS or BMS Sub of any transactions contemplated thereby; the accuracy of BMS's reports and financial statements filed with the Commission; the absence of certain changes or events having a BMS Material Adverse Effect, other than any BMS Material Adverse Effect arising out of, relating to or resulting from changes in the economy in general or the pharmaceutical industry or consumer products industry in general and not relating to BMS or any of its subsidiaries in particular including any BMS Material Adverse Effect arising out of, relating to or resulting from any developments in the pharmaceutical industry with respect to any existing or proposed regulation or legislation related to health care or health care reform (including, but not limited to, any such regulation or legislation relating to the pricing or marketing of pharmaceutical products) or the adoption, enactment or application of any such regulation or legislation, or any BMS Material Adverse Effect arising out of, relating to or resulting from matters disclosed in the documents filed by BMS with the Commission on or prior to the date of the Merger Agreement (or that could reasonably be foreseen to arise out of, relate to or result from such matters) specified in the Merger Agreement; pending or threatened litigation against BMS; the accuracy of representations and warranties; the accuracy of information supplied by BMS for inclusion in this Proxy Statement/Prospectus; voting requirements; interim operations of BMS Sub; and obligations to brokers and finders. As used in the Merger Agreement, "BMS Material Adverse Effect" means a material adverse effect on the business, operations, assets, liabilities (including contingent liabilities), results of operations, financial condition or prospects of BMS and its subsidiaries taken as a whole.



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Covenants

     Ordinary Conduct of Axion and its Subsidiaries


     Pursuant to the Merger Agreement, Axion has agreed that during the period from the date of the Merger Agreement until the Effective Time, except for the Contributions, the Distribution, the Merger and the other transactions expressly provided for in the Documents, as expressly contemplated or permitted by the Merger Agreement or to the extent that BMS otherwise consents in writing (it being understood that BMS shall be deemed to have consented to any action or failure to act that would constitute a breach of any of the covenants described below if and to the extent such action or failure to act was taken pursuant to the express written direction of the Deciding Member (as defined in the First Amendment dated as of August 2, 1996 to the Partnership Agreement) in accordance with the provisions of Section 7.7 of the Partnership Agreement, as amended) with such consent to be within BMS's sole discretion:


          (a) Axion and its subsidiaries will each carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as presently conducted consistent with past practice and will make all reasonable best efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with the Retained Business with the goal that the goodwill and ongoing businesses of the Retained Business will be unimpaired at the Effective Time, it being understood that the failure of any employee of the Retained Company to be an employee of the Retained Company or its subsidiaries at the Effective Time (other than James W. Adams, Michael B. Cunningham, Warren M. Dodge, Lynn B. Hammerschmidt and David L. Levison) will not constitute a breach of this covenant; provided, that no employee of the Retained Company may be terminated by Axion or any of its subsidiaries prior to the Effective Time except with cause or with the prior written consent of BMS which consent will not be unreasonably withheld; provided further, that the satisfaction of any Pre-JV Sales Taxes and JV Sales Taxes (each such term as defined in the Tax Matters Agreement) will not constitute a breach of this covenant. Axion, its subsidiaries and their respective directors, officers or employees will each continue to use their respective reasonable best efforts to promote the interests of Axion and its subsidiaries, and Axion will not, nor will it permit any of its subsidiaries or any of their respective directors, officers or employees to, take any action that would conflict with the business of Axion or any of its subsidiaries or that would have or could reasonably be expected to have, a Retained Company Material Adverse Effect or an AHC Material Adverse Effect.

          (b) Axion will not, nor will it permit any of its subsidiaries to, (i) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (ii) repurchase, redeem or otherwise acquire any shares of capital stock of Axion or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities except as disclosed in the schedules to the Merger Agreement; (iii) transfer or sell, or authorize or propose or agree to the issuance, transfer or sale by Axion or any such subsidiary of any shares of its capital stock of any class or other equity interests, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities, other than the issuance, transfer, sale or disposition of Axion Common Stock upon the exercise of Axion Options outstanding as of the date of the Merger Agreement in accordance with their terms on the date of the Merger Agreement or (iv) issue, declare, set aside, make or pay any dividends on or other distributions with respect to its capital stock.


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          (c) Axion will not, nor will it permit any of its subsidiaries to, amend or propose to amend its certificate of incorporation or by-laws or other comparable charter or organizational documents.

          (d) Axion will not, nor will it permit any of its subsidiaries to, make any change in the lines of business engaged in by (i) the Retained Company or any of its subsidiaries as of the date of the Merger Agreement or (ii) AHC or any of its subsidiaries as of the date of the Merger Agreement that would, based on the facts and circumstances and conduct of the particular business, materially increase the potential liability of the Retained Company or any of its subsidiaries under statutes or legal doctrines permitting the imposition of liability on a parent corporation in respect of the liabilities of its subsidiaries.


          (e) Axion will not, nor will it permit any of its subsidiaries to, (i) acquire (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any material assets except as provided in paragraph (h) below or purchases of inventory in the ordinary course of business consistent with past practice or (ii) make or agree to make any other investment in any person (whether by means of loan, capital contribution, purchase of capital stock, obligations or other securities, purchase of all or any integral part of the business of the person or any commitment or option to make an investment or otherwise) (other than loans to Axion employees to fund the purchase of Axion Common Stock in connection with the exercise of such employee's respective Axion Options).


          (f) Axion will not, nor will it permit any of its subsidiaries to, sell, lease, license or otherwise dispose of any of its material assets, except sales of inventory in the ordinary course of business consistent with past practice.

          (g) Axion will not, nor will it permit any of its subsidiaries to, (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Axion or such subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice under the Loan Agreement dated as of December 2, 1994, between Bank of America National Trust and Savings Association and the Partnership, as amended (the "Loan Agreement"), (ii) permit, allow or suffer to exist any mortgage, lien, encumbrance, easement, covenant, right-of-way or other similar restriction of any nature whatsoever which would have been required to be set forth in schedules to the Merger Agreement if existing on the date of the Merger Agreement or (iii) cancel any material indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value.

          (h) Axion will not, nor will it permit any of its subsidiaries to, make or agree to make any capital expenditure or expenditures which, in the aggregate, are in excess of $3,000,000 other than capital expenditures that will constitute part of the Acquired Assets.

          (i) Axion will not, nor will it permit any of its subsidiaries to, (i) adopt or amend any Benefit Plan or collective bargaining agreement, (ii) grant to any executive officer or employee any increase in compensation or benefits or (iii) amend the Oncology Therapeutics Network Corporation Officers Severance Plan to add any additional participants to such Plan; provided, however, that Axion may, and may permit its subsidiaries to, grant an executive officer or employee of AHC an increase in compensation (but not


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     including benefits) so long as immediately following the Effective Time neither the Retained Company nor any of its subsidiaries has any direct or indirect liability whatsoever resulting from such change or increase.

          (j) Axion will not, nor will it permit any of its subsidiaries to, change any of its accounting principles, practices, policies or procedures, except such changes as may be required by GAAP.


          (k) Except as scheduled in the Merger Agreement and except for (i) the Preference Amount to be distributed pursuant to the Distribution Agreement and (ii) the intercompany transactions between Axion and its current subsidiaries in the ordinary course of business consistent with past practice of the types identified as such in a schedule to the Merger Agreement, Axion will not, nor will it permit any of its subsidiaries to, pay, loan or advance any amount to, or sell, transfer or lease any of its assets or enter into any agreement with Axion or any of its subsidiaries or affiliates (including OnCare and its subsidiaries).


          (l) Axion will, and will cause the Retained Company and its subsidiaries to, maintain and preserve, consistent with past practice, in good repair, working order and condition all property material to the Retained Business and will timely make or cause to be timely made all appropriate repairs, renewals and replacements thereof, consistent with past practice.


          (m) Except as scheduled in the Merger Agreement, Axion will not, nor will it permit any of its subsidiaries to, (i) enter into any lease of real property, except any renewals of existing leases in the ordinary course of business with respect to which BMS will have the right to participate and the terms and conditions of which will be approved by BMS (which approval will not be unreasonably withheld) or (ii) modify, amend, terminate or permit the lapse of any lease of, or reciprocal easement agreement, operating agreement or other material agreement relating to, real property (except modifications or amendments associated with renewals of existing leases in the ordinary course of business with respect to which BMS will have the right to participate).

          (n) Axion will not, nor will it permit any of its subsidiaries to, (i) enter into any contract that is required to be assigned to any of the Retained Companies or to AHC or OPUS Sub in connection with the transactions contemplated in the Distribution Agreement unless such contract may be so assigned without any liability to the Retained Company or any of its subsidiaries or the consent of any third party or (ii) enter into, terminate or modify in any material respect any material contract other than in the ordinary course of business consistent with past practice.


          (o) Axion will not, nor will it permit any of its subsidiaries to, agree, whether in writing or otherwise, to take any of the actions prohibited by the above.

     Additional Covenants of Axion

     Pursuant to the Merger Agreement, Axion has agreed as to itself and its subsidiaries that, except as expressly provided for in the Documents, during the period from the date of the Merger Agreement and continuing to the Effective
Time:

          (a) Notwithstanding the fact that such action might otherwise be permitted pursuant to the Merger Agreement, Axion will not, nor will it permit any of its subsidiaries to, take any action that would or is reasonably likely to result in (i) any of the conditions to the Merger set forth in the Merger Agreement not being satisfied, (ii) any of the representations and warranties of Axion set forth in the Merger Agreement that are qualified as to materiality becoming untrue or (iii) any of such representations and warranties that


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     are not so qualified becoming untrue in any material respect, or that would materially impair the ability of Axion to consummate the Contributions or the Distribution in accordance with the terms of the Distribution Agreement or the Merger in accordance with the terms of the Merger Agreement or would materially delay such consummation or that would, to the knowledge of Axion, disqualify the Distribution as a tax-free spinoff within the meaning of Section 355 of the Code or disqualify the Merger as a tax-free reorganization under Section 368(1)(B) of the Code.

          (b) Axion will (i) not engage in or allow transfers of assets or liabilities or engage or enter into other transactions between (A) the Retained Company and its subsidiaries, on the one hand, and (B)(I) AHC and its subsidiaries, (II) OnCare and its subsidiaries or (III) any affiliate of AHC or OnCare, on the other hand, except as expressly contemplated by the Merger Agreement and by the other Documents, (ii) abide and cause AHC and its subsidiaries to abide by their respective obligations under the Documents and (iii) not terminate or amend, or waive compliance with any obligations under, the Documents (other than the waiver by Axion of the conditions to its obligations to close under the Merger Agreement and other than by termination of the Merger Agreement by Axion in accordance with certain provisions of the Merger Agreement) without the consent of BMS which consent can be withheld in its sole discretion.


          (c) Axion will promptly advise BMS orally and in writing of any change or development or combination of changes or developments that would cause the representation with respect to the absence of certain changes or events to be untrue. Axion will promptly provide BMS (or its counsel) copies of all filings made by Axion with any Federal, state or foreign Governmental Entity in connection with the Documents and the transactions contemplated by the Merger Agreement and the other Documents.


          (d) Axion will keep, or cause to be kept, all insurance policies set forth in the schedules to the Merger Agreement, or suitable replacements therefor, in full force and effect through the close of business on the Closing Date. Axion will, and will cause its subsidiaries to, use its reasonable best efforts to renew the insurance policies set forth in the schedules to the Merger Agreement, or suitable replacements therefor, maintained with respect to Axion and its subsidiaries and their respective assets and properties upon expiration or termination of such policies on a month-to-month basis.

          (e) On the Closing Date, Axion will cause to be delivered to BMS duly signed resignations (from the applicable board of directors), effective immediately after the Closing, of all directors of the Retained Company and each of its subsidiaries and will take such other action as is necessary to accomplish the foregoing.

          (f) (i) From the date of the Merger Agreement through the Closing, Axion will give prompt notice to BMS of (A) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in the Merger Agreement or any other Document to be untrue or inaccurate in any material respect and (B) any material failure of Axion or any of its subsidiaries or affiliates, or of any of its stockholders or holders of Axion Options, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under the Merger Agreement or any other Document; provided, however, that such disclosure will not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition. Axion will promptly notify BMS of any default, the threat or commencement of any action, or any development that occurs before the Closing that could in any way materially affect the Retained Business, the Retained Company and its subsidiaries or AHC and its subsidiaries. Axion will have the continuing obligation until the Closing to supplement or amend the schedules to the Merger Agreement on a monthly basis with the final supplement or amendment to such schedules to occur not later than two business days prior to the Closing.


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          (ii) Axion will promptly notify BMS of and furnish BMS any information it may reasonably request with respect to, the occurrence to Axion's actual knowledge of any event or condition or the existence to Axion's actual knowledge of any fact that would cause any of the conditions to BMS's obligation to consummate the Merger and the other transactions contemplated by the Merger Agreement not to be fulfilled.

          (g) (i) Axion will, and will direct and use its best efforts to cause its officers, directors, employees, representatives and agents to, immediately cease any discussions or negotiations with any parties that may be ongoing with respect to an Acquisition Proposal (as defined below). Axion will not, nor will it permit any of its subsidiaries to, nor will it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly, (A) solicit, initiate or knowingly encourage (including by way of furnishing information), or take any other action designed or reasonably likely to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Acquisition Proposal or (B) participate in any discussions or negotiations regarding any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any director or executive officer of Axion or any of its subsidiaries, whether or not such person is purporting to act on behalf of Axion or any of its subsidiaries or otherwise, will be deemed to be a breach of this covenant by Axion. For purposes of the Merger Agreement, "Acquisition Proposal" means any inquiry, proposal or offer from any person with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Retained Business, other than the transactions contemplated by the Merger Agreement, or any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would reasonably be expected to dilute materially the benefits to BMS of the transactions contemplated by the Merger Agreement and the other Documents.

          (ii) Neither the Axion Board nor any committee thereof will (A) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to BMS, the approval or recommendation by such Board or such committee of the Merger or the Merger Agreement, (B) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal or
     (C) cause Axion to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal.

          (iii) In addition to the obligations of Axion set forth in paragraphs
     (i) and (ii) above, Axion will immediately advise BMS orally and in writing of any request for information or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal and the identity of the person making such request or Acquisition Proposal. Axion will keep BMS fully informed of the status and details (including amendments or proposed amendments) of any such request or Acquisition Proposal.

     Covenants of BMS

     During the period from the date of the Merger Agreement and continuing to the Effective Time, BMS agrees as to itself and its subsidiaries, except to the extent that Axion otherwise consents in writing with such consent to be within Axion's sole discretion, that, notwithstanding the fact that such action might otherwise be permitted pursuant to the Merger Agreement, BMS will not, nor will it permit any of its subsidiaries to, take any action that would or could reasonably be likely to result in (i) any of the conditions to the Merger set forth in the Merger Agreement not being satisfied, (ii) any of the representations and warranties of BMS set forth in the Merger Agreement that are qualified as to materiality becoming untrue or (iii) any of such representations


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and warranties that are not so qualified becoming untrue in any material respect or materially impairing the ability of BMS to consummate the Merger in accordance with the terms of the Merger Agreement.


     Other Agreements of BMS and Axion

     Each of BMS and Axion will, subject to certain conditions, use its reasonable best efforts to cause the Closing to occur and will use its reasonable best efforts to cause the Closing to occur by September 30, 1996.

     Immediately prior to the Time of Contribution, all Axion Options shall be fully vested, and all such Axion Options shall have been exercised or canceled. No Axion Options shall be assumed by the Surviving Corporation.

     As of the date of the Merger Agreement, BMS and Axion caused the OTN Partnership Agreement to be amended. See "The Companies--Axion--Oncology Therapeutic Network--OTN Partnership Agreement".

     Each of BMS and Axion will use its reasonable best efforts to negotiate and enter into (or cause to be entered into) separate agreements for each of the Retained Business and the Acquired Business with EDS to supersede and replace the EDS Contract, on substantially the same terms as are set forth in the EDS Contract.


Certain Regulatory Approvals


     The Merger is subject to review under the HSR Act by the FTC and the Antitrust Division. The Merger is subject to the expiration or earlier termination of the waiting period under the HSR Act. Axion and BMS each filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on July 10, 1996. The waiting period expired on August 9, 1996, without further action by the FTC or the Antitrust Division.


Stock Exchange Listing

     BMS has agreed in the Merger Agreement to use its reasonable best efforts to cause the shares of BMS Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date. Such approval for listing on the NYSE is a condition to each party's obligation to consummate the Merger. See "-- Conditions--Conditions to Each Party's Obligation To Effect the Merger".

Conditions

     Conditions to Each Party's Obligation To Effect the Merger

     The Merger Agreement provides that the respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing of the following conditions:


          (a)(i) The holders of not less than 66-2/3% of the outstanding shares of Axion Preferred Stock voting together as a single class will have elected (A) to convert all outstanding Axion Preferred Stock into Axion Common Stock in accordance with the Axion Certificate of Incorporation and
     (B) that the Merger, the Distribution and related transactions shall not be deemed to be a liquidation, dissolution or winding up of Axion under the Certificate of Incorporation of Axion, (ii) the holders of not less than 66-2/3% of the outstanding shares of Axion Preferred Stock voting together as a single class shall have elected to waive the



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     right of holders of Axion Preferred Stock to receive any dividend preference that holders of Axion Preferred Stock may otherwise be entitled to receive pursuant to the Certificate of Incorporation of Axion prior to any distribution (as defined in the Certificate of Incorporation of Axion) to holders of Axion Common Stock between a date no later than the date on which the Form S-4 is declared effective and December 31, 1996, (iii) at least a majority of the total number of votes entitled to be cast by holders of Axion Common Stock and holders of Axion Preferred Stock voting together as a single class will have approved and adopted the Merger Agreement and (iv) at least a majority of the total number of votes entitled to be cast by holders of Axion Preferred Stock voting together as a single class will have approved and adopted the Merger Agreement, in each case in accordance with the DGCL, other applicable law, the Axion Certificate of Incorporation and the Axion By-laws.


          (b) The shares of BMS Common Stock issuable to Axion's stockholders pursuant to the Merger Agreement will have been approved for listing on the NYSE, subject to official notice of issuance.

          (c) The waiting period (and any extension thereof) applicable to the Merger under the HSR Act will have been terminated or will have expired.

          (d) All filings required to be made prior to the Closing Date with, and all consents, approvals and authorizations required to be obtained prior to the Closing Date from, any governmental entity in connection with the execution, delivery and performance of the Documents or the consummation of the Contributions, the Distribution, the Merger and the other transactions contemplated by the Documents will have been made or obtained.

          (e) (i) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger will be in effect; provided, however, that each of the parties will have used its reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered and (ii) no action, suit or other proceeding will be pending or, to the knowledge of Axion and BMS, threatened by any governmental entity that, if successful, would restrict or prohibit the consummation of the transactions contemplated in the Merger Agreement or other Documents.

          (f) The Form S-4 will have become effective under the Securities Act and will not be the subject of any stop order or proceedings seeking a stop order.


          (g) Axion's No-Action Request will have been granted by the Commission.

          (h) The pre-Merger transactions contemplated by the Merger Agreement, including the Contributions and the Distribution, will have become effective in accordance with the terms of the Distribution Agreement and each of the agreements contemplated thereby.


     Conditions to Obligations of BMS and BMS Sub


     The obligations of BMS and BMS Sub to effect the Merger are further subject to each of the following conditions prior to the Closing, unless waived by BMS:


          (a) The representations and warranties of Axion set forth in the Merger Agreement and the other Documents that are qualified as to materiality will be true and correct, and the representations and


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     warranties of Axion set forth in the Merger Agreement that are not so qualified will be true and correct in all material respects, in each case as of the date of the Merger Agreement and as of the Closing Date as though made on and as of the Closing Date, except that the accuracy of representations and warranties that by their terms speak as of the date of the Merger Agreement or some other date will be determined as of such date and BMS will have received a certificate signed on behalf of Axion by the chief executive officer and the chief financial officer of Axion to such effect.

          (b) Each of Axion and its subsidiaries will have performed in all material respects all obligations required to be performed by it under the Merger Agreement and the other Documents at or prior to the Closing Date and BMS will have received a certificate signed on behalf of Axion by the chief executive officer and the chief financial officer of Axion to such effect.

          (c) Since December 31, 1995, no event, change, circumstance or development has occurred that has had, or could reasonably be expected to have, a Retained Company Material Adverse Effect or an AHC Material Adverse Effect.

          (d) Each of the Documents will have been executed substantially in the forms attached as exhibits to the Merger Agreement or, if not included as exhibits, in the form mutually agreed to by the parties thereto and BMS, as the case may be, by the applicable parties thereto (other than BMS and its affiliates) and will have become effective in accordance with its terms and be in full force and effect. Axion will have delivered to BMS true, correct and complete copies of each Document to which BMS is not a party.

          (e) BMS will have received (i) a letter of its counsel, Cravath, Swaine & Moore, to the effect that they reaffirm the opinion they furnished pursuant to the Merger Agreement to the effect that the Merger will be treated for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code and (ii) a letter of Axion's advisors, Ernst & Young, to the effect that they reaffirm the opinion furnished pursuant to the Merger Agreement concerning the qualification of the Distribution as a tax-free spinoff under Section 355 of the Code, except in the case of each of the letters referred to in clauses (i) and
     (ii) of this paragraph (e), the specified date referred to will be a date not more than five days prior to Closing.

          (f) There will not be pending or threatened any suit, action or proceeding by any governmental entity or any other person, or before any court or governmental authority, agency or tribunal, domestic or foreign, in each case that has a reasonable likelihood of success, (i) challenging the acquisition by BMS or BMS Sub of any shares of Axion Common Stock, seeking to restrain or prohibit the consummation of the Merger, the Contributions and the Distribution or any of the other transactions contemplated by the Merger Agreement or seeking to obtain from Axion, BMS or BMS Sub any damages that are material in relation to the Retained Company and its subsidiaries taken as a whole or AHC and its subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by BMS or BMS Sub, or to compel BMS or BMS Sub to dispose of or hold separate any material portion, of the Retained Business, (iii) seeking to impose limitations on the ability of BMS or BMS Sub to acquire or hold, or exercise full rights of ownership of, any shares of Axion Common Stock, including the right to vote the Axion Common Stock purchased by it on all matters properly presented to the stockholders of Axion, (iv) seeking to prohibit BMS or any of its subsidiaries from effectively controlling in any material respect the Retained Business or (v) which otherwise would have, or could reasonably be expected to have a Retained Company Material Adverse Effect or an AHC Material Adverse Effect.


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          (g) Since the effective date of the Form S-4 or the date of this Proxy
     Statement/Prospectus or the date of the Information Statement, as applicable, no event with respect to Axion, any subsidiary of Axion or any security holder of Axion has occurred which should have been set forth in an amendment to the Form S-4 or the Form S-1 or a supplement to this Proxy Statement/Prospectus or the Information Statement or the Application or an amendment or supplement to any Required AHC Document which has not been set forth in such an amendment or supplement.

          (h) All consents and approvals of all persons (other than governmental entities) required to be obtained prior to the Closing Date in connection with the execution, delivery and performance of the Documents and the consummation of the Contributions, the Distribution, the Merger and the other transactions contemplated by the Documents and all releases referred to in the Merger Agreement will have been obtained and will be in full force and effect.

          (i) No involuntary proceeding will be commenced or an involuntary petition will be filed in a court of competent jurisdiction seeking (i) relief in respect of Axion or any of its subsidiaries, or of a substantial part of the property or assets of Axion or any of its subsidiaries, under Title 11 of the United States Code (the "U.S.C."), as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Axion or any of its subsidiaries or for a substantial part of their respective property or assets or (iii) the winding up or liquidation of Axion or any of its subsidiaries; and such proceeding or petition will continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing will be entered. None of Axion or any of its subsidiaries will have (i) voluntarily commenced any proceeding or file any petition seeking relief under Title 11 of the U.S.C., as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consented to the institution of, or failed to contest in a timely and appropriate manner, any proceeding or the filing of any petition described above, (iii) applied for or consented to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Axion or any of its subsidiaries or for a substantial part of the property or assets of Axion or any of its subsidiaries, (iv) filed an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) made a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or failed generally to pay its debts as they become due or (vii) taken any action for the purpose of effecting any of the foregoing.

          (j) All existing arrangements between the Surviving Corporation and its subsidiaries on the one hand and OnCare and AHC and their respective subsidiaries and affiliates on the other hand will be terminated, including, but not limited to, termination of the Supply Agreement dated January 1, 1996, between the Partnership and OnCare but excluding the AHC Supply Agreement and OnCare Supply Agreement and the AHC Medstation Agreement and OnCare Medstation Agreement.

          (k) Each issued and outstanding share of Axion Preferred Stock will have been converted into fully paid and nonassessable shares of Axion Common Stock pursuant to and in accordance with the terms of such Axion Preferred Stock.

          (l) No Dissenting Shares will be outstanding.


          (m) All Axion Options will have been exercised or canceled prior to the Time of Contribution, and no Axion Options will be assumed by the Surviving Corporation.



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          (n) Immediately prior to the Effective Time, there will not be outstanding any indebtedness for borrowed money, or any guarantees in respect of any indebtedness for borrowed money of any third party, in respect of which the Retained Company or any of its subsidiaries is obligated, other than indebtedness in an aggregate principal amount of $35,617,000, consisting only of outstandings under the Loan Agreement and BMS will have received a certificate signed on behalf of Axion by the chief executive officer and chief financial officer of Axion to such effect. Immediately prior to the Effective Time, (i) a certificate of a vice president of Bank of America National Trust and Savings Association will be executed and delivered to BMS certifying that the aggregate principal amount outstanding under the Loan Agreement as of such date does not exceed $35,617,000 and (ii) an amendment or waiver of the Loan Agreement will be executed and delivered permitting the Merger and the other transactions contemplated by the Documents.


          (o) (i) BMS and BMS Sub will have received an opinion dated the Closing Date of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel to Axion, with respect to such matters as BMS and its counsel shall reasonably request in form and substance reasonably satisfactory to BMS and its counsel; and (ii) BMS and BMS Sub will have received an opinion dated the Closing Date of Shearman & Sterling, special counsel to Axion, in form and substance reasonably satisfactory to BMS and its counsel, that after giving effect to the Contributions, the Distribution and the Merger, AHC is not an "investment company", as such term is defined in Section 3 of the Investment Company Act of 1940, as amended (the "Investment Company Act"), which opinion shall include a statement to the effect that it is Shearman & Sterling's view that a court, properly presented with the question, would conclude that the 2,700,000 shares of Series A Preferred Stock of OnCare owned by AHC do not constitute a "security", as such term is defined in Section 2(a)(36) of the Investment Company Act.

     Conditions to Obligations of Axion

     The obligations of Axion to effect the Merger are further subject to each of the following conditions prior to the Closing, unless waived by Axion:


          (a) The representations and warranties of BMS set forth in the Merger Agreement and the other Documents that are qualified as to materiality will be true and correct, and the representations and warranties of BMS set forth in the Merger Agreement that are not so qualified will be true and correct, in all material respects, in each case as of the date of the Merger Agreement and as of the Closing Date as though made on and as of the Closing Date, except that the accuracy of representations and warranties that by their terms speak as of the date of the Merger Agreement or some other date will be determined as of such date and Axion will have received a certificate signed on behalf of BMS by an authorized officer of BMS to such effect.

          (b) Each of BMS and BMS Sub will have performed in all material respects all obligations required to be performed by it under the Merger Agreement and the other Documents at or prior to the Closing Date and Axion will have received a certificate signed on behalf of BMS by an authorized officer of BMS to such effect.

          (c) Except as disclosed in any required reports, schedules, forms, statements and other documents filed by BMS with the Commission and publicly available on or prior to the date of the Merger Agreement, since December 31, 1995, no event, change, circumstance or development has occurred that has had, or could reasonably be expected to have, a BMS Material Adverse Effect.


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         (d) Each of the Documents to which BMS or BMS Sub is a party will have been executed substantially in the forms attached as exhibits to the Merger Agreement or, if not included as exhibits, in the form mutually agreed to by the parties thereto and Axion, as the case may be, by the applicable parties thereto (other than Axion and its affiliates) and will have become effective in accordance with its terms and be in full force and effect. BMS will have delivered to Axion, true, correct and complete copies of each Document to which Axion is not a party.

          (e) Axion and AHC will have received (i) a letter of its counsel, Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, to the effect that they reaffirm the opinion furnished pursuant to the Merger Agreement to the effect that the Merger will be treated for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code and (ii) Axion and AHC will have received a letter of Axion's advisors, Ernst & Young, to the effect that they reaffirm the opinion furnished pursuant to the Merger Agreement concerning the qualification of the Distribution as a tax-free spinoff under Section 355 of the Code, except in the case of each of the letters referred to in clauses (i) and (ii) of this paragraph (e), the specified date not more than five days prior to Closing.

          (f) Since the effective date of the Form S-4 or this Proxy Statement/Prospectus, as applicable, no event with respect to BMS, any subsidiary of BMS or any security holder of BMS has occurred which should have been set forth in an amendment to the Form S-4 or a supplement to this Proxy Statement/Prospectus which has not been set forth in such an amendment or supplement.

          (g) Axion and AHC will have received an opinion dated the Closing Date of Cravath, Swaine & Moore, counsel to BMS, with respect to such matters as Axion and its counsel shall reasonably request in form and substance reasonably satisfactory to Axion and its counsel.

Termination, Amendment and Waiver

     Termination


     The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the Axion stockholders: (a) by mutual written consent of BMS, BMS Sub and Axion; (b) by either BMS or Axion: (i) if, upon a vote at the Special Meeting or any adjournment thereof, any required approval of the Axion stockholders will not have been obtained; (ii) if the Merger will not have been consummated on or before October 31, 1996, unless the failure to consummate the Merger is the result of a wilful and material breach of the Merger Agreement by the party seeking to terminate the Merger Agreement; provided, however, that the passage of such period will be tolled for any part thereof (but in no event beyond December 31, 1996) during which any party will be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger or the calling or holding of the Special Meeting; or (iii) if any governmental entity will have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action will have become final and nonappealable; (c) by Axion if BMS or BMS Sub will have failed to comply in any material respect with any of the covenants or agreements contained in the Merger Agreement or any other Document to be performed by BMS or BMS Sub at or prior to the time of termination, which breach will not have been cured within 30 days following written notice of such breach; or (d) by BMS if Axion or any of its subsidiaries will have failed to comply in any material respect with any of the covenants or agreements contained in the Merger Agreement or any other Document to be performed by Axion or any of its subsidiaries at or prior to the time of termination, which breach will not have been cured within 30 days following written notice of such breach.


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     Effect of Termination

     In the event of termination of the Merger Agreement by either Axion or BMS as described in "--Termination", the Merger Agreement will forthwith become void and have no effect, and, except for certain obligations provided for in the Merger Agreement which will survive termination, there will be no liability or obligation on the part of BMS, BMS Sub or Axion, except to the extent that such termination results from the wilful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, the Distribution Agreement or any agreement contemplated thereby.

     Amendment

     The Merger Agreement may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of Axion; provided, however, that after any such approval, there will be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

Expenses

     The Merger Agreement provides that (except as provided below) whether or not the Merger is consummated, all out-of-pocket fees and expenses incurred in connection with the Merger, the Distribution or the consummation of any of the transactions contemplated by the Merger Agreement and the Documents and the negotiation, preparation, review and delivery of the agreements contemplated thereby, including all fees and expenses of accountants, legal counsel, investment bankers and other advisors will be paid by the party incurring such fees or expenses, except that expenses incurred in connection with printing and mailing this Proxy Statement/Prospectus and the Form S-4 will be shared equally by BMS and Axion. Expenses incurred in connection with the Required AHC Documents will be paid by Axion.

     At the Closing, BMS will provide, or cause to be provided, to Axion funds in an amount equal to the lesser of $2,000,000 and the aggregate amount of Axion Expenses set forth in a true and complete schedule to be submitted by Axion to BMS not later than five business days prior to Closing (the "Transaction Expense Schedule"), and Axion will pay the Axion Expenses listed in such schedule. The term "Axion Expenses" means all out-of-pocket fees and expenses incurred or to be incurred by or on behalf of Axion or any of its subsidiaries in connection with the Merger, the Distribution or the consummation of any of the transactions contemplated by the Merger Agreement and the other Documents and the negotiation, preparation, review and delivery of the Merger Agreement and the agreements contemplated thereby and by the other Documents, including all Axion's expenses incurred or to be incurred by Axion or any such subsidiary in connection with printing and mailing the documents filed or required to be filed by AHC (including the Information Statement) with the Commission or any state securities commission or otherwise required to be provided or delivered to the stockholders of Axion or, following the Distribution, AHC, in connection with the distribution of shares of AHC Preferred Stock in connection with the Distribution (collectively, the "Required AHC Documents") other than the Proxy Statement and, subject to certain provisions of the Merger Agreement, this Proxy Statement/Prospectus and the Form S-4 and all fees and expenses incurred or to be incurred by Axion or any such subsidiary of accountants, legal counsel, investment bankers and other advisors. The term "Excess Axion Expenses" means all Axion Expenses in excess of $2,000,000.


Accounting Treatment


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     The Merger will be accounted for by BMS as a "purchase" for financial accounting purposes in accordance with GAAP. The purchase price (i.e., the Merger Consideration) will be allocated based on the fair values of assets acquired and liabilities assumed.

Interests of Certain Persons in the Transactions

     In considering the recommendations of the Axion Board, Axion stockholders should be aware that Axion's officers and members of the Axion Board will have certain interests in the Distribution and the Merger as a result of their status as stockholders plus certain interests in addition to the interests of stockholders generally.

     The Merger will constitute a "corporate transaction" of Axion with respect to all Axion Options outstanding under the Axion 1989 Stock Option and Restricted Stock Plan (the "Axion 1989 Plan") and 1995 Executive Stock Option Plan (the "Axion 1995 Plan"). See "Effect of Transactions on Axion Employees and Axion Benefit Plans". In addition, as noted above, pursuant to the Merger Agreement all Axion Options outstanding prior to the Time of Contribution shall be vested, and will be exercised or canceled. Accordingly, the authorization and adoption of the Merger Agreement by Axion stockholders will, if the Merger is consummated, have the following consequences with respect to such Axion Options:

     (a) all such Axion Options that had not previously become exercisable and vested will become fully exercisable and vested in connection with the Merger;

     (b) Axion will extend loans to each executive officer, in addition to each current employee or consultant, to enable such individual to exercise in full his or her Axion Options; and

     (c) each officer, employee or consultant who exercises his or her Axion Options will receive in exchange for his or her Axion Common Stock in the Merger shares of BMS Common Stock, which stock will be freely tradable immediately following the consummation of the Merger, subject to contractual restrictions on the officer's ability to resell the BMS Common Stock and the limitations set forth under Rule 145 under the Securities Act.

     As of the Record Date, options to purchase a total of 1,697,968 shares of Axion Common Stock, at exercise prices ranging from $0.075 to $10.00 per share, were held by 91 Axion employees, directors and consultants. Of the options so held, options to purchase a total of 799,544 shares at prices ranging from $0.075 to $10.00 per share were unvested at the Record Date, and will become vested in connection with the Merger. Michael D. Goldberg, the President and Chief Executive Officer of Axion, has advised Axion that he does not intend to exercise the Goldberg $10.00 Options, which, accordingly, will be canceled prior to the Time of Contribution.

     Set forth below is a table showing, for certain of Axion's officers, the total number of shares subject to options (vested and unvested) held by the officer as of the Record Date, the range of exercise prices under such options and the number of option shares that will become vested as a result of the Merger. See "Security Ownership of Certain Beneficial Owners and Management of Axion" herein and "Management" and "Security Ownership of Certain Beneficial Owners and Management of AHC" in the Information Statement attached hereto as Appendix G.



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                       Total Number                        No. of Option Shares
     Name            of Option Shares    Exercise Prices    to Vest on Merger
     ----            ----------------    ---------------    -----------------
Michael D. Goldberg       360,000         $1.00-$10.00             198,888
David L. Levison          205,000         $0.42-$ 6.00              94,444
Eric T. Herfindal         200,000        $0.075-$ 6.00             102,778
Garrett J. Roper          180,000         $1.00-$ 6.00              86,024
Donna M. Williams          50,000               $ 6.00              33,333
George Borkow              20,000               $ 6.00              14,167
Stephen Dow                20,000         $1.00-$ 6.00               7,736
Steven Gluckstern          30,000               $ 6.00              18,541
Joseph S. Lacob            30,000         $1.00-$ 6.00               6,458
William Miller             10,000               $ 6.00               6,458
L. John Wilkerson(1)       32,500               $ 6.00              18,541


(1) Options exercisable into 30,000 shares held by Galen Associates, a Delaware limited partnership, and options exercisable into 2,500 shares held by Longbow Partners, a New York general partnership. Dr. Wilkerson, a director of Axion, is also a controlling stockholder of two corporations that are general partners of Galen Associates. Dr. Wilkerson disclaims beneficial ownership of the options held by Galen Associates except to the extent of his pecuniary interest therein arising from his interests as a stockholder in the corporations that are general partners of Galen Associates. Dr. Wilkerson is a general partner of Longbow Partners and disclaims beneficial ownership of the options held by Longbow Partners except to the extent of his pecuniary interest therein.


     It is anticipated that Axion will extend the Employee Loans totaling approximately $6,500,000 to approximately 91 holders of Axion Options, who will use the proceeds to exercise such Axion Options immediately prior to the Time of Contribution. Axion will loan a sum of money to each such holder equal to the exercise price for all of the shares purchasable under each such optionee's respective Axion Options, the proceeds of which such optionee may use to exercise his or her Axion Options. Each such note shall be full recourse, may be secured or unsecured, shall bear interest at the applicable Federal rate established by the IRS and shall be due at the end of two years, subject to acceleration to the extent the optionee sells any of the Axion shares purchased with the note (other than in the Merger) or the BMS shares received in exchange for such Axion shares.

     In addition, OTNC has entered into employment agreements with certain employees, which agreements will become effective at the Effective Time. Axion has also adopted a severance plan applicable to certain employees of OTNC. See "Effect of Transactions on Axion Employees and Axion Benefit Plans".

     Axion has entered into separate indemnification agreements with its directors and officers. These agreements require Axion, among other things, to indemnify its directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be in the best interests of Axion) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Axion Certificate of Incorporation also provides for exculpation of directors under certain circumstances. See "Comparison of Certain Rights of Holders of BMS Common Stock, Holders of Axion Common Stock and Holders of Axion Preferred Stock--Indemnification of Officers and Directors". In addition, it is anticipated that AHC will enter into similar indemnification agreements with its directors and officers, and that the AHC certificate of incorporation and by-laws will provide, as applicable, for the indemnification of directors and officers and the exculpation under certain circumstances of directors. See "Executive


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Compensation Plans in Effect After the Distribution--AHC Indemnification
Agreements" in the Information Statement attached as Appendix G hereto.

Resales of BMS Common Stock Issued in the Merger; Affiliates

     The BMS Common Stock to be issued to Axion stockholders in connection with the Merger will be freely transferable under the Securities Act, except for shares issued to any person who may be deemed an "affiliate" of Axion or BMS within the meaning of Rule 145 under the Securities Act. In the Merger Agreement, Axion has agreed to use its reasonable best efforts to cause each of those persons who may be deemed affiliates of Axion to deliver to BMS on or prior to the Closing Date a written agreement providing that such persons will not make any sale, transfer or other disposition of the BMS Common Stock received in connection with the Merger in violation of the Securities Act or the rules and regulations promulgated thereunder. If any affiliate refuses to provide such an agreement, BMS will be entitled to place appropriate legends on the BMS shares to be received by such affiliates, and to issue stop transfer instructions to BMS's transfer agent in regard to such shares. This Proxy Statement/Prospectus does not cover any resales of BMS Common Stock received by affiliates of BMS, including certain family members and related interests.

Dissenters' Rights

     Holders of shares of Axion Common Stock are entitled to appraisal rights under Section 262, provided that they comply with the conditions established by
Section 262. Section 262 is reprinted in its entirety as Appendix F to this Proxy Statement/Prospectus. The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Appendix F. This discussion and Appendix F should be reviewed carefully by any Axion stockholder who wishes to exercise statutory appraisal rights or who wishes to preserve the right to do so, since failure to comply with the procedures set forth herein or therein will result in the loss of appraisal rights.

     Axion stockholders of record who desire to exercise their appraisal rights must:

     - hold shares of Axion Common Stock on the date of making a demand for appraisal;

     - make a written demand for appraisal prior to the vote on the Merger by Axion stockholders;

     -    continuously hold such shares through the Effective Time;

     -    not vote in favor of the Merger nor consent thereto in writing;

     - file any necessary petition in the Delaware Court of Chancery (the "Delaware Court"), as more fully described below, within 120 days after the Effective Time; and

     -    otherwise satisfy all of the conditions described more fully below.

     A record holder of shares of Axion Common Stock who makes the demand described below with respect to such shares (the "Dissenting Shares"), who continuously is the record holder of such shares through the Effective Time, who otherwise complies with the statutory requirements of Section 262 and who neither votes in favor of the Merger nor consents thereto in writing will be entitled to an appraisal by the Delaware Court of the fair value of his shares of Axion Common Stock. All references in Section 262 and in this summary of appraisal


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rights to an "Axion stockholder" or "holders" of shares are to the record holder or holders of shares of Axion Common Stock.

     Holders of shares of Axion Common Stock who desire to exercise their appraisal rights must not vote in favor of the Merger and must deliver a separate written demand for appraisal to Axion prior to the vote by the Axion stockholders on the Merger. A demand for appraisal must be executed by or on behalf of the holder of record, fully and correctly, as such holder's name appears on the certificate or certificates representing shares of Axion Common Stock. A person having a beneficial interest in shares of Axion Common Stock that are held of record in the name of another person, such as a broker, fiduciary or other nominee, must act promptly, to cause the record holder to follow the steps summarized herein properly and in a timely manner to perfect whatever appraisal rights are available. If shares of Axion Common Stock are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian) or other nominee, such demand must be executed by or for the record owner. If shares of Axion Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner.

     A record owner, such as a broker, fiduciary or other nominee, who holds shares of Axion Common Stock as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In such case, the written demand must set forth the number of shares covered by such demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of Axion Common Stock outstanding in the name of such record owner.

     An Axion stockholder who elects to exercise appraisal rights should mail or deliver his or her written demand to: Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 600 Hansen Way, Second Floor, Palo Alto, CA 94304,
Attention: Steven M. Spurlock, Esq. The written demand for appraisal should specify the Axion stockholder's name and mailing address, the number of shares of Axion Common Stock owned, and that the holder is thereby demanding appraisal of his or her shares. A proxy or vote against the Merger will not constitute such a demand. Within ten days after the Effective Time, the Surviving Corporation must provide notice of the Effective Time to all holders who have complied with Section 262.

     Within 120 days after the Effective Time, either Axion, as the Surviving Corporation, or any holder who has complied with the required conditions of
Section 262, may file a petition in the Delaware Court, with a copy served on the Surviving Corporation in the case of a petition filed by a holder, demanding a determination of the fair value of the shares of all dissenting holders. The Surviving Corporation does not presently intend to file an appraisal petition and holders seeking to exercise appraisal rights should not assume that the Surviving Corporation will file such a petition or that the Surviving Corporation will initiate any negotiations with respect to the fair value of such shares. Accordingly, Axion stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section
262. Within 120 days after the Effective Time, any Axion stockholder who has theretofore complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from the Surviving Corporation, a statement setting forth the aggregate number of shares of Axion Common Stock with respect to which demands for appraisal were received by Axion and the number of holders of such shares. Such statement must be mailed within 10 days after the written request therefor has been received by the Surviving Corporation or within 10 days after expiration of the time for delivery of demands for appraisal under Section 262, whichever is later.


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     If a petition for an appraisal is timely filed, at the hearing on such petition, the Delaware Court will determine which holders are entitled to appraisal rights and will appraise shares of Axion Common Stock owned by such holders, determining the fair value of such shares exclusive of any element of value arising from the accomplishment or expectations of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court is to take into account all relevant factors. In Weinberger v. UOP Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community, and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings, prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw light on future prospects of the merged corporation. In Weinberger, the Delaware Supreme Court stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." Section 262, however, provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger."

     Axion stockholders considering seeking appraisal should recognize that the fair value of their shares determined under Section 262 could be more than, the same as or less than the consideration they are to receive pursuant to the Merger Agreement if they do not seek appraisal of their shares. The cost of the appraisal proceeding may be determined by the Delaware Court and taxed against the parties as the Delaware Court deems equitable in the circumstances. Upon application of a dissenting Axion stockholder, the Delaware Court may order that all or a portion of the expenses incurred by any dissenting holder in connection with the appraisal proceeding, including without limitation, reasonable attorney's fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal.

     Any holder of shares of Axion Common Stock who has duly demanded appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote for any purpose any shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the Effective Time.

     At any time within 60 days after the Effective Time, any Axion stockholder will have the right to withdraw such demand for appraisal and to accept the terms offered in the Merger. After this period, such stockholder may withdraw such demand for appraisal only with the consent of the Surviving Corporation. If no petition for appraisal is filed with the Delaware Court within 120 days after the Effective Time, holders' rights to appraisal shall cease, and all holders of shares of Axion Common Stock will be entitled to receive the consideration offered pursuant to the Merger Agreement. Inasmuch as the Surviving Corporation has no obligation to file such a petition, and has no present intention to do so, any holder of shares of Axion Common Stock who desires such a petition to be filed is advised to file it on a timely basis.

     It is a condition to the obligation of BMS to effect the Merger that no Dissenting Shares be outstanding at the Effective Time. See "Risk Factors--Vote Required; Stockholder Agreement".



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                                THE DISTRIBUTION

     This section of the Proxy Statement/Prospectus describes certain aspects of the proposed Distribution. To the extent that they relate to the Distribution Agreement, the following descriptions do not purport to be complete and are qualified in their entirety by reference to such Agreement, which is attached as Appendix B to this Proxy Statement/Prospectus, respectively, and is incorporated herein by reference. All stockholders are urged to read such agreement in its entirety.


Reasons for the Distribution


     The Retained Business constitutes the only business, assets and liabilities of Axion that BMS has agreed to acquire. As a result, the disposition of the Retained Business will be effected through a series of sequential transactions, including the Contributions, the Distribution and the Merger, all as set forth in the Merger Agreement and the Distribution Agreement. Prior to the Effective Time, the Acquired Business will be transferred to AHC and OPUS Sub, and the AHC Preferred Stock will be distributed to the stockholders of Axion in the Distribution. After the Distribution and at the Effective Time, Axion will hold the Retained Business, so that BMS will effectively acquire the Retained Business in the Merger. The purpose of this complex structure is to permit the disposition of the Retained Business in a transaction that should be tax free to Axion's stockholders in which Axion stockholders will receive BMS Common Stock and will also retain their proportionate equity interests in the Acquired Business in the form of AHC Preferred Stock to be received in the Distribution. In the event Axion stockholders do not approve the Merger, or if the Merger Agreement is otherwise terminated, Axion nonetheless intends to consummate the Contributions. See "Risk Factors--Certain Federal Income Tax Consequences" and "Certain Federal Income Tax Consequences".

     Although the Distribution will not be effected unless the Merger is approved and about to occur, the Distribution is separate from the Merger, and the AHC Preferred Stock to be received by holders of Axion Common Stock and holders of Axion Preferred Stock in the Distribution does not constitute a part of the consideration to be received by Axion stockholders in the Merger. Axion stockholders are not being asked to approve the Distribution, which is not subject to stockholder approval. Axion stockholders should review the Information Statement attached as Appendix G hereto for additional information with respect to the Distribution, AHC and the AHC Preferred Stock. Consummation of the Distribution is a condition to the Merger.


Terms of the Distribution Agreement

     Formation of OPUS Sub

     Prior to the execution of the Distribution Agreement, Axion will cause the incorporation of OPUS Sub under Delaware law, and thereafter will not permit OPUS Sub to engage in any business except as contemplated by the Distribution Agreement.

     Distribution of the Preference Amount

     Immediately prior to the time as of which the Contributions are effective (the "Time of Contribution") Axion will cause OTNC to cause OTN to distribute to OTNC an amount equal to $13,615,147 (the "Preference Amount"), in full satisfaction of all amounts that may be due as of, or in respect of any period ending on or prior to, the Closing Date to OTNC in respect of its Capital Account Prime Rate Amount and the General Partner Cumulative Preference Amount (as each such term is defined in the Partnership Agreement). Notwithstanding the preceding sentence, if the Closing Date occurs after September 30, 1996 and Axion shall



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not have used Best Closing Efforts (as defined below) to cause the Closing to occur on or prior to September 30, 1996, the Preference Amount will be paid only to the extent of cash and cash equivalents held by OTN as of September 30, 1996 (it being understood that for purposes of this paragraph the amount of cash and cash equivalents held by OTN as of September 30, 1996 will be reduced by the amount, if any, by which outstanding indebtedness for borrowed money, or any guaranties in respect of any indebtedness for borrowed money of any third party, in respect of which OTN is obligated on September 30, 1996 will exceed $35,617,000). "Best Closing Efforts" means, in addition to Axion not otherwise knowingly taking any action to frustrate or delay the Merger, the following: (i) Axion will have diligently responded to all Commission comments to the Form S-4 related to Axion or its subsidiaries (A) within five business days after receipt by Axion or its counsel of any initial Commission comments to the Form S-4 and
(B) within a reasonably prompt period under the circumstances after receipt by Axion or its counsel of any subsequent Commission comments to the Form S-4; (ii) in the event that the no-action relief requested by Axion from the Commission with respect to the distribution of AHC Preferred Stock without registration under the Securities Act is obtained from the Commission, the Information Statement will have been distributed to Axion stockholders at the same time as this Proxy Statement/Prospectus is distributed to such Axion stockholders; and
(iii) Axion will have within two business days following notice to Axion of clearance by the Commission of the Form S-4 called the Special Meeting for the purpose of approving the Merger and the transactions contemplated by the Merger Agreement and the other Documents, with such meeting to be held within twenty business days after the date such meeting is called.

     Employee Loans; Exercise or Cancelation of Axion Options

     Prior to the Time of Contribution, Axion intends to make the Employee Loans to certain holders of Axion Options to facilitate the exercise of such Axion Options by such holders. See "The Merger--Interests of Certain Persons in the Transactions". Immediately prior to the Time of Contribution, all Axion Options then outstanding shall have been exercised or shall be canceled.

     The Contributions

     Immediately prior to the Time of Contribution, OTN will distribute to OTNC, which will in turn distribute to Axion, the Preference Amount. Immediately prior to the Time of Distribution, (i) OPUS will contribute the OPUS Sub Assets (as defined below) to OPUS Sub and OPUS Sub will assume the OPUS Sub Liabilities (as defined below), (ii) OPUS will distribute the outstanding capital stock of OPUS Sub to Axion and (iii) Axion will contribute all the Acquired Assets (as defined below) (including the outstanding capital stock of OPUS Sub) other than the OPUS Sub Assets (which will remain assets of OPUS Sub) to AHC and will retain the Retained Assets (as defined below) and AHC will assume all the Assumed Liabilities (as defined below) other than the OPUS Sub Liabilities (which will remain Liabilities of OPUS Sub) but will not assume the Retained Liabilities (as defined below) (the transactions in clauses (i), (ii) and (iii), collectively, the "Contributions").

     "OPUS Sub Assets" means all the assets of OPUS other than any such assets that are OPUS Station Assets and will include the OPUS Matrix Software (as defined in the Distribution Agreement), all Contracts relating to the use and installation of OPUS Matrix Software and all commitments relating to the future development, use and installation of OPUS Matrix Software, including the contracts and commitments scheduled in the Distribution Agreement, and certain other assets scheduled in the Distribution Agreement. "Acquired Assets" means all the Assets of Axion and its subsidiaries, other than Retained Assets, and includes the following: (i) the "Access Biotechnology", "Access Biotechnology
(logo)", "Logo (Distribution Services)", "Logo (Pharmaceutical Goods)", "Axion", "Axion HealthCare", "Axion (TM)", "A Axion (& Design)", "OnCare Systems", "OnCare Health", "OnCare Practice Utilization System", "OPUS", "OPUS & Design" and "OPUS



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Health Systems" trademarks, trade names, service marks, service names and all derivatives thereof; (ii) a copy of the OPUS Station Data collected from installed OPUS Stations through the Time of Contribution, including the installed OPUS Stations scheduled in the Distribution Agreement, to the extent that provision of such OPUS Station Data to AHC is permitted under the terms of the applicable agreements related to such OPUS Stations, provided that in no event shall such OPUS Station Data be provided by AHC or any of its subsidiaries to any third party (other than to OnCare and its subsidiaries who shall also be prohibited from providing such OPUS Station Data to any third parties); (iii) the OPUS Sub Assets; (iv) all the issued and outstanding shares of the capital stock of OPUS Sub; (v) any AHC Tax Refunds (as such term is defined in the Tax Matters Agreement); (vi) all cash and cash equivalents and all interest and dividends receivable on cash invested in various short-term cash equivalent securities held by Axion and its subsidiaries (including the Preference Amount distributed by the Partnership to OTNC and then by OTNC to Axion), other than the Retained Cash; (vii) the Employee Loans; (viii) the 2,700,000 shares of OnCare Preferred Stock owned by Axion; (ix) the right to certain Insurance Proceeds (as defined in the Distribution Agreement); and (x) certain other assets scheduled in the Distribution Agreement.

     "Liabilities" means all the debts, liabilities, commitments and obligations, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever or however arising and whether or not the same would be required by GAAP to be reflected in financial statements or disclosed in the notes thereto of a person. "OPUS Sub Liabilities" means all the Liabilities of OPUS other than Liabilities that are OPUS Station Liabilities or are otherwise Retained Liabilities and include Liabilities scheduled in the Distribution Agreement. "Assumed Liabilities" means all Liabilities of Axion and its Subsidiaries, other than Retained Liabilities, and includes (i) the Liabilities set forth in the Distribution Agreement relating to the indemnification by AHC of the BMS Indemnified Parties of liabilities relating to or arising from certain employee matters; (ii) those Taxes for which the AHC Indemnifying Parties (as defined herein) have agreed to indemnify the BMS Indemnified Parties pursuant to the Tax Matters Agreement; (iii) the OPUS Sub Liabilities; and (iv) certain Liabilities scheduled in the Distribution Agreement.

     "OPUS Station Assets" means all the assets of Axion and its subsidiaries that are primarily used by or are held for use in or are necessary for the conduct of the OPUS Station Business, including (a) the Pyxis Agreement, as the same may be amended and in effect as of the Time of Contribution, (b) all rental contracts for all installed OPUS Station sites and all commitments for the future installation of OPUS Station sites, as the same may be amended and in effect as of the Time of Contribution, including the contracts and commitments scheduled in the Distribution Agreement, (c) all intellectual property related to the OPUS Station Business (including plans, drawings, product software and other software used or useful to access data from and to operate OPUS Stations) other than OPUS Matrix Software, (d) all information derived from OPUS Station installations as described in a schedule to the Distribution Agreement ("OPUS Station Data") collected from installed OPUS Stations prior to, at and after the Time of Contribution including the installed OPUS Stations at sites subject to the contracts and commitments scheduled in the Distribution Agreement, and (e) certain other assets scheduled in the Distribution Agreement; provided, however, that no cash or cash equivalents of Axion or any of its subsidiaries (other than the Partnership) and no guarantees, letters of credit or foreign exchange contracts of Axion or any of its subsidiaries (other than the Partnership) will constitute OPUS Station Assets. "OPUS Station Liabilities" means any Liabilities of Axion, its subsidiaries and OTN directly and solely related to the OPUS Station Business and includes certain Liabilities scheduled in the Distribution Agreement.

     "Retained Cash" means (a) an amount in cash equal to the excess, if any, of the Axion Expenses scheduled in the Transaction Expense Schedule over $2,000,000, (b) any cash and cash equivalents held by the Partnership (after giving effect to the payment of the Preference Amount in accordance with the provisions of the Merger Agreement), (c) an amount in cash equal to the sum of
(i) the amount of any Pre-JV Sales Taxes paid by the



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Partnership on behalf of Axion at or prior to the Time of Contribution and (ii)
the amount, if any, by which the amount of JV Sales Taxes paid by the Partnership at or prior to the Time of Contribution exceeds $667,402 and (d) an amount in cash equal to any amounts withheld from Continuing Axion Employees (as defined in the Distribution Agreement) as of the Closing Date related to employee benefit arrangements for Continuing Axion Employees or in respect of payroll taxes (to the extent such payroll taxes shall not have been paid to the relevant taxing authorities at the Time of Contribution) and employee contributions to any Benefit Plan.

     "Retained Assets" means (i) the OPUS Station Assets; (ii) all the assets of the Partnership and any other assets of Axion and its subsidiaries that are primarily used by or are held for use in or are necessary for the conduct of the business of OTNC or the Partnership; (iii) all the outstanding capital stock of OTNC and OPUS and the general partnership interest of OTNC in the Partnership;
(iv) subject to certain provisions of the Distribution Agreement, all current and former insurance policies of Axion and its subsidiaries in effect at or prior to the Time of Contribution and the right to Insurance Proceeds (as defined in the Distribution Agreement) thereunder; (v) the Retained Cash; (vi) any BMS Tax Refunds (as such term is defined in the Tax Matters Agreement);
(vii) the "Oncology Therapeutics Network(R)" trademarks, trade names, service marks, service names and all derivatives thereof; and (viii) certain other assets scheduled in the Distribution Agreement. "Retained Liabilities" means the OPUS Station Liabilities, any Liabilities of Axion and its subsidiaries directly and solely related to the business of OTN including certain liabilities scheduled in the Distribution Agreement, those Taxes (as defined herein) and other items for which the BMS Indemnifying Parties have agreed to indemnify the AHC Indemnified Parties (as defined herein) pursuant to the Tax Matters Agreement, such other Liabilities of Axion and its subsidiaries to the extent they are directly and primarily related to OTN and/or the OPUS Station Business including certain liabilities scheduled in the Distribution Agreement, the Axion Expenses, but only to the extent that such expenses do not exceed $2 million, any Liabilities of the Retained Companies to the extent such Liabilities solely relate to or arise from events, occurrences, actions, omissions, facts or circumstances that occur after the Effective Time, all Liabilities of Axion and its Subsidiaries related to the amounts described in clause (d) of the definition of Retained Cash and the Liabilities scheduled in the Distribution Agreement; provided, however, notwithstanding the foregoing, that Retained Liabilities will not include any Liabilities described in the definition of Assumed Liabilities.

     The Distribution

     Effective immediately following the Contributions and immediately prior to the Effective Time, each issued and outstanding share of AHC Common Stock will be converted into that number of shares of AHC Preferred Stock equal to the quotient of (i)(A) the number of shares of Axion Common Stock outstanding immediately prior to the Time of Distribution (including any shares of Axion Common Stock issued in connection with the exercise of Axion Options in connection with the consummation of the Merger) plus (B) the number of shares of Axion Common Stock to be issued in connection with the conversion of Axion Preferred Stock in connection with the consummation of the Merger divided by (i) the number of shares of AHC Common Stock outstanding immediately prior to the Time of Distribution. Axion will declare and pay a dividend of all the outstanding AHC Preferred Stock to the holders of Axion Common Stock and the holders of Axion Preferred Stock followed by the distribution of certificates representing (a) one share of AHC Preferred Stock for each share of Axion Common Stock held by each holder of record of Axion Common Stock, in the case of holders of Axion Common Stock, and (b) one share of AHC Preferred Stock for each share of Axion Common Stock into which each share of Axion Preferred Stock held by each holder of record of Axion Preferred Stock is then convertible in accordance with the Certificate of Incorporation of Axion in the case of holders of Axion Preferred Stock, in each case at the Time of Distribution. Immediately following the Contributions and immediately prior to the Effective Time, subject to the satisfaction or waiver of the conditions set forth in the Distribution Agreement, the Axion Board will formally declare the Distribution and Axion will effect the Distribution by delivery of



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certificates for AHC Preferred Stock to the transfer agent for delivery to the holders of Axion Common Stock and the holders of Axion Preferred Stock entitled thereto. The Distribution will be deemed to be effective upon notification by Axion to the transfer agent that the Distribution has been declared and that the transfer agent is authorized to proceed with the distribution of AHC Preferred Stock, which notification Axion agrees to deliver promptly following such declaration.

     Settlement of Intercompany Accounts

     Subject to certain exceptions and limitations, all intercompany balances between the Retained Business and the Acquired Business are to be satisfied to the extent practicable immediately prior to the Time of Distribution.

     Insurance and AHC's Right to Insurance Proceeds

     Subject to certain exceptions, all insurance policies covering Axion and its directors and officers immediately prior to the Time of Distribution shall be treated as Retained Assets, and all coverage thereunder with respect to AHC and its subsidiaries shall terminate except with respect to insured or insurable occurrences incurred prior to the Time of Contribution that constitute Assumed Liabilities.

     Employee Matters

     The Distribution Agreement contains provisions with respect to certain employee-related matters, including with respect to which employees will continue as employees of Axion or become employees of AHC after the Time of Distribution, and with respect to the treatment of Axion employee benefit plans after the Time of Distribution. See "Effect of Transactions on Axion Employees and Axion Benefit Plans".

     The AHC Indemnifying Parties will indemnify BMS and its subsidiaries against any losses or claims relating to or arising from employment-related claims (including, among other things, with respect to severance, benefits, termination, payroll taxes and workers' compensation) occurring prior to the Time of Distribution.

     Conditions to the Distribution

     The obligations of Axion to consummate the Distribution are subject to the fulfillment of each of the following conditions: (a) all the transactions or obligations contemplated by the Distribution Agreement to be consummated or performed at or prior to the Time of Distribution will have been successfully consummated or so performed; (b) each condition to the closing of the Merger set forth in the Merger Agreement (other than the completion of the Contributions and the Distribution) will have been satisfied (or waived by the party for whose benefit such condition exists); (c) the Axion Board will be reasonably satisfied that, after giving effect to the Distribution, (i) AHC will not be insolvent and will not have unreasonably small capital with which to engage in its businesses and (ii) Axion's surplus would be sufficient to permit, without violation of
Section 170 of the DGCL, the Distribution; (d) all filings required to be made with, and all consents, approvals and authorizations required to be obtained from, any governmental entity in connection with the execution, delivery and performance of the Distribution Agreement or the consummation of the Contributions, the Distribution or the other transactions contemplated by the Distribution Agreement will have been made or obtained; (e) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution will be in effect; and (f) Ernst & Young shall have reaffirmed its opinion that the Distribution should qualify as a tax-free spinoff pursuant to Section 355 of the Code.


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     Termination, Amendments and Waivers

     Notwithstanding anything to the contrary therein, the Distribution Agreement may be terminated and the transactions contemplated thereby abandoned at any time prior to the Time of Distribution by mutual written consent of Axion and AHC but only in the event the Merger is terminated by any party thereto in accordance with the terms thereof. The Distribution Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties thereto and consented to by BMS. By an instrument in writing, the parties thereto may waive compliance by any other party with any term or provision of the Distribution Agreement that such other party was or is obligated to comply with or perform; provided that no such waiver by Axion will be effective unless consented to by BMS.

                          INDEMNIFICATION ARRANGEMENTS

     This section of the Proxy-Statement/Prospectus describes certain indemnification arrangements. To the extent that they relate to the Indemnification Agreement, the Escrow Agreement and the Tax Matters Agreement, the following descriptions do not purport to be complete and are qualified in their entirety by reference to such agreements, which are attached as Appendices C through E to this Proxy Statement/Prospectus, respectively, and are incorporated herein by reference. All stockholders are urged to read such agreements in their entirety.

Terms of the Indemnification Agreement

     Indemnification by the AHC Indemnifying Parties

     AHC, OPUS Sub, the other 81% AHC Subsidiaries (as defined below) and each Former Axion Stockholder (collectively, the "AHC Indemnifying Parties") will, jointly and severally, indemnify, defend and hold harmless BMS, its direct and indirect subsidiaries, including the Surviving Corporation and its subsidiaries (including the Partnership) and their respective affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives (collectively, the "BMS Indemnified Parties") from and against, and pay or reimburse the BMS Indemnified Parties for, all Indemnifiable Losses (as defined below), as incurred: (a) to the extent relating to or arising from
(i) any breach of any representation or warranty by Axion or any of its subsidiaries (including OTN) in the Merger Agreement or any other Document (or in any certificate or similar document delivered pursuant thereto) or (ii) any breach of any covenant of Axion or any of its subsidiaries (including OTN) in the Merger Agreement or any other Documents requiring performance on or prior to the Closing Date or (iii) any breach of any covenant of AHC and its subsidiaries in the Merger Agreement or any other Documents requiring performance after the Closing Date; (b)(i) in the case of the Form S-4 and, if required in connection with the Distribution, the Form S-1 or the Application, relating to or arising from any claim that there existed any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) in the case of this Proxy Statement/Prospectus, any other Filings (as defined below) and, if required in connection with the Distribution, the Information Statement, relating to or arising from any claim that there existed any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) in the case of any Required AHC Documents or other Filings that are provided or required to be delivered to the Axion stockholders, relating to or arising from any failure by Axion to so provide or deliver such Required AHC Documents or other Filings; but only, in the case of (i) or (ii), with respect to information furnished or to be furnished by Axion or its representatives contained in or omitted from the Filings; (c) relating to or arising from the Acquired Assets, the Assumed Liabilities (including the failure by AHC or any of the AHC Companies to



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otherwise perform or discharge such Assumed Liabilities), the Acquired
Businesses or the current, former or future operations or employees of AHC and its subsidiaries' businesses whether such Indemnifiable Losses relate to or arise from events, occurrences, actions, omissions, facts or circumstances occurring, existing or asserted before, at or after the Effective Time, other than, in each case, any Retained Liabilities; (d) relating to or arising from the current or former operations or employees of Axion and its current or former subsidiaries' (including OTN) businesses whether such Indemnifiable Losses relate to or arise from events, occurrences, actions, omissions, facts or circumstances occurring or existing before or at the Effective Time, whether asserted before, at or after the Effective Time, other than, in each case, any Retained Liabilities; (e) relating to or arising from claims of any stockholders, directors, officers, employees or agents of Axion and its subsidiaries (including OTN) to the extent related to or arising from the execution by Axion or any of its subsidiaries (including OTN) of the Indemnification Agreement or the other Documents or the consummation of the transactions contemplated thereby (including any claims for indemnification by any officer or director of Axion or any of its subsidiaries (including OTN) pursuant to any applicable law, the charter and by-laws or other governing instruments of Axion or any such subsidiary (including OTN) or any indemnification agreement between Axion or any such subsidiary (including OTN) and any such person) (except for any Indemnifiable Loss for which the AHC Indemnifying Parties are indemnified pursuant to Section 3.01(c) of the Indemnification Agreement); (f) relating to or arising from any Axion Expenses to the extent that such Axion Expenses were not included in the schedule of Axion Expenses delivered to BMS pursuant to the Merger Agreement and the aggregate amount of all Axion Expenses exceeds $2,000,000; (g) relating to or arising out of (i) the breach of any term, covenant or condition contained in the Partnership Agreement, the Trademark License Agreement dated as of July 8, 1993 between BMS and the Partnership (the "Trademark License Agreement") or any other agreement to which any of the Exculpated Parties and the Partnership are parties (other than any breach by the Limited Partner (as such term is defined in the Partnership Agreement), its officers, directors, stockholders, employees or affiliates or any member of the Management Committee appointed by the Limited Partner pursuant to Section 7.02 of the Partnership Agreement) or (ii) the gross negligence or wilful misconduct by any Exculpated Party or its obligations under the Partnership Agreement, the Trademark License Agreement or any other such agreement, in each case relating to or arising out of events, occurrences, actions, omissions, facts or circumstances occurring or existing at or prior to the Effective Time, whether asserted at, prior to or after the Effective Time;
(h) that are Liabilities of the Partnership under Section 11(b) of the Sales Agency Agreement dated as of July 8, 1993, as amended, between BMS and the Partnership, relating to or arising out of events, occurrences, actions, omissions, facts or circumstances occurring or existing at or prior to the Effective Time, whether asserted at, prior to or after the Effective Time; or
(i) incurred in connection with the enforcement by the BMS Indemnified Parties of their rights to be indemnified and held harmless under the Indemnification Agreement.

     "81% AHC Subsidiary" means any corporation, company or other entity (i) more than 81% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in the partnership, joint venture or unincorporated association), but more than 81% of whose ownership interest representing the right to make decisions for such other entity is, in each case, owned or controlled, directly or indirectly, by AHC.

     "Indemnifiable Losses" means all losses, liabilities, damages, deficiencies, obligations, fines, expenses, claims, demands, actions, suits, proceedings, judgments or settlements, whether or not resulting from third party claims, including interest and penalties recovered by a third party with respect thereto and out-of-pocket expenses and reasonable attorneys' and accountants' fees and expenses incurred in the investigation or defense or any of the same or in asserting, preserving or enforcing any of the rights of the AHC Indemnified Parties (as defined below) or the BMS Indemnified Parties under the Indemnification Agreement, suffered by any of the



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BMS Indemnified Parties or the AHC Indemnified Parties who or which may seek indemnification under the Indemnification Agreement; provided, however, that notwithstanding anything to the contrary set forth in the Indemnification Agreement, Indemnifiable Losses will not include any such losses relating to or arising from any breach of any representation, warranty or covenant contained in
Section 4.01(j) of the Merger Agreement or any other amount relating to Taxes or for which indemnity is payable under the Tax Matters Agreement. "Filings" means the Form S-4, this Proxy Statement/Prospectus, the Required AHC Documents or any other document filed or required to be filed with the Commission or any state securities commission or otherwise provided, or required to be delivered, to the stockholders of Axion or, following the Distribution, the stockholders of AHC, in connection with the transactions contemplated by the Merger Agreement or the other Documents, any preliminary or final form thereof or any amendment or supplement thereto. "AHC Indemnified Parties" means AHC and its direct or indirect subsidiaries and their respective affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives. "Exculpated Parties" means OTNC, its officers, directors, stockholders, employees, or affiliates, the Chairman of the Management Committee (as such term is defined in the Partnership Agreement) or any other officer of the Partnership or the members of the Management Committee appointed by OTNC pursuant to the Partnership Agreement.

     Limitations on Indemnification Obligations of the AHC Indemnifying Parties

     The indemnification obligations of the AHC Indemnifying Parties for (i) any Indemnifiable Loss of the type set forth in clause (a)(i) of "--Indemnification by the AHC Indemnifying Parties" above or (ii) that is directly related to OTN will equal 50% of such Indemnifiable Loss, and (ii) any other Indemnifiable Loss will equal 100% of such Indemnifiable Loss.


     The AHC Indemnifying Parties will not have any liability under the Indemnification Agreement with respect to any Indemnifiable Loss of the type set forth in clause (a)(i) of "--Indemnification by the AHC Indemnifying Parties" above or (ii) that is directly related to OTN or the OPUS Station Business unless the aggregate of all such Indemnifiable Losses for which the AHC Indemnifying Parties would but for this sentence be liable exceeds on an aggregate basis an amount equal to $500,000 and provided that the AHC Indemnifying Parties' liability with respect to such Indemnifiable Losses will in no event exceed $12,000,000.


     The indemnification obligations of the AHC Indemnifying Parties under the Indemnification Agreement with respect to (i) any Indemnifiable Loss of the type set forth in clause (a)(i) of "--Indemnification by the AHC Indemnifying Parties" above or (ii) that directly relates to OTN or the OPUS Station Business (other than Indemnifiable Losses related to or arising from any breach of the representations and warranties in Section 4.01(c), 4.01(n), or 4.01(p) of the Merger Agreement) will terminate on March 31, 1998, (ii) any Indemnifiable Losses related to or arising from any breach of the representations and warranties in Section 4.01(c), 4.01(n) or 4.01(p) of the Merger Agreement will terminate on the third anniversary of the Effective Time and (iii) all other Indemnifiable Losses will not terminate.


     Notwithstanding anything to the contrary set forth in the Indemnification Agreement (except as provided in the following sentence), the indemnification obligations of the Former Axion Stockholders under the Indemnification Agreement will be limited to the amount of the Escrowed Shares. The limitations on the AHC Indemnifying Parties' liability under the Indemnification Agreement as set forth in this paragraph will not apply to any Indemnifiable Losses relating to or arising from fraud or any misrepresentation or breach of which Axion, AHC, the 81% AHC Subsidiaries or their respective officers and directors had knowledge or any intentional failure to perform or comply with any covenant (collectively, "fraud"), and the AHC Indemnifying Parties will be jointly and severally liable for all Indemnifiable Losses with respect thereto; provided, however, that a Former Axion Stockholder will be liable for Indemnifiable Losses related to or arising from fraud only



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with respect to any fraud by such Former Axion Stockholder. The indemnification obligations of the AHC Indemnifying Parties under the Indemnification Agreement are subject to offset as provided in the Tax Matters Agreement.


     Indemnification by the BMS Indemnifying Parties

     Pursuant to the Indemnification Agreement, BMS, Axion, OTNC, the Partnership and OPUS (collectively, the "BMS Indemnifying Parties") will, jointly and severally, indemnify, defend and hold harmless the AHC Indemnified Parties from and against, and pay or reimburse the AHC Indemnified Parties for all Indemnifiable Losses, as incurred: (a) relating to or arising from the Retained Assets, the Retained Liabilities (including the failure by Axion or any of its subsidiaries to pay, perform or otherwise discharge such Retained Liabilities in accordance with their terms), whether such Indemnifiable Losses relate to or arise from events, occurrences, actions, omissions, facts or circumstances occurring, existing or asserted before, at or after the Effective Time; (b) to the extent relating to or arising from any breach of any representation, warranty or covenant of BMS or BMS Sub in the Merger Agreement or any other Document (or in any certificate or similar document delivered pursuant thereto); (c) (i) in the case of the Form S-4 and, if required in connection with the Distribution, the Form S-1 or the Application, relating to or arising from any claim that there existed any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) in the case of this Proxy Statement/Prospectus, any other Filings and, if required in connection with the Distribution, the Information Statement, relating to or arising from any claim that there existed any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; but only in each case with respect to information furnished or to be furnished by BMS or its representatives contained in or omitted from the Filings; or (d) incurred in connection with the enforcement by the AHC Indemnified Parties of their rights to be indemnified, defended and held harmless under the Indemnification Agreement.


     Limitation on Indemnification Obligations of the BMS Indemnifying Parties


     The indemnification obligations of the BMS Indemnifying Parties under the Indemnification Agreement with respect to (a) any Indemnifiable Loss of the type set forth in clause (b) of "--Indemnification by the BMS Indemnifying Parties" above will terminate on March 31, 1998 and (b) all other Indemnifiable Losses will not terminate.


     Indemnifiable Losses Net of Third-Party Recoveries; Indemnifiable Losses Calculated on an After-Tax Basis

     The amount of any Indemnifiable Losses for which indemnification is provided under the Indemnification Agreement will be net of amounts recovered by the indemnified party under third-party insurance policies. The amount of any Indemnifiable Losses is determined on an after-tax basis to the indemnified party.

     Covenants

     For five years from the Effective Time, the BMS Indemnified Parties and the AHC Indemnified Parties will give confidential treatment to confidential and proprietary information with respect to each other's businesses, subject to certain exceptions and limitations.

     Unless BMS otherwise consents in writing, neither AHC nor any of the 81% AHC Subsidiaries will: (i) (A) in the case of AHC, liquidate, dissolve or wind up its affairs or (B) in the case of any 81% AHC



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Subsidiary, liquidate, dissolve or wind up its affairs unless the assets of such
81% AHC Subsidiary (or, if such 81% AHC Subsidiary will not be wholly owned, a proportionate amount of such assets equal to the direct and indirect ownership interest of AHC in such 81% AHC Subsidiary) will have been distributed to or otherwise acquired by AHC and/or any other 81% AHC Subsidiary; (ii) (A) merge with or into or consolidate with any other person, or (B) sell, lease or otherwise transfer all or substantially all the assets of AHC and the 81% AHC Subsidiaries, taken as a whole (including by means of the sale of the capital stock of any subsidiary) to any other person (in each case, whether in one or a series of transactions), unless, in each case, such person explicitly agrees to assume the obligations of AHC and the 81% AHC Subsidiaries under the Indemnification Agreement, the Tax Matters Agreement or the Escrow Agreement pursuant to an agreement reasonably satisfactory in form and substance to BMS and its counsel; (iii) engage in any recapitalization or restructuring pursuant to which any cash, securities or other property will be distributed in respect of its capital stock or effect any other distribution (by means of dividend, redemption or otherwise) in respect of its capital stock (other than, in the case of any 81% AHC Subsidiary, any such distribution to AHC); (iv) enter into any transactions with affiliates of AHC or any 81% AHC Subsidiary unless (1) any such transaction is between or among AHC and the 81% AHC Subsidiaries or (2) the terms of such transactions are fair and reasonable to AHC or the 81% AHC Subsidiaries, as the case may be, as in a comparable transaction made on an arm's length basis between unaffiliated parties; or (v) agree to or otherwise suffer any of the foregoing in (i), (ii), (iii) or (iv) above or otherwise take any action or fail to take any action designed to restrict, reduce or otherwise limit the rights of the BMS Indemnified Parties under the Indemnification Agreement, the Tax Matters Agreement or the Escrow Agreement or the ability of any BMS Indemnified Party to collect any amount owed to it under the Indemnification Agreement, Tax Matters Agreement or the Escrow Agreement. For purposes of this covenant, OnCare and its subsidiaries are deemed to be affiliates of AHC and the 81% AHC Subsidiaries.

     AHC will cause each of its subsidiaries that will be or become an 81% AHC Subsidiary on or after the Closing Date to enter into an agreement, reasonably satisfactory in form and substance to both BMS and its counsel and AHC and its counsel, pursuant to which such subsidiary shall agree to be bound by the terms of each of the Indemnification Agreement, the Tax Matters Agreement and the Escrow Agreement as if such subsidiary were named an 81% AHC Subsidiary therein.

     The foregoing provisions of this "--Covenants" section will terminate on the later of (a) the sixth anniversary of the Effective Time and (b) the expiration of the statute of limitations (including any extensions thereof arising from audits commenced on or before such sixth anniversary) for all Federal income tax returns of the Affiliated Group (as defined in the Tax Matters Agreement) for all taxable years ending on or before the day on which the Effective Time occurs is in process, provided that the foregoing provisions shall not terminate until such time as any Tax Claims (as defined in the Tax Matters Agreement) relating to such audit or contest have been settled and all liabilities related thereto satisfied.

     Appointment of AHC as Representative

     Execution and delivery of the Letter of Transmittal by each Former Axion Stockholder will result in each such Former Axion Stockholder irrevocably appointing AHC as his/her or its agent and attorney-in-fact to execute and deliver on such Former Axion Stockholder's behalf, and thereby result in each such Former Axion Stockholder becoming a party to and bound by, the Indemnification Agreement, Tax Matters Agreement and Escrow Agreement. Such execution and delivery of the Letter of Transmittal will result in the irrevocable appointment of AHC as each such Former Axion Stockholder's agent and attorney-in-fact to take any and all actions on behalf of each such Former Axion Stockholder that may be necessary in connection with the transactions contemplated by such agreements, including to give and receive notices on each such Former Axion Stockholder's behalf and to represent each such Former Axion Stockholder with respect to any matter, suit,



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claim, action or proceeding arising with respect to any transaction contemplated by such agreements, including the defense, appeal or settlement of any claim, action or proceeding for which each such Former Axion Stockholder may be obligated to indemnify any person pursuant to such agreements or may be entitled to indemnification pursuant to such agreements or which may be brought by BMS against each such Former Axion Stockholder to enforce such indemnity; and will result in each such Former Axion Stockholder ratifying and confirming any action taken by AHC in the exercise of the power of attorney granted thereby.

     See "Risk Factors--Indemnification Obligations of the Former Axion Stockholders, AHC and the 81% AHC Subsidiaries" and "The Merger-Indemnification Arrangements; Escrow; Appointment of AHC as Representative".


Terms of the Tax Matters Agreement


     Prior to the Time of Distribution, BMS, BMS Sub, Axion, certain subsidiaries of Axion, AHC, the 81% AHC Subsidiaries, the Partnership and the Former Axion Stockholders will enter into a Tax Matters Agreement which sets forth each party's rights and obligations with respect to payments of Federal, state, local or foreign Taxes for periods before and after the Merger and related matters such as the filing of and right to tax returns and the control of tax contests.

     The Tax Matters Agreement specifically provides that: the AHC Indemnifying Parties will jointly and severally indemnify and hold harmless BMS, the Surviving Corporation, OPUS, OTNC, the Partnership, their affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives (collectively, the "BMS Indemnified Parties") from all liabilities for Federal, state, local, foreign and other governmental taxes, assessments, duties, fees, levies or similar charges of any kind including all interest, penalties and additions imposed with respect to such amounts (collectively, "Taxes") imposed on Axion, OPUS, OTNC or any member of the Affiliated Group (as defined in the Tax Matters Agreement) (whether imposed directly or by reason of United States Treasury Regulations Section 1.1502-76 or similar provisions) (i) for any pre-merger tax period, including any Pre-JV Sales Taxes (but excluding any Retained Tax Liabilities), which are in each case unpaid as of the Effective Time (the "Pre-Merger Taxes"), (ii) with respect to the Contributions, (iii) as a result of the Distribution, (iv) as a result of the provision of the OPUS Station Data (as defined in the Distribution Agreement) to AHC, OnCare or any of their assignees, (v) with respect to the OPUS License Agreement or (vi) in respect of the transfer of assets or rights from OnCare or any of its subsidiaries or affiliates or any other affiliate of Axion and its subsidiaries to Axion prior to the Distribution. The AHC Indemnifying Parties shall also jointly and severally indemnify the BMS Indemnified Parties from all liabilities for fifty percent (50%) of any liability for any unpaid Taxes (other than JV Sales Taxes) as of June 30, 1996 imposed on the Partnership for all periods up to and including June 30, 1996 in excess of $225,000, and 100% of any liability for JV Sales Taxes paid after June 30, 1996 in excess of $667,402; provided, however, that no indemnification shall be payable with respect to any JV Sales Taxes to the extent payment of such JV Sales Taxes increased the amount of "Retained Cash" pursuant to clause (c) of the definition of "Retained Cash" in the Distribution Agreement. "Retained Tax Liabilities" shall mean (W) any income Tax liability (including any liability for any Tax measured by reference to income) of OTNC (or the Affiliated Group) attributable to the allocation to OTNC of Taxable income of the Partnership (whether or not such taxes are paid before or after the Effective Time) and any other Taxes to the extent directly attributable to the operation of the Partnership, in each case for the period beginning on July 1, 1996, and ending on the day on which the Effective Time occurs and in each case determined in accordance with certain principles provided therein and (for the avoidance of doubt) in the case of Taxes measured by reference to income, by assuming that such income is subject to Tax at the highest applicable federal, state and local tax rate as otherwise provided therein, (X) any income Tax liability (including any liability for any Tax measured by reference to income) to the extent directly attributable



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to the reallocation of Partnership income by the IRS or any other governmental agency from BMOTN to OTNC, (Y) all liabilities for any unpaid Taxes as of June 30, 1996 imposed on the Partnership for all periods up to and including June 30, 1996 that are not indemnified by the AHC Indemnifying Parties pursuant to the preceding sentence, and (Z) any Tax liabilities relating to the operations, assets or activities of a BMS Entity (other than the Partnership). "Pre-JV Sales Taxes" shall mean any liability of Axion with respect to unpaid sales and use Taxes on sales prior to the date of formation of the Partnership. "JV Sales Taxes" shall mean any liability of the Partnership with respect to unpaid sales and use Taxes on sales prior to August 1, 1994.

     The BMS Indemnifying Parties will jointly and severally indemnify and hold harmless the AHC Indemnified Parties (A) from all liability for Taxes imposed on the Surviving Corporation, OTNC, OPUS or the Partnership for any Post-Merger Tax Period and (B) for any Retained Tax Liabilities.

     Other provisions of the Tax Matters Agreement provide AHC with the ability, under certain circumstances, to control tax contests relating to a claim for which AHC would indemnify the BMS Indemnified Parties and, under certain circumstances, allow AHC to obtain refunds for taxes paid by Axion prior to the Effective Time, up to a certain threshold.

     The indemnification obligations of the AHC Indemnifying Parties under the Tax Matters Agreement survive for the term of the applicable statute of limitations (generally six years). Other than in the case of fraud by a Former Axion Stockholder, the indemnification obligations of the Former Axion Stockholders are limited to the Escrowed Shares; the indemnification obligations of AHC are unlimited.

     Appointment of AHC as Representative

     Execution and delivery of the Letter of Transmittal by each Former Axion Stockholder will result in each such Former Axion Stockholder irrevocably appointing AHC as his/her or its agent and attorney-in-fact to execute and deliver on such Former Axion Stockholder's behalf, and thereby result in each such Former Axion Stockholder becoming a party to and bound by, the Indemnification Agreement, Tax Matters Agreement and Escrow Agreement. Such execution and delivery of the Letter of Transmittal will result in the irrevocable appointment of AHC as each such Former Axion Stockholder's agent and attorney-in-fact to take any and all actions on behalf of each such Former Axion Stockholder that may be necessary in connection with the transactions contemplated by such agreements, including to give and receive notices on each such Former Axion Stockholder's behalf and to represent each such Former Axion Stockholder with respect to any matter, suit, claim, action or proceeding arising with respect to any transaction contemplated by such agreements, including the defense, appeal or settlement of any claim, action or proceeding for which each such Former Axion Stockholder may be obligated to indemnify any person pursuant to such agreements or may be entitled to indemnification pursuant to such agreements or which may be brought by BMS against each such Former Axion Stockholder to enforce such indemnity; and will result in each such Former Axion Stockholder ratifying and confirming any action taken by AHC in the exercise of the power of attorney granted thereby.

     See "Risk Factors--Indemnification Obligations of the Former Axion Stockholders, AHC and the 81% AHC Subsidiaries" and "The Merger--Indemnification Arrangements; Escrow; Appointment of AHC as Representative."



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Terms of the Escrow Agreement

     Deposit of Escrowed Property


     Pursuant to the Escrow Agreement, at the Closing (a) the Exchange Agent, on behalf of the Former Axion Stockholders, will deposit into escrow, and the Escrow Agent will acknowledge receipt of, a number of shares of BMS Common Stock equal to $5,000,000 divided by the Average Value of BMS Common Stock, rounded to the nearest whole share, which amount will be deemed to have been deposited by the Former Axion Stockholders on a pro rata basis from the shares of BMS Common Stock to be issued and delivered to each Former Axion Stockholder with respect to its shares of Axion Common Stock pursuant to the Merger Agreement as described under "The Merger--Terms of the Merger Agreement--Conversion of Axion Common Stock in the Merger" herein, calculated based on the ratio of the number of shares of BMS Common Stock to be so issued and delivered to such Former Axion Stockholder with respect to its shares of Axion Common Stock to the aggregate number of shares of BMS Common Stock to be so issued to all the Former Axion Stockholders with respect to their shares of Axion Common Stock. Such shares together with any dividends and distributions with respect to such shares as set forth in the Escrow Agreement and any income received from the investment thereof, as on deposit or invested from time to time in accordance with the terms of the Escrow Agreement are referred to as the "Escrowed Shares", and (b) AHC will deposit, or cause to be deposited into escrow, and the Escrow Agent will acknowledge receipt of, $5,000,000 in cash. Such cash, together with any income received thereon, as on deposit or invested from time to time in accordance with the terms of the Escrow Agreement, is referred to as the "Escrowed Cash" (the Escrowed Shares and the Escrowed Cash together being the "Escrowed Property"). During the term of the Escrow Agreement, BMS will, from time to time and concurrently with the payment thereof, (a) deliver to the Escrow Agent for deposit in accordance with the terms of the Indemnification Agreement, all non-taxable stock dividends and other non-taxable distributions made with respect to the Escrowed Shares and (b) deliver to the Escrow Agent, who will promptly distribute the same to the Former Axion Stockholders, all cash distributions and other taxable distributions (other than taxable distributions representing the proceeds of a sale or acquisition or a substantial restructuring in connection with a sale or acquisition of only BMS) made with respect to the Escrowed Shares. BMS and each AHC Indemnifying Party acknowledge and agree that, to the extent and so long as any of the Escrowed Property is held by the Escrow Agent hereunder, BMS will have, as of and from the date such Escrowed Property is received by the Escrow Agent, a perfected first priority security interest in such Escrowed Property to secure the payment of the amount, if any, payable by an AHC Indemnifying Party pursuant to the Indemnification Agreement and the Tax Matters Agreement. Each of BMS and each of the AHC Indemnifying Parties agree that the Escrowed Shares will be voted by the Escrow Agent with respect to all matters as to which the holders of BMS Common Stock are entitled to vote in accordance with written instructions from AHC as the representative of the Former Axion Stockholders. AHC agrees that if any Former Axion Stockholder provides AHC with written directions as to how to vote the Escrowed Shares with respect to any matter, AHC will instruct the Escrow Agent to vote such number of Escrowed Shares as are beneficially held for such Former Axion Stockholder as so directed by such Former Axion Stockholder, and if no such directions are received with respect to particular Escrowed Shares on any matter for which such Escrowed Shares may be voted, AHC will direct the Escrow Agent to abstain from voting such Escrowed Shares with respect to such matter.


     Disposition of Escrowed Property


     At any time on or prior to the Escrowed Cash Termination Date (as defined below), BMS may deliver a certificate to the Escrow Agent requesting delivery of Escrowed Property to BMS, and the Escrow Agent will deliver the Escrowed Property to BMS to the extent and at the time provided in accordance with the Escrow Agreement; provided, however, that (i) no distribution of Escrowed Property will be made in respect of any



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Indemnified Obligation (as defined below) related to a liability for Taxes for which a BMS Indemnified Party is indemnified pursuant to the Tax Matters Agreement unless and until such time as such liability for Taxes will be deemed liquidated and therefore payable in accordance with the provisions of the Tax Matters Agreement, (ii) after the Escrowed Shares Termination Date (as defined herein), no Escrowed Shares will be released to BMS except with respect to an Escrowed Shares Pending Claim (as defined herein) and (iii) after the Second Anniversary Date (as defined herein), Second Anniversary Cash shall be released to BMS only with respect to Second Anniversary Pending Claims (as defined herein). For purposes of the foregoing, the amount of Second Anniversary Cash as of any date will equal the excess, if any, of the amount of Escrowed Cash on deposit with the Escrow Agent on such date over the amount specified in clause
(A) of the definition of "Retained Escrow Amount" (as defined herein) calculated as of such date.

     Immediately following the Escrowed Shares Termination Date (as defined below), if either (a) both BMS and AHC deliver a certificate to the Escrow Agent or (b) the Escrow Agent (i) receives a certificate from AHC, (ii) delivers a copy of such certificate to BMS and (iii) does not, within 15 business days following delivery of such certificate to BMS, receive written notice from BMS objecting to such certificate given by AHC, the Escrow Agent will deliver to AHC as the representative of the Former Axion Stockholders such number of Escrowed Shares (rounded to the nearest whole share) that equals, when multiplied by the Average Value of BMS Common Stock, the excess, if any, of (x) the number of Escrowed Shares on deposit with the Escrow Agent on the Escrowed Shares Termination Date multiplied by the Average Value of BMS Common Stock over (y) the amount of any unpaid Escrowed Shares Pending Claims (as defined below) on the Escrowed Shares Termination Date. Thereafter, if as of the last day of any fiscal quarter following the Escrowed Shares Termination Date, Escrowed Shares remain on deposit with the Escrow Agent, and either (a) both BMS and AHC deliver a certificate to the Escrow Agent or (b) the Escrow Agent (i) receives a certificate from AHC, (ii) delivers a copy of such certificate to BMS and (iii) does not, within 15 business days following delivery of such certificate to BMS, receive written notice from BMS objecting to such certificate given by AHC, the Escrow Agent will deliver to AHC as the representative of the Former Axion Stockholders the number of Escrowed Shares that equals, when multiplied by the Average Value of BMS Common Stock, the excess, if any, of (x) the number of Escrowed Shares on deposit with the Escrow Agent on the last day of such fiscal quarter multiplied by the Average Value of BMS Common Stock over (y) the amount of any unpaid Escrowed Shares Pending Claims on the last day of such fiscal quarter. "Escrowed Shares Pending Claims" means all Pending Claims (as defined below) existing on the Escrowed Shares Termination Date. The amount of any Escrowed Shares Pending Claim on any date will be determined in accordance with the provisions of the Escrow Agreement. "Escrowed Shares Termination Date" means the earlier to occur of (i) one year after the date of the Escrow Agreement and
(ii) complete distribution of the Escrowed Shares in satisfaction of claims for Indemnified Obligations.

     Immediately following the second anniversary of the date of the Escrow Agreement (the "Second Anniversary Date"), if either (a) both BMS and AHC jointly deliver a certificate to the Escrow Agent or (b) the Escrow Agent (i) receives a certificate from AHC, (ii) delivers a copy of such certificate to BMS and (iii) does not, within 15 business days following delivery of such certificate to BMS, receive written notice from BMS objecting to the certificate given by AHC, the Escrow Agent will deliver to AHC an amount in cash equal to the excess, if any, of Escrowed Cash on deposit with the Escrow Agent as of the Second Anniversary Date over the Retained Escrow Amount on the Second Anniversary Date. Thereafter, if as of the last day of any fiscal quarter following the Second Anniversary Date, Escrowed Cash remains on deposit with the Escrow Agent and either (a) both BMS and AHC deliver a certificate to the Escrow Agent or (b) the Escrow Agent (i) receives a certificate from AHC, (ii) delivers a copy of such certificate to BMS and (iii) does not, within 15 business days following delivery of such certificate to BMS, receive written notice from BMS objecting to such certificate given by AHC, the Escrow Agent will deliver to AHC an amount in cash equal to the excess, if any, of



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Escrowed Cash on deposit with the Escrow Agent as of the last day of such fiscal quarter over the Retained Escrow Amount as of the last day of such fiscal quarter. "Retained Escrow Amount" means, as of any date, the sum of (A) an amount, if any, equal to the excess of $1,000,000 over (i) the aggregate amount, if any, of Escrowed Cash that will have been released during the period from the Second Anniversary Date to such date in respect of any Pending Claim that was not an existing Pending Claim at any time on or prior to the Second Anniversary Date and (ii) the aggregate amount, if any, released to AHC pursuant to the paragraph below from and after the Escrowed Cash Termination Date and (B) the amount of any unpaid Second Anniversary Pending Claims on such date. "Second Anniversary Pending Claims" means all the Pending Claims existing on the Second Anniversary Date (and, for the avoidance of doubt, includes all Escrowed Shares Pending Claims existing on such date). The amount of any Second Anniversary Pending Claim on any date will be determined as provided in the Escrow
Agreement, provided that, for all purposes of this paragraph, the amount of unpaid Second Anniversary Pending Claims on the last day of any fiscal quarter ending after the Second Anniversary Date will be reduced by an amount equal to
(x) the number of Escrowed Shares on deposit with the Escrow Agent on the last day of such fiscal quarter (such number to be determined based on the assumption that any Escrowed Shares that are to be delivered to AHC as the representative of the Former AHC Stockholders in respect of the last day of such fiscal quarter as provided in the second sentence of the paragraph above will have been so delivered and will not be on deposit with the Escrow Agent on the last day of such fiscal quarter), if any, multiplied by (y) the Average Value of BMS Common Stock.

     Immediately following the Escrowed Cash Termination Date, if either (a) both BMS and AHC deliver a certificate to the Escrow Agent or (b) the Escrow Agent (i) receives a certificate from AHC, (ii) delivers a copy of such certificate to BMS and (iii) does not, within 15 business days following delivery of such certificate to BMS, receive written notice from BMS objecting to such certificate given by AHC, the Escrow Agent will deliver to AHC an amount equal to the excess, if any, of Escrowed Cash on deposit with the Escrow Agent as of the Escrowed Cash Termination Date (calculated as provided below) over an amount equal to any unpaid Final Pending Claims (as defined below) on the Escrowed Cash Termination Date. Thereafter, if as of the last day of any fiscal quarter following the Escrowed Cash Termination Date Escrowed Cash remains on deposit with the Escrow Agent and either (a) both BMS and AHC deliver a certificate to the Escrow Agent or (b) the Escrow Agent (i) receives a certificate from AHC, (ii) delivers a copy of such certificate to BMS and (iii) does not, within 15 business days following delivery of such certificate to BMS, receive written notice from BMS objecting to such certificate given by AHC, the Escrow Agent will deliver to AHC an amount equal to the excess, if any, of Escrowed Cash on deposit with the Escrow Agent as of the last day of such fiscal quarter (calculated as provided below) over an amount equal to any unpaid Final Pending Claims on the last day of such fiscal quarter. For purposes of this paragraph, the amount of any Escrowed Cash on deposit with the Escrow Agent will be calculated by treating the amount, if any, of Escrowed Cash that is to be delivered to AHC pursuant to the paragraph above on such date as having been so delivered and as not being on deposit with the Escrow Agent on such date. "Final Pending Claims" means all Pending Claims existing on the Escrowed Cash Termination Date (and, for the avoidance of doubt, includes all Escrowed Shares Pending Claims and Second Anniversary Pending Claims existing on such date). The amount of any Final Pending Claim on any date will be determined as provided in the Escrow Agreement, provided that, for purposes of this paragraph the amount of unpaid Final Pending Claims on the last day of any fiscal quarter ending after the Escrowed Cash Termination Date will be reduced by an amount equal to
(x) the number of Escrowed Shares on deposit with the Escrow Agent on the last day of such fiscal quarter (such number to be determined based on the assumption that any Escrowed Shares that are to be delivered to AHC as the representative of the Former AHC Stockholders in respect of the last day of such fiscal quarter is provided in the second sentence of the second paragraph of "--Disposition of Escrowed Property" above will have been so delivered and will not be on deposit with the Escrow Agent on the last day of such fiscal quarter), if any, multiplied by (y) the Average Value of BMS Common Stock. The "Escrowed Cash Termination Date" means the earlier to occur of (i) six years after the


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date of the Escrow Agreement and (ii) complete distribution of the escrowed cash in satisfaction of claims for Indemnified Obligations.

     Either BMS or AHC may deliver to the Escrow Agent a certificate accompanied by a final and nonappealable award or order of a court of competent jurisdiction (a "Court Order") with respect to the payment of all or any portion of the Escrowed Property requesting delivery of Escrowed Property to BMS, AHC or such other person(s) as may be specified in such award or order. Such certificate also will be accompanied by an opinion of outside counsel to the effect that the applicable court award or order is final and nonappealable. In either such case, the Escrow Agent will deliver all or a portion of the Escrowed Property to BMS or AHC, as the case may be, in the amount specified in the Court Order.


     If AHC has delivered to the Escrow Agent and BMS at any time within 30 days before or after the due date (including extensions) for payment by AHC of its final Federal income tax liability for a taxable year (or, if later, 30 days after the Escrow Agent supplies all information relating to the income realized with respect to the Escrowed Cash necessary to prepare the certificate referred to in this paragraph a certificate setting forth the amount of Federal and State of California income tax due from AHC with respect to any taxable income realized with respect to the Escrowed Cash for such taxable year (based on the assumption that AHC is, with respect to such income, subject to Federal and State of California income tax at the highest regular marginal tax rate applicable to corporations for such year), and the accuracy and completeness of such certificate is certified by Ernst & Young or such other nationally recognized accounting firm chosen by AHC and reasonably satisfactory to BMS, then the Escrow Agent will pay to AHC in cash the amount set forth in such certificate no more than 15 days after receipt of such certificate. The Escrow Agent will use commercially reasonable efforts to supply to AHC the tax information referred to above prior to the start of the 60-day period referred to above.


     All distributions under the Escrow Agreement that are not the subject of a dispute will be made no later than 20 days from receipt of a certificate and will be made from the Escrowed Shares and/or the Escrowed Cash, as the case may be, in accordance with the provisions described above. Distributions made to BMS pursuant to the provisions described above will first be made from any Escrowed Shares on deposit and then, to the extent so required, from any Escrowed Cash. Distributions made pursuant to the preceding paragraph will be deemed to have been made from the Escrowed Cash.


     If BMS delivers a written notice to the Escrow Agent objecting to any Certificate from AHC requesting the release of the Escrowed Property, such notice must specify the disputed amount of such release request and the amount not in dispute. The Escrow Agent will deliver to AHC the amount of such release request not in dispute.

     Each Escrowed Share distributed pursuant to the Escrow Agreement is valued at a price per share equal to the Average Value of BMS Common Stock, rounded to the nearest whole share. All Escrowed Shares distributed to AHC will be distributed by AHC pro rata to the Former Axion Stockholders based on the ratio of the number of shares of BMS Common Stock received by such Former Axion Stockholder at the Closing to the aggregate number of shares of BMS Common Stock received by all Former Axion Stockholders at the Closing.


     Distributions for Indemnified Obligations

     At any time on or prior to the Escrowed Cash Termination Date, BMS may deliver to the Escrow Agent a certificate (i) stating that (A) a BMS Indemnified Party has incurred an Indemnifiable Loss against which such BMS Indemnified Party is entitled to be indemnified pursuant to the Indemnification Agreement or
(B) a BMS Indemnified Party is liable for Taxes against which such BMS Indemnified Party is entitled to be indemnified


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pursuant to the Tax Matters Agreement (each, an "Indemnified Obligation"), (ii)
stating the aggregate amount of such Indemnified Obligation (or, in the case of an unliquidated Indemnified Obligation, a good faith and reasonable estimate thereof) and (iii) specifying in reasonable detail the nature of each item included in such Indemnified Obligation (an "Indemnification Item"), the amount thereof and the date on which such Indemnification Item was paid or incurred; provided, however, that BMS may not deliver to the Escrow Agent a certificate stating that a BMS Indemnified Party is liable for Taxes against which such BMS Indemnified Party is entitled to be indemnified pursuant to the Tax Matters Agreement unless and until any of the following will have occurred: (a) a Tax Return will have been filed as provided in the Tax Matters Agreement showing such Taxes to be due and payable and the full amount of such Taxes will not have been paid at the time such Tax Return was filed; (b) a Taxing Authority will have asserted in writing or determined that there is a deficiency with respect to such Taxes; (c) except with respect to any claim for indemnification for Taxes relating in any respect to (i) the Contributions, the Distribution, the Merger or any of the other Transactions, (ii) any sales or use Taxes, other than
(A) Pre-JV Sales Taxes, (B) JV Sales Taxes and (C) any liability of any BMS Indemnified Party with respect to unpaid sales and use taxes on rentals of OPUS Station machines, and (iii) the distribution of the stock of OnCare by Axion, BMS will have received an opinion of a nationally recognized accounting firm or law firm reasonably acceptable to AHC that it is more likely than not that such Taxes will be properly payable; or (d) there will have been a "determination" (as defined in Section 1313 of the Code) that such Taxes are due and payable.

     If AHC objects to the Indemnified Obligation specified in such certificate, AHC will, within 10 business days after delivery of the written notice containing a copy of any such Certificate, deliver to the Escrow Agent a certificate (a "Reply Certificate"), (i) specifying each such amount to which AHC objects and (ii) specifying in reasonable detail the nature and basis for each such objection. Within five business days of delivery to the Escrow Agent of a Reply Certificate, the Escrow Agent will deliver a copy of such Reply Certificate to BMS. BMS and AHC will negotiate in good faith for a period of 30 days after delivery of such Reply Certificate to BMS to reach a written resolution of any matters raised in a Reply Certificate.

     If no Reply Certificate is delivered with respect to any certificate or any Indemnification Item contained therein, then AHC will be deemed to have acknowledged BMS's right to receive any amount or amounts specified in such certificate (or the undisputed portion thereof), and the Escrow Agent will transfer to BMS, Escrowed Property in an amount equal to the undisputed amount claimed in such certificate (plus interest at a rate per annum equal to the prime rate announced from time to time by The Chase Manhattan Bank on such amount from the later of (i) the date of such certificate and (ii) the date such indemnified amount was actually incurred by the applicable Indemnified Party), all in accordance with the procedures set forth in the Escrow Agreement.

     If the Escrow Agent receives a Reply Certificate in a timely manner, the disputed amount requested for reimbursement pursuant to the applicable certificate will be held by the Escrow Agent and will not be released to BMS except in accordance with either (i) written instructions signed by each of an authorized officer of BMS and AHC or (ii) the final nonappealable judgment of a court having jurisdiction over the matters relating to the claim by the applicable Indemnified Party for indemnification from AHC accompanied by an opinion of outside counsel to the effect that the applicable judgment is final and nonappealable, at which date the portion of the amount due to such Indemnified Party determined pursuant to clauses (i) or (ii) in this paragraph will promptly be paid to BMS in accordance with the procedures set forth in the Escrow Agreement.


     The payment of Indemnified Obligations contemplated by the Escrow Agreement will not be deemed to be a waiver of any right, claim or amount to which BMS may be entitled under the Indemnification Agreement, the Tax Matters Agreement or otherwise, including any claim relating to an Indemnified Obligation, to the extent



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that the amount paid to BMS pursuant hereto is insufficient to satisfy the entire amount of any such Indemnified Obligation.


     Notwithstanding anything to the contrary set forth in "--Disposition of Escrowed Property" and "--Distributions for Indemnified Obligations", upon receipt of written notice from the Escrow Agent containing a copy of a certificate relating to an Indemnified Obligation the final amount of which will have been liquidated, AHC may elect to pay to BMS such amount in cash in lieu of payment being made from the Escrowed Property if AHC, within ten business days after delivery of the written notice containing a copy of the certificate, will have delivered to BMS and the Escrow Agent a written notice stating its election to make such cash payment and, thereafter, will have made such cash payment to BMS on the earliest date that a payment of Escrowed Property would otherwise be made hereunder with respect to such Indemnified Obligation; provided, however, that such Indemnified Obligation will constitute a Pending Claim for all purposes of this Agreement until the time the full amount of such cash payment is actually received by BMS.

     Pending Claims

     "Pending Claims" means, at any time, (a) all indemnification claims with respect to which a certificate will have been delivered at or prior to such time with respect to which the final amount of such claims will have been liquidated and which will not have been paid in full at such time whether because the payment of such amount is in dispute or otherwise and (b) all indemnification claims with respect to which a Certificate will have been delivered and with respect to which the final amount of such claim will not have been liquidated.

     The amount of any Pending Claim as of any date will be equal to BMS's reasonable estimate of such amount. If any Pending Claim exists on the last day of any fiscal quarter during the term of the Escrow Agreement, not later than 10 business days after the last day of such fiscal quarter, BMS will deliver to the Escrow Agent a certificate (a "Quarterly Certificate") setting forth BMS's reasonable estimate of the amount of each then existing Pending Claim as of the last day of such fiscal quarter, provided that, if BMS will not deliver a Quarterly Certificate in respect of any fiscal quarter or will not include in such Quarterly Certificate all Pending Claims existing on the last day of such fiscal quarter, the amount of each Pending Claim (or the amount of any Pending Claim not included in such Quarterly Certificate, as applicable) will be the amount of each such Pending Claim set forth in the most recent Certificate (including any Quarterly Certificate) delivered by BMS to the Escrow Agent in respect of the amount of such Pending Claim, provided further that failure of BMS to deliver a Quarterly Certificate in respect of any fiscal quarter will not affect in any manner the obligations of the AHC Indemnifying Parties under the Escrow Agreement, the Indemnification Agreement or the Tax Matters Agreement or the rights of BMS or any other BMS Indemnified Party thereunder.

     If AHC reasonably objects to the amount of any Pending Claim specified in any certificate delivered pursuant to the Escrow Agreement, AHC will, within 10 business days after delivery of such certificate, deliver to the Escrow Agent a certificate (the "Amount Certificate"), (i) specifying each such amount to which AHC reasonably objects and (ii) specifying in reasonable detail the nature and basis for each such objection. Within five business days of delivery to the Escrow Agent of the Amount Certificate, the Escrow Agent will deliver a copy of such Amount Certificate to BMS. BMS and AHC will negotiate in good faith for a period of 30 days after delivery by the Escrow Agent to BMS of such Amount Certificate to reach a written resolution of any matters raised in the Amount Certificate and, if such matters are not resolved within a 30-day period, either party may bring an action to resolve such dispute as provided in the Escrow Agreement. Notwithstanding the foregoing, the amount of any Pending Claim with respect to which an Amount Certificate will have been delivered will be for all purposes of the Escrow Agreement the amount reasonably determined by BMS as provided in the paragraph above unless and until such time as the Escrow Agent either (a) receives written


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instructions signed by an authorized officer of each of BMS and AHC adjusting the amount of such Pending Claim or (b) the final nonappealable judgment of a court having jurisdiction over the matters relating to the claim by the applicable BMS Indemnified Party for indemnification from any AHC Indemnifying Party adjusting the amount of such Pending Claim accompanied by an opinion of outside counsel to the effect that the applicable judgment is final and nonappealable, at which date, in the event that the Escrow Agent will have received an Amount Certificate from AHC within the time frame set forth above, the amount of the Pending Claim for all purposes of this Agreement will be adjusted to the amount determined pursuant to clauses (a) or (b) of this sentence.


     Escrow Agent

     The Escrow Agent shall not be liable except for its gross negligence or wilful misconduct, and shall be indemnified jointly and severally by the AHC Indemnifying Parties and the BMS Indemnifying Parties against losses or claims arising out of or in connection with the Escrow Agreement. The Escrow Agent will be required to make all Escrowed Property available for withdrawal on not less than two business days' prior written notice.

     Appointment of AHC as Representative

     Execution and delivery of the Letter of Transmittal by each Former Axion Stockholder will result in each such Former Axion Stockholder irrevocably appointing AHC as his/her or its agent and attorney-in-fact to execute and deliver on such Former Axion Stockholder's behalf, and thereby result in each such Former Axion Stockholder becoming a party to and bound by, the Indemnification Agreement, Tax Matters Agreement and Escrow Agreement. Such execution and delivery of the Letter of Transmittal will result in the irrevocable appointment of AHC as each such Former Axion Stockholder's agent and attorney-in-fact to take any and all actions on behalf of each such Former Axion Stockholder that may be necessary in connection with the transactions contemplated by such agreements, including to give and receive notices on each such Former Axion Stockholder's behalf and to represent each such Former Axion Stockholder with respect to any matter, suit, claim, action or proceeding arising with respect to any transaction contemplated by such agreements, including the defense, appeal or settlement of any claim, action or proceeding for which each such Former Axion Stockholder may be obligated to indemnify any person pursuant to such agreements or may be entitled to indemnification pursuant to such agreements or which may be brought by BMS against each such Former Axion Stockholder to enforce such indemnity; and will result in each such Former Axion Stockholder ratifying and confirming any action taken by AHC in the exercise of the power of attorney granted thereby.

     See "Risk Factors--Indemnification Obligations of the Former Axion Stockholders, AHC and the 81% AHC Subsidiaries" and "The Merger-Indemnification Arrangements; Escrow; Appointment of AHC as Representative".


                            EFFECT OF TRANSACTIONS ON
                     AXION EMPLOYEES AND AXION BENEFIT PLANS

Transfer of Employment

     Each person listed on a schedule to the Distribution Agreement (the "Transferred Employee Schedule") will be transferred to AHC effective upon the Time of Distribution (the "Transferred Employees"). It is intended that all employees of Axion, OPUS, OTN and OTNC who are not listed on the Transferred Employee Schedule


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other than those employees listed on a schedule of Axion continuing employees
(the "Continuing Employee Schedule") will be deemed Transferred Employees whether or not listed on the Transferred Employee Schedule. Prior to the Time of Distribution, AHC will offer employment to each Transferred Employee on such terms and conditions (including salary and benefit level) that are substantially equivalent to the terms and conditions of the employee's employment with Axion, OPUS, OTN or OTNC, as the case may be, immediately prior to the Time of Distribution. Any Transferred Employee not actively-at-work as of the date immediately following the Time of Distribution will nonetheless be deemed to be an employee of AHC as of such date for all purposes and will be covered under the benefit plans and arrangements of AHC to the fullest extent permitted by such plans and arrangements. To the extent any Transferred Employee is not able to be covered under any benefit plans or arrangements of AHC to the same extent that such Transferred Employee would have been covered had he or she not been included as a Transferred Employee, AHC will bear full responsibility to provide the level of benefits that such Transferred Employee would have otherwise received. AHC will recognize each Transferred Employee's prior service with Axion, AHC, OPUS, OTN and OTNC and all members of Axion's controlled group within the meaning of Section 414(b), (c), (m), and (o) of the Code for all purposes under each employee benefit plan, policy or arrangement of AHC. AHC will be solely liable for all liabilities, costs and expenses arising from any Transferred Employee's failure or inability, for any reason, to accept AHC's offer of employment and commence or continue such employment with AHC following the Time of Distribution, including any and all severance or termination benefits, benefit continuation obligations, or employment-related claims.


     BMS prior to the Effective Time will offer continuing employment to the persons listed on the Continuing Employee Schedule (each a "Continuing Employee").


OTNC Employment Agreements


     OTNC has entered into an employment agreement with David Levison (the "Employment Agreement") which will become effective on the Closing Date. Levison's employment under the Employment Agreement commences on the Closing Date and continues for a period of two years. During that period, Levison will serve as President of OTNC.

     The Employment Agreement provides that Levison will receive a base salary of $220,000 for the period commencing on the Closing Date and ending on the first anniversary of the Closing Date and an annual base salary of $240,000 for the period commencing on the day following such anniversary and ending on the second anniversary of the Closing Date. Levison will be eligible for a bonus for 1996 of $112,000, which is payable on February 1, 1997. For 1997 and the portion of 1998 that falls within the term of the Employment Agreement, Levison's bonus will be determined in accordance with the terms and conditions set forth in the Bristol-Myers Squibb Company Performance Incentive Plan, provided, however, that Levison's target bonus will not be less than 27% of his base salary. Levison's actual bonus will be based upon the extent to which actual pretax earnings for a given plan year exceed or fall short of budgeted pretax earnings. One half of Levison's bonus will relate to the pretax results of OTNC and the other half will relate to the pretax results of the Bristol-Myers Squibb Oncology/Immunology division. In addition, Levison is entitled to receive a special retention bonus of $50,000 on the first day after the first anniversary of the Closing Date and a special retention bonus of $100,000 on the first day after the second anniversary of the Closing Date, provided in each case that he is employed by OTNC on such anniversary. Levison will also be entitled to participate in all retirement and welfare benefit plans of BMS on the same basis as other key employees of BMS. Levison will receive an option to purchase 5,500 shares of BMS Common Stock under the BMS 1983 Stock Option Plan and a car allowance of $7,000 per year.



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     If OTNC terminates the employment of Levison without cause, or he terminates his employment because OTNC (i) materially changes his duties and responsibilities, (ii) reduces his base salary or target bonus or (iii) requires him to transfer to a new work location which is more than 20 miles more distance from Levison's primary residence than was his work location immediately prior to the transfer, OTNC will be obligated to pay severance to Levison by continuing to pay his base salary for the greater of 12 months or the remaining balance of the Employment Agreement. Levison will also be entitled to continued medical, dental and life insurance benefits through the term of the Employment Agreement. Payment of these severance amounts is conditioned upon Levison not engaging in any deliberate act or omission which would be detrimental or damaging to the good will of OTNC or BMS or materially damaging to OTNC's or BMS's relationships with its customers, suppliers or employees.

     If Levison's employment is terminated by OTNC for cause, all compensation ceases as of the termination date. If Levison dies or becomes disabled during the term of the Employment Agreement, all compensation payable under the Employment Agreement ceases upon death or termination of employment due to disability.

     Throughout the term of the Employment Agreement and for a period of one year after termination of his employment, Levison is restricted in his ability to engage in a business which competes with the businesses of OTNC and OPUS Station. During his employment and after termination thereof, Levison is prohibited from disclosing confidential information concerning the business of OTNC. During the term of the Employment Agreement and for a two-year period thereafter, Levison is restricted from soliciting any employee of OTNC to leave OTNC in order to accept employment with any other company. In addition, each of the Noncompetition Agreements provides that none of AHC or OnCare or any of their respective subsidiaries or Michael D. Goldberg, the President and Chief Executive Officer and a director of Axion, OnCare and AHC, or Garrett J. Roper, the Senior Vice President and Chief Financial Officer of Axion, OnCare and AHC and the Secretary and a director of AHC, will solicit Levison for employment or hire, whether as an employee, consultant or otherwise, during the term of his employment agreement with OTNC. See "Relationship with BMS--Noncompetition Agreements".

     OTNC has entered into employment agreements substantially similar to David Levison's (other than compensation amounts) with Warren Dodge, Bret Brodowy, Michael Cunningham, Lynn Hammerschmidt and James Adams. Warren Dodge will serve as Senior Vice President and General Manager of OTNC, Bret Brodowy as Vice President of Automated Technologies, Michael Cunningham as Vice President of Purchasing and Development, Lynn Hammerschmidt as Vice President of Marketing and James Adams as Vice President of Customer Service. These additional employment agreements contain similar severance, non-compete, confidentiality and non-solicitation provisions to those contained in David Levison's Employment Agreement. These employees will receive shares of BMS Common Stock through the Merger. See "The Merger--Interests of Certain Persons in the Transactions".


Axion Indemnification Agreements


     Axion has entered into certain indemnification agreements with its directors and officers. See "The Merger--Interests of Certain Persons in the Transactions". The Axion Certificate of Incorporation also provides for exculpation of directors under certain circumstances. See "Comparison of Certain Rights of Holders of BMS Common Stock, Holders of Axion Common Stock and Holders of Axion Preferred Stock--Indemnification of Officers and Directors".



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Transfer of Plans

     Savings Plan


     The Distribution Agreement provides that immediately prior to the Time of Distribution, the Axion, Inc. 401K Profit Sharing Plan (the "Axion 401K Plan") will be divided into two plans, each plan substantially identical to the Axion 401K Plan. One such plan will be maintained by Axion and will cover only those participants who are Continuing Employees (the "New Axion 401K Plan"), and one such plan will cover all other participants in the Axion 401K Plan, including all participants who are Transferred Employees, retirees and vested terminated participants in the Axion 401K Plan at the Time of Distribution (the "AHC 401K Plan"). As of the Time of Distribution, the AHC 401K Plan will be transferred to and assumed by AHC. As soon as practicable following the Time of Distribution, Axion will cause an amount in cash (or property acceptable to AHC) to be transferred from the trust under the Axion 401K Plan to the trust under the AHC 401K Plan equal to the sum of the account balances of (i) all Transferred Employees, (ii) all retirees and (iii) all vested terminated participants in the Axion 401K Plan with account balances under the Axion 401K Plan. Assets relating to the accounts of Continuing Employees will be retained by the Axion 401K Plan trust which shall be renamed the New Axion 401K Plan Trust. Axion and AHC will cooperate in good faith to expedite the trust-to- trust transfer and to assure the ongoing operation and administration of the New Axion 401K Plan and the AHC 401K Plan.


     Medical and Dental Benefits

     Effective as of the Time of Distribution, the Transferred Employees will cease to be covered under the Aetna Medical and Dental Plan (the "Axion Health Plan"). Axion will continue to maintain the Axion Health Plan for the Continuing Employees (and their eligible dependents). Following the Distribution, AHC will maintain a medical and dental plan and a corresponding flexible benefit plan to cover the Transferred Employees (and their eligible dependents) on the same basis and subject to the same conditions that would have applied absent the Distribution. Subject to certain indemnification provisions, Axion will be responsible for providing COBRA coverage to any former employee, retiree or COBRA beneficiary entitled to such coverage under any Axion welfare benefit plan as of the Time of Distribution.

     Other Welfare Benefits

     Following the Distribution, each Transferred Employee (and his or her dependents) will continue to participate in a life and accidental death and dismemberment plan on the same terms that would have applied absent the Distribution. No Transferred Employee will be subject to any waiting period with respect to such coverage under such plan which would not have applied absent his or her transfer of employment to AHC. As of the Time of Distribution, and subject to completion of the Merger, each Continuing Employee will receive similar welfare benefits under the plans of BMS which apply to similarly situated employees of BMS.

     Disability Coverage

     Following the Distribution, each Transferred Employee will continue to participate in a long-term disability plan on the same terms that would have applied absent the Distribution. No Transferred Employee will be subject to any waiting period or pre-existing condition exclusion with respect to such disability coverage which would not have applied absent his or her transfer of employment to AHC. In accordance with the foregoing, AHC will be responsible for providing long-term disability benefits to each Transferred Employee who is or becomes disabled before, on or after the Time of Distribution and each former employee of Axion who becomes


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disabled before the Time of Distribution regardless of whether such former employee would have been a Transferred Employee if he or she had not become disabled. As of the date immediately following the Time of Distribution, and subject to completion of the Merger, each Continuing Employee will be eligible to participate in the long-term disability coverage provided under the plans and policies of BMS subject to the same coverage levels and other terms and conditions (including waiting periods and pre-existing condition exclusions) as a newly hired employee of BMS.

Retained Plans

     The plans maintained by Axion that will not be transferred to AHC (the "Retained Plans") are the following: (a) the Axion 1989 Plan and the 1995 Plan, each of which will terminate at the Effective Time, (b) the Axion Health Plan, which will be retained by Axion and will provide health benefits for the Continuing Axion Employees, and (c) the Axion Pharmaceuticals, Inc. (as amended to be the OTNC) Flexible Employee Benefit Plan, which will continue to be maintained by Axion for the benefit of the Continuing Axion Employees.

     With respect to all options granted under the Axion 1989 Plan and the Axion 1995 Plan and currently outstanding, the Merger will constitute a "Corporate Transaction" for purposes of both the Axion 1989 Plan and Axion 1995 Plan, with the following consequences:


     (a) any option granted under the Axion 1989 Plan not yet exercisable will become exercisable in full upon consummation of the Merger and the holder thereof will be entitled to exercise such option immediately before the Time of Contribution with respect to any or all of the shares of Axion common stock then subject to the option;

     (b) the shares issuable upon exercise of an option granted under either the Axion 1989 Plan or Axion 1995 Plan and shares already issued upon exercise of an option granted under the Axion 1989 Plan which in each case are unvested at the Time of Contribution will become fully vested, and Axion's repurchase rights with respect to such unvested shares will automatically lapse upon consummation of the Merger;

     (c) Axion will extend an Employee Loan to each holder of an option outstanding under the Axion 1989 Plan or the Axion 1995 Plan equal to the exercise price for all of the shares purchasable under each such option, the proceeds of which such optionee may use to exercise his or her option. Each such Employee Loan shall be full recourse, may or may not be secured, shall bear interest at the applicable Federal rate established by the IRS and shall be due at the end of two years, subject to acceleration to the extent the optionee sells any of the Axion shares purchased with the note (other than in the Merger) or the BMS shares received in exchange for such Axion shares; and

     (d) each option granted under the Axion 1989 Plan and each option granted under the Axion 1995 Plan will be canceled immediately prior to the Time of Contribution to the extent not exercised prior to the Time of Contribution.


     The Axion 1989 Plan and the Axion 1995 Plan will terminate at the Effective Time.

Severance Arrangements

     Axion has adopted the Oncology Therapeutics Network Corporation Officers Severance Plan ("Severance Plan") effective January 1, 1996 for the benefit of David Levison and four other individuals who have entered

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into employment contracts with OTNC to continue in employment after the Merger.
The Severance Plan provides for the payment of certain severance benefits in the event of the eligible employee's involuntary termination, other than a termination for cause, within the twelve (12) month period following certain changes in control. The Merger constitutes a change in control for purposes of the Severance Plan and accordingly will trigger severance benefits for an eligible employee if his employment is involuntarily terminated by BMS within twelve months of the Merger. An eligible employee's termination of employment by Axion will not trigger severance benefits under the Severance Plan if the individual is employed in a comparable position by BMS or a subsidiary. The Severance Plan provides for a lump sum cash payment equal to 12 months of the eligible employee's base salary plus the employee's full target bonus for the fiscal year in which the employment termination occurs. Pursuant to their respective Employment Agreements, David Levison and the four other individuals have waived their rights to receive benefits under the Severance Plan. These Employment Agreements provide for certain severance payments. See "--OTNC Employment Agreements".


                              RELATIONSHIP WITH BMS

     Following the Merger, AHC will continue to have certain relationships with BMS and its subsidiaries.

Indemnification Agreement; Escrow Agreement; Tax Matters Agreement


     AHC, the 81% Subsidiaries (including OPUS Sub), the Former Axion Stockholders, BMS, the Surviving Corporation, OPUS, OTNC and the Partnership will be parties to the Indemnification Agreement, the Tax Matters Agreement and the Escrow Agreement. See "Indemnification Arrangements--Terms of the Indemnification Agreement"; "--Terms of the Tax Matters Agreement"; and "--Terms of the Escrow Agreement".


Noncompetition Agreements


     BMS has entered into separate Noncompetition Agreements with AHC and OnCare and each of Michael D. Goldberg, the President and Chief Executive Officer of Axion, OnCare and AHC and a director of Axion, or Garrett J. Roper, the Senior Vice President and Chief Financial Officer of Axion, OnCare and AHC and the Secretary of AHC (the "Noncompetition Agreements") which will become effective at Closing and will, for two years following the Closing Date, prohibit such entities or persons and their affiliates, as the case may be, from, as applicable, ownership, management, operation or control of, employment by, holding certain equity interests in or serving as a director, advisor or consultant to, or having certain other relationships with, any entity that engages in the distribution of oncology drugs, supplies or biologics to certain customers of OTN or the automated drug dispensing and inventory tracking systems business in the United States. In addition, each of the Noncompetition Agreements provides that none of AHC or OnCare or any of their respective subsidiaries or Michael Goldberg or Garrett Roper will solicit for employment or hire, whether as an employee, consultant or otherwise, David Levison, President of OTNC, during the term of his employment agreement with OTNC.


AHC Supply Agreement; OnCare Supply Agreement; AHC Medstation Agreement; OnCare Medstation Agreement.


     Pursuant to the AHC Supply Agreement and OnCare Supply Agreement, which will become effective at the Closing, each of AHC and OnCare, respectively, will purchase from OTN all the products and supplies offered by OTN required by all oncology treatment facilities that are either owned by AHC or OnCare, as the case may be, or any of their respective subsidiaries or controlled affiliates, managed by AHC or OnCare, as the case may



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be, or any of their respective subsidiaries or controlled affiliates or which
AHC or OnCare, as the case may be, or any of their respective subsidiaries or controlled affiliates has the authority at the discretion of the oncology treatment facility to purchase products or supplies. In general OTN will provide each of AHC and OnCare the lowest prices at which OTN sells such products or supplies to other oncology physician management companies with the authority to make purchasing decisions on behalf of physician office practices which have agreed to make purchase or other commercial commitments equivalent to those agreed to by AHC or OnCare, as the case may be, provided that in the event AHC or OnCare, as the case may be, receives an offer pricing products or supplies at a price of at least 10% less than the lowest price offered by OTN and OTN chooses not to match such lower offer, AHC or OnCare, as the case may be, may purchase such products or supplies pursuant to such lower offer for a term to end upon the later of 30 days after the receipt of such lower offer and the term of such lower offer. The existing supply agreement between OTN and OnCare will terminate on the Closing Date.

     Similar arrangements have been made between each of AHC and OnCare and OPUS pursuant to the AHC Medstation Agreement and the OnCare Medstation Agreement, respectively, regarding the lease from OPUS of OPUS Stations. As of June 30, 1996, eight OPUS Stations were in use at six different oncology practices operated by OnCare. The relevant OPUS Station agreements will remain in effect after the Closing.


License Agreement


     In the License Agreement, AHC will agree to provide to the Surviving Corporation a royalty-free exclusive, fully paid up right and license to use the "OPUS" name and other scheduled intellectual property in connection with the OPUS Station Business for a period of one year. The License Agreement also provides that the Surviving Corporation may use certain supplies bearing the "Axion" name as specified in the License Agreement for a period of not more than two months; provided that the Surviving Corporation agrees to use commercially reasonable efforts to terminate its use of such supplies as soon as practicable following the Effective Time.


Transitional Services Agreement


     In the Transitional Services Agreement, AHC will agree to provide to Axion certain services, including certain financial and information systems services, at cost, and the Surviving Corporation will agree to provide to AHC certain services, including certain information systems services, at $15,000 per month. The services provided under the Transitional Services Agreement will be performed for a period of three months after the date thereof with renewals of one month upon the mutual consent of the parties with such renewals not to exceed an aggregate of three months in addition to the original term.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES


     The following summary describes the material federal income tax consequences of the Distribution and the Merger to holders of Axion capital stock who are citizens or residents of the United States. This discussion does not consider all the tax consequences that may be relevant to Axion stockholders entitled to special treatment under the Code (such as insurance companies, dealers in securities, tax exempt organizations or, except as specifically provided below, foreign persons) or to Axion stockholders who acquired their shares of Axion Common Stock pursuant to the exercise of employee stock options or otherwise in compensatory transactions. In addition, this discussion does not address any state, local or foreign tax considerations nor does it address any federal estate, gift, employment, excise or other non-income tax consideration. The following discussion is based upon provisions of the Code, regulations, administrative rulings and judicial decisions presently in effect,



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all of which are subject to change (possibly with retroactive effect) or to different interpretations. ALL AXION STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE DISTRIBUTION AND THE MERGER, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.


     The Distribution


     In the opinion of Ernst & Young, certified public accountants to Axion, based upon certain representations of BMS, BMS Sub, Axion, AHC and certain Former Axion Stockholders, the Distribution should qualify as a tax-free spinoff under Section 355 of the Code. In such event, the following consequences would obtain:


     1. An Axion stockholder should not recognize any income, gain or loss as a result of the Distribution.

     2. An Axion stockholder should apportion the tax basis of his or her Axion Common Stock between such Axion Common Stock and AHC Preferred Stock received in the distribution in proportion to the relative fair market values of such Axion Common Stock and AHC Preferred Stock immediately following the Distribution.


     3. An Axion stockholder's holding period for the AHC Preferred Stock received in the Distribution should include the holding period applicable to the Axion Common Stock with respect to which the Distribution was made, provided that such Axion Common Stock is held as a capital asset by such stockholder as of the date of the Distribution.

     4. Under current law, no gain or loss should be recognized by Axion as a result of the Distribution, except to the extent that immediately after the Distribution AHC Preferred Stock is owned (either directly, or indirectly through one or more entities that are treated for United States tax purposes as partnerships, estates or trusts) or deemed to be owned by certain individuals who are not citizens or residents of the United States or by certain foreign corporations (such actual or deemed owners are collectively referred to herein as "Non-United States Holders"). AHC Preferred Stock that is owned by entities that are treated for United States tax purposes as partnerships, estates or trusts will for this purpose be deemed to be indirectly owned by Non-United States Holders unless certain certification procedures are complied with by the partners of such partnerships or the beneficiaries of such trusts or estates. In the case of such direct or indirect ownership by certain Non-United States Holders, Axion will recognize gain in an amount equal to the excess of the value of the AHC Preferred Stock that is so held by such Non-United States Holders over Axion's tax basis in such stock. It is expected that at the Time of Distribution a substantial portion of Axion Common Stock will be held by Non-United States Holders. Based on Axion's business judgment as to the value of the businesses to be distributed by Axion in the Distribution, Axion does not expect that it will incur a material amount of tax liability as a result of the distribution of AHC Preferred Stock to Non-United States Holders. It should also be noted that legislation (the "Proposed Legislation") has been proposed that would cause the Distribution to constitute a taxable event to Axion whereby Axion would recognize gain in an amount equal to the excess of the value of the AHC Preferred Stock distributed over Axion's tax basis in such stock, whether or not such stock is owned by Non-United States Holders. While the Proposed Legislation has not yet been enacted into law, as currently drafted such legislation would, if enacted, apply retroactively to the Distribution. Based on Axion's business judgment as to the value of the businesses to be distributed by Axion in the Distribution, Axion does not expect to report a material amount of tax liability on its federal income tax returns as a result of the distribution of AHC Preferred Stock even if the Proposed Legislation were adopted with an effective date that applied to the Distribution. There can be no assurance, however, that the IRS will agree with Axion's business judgment as to the valuation of the businesses to be distributed by Axion in the Distribution or will not establish a higher valuation that would make Axion's tax liability higher, and, accordingly, there can be no assurance that the distribution of the AHC Preferred Stock



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to Non-United States Holders or the adoption of the Proposed Legislation would not cause Axion to incur a material amount of tax liability. Pursuant to the Tax Matters Agreement, the AHC Indemnifying Parties have agreed to indemnify the BMS Indemnified Parties against such tax liability, which may result in a claim against part or all of the Escrowed Cash or the Escrowed Shares or directly against the AHC Indemnifying Parties. Regardless of the existence of Non-United States Holders or whether the Proposed Legislation is adopted, Axion and/or its subsidiaries may also be required to recognize gain as a result of the transfer of various assets and liabilities among various entities in anticipation of the Distribution.


     No ruling from the IRS has been or will be sought with respect to any of the tax matters relating to the Distribution. The opinion of Ernst & Young described above will not be binding on the IRS. In addition, Axion stockholders should be aware that such opinion is based on Ernst & Young's interpretation as to how various requirements of Code Section 355 should apply to the particular facts presented by the Distribution. With respect to some of these interpretations, no direct legal precedents exist. Accordingly, there can be no assurance that the IRS will agree with the conclusions set forth in the Ernst & Young opinion. Moreover, no published rulings or cases squarely address the qualifications of a transaction identical to the Distribution under Section 355 of the Code.

     A successful IRS challenge to the qualification of the Distribution as a tax-free spinoff qualifying under Section 355 of the Code (as a result of the inaccuracy of any of the representations of BMS, BMS Sub, Axion, AHC or certain Former Axion Stockholders, or otherwise) would result in the following consequences:


     1. Axion would recognize gain in an amount equal to the excess of the value of the AHC Preferred Stock distributed to Axion stockholders over Axion's tax basis in such stock (to the extent such gain has not previously been recognized by Axion in connection with the distribution of AHC Preferred Stock to Non-United States Holders). As noted above, Axion does not expect that it would incur a material amount of tax liability. Also as noted above, Axion and/or its subsidiaries may also be required to recognize gain as a result of the transfer of various assets and liabilities among various entities in anticipation of the Distribution, regardless of whether the Distribution qualifies as a tax-free spinoff under Section 355 of the Code.

     2. The receipt of AHC Preferred Stock would constitute a taxable distribution to all Axion stockholders (including Non-United States Holders) so that the fair market value of the AHC Preferred Stock received by an Axion stockholder would be treated (i) first, as a dividend to the extent of such Axion stockholder's share of Axion's current and accumulated earnings and profits, (ii) next, as a tax-free return of capital to the extent of such stockholder's tax basis in the Axion Common Stock with respect to which the AHC Preferred Stock is distributed (as determined, for Axion stockholders who hold two or more blocks of stock with different bases, on a block-by-block approach rather than by aggregating the bases of all blocks of stock held by each Axion stockholder) and (iii) finally, as gain from the sale of Axion Common Stock. In addition, Axion would incur certain withholding tax liabilities to the extent such distributions were made to certain foreign individuals and entities.

     3. An Axion stockholder's aggregate basis in the shares of AHC Preferred Stock received in the Distribution would equal the fair market value of such shares, and the stockholder's holding period for such AHC Preferred Stock would not include the period during which the shares of Axion Stock were held.

     Under the Tax Matters Agreement, the AHC Indemnifying Parties have agreed to indemnify the BMS Indemnified Parties against any tax liability arising from the failure of the Distribution to qualify as a tax-free



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spinoff under Section 355 of the Code or any other tax liabilities arising from the Contributions, the Distribution or the related transactions. See "Indemnification Arrangements--Terms of the Tax Matters Agreement".


     The Merger


     In the opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel for Axion, and Ernst & Young LLP, accountants for Axion, based on certain representations of BMS, BMS Sub, Axion, AHC and certain Former Axion Stockholders, the Merger will qualify as a reorganization under Section 368(a) of the Code. Provided that the Merger does so qualify, the following results should obtain:


     1. No gain or loss will be recognized by stockholders of Axion who exchange all of their shares of Axion Common Stock solely for shares of BMS Common Stock in the Merger.

     2. No gain or loss will be recognized by Axion as a result of the Merger.

     3. The aggregate tax basis of the BMS Common Stock received in the Merger (including any BMS Common Stock held in escrow) by each Axion stockholder will be the same as the aggregate tax basis of the shares of Axion Common Stock surrendered in exchange therefor.

     4. The holding period for each share of BMS Common Stock received in the Merger will include the period during which the shares of Axion Common Stock surrendered in exchange therefor were held, provided that such shares of Axion Common Stock were held as capital assets at the Effective Time.


     5. A stockholder who exercises dissenter's rights with respect to a share of Axion Common Stock and who receives payment for such stock in cash will generally recognize capital gain or loss (if such share were held as a capital asset at the Effective Time) measured by the difference between the Axion stockholder's basis in such share and the amount of cash received, provided that such payment is neither essentially equivalent to a dividend nor has the effect of a distribution of a dividend (a "Dividend Equivalent Transaction"). (See Sections 302 and 356(A)(2) of the Code.) A sale of Axion Common Stock pursuant to an exercise of dissenter's rights will generally not be a Dividend Equivalent Transaction if, as a result of such exercise, the Axion Stockholder exercising dissenter's rights owns no shares of BMS Common Stock (either actually or constructively within the meaning of Section 318 of the Code.) If, however, an Axion stockholder's sale for cash of Axion Common Stock pursuant to an exercise of dissenter's rights is a Dividend Equivalent Transaction, then such Axion stockholder will generally recognize ordinary dividend income for federal income tax purposes in an amount up to the entire amount of cash so received.


     It is a condition to the obligation of BMS to effect the Merger that no Dissenting Shares be outstanding at the Effective Time.

     No ruling from the IRS has been or will be sought with respect to any of the tax matters relating to the Merger. The opinions described above will not be binding on the IRS and there can accordingly be no assurance that the IRS will agree with the conclusions set forth therein.

     A successful IRS challenge to the status of the Merger as a reorganization under Section 368(a) of the Code (as a result of the inaccuracy of any of the representations of BMS, BMS Sub, Axion, AHC or certain Former Axion Stockholders, or otherwise) would result in an Axion stockholder recognizing gain or loss with respect to each share of Axion Common Stock surrendered equal to the difference between the fair market value, as of the Effective Time, of the BMS Common Stock received in exchange therefor and the stockholder's tax basis in



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such Axion stock. In such event, an Axion stockholder's aggregate basis in the shares of BMS Common Stock received in the exchange would equal the fair market value of such shares, and the stockholder's holding period for such BMS Common Stock would not include the period during which the shares of Axion stock were held. In addition, a successful IRS assertion that the Merger does not qualify as such a reorganization would also cause the Distribution to fail to qualify as a tax-free spinoff under Section 355 of the Code which, as noted above, could result in significant tax liability to Former Axion Stockholders as well as indemnification obligations of Former Axion Stockholders and the other AHC Indemnifying Parties. See "Indemnification Arrangements--Terms of the Tax Matters Agreement".

     For tax purposes, AHC will be deemed to own the Escrowed Cash and each of the Former Axion Stockholders will be deemed to own its pro rata share of the Escrowed Shares. Any taxable income earned or amounts realized in respect of the cash or stock held in the Escrow Account shall be for the account of AHC or the Former Axion Stockholders, respectively, and such parties have agreed to report such amounts in such manner. If any Escrowed Shares are released to BMS pursuant to the terms of the Indemnification Agreement or the Tax Matters Agreement, the basis of such released Escrowed Shares will be allocable to the remaining shares of BMS Common Stock received in the Merger held by the applicable Former Axion Stockholder on a pro rata basis, or if no such shares are then held by such Former Axion Stockholder, such release could result in the recognition of loss by such Former Axion Stockholder.

     The foregoing summary is included herein for general information only. Such opinions are based in part on representations provided by Axion and BMS. The summary does not address the Federal income tax consequences to all categories of Axion stockholders, including those who acquired shares of Axion capital stock pursuant to the exercise of stock options or otherwise in compensatory transactions. EACH AXION STOCKHOLDER IS URGED TO CONSULT HIS OR HER TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE DISTRIBUTION AND THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.


                       DESCRIPTION OF CAPITAL STOCK OF BMS

General

     The following description of the material terms of the authorized capital stock of BMS does not purport to be complete and is qualified in its entirety by reference to the Restated Certificate of Incorporation of BMS (the "BMS Certificate of Incorporation"), the By-laws of BMS (the "BMS By-laws") and the Rights Agreement. See "Available Information."


     The authorized capital stock of BMS presently consists of 1,500,000,000 shares of BMS Common Stock and 10,000,000 shares of preferred stock, issuable in series. As of July 31, 1996, 501,790,392 shares of BMS Common Stock and 15,698 shares of convertible preferred stock, par value $1.00 per share, of BMS (the "BMS Convertible Preferred") were issued and outstanding. The BMS Board is authorized to approve the issuance of one or more additional series of preferred stock of BMS without further authorization of BMS's stockholders (except as may be required under applicable stock exchange requirements), and to fix the number of shares, the designations, the powers, preferences and relative, participating, optional and other special rights of any such additional series and the qualifications, limitations and restrictions thereof. Thus, any additional series may, if so determined by the BMS Board, have full voting rights with the BMS Common Stock or limited voting rights,



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be convertible into BMS Common Stock or another security of BMS, and have such other powers, preferences and relative, participating, optional and other special rights, and such qualifications, limitations and restrictions thereof, as the BMS Board shall determine.

Common Stock

     The holders of BMS Common stock are entitled to receive dividends when and as declared by the BMS Board out of funds legally available therefor, subject to the terms of any preferred stock of BMS at the time outstanding.

     The holders of BMS Common Stock are entitled to one vote for each share on all matters voted on by stockholders, including elections of directors. The holders of BMS Common Stock do not have any cumulative voting, conversion, redemption or preemptive rights. In the event of dissolution, liquidation or winding up of BMS, holders of BMS Common Stock will be entitled to share ratably, together with any participating preferred stock of BMS, in any assets remaining after the satisfaction in full of the prior rights of creditors, including holders of indebtedness of BMS, and the aggregate liquidation preference of any preferred stock of BMS then outstanding.

     The outstanding shares of BMS Common Stock are listed on the NYSE and the PSE. Chase Mellon Shareholder Services, 85 Challenger Road, Overpeck Centre, Ridgefield Park, New Jersey 07660 is the transfer agent and registrar for the BMS Common Stock.

BMS Convertible Preferred

     Dividend Rights

     Holders of BMS Convertible Preferred are entitled to receive, when and as declared by the BMS Board out of funds legally available for payment, annual dividends in an amount per share equal to $2.00. Dividends on BMS Convertible Preferred are payable on the first day of March, June, September and December of each year. Dividends on the BMS Convertible Preferred are cumulative and accrue on a day-to-day basis.

     For so long as the BMS Convertible Preferred is outstanding, BMS may not declare or pay any dividend on BMS Common Stock or redeem or purchase any other preferred stock of BMS or purchase BMS Common Stock, unless full cumulative dividends on the BMS Convertible Preferred have been paid, or declared and funds set apart for payment thereof.

     Conversion Provisions

     At the election of the holder thereof, each share of BMS Convertible Preferred is convertible into shares of BMS Common Stock, subject to adjustment as set forth below. As of the date of this Proxy Statement/Prospectus, each share of BMS Convertible Preferred is convertible into 4.24 shares of BMS Common Stock. With respect to shares of BMS Convertible Preferred called for redemption, conversion rights will expire at the close of business on the date fixed for redemption, unless BMS defaults in the payment of the redemption price.

     No fractional shares will be issued upon conversion, and, in lieu thereof, an adjustment in cash will be made based upon the closing price of BMS Common Stock on the NYSE on the day of conversion.


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     The conversion rate will be subject to adjustment in certain events to preserve the relative rights of holders of BMS Convertible Preferred, including certain subdivisions and combinations of BMS Common Stock, certain reclassifications, and certain consolidations and mergers of BMS. Adjustments in the conversion rate will be deferred until cumulative adjustments shall have resulted in a change of the conversion rate by at least one one-hundredth of one share of BMS Common Stock. No payment or allowance will be made upon conversion in respect of any accrued and unpaid dividends.

     Liquidation Rights

     In the event of a liquidation, dissolution or winding up of BMS, whether voluntary or involuntary, the holders of BMS Convertible Preferred then outstanding are entitled to receive $50.00 per share plus all accrued and unpaid dividends.

     Redemption


     BMS Convertible Preferred is redeemable at any time, at the option of BMS, in whole or in part, at the price of $50.00 per share together with accrued and unpaid dividends at the date of redemption. If BMS shall redeem less than all of the outstanding shares of BMS Convertible Preferred, the BMS Board will determine the shares to be redeemed by lot.


     Voting Rights

     Each share of BMS Convertible Preferred entitles the holder thereof to one vote per share, and except as otherwise provided by the BMS Certificate of Incorporation or as required by law, the BMS Convertible Preferred and the BMS Common Stock vote as one class except that when holders of shares of preferred stock of BMS voting as a class are entitled to elect two directors as provided in the BMS Certificate of Incorporation, such holders are not entitled to participate with the BMS Common Stock in the election of any other directors.

     Without the affirmative vote of the holders of at least two-thirds of the outstanding shares of BMS Convertible Preferred, BMS may not amend, alter or repeal any provision of the BMS Certificate of Incorporation or BMS By-laws so as to materially affect any of the powers, preferences and rights of BMS Convertible Preferred. The holders of BMS Convertible Preferred have no other voting rights except as required by law.

BMS Rights


     Each share of BMS Common Stock carries with it an associated right (a "BMS Right") pursuant to the Rights Agreement dated as of December 4, 1987, between BMS and The Chase Manhattan Bank, as Rights Agent (as amended, the "Rights Agreement") that entitles holders of BMS Common Stock under certain circumstances to buy one one-thousandth of a share of a new series of participating preferred stock of BMS at an exercise price of $200. The BMS Rights separate from the associated shares of BMS Common Stock and become exercisable only after a person or group acquires beneficial ownership of 20% or more of BMS Common Stock or commences a tender or exchange offer upon consummation of which such person or group would beneficially own 30% or more of BMS Common Stock.


     If any person (i) becomes the beneficial owner of 25% or more of BMS Common Stock, other than pursuant to certain tender or exchange offers described in the Rights Agreement, (ii) who is a 20% or more stockholder engages in certain self-dealing transactions described in the Rights Agreement or (iii) engages in a


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merger transaction with BMS in which BMS is the surviving corporation and shares of BMS Common Stock are not changed or converted, then each BMS Right not owned by such person or related parties will entitle its holder to purchase, at the BMS Right's then-current exercise price, shares of BMS Common Stock (or, in certain circumstances as determined by the BMS Board, cash, property or other securities of BMS) having a value of twice the BMS Right's exercise price. In addition, if BMS is involved in a merger or other business combination transaction with another person in which shares of BMS Common Stock are changed or converted, or sells 50% or more of its assets or earning power to another person, each BMS Right will entitle its holder to purchase, at the BMS Right's then-current exercise price, common shares of such other person having a value of twice the BMS Right's exercise price.

     BMS is generally entitled to redeem the BMS Rights at a price of $.01 per BMS Right at any time until the 15th day following public announcement that a 20% position has been acquired.


                   COMPARISON OF CERTAIN RIGHTS OF HOLDERS OF
           BMS COMMON STOCK, HOLDERS OF AXION COMMON STOCK AND HOLDERS
                            OF AXION PREFERRED STOCK

     The rights of holders of BMS Common Stock are governed by the BMS Certificate of Incorporation and the BMS By-laws. The rights of holders of Axion Common Stock and holders of Axion Preferred Stock are governed by the Axion Certificate of Incorporation and the Axion By-laws. Both BMS and Axion are governed by the DGCL. Upon consummation of the Merger, the stockholders of Axion will become stockholders of BMS. The BMS Certificate of Incorporation and the BMS By-laws will remain in effect after the Merger. Below is a summary of certain differences among the rights of holders of BMS Common Stock, holders of Axion Common Stock and holders of Axion Preferred Stock, resulting from differences in the respective BMS and Axion certificates of incorporation and by-laws.

     The following summary does not purport to be a complete statement of the rights of BMS stockholders under the BMS Certificate of Incorporation and the BMS By-laws compared with the rights of holders of Axion Common Stock and holders of Axion Preferred Stock under the Axion Certificate of Incorporation and the Axion By-laws. This summary is qualified in its entirety by reference to the respective BMS and Axion certificates of incorporation and by-laws. For information regarding the AHC Preferred Stock, see "Description of AHC Capital Stock" and "Comparison of Certain Rights of Holders of AHC Preferred Stock, Holders of Axion Common Stock and Holders of Axion Preferred Stock" in the Information Statement attached as Exhibit G hereto.

Voting

     The BMS Certificate of Incorporation provides that holders of BMS Common Stock are entitled to one vote for each share held.

     The Axion Certificate of Incorporation provides that holders of Axion Common Stock are entitled to one vote for each share held.

     The Axion Certificate of Incorporation provides that holders of Axion Preferred Stock are entitled to the number of votes equal to the number of shares of Axion Common Stock into which such shares of Axion Preferred Stock could be converted on the record date for the vote or the date of the solicitation of any written consent of Axion stockholders (excluding fractional shares) and shall have voting rights and powers equal to the



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voting rights and powers of the holders of Axion Common Stock. Holders of Axion
Preferred Stock vote together as a single class with the holders of Axion Common Stock upon all matters submitted to a vote of Axion stockholders. The Axion Certificate of Incorporation also provides for certain matters specified therein to be submitted to a vote of holders of Axion Preferred Stock, voting in some cases together as a single class and in other cases separately by series.


No Cumulative Voting

     Neither the BMS Certificate of Incorporation nor the Axion Certificate of Incorporation provides for cumulative voting.


Certain Business Combinations


     The BMS Certificate of Incorporation requires the affirmative vote of the holders of at least 75% of the outstanding shares of stock of BMS entitled to vote generally in the election of directors, voting together as a single class, to approve any merger or other Business Combination (as defined therein, which term includes a merger, consolidation, sale of all or substantially all the assets of BMS, the adoption of a plan of liquidation and similar extraordinary corporate transactions) between, or otherwise involving BMS and (i) any Interested Stockholder (as defined therein) or (ii) any other person which is, or after such Business Combination would be, an Affiliate or Associate (as defined therein) unless (i) the transaction has been approved by a majority of the Continuing Directors (as defined therein) or (ii) certain minimum price, form of consideration and procedural requirements are satisfied.


     The Axion Certificate of Incorporation requires, so long as no fewer than an aggregate of 500,000 shares of Axion Series A Preferred Stock, par value $.001 per share (the "Axion Series A"), Axion Series B Preferred Stock, par value $.001 per share (the "Axion Series B"), Axion Series C Preferred Stock, par value $.001 per share (the "Axion Series C"), Axion Series D Preferred Stock, par value $.001 per share (the "Axion Series D"), Axion Series E Preferred Stock, par value $.001 per share (the "Axion Series E"), or Axion Series F Preferred Stock, par value $.001 per share (the "Axion Series F") are outstanding, that any transaction that would result in a reorganization of Axion, or the merger or consolidation of Axion with or into another corporation, or the effectuation by Axion of a transaction or series of transactions in which more than 50% of the voting power of Axion is disposed of, or the sale of all or substantially all of the assets of Axion must be approved by the holders of at least 50% of the then outstanding shares of Axion Preferred Stock (excluding from such vote the shares of any series of Axion Preferred Stock of which there are fewer than 100,000 shares outstanding), voting together as a single class.

Rights Plan

     Each share of BMS Common Stock comes with an associated BMS Right to buy one one-thousandth of a share of a new series of participating preferred stock of BMS at an exercise price of $200 under certain circumstances. See "Description of Capital Stock of BMS--BMS Rights".

     Axion currently has no similar stockholder purchase rights plan.

Liquidation Preference

     The BMS Certificate of Incorporation does not provide holders of BMS Common Stock with any liquidation preference in the event of any liquidation, dissolution, or winding up of BMS.



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     The Axion Certificate of Incorporation does not provide holders of Axion
Common Stock with any liquidation preference in the event of any liquidation, dissolution, or winding up of Axion.

     The Axion Certificate of Incorporation provides that in the event of any liquidation, dissolution, or winding up of Axion, whether voluntary or involuntary, the holders of each share of Axion Preferred Stock shall be entitled to be paid out of the assets of Axion legally available for distribution to its stockholders the following liquidation preferences: $.75 per share of Axion Series A, $3.40 per share of Axion Series B, $4.79 per share of Axion Series C, $5.60 per share of Axion Series D, $7.25 per share of Axion Series E, and $10.00 per share of Axion Series F, plus, for each such share, an amount equal to all declared but unpaid dividends thereon, if any, to the date fixed for distribution to such series (such sum, subject to certain adjustments, the "Axion Preference Amount").

     After holders of Axion Preferred Stock have received their full Axion Preference Amount, any remaining assets or surplus funds of Axion will be shared by and distributed ratably among the holders of Axion Common Stock and the holders of Axion Preferred Stock; provided, however, that holders of Axion Series A, Axion Series B, Axion Series C, and Axion Series E are entitled to participate in such ratable distribution and sharing only until such time as they receive certain aggregate per share maximum amounts set forth in the Axion Certificate of Incorporation.

     For purposes of the foregoing two paragraphs relating to the liquidation rights of Axion Preferred Stockholders, a merger or consolidation of Axion into or with another corporation, a sale, transfer or other disposition of all or substantially all of Axion's assets or the effectuation by Axion of a transaction or series of related transactions in which more than 50% of the voting power of Axion is disposed of, shall, unless the holders of at least 66-2/3% of the Axion Preferred Stock, voting together as a class, elect in writing otherwise, be deemed to be a liquidation, dissolution or winding up of Axion.

     In the event Axion proposes to take any action regarding the liquidation, dissolution or winding up of Axion which will involve the distribution of assets other than cash, the value of the assets to be distributed to the holders of Axion Preferred Stock is to be determined by the vote or written consent of the Axion Board (subject to certain guidelines specified in the Axion Certificate of Incorporation with respect to the valuation of securities), and such determination will be binding upon the holders of Axion Preferred Stock.

Dividends

     The BMS Certificate of Incorporation provides that holders of BMS Common Stock are entitled to receive dividends when and if declared by the BMS Board, subject to the rights of the holders of outstanding shares of any other class of BMS stock having preference over the BMS Common Stock as to the payment of dividends and of sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the BMS Common Stock.

     The Axion Certificate of Incorporation provides that the holders of the outstanding Axion Series A, Axion Series B, Axion Series C, Axion Series D, Axion Series E and Axion Series F are entitled to receive in any fiscal year, when and as declared by the Axion Board, out of any assets at the time legally available therefor, dividends in cash at the rate of $.075 per share, $.34 per share, $.42 per share, $.56 per share, $.725 per share and $1.00 per share, respectively (subject to adjustment), per annum before any dividend is declared or paid on shares of Common Stock. Dividends may be payable quarterly or otherwise as the Axion Board may from time to time determine, and the right to such dividends is not cumulative. The holders of the outstanding Axion Preferred Stock can waive any dividend preference that such holders may be entitled to receive upon the



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affirmative vote or written consent of the holders of at least 66-2/3% of the
Axion Preferred Stock then outstanding, voting or consenting as a single class on an as-if-converted basis. The holders of the outstanding Axion Preferred Stock have unconditionally and irrevocably waived the right to any such dividend preference that such holders are entitled to receive through December 31, 1996.

     The Axion Certificate of Incorporation provides that no distributions (as defined in the Axion Certificate of Incorporation) may be paid on the Axion Common Stock until the holders of the outstanding Axion Preferred Stock have first received dividends at the dividend rates specified in the preceding paragraph. If, in any fiscal year, any cash or other distributions are declared by the Axion Board to be paid on the Axion Common Stock as a class, then an additional dividend must be paid at the same time to the holders of the outstanding Axion Preferred Stock at the rate per share equal to the product of
(x) such per share dividend or other distribution on the Axion Common Stock, multiplied by (y) the number of shares of Axion Common Stock into which each share of Axion Preferred Stock is then convertible.

Conversion Rights

     The BMS Common Stock is not convertible.

     The Axion Common Stock is not convertible.

     The Axion Certificate of Incorporation provides that each share of Axion Preferred Stock is convertible at any time, without the payment of any additional consideration by the holder and at the option of the holder, into such number of fully paid and nonassessable shares of Axion Common Stock as is determined according to a formula set forth in the Axion Certificate of Incorporation, subject to adjustment. Each share of Axion Preferred Stock will automatically be converted into shares of Axion Common Stock at the applicable conversion price then in effect upon the affirmative vote or written consent of the holders of at least 66-2/3% of the Axion Preferred Stock then outstanding, voting or consenting as a single class on an as-if converted basis. Axion may not, by amendment of the Axion Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Axion Certificate of Incorporation relating to conversion and must take all action necessary or appropriate in order to protect the conversion rights of the holders of Axion Preferred Stock against impairment.

Size and Classification of the Board of Directors

     The BMS Certificate of Incorporation divides the BMS Board into three classes, each having staggered three year terms. The number of directors on the BMS Board may be determined by a majority vote of the entire BMS Board. The BMS Board is currently comprised of ten directors.

     The Axion Board currently consists of six directors and is not classified. The number of authorized directors may be modified from time to time by amendment of the Axion By-laws. So long as no fewer than 100,000 shares of Axion Series A remain outstanding, the holders of the Axion Series A outstanding are entitled to elect two directors at each election of Axion directors. So long as no fewer than 500,000 shares of Axion Series B remain outstanding, the holders of a majority of the Axion Series B outstanding are entitled to elect one director at each election of Axion directors. So long as no fewer than 100,000 shares of Axion Series C remain outstanding, the holders of a majority of the Axion Series C outstanding are entitled to elect one director at each election of Axion directors. The holders of a majority of the Axion Common Stock outstanding are entitled to elect the remaining Axion directors.



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Removal of Directors


     The BMS Certificate of Incorporation and the BMS By-laws generally provide that, subject to the rights of the holders of BMS Preferred Stock, directors may be removed from office with or without cause only by the affirmative vote of the holders of at least 75% of the outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.



     The Axion By-laws provide that, at a special meeting of stockholders called for such purpose, the Axion Board or any individual director may be removed from office, with or without cause, and a new director or directors elected by a vote of stockholders holding a majority of the outstanding shares entitled to vote at an election of directors.

Vacancies on the Board of Directors

     The BMS Certificate of Incorporation and the BMS By-laws provide that, subject to the rights of the holders of BMS Preferred Stock, newly created directorships resulting from any increase in the number of directors and any vacancies on the BMS Board resulting from death, resignation, retirement, disqualification, removal or other cause will be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum. The BMS Certificate of Incorporation provides that any directors so elected will serve for the remainder of the full term of the class in which the new directorship was created or the vacancy occurred.

     The Axion By-laws provide that vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and each director so elected shall hold office for the unexpired portion of the term of the director whose place shall be vacant and until his successor shall have been duly elected and qualified. Vacancies are deemed to exist in the case of the death, removal or resignation of any director, or if the stockholders fail at any meeting of stockholders of which directors are to be elected to elect the number of directors constituting the entire Axion Board.

     Under the Axion Certificate of Incorporation, any vacancy occurring because of the death, resignation, or removal of a director elected by the holders of Axion Series A, the holders of Axion Series B or the holders of Axion Series C will be filled by the vote or written consent of the holders of a majority of the shares of that series or, in the absence of such action by such holders, by action of the remaining directors then in office. Any vacancy occurring because of the death, resignation or removal of a director elected by the holders of outstanding Axion Common Stock will be filled by the vote or written consent of the holders of a majority of the outstanding shares of Axion Common Stock or, in the absence of such action by such holders, by action of the remaining directors then in office.

Amendments to the Certificate of Incorporation

     Under the BMS Certificate of Incorporation, the affirmative vote of the holders of at least 75% of the outstanding voting stock is required to alter, amend or adopt the provisions contained therein relating to the classified board, filling vacancies on the BMS Board, prohibiting any action required or permitted to be taken by the stockholders of BMS by written consent, prohibiting the call of special meetings by stockholders, approval of Business Combinations and certain amendments to the BMS By-laws.


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     The Axion Certificate of Incorporation requires, so long as no fewer than an aggregate of 500,000 shares of Axion Series A, Axion Series B, Axion Series C, Axion Series D, Axion Series E or Axion Series F are outstanding, that the amendment, repeal or addition of any provision of or to the Axion Certificate of Incorporation that would adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Axion Preferred Stock must be approved by the holders of at least 50% of the then outstanding shares of Axion Preferred Stock (excluding from such vote the shares of any series of Axion Preferred Stock of which there are fewer than 100,000 shares outstanding), voting together as a single class. Notwithstanding the previous sentence, the Axion Certificate of Incorporation provides that Axion reserves the right to amend, alter, change or repeal any provision contained in the Axion Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders therein are granted subject to that reservation.

Amendments to By-laws


     Under the BMS Certificate of Incorporation and the BMS By-laws, the BMS By-laws may be altered, amended or repealed by the affirmative vote of the holders of at least a majority of the outstanding voting stock or by a vote of the majority of the whole BMS Board, except for amendments which affect certain provisions relating to the classification and composition of the BMS Board, which require the affirmative vote of holders of at least 75% of the outstanding voting stock.


     The Axion By-laws provide that such By-laws may be repealed, altered or amended or new By-laws adopted by the Axion stockholders. Under the Axion By-laws, the affirmative vote of the holders of at least 66- 2/3% of the voting power of all the then outstanding shares of the capital stock of Axion entitled to vote generally in the election of directors, voting together as a single class, is required to adopt, amend or repeal any provisions of the Axion By-laws. The Axion Certificate of Incorporation requires, so long as no fewer than an aggregate of 500,000 shares of Axion Series A, Axion Series B, Axion Series C, Axion Series D, Axion Series E or Axion Series F are outstanding, the approval of the holders of at least 50% of the then outstanding shares of Axion Preferred Stock (excluding from such vote the shares of any series of Axion Preferred Stock of which there are fewer than 100,000 shares outstanding), voting together as a single class, to amend, repeal or add any provision to the Axion By-laws, if such action would adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Axion Preferred Stock. Notwithstanding the foregoing, the Axion Certificate of Incorporation provides that the Axion Board may from time to time make, amend, supplement or repeal any Axion By-law adopted by the Axion Board; provided, however, that the stockholders of Axion may change or repeal any By-law adopted by the Axion Board; and provided, further, that no amendment or supplement to the Axion By-laws adopted by the Axion Board will vary or conflict with any amendment or supplement to the Axion Certificate of Incorporation adopted by the stockholders of Axion.


Special Meetings of Stockholders; Action by Written Consent

     The BMS Certificate of Incorporation and the BMS By-laws require that, subject to the rights of the holders of any preferred stock of BMS, any action required or permitted to be taken by the stockholders of BMS be taken only at an annual meeting or at a special meeting of stockholders called by a majority of the entire BMS Board or by the Chairman of the BMS Board, and prohibit stockholder action by written consent in lieu of a meeting. Stockholders of BMS are not permitted to call a special meeting of stockholders or to require that the BMS Board call such a special meeting.


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     The Axion By-laws provide that special meetings of Axion stockholders may be called at any time, for any purposes, only by the President of Axion or the Axion Board. The Axion By-laws provide that any action required by statute to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if written consent setting forth the action so taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted.


Indemnification of Officers and Directors


     The BMS By-laws provide that each BMS officer and director is indemnified to the fullest extent permitted by law, against: (i) expenses incurred or paid by the director or officer in connection with any claim made against such director or officer, or any actual or threatened action, suit or proceeding in which such director or officer may be involved by reason of being or having been a director or officer of BMS, or of serving or having served another corporation or entity at the request of BMS, and (ii) the amount or amounts paid (subject to certain limitations) by the director or officer in settlement of any such claim or action. Subject to the provisions of the General Corporation Law of the State of Delaware, no director of BMS will be personally liable to BMS or BMS stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such liability arises (i) from a breach of the director's duty of loyalty, (ii) as a result of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law or (iv) any transaction from which the director derived an improper personal benefit.


     The rights of indemnification provided by the BMS By-laws are severable, are not exclusive of other rights to which any director or officer now or hereafter may be entitled, will continue as to a person who has ceased to be an indemnified person and will inure to the benefit of the heirs, executors, administrators and other legal representatives of such a person. The provisions of the indemnification provision under the BMS By-laws is deemed to be a contract between BMS and each director or officer who serves in such capacity at any time while such provision is in effect.


     The Axion By-laws provide that Axion shall indemnify its directors to the fullest extent permitted by the DGCL and give Axion the power to indemnify its officers, employees and other agents as set forth in the DGCL. The Axion Certificate of Incorporation provides that a director of Axion will not be personally liable to Axion or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Axion or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation or law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit. Any repeal or modification of the preceding sentence by the stockholders of Axion will not adversely affect any rights or protection of a director of Axion existing at the time of such repeal or modification.


                                     EXPERTS

     The consolidated financial statements of Axion as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, included in this Proxy Statement/Prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


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



     The consolidated financial statements and related financial schedule of BMS incorporated in this Proxy Statement/Prospectus by reference to the BMS Form 10-K for the year ended December 31, 1995, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                             VALIDITY OF BMS SHARES

     The validity of the BMS Common Stock to be issued pursuant to the terms of the Merger Agreement will be passed upon for BMS by Cravath, Swaine & Moore.


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                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                             AND MANAGEMENT OF AXION

     The following table sets forth certain information regarding beneficial ownership of Axion Common Stock as of July 31, 1996 (i) by each person who is known by Axion to beneficially own more than five percent of Axion Common Stock,
(ii) by each of Axion's directors and executive officers, and (iii) by all current directors and executive officers as a group.

                                                 Shares                Percent
                                              Beneficially          Beneficially
    Name of Beneficial Owner                   Owned(1)(2)              Owned
    ------------------------                  ------------          ------------


Sevin Rosen Fund II L.P.(3).................      3,060,067              36.66%
    c/o Sevin Rosen Funds
    Two Galleria Towers, Suite 1670
    Dallas, TX75240
Galen Partners (4)..........................      1,079,755              12.88
    666 Third Avenue
    Suite 1400
    New York, NY 10017
Funds affiliated with Kleiner Perkins
    Caufield & Byers (5)....................      1,005,000              12.04
    2750 Sand Hill Rd.
    Menlo Park, CA 94025
Michael D. Goldberg (6).....................        799,000               9.18
Garrett J. Roper (7)........................        180,000               2.11
David L. Levison (8)........................        245,000               2.86
Eric T. Herfindal (9).......................        250,000               2.92
Donna M. Williams (10)......................         50,000                *
Robert V. Gunderson, Jr. (11)...............          5,000                *
George B. Borkow (12).......................         20,000                *
Stephen M. Dow (13).........................      3,090,067              36.93
Steven M. Gluckstern (14)...................        180,000               2.15
Joseph S. Lacob (15)........................         30,000                *
William R. Miller (16)......................         40,000                *
L. John Wilkerson (4).......................      1,079,755              12.88
All current directors and executive
  officers as a group (12 persons) (17).....      5,968,822              62.93%
                                                  ---------              ------


- ----------
*    Less than 1%


     (1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Axion Common Stock set forth opposite their respective names.

     (2) The number of shares set forth as beneficially owned includes (a) shares of Axion Common Stock issuable pursuant to Axion Options which are exercisable within 60 days after July 31, 1996, or would become exercisable within such period based on the assumption that the Merger will occur within



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          60 days of such date, giving effect to the acceleration of the exercisability of all Axion Options pursuant to the Merger Agreement ("Acceleration Exercise"), as well as (b) shares of Axion Common Stock issuable pursuant to Axion Options which are exercisable within 60 days after July 31, 1996 ("60-Day Exercise") . Wherever applicable, the footnotes to this table set forth separately beneficial ownership based on 60-Day Exercise and beneficial ownership based on Acceleration Exercise. The number of shares set forth as beneficially owned also includes shares of Axion Common Stock issuable upon conversion of shares of Axion Preferred Stock.

     (3) Excludes 19,933 shares of Axion Common Stock held by a general partner of SRB Associates II, a Texas general partnership ("SRB Associates"). SRB Associates is the general partner of Sevin Rosen Fund II L.P., a Texas limited partnership ("Sevin Rosen II").

     (4) Includes 750,900 shares of Axion Common Stock held by Galen Partners II, L.P., a Delaware limited partnership ("Galen II"), 287,301 shares of Axion Common Stock held by Galen Partners International II, L.P., a Delaware limited partnership ("Galen International II"), 5,000 shares of Axion Common Stock held by Rebound Two (Delaware), LLC, a Delaware limited liability company, and 4,054 shares held by Galen Employee Fund, L.P., a Delaware limited partnership. Also includes an option exercisable into 30,000 shares under the Axion 1989 Plan held by Galen Associates, a Delaware limited partnership, and an option exercisable into 2,500 shares under the Axion 1989 Plan held by Longbow Partners, a New York general partnership (based on Acceleration Exercise) and includes options exercisable into 30,000 shares of Axion Common Stock under the Axion 1989 Plan and 2,500 shares of Axion Common Stock under the Axion 1995 Plan (based on 60-Day Exercise). Dr. Wilkerson, a director of Axion, is a general and limited partner of GWW Partners L.P. ("GWW Partners"), the general partner of Galen II and Galen International II. Dr. Wilkerson disclaims beneficial ownership of the shares held by Galen II and Galen International II except to the extent of his pecuniary interest therein arising from his interest in GWW Partners. Dr. Wilkerson is also a controlling stockholder of two corporations that are general partners of Galen Associates. Dr. Wilkerson disclaims beneficial ownership of the options held by Galen Associates except to the extent of his pecuniary interest therein arising from his interests as a stockholder in the corporations that are general partners of Galen Associates. Dr. Wilkerson is a general partner of Longbow Partners and disclaims beneficial ownership of the options held by Longbow Partners except to the extent of his pecuniary interest therein arising from his interest in Longbow Partners. Dr.Wilkerson is a director of Axion.


     (5) Includes 954,750 shares held by Kleiner Perkins Caufield & Byers V, a California limited partnership ("KPCB V"), and 50,250 shares held by KPCB Zaibatsu Fund I, a California limited partnership ("Zaibatsu").


     (6) Includes options exercisable into 110,000 shares of Axion Common Stock under the Axion 1989 Plan and 250,000 shares of Axion Common Stock under the Axion 1995 Plan (based on Acceleration Exercise) and includes options exercisable into 93,882 shares of Axion Common Stock under the Axion 1989 Plan and 250,000 shares of Axion Common Stock under the Axion 1995 Plan (based on 60-Day Exercise). Mr. Goldberg has advised Axion that he does not intend to exercise the Goldberg $10.00 Options, and, accordingly, the Goldberg $10.00 Options will be canceled prior to the Effective Time. Mr. Goldberg is the President and Chief Executive Officer and a director of Axion, OnCare and AHC.

     (7) Includes options exercisable into 80,000 shares of Axion Common Stock under the Axion 1989 Plan and 100,000 shares of Axion Common Stock under the Axion 1995 Plan (based on Acceleration Exercise) and includes options exercisable into 73,277 shares of Axion Common Stock under the Axion



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          1989 Plan and 100,000 shares of Axion Common Stock under the Axion
          1995 Plan (based on 60-Day Exercise). Mr. Roper is the Senior Vice President and Chief Financial Officer of Axion, OnCare and AHC and the Secretary and a director of AHC.

     (8) Includes options exercisable into 80,000 shares of Axion Common Stock under the Axion 1989 Plan and 125,000 shares of Axion Common Stock under the Axion 1995 Plan (based on Acceleration Exercise) and includes options exercisable into 76,638 shares of Axion Common Stock under the Axion 1989 Plan and 125,000 shares of Axion Common Stock under the Axion 1995 Plan (based on 60-Day Exercise). Includes 6,500 shares of Axion Common Stock held in a trust for the benefit of Mr. Levison's children (the "Levison Trust"), of which Mr. Levison is a trustee. Mr. Levison disclaims beneficial ownership of the shares held by the Levison Trust. Mr. Levison is President and Chief Executive Officer of OTNC.

     (9) Includes options exercisable into 75,000 shares of Axion Common Stock under the Axion 1989 Plan and 125,000 shares of Axion Common Stock under the Axion 1995 Plan (based on Acceleration Exercise) and includes options exercisable into 63,507 shares of Axion Common Stock under the Axion 1989 Plan and 125,000 shares of Axion Common Stock under the Axion 1995 Plan (based on 60-Day Exercise). Dr. Herfindal is Senior Vice President of Axion and AHC and a director of AHC.

     (10) Includes options exercisable into 50,000 shares of Axion Common Stock under the Axion 1989 Plan (based on Acceleration Exercise) and includes options exercisable into 17,674 shares of Axion Common Stock under the Axion 1989 Plan (based on 60-Day Exercise). Ms. Williams is the Treasurer of Axion.

     (11) Robert V. Gunderson, Jr., is a member of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel to Axion. Mr. Gunderson is the Secretary of Axion.

     (12) Includes options exercisable into 20,000 shares of Axion Common Stock under the Axion 1989 Plan (based on Acceleration Exercise) and 20,000 shares of Axion Common Stock under the Axion 1989 Plan (based on 60-Day Exercise). Mr. Borkow is a director of Axion.

     (13) Includes 3,060,067 shares of Axion Common Stock held by Sevin Rosen II and options exercisable into 20,000 shares of Axion Common Stock under the Axion 1989 Plan (based on Acceleration Exercise) and includes options exercisable into 20,000 shares of Axion Common Stock under the Axion 1989 Plan (based on 60-Day Exercise). Mr. Dow disclaims beneficial ownership of such shares of Axion Common Stock held by Sevin Rosen II except to the extent of his pecuniary interest therein arising from his interest in Sevin Rosen II. Mr. Dow is a director of Axion.

     (14) Includes 150,000 shares of Axion Common Stock held by Centre Reinsurance Holdings Ltd. ("Centre") and options exercisable into 30,000 shares of Axion Common Stock under the Axion 1989 Plan (based on Acceleration Exercise) and includes options exercisable into 30,000 shares of Axion Common Stock under the Axion 1989 Plan based on 60-Day Exercise). Mr. Gluckstern disclaims beneficial ownership of such shares of Axion Common Stock held by Centre except to the extent of his pecuniary interest therein arising from his interest in Centre. Mr. Gluckstern is a director of Axion.

     (15) Includes options exercisable into 30,000 shares of Axion Common Stock under the Axion 1989 Plan (based on Acceleration Exercise) and includes options exercisable into 30,000 shares of Axion Common Stock under the Axion 1989 Plan (based on 60-Day Exercise). Mr. Lacob does not have voting or investment power over the shares held by KPCB V and Zaibatsu. Mr. Lacob is a director of Axion.



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     (16) Includes options exercisable into 10,000 shares of Axion Common Stock under the Axion 1989 Plan (based on Acceleration Exercise) and includes options exercisable into 10,000 shares of Axion Common Stock under the Axion 1989 Plan (based on 60-Day Exercise). Mr. Miller is a director of Axion.

     (17) Includes options exercisable into 1,137,500 shares of Axion Common Stock under the Axion 1989 Plan and 600,000 shares of Axion Common Stock under the Axion 1995 Plan (based on Acceleration Exercise) and includes options exercisable into 499,804 shares of Axion Common Stock under the Axion 1989 Plan and 600,000 shares of Axion Common Stock under the Axion 1995 Plan (based on 60-Day Exercise).


                              STOCKHOLDER PROPOSALS


    If the Merger is consummated, stockholders of Axion will become stockholders of BMS at the Effective Time. Stockholders of BMS will be able to submit to BMS proposals for formal consideration at the 1997 annual meeting of BMS's stockholders and inclusion in BMS's proxy statement and proxy for such meeting in the manner and at the time set forth in the BMS 1996 Proxy Statement. BMS stockholder proposals in respect of the 1997 annual meeting are required to be received by BMS at its principal executive offices no later than November 18, 1996 for inclusion in BMS's proxy statement and proxy for such meeting.



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                             INDEX OF DEFINED TERMS

Term                                                                     Page


Acceleration Exercise.............................................        124
Acquired Assets...................................................         85
Acquired Business.................................................          8
Acquisition Proposal..............................................         71
AHC...............................................................          1
AHC 401K Plan.....................................................        105
AHC Business......................................................          7
AHC Common Stock..................................................          9
AHC Indemnified Parties...........................................         91
AHC Indemnifying Parties..........................................     14, 89
AHC Material Adverse Effect.......................................     66, 67
AHC Medstation Agreement..........................................         21
AHC Preferred Stock...............................................          1
AHC Supply Agreement..............................................         21
Alex. Brown.......................................................         58
Amount Certificate................................................        101
Anti-Kickback Laws................................................         50
Antitrust Division................................................         21
Assumed Liabilities...............................................         86
Average Value of BMS Common Stock.................................     10, 62
Axion.............................................................          1
Axion 1989 Plan...................................................         79
Axion 1995 Plan...................................................         79
Axion 401K Plan...................................................        105
Axion Board.......................................................          1
Axion By-laws.....................................................         61
Axion Certificate of Incorporation................................      1, 61
Axion Common Stock................................................          1
Axion Expenses....................................................         78
Axion Health Plan.................................................        105
Axion Options.....................................................      1, 10
Axion Preference Amount...........................................        117
Axion Preferred Stock.............................................          1
Axion Series A....................................................        116
Axion Series B....................................................        116
Axion Series C....................................................        116
Axion Series D....................................................        116
Axion Series E....................................................        117
Axion Series F....................................................        117
Best Closing Efforts..............................................         85
BMOTN.............................................................          7
BMS...............................................................          1
BMS Board.........................................................         10



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Term                                                                     Page


BMS By-laws.......................................................        113
BMS Certificate of Incorporation..................................        113
BMS Common Stock..................................................          1
BMS Convertible Preferred.........................................        113
BMS Form 10-K.....................................................          4
BMS Indemnified Parties...........................................     89, 94
BMS Indemnifying Parties..........................................         92
BMS Material Adverse Effect.......................................         67
BMS 1996 Proxy Statement..........................................          4
BMS Registration Statement........................................          4
BMS Rights........................................................     1, 115
BMS Sub...........................................................          1
Centre............................................................        125
Certificate of Merger.............................................         12
Certificates......................................................         12
Change in Control.................................................         48
Closing...........................................................         12
Closing Date......................................................      2, 10
Code..............................................................         18
Commission........................................................          4
Continuing Employee...............................................        103
Continuing Employee Schedule......................................        103
Continuity of Interest Letters....................................         36
Contributions.....................................................      9, 85
Conversion Number.................................................  1, 10, 62
Court Order.......................................................         99
Delaware Court....................................................         81
DGCL..............................................................         21
Diluted Share Assumption..........................................  2, 10, 62
Dissenting Shares.................................................         82
Distribution......................................................          1
Distribution Agreement............................................          1
Distribution Record Date..........................................         14
Dividend Equivalent Transaction...................................        111
Documents.........................................................         65
EDS...............................................................         47
Effective Time....................................................          1
81% AHC Subsidiaries..............................................         90
Employee Loans....................................................         20
Employment Agreement..............................................        103
Ernst & Young.....................................................         18
Escrow Agent......................................................         16
Escrow Agreement..................................................         16
Escrowed Cash.....................................................  2, 11, 96
Escrowed Cash Termination Date....................................         99
Escrowed Property.................................................         96

Term                                                                     Page


Escrowed Shares...................................................  2, 11, 96
Escrowed Shares Pending Claims....................................         97
Escrowed Shares Termination Date..................................         97
Ex-Date...........................................................         10
Excess Axion Expenses.............................................         79
Exchange Act......................................................          4
Exchange Agent....................................................         12
Exculpated Parties................................................         91
FDA...............................................................         50
Filings...........................................................         91
Final Pending Claims..............................................         98
Former Axion Stockholder..........................................          2
Form S-1..........................................................         78
Form S-4..........................................................          4
Fraud.............................................................         92
FTC...............................................................         21
GAAP..............................................................         14
Galen II..........................................................        124
Galen International II............................................        124
GECC..............................................................         55
Goldberg $10.00 Options...........................................         11
GWW Partners......................................................        124
HSR Act...........................................................         21
Indemnifiable Losses..............................................         90
Indemnification Agreement.........................................         14
Indemnification Item..............................................        100
Indemnified Obligation............................................        100
Information Statement.............................................          8
IRS...............................................................         19
JV Sales Taxes....................................................         95
KPCB V............................................................        124
Letter of Transmittal.............................................         12
Levison Trust.....................................................        125
Liabilities.......................................................         86
License Agreement.................................................         21
Loan Agreement....................................................         68
Maximum Price.....................................................      2, 10
Merger............................................................          1
Merger Agreement..................................................          1
Merger Consideration..............................................      9, 62
Merger Proposal...................................................          1
Minimum Price.....................................................      2, 10
New Axion 401K Plan...............................................        105
Noncompetition Agreements.........................................    20, 107
Non-United States Holders.........................................        109
NWDA..............................................................         50

Term                                                                     Page


NYSE..............................................................          4
NYSE Tape.........................................................         10
OnCare............................................................          5
OnCare Medstation Agreement.......................................         21
OnCare Preferred Stock............................................          7
OnCare Supply Agreement...........................................         21
Oncology Products.................................................         53
OPUS..............................................................          1
OPUS Matrix Business..............................................          7
OPUS Station......................................................         49
OPUS Station Assets...............................................         86
OPUS Station Business.............................................          7
OPUS Station Data.................................................         86
OPUS Station Liabilities..........................................         86
OPUS Sub..........................................................          1
OPUS Sub Assets...................................................         85
OPUS Sub Liabilities..............................................         86
OTN...............................................................          1
OTN Business......................................................  7, 45, 58
OTNC..............................................................          1
Partnership.......................................................          1
Partnership Agreement.............................................         47
Pending Claims....................................................        101
PPM...............................................................         58
Pre-JV Sales Taxes................................................         95
Pre-Merger Taxes..................................................         94
Preference Amount.................................................  9, 43, 84
Preferred Stock Conversion........................................          1
Preferred Stock Proposal..........................................          1
Preferred Stock Conversion........................................          1
Proposed Legislation..............................................        109
PSE...............................................................          4
Pyxis.............................................................         49
Pyxis Agreement...................................................         49
Quarterly Certificate.............................................        101
Record Date.......................................................         38
Reply Certificate.................................................        100
Required AHC Documents............................................         78
Retained Assets...................................................         87
Retained Business.................................................      8, 45
Retained Cash.....................................................         87
Retained Companies................................................         58
Retained Company..................................................         58
Retained Company Material Adverse Effect..........................         66
Retained Escrow Amount............................................     97, 98
Retained Liabilities..............................................         87

Term                                                                     Page


Retained Plans....................................................        106
Retained Tax Liabilities..........................................         95
Rights Agreement..................................................     1, 115
Sales Agency Agreement............................................         47
Second Anniversary Date...........................................         97
Second Anniversary Pending Claims.................................         98
Section 262.......................................................         21
Securities Act....................................................          2
Severance Plan....................................................        107
Sevin Rosen II....................................................        124
60-Day Exercise...................................................        124
Special Meeting...................................................          1
SRB Associates....................................................        124
Stockholder Agreement.............................................         18
Surviving Corporation.............................................          1
Tax Matters Agreement.............................................         16
Taxes.............................................................         94
Time of Contribution..............................................         84
Time of Distribution..............................................          8
Trademark License Agreement.......................................         90
Transaction Expense Schedule......................................         78
Transferred Employee Schedule.....................................        103
Transferred Employees.............................................        103
Transitional Services Agreement...................................         21
U.S.C.............................................................         75
Zaibatsu..........................................................        124

                          Index to Financial Statements



Audited Consolidated Financial Statements of Axion Inc.
    for each of the three years ended December 31, 1995, 1994 and 1993
    with Report of Independent Auditors...................................   F-2
Report of Independent Auditors............................................   F-3
Consolidated Balance Sheets...............................................   F-4
Consolidated Statements of Operations.....................................   F-5
Consolidated Statement of Stockholders' Equity............................   F-6
Consolidated Statements of Cash Flows.....................................   F-7
Notes to Consolidated Financial Statements................................   F-8



Unaudited Condensed Consolidated Financial Statements of Axion Inc.
    for the six months ended June 30, 1996 and 1995.......................  F-21

Condensed Consolidated Balance Sheets.....................................  F-22
Condensed Consolidated Statements of Operations and Retained Earnings.....  F-23
Condensed Consolidated Statements of Cash Flows...........................  F-24
Notes to Condensed Consolidated Financial Statements......................  F-25

Pro Forma Condensed Financial Statements of Axion Inc. and Axion
    HealthCare Inc. (giving effect to the proposed distribution of the outstanding stock of Axion HealthCare Inc. to stockholders of Axion Inc.)........................................................  F-29

Pro Forma Condensed Balance Sheets at June 30, 1996.......................  F-30

Pro Forma Condensed Statements of Operations
    For the year ended December 31, 1995 (also giving effect to distribution of common stock of OnCare Inc.)..........................  F-31

    For the six months ended June 30, 1996................................  F-32

Notes to Pro Forma Condensed Financial Statements.........................  F-33


                    AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                       OF
                                   AXION INC.


                          Each of the Three Years Ended
                        December 31, 1995, 1994 and 1993
                                      with
                         Report of Independent Auditors

                         Report of Independent Auditors

The Board of Directors and Stockholders
Axion Inc.

We have audited the accompanying consolidated balance sheets of Axion Inc. as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Axion Inc. at December 31, 1995 and 1994, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                        Ernst & Young LLP
Palo Alto, California
March 22, 1996, except for Note 11
as to which the date is
August 2, 1996 and Note 12 as to
which the date is September 10, 1996

                                   Axion Inc.

                           Consolidated Balance Sheets
              (in thousands of dollars, except par value per share)


                                                                                      December 31,
                                                                                   1994         1995
                                                                              -----------------------------
Assets
Current assets:
    Cash and cash equivalents                                                    $  13,306    $   8,522
    Short-term investments                                                           7,476        5,000
    Accounts receivable, less allowance for doubtful accounts of $261 in
       1994 and $707 in 1995                                                        24,683       41,458
    BMS accounts receivable - Sales Agency Agreement                                43,887       59,461
    Inventories                                                                      7,131        9,577
    Prepaid expenses and other                                                         663          475
                                                                                 ----------------------
Total current assets                                                                97,146      124,493

Property and equipment                                                               1,473        1,859
Less accumulated depreciation                                                         (566)        (730)
                                                                                 ----------------------
Net property and equipment                                                             907        1,129

Interest in OnCare                                                                    --          3,500
Other assets                                                                             6            6
                                                                                 ----------------------
Total assets                                                                     $  98,059    $ 129,128
                                                                                 ======================

Liabilities and stockholders' equity
Current liabilities:
    Payable to BMS - Sales Agency Agreement                                      $  36,508    $  47,755
    Borrowings under bank line of credit                                              --         35,617
    Loan payable to BMS                                                             30,000         --
    Accounts payable                                                                13,398       19,437
    Accrued liabilities                                                              2,078        2,498
                                                                                 ----------------------
Total current liabilities                                                           81,984      105,307

Deferred income taxes                                                                 --            591
Minority interest                                                                        4            4

Stockholders' equity:
    Preferred stock, $0.001 par value, 10,000,000 shares authorized; 8,352,184 shares designated, 6,740,890 shares issued and outstanding, $24,663 liquidation preference in 1995 (8,352,184 shares, 6,735,890 shares and
       $24,613, respectively, in 1994) at
       amounts paid-in                                                              22,992       23,042
    Common stock, $0.001 par value, 15,000,000 shares authorized;
       1,604,354 shares issued and outstanding in 1995 (1,572,290 in
       1994), at amounts paid-in                                                       360          471
    Accumulated deficit                                                             (7,281)        (287)
                                                                                 ----------------------
Total stockholders' equity                                                          16,071       23,226
                                                                                 ----------------------
Total liabilities and stockholders' equity                                       $  98,059    $ 129,128
                                                                                 ======================


                             See accompanying notes.

                                   Axion Inc.

                      Consolidated Statements of Operations
               (in thousands, except net income (loss) per share)


                                                  Years ended December 31,
                                               1993        1994         1995
                                            -----------------------------------

Net revenues                                $  56,052    $ 126,369    $ 198,950

Costs and expenses:
    Cost of revenues                           51,006      112,606      176,292
    Sales and marketing                         1,635        1,922        2,007
    General and administrative                  5,734        8,409       11,442
    Product development                         1,607         --           --
                                            -----------------------------------
Total costs and expenses                       59,982      122,937      189,741
                                            -----------------------------------

Income (loss) from operations                  (3,930)       3,432        9,209

Other income and (expense):
    Interest income                               490        1,306          756
    Interest expense                             (115)        (365)      (1,037)
    Other nonoperating income (expense)        (1,407)      (2,945)         146
    Minority interest                             996         --           --
                                            -----------------------------------
Total other income and (expense), net             (36)      (2,004)        (135)
                                            -----------------------------------

Income (loss) before provision for income
    taxes                                      (3,966)       1,428        9,074

Provision for income taxes                       --           --          1,187
                                            -----------------------------------
Net income (loss)                           $  (3,966)   $   1,428    $   7,887
                                            ===================================

Net income (loss) per share                 $   (2.52)   $    0.17    $    0.90
                                            ===================================

Number of shares used in above computation      1,573        8,190        8,807
                                            ===================================

                             See accompanying notes.

                                   Axion Inc.

                 Consolidated Statement of Stockholders' Equity
                            (in thousands of dollars)


                                                 Preferred Stock             Common Stock                          Total
                                              -------------------------------------------------    Accumulated   Stockholders'
                                               Shares       Amount       Shares        Amount        Deficit       Equity
                                              --------------------------------------------------------------------------------
Balance at December 31, 1992                  6,102,870   $   17,248    1,583,600    $      353    $   (4,743)     $    12,858
    Repurchase of common stock                     --           --        (42,125)          (25)         --                (25)
    Issuance of common stock                       --           --         14,297            15          --                 15
    Net loss                                       --           --           --            --          (3,966)          (3,966)
                                              --------------------------------------------------------------------------------
Balance at December 31, 1993                  6,102,870       17,248    1,555,772           343        (8,709)           8,882
    Issuance of Series F preferred
     stock, net of issuance costs of $586       633,020        5,744         --            --            --              5,744
    Issuance of common stock                       --           --         16,518            17          --                 17
Net income                                         --           --           --            --           1,428            1,428
                                              --------------------------------------------------------------------------------
Balance at December 31, 1994                  6,735,890       22,992    1,572,290           360        (7,281)          16,071
    Issuance of Series F preferred stock          5,000           50         --            --            --                 50
    Exercise of stock options and other            --           --         32,064           111          --                111
    Distribution of common stock of OnCare         --           --           --            --            (893)            (893)
    Net income                                     --           --           --            --           7,887            7,887
                                              --------------------------------------------------------------------------------
Balance at December 31, 1995                  6,740,890   $   23,042    1,604,354    $      471    $     (287)     $    23,226
                                              ================================================================================


                             See accompanying notes.

                                   Axion Inc.

                      Consolidated Statements of Cash Flows
                            (in thousands of dollars)


                                                                          Years ended December 31,
                                                                        1993       1994        1995
                                                                     --------------------------------
Operating activities
Net income (loss)                                                    $ (3,966)   $  1,428    $  7,887
Adjustments to reconcile net income (loss) to net cash provided by
    (used in) operating activities:
    Minority interest                                                    (996)       --          --
    Depreciation and amortization                                         328         233         316
    Provision for deferred income taxes                                  --          --           591
    Issuance of preferred stock for services                             --          --            50
    Loss on sale of assets                                               --             5        --
    Changes in operating assets and liabilities:
       Accounts receivable                                              4,320     (23,915)    (16,775)
       BMS accounts receivable-Sales Agency Agreement                    --       (43,887)    (15,574)
       Inventories                                                       (387)       (814)     (2,446)
       Deposit with GECC                                              (11,056)     11,056        --
       Prepaid expenses and other                                        (324)       (240)        188
       Payable to BMS-Sales Agency Agreement                           28,880       7,628      11,247
       Accounts payable                                                 4,131       4,862       6,039
       Accrued liabilities                                              2,442        (519)        420
                                                                     --------------------------------
Net cash provided by (used in) operating activities                    23,372     (44,163)     (8,057)

Investing activities
Short-term investments                                                 (2,061)     (3,466)      2,476
Purchase of property and equipment                                       (665)       (279)       (538)
Proceeds from sale of assets                                             --            15        --
Interest in OnCare                                                       --          --        (4,393)
                                                                     --------------------------------
Net cash used in investing activities                                  (2,726)     (3,730)     (2,455)

Financing activities
Borrowings under bank line of credit                                    2,539        --        38,212
Repayments of borrowings under bank line of credit                     (3,939)       --        (2,595)
Borrowing under long-term debt agreement                                  500        --          --
Repayments of long-term debt                                              (70)       (430)       --
Borrowing under loan payable to BMS                                      --        36,000        --
Repayments of loan payable to BMS                                        --        (6,000)    (30,000)
Investment in joint venture by BMS                                      1,000        --          --
Net proceeds from issuance of preferred stock                            --         5,744        --
Proceeds from issuance of common stock and other                           15          17         111
Repurchase of common stock                                                (25)       --          --
                                                                     --------------------------------
Net cash provided by financing activities                                  20      35,331       5,728
                                                                     --------------------------------

Net increase (decrease) in cash and cash equivalents                   20,666     (12,562)     (4,784)
Cash and cash equivalents, beginning of year                            5,202      25,868      13,306
                                                                     --------------------------------
Cash and cash equivalents, end of year                               $ 25,868    $ 13,306    $  8,522
                                                                     ================================

Supplemental disclosure of cash flow information:
Interest paid in cash                                                $    843    $  1,315    $  4,450
                                                                     ================================
Income tax payments                                                  $   --      $   --      $    199
                                                                     ================================


                             See accompanying notes.

                                   Axion Inc.

                   Notes to Consolidated Financial Statements
          (in thousands of dollars, except share and per share amounts)

1. Accounting Policies

Basis of Presentation

Axion Inc. (individually or collectively with its consolidated subsidiaries, as the sense requires, "Axion") is a leading cancer-focused healthcare service firm providing cost containment solutions for the delivery of cancer care. Axion, either directly or through the Oncology Therapeutics Network Joint Venture, L.P. (the "Partnership"), provides a clinically oriented, single source of supply for office based oncologists' oncology drugs and related supplies needs.

The accompanying financial statements include the accounts of Axion and the following companies:

     Oncology Therapeutics Network Corporation ("OTNC"), and the Partnership, a partnership with Bristol-Myers Squibb Company ("BMS"). OTNC is the general partner of the Partnership and Bristol-Myers Oncology Therapeutic Network, Inc., a subsidiary of BMS ("BMOTN"), is the limited partner.

     OnCare Inc. ("OnCare"), Axion HealthCare Inc. ("AHC"), and OPUS Health Systems Inc. ("OPUS"). On December 31, 1995, the 40,000,000 common shares of OnCare, an oncology physician practice management company, owned by Axion were distributed by Axion to its shareholders (Note 2). AHC provides cancer specific managed care services to cancer care payers and providers, and OPUS is engaged in information systems applications for office-based oncologists. Both are in the early stages of development with limited revenues.

All intercompany accounts and transactions have been eliminated. The financial interest of BMS in the Partnership is recorded as a minority interest.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents and Short-Term Investments

Cash equivalents include money market funds and highly liquid debt instruments with original maturities of three months or less. The carrying amount of Axion's cash and cash equivalents approximates its fair value.

Short-term investments consist of marketable securities. Effective January 1, 1994, Axion adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("FAS 115"). Under FAS 115, investments in marketable securities are reported at fair value. There was no significant cumulative effect as of January 1, 1994 of adopting FAS 115.

Marketable securities are designated as available for sale and are carried at approximate fair value

Inventories

Inventories, which consist primarily of pharmaceuticals and supplies for cancer therapy, are carried at the lower of cost or fair value using the average weighted cost method.

                                   Axion Inc.

                   Notes to Consolidated Financial Statements
          (in thousands of dollars, except share and per share amounts)

Property and Equipment

Property and equipment is stated at cost. Depreciation of property and equipment is provided for using the straight-line method over the estimated useful lives of the respective assets (which range from three to seven years). Leasehold improvements are amortized over the shorter of the estimated useful life or the lease term, using the straight-line method.

Revenue Recognition and Accounts Receivable

Axion sells substantially all of its products to U.S. office-based oncologists. Revenue from sales is recognized when products are shipped. Axion conducts ongoing credit evaluations of its customers and does not require collateral. Concentrations of credit risk with respect to accounts receivable are limited due to the large number of entities comprising Axion's customer base. Management believes that Axion's allowance for doubtful accounts at December 31, 1995 and 1994 is adequate to cover its credit risk. The provision for possible uncollectible accounts charged to operations was $520, $131 and $37 in 1995, 1994 and 1993, respectively. The amount of write-offs charged to the allowance for doubtful accounts was $74, $3 and $7 in 1995, 1994 and 1993, respectively.

Sales Agency Agreement with BMS

Under the terms of a Sales Agency Agreement between the Partnership and BMS, the Partnership is the exclusive sales agent for BMS oncology products (and any other oncology products that BMS has the right to sell) to officebased oncologists. The Partnership does not take title to the BMS products that it sells. No product revenue is recognized by the Partnership on the sale of BMS products; however, commission income on such BMS product sales is recognized and included in net revenues. The Partnership does record the related customer receivables for up to 180 days and the related payables to BMS (see Note 4).

Stock-Based Compensation

Axion accounts for its stock option grants in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Under APB 25, no compensation expense is recorded for stock options granted unless the exercise prices are at less than fair values at the dates of grant.

Per Share Data

Net income (loss) per share has been computed based on the weighted average shares of common outstanding and dilutive common equivalent shares outstanding. Common equivalent shares represent shares of preferred stock outstanding (using the if converted method) and stock options and warrants outstanding (using the treasury stock method). In 1993, all common equivalent shares were excluded from the per share computation due to their anti-dilutive effect as a result of the net loss for the year. In 1994 and 1995, common equivalent shares have been included in the per share computation.


2. Interest in OnCare

On June 7, 1995, Axion formed OnCare, an oncology physician practice management company, to acquire and manage oncology practices. Axion received 40,000,000 shares of common stock of OnCare for $40. In July 1995, Axion advanced $5,000 to OnCare to fund its initial development activities.

On August 11, 1995, OnCare acquired substantially all of the assets of an oncology practice for $3,832, the issuance of warrants to acquire 1,800,000 shares of common stock in OnCare, and the assumption of certain liabilities. OnCare

                                   Axion Inc.

                   Notes to Consolidated Financial Statements
          (in thousands of dollars, except share and per share amounts)

also entered into a long-term management services agreement providing for its rights to manage the oncology medical group over a 40-year period. The transaction was accounted for using the purchase method of accounting.

On December 31, 1995, the $5,000 advance was cancelled in part for 700,000 shares of Series A redeemable preferred stock to be issued by OnCare ($3,500) and in part as a contribution to the capital of OnCare ($1,500). All of OnCare's 40,000,000 common shares held by Axion were distributed to Axion's shareholders. The holders of each of Axion's preferred and common shares (and the holders of options and other rights to acquire common shares) received 3.96327 shares of OnCare common stock for each common equivalent share held in Axion. Axion retained its interest in the Series A redeemable preferred stock of OnCare. OnCare is obligated to redeem the Series A preferred stock at a redemption price of $5 per share at the earlier of December 31, 1996, the closing of a qualifying underwritten public offering of the common stock in OnCare, the merger or consolidation of OnCare with or into another corporation, or the sale of all or substantially all of OnCare's assets.

Operating results of OnCare for the period ended December 31, 1995 are included in the consolidated statement of operations. Revenues of OnCare for 1995 were $2,645 and its net loss was $670 after income tax credit benefit of $450 allocated from Axion.

OnCare ceased to be a consolidated subsidiary on December 31, 1995 as a result of the distribution by Axion of its holdings of the common stock of OnCare. The condensed financial position of OnCare at December 31, 1995 and Axion's investment are summarized as follows:


      Assets:
        Unamortized management services agreement                  $4,398
        Receivables, property and other assets                      4,250
                                                                   ------
                                                                    8,648
      Liabilities:
        Bank borrowings                                             2,000
        Other                                                       2,255
                                                                   ------
                                                                    4,255
                                                                   ------
     Net assets, represented by:
        Series A redeemable preferred stock held by Axion -
          700,000 shares                                            3,500
        Common equity ($1,563 paid in less $670 accumulated
          deficit)                                                    893
                                                                   ------
                                                                   $4,393
                                                                   ======
        Axion's interest - 700,000 shares of Series A redeemable
          preferred stock                                          $3,500
                                                                   ======

                                   Axion Inc.

                   Notes to Consolidated Financial Statements
          (in thousands of dollars, except share and per share amounts)

3. Available-For-Sale Securities

The following is a summary of available-for-sale securities, which are carried at amounts which approximate fair value:

                                                               December 31,
                                                            1994           1995
                                                          ----------------------

Cash equivalents - commercial paper                       $ 8,998        $ 8,457
Short-term investments:
    Money market preferred stock                            6,900          5,000
    Corporate notes                                           576           --
                                                          ----------------------
                                                            7,476          5,000
                                                          ----------------------
Total                                                     $16,474        $13,457
                                                          ======================

The gross realized gains and losses of available-for-sale securities for 1995 and 1994 were not material.

4. The Partnership

In 1993, Axion entered into a series of agreements with BMS, whereby the Partnership was formed. The Partnership is owned by Axion's wholly owned subsidiary, OTNC (the "general partner"), and BMS' wholly owned subsidiary, BMOTN (the "limited partner"). All obligations of each partner to the other are fully and unconditionally guaranteed by Axion and BMS, respectively. The Partnership commenced operations on August 23, 1993.

In forming the Partnership, each partner contributed $1,000 in cash. Axion contributed its ongoing Oncology Therapeutics Network business (its primary operating business of providing services and distributing oncology drugs and related supplies to office-based oncologists), excluding any debts or obligations, and BMS contributed certain of its customer lists and entered into a Sales Agency Agreement, under which BMS agreed to provide the promotional support of the Bristol Laboratories Oncology sales force and the Partnership was appointed the exclusive sales agent for BMS oncology products (and any other oncology products that BMS has the right to sell) to officebased oncologists.

As the general partner, OTNC manages all of the day-to-day operations of the Partnership. In addition, Axion provides all administrative, operational and other services necessary to support the functioning of the Partnership, subject to being reimbursed for its costs by the Partnership. Such reimbursement totaled $2,817 in 1995, $2,491 in 1994, and $1,080 in 1993, and has been eliminated in consolidation.

Under the terms of the Sales Agency Agreement, all pricing decisions and title to BMS products sold by the Partnership remain with BMS, including risk of loss for all such products. The terms of the Sales Agency Agreement require that the Partnership remit payment of invoices to BMS within 60 days of the issuance of any invoice to a customer for BMS products. BMS will retain the risk of collectibility of accounts receivable relating to all BMS products sold under the Sales Agency Agreement. If after 180 days the amount has not been paid, the Partnership turns over to BMS for collection the uncollected invoice and BMS refunds to the Partnership the amount of the uncollected invoice that was previously paid by the Partnership plus interest on the amount at an annual rate of 12 percent, or, if lower, the maximum rate allowed by law. As of December 31, 1995, BMS accounts receivable and the payable to BMS under the Sales Agency Agreement were $59,461 and $47,755, respectively. As of December 31, 1994, BMS accounts receivable and the payable to BMS under the Sales Agency Agreement were $43,887 and $36,508, respectively. No product revenues are recorded by the Partnership in connection with the sale of BMS

                                   Axion Inc.

                   Notes to Consolidated Financial Statements
          (in thousands of dollars, except share and per share amounts)

products. BMS pays the Partnership a commission based upon sales of BMS products. Such commissions totalled $9,412 in 1995, $6,527 in 1994, and $1,440 in 1993, and are included in net revenues. Effective January 1, 1994, BMS agreed to reimburse the Partnership for certain financing costs and General Electric Capital Corporation ("GECC") fees. In 1994, such reimbursement totaled $3,817, of which $2,978 is included in other nonoperating income and expense for the period during which the GECC agreements were in effect, and $839 in 1994 and $2,752 in 1995 are included as an offset to interest expense for the period subsequent to the termination of the GECC agreements.

The Partnership has a term of 20 years, but can be terminated earlier at BMS' option upon one year's notice as of January 1, 2003 or January 1, 2008. In addition, the right to terminate the partnership agreement and the Sales Agency Agreement arises under certain circumstances, including breach, bankruptcy, insolvency, a change in control of Axion or the general partner or the sale by the general partner of its interest in the Partnership. Under certain conditions, upon termination of the partnership agreement, the terminating partner is entitled to purchase the other partner's interest or to require the other partner to purchase the terminating partner's interest. In addition, in the event that the Sales Agency Agreement is terminated as a result of a change in control of Axion, or BMS elects to terminate the Sales Agency Agreement in 2003 or 2008, BMS is required to sell, and Axion is required to buy, BMS' interest.

OTNC receives a preferential allocation of profits as follows: in 1993, the first $900 in profits would have been allocated to OTNC if the Partnership had earned profits, with the balance allocated 80% to OTNC and 20% to the limited partner; in 1994, this preference was $4,900 with the balance allocated 80:20 in favor of OTNC; in 1995, the preference was $10,200 with the balance allocated 80:20; in 1996, the preference is $18,750 with the balance allocated 80:20; in 1997, all profits are allocated 70:30; in 1998, 60:40; and after 1998 all profits are allocated equally.


The preferences due OTNC are cumulative; any unallocated preference is carried forward for allocation in later years, together with interest at the prime rate on the accumulated unpaid preference. The aggregate preference of OTNC over the term of the Partnership, excluding interest, is $34,750 ($35,800 including interest) of which $4,788 in 1995 was paid to OTNC as a distribution. Generally, all losses are borne equally by both partners throughout the term of the Partnership provided that BMS shall not be allocated losses that cause its capital account to be negative.


OTNC was allocated a loss of $996, or 50% of the Partnership's loss in the 1993 period, income of $4,788, or 100% of the Partnership's profit in 1994, and income of $11,083, or 100% of the Partnership's profit in 1995.

5. Financing of Accounts Receivable and Inventories

Prior Arrangements

GECC Agreement (no longer in effect)

In 1993, to facilitate the provision of credit to its customers and to reduce the requirement for further working capital financing, the Partnership and BMS entered into agreements with GECC for the sale of eligible accounts receivable (both BMS and non-BMS product related), subject to a 25% cash holdback by GECC of the uncollected balance. Proceeds from the sale of BMS and non-BMS product receivables were remitted directly by GECC to the Partnership, less the holdback. In 1994, the Partnership incurred $3,310 of GECC fees related to the sale of BMS receivables and $1,952 of GECC fees related to the sale of non-BMS products. In 1993, the Partnership incurred $870 of GECC fees related to the sale of BMS receivables and $537 of GECC fees related to the sale of non-BMS products. BMS reimbursed the Partnership for certain GECC fees in 1994 and such reimbursement totaled $2,317. GECC fees, net of reimbursement by BMS, are included under other nonoperating expense in the statements of operations.

                                   Axion Inc.

                   Notes to Consolidated Financial Statements
          (in thousands of dollars, except share and per share amounts)

BMS Agreement (no longer in effect)

In September 1994, the Partnership and BMS terminated the agreements with GECC. Interim financing was then provided by the partners and ultimately by BMS under a $30,000 secured note agreement payable in full on January 31, 1995. The $30,000 note was paid in January 1995 out of the initial borrowings under the bank credit line discussed below.

Current Arrangement - $50,000 Bank Credit Line

In January 1995, the Partnership entered into agreements to establish a $50,000 one year revolving line of credit with a bank. The bank credit line is renewable annually, if the parties so agree. The current expiration date is December 31, 1996. Interest is payable monthly at interest rates ranging from .25% to .75% above the bank's reference rate, unless the Partnership elects an optional interest rate of 0.50% above the bank's offshore rate as defined in the agreement (6.3% at December 31, 1995). The agreement includes certain covenants which restrict the Partnership's use of amounts borrowed and its ability to incur additional obligations and pay distributions. Additionally, certain covenants of the loan agreement require the Partnership to maintain tangible net worth and a ratio of liabilities to tangible net worth at determined levels. At December 31, 1995, Axion had borrowed $35,617 under this agreement. The borrowings are secured by the Partnership's inventories and accounts receivable.

6. Product Development

In 1992, Axion initiated a product development program whereby it would acquire rights to certain drug compounds from third parties in exchange for various payments and development funding. In August 1993, Axion terminated its product development activities in order to focus its efforts on the development of the Partnership and the support of clinical studies.

7. Commitments

Axion has an agreement to lease its existing office facility through July 1996. Rent expense under this lease was $276, $333 and $368 in 1993, 1994 and 1995, respectively. Minimum future lease payments under this operating lease are $214 in 1996.

Axion has an agreement for management information services through December 2004. Future payments under this agreement are as follows: $2,375 in 1996; $2,452 in 1997; $2,502 in 1998; $2,552 in 1999; $2,552 in 2000; and $9,120
thereafter.

                                   Axion Inc.

                   Notes to Consolidated Financial Statements
(in thousands of dollars, except share and per share amounts and dividend rates)

8. Stockholders' Equity

Convertible Preferred Stock

The following series of convertible preferred stock have been issued and are outstanding:


                                                                    Liquidation
                                 Number of Shares                   Preference
                              -----------------------             ---------------
                                           Issued and    Dividend   Per              Carrying
                              Designated  Outstanding      Rate    Share   Total      Value
                              ---------------------------------------------------------------
Series A                       3,166,667   3,135,000       0.075  $ 0.75 $  2,351    $  2,341
Series B                       1,600,000     882,353       0.340    3.40    3,000       2,837
Series C                         420,000     420,000       0.420    4.79    2,012       1,744
Series D                         700,000     700,000       0.560    5.60    3,920       3,899
Series E                         965,517     965,517       0.725    7.25    7,000       6,427
Series F                       1,500,000     633,020       1.00    10.00    6,330       5,744
                               ---------------------                     --------------------
Balance at December 31, 1994   8,352,184   6,735,890                       24,613      22,992
Series F                            --         5,000       1.00    10.00       50          50
                               ---------------------                    --------------------
Balance at December 31, 1995   8,352,184   6,740,890                     $ 24,663    $ 23,042
                               =====================                     ====================


All preferred shares issued to date are convertible into and carry voting rights equivalent to common shares on a 1:1 basis. Additionally, conversion is automatic upon the consent of at least two-thirds of the preferred stock outstanding or the closing of an underwritten public offering of common stock in which net proceeds are not less than $10,000 and the price per share for automatic conversion of Series A is not less than $4.00 per share; for automatic conversion of Series B, C and D is not less than $7.00 per share; for automatic conversion of Series E is not less than $7.25 per share; and for automatic conversion of Series F is not less than $10.00 per share (subject to adjustment for stock dividends, stock splits or recapitalization).

                                   Axion Inc.

                   Notes to Consolidated Financial Statements
          (in thousands of dollars, except share and per share amounts)

Convertible Preferred Stock (continued)

Any assets remaining after payment of liquidation preferences plus any declared but unpaid dividends to the holders of the convertible preferred stock would be distributed pro rata to holders of common and preferred shares on an as-converted basis until the preferred shareholders of Series A, B, C and E receive an aggregate of $4.00, $7.00, $7.00 and $9.46 per share, respectively, inclusive of the respective liquidation preference amounts referred to above. Thereafter, the remaining assets would be distributed pro rata among the holders of common shares.

Holders of convertible preferred stock are entitled to noncumulative cash dividends if and when declared by the Board of Directors. No dividends have been declared through December 31, 1995.

Warrants

At December 31, 1995, warrants to purchase 25,000 shares of common stock were outstanding at $6.00 per share. The warrants expire in June 2005.

Stock Option and Restricted Stock Plan

Axion has a Stock Option and Restricted Stock Plan (the "1989 Plan") under which a total of 2,000,000 shares of common stock have been reserved for issuance to employees, including officers and directors, nonemployee directors and consultants of Axion. Incentive options may be granted at a price per share not less than the fair value of common stock on the date of grant and become exercisable in increments over periods of one to four years from the date of grant. Non-qualified options may be granted at a price per share not less than 85% of fair value on the date of grant and become exercisable in increments over periods of one to five years.

In 1995, Axion allowed employees to cancel certain outstanding options and receive new grants for a like number at the fair value of the common stock on the date of grant. Employees elected to cancel and receive new grants for options on 161,250 shares.

The following table summarizes the option activity under the 1989 Plan for the years ended December 31, 1995, 1994 and 1993:

                                                   Shares Under      Price Range
                                                     Option           Per Share
                                                   -----------------------------
Balance at December 31, 1993                         740,500        $0.075-$3.00
            Granted                                  142,250           6.00-9.00
            Canceled                                 (23,404)          0.42-9.00
            Exercised                                (16,518)          0.42-6.00
                                                   -----------------------------
Balance at December 31, 1994                         842,828          0.075-9.00
            Granted                                  487,583                6.00
            Canceled                                (175,914)          0.42-9.00
            Exercised                                (32,064)          0.42-6.00
                                                   -----------------------------
Balance at December 31, 1995                       1,122,433        $0.075-$6.00
                                                   =============================

At December 31, 1995, 1,590,701 shares of common stock were available for issuance under the 1989 Plan, of which 1,122,433 shares were subject to outstanding options. At December 31, 1995, incentive options on 522,127 shares and non-qualified options on 193,756 shares were exercisable.

                                   Axion Inc.

                   Notes to Consolidated Financial Statements
          (in thousands of dollars, except share and per share amounts)

Executive Stock Option Plan

In 1995, Axion adopted an Executive Stock Option Plan under which a total of 600,000 shares of common stock have been reserved for issuance to officers of Axion. At December 31, 1995, 600,000 shares were subject to outstanding incentive and non-qualified stock options. The options are immediately exercisable, but if exercised the shares of common stock generally would vest over six years based on continued service. At December 31, 1995, incentive options on 83,333 shares and non-qualified options on 16,667 shares were vested and exercisable at exercise prices ranging from $6.00 to $10.00 per share.

9. Income Taxes

Significant components of the provision for income taxes are as follows:

                                              1995
                                             ------
           Current:
            Federal                          $  157
            State                               439
                                             ------
           Total current                        596

           Deferred:
            Federal                             430
            State                               161
                                             ------
           Total deferred                       591
                                             ------
                                             $1,187
                                             ======


Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of Axion's deferred tax liabilities and assets as of December 31, are as follows:

                                   Axion Inc.

                   Notes to Consolidated Financial Statements
          (in thousands of dollars, except share and per share amounts)

                                                            1994       1995
                                                           -------------------
Deferred income tax liabilities:
         Portion of Partnership income allocated to BMS
             for income tax purposes (not for financial
             statement preferential allocation purposes)   $    --    $(1,393)
         State income taxes                                   (127)        --
         Other                                                 (68)      (183)
                                                           -------------------
Total deferred tax liabilities                                (195)    (1,576)

Deferred income tax assets:
         Allowance for doubtful accounts                       128        400
         Unicap adjustment                                      84         19
         Other reserves and accrued expenses                   123        538
         Benefit from net operating loss carryforwards       2,506         --
         Other                                                  85         28
                                                           -------------------
Total deferred tax assets                                    2,926        985
                                                           -------------------

Net deferred tax assets (liabilities)                        2,731       (591)
Less: valuation allowance                                   (2,731)        --
                                                           -------------------
Net deferred tax liability                                 $    --    $  (591)
                                                           ===================

The significant reconciling item in the reconciliation of income tax computed at the U.S. federal statutory tax rate to the provision for income tax expense is the reduction in the valuation allowance for deferred tax assets in 1995 as a result of the utilization of net operating loss carryforwards.

10. Benefit Plan

Axion has a defined contribution plan under the provisions of Section 401(k) of the Internal Revenue Code covering all eligible employees (the "401(k) Plan"). Employees may contribute to the 401(k) Plan annually up to the Internal Revenue Service limit. The Plan allows Axion to make matching contributions at the discretion of the Board of Directors. Axion has not contributed to the 401(k) Plan since its inception.

11. Proposed Merger with BMS and Distribution of AHC to Shareholders

As of August 2, 1996, Axion and BMS signed an amended and restated agreement and plan of merger, which contemplates the merger of a newly formed wholly owned subsidiary of BMS into Axion, with Axion being the surviving company. Holders of shares of Axion's common stock at the consummation of the proposed merger would receive shares of common stock of BMS having an aggregate value of $86,000, subject to holdback of shares of common stock of BMS having a value of $5,000. The $5,000 in shares of common stock of BMS plus $5,000 in cash otherwise available to AHC will constitute an escrow fund to secure indemnification obligations to BMS in the event BMS were to suffer certain defined indemnifiable losses. Prior to consummation, all the shares of Axion's various series of preferred stock will be converted into shares of Axion common stock and all of the options and warrants outstanding to purchase shares of Axion common stock will be either exercised (including that portion of options that would not yet be exercisable under normal circumstances) or cancelled. Axion intends to extend loans to holders of Axion stock options and warrants to assist those holders in paying for the shares purchased upon exercise of options and warrants. Based on Axion's shares of preferred and common stock outstanding at December 31, 1995 and shares of common stock subject to unexercised stock options and warrants at December 31, 1995, the pro forma number of shares of Axion common stock at that date, assuming full conversion of shares of preferred stock and exercise of substantially all outstanding options and warrants, would have been 9,977,756 shares (excluding

                                   Axion Inc.

                   Notes to Consolidated Financial Statements
          (in thousands of dollars, except share and per share amounts)

11. Proposed Merger with BMS and Distribution of AHC to Shareholders (continued)

100,000 shares of Axion common stock pursuant to an option which is not expected to be exercised). The actual exchange ratio of shares of BMS common stock for shares of Axion common stock will be a fraction determined by: (i) the aggregate value of $86,000, divided by the average closing market price of shares of BMS common stock during the ten trading days ending five trading days prior to the consummation of the merger (subject to both a minimum price and a maximum price); divided by (ii) the number of shares of Axion common stock at consummation of the merger, assuming full conversion of shares of preferred stock and exercise of options and warrants for shares of common stock.

Immediately prior to consummation of the merger, Axion intends to distribute to its then stockholders all of the outstanding shares of stock of AHC, which will represent 100% ownership in AHC. AHC will have received from Axion, as a contribution to the capital of AHC, substantially all of Axion's assets and liabilities other than those assets and liabilities related to Axion's interest in the Partnership and of the OPUS Station automated drug dispensing business. Among the more significant assets to be transferred to AHC by Axion will be: (i) a cash distribution from the Partnership to Axion of $13,615 (which would have required additional borrowings by the Partnership of $9,226 at December 31,
1995), and the remainder of Axion's cash and cash equivalents and short-term investments ($9,132 at December 31, 1995), subject to adjustment in certain situations, of which $5,000 will be placed in an escrow fund as previously disclosed; (ii) the shares of Series A redeemable preferred stock of OnCare ($3,500 representing 700,000 shares at December 31, 1995, which was increased by $10,000, representing an additional 2,000,000 shares, in February and March 1996, making a total of $13,500 or 2,700,000 shares); and (iii) amounts due under loans extended to those persons exercising Axion stock options and warrants (none at December 31. 1995, but approximately $6,500 at that date had substantially all of the options and warrants then outstanding been exercised and loans extended for the full exercise price).

The merger of Axion and the newly formed BMS subsidiary is subject to certain conditions including approval by the holders of Axion's various classes of stock, regulatory matters and certain other conditions.

                                   Axion Inc.

                   Notes to Consolidated Financial Statements
          (in thousands of dollars, except share and per share amounts)

Historical operating results of Axion including the Partnership and the OPUS Station automated drug dispensing business, which constitute the businesses (the "Retained Business" upon consummation of the merger) to be merged with the newly formed wholly owned subsidiary of BMS are shown below. In 1995, the operating results below exclude OnCare, which was formed in June 1995 and the shares of common stock of which were distributed by Axion Inc. on December 31, 1995, AHC and the OPUS Matrix business, together the businesses to be distributed to Axion shareholders (the "Acquired Business") immediately prior to consummation of the merger. For the 1993 and 1994 operating results below, no adjustments have been made to Axion's historical results as they would be insignificant.

Summary Operating Results of Retained Business (excluding OnCare and the Acquired Business in 1995)


                                                        Years ended December 31,
                                                     1993        1994         1995
                                                  -----------------------------------

Net revenues                                      $  56,052    $ 126,369    $ 195,335

Costs and expenses:
    Cost of revenues                                 51,006      112,606      174,314
    Sales and marketing                               1,635        1,922        2,007
    General and administrative                        5,734        8,409        6,459
    Product development                               1,607         --           --
                                                  -----------------------------------
Total costs and expenses                             59,982      122,937      182,780
                                                  -----------------------------------

Income (loss) from operations                        (3,930)       3,432       12,555

Other income and (expense):
    Interest income (expense), net                      375          941         (220)
    Other nonoperating income (expense)              (1,407)      (2,945)         146
    Minority interest                                   996         --           --
                                                  -----------------------------------
Total other income and (expense), net                   (36)      (2,004)         (74)
                                                  -----------------------------------

Income (loss) before provision for income taxes      (3,966)       1,428       12,481

Provision for income taxes                             --           --          2,500
                                                  -----------------------------------
Net income (loss)                                 $  (3,966)   $   1,428    $   9,981
                                                  ===================================


                                   Axion Inc.

                   Notes to Consolidated Financial Statements
          (in thousands of dollars, except share and per share amounts)

The historical financial positions of the Retained Business to be merged with the newly formed wholly owned subsidiary of BMS are shown below. The historical financial position does not reflect the transfer to AHC by Axion of: (i) a cash distribution from the Partnership to Axion of $13,615 (which would have required additional borrowings of $9,226 at December 31, 1995), and the remainder of Axion's cash and cash equivalents and short-term investments ($9,132 at December 31, 1995), subject to adjustment in certain situations, of which $5,000 will be placed in an escrow fund as previously disclosed; and (ii) the shares of Series A redeemable preferred stock of OnCare ($3,500 representing 700,000 shares had the distribution been made at December 31, 1995); and (iii) the effect of exercise of unexercised Axion stock options and warrants (and related loans receivable and cash received) arising after December 31, 1995.

Summary Financial Position of Retained Business (excluding OnCare and the Acquired Business in 1995)


                                                                   December 31,
                                                                 1994       1995
                                                               -------------------
Assets
Current assets:
   Cash, cash equivalents and short-term investments           $ 20,782   $ 13,521
   Accounts receivable, less allowance for doubtful accounts     24,683     41,458
   BMS accounts receivable - Sales Agency Agreement              43,887     59,461
   Inventories                                                    7,131      9,577
   Prepaid expenses and other                                       663        164
                                                               -------------------
Total current assets                                             97,146    124,181
Net property and equipment                                          907      1,129
Interest in OnCare                                                 --        3,500
Other assets                                                          6          6
                                                               -------------------
Total assets                                                     98,059    128,816
                                                               -------------------
Liabilities
Current liabilities:
   Payable to BMS - Sales Agency Agreement                       36,508     47,755
   Borrowings under bank line of credit                            --       35,617
   Loan payable to BMS                                           30,000       --
   Accounts payable                                              13,398     19,348
   Accrued liabilities                                            2,078      2,423
                                                               -------------------
Total current liabilities                                        81,984    105,143
Deferred income taxes                                              --          591
Minority interest                                                     4          4
                                                               -------------------
Total liabilities and minority interest                          81,988    105,738
                                                               -------------------
Net assets                                                     $ 16,071   $ 23,078
                                                               ===================




12. Subsequent Event

On September 10, 1996, the Company agreed to extend the final date for the redemption of the OnCare preferred stock from December 31, 1996 to December 31, 2000.

              UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                       of
                                   AXION INC.

                     Six Months Ended June 30, 1996 and 1995

                                   Axion Inc.

                      Condensed Consolidated Balance Sheets
              (in thousands of dollars, except par value per share)


                                                               December 31,   June 30,
                                                                  1995         1996
                                                               -----------------------
                                                                 (Note)    (Unaudited)
Assets
Current assets:
   Cash and cash equivalents                                   $   8,522    $   1,077
   Short-term investments                                          5,000        2,109
   Accounts receivable, less allowance for doubtful accounts
     of $707 in 1995 and $766 in 1996                             41,458       55,657
   BMS accounts receivable - Sales Agency Agreement               59,461       67,994
   Inventories                                                     9,577       15,038
   Prepaid expenses and other                                        475        1,900
                                                               -----------------------
Total current assets                                             124,493      143,775

Property and equipment                                             1,859        2,747
Less accumulated depreciation                                       (730)        (970)
                                                               -----------------------
Net property and equipment                                         1,129        1,777

Interest in OnCare                                                 3,500       13,500
Other assets                                                           6            1
                                                               -----------------------
Total assets                                                   $ 129,128    $ 159,053
                                                               =======================
Liabilities and stockholders' equity
Current liabilities:
   Payable to BMS - Sales Agency Agreement                     $  47,755    $  55,429
   Borrowings under bank line of credit                           35,617       40,616
   Accounts payable                                               19,437       31,874
   Accrued liabilities                                             2,498        2,891
                                                               -----------------------
Total current liabilities                                        105,307      130,810

Deferred income taxes                                                591          591
Minority interest                                                      4            4

Stockholders' equity:
   Preferred stock, $0.001 par value, 10,000,000 shares
     authorized; 8,352,184 designated, 6,740,890 shares
     issued and outstanding, $24,663 liquidation
     preference in 1995 and 1996, at amounts paid in shares       23,042       23,042
   Common stock, $0.001 par value, 15,000,000 shares
     authorized; 1,604,354 shares issued and outstanding
     in 1995 and 1,606,651 shares issued and outstanding
     1996, at amounts paid in                                        471          471
   Retained earnings (accumulated deficit)                          (287)       4,135
                                                               -----------------------
Total stockholders' equity                                        23,226       27,648
                                                               -----------------------
Total liabilities and stockholders' equity                     $ 129,128    $ 159,053
                                                               =======================


Note: The consolidated balance sheet at December 31, 1995 has been derived from the audited consolidated financial statements at that date but does not include all the footnotes required by generally accepted accounting principles for complete financial statements.

                             See accompanying notes.

                                   Axion Inc.

                 Condensed Consolidated Statements of Operations
                   and Retained Earnings (Accumulated Deficit)
               (in thousands of dollars, except per share amounts)

                                                         Six months ended
                                                             June 30,
                                                        1995           1996
                                                     ------------------------
                                                             (Unaudited)

  Net revenues                                       $  89,377      $ 133,161

  Costs and expenses:
      Cost of revenues                                  80,010        119,235
      Sales and marketing                                1,147          1,163
      General and administrative                         4,723          5,495
                                                     ------------------------
  Total costs and expenses                              85,880        125,893
                                                     ------------------------

  Income from operations                                 3,497          7,268

  Interest income (expense), net                           (22)           (21)
                                                     ------------------------

  Income before provision for income taxes               3,475          7,247

  Provision for income taxes                               300          2,825
                                                     ------------------------
  Net income (per share: $0.36
    in 1995 and $0.50 in 1996)                           3,175          4,422

  Accumulated deficit at
    beginning of period                                 (7,281)          (287)
                                                     ------------------------

  Retained earnings (accumulated deficit)
    at end of period                                 $  (4,106)     $   4,135
                                                     ========================

                             See accompanying notes.

                                   Axion Inc.

                 Condensed Consolidated Statements of Cash Flows
                            (in thousands of dollars)

                                                            Six months ended
                                                                June 30,
                                                            1995        1996
                                                         --------------------
                                                              (Unaudited)
Operating activities
Net income                                               $  3,175    $  4,422
Adjustments to reconcile net income to net cash
    provided by (used in) operating activities:
    Depreciation and amortization                             147         240
    Issuance of preferred stock for services                   50        --
    Changes in operating assets and liabilities:
       Accounts receivable                                (11,884)    (14,199)
       BMS accounts receivable - Sales Agency Agreement    (7,992)     (8,533)
       Inventories                                         (2,937)     (5,461)
       Prepaid expenses and other                            (225)     (1,425)
       Payable to BMS - Sales Agency Agreement              6,073       7,674
       Accounts payable                                       661      12,437
       Accrued liabilities                                   (256)        393
                                                         --------------------
Net cash provided by (used in) operating activities       (13,188)     (4,452)

Investing activities
Short-term investments                                      7,476       2,891
Purchase of property and equipment                           (288)       (888)
Additional interest in OnCare                                --       (10,000)
Other assets                                                 --             5
                                                         --------------------
Net cash provided by (used in) investing activities         7,188      (7,992)

Financing activities
Borrowing under bank line of credit                         4,043       4,999
Proceeds from issuance of common stock                          7        --
                                                         --------------------
Net cash used in financing activities                       4,050       4,999
                                                         --------------------

Net decrease in cash and cash equivalents                  (1,950)     (7,445)
Cash and cash equivalents, beginning of period             13,306       8,522
                                                         --------------------
Cash and cash equivalents, end of period                 $ 11,356    $  1,077
                                                         ====================

Supplemental disclosure of cash flow information
Interest paid in cash                                    $  2,139    $  2,011
                                                         ====================
Income tax payments                                      $     18    $    910
                                                         ====================

                             See accompanying notes.

                                   Axion Inc.

              Notes to Condensed Consolidated Financial Statements
          (in thousands of dollars, except share and per share amounts)

1. Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month period ended June 30, 1996 are not necessarily indicative of the results that may be expected for the year ended December 31, 1996. For further information, refer to the consolidated financial statements for each of the three years in the period ended December 31, 1995 and footnotes thereto included on pages F-3 to F-20.

2. Interest in OnCare




In February and March 1996, Axion advanced an additional $10,000 to OnCare Inc. ("OnCare") in exchange for an additional 2,000,000 shares of OnCare Series A redeemable preferred stock to be issued, increasing its interest in the Series A preferred stock to $13,500, representing 2,700,000 shares. OnCare is obligated to redeem the Series A preferred stock at a redemption price of $5 per share at the earlier of December 31, 2000, the closing of a qualifying underwritten public offering of the common stock in OnCare, the merger or consolidation of OnCare with or into another corporation, or the sale of all or substantially all of OnCare's assets.


OnCare ceased to be a consolidated subsidiary on December 31, 1995, as a result of the distribution by Axion of its holdings of the common stock of OnCare. Operating results of OnCare for the six months ended June 30, 1996 are not included in Axion's consolidated statement of income for that period. Revenues of OnCare for the six months ended June 30, 1996 were $7,118 and its net loss was $1,175, without any income tax benefit. The condensed financial position of OnCare at June 30, 1996 and Axion's investment are summarized as follows:

  Assets:
     Cash                                                            $  2,557
     Receivables, property and other assets                             9,091
     Unamortized management services agreements
                        and other intangible assets                     4,776
                                                                     --------
                                                                       16,424

  Liabilities:
     Bank borrowings                                                     --
     Other                                                              3,206
                                                                     --------
                                                                        3,206
                                                                     --------
  Net assets, represented by:
     Series A redeemable preferred stock held by
                        Axion - 2,700,000 shares                       13,500
     Common equity (deficit) ($1,563 paid in less $1,845
                        accumulated deficit)                             (282)
                                                                     --------
                                                                     $ 13,218
                                                                     ========

     Axion's interest - 2,700,000 shares of Series A
                        redeemable preferred stock                   $ 13,500
                                                                     ========

                                   Axion Inc.

                   Notes to Consolidated Financial Statements
          (in thousands of dollars, except share and per share amounts)

3. Proposed Merger with BMS and Distribution of AHC to Shareholders

As of August 2, 1996, Axion and BMS signed an amended and restated agreement and plan of merger, which contemplates the merger of a newly formed wholly owned subsidiary of BMS into Axion, with Axion being the surviving company. Holders of shares of Axion's common stock at the consummation of the proposed merger would receive shares of common stock of BMS having a value of $86,000, subject to holdback of shares of common stock of BMS having a value of $5,000. The $5,000 in shares of common stock of BMS plus $5,000 in cash otherwise available to AHC will constitute an escrow fund to secure indemnification obligations to BMS in the event BMS were to suffer certain defined indemnifiable losses. Prior to consummation, all the shares of Axion's various series of preferred stock will be converted into shares of Axion common stock and all of the options and warrants outstanding to purchase shares of Axion common stock will be either exercised (including that portion of options that would not yet be exercisable under normal circumstances) or cancelled. Axion intends to extend loans to holders of Axion stock options and warrants to assist those holders in paying for the shares purchased upon exercise of options and warrants. Based on Axion's shares of preferred and common stock outstanding at June 30, 1996 and shares of common stock subject to unexercised stock options and warrants at June 30, 1996, the pro forma number of shares of Axion common stock at that date, assuming full conversion of shares of preferred stock and exercise of substantially all outstanding options and warrants, would have been 9,977,756 shares (excluding 100,000 shares of Axion common stock pursuant to an option which is not expected to be exercised). The actual exchange ratio of shares of BMS common stock for shares of Axion common stock will be a fraction determined by: (i) the aggregate value of $86,000, divided by the average closing market price of shares of BMS common stock during the ten trading days ending five trading days prior to the consummation of the merger (subject to both a minimum price and a maximum price); divided by (ii) the number of shares of Axion common stock at consummation of the merger, assuming full conversion of shares of preferred stock and exercise of options and warrants for shares of common stock.

Immediately prior to consummation of the merger, Axion intends to distribute to its then stockholders all of the outstanding shares of stock of AHC, which will represent 100% ownership in AHC. AHC will have received from Axion, as a contribution to the capital of AHC, substantially all of Axion's assets and liabilities other than those assets and liabilities related to Axion's interest in the Partnership and the OPUS station automated drug dispensing and inventory tracking systems business. Among the more significant assets to be transferred to AHC by Axion will be: (i) a cash distribution from the Partnership to Axion of $13,615 (which would have required additional borrowings by the Partnership of $12,915 at June 30, 1996), and the remainder of Axion's cash and cash equivalents and short-term investments ($2,485 at June 30, 1996), subject to adjustment in certain situations, of which $5,000 will be placed in an escrow fund as previously disclosed; (ii) the shares of Series A redeemable preferred stock of OnCare (2,700,000 shares with a redemption value and carrying cost of $13,500); and (iii) amounts due under loans extended to those persons exercising Axion stock options and warrants (none at June 30, 1996, but approximately $6,500 at that date had substantially all of the options and warrants then outstanding been exercised and loans extended for the full exercise price).

The merger of Axion and the newly formed BMS subsidiary is subject to certain conditions including approval by the holders of Axion's various classes of stock, regulatory matters and certain other conditions.

                                   Axion Inc.

                   Notes to Consolidated Financial Statements
          (in thousands of dollars, except share and per share amounts)

3. Proposed Merger with BMS and Distribution of AHC to Shareholders (continued)

Historical operating results of Axion including the Partnership and the OPUS Station automated drug dispensing and inventory tracking systems business, which constitute the businesses (the "Retained Business" upon consummation of the merger) to be merged with the newly formed wholly owned subsidiary of BMS are shown below. The historical operating results exclude AHC and the OPUS Matrix business, the businesses to be distributed to Axion shareholders (the "Acquired Business") immediately prior to consummation of the merger.

Summary Operating Results of Retained Business (excluding the Acquired Business)

                                                        Six months ended
                                                            June 30,
                                                       1995          1996
                                                   ------------------------

Net revenues                                       $  89,124      $ 133,057

Costs and expenses:
    Cost of revenues                                  79,853        119,170
    Sales and marketing                                1,147          1,163
    General and administrative                         3,236          3,186
                                                   ------------------------
Total costs and expenses                              84,236        123,519
                                                   ------------------------

Income from operations                                 4,888          9,538

Interest income (expense), net                           (22)           (21)
                                                   ------------------------

Income before provision for income taxes               4,866          9,517

Provision for income taxes                               847          3,719
                                                   ------------------------
Net income                                         $   4,019      $   5,798
                                                   ========================

                                   Axion Inc.

                   Notes to Consolidated Financial Statements
          (in thousands of dollars, except share and per share amounts)

3. Proposed Merger with BMS and Distribution of AHC to Shareholders (continued)

The historical financial position of the Retained Business to be merged with the newly formed wholly owned subsidiary of BMS is shown below. The historical financial position does not reflect the transfer to AHC by Axion of: (i) a cash distribution from the Partnership to Axion of $13,615, (which would have required additional borrowings by the Partnership of $12,915 at June 30,1996) and the remainder of Axion's cash and cash equivalents and short-term investments ($2,485 at June 30, 1996), subject to adjustment in certain situations, of which $5,000 will be placed in an escrow fund; and (ii) the shares of Series A redeemable preferred stock of OnCare ($13,500 representing 2,700,000 shares at June 30, 1996); and (iii) the effect of exercise of unexercised Axion stock options and warrants (and related loans receivable and cash received) arising after June 30, 1996.

Summary Financial Position of Retained Business (excluding the Acquired Business) at June 30, 1996

      Assets
      Current assets:
          Cash, cash equivalents and short-term            $  3,185
          Accounts receivable, less allowance for
             doubtful accounts                               55,636
          BMS accounts receivable - Sales Agency
             Agreement                                       67,994
          Inventories                                        15,038
          Prepaid expenses and other                            516
                                                           --------
      Total current assets                                  142,369

      Net property and equipment                                997

      Interest in OnCare                                     13,500
      Other assets                                                1
                                                           --------
      Total assets                                         $156,867
                                                           --------

      Liabilities:
      Current liabilities:
          Payable to BMS - Sales Agency Agreement          $ 55,429
          Borrowings under bank line of credit               40,616
          Accounts payable                                   30,863
          Accrued liabilities                                 2,479
                                                           --------
      Total current liabilities                             129,387

      Deferred income taxes                                     591
      Minority interest                                           4
                                                           --------
      Total liabilities and minority interest               129,982
                                                           --------

      Net assets                                           $ 26,885
                                                           ========

                    PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                       OF

                                   AXION INC.
                                       and
                              AXION HEALTHCARE INC.

                   (Giving Effect to the Proposed Distribution
                        of Stock of Axion HealthCare Inc.
                       to holders of Stock of Axion Inc.)

                                   Axion Inc.
                                       and
                          Axion HealthCare Inc. ("AHC")

                       Pro Forma Condensed Balance Sheets
                            (in thousands of dollars)

     (giving effect to the proposed distribution of outstanding stock of AHC to holders of stock of Axion Inc. ("Axion"))

                                                                                          Pro Forma
                                                 Historical-                            June 30, 1996
                                                   June 30,                      ---------------------------
                                                    1996        Pro Forma                           Axion
                                                    Axion      Adjustments-                       (excluding
                                                Consolidated     Increase            AHC             AHC)
                                                ------------------------------------------------------------
                                                  (Unaudited)
Assets
Current assets:
    Cash, cash equivalents and short-term
       investments                                $   3,186     $  12,915(a)      $  16,101(b)     $    --
    Accounts receivable, less allowance for
       doubtful accounts                             55,657          --                  21           55,636
    BMS accounts receivable - Sales Agency
       Agreement                                     67,994          --                --             67,994
    Inventories                                      15,038          --                --             15,038
    Prepaid expenses and other                        1,900          --               1,384              516
                                                  ----------------------------------------------------------
Total current assets                                143,775        12,915            17,506          139,184

Net property and equipment                            1,777          --                 780              997

Investment in OnCare                                 13,500          --              13,500             --
Other assets                                              1          --                --                  1
                                                  ----------------------------------------------------------
Total assets                                      $ 159,053     $  12,915         $  31,786        $ 140,182
                                                  ==========================================================

Liabilities and stockholders' equity
Current liabilities:
    Payable to BMS - Sales Agency Agreement       $  55,429     $    --           $    --          $  55,429
    Borrowings under bank line of credit             40,616        (5,000)(a)          --             35,616
    Additional borrowings                              --          17,915(a)           --             17,915
    Accounts payable                                 31,874          --               1,011           30,863
    Accrued liabilities                               2,891          --                 412            2,479
                                                  ----------------------------------------------------------
Total current liabilities                           130,810        12,915             1,423          142,302

Deferred income taxes                                   591          --                --                591
Minority interest                                         4          --                --                  4

Stockholders' equity (net capital deficiency)        27,648          --              30,363           (2,715)
                                                  ----------------------------------------------------------
Total liabilities and stockholders' equity        $ 159,053     $  12,915         $  31,786        $ 140,182
                                                  ==========================================================


- ----------

(a) Additional borrowings of $17,915 by the Partnership sufficient to fund a cash distribution of $13,615 from the Partnership to Axion and a $5,000 reduction of amounts borrowed under the bank line of credit.

(b) Upon the consummation of the proposed merger of Axion with BMS, $5,000 of cash of AHC will be deposited in an escrow fund to secure indemnification obligations to BMS in the event BMS were to suffer certain defined indemnifiable losses from its merger with Axion.


                             See accompanying notes.

                                   Axion Inc.
                                       and
                          Axion HealthCare Inc. ("AHC")

                  Pro Forma Condensed Statements of Operations
                            (in thousands of dollars)

                (giving effect to distribution of common stock of
             OnCare, Inc. ("OnCare") and the proposed distribution
            of outstanding stock of AHC to holders of stock of Axion)

                                                                                                     Pro Forma-
                                                                                               Year ended December 31,
                                                  Historical-                                           1995
                                                  Year ended                        ------------------------------------------
                                                 December 31,      Pro Forma                                          Axion
                                                     1995         Adjustments-                                      (excluding
                                                     Axion         Increase                                         OnCare and
                                                 Consolidated     (Decrease)           OnCare           AHC            AHC)
                                                 -----------------------------------------------------------------------------
Net revenues                                      $ 198,950       $    --            $   2,645       $     970       $ 195,335

Costs and expenses:
      Costs of revenues                             176,292            --                1,686             292         174,314
      Sales and marketing                             2,007            --                 --              --             2,007
      General and administrative                     11,442            --                2,018           2,965           6,459
                                                  ----------------------------------------------------------------------------
Total costs and expenses                            189,741            --                3,704           3,257         182,780
                                                  ----------------------------------------------------------------------------

Income (loss) from operations                         9,209            --               (1,059)         (2,287)         12,555

Other income (expense):
      Interest income (expense),net                    (281)           --                  (61)           --              (220)
      Other nonoperating income (expense)               146            --                 --              --               146
                                                  ----------------------------------------------------------------------------
Total other income (expense), net                      (135)           --                  (61)           --               (74)
                                                  ----------------------------------------------------------------------------

Income (loss) before provision for income taxes       9,074            --               (1,120)         (2,287)         12,481

Provision for income taxes                            1,187           1,313(a)            --              --             2,500
                                                  ----------------------------------------------------------------------------
Net income                                        $   7,887       $  (1,313)         $  (1,120)      $  (2,287)      $   9,981
                                                  ============================================================================

- ----------

(a) Add back allocated income tax benefit of losses of OnCare and AHC, which benefit would not have been available currently if OnCare and AHC had not been consolidated subsidiaries of Axion Inc.


                             See accompanying notes.

                                   Axion Inc.
                                       and
                          Axion HealthCare Inc. ("AHC")

                  Pro Forma Condensed Statements of Operations
                            (in thousands of dollars)

           (giving effect to the proposed distribution of stock of AHC to holders of stock of Axion)


                                                                        Pro Forma -- Six months
                                                                          ended June 30, 1996
                                                                      ---------------------------
                                     Historical-
                                     Six months                                           Axion
                                   ended June 30,     Pro Forma                         (excluding
                                        1996        Adjustments-                          OnCare
                                        Axion         Increase                             and
                                    Consolidated     (Decrease)           AHC              AHC)
                                     ------------------------------------------------------------
                                     (Unaudited)
Net revenues                         $ 133,161       $    --            $     104       $ 133,057

Costs and expenses:
   Costs of revenues                   119,235            --                   65         119,170
   Sales and marketing                   1,163            --                 --             1,163
   General and administrative            5,495            --                2,309           3,186
                                     ------------------------------------------------------------
Total costs and expenses               125,893            --                2,374         123,519
                                     ------------------------------------------------------------

Income (loss) from operations            7,268            --               (2,270)          9,538

Interest income (expense),net              (21)           --                 --               (21)
                                     ------------------------------------------------------------

Income (loss) before provision for
   income taxes                          7,247            --               (2,270)          9,517

Provision for income taxes               2,825             894(a)            --             3,719
                                     ------------------------------------------------------------
Net income (loss)                    $   4,422       $    (894)         $  (2,270)      $   5,798
                                     ============================================================


- ---------
(a) Add back of allocated income tax benefit of losses of AHC, which benefit would not have been available currently if AHC had not been a consolidated subsidiary of Axion.


                             See accompanying notes.

                                   Axion Inc.
                                       and
                          Axion HealthCare Inc. ("AHC")

                Notes to Pro Forma Condensed Financial Statements
                            (in thousands of dollars)

1. Proposed Distribution of all Stock of AHC to Stockholders of Axion

Immediately prior to consummation of the merger of a subsidiary of BMS with Axion Inc. ("Axion"), Axion intends to distribute to its then stockholders all of the outstanding shares of Axion HealthCare Inc. ("AHC"), which will represent 100% ownership in AHC. Prior to that distribution, AHC will have received from Axion, as a contribution to the capital of AHC, substantially all of Axion's assets and liabilities other than those assets and liabilities related to Axion's interest in the Partnership and the OPUS station automated drug dispensing business. Among the more significant assets to be transferred to AHC by Axion will be (i) a cash distribution from the Partnership to Axion of $13,615 (which would have required additional borrowings by the Partnership of $12,915 at June 30, 1996) and the remainder of Axion's cash and cash equivalents and short-term investments ($2,485 at June 30, 1996), subject to adjustment in certain situations, of which $5,000 will be placed in an escrow fund (as discussed below); (ii) the shares of Series A redeemable preferred stock of OnCare (2,700,000 shares with a redemption value and cost of $13,500); and (iii) amounts due under loans extended to those persons exercising Axion stock options and warrants (none at June 30, 1996, but approximately $6,500 at that date had substantially all of the options and warrants then outstanding been exercised and loans extended for the full exercise price).

2. Pro Forma Condensed Balance Sheets

The pro forma condensed balance sheets give effect to the distribution of AHC by Axion, after the transfer from Axion to AHC of: (i) a cash distribution from the Partnership to Axion of $13,615 (which would have required additional borrowings by the Partnership of $12,915 at June 30, 1996) and $2,485 of cash and cash equivalents and short-term investments at June 30, 1996 (representing the remainder of Axion's cash and cash equivalents and short-term investments), subject to adjustment in certain situations, of which $5,000 will be placed in an escrow fund (as discussed below); and (ii) $13,500 redemption and carrying value of the 2,700,000 shares of Series A redeemable preferred stock of OnCare. The pro forma condensed balance sheets do not reflect the transfer of loans receivable (none at June 30, 1996 but approximately $6,500 at that date had substantially all of the options and warrants then outstanding been exercised and loans extended for the full exercise price) from Axion to AHC.


Upon consummation of the proposed merger of Axion with BMS, $5,000 of cash of AHC will be deposited in an escrow fund to secure indemnification obligations to BMS in the event BMS were to suffer certain defined indemnifiable losses from its merger with Axion. The segregation of this amount of cash is not reflected in the pro forma condensed balance sheets.

3. Pro Forma Condensed Income Statements

The pro forma condensed income statements give effect to the separation of OnCare and AHC from Axion, as if the common stock of both OnCare and AHC had been distributed by Axion prior to 1995. The losses of OnCare and AHC would not have been available to be used in Axion's income tax returns and there would have been no current income tax benefit from these losses, had the distribution been made prior to 1995.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, hereinafter a "derivative action"), if such persons acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal actions or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Pursuant to its terms, the DGCL is not exclusive of other rights to indemnification that may be granted by a corporation's by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

    Under the terms of the Registrant's By-laws, each director and officer is indemnified by the Registrant, to the full extent permitted by law, against: (i) expenses incurred or paid by the director or officer in connection with any claim made against such director or officer, or any actual or threatened action, suit or proceeding (civil, criminal, administrative, investigative or other, including appeals and whether or not relating to a date prior to the adoption of this by-law) in which such director or officer may be involved as a party or otherwise, by reason of being or having been a director or officer of the Registrant, or of serving or having served at the request of the Registrant as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action taken or not taken by such director or officer in such capacity, and (ii) the amount or amounts paid by the director or officer in settlement of any such claim, action, suit or proceeding or any judgment or order entered therein; however, notwithstanding anything to the contrary in the Registrant's By-laws, where a director or officer seeks indemnification in connection with a proceeding voluntarily initiated by such director or officer the right to indemnification granted thereunder shall be limited to proceedings where such director or officer has been wholly successful on the merits. The term "expenses" includes, but is not limited to, reasonable amounts for attorneys' fees, costs, disbursements and other expenses and the amount or amounts of judgments, fines, penalties and other liabilities.

    Article Fourteenth of the Registrant's Restated Certificate of Incorporation provides that subject to the provisions of the DGCL, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that such liability arises (i) from a breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) as a result of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL relating to unlawful stock purchase or redemption or (iv) any transaction from which the director derived an improper personal benefit.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    The  exhibits  and  financial   statement  schedules  to  this  Registration
Statement are listed in the Exhibit Index which immediately follows the signature pages to this Registration Statement and which is incorporated herein by reference.

ITEM 22.  UNDERTAKINGS.

    A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final jurisdiction of such issue.

    B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    D. The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (C) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    E. The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    F. The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

    G.  The undersigned Registrant hereby undertakes:

        1. To file during any period in which offers and sales are being made, a post-effective amendment to this Registration Statement:

           a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           b. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

           c. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        2. That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. To remove from  registration by means of a  post-effective  amendment
    any  of  the  securities   being  registered  which  remain  unsold  at  the
    termination of the offering.

                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 19TH DAY OF SEPTEMBER, 1996.

                                       BRISTOL-MYERS SQUIBB COMPANY,

                                       by               *
                                          ______________________________________
                                          Name:  Charles A. Heimbold, Jr.
                                          Title: Chairman of the Board,
                                                 Chief Executive Officer
                                                 and Director

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.






             Signature                       Title                                        Date
             ---------                       -----                                        ----



                 *                   Chairman of the Board, Chief Executive          September 19, 1996
________________________________     Officer and Director (Principal Executive
     Charles A. Heimbold, Jr.        Officer)



                 *                   Chief Financial Officer and Senior Vice         September 19, 1996
________________________________     President Corporate Staff (Principal
          Michael F. Mee             Financial Officer)



                 *                   Controller  and Vice President Corporate        September 19, 1996
________________________________     Staff (Principal Accounting Officer)
        Frederick S. Schiff          Director



                                     Director
________________________________
          Robert E. Allen


                 *                   Executive Vice President and Director           September 19, 1996
________________________________
         Michael E. Autera



                *                   Director                                         September 19, 1996
________________________________
          Ellen V. Futter



                 *                   Director                                        September 19, 1996
________________________________
      Louis V. Gerstner, Jr.





             Signature                       Title                                        Date
             ---------                       -----                                        ----



                                     Director
________________________________
         John D. Macomber



                 *                   Director                                        September 19, 1996
________________________________
       James D. Robinson III



                 *                   Director                                        September 19, 1996
________________________________
         Andrew C. Sigler



                 *                   Director                                        September 19, 1996
________________________________
      Louis W. Sullivan, M.D.



                 *                   Executive Vice President, President-            September 19, 1996
________________________________     Pharmaceutical Group and Director
          Kenneth E. Weg



    */s/ Alice C. Brennan
________________________________
         Alice C. Brennan
         Attorney-in-Fact



                                  EXHIBIT INDEX



Exhibit No.                              Description
- -----------                              -----------

2.1 Amended and Restated Agreement and Plan of Merger, dated as of August 2, 1996, among Bristol-Myers Squibb Company, OTN Acquisition
            Sub Inc. and Axion Inc. (filed as Appendix A to the Proxy
            Statement/Prospectus)

3.1*        Restated Certificate of Incorporation of Bristol-Myers Squibb
            Company (incorporated herein by reference to Exhibit 4a to
            Registration Statement No. 33- 33682 on Form S-3 filed on March 7,
            1990)

3.2*        By-laws of Bristol-Myers Squibb Company, as amended through May 2,
            1995 (incorporated herein by reference to Exhibit 3b to the Form
            10-Q for the quarterly period ended March 31, 1995)

3.3*        Amended and Restated Certificate of Incorporation of Axion Inc.

3.4*        Certificate of Merger of Axion Inc., dated December 21, 1995

3.5*        By-laws of Axion Inc., as amended and restated on June 29, 1992

4.1* Letter of Agreement dated March 28, 1984 (incorporated herein by reference to Exhibit 4 to Form 10-K for the fiscal year ended
            December 31, 1983)

4.2*        Rights Agreement, dated as of December 4, 1987, between
            Bristol-Myers Squibb Company and The Chase Manhattan Bank as successor to Manufacturers Hanover Trust Company, as amended
            (incorporated herein by reference to Exhibit 1 to the Form 8-A dated
            December 10, 1987, and Exhibit 1 to the Form 8 dated July 27, 1989)

4.3*        Indenture, dated as of June 1, 1993, between Bristol-Myers Squibb
            Company and The Chase Manhattan Bank (National Association), as trustee (incorporated herein by reference to Exhibit 4.1 to the Form
            8-K dated May 27, 1993, and filed on June 3, 1993)

4.4*        Form of 7.15% Debenture Due 2023 of Bristol-Myers Squibb Company
            (incorporated herein by reference to Exhibit 4.2 to the Form 8-K dated May 27, 1993, and filed on June 3, 1993)

5.1 Opinion of Cravath, Swaine & Moore as to the validity of the securities being issued

8.1* Opinion of Cravath, Swaine & Moore regarding tax matters (Exhibits thereto included in Exhibit 8.3)

8.2*        Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian,
            LLP, regarding tax matters (Exhibits thereto included in Exhibit
            8.3)

8.3         Opinion of Ernst & Young LLP regarding tax matters (including
            Exhibits A, B, and C)

11.1        Computation of Net Income (Loss) Per Share for Axion Inc.

11.2*       Computation of per share earnings for Bristol-Myers Squibb Company
            (incorporated herein by reference to Exhibit 11 to Form 10-K for the fiscal year ended December 31, 1995)

23.1        Consents of Cravath, Swaine & Moore (included in Exhibit 5.1 and
            Exhibit 8.1, respectively)

23.2*       Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian,
            LLP (included in Exhibit 8.2)

23.3        Consent of Ernst & Young LLP

23.4        Consent of Ernst & Young LLP regarding summarization of tax opinion
            (included in Exhibit 8.3)

23.5        Consent of Price Waterhouse LLP




24.1*       Power of Attorney of certain officers and directors

24.2        Certified resolutions of Bristol-Myers Squibb Company

99.1 Form of Proxy to be used in soliciting holders of Axion Common Stock and Axion Preferred Stock

99.2*       Limited Partnership Agreement dated as of July 8, 1993, between
            Oncology Therapeutics Network Corporation and Bristol-Myers Oncology
            Therapeutic Network, Inc.

99.3*       Sales Agency Agreement dated as of July 8, 1993, between
            Bristol-Myers Squibb Company and Oncology Therapeutics Network Joint
            Venture, L.P.

99.4*       Trademark License Agreement dated as of July 8, 1993, between
            Bristol-Myers Squibb Company and Oncology Therapeutics Network Joint
            Venture, L.P.





- --------
* Previously filed

                                                                      APPENDIX A

================================================================================


                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER


                           Dated as of August 2, 1996


                                      among


                          BRISTOL-MYERS SQUIBB COMPANY,


                            OTN ACQUISITION SUB INC.


                                       and


                                   AXION INC.


================================================================================

                                TABLE OF CONTENTS


SECTION                                                            Page
                                                                   ----

                                    ARTICLE I

                                   The Merger


1.01.    The Merger..................................................3
1.02.    Closing.....................................................3
1.03.    Effective Time..............................................3
1.04.    Effects of the Merger.......................................4
1.05.    Certificate of Incorporation and By-Laws....................4
1.06.    Directors...................................................4
1.07.    Officers....................................................4

                                   ARTICLE II

                Effect of the Merger on the Capital Stock of the
               Constituent Corporations; Exchange of Certificates

2.01.    Effect on Capital Stock
         (a)   Cancelation of Treasury
               Stock; Axion-Owned Stock
               and BMS-Owned Stock...................................4
         (b)   Conversion of Axion Common Stock......................5
         (c)   Conversion of BMS Sub Common Stock....................7
         (d)   Shares of Dissenting Stockholders.....................7
2.02.    Exchange of Certificates
         (a)   Exchange Agent........................................8
         (b)   Exchange Procedures...................................8
         (c)   Distributions with Respect
               to Unexchanged Shares.................................9
         (d)   No Further Ownership Rights
               in Axion Common Stock.................................10
         (e)   No Fractional Shares..................................10
         (f)   Termination of Exchange Fund..........................10
         (g)   No Liability..........................................11
         (h)   Withholding Rights....................................11
         (i)   Indemnification Matters; Appointment
               of AHC as Representative; Escrow......................11
2.03.    Payment of Axion Expenses ..................................12

SECTION                                                            Page
                                                                   ----

                                   ARTICLE III

                         Certain Pre-Merger Transactions

3.01.    Ancillary Agreements........................................12
3.02.    Formation of OPUS Sub.......................................14
3.03.    Related Transactions........................................14

                                   ARTICLE IV

                         Representations and Warranties

4.01.    Representations and Warranties of Axion
         (a)   Organization, Standing
               and Corporate Power...................................14
         (b)   Subsidiaries..........................................17
         (c)   Capital Structure.....................................18
         (d)   Authority; Noncontravention...........................19
         (e)   Financial Statements;
               Undisclosed Liabilities...............................22
         (f)   Information Supplied..................................25
         (g)   Absence of Certain Changes or Events..................26
         (h)   Benefit Plans, Employment
               and Labor Relations...................................26
         (i)   Absence of Changes in Benefit Plans...................29
         (j)   Taxes.................................................29
         (k)   No Excess Parachute Payments..........................31
         (l)   State Takeover Statutes...............................31
         (m)   Brokers; Fees and Expenses............................31
         (n)   Matters Related to the Distribution
                 Agreement...........................................32
         (o)   Compliance with Applicable Laws.......................32
         (p)   Retained Business.....................................34
         (q)   Intellectual Property.................................36
         (r)   Assets Other Than Real Property Interests.............38
         (s)   Title to Real Property................................40
         (t)   Litigation............................................41
         (u)   Employee and Labor Matters............................42
         (v)   Contracts.............................................44
         (w)   Insurance.............................................47
         (x)   Customer Accounts Receivable;
               Inventories...........................................48
         (y)   Accounts; Safe Deposit Boxes;
               Powers of Attorney; Officers and Directors............49
         (z)   Transactions with Affiliates..........................49

SECTION                                                            Page
                                                                   ----

         (aa)  Effect of Transaction.................................50
         (bb)  Disclosure............................................50
         (cc)  Suppliers.............................................51
         (dd)  Customers.............................................51
         (ee)  Accuracy of Representations
               and Warranties........................................52
4.02.    Representations and Warranties of BMS
         (a)   Organization, Standing
               and Corporate Power...................................52
         (b)   Validly Issued........................................52
         (c)   Authority; Noncontravention...........................52
         (d)   SEC Documents.........................................54
         (e)   Absence of Certain Changes or Events..................54
         (f)   Litigation............................................55
         (g)   Accuracy of Representations
               and Warranties........................................55
         (h)   Information Supplied..................................55
         (i)   Voting Requirements...................................56
         (j)   Interim Operations of BMS Sub.........................56
         (k)   Brokers, Fees and Expenses............................56

                                    ARTICLE V

                                    Covenants

5.01.    Ordinary Conduct of Axion and its Subsidiaries
         (a)   Ordinary Course.......................................57
         (b)   Changes in Stock; Dividends...........................57
         (c)   Governing Documents...................................58
         (d)   Change in Business....................................58
         (e)   No Acquisitions.......................................58
         (f)   No Dispositions.......................................59
         (g)   Indebtedness..........................................59
         (h)   Capital Expenditures..................................59
         (i)   Benefit Plans; Compensation...........................59
         (j)   Accounting Policies...................................60
         (k)   Affiliate Transactions................................60
         (l)   Maintenance of Properties.............................60
         (m)   Real Property Matters.................................60
         (n)   Material Contracts....................................61
         (o)   Agreements............................................61

SECTION                                                            Page
                                                                   ----

5.02.    Additional Covenants of Axion
         (a)   Actions Affecting the Contributions,
               the Distribution or the Merger........................61
         (b)   Intercompany Transactions.............................61
         (c)   Advice of Changes; Filings............................62
         (d)   Insurance.............................................62
         (e)   Resignations..........................................62
         (f)   Supplemental Disclosure...............................62
         (g)   Exclusivity...........................................63
5.03.    Covenants of BMS
         (a)   Actions Affecting the Merger..........................64

                                   ARTICLE VI

                              Additional Agreements

6.01.    Preparation of Form S-4, Required AHC Documents
           and the Proxy Statement; Stockholders'
           Meeting; Consent of Holders of Axion Preferred
           Stock to Waiver of Dividend Preference....................65
6.02.    Accountants' Letters........................................67
6.03.    Access to Information; Confidentiality......................67
6.04.    Reasonable Best Efforts.....................................69
6.05.    Legal Conditions to Distribution
           and Merger; Legal Compliance..............................69
6.06.    Options.....................................................71
6.07.    Fees and Expenses...........................................71
6.08.    Pre-Signing and Certain Other Transactions..................72
6.09.    Public Announcements........................................73
6.10.    Affiliates..................................................73
6.11.    Stock Exchange Listing......................................73
6.12.    Tax Representation Letters..................................73
6.13.    Transfer Assumption Documentation...........................74
6.14.    EDS Contract................................................74
6.15.    Conversion of Axion Preferred Stock.........................75

                                   ARTICLE VII

                              Conditions Precedent

7.01.    Conditions to Each Party's
           Obligation To Effect the Merger
         (a)   Stockholder Approval..................................75
         (b)   NYSE Listing..........................................75

SECTION                                                            Page
                                                                   ----

         (c)   HSR Act...............................................75
         (d)   Other Governmental Filings and Consents...............75
         (e)   No Injunctions or Restraints..........................75
         (f)   Form S-4..............................................76
         (g)   Required AHC Documents................................76
         (h)   Consummation of the Transactions......................76
7.02.    Conditions to Obligations of BMS and BMS Sub
         (a)   Representations and Warranties........................76
         (b)   Performance of Obligations of Axion...................77
         (c)   No Material Adverse Change............................77
         (d)   Documents.............................................77
         (e)   Tax Opinion...........................................77
         (f)   No Litigation.........................................77
         (g)   Amendments to SEC Documents...........................78
         (h)   Third Party Consents..................................78
         (i)   No Bankruptcy Proceedings.............................79
         (j)   Termination of Agreements.............................79
         (k)   Conversion of Axion Preferred Stock; No
                 Dissenters' Shares..................................79
         (l)   Axion Options.........................................80
         (m)   Indebtedness..........................................80
         (n)   Opinions..............................................80
7.03.    Conditions to Obligation of Axion
         (a)   Representations and Warranties........................80
         (b)   Performance of Obligations of BMS
                 and BMS Sub.........................................81
         (c)   No Material Adverse Change............................81
         (d)   Documents.............................................81
         (e)   Tax Opinion...........................................81
         (f)   Amendment to SEC Documents............................81
         (g)   Opinion...............................................82

                                  ARTICLE VIII

                        Termination, Amendment and Waiver

8.01.    Termination.................................................82
8.02.    Effect of Termination.......................................83
8.03.    Amendment...................................................83

                                   ARTICLE IX

                               General Provisions

SECTION                                                            Page
                                                                   ----

9.01.    Survival of Representations and Warranties..................84
9.02.    Notices.....................................................84
9.03.    Definitions.................................................85
9.04.    Interpretation..............................................86
9.05.    Counterparts................................................86
9.06.    Entire Agreement; No
           Third-Party Beneficiaries.................................86
9.07.    Governing Law...............................................86
9.08.    Assignment..................................................87
9.09.    Captions....................................................87
9.10.    Severability................................................87
9.11.    Schedules; Exhibits.........................................87
9.12.    Enforcement; Consent to Jurisdiction........................88
9.13.    Waiver; Remedies............................................88

EXHIBITS

Exhibit A                   Distribution Agreement
Exhibit B                   Tax Matters Agreement
Exhibit C                   Indemnification Agreement
Exhibit D                   Escrow Agreement
Exhibit E                   Transitional Services Agreement
Exhibit F                   License Agreement
Exhibit G                   AHC and OnCare Supply Agreement
Exhibit H                   AHC and OnCare Medstation Agreement
Exhibit I                   Letter of Transmittal
Exhibit 3.01(a)(1)          AHC Sub Undertaking
Exhibit 3.01(a)(2)          Retained Company Undertaking
Exhibit 6.08(a)(1)-(6)      Employment Agreements
Exhibit 6.08(a)             Non-Competition Agreement
Exhibit 6.08(b)             Stockholders Agreement
Exhibit 6.08(c)             Amendment to Partnership Agreement
Exhibit 6.08(e)             Opinion of Ernst & Young LLP
Exhibit 6.08(f)             Letter of OnCare and Partnership
Exhibit 6.09                Press Release
Exhibit 6.10                Affiliates' Agreement
Exhibit 6.12(a)             BMS Tax Representation Letter
Exhibit 6.12(b)             Axion Tax Representation Letter
Exhibit 6.12(c)             Stockholder Tax Representation
                            Letter

SCHEDULES

Schedule 4.01(b)            Subsidiaries
Schedule 4.01(c)            Axion Stock Reserved for Issuance
Schedule 4.01(c)(i)         Axion Preferred Stockholders
Schedule 4.01(c)(ii)        Axion Common Stockholders
Schedule 4.01(c)(iii)       Axion Option Holders
Schedule 4.01(e)(i)         Axion Financial Statements
Schedule 4.01(e)(ii)        Retained Company Financial
                              Statements
Schedule 4.01(e)(iii)       AHC Financial Statements
Schedule 4.01(g)            Certain Changes or Events
Schedule 4.01(h)            Benefit Plans
Schedule 4.01(i)            Changes in Benefit Plans
Schedule 4.01(j)            Taxes
Schedule 4.01(k)            Excess Parachute Payments
Schedule 4.01(n)(i)         Retained Assets
Schedule 4.01(n)(ii)        Assets and Liabilities of OTNC
Schedule 4.01(n)(iii)       Intercompany Balances
Schedule 4.01(o)(i)         Compliance with Applicable Law
Schedule 4.01(o)(ii)        Permits
Schedule 4.01(p)            Retained Business
Schedule 4.01(q)(i)         Intellectual Property (Axion)
Schedule 4.01(q)(ii)        Intellectual Property (Retained
                              Company)
Schedule 4.01(r)(i)         Axion Personal Property (Axion)
Schedule 4.01(r)(ii)        Axion Personal Property (Retained
                              Company)
Schedule 4.01(s)(i)         Real Property (Axion)
Schedule 4.01(s)(ii)        Real Property (Retained Company)
Schedule 4.01(t)            Litigation
Schedule 4.01(u)            Employee and Labor Matters
Schedule 4.01(v)(i)         Employment Agreements
Schedule 4.01(v)(ii)        Labor Agreements
Schedule 4.01(v)(iii)       Noncompete Agreements
Schedule 4.01(v)(iv)        Contracts with Affiliates
Schedule 4.01(v)(v)         Third Party Property Leases
Schedule 4.01(v)(vi)        Third Party Personal Property Leases
Schedule 4.01(v)(vii)       Continuing Contracts
Schedule 4.01(v)(viii)      Intellectual Property Agreements
Schedule 4.01(v)(ix)        Indebtedness
Schedule 4.01(v)(x)         Guarantees
Schedule 4.01(v)(xi)        Investment Agreements
Schedule 4.01(v)(xii)       Liens and Encumbrances
Schedule 4.01(v)(xiii)      Indemnification Agreements
Schedule 4.01(v)(xiv)       Other Agreements
Schedule 4.01(w)            Insurance
Schedule 4.01(x)            Liens on Accounts Receivable

Schedule 4.01(y)(i)         Bank Accounts
Schedule 4.01(y)(ii)        Banking Resolutions
Schedule 4.01(y)(iii)       Power of Attorney
Schedule 4.01(y)(iv)        Officers and Directors
Schedule 4.01(z)            Transactions with Affiliates
Schedule 4.01(cc)           Suppliers
Schedule 4.01(dd)           Customers
Schedule 5.01(b)            Changes in Stock
Schedule 5.01(k)            Affiliate Transactions
Schedule 5.01(m)            Real Property Matters
Schedule 6.08(b)            Axion Stockholders Party to the
                             Stockholders Agreement

                              AMENDED AND RESTATED AGREEMENT AND
                        PLAN OF MERGER dated as of August 2, 1996, among BRISTOL-MYERS SQUIBB COMPANY, a Delaware corporation ("BMS"), OTN Acquisition Sub Inc., a Delaware corporation and a wholly owned subsidiary of BMS ("BMS Sub") and AXION INC., a Delaware corporation ("Axion").

            WHEREAS, the Board of Directors of Axion has approved an agreement and plan of reorganization and distribution embodied in the form of Exhibit A (the "Distribution Agreement") which will be entered into prior to the Effective Time (as defined in Section 1.03) pursuant to which (a) immediately prior to the Time of Contribution (as defined in the Distribution Agreement), (i) Oncology Therapeutics Network Joint Venture, L.P., a Delaware limited partnership ("OTN" or the "Partnership"), will distribute to Oncology Therapeutics Network Corporation, a Delaware corporation and a wholly owned subsidiary of Axion ("OTNC"), which will in turn distribute to Axion the Preference Amount (as defined in the Distribution Agreement), and (ii) all Axion Options (as defined below) outstanding immediately prior to the Time of Contribution shall have been exercised or canceled, (b) immediately prior to the Time of Distribution (as defined in the Distribution Agreement), (i) OPUS Health Systems Inc., a Delaware corporation and a wholly owned subsidiary of Axion ("OPUS"), will contribute the OPUS Sub Assets (as defined in the Distribution Agreement) to a newly formed, wholly owned subsidiary of OPUS ("OPUS Sub"), and OPUS Sub will assume the OPUS Sub Liabilities (as defined in the Distribution Agreement), (ii) OPUS will distribute the outstanding capital stock of OPUS Sub to Axion and (iii) Axion will contribute all the Assets (as defined in the Distribution Agreement) of Axion and its Subsidiaries (as defined in Section 9.03(e)) (including the outstanding capital stock of OPUS Sub) other than the OPUS Sub Assets (which will remain Assets of OPUS Sub) and the Retained Assets (as defined in the Distribution Agreement) to Axion HealthCare Inc., a Delaware corporation and a wholly owned subsidiary of Axion ("AHC"), and AHC will assume all the Liabilities (as defined in the Distribution Agreement) of Axion and its Subsidiaries other than the OPUS Sub Liabilities (which will remain Liabilities of OPUS Sub) and the Retained Liabilities (as defined in the Distribution Agreement) (the transactions in clauses (i), (ii) and (iii), collectively, the "Contributions"), (c) immediately




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                                                                               2


following the Contributions and immediately prior to the Time of Distribution,
(i) each issued and outstanding share of AHC Common Stock, par value $.0001 per share ("AHC Common Stock"), will be converted into a number of shares of AHC Series A Preferred Stock, par value $.0001 per share ("AHC Preferred Stock") as shall be equal to the quotient of (A)(I) the number of shares of Axion Common Stock, par value $.001 per share ("Axion Common Stock"), outstanding immediately prior to the Time of Distribution (including any shares of Axion Common Stock issued in connection with the exercise of Axion Options (as defined in Section 6.06) in connection with the consummation of the Merger) plus (II) the number of shares of Axion Common Stock to be issued in connection with the conversion of Axion Preferred Stock (as defined in Section 4.01(c)) in connection with the consummation of the Merger divided by (B) the number of shares of AHC Common Stock outstanding immediately prior to the Time of Distribution, and (d) immediately following the Contributions and the conversion referred to in clause
(c) above and immediately prior to the Effective Time, subject to the satisfaction or waiver of the conditions set forth in Article VII of the Distribution Agreement, the Board of Directors of Axion will cause Axion to distribute to the holders of Axion Common Stock and the holders of Axion Preferred Stock all the then outstanding shares of AHC Preferred Stock (the "Distribution");

            WHEREAS, the respective Boards of Directors of BMS and Axion have determined that, following the Distribution, the merger of BMS Sub with and into Axion (the "Merger") with Axion as the surviving corporation (the "Surviving Corporation") upon the terms and subject to the conditions set forth in this Agreement would be advantageous and beneficial to their respective corporations and stockholders; and

            WHEREAS, for Federal income tax purposes, it is intended that (a) the Distribution shall qualify as a tax-free spinoff under Section 355 of the Internal Revenue Code of 1986, as amended (the "Code") and (b) the Merger




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                                                                               3


shall qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Code, and this Agreement is intended to be and is adopted as a plan of reorganization.

            NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                    ARTICLE I

                                   The Merger

            SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), BMS Sub shall be merged with and into Axion at the Effective Time. Following the Merger, the separate corporate existence of BMS Sub shall cease and Axion shall continue as the Surviving Corporation and shall continue to hold all the rights and obligations of Axion in accordance with the DGCL.

            SECTION 1.02. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which (subject to satisfaction or waiver of the conditions set forth in Article VII) shall be no later than the first business day after satisfaction of the conditions set forth in Article VII (other than those that are waived by the party or parties for whose benefit such conditions exist) (the "Closing Date"), at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, N.Y. 10019, unless another date or place is agreed to in writing by the parties hereto.

            SECTION 1.03. Effective Time. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article VII, the parties shall file a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective immediately following the Distribution upon the filing of the Certificate of Merger with the Delaware Secretary of State, or at such other time as Axion and BMS shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").




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                                                                               4


            SECTION 1.04. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of Axion shall vest in the Surviving Corporation, and all debts, liabilities and obligations of Axion shall become the debts, liabilities and obligations of the Surviving Corporation.

            SECTION 1.05. Certificate of Incorporation and By-Laws. (a) The Certificate of Incorporation of Axion shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

            (b) The By-laws of Axion as in effect at the Effective Time shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

            SECTION 1.06. Directors. The directors of BMS Sub at the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

            SECTION 1.07. Officers. The officers of BMS Sub at the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II

                Effect of the Merger on the Capital Stock of the
               Constituent Corporations; Exchange of Certificates

            SECTION 2.01. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any further action on the part of the holder of any shares of Axion Common Stock or any shares of capital stock of BMS Sub:

            (a) Cancelation of Treasury Stock, Axion-Owned Stock and BMS-Owned Stock. Each share of Axion Common Stock issued and outstanding immediately prior to the Effective Time and owned by Axion or by any of its Subsidiaries owned




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                                                                               5


by BMS or any wholly owned subsidiary of BMS or held in the treasury of Axion shall automatically be canceled and retired and shall cease to exist, and no BMS Common Stock (as defined in Section 2.01(b)) or other consideration shall be delivered in exchange therefor.

            (b) Conversion of Axion Common Stock. (i) Subject to Section 2.02(e), each issued and outstanding share of Axion Common Stock (other than (A) shares to be canceled in accordance with Section 2.01(a) and (B) as set forth in paragraph (d) below, shares that have not been voted in favor of the approval and adoption of this Agreement and with respect to which appraisal rights shall have been perfected in accordance with Section 262 of the DGCL ("Dissenters' Shares")) shall be converted into the right to receive a number of fully paid and nonassessable shares of Common Stock, par value $.10 per share, of BMS together with the associated rights pursuant to the Rights Agreement dated as of December 4, 1987, as amended on July 26, 1989, between BMS and The Chase Manhattan Bank, as Rights Agent, (collectively, "BMS Common Stock") equal to the Conversion Number (the "Merger Consideration"). The term "Conversion Number" shall mean a number (rounded to the nearest thousandth or, if there shall not be a nearest thousandth, rounded to the next higher thousandth), equal to the quotient of (a)(i) $86,000,000 divided by (ii) the Average Value of BMS Common Stock divided by (b) the number of shares of Axion Common Stock outstanding immediately prior to the Effective Time (calculated on a fully diluted basis assuming all shares of Axion Preferred Stock outstanding immediately prior to the Effective Time have been converted into Axion Common Stock in accordance with the terms of such Axion Preferred Stock and all Axion Options outstanding immediately prior to the Effective Time have been exercised or canceled and in each case the related subject shares of Axion Common Stock (other than any subject shares related to any portion of any Axion Option that shall have been canceled and not exercised) are outstanding). The term "Average Value of BMS Common Stock" means an amount equal to the average of the per share closing prices of BMS Common Stock as reported on the New York Stock Exchange Composite Transaction Tape (as published in The Wall Street Journal, Eastern Edition, or, if not published therein, in another authoritative source mutually selected by Axion and BMS) for the 10 consecutive full New York Stock Exchange ("NYSE") trading days ending on the fifth full NYSE trading day immediately preceding the Effective Time; provided that (A) if the Board of Directors of BMS declares a cash

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                                                                               6


dividend on the outstanding shares of BMS Common Stock having a record date after the Effective Time but an exdividend date (based on "regular way" trading on the NYSE of shares of BMS Common Stock, the "Ex-Date") that occurs during the averaging period, then for purposes of computing the Average Value of BMS Common Stock, the closing price on the Ex-Date and any trading day in the averaging period after the Ex-Date shall be adjusted by adding thereto the amount of such dividend and (B) if the Board of Directors of BMS declares a cash dividend on the outstanding shares of BMS Common Stock having a record date before the Effective Time and an Ex-Date that occurs during the averaging period, then for purposes of computing the Average Value of BMS Common Stock, the closing price on any trading day before the Ex-Date will be adjusted by subtracting therefrom the amount of such dividend. Notwithstanding anything to the contrary contained herein, in the event that the Average Value of BMS Common Stock on the Closing Date is less than $82.73 (the "Minimum Price"), then solely for the purposes of calculating the Merger Consideration, the Average Value of BMS Common Stock on the Closing Date shall be deemed to be the Minimum Price, and in the event that the Average Value of BMS Common Stock on the Closing Date is greater than $91.43 (the "Maximum Price"), then solely for the purposes of calculating the Merger Consideration, the Average Value of BMS Common Stock on the Closing Date shall be deemed to be the Maximum Price. If prior to the Effective Time, the Board of Directors of BMS declares a stock split, stock combination, stock dividend or other non-cash distribution on the outstanding shares of BMS Common Stock, then the Minimum Price and Maximum Price (and if the Ex-Date for such event occurs during the Averaging Period, the Average Value of BMS Common Stock) will be appropriately adjusted to reflect such split, combination, dividend or other distribution. As of the Effective Time, all such shares of Axion Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Axion Common Stock shall cease to have any rights with respect thereto, except the right to receive the shares of BMS Common Stock and any cash in lieu of fractional shares of BMS Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with
Section 2.02, without interest.

            (ii) The term "Axion Expenses" shall mean all out-of-pocket fees and expenses incurred or to be incurred

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                                                                               7


by or on behalf of Axion or any of its Subsidiaries in connection with the Merger, the Distribution or the consummation of any of the transactions contemplated by this Agreement and the Documents (as defined in Section 9.03(b)) and the negotiation, preparation, review and delivery of the agreements contemplated hereby and thereby, including all Axion's expenses incurred or to be incurred by Axion or any such Subsidiary in connection with printing and mailing the Required AHC Documents (as defined in Section 4.01(d)) other than the Proxy Statement (as defined in Section 4.01(d)) and, subject to the provisions of Section 6.07, the Proxy Statement and the Form S-4 (as defined in Section 4.01(f)) and all fees and expenses incurred or to be incurred by Axion or any such Subsidiary of accountants, legal counsel, investment bankers and other advisors. Axion shall cause third parties to submit to Axion not later than five business days prior to Closing final bills for all Axion Expenses, and Axion shall submit to BMS not later than five business days prior to Closing a true and complete schedule of all Axion Expenses (the "Transaction Expense Schedule"), together with a copy of all invoices or other supporting documentation related thereto and a copy of all final bills issued for Axion Expenses.

            (c) Conversion of BMS Sub Common Stock. As of the Effective Time, by virtue of the Merger, each issued and outstanding share of capital stock of BMS Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.010 per share, of the Surviving Corporation.

            (d) Shares of Dissenting Stockholders. Notwithstanding anything in this Agreement to the contrary, no Dissenters' Shares shall be converted as described in Section 2.01(b) but shall become the right to receive such consideration as may be determined to be due in respect of such Dissenters' Shares pursuant to the laws of the State of Delaware; provided, however, that any Dissenters' Shares outstanding immediately prior to the Effective Time and held by a stockholder who shall, after the Effective Time, lose his or her right of appraisal, withdraw his or her demand for appraisal as a matter of right under Section 262 of the DGCL, or, with the consent of BMS, otherwise withdraw his or her demand for appraisal, in either case pursuant to the DGCL, shall be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration. Axion shall give BMS prompt notice of any written demands for appraisal of shares of Axion Common Stock received by

Axion. Axion shall not, without the prior written consent of BMS, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands. Payments, if any, with respect to Dissenters' Shares shall not be paid by BMS or with funds supplied by BMS.

            SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. As of the Effective Time, BMS shall deposit with Chemical Mellon Shareholders Services LLC or a bank or trust company appointed by BMS (the "Exchange Agent"), for the benefit of the holders of shares of Axion Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of BMS Common Stock (such shares of BMS Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section
2.01 in exchange for outstanding shares of Axion Common Stock. BMS shall provide to the Exchange Agent, on a timely basis, funds necessary to pay any cash payable in lieu of fractional shares of BMS Common Stock.

            (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, BMS shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Axion Common Stock (the "Certificates") whose shares were converted into the right to receive shares of BMS Common Stock pursuant to Section 2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as BMS may reasonably specify including the terms set forth in the letter of transmittal attached hereto as
Exhibit I (the "Letter of Transmittal")) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of BMS Common Stock. Upon surrender of a Certificate for cancelation to the Exchange Agent or to such other agent or agents as may be appointed by BMS, together with such Letter of Transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of BMS Common Stock which such holder has the right to receive pursuant to the provisions of this Article II




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

(which, for the avoidance of doubt, shall not include the number of shares of BMS Common Stock that shall be deemed to have been deposited in escrow by such holder in accordance with the provisions of Section 2.02(i)(e)), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Axion Common Stock which is not registered in the transfer records of Axion, a Certificate representing the proper number of shares of BMS Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of BMS Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of BMS that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of BMS Common Stock and cash in lieu of any fractional shares of BMS Common Stock as contemplated by this
Section 2.02. No interest will be paid or will accrue on any cash payable in lieu of any fractional shares of BMS Common Stock.

            (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to BMS Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of BMS Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e) until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the Certificate representing whole shares of BMS Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of BMS Common Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of BMS Common Stock, less the amount of any withholding taxes which may be required thereon and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of BMS Common Stock, less the amount of any withholding taxes which may be required thereon.

            (d) No Further Ownership Rights in Axion Common Stock. All shares of BMS Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to Section 2.02(c) or 2.02(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Axion Common Stock theretofore represented by such Certificates, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Axion Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

            (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of BMS Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of BMS.

          (ii) Notwithstanding any other provision of this Agreement, each holder of shares of Axion Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of BMS Common Stock (after taking into account all Certificates registered to such holder) shall receive, in lieu thereof, cash (without interest) in an amount, less the amount of any withholding taxes which may be required thereon, equal to such fractional part of a share of BMS Common Stock multiplied by the per share closing price of BMS Common Stock as reported on the New York Stock Exchange Composite Transaction Tape (as published in The Wall Street Journal, Eastern Edition, or, if not published therein, in another authoritative source mutually selected by Axion and BMS) on the full NYSE trading day immediately preceding the Closing Date.

            (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time




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
shall be delivered to BMS, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to BMS for payment of their claim for BMS Common Stock, any cash in lieu of fractional shares of BMS Common Stock and any dividends or distributions with respect to BMS Common Stock.

            (g) No Liability. In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Surviving Corporation shall, in exchange for such lost, stolen or destroyed Certificate, issue or cause to be issued the number of shares of BMS Common Stock and pay or cause to be paid the amounts deliverable in respect thereof pursuant to this Article II.

            (h) Withholding Rights. The Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Axion Common Stock such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Axion Common Stock in respect of which such deduction and withholding was made.

            (i) Indemnification Matters; Appointment of AHC as Representative; Escrow. At the Closing:

            (a) The stockholders of Axion immediately prior to the Effective Time (the "Former Axion Stockholders") each shall become a party to the Indemnification Agreement (as defined in Section 3.01), the Tax Matters Agreement (as defined in Section 3.01) and the Escrow Agreement.

            (b) By execution of the Letter of Transmittal, which execution may occur subsequent to the Closing, each Former Axion Stockholder shall irrevocably appoint AHC, and AHC shall have accepted such appointment, as such person's true and lawful agent and attorney-in-fact to enter into the




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                                                                              12


Indemnification Agreement, the Tax Matters Agreement and the Escrow Agreement on behalf of such person and with respect to all the other matters set forth in the Letter of Transmittal.

            (c) The Exchange Agent, on behalf of the Former Axion Stockholders, shall deposit into escrow, in accordance with the terms of the Escrow Agreement, a number of shares of BMS Common Stock equal to $5,000,000 divided by the Average Value of BMS Common Stock, rounded to the nearest whole share, which amount shall be deemed to have been deposited by the Former Axion Stockholders on a pro rata basis from the shares of BMS Common Stock to be issued and delivered to each Former Axion Stockholder with respect to its shares of Axion Common Stock pursuant to Section 2.02(b), calculated based on the ratio of the number of shares of BMS Common Stock to be so issued and delivered to such Former Axion Stockholder with respect to its shares of Axion Common Stock to the aggregate number of shares of BMS Common Stock to be so issued to all the Former Axion Stockholders with respect to their shares of Axion Common Stock.

            (d) AHC shall deposit, or cause to be deposited, into escrow, in accordance with the terms of the Escrow Agreement, $5,000,000 in cash.

            SECTION 2.03. Payment of Axion Expenses. At the Closing, BMS shall provide, or cause to be provided, to Axion funds in an amount equal to the lesser of $2,000,000 and the aggregate amount of Axion Expenses listed in the Transaction Expense Schedule, and Axion shall pay the Axion Expenses listed in the Transaction Expense Schedule.

                                   ARTICLE III

                         Certain Pre-Merger Transactions

            SECTION 3.01. Ancillary Agreements. (a) Prior to the Time of Distribution (as defined in the Distribution Agreement), Axion shall:

            (i) execute and deliver the Distribution Agreement, a tax matters agreement substantially in the form of Exhibit B (the "Tax Matters Agreement"), a post-closing covenants and indemnification agreement substantially in the form of Exhibit C (the




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

                                                                              13


      "Indemnification Agreement"), the Escrow Agreement, a transitional services agreement substantially in the form of Exhibit E (the "Transitional Services Agreement") and a license agreement substantially in the form of Exhibit F (the "License Agreement");

            (ii) cause AHC to execute and deliver the Distribution Agreement, the Indemnification Agreement, the Transitional Services Agreement, the AHC Supply Agreement (as defined below), the AHC Medstation Agreement (as defined below), the Tax Matters Agreement, the Escrow Agreement and the License Agreement;

            (iii) cause each of OTNC, OPUS, OTN and OPUS Sub to execute and deliver the Distribution Agreement, the Indemnification Agreement, the Escrow Agreement and the Tax Matters Agreement;

            (iv) cause OPUS to execute and deliver each of the AHC Supply Agreement and the OnCare Supply Agreement, each substantially in the form of Exhibit G (respectively, the "AHC Supply Agreement" and the "OnCare Supply Agreement");

            (v) cause the Supply Agreement dated January 1, 1996 between the Partnership and OnCare Inc. ("OnCare") to be terminated;

            (vi) cause the Partnership to execute and deliver each of the AHC Medstation Agreement and the OnCare Medstation Agreement, each substantially in the form of Exhibit H (respectively, the "AHC Medstation Agreement" and the "OnCare Medstation Agreement");

            (vii) cause each of the AHC Companies (other than AHC) to have irrevocably appointed AHC, and AHC to have accepted such appointment, as such person's representative with respect to the Indemnification Agreement, the Escrow Agreement and the Tax Matters Agreement pursuant to a form of undertaking substantially in the form of Exhibit 3.01(a)(1);

            (viii) and shall cause each of the Retained Subsidiaries to have irrevocably appointed BMS as such person's representative with respect to the Indemnification Agreement, the Escrow Agreement and the Tax Matters Agreement pursuant to a form of undertaking




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

                                                                              14


      substantially in the form of Exhibit 3.01(a)(2) (the
      "Retained Company Undertaking").

            (b) Prior to the Time of Distribution, BMS shall (i) execute and deliver the Tax Matters Agreement, the Indemnification Agreement and the Escrow Agreement, (ii) cause BMS Sub to execute and deliver the Tax Matters Agreement, the Indemnification Agreement and the Escrow Agreement and (iii) have accepted the appointment as the Retained Companies' representative with respect to the Indemnification Agreement, the Escrow Agreement and the Tax Matters Agreement pursuant to the Retained Company Undertaking.

            (c) Prior to the Time of Distribution, OnCare shall execute the OnCare Supply Agreement and the OnCare Medstation Agreement.

            SECTION 3.02. Formation of OPUS Sub. Prior to the Time of Contribution, Axion shall cause OPUS Sub to be duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and Axion shall not permit, prior to the Effective Time, OPUS Sub to engage in any other business activities or to conduct its operations other than as contemplated by the Distribution Agreement. The certificate of incorporation and by-laws for OPUS Sub shall be reasonably acceptable in form and substance to BMS and its counsel.

            SECTION 3.03. Related Transactions. Axion shall cause all the transactions set forth in Articles III and IV of the Distribution Agreement to occur, subject in the case of Article IV to satisfaction of the terms and conditions set forth in the Distribution Agreement.

                                   ARTICLE IV

                         Representations and Warranties

            SECTION 4.01. Representations and Warranties of Axion. Axion represents and warrants to BMS as follows:

            (a) Organization, Standing and Corporate Power. As used in this Agreement (i) any reference to Axion and its Subsidiaries means Axion, each of its Subsidiaries (including the AHC Companies (as defined below)) and the Partnership, (ii) any reference to the "Retained Company"




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                                                                              15


and its Subsidiaries or the Surviving Corporation and its Subsidiaries or the "Retained Companies" means Axion and those entities that will be direct or indirect Subsidiaries of Axion immediately after giving effect to the transactions set forth in the Distribution Agreement, (iii) references to "Retained Subsidiaries" means those entities that will be direct or indirect Subsidiaries of Axion immediately after giving effect to the transactions set forth in the Distribution Agreement, (iv) any reference to AHC and its Subsidiaries or the "AHC Companies" means AHC and those entities that will be direct or indirect Subsidiaries of AHC immediately after giving effect to the transactions set forth in the Distribution Agreement and (v) any reference to OnCare and its Subsidiaries means OnCare and each of its Subsidiaries. As used in this Agreement, any reference to any event, change, circumstance or development having a material adverse effect on or with respect to Axion and its Subsidiaries taken as a whole (an "Axion Material Adverse Effect") means such event, change, circumstance or development is materially adverse to the business, operations, assets, liabilities (including contingent liabilities), results of operations, financial condition or prospects of such group of entities taken as a whole, or on the ability of such group of entities taken as a whole to consummate the transactions contemplated hereby or by the Documents, including the Contributions, the Distribution and the Merger, or to perform its obligations under this Agreement or any other Document to which it is or will be a party; provided that an Axion Material Adverse Effect shall not include any changes to the Retained Business (as defined in the Distribution Agreement) occurring directly as a result of the pendency, announcement or consummation of the Merger. As used in this Agreement, any reference to any event, change, circumstance or development having a material adverse effect on or with respect to the Retained Company and its Subsidiaries taken as a whole (a "Retained Company Material Adverse Effect") means such event, change, circumstance or development is materially adverse to the business, operation, assets, liabilities (including contingent liabilities), results of operations, financial condition or prospects of such group of entities taken as a whole, or on the ability of such group of entities taken as a whole to consummate the transactions contemplated hereby or by any other Document, including the Contributions, the Distribution and the Merger, or to perform its obligations under this Agreement or any other Document to which it is or will be a party; provided that a Retained Company Material Adverse Effect shall not include any changes to the Retained




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                                                                              16


Business occurring directly as a result of the pendency, announcement or consummation of the Merger. As used in this Agreement, any reference to any event, change, circumstance or development having a material adverse effect on or with respect to AHC and its Subsidiaries taken as a whole (an "AHC Material Adverse Effect") means such event, change, circumstance or development is materially adverse to the business, operations, assets, liabilities (including contingent liabilities), results of operations, financial condition or prospects of such group of entities taken as a whole, or on the ability of such group of entities taken as a whole to consummate the transactions contemplated hereby or by any other Document, including the Contributions, the Distribution and the Merger, or to perform its obligations under this Agreement or any other Document to which it is or will be a party; provided that the fact that the business of AHC and its Subsidiaries as currently conducted and as proposed to be conducted immediately following the Effective Time is operating and is projected to operate on a loss basis to the extent previously disclosed to BMS in writing shall not be deemed to constitute an AHC Material Adverse Effect.

            Each of Axion and AHC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each Subsidiary of the Retained Company and AHC is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation as set forth in Schedule 4.01(b). Each of the Retained Company and its Subsidiaries and each of AHC and its Subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it require such qualification, except for any such failure so to qualify or be in good standing which, when taken together with all other such failures, does not have, and could not be reasonably expected to have, a Retained Company Material Adverse Effect or an AHC Material Adverse Effect. Each of the Retained Company and its Subsidiaries and each of AHC and its Subsidiaries has the requisite corporate power and authority to carry on its businesses as they are now being conducted and as proposed to be conducted immediately following the Effective Time. Axion has delivered to BMS complete and correct copies of its Certificate of Incorporation and By-laws of Axion and the certificates of incorporation and by-laws, or comparable charter or organizational documents, of each Subsidiary of the Retained




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                                                                              17


Company and of AHC and its Subsidiaries, in each case as amended to the date of this Agreement and in full force and effect. Axion has made available to legal counsel for BMS complete and correct copies of the minute books of Axion and its Subsidiaries as maintained by Axion or such Subsidiary, as the case may be, as of the date hereof for the period from April 26, 1988 to and including the date hereof, and such minute books contain minutes of all meetings of and actions taken by (including descriptions of all material actions taken at such meetings) the boards of directors and the stockholders of Axion or the applicable Subsidiary during such period.

            (b) Subsidiaries. Schedule 4.01(b) sets forth each Subsidiary of Axion (including each Subsidiary of the Retained Company and each Subsidiary of AHC), together with the jurisdiction of incorporation of each such Subsidiary, the outstanding capital stock of each such Subsidiary, the record owner of all such shares of capital stock and a statement whether following the Distribution such Subsidiary will be a Subsidiary of the Retained Company or of AHC. All the outstanding shares of capital stock of each such Subsidiary have been validly issued and are fully paid and nonassessable and are owned by Axion (or, following the Time of Distribution (as such term is defined in the Distribution Agreement), in the case of AHC, by the Former Axion Stockholders, and, in the case of OPUS Sub, by AHC), free and clear of all adverse claims, restrictions on voting or transfer (other than such restrictions on the transfer of shares of AHC Preferred Stock as may be imposed as set forth in the No-Action Request (as defined in Section 6.03(e)), pledges, claims, liens, charges, encumbrances and security interests or other restrictions of any kind or nature whatsoever (collectively, "Liens"). There are no securities convertible into or exchangeable for, or any options, warrants, calls, subscriptions or other rights (preemptive or otherwise) to acquire, any shares of capital stock of any of such Subsidiaries or any agreements or contractual commitments other than this Agreement and the Distribution Agreement obligating Axion, or restricting Axion's rights, to transfer, sell or vote, the capital stock of any of such Subsidiaries owned by it, directly or indirectly. Except as set forth in
Schedule 4.01(b), neither Axion nor any of its Subsidiaries owns, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity or have any agreement, understanding, contract or commitment relating to an interest in any corporation, partnership, joint venture or




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                                                                              18


other entity or Axion's or such Subsidiary's investment therein.

            (c) Capital Structure. The authorized capital stock of Axion consists of 15,000,000 shares of Axion Common Stock and 10,000,000 shares of preferred stock, par value $.001 per share, of Axion (the "Axion Preferred Stock"). At the close of business on the business day immediately preceding the date of this Agreement, (i) 1,606,651 shares of Axion Common Stock, 3,135,000 shares of Series A Axion Preferred Stock, 882,353 shares of Series B Axion Preferred Stock, 420,000 shares of Series C Axion Preferred Stock, 700,000 shares of Series D Axion Preferred Stock, 965,517 shares of Series E Axion Preferred Stock and 638,020 shares of Series F Axion Preferred Stock, were issued and outstanding and (ii) no shares of Axion Common Stock were held by Axion in its treasury. Schedule 4.01(c) sets forth a list of the record holders of all issued and outstanding shares of Axion Common Stock and Axion Preferred Stock as of the date hereof. Except as set forth in Schedule 4.01(c), at the close of business on the business day immediately preceding the date of this Agreement, (i) no shares of Axion Common Stock were reserved for issuance, other than (A) 6,740,890 shares of Axion Common Stock reserved for issuance upon conversion of Axion Preferred Stock and (B) 2,600,000 shares of Axion Common Stock reserved for issuance pursuant to the Stock Option and Restricted Stock Plan of Axion and the Executive Stock Option Plan of Axion and (ii) no shares of Axion Preferred Stock were reserved for issuance. All of the outstanding shares of Axion Common Stock and Axion Preferred Stock have been, and all shares of Axion Common Stock which may be issued pursuant to the terms of any Axion Preferred Stock or any Axion Options will be, when issued, duly authorized and validly issued, and are or will be, when issued, fully paid and nonassessable. There are no bonds, debentures, notes or other obligations of Axion or any of its Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Axion or such Subsidiary, as the case may be, may vote. Except as set forth in Schedule 4.01(c) and except as provided for in this Agreement and the Distribution Agreement, there are not, and immediately prior to the Effective Time there will not be, any preemptive rights or any outstanding subscriptions, options, puts, calls, warrants, rights, convertible or exchangeable securities or other agreements or commitments of Axion or any of its Subsidiaries or by which any of them is bound




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                                                                              19


obligating Axion or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Axion or any of its Subsidiaries or obligating Axion or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as set forth in Schedule 4.01(c) and except as provided in this Agreement and as expressly set forth in the Distribution Agreement, there are no outstanding contractual obligations of Axion or any of its Subsidiaries to issue, sell, purchase, redeem, convert, exchange, register, vote or transfer any shares of capital stock of Axion or any of its Subsidiaries.

            (d) Authority; Noncontravention. (i) Axion and each of its Subsidiaries has the requisite corporate power and authority to execute and deliver each Document to which it is or will be a party and to consummate the transactions contemplated hereby and thereby (other than, with respect to the Merger, (A) the election by the holders of not less than 66-2/3% of the outstanding shares of Axion Preferred Stock voting together as a single class
(I) to convert all outstanding shares of Axion Preferred Stock into Axion Common Stock in accordance with the Certificate of Incorporation of Axion and (II) that the Merger, the Distribution and related transactions shall not be deemed to be a liquidation, dissolution or winding up of Axion under the Certificate of Incorporation of Axion, (B) the approval and adoption of this Agreement by the affirmative vote of at least a majority of the total number of votes entitled to be cast by holders of Axion Common Stock and holders of Axion Preferred Stock voting together as a single class (the "Requisite Common Stockholders"), (C) the approval and adoption of this Agreement by the affirmative vote of at least a majority of the total number of votes entitled to be cast by holders of Axion Preferred Stock (excluding from such vote the shares of any series of Preferred Stock of which there are fewer than 100,000 shares outstanding) voting together as a single class (the "Requisite Preferred Stockholders") and (D) formal declaration of the Distribution by the Board of Directors of Axion (which will be obtained prior to the Distribution) and other than, with respect to the Distribution, the election by not less than 66-2/3% of the outstanding shares of Axion Preferred Stock voting together as a single class to waive the right of holders of Axion Preferred Stock to receive any dividend preference that such holders may otherwise be entitled to




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                                                                              20


receive pursuant to the Certificate of Incorporation of Axion prior to any distribution (as defined in the Certificate of Incorporation of Axion) to holders of Axion Common Stock). The execution, delivery and performance of each Document to which it is or will be a party and the consummation by Axion of the Contributions, the Distribution and the Merger and the other transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Axion, and no other corporate proceedings on the part of Axion are required by applicable law or necessary to authorize any Document or for Axion to consummate the transactions so contemplated (other than as set forth in the preceding sentence). The election by the holders of not less than 66-2/3% of the outstanding shares of Axion Preferred Stock voting together as a single class
(I) to convert all outstanding shares of Axion Preferred Stock into Axion Common Stock in accordance with the Certificate of Incorporation of Axion, (II) that the Merger, the Distribution and related transactions shall not be deemed to be a liquidation, dissolution or winding up of Axion under the Certificate of Incorporation of Axion and (III) to waive the right of holders of Axion Preferred Stock to receive any dividend preference that such holders may otherwise be entitled to receive pursuant to the Certificate of Incorporation of Axion prior to any distribution (as defined in the Certificate of Incorporation of Axion) to holders of Axion Common Stock, and the affirmative vote of the Requisite Preferred Stockholders voting as a single class and the Requisite Common Stockholders voting as a single class approving and adopting this Agreement are the only votes of the holders of any class or series of Axion's capital stock required by applicable law or necessary to approve and adopt the Contributions, the Distribution, the Merger, this Agreement or the other Documents and the transactions contemplated hereby and thereby. The execution, delivery and performance by the Subsidiaries of Axion of each Document to which it is or will be a party and the consummation of the transactions contemplated hereby and thereby will be duly authorized by such entity's board of directors, and no other corporate proceedings on the part of such entity will be required by applicable law or necessary to authorize each Document to which it is or will be a party or to consummate the transactions so contemplated. Each Document to which Axion or any of its Subsidiaries is or will be a party has been or will be duly executed and delivered by such entity, and constitutes, or upon such execution and delivery will constitute, a valid and binding




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                                                                              21


obligation of such entity, enforceable against it in accordance with its terms.

            (ii) None of the execution, delivery or performance by Axion and its Subsidiaries of any Document to which Axion or its Subsidiaries is or will be a party, the consummation of the transactions contemplated hereby and thereby or the compliance by Axion and its Subsidiaries with the terms of each Document to which Axion or any of its Subsidiaries is or will be a party will conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, amendment, cancelation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Axion or any of its Subsidiaries (i) under the Certificate of Incorporation or By-laws or comparable charter or organizational documents of Axion or any of its Subsidiaries, (ii) any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement, franchise, permit, concession or other instrument, obligation, understanding, commitment or other arrangement (including oral and informal arrangements) (a "Contract") to which Axion or any of its Subsidiaries is a party or by which Axion or any of its Subsidiaries or any of their properties or assets are bound or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Axion or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not, and could not be reasonably expected to, have a Retained Company Material Adverse Effect or an AHC Material Adverse Effect. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to Axion or any of its Subsidiaries in connection with the execution, delivery or performance by Axion or any of its Subsidiaries of each Document to which any of them is or will be a party or the consummation by Axion or such Subsidiary, as the case may be, of the transactions contemplated hereby or thereby or the compliance by Axion or any of its Subsidiaries with the terms of each Document to




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                                                                              22


which any of them is or will be a party, except for (i) the filing of a premerger notification and report form by Axion under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), (ii) the filing with the Securities and Exchange Commission (the "SEC") or any state securities commission or the delivery to the stockholders of Axion or, following the Distribution, AHC, of (x) the Required AHC Documents in connection with the distribution of shares of AHC Preferred Stock in connection with the transactions contemplated by the Distribution Agreement and (y) a proxy statement relating to the approval and adoption by Axion's stockholders of this Agreement (as amended or supplemented from time to time, the "Proxy Statement"),
(iii) filing the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Axion or any of its Subsidiaries is qualified to do business and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings which the failure to receive, individually or in the aggregate, would not, and could not be reasonably expected to, have a Retained Company Material Adverse Effect or an AHC Material Adverse Effect. "Required AHC Documents" means
(x)(i) in the event the No-Action Request is granted by the SEC, an Information Statement substantially complying with the requirements of Schedule 14C under the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act") (the "Information Statement") or
(ii) in the event the No-Action Request is not granted by the SEC, (A) a registration statement on Form S-1 (the "Form S-1") or (B) an application for a permit encompassing the distribution of AHC Preferred Stock and, if necessary, the issuance of BMS Common Stock, containing such information and accompanied by such documents as required by rule of the California Commissioner of Corporations (the "Commissioner") in addition to the information specified by the California Corporations Code in order for the Commissioner to approve the terms and conditions of such issuance and the fairness of such terms and conditions (the "Application") pursuant to Part 2 of the California Corporate Securities Law of 1968 (the "California Corporations Code") and (y) any other document filed with the SEC or any state securities commission or otherwise required to be provided or delivered to the stockholders of Axion or, following the Distribution, AHC, in connection with the transactions contemplated by the Distribution Agreement.




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                                                                              23


            (e) Financial Statements; Undisclosed Liabilities. (i) Axion.
Schedule 4.01(e)(i) sets forth (A) the audited consolidated balance sheets of Axion and its Subsidiaries as of December 31, 1994 and 1995 and the related audited consolidated statements of operations, stockholders' equity and cash flows of Axion and its Subsidiaries as of December 31, 1993, 1994 and 1995, together with the notes to such financial statements (collectively, the "Audited Axion Financial Statements"), in each case audited by Ernst & Young LLP, and (B) the unaudited consolidated balance sheet of Axion and its Subsidiaries as of March 31, 1996, and the related unaudited consolidated statements of operations and retained earnings and cash flows of Axion and its Subsidiaries for the three-month period then ended, together with the notes to such financial statements (collectively, the "Unaudited Axion Financial Statements", together with the Audited Axion Financial Statements, the "Axion Financial Statements"), certified by the chief financial officer of Axion as set forth in the next sentence. The Axion Financial Statements comply as to form in all material respects with applicable accounting requirements, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Axion and its Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended (subject, in the case of unaudited statements, to normal, recurring year-end audit adjustments). Except (A) as disclosed, reflected or reserved against in the Axion Financial Statements, (B) as disclosed in Schedule 4.01(e)(i) and (C) for liabilities and obligations incurred since March 31, 1996, in the ordinary course of business consistent with past practice and not in violation of this Agreement, neither Axion nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, exceed $100,000.

            (ii) The Retained Company. (A) The consolidated balance sheets of the Retained Company and its Subsidiaries as of December 31, 1994 and 1995 and the related audited consolidated statements of operations for the years ended December 31, 1993, 1994 and 1995, as set forth in Note 11 to the Audited Axion Financial Statements, and (B) The consolidated balance sheet of the Retained Company and its Subsidiaries as of March 31, 1996 and the related unaudited




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                                                                              24


consolidated statement of operations for the three months ended March 31, 1996 as set forth in Note 3 to the Unaudited Financial Statements, in each case certified by the chief financial officer of Axion as set forth in the next sentence are hereinafter referred to as the "Retained Company Financial Statements". The Retained Company Financial Statements comply as to form in all material respects with applicable accounting requirements, have been prepared in accordance with GAAP applied on a consistent basis during the period involved (except for the absence of notes thereto) and fairly present the consolidated financial position of the Retained Company and its Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended (subject to normal, recurring year-end audit adjustments). Except (A) as disclosed, reflected or reserved against in the Retained Company Financial Statements, (B) as disclosed in
Schedule 4.01(e)(ii) and (C) for liabilities and obligations incurred since March 31, 1996, in the ordinary course of business consistent with past practice and not in violation of this Agreement, neither the Retained Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, exceed $100,000.

            (iii) AHC. Schedule 4.01(e)(iii) sets forth (A) the audited combined balance sheet of AHC and its Subsidiaries as of December 31, 1995 and the related combined statements of operations and accumulated deficit and net capital deficiency and cash flows for the year ended December 31, 1995, together with the notes to such financial statements, in each case audited by Ernest & Young LLP, and (B) the unaudited combined balance sheet of AHC and its Subsidiaries as of March 31, 1996 and the related unaudited consolidated statements of operations and accumulated deficit and net capital deficiency and cash flows for the three months ended March 31, 1995 and 1996, together with the notes to such financial statements, in each case certified by the chief financial officer of Axion as set forth in the next sentence (the financial statements described in clauses (A) and (B) above, together with the notes to such financial statements, the "AHC Financial Statements"). The AHC Financial Statements comply as to form in all material respects with applicable accounting requirements, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly




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                                                                              25


present the consolidated financial position of AHC and its Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended (subject to normal, recurring year-end audit adjustments). Except (A) as disclosed, reflected or reserved against in AHC Financial Statements, (B) disclosed in Schedule 4.01(e)(iii) and (C) except for liabilities and obligations incurred since March 31, 1996, in the ordinary course of business consistent with past practice and not in violation of this Agreement, neither AHC nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, exceed $100,000.

            (f) Information Supplied. None of the information supplied or to be supplied by Axion or its representatives for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by BMS in connection with the issuance of BMS Common Stock in the Merger (the "Form S-4") or the Form S-1, if required for the Distribution, will, at the time such registration statements become effective under the Securities Act of 1933 (together with the rules and regulations thereunder, the "Securities Act") or at the Effective Time, in the case of the Form S-4, or at the time of the Stockholders' Meeting (as defined in Section 6.01(b)) to be held in connection with the Merger or at the time of the Distribution, in the case of the Form S-1, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Proxy Statement and the Information Statement will, at the date first mailed to Axion's stockholders or at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; (iii) the Application, if required for the Distribution, will, at the time filed with the Commissioner or at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein on necessary to make the statements therein not misleading; and (iv) the other Required AHC Documents or any other document filed or required to be filed with the SEC or any state securities commission or otherwise provided, or required to be delivered, to the Axion stockholders or,




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                                                                              26


following the Distribution, the AHC stockholders, in connection with the transactions contemplated by this Agreement or the other Documents, any preliminary or final form thereof or any amendment or supplement thereto will, at the date first mailed to Axion's stockholders or at the time of the Stockholders' Meeting, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement and any proxy materials sent to stockholders of Axion or AHC will comply in all material respects with the substantive requirements of Schedule 14A under the Exchange Act and will comply as to form in all material respects with the requirements of
Schedule 14A under the Exchange Act and the rules and regulations thereunder; the Information Statement, if required for the Distribution, will substantially comply with the requirements of Schedule 14C under the Exchange Act, as applicable, and the rules and regulations thereunder; the Form S-1, if required for the Distribution, will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder; and the other Required AHC Documents (other than the Application), if any, will comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act, the California Corporations Code or any other applicable state or Federal laws, and the rules and regulations thereunder, except that no representation is made by Axion with respect to statements made therein based on information supplied by BMS or its representatives for inclusion in the Proxy Statement or the other Required AHC Documents, respectively, or with respect to information concerning BMS or any of its Subsidiaries incorporated by reference in the Proxy Statement.

            (g) Absence of Certain Changes or Events. Since December 31, 1995, no event, change, circumstance or development has occurred that has had, or could reasonably be expected to have, an Axion Material Adverse Effect, a Retained Company Material Adverse Effect or an AHC Material Adverse Effect. Except as set forth in Schedule 4.01(g) and except for the execution and delivery of the Documents and consummation of the transactions contemplated thereby, since December 31, 1995, Axion has caused the business of Axion and its Subsidiaries to be conducted in the ordinary course and in substantially the same manner as previously conducted (except that the capital stock of OnCare was distributed on




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                                                                              27


December 31, 1995 to the stockholders of Axion and, accordingly, OnCare is no longer a Subsidiary of Axion) and has made all reasonable best efforts to preserve Axion's and its Subsidiaries' relationships with customers, suppliers, licensors, licensees, distributors and others with whom Axion or any Subsidiary deals. Except as set forth in Schedule 4.01(g), since December 31, 1995, to the date of this Agreement, neither Axion nor any of its Subsidiaries has taken any action that, if taken after the date hereof, would constitute a breach of any of the covenants set forth in Section 5.01 or 5.02.

            (h) Benefit Plans, Employment and Labor Relations. (i) Schedule 4.01(h) contains a list (and with respect to any Benefit Plans (as defined below) that are not in written form, a brief description) of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other plans, agreements, policies or arrangements relating to stock options, stock purchases, compensation, deferred compensation, severance, and other employee benefits, in each case maintained or contributed to as of the date of this Agreement by Axion or any of its Subsidiaries or any other person or entity that, together with Axion, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (a "Commonly Controlled Entity") for the benefit of any current or former employees, officers or directors of Axion or any Commonly Controlled Entity (collectively, the "Benefit Plans"). Axion has delivered to BMS true, complete and correct copies of (w) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (x) the two most recent annual reports on Form 5500 filed with the Internal Revenue Service ("IRS") with respect to each Benefit Plan (if any such report was required), including all schedules and attachments thereto,
(y) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (z) each trust agreement, group annuity contract and other funding or financing arrangement relating to any Benefit Plan. To the knowledge of Axion, each such Form 5500 and each such summary plan description (or similar document) was and is as of the date hereof true, complete and correct in all material respects.

            (ii) Each Benefit Plan has been administered in all material respects in accordance with its terms. Axion




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                                                                              28


and its Commonly Controlled Entities and all the Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA, the Code, all other applicable laws and the terms of all applicable collective bargaining agreements. All reports, returns and similar documents with respect to the Benefit Plans required to be filed with any governmental agency or distributed to any Benefit Plan participant have been duly and timely filed or distributed and, to the knowledge of Axion, all reports, returns and similar documents actually filed or distributed were true, complete and correct in all material respects. There are no investigations by any governmental agency, termination proceedings or other claims (except routine claims for benefits payable under the Benefit Plans), suits or proceedings against or involving any Benefit Plan or asserting any rights of or claims for benefits under any Benefit Plan that could give rise to any material liability, and there are not any facts or circumstances that could give rise to any material liability in the event of any such investigation, claim, suit or proceeding.

            (iii) The Datair Mass-Submitter Prototype Defined Contribution Plan and Trust and related Adoption Agreement comprising the Axion Pharmaceuticals, Inc. 401(k) Profit Sharing Plan and Trust is the subject of a valid opinion letter from the IRS with respect to conformance with Sections 401 and 501(a) of the Code, and Axion has adopted all amendments and is in compliance with all applicable requirements in order to rely on such opinion letter for purposes of maintaining a defined contribution plan qualified under Section 401 and 501(a) of the Code.

          (iv) All contributions to, and payments from, the Benefit Plans and all insurance premiums that may have been required to be made in accordance with the terms of the Benefit Plans and any applicable collective bargaining agreement have been timely made. Neither Axion nor any Commonly Controlled Entity sponsors, maintains or contributes to (or has ever sponsored, maintained or contributed to) a Pension Plan subject to Title IV of ERISA or Section 412 of the Code. None of Axion, any of its Subsidiaries, any officer of Axion or any of its Subsidiaries or any of the Benefit Plans which are subject to ERISA, including the Pension Plans, any trusts created thereunder or, to the knowledge of Axion, any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of




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                                                                              29


fiduciary responsibility that could subject Axion, any of its Subsidiaries or any officer of Axion or any of its Subsidiaries to the tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under
Section 409 or Section 502(i) or (l) of ERISA.

            (v) With respect to any Benefit Plan that is an employee welfare benefit plan, (x) no such Benefit Plan is funded through a "welfare benefits fund", as such term is defined in Section 419(e) of the Code, (y) each such Benefit Plan that is a "group health plan", as such term is defined in Section 5000(b)(1) of the Code, complies with the applicable requirements of Section 498OB(f) of the Code and (z) each such Benefit Plan (including any such Plan covering retirees or other former employees) may be amended or terminated without material liability to Axion or any of its Subsidiaries on or at any time after the Effective Time.

            (vi) No Commonly Controlled Entity has acted in a manner that could, or failed to act so as to, result in fines, penalties, taxes or related charges under (A) Section 502(c), (i) or (l) of ERISA or (B) Chapter 43 of the Code.

            (vii) Neither Axion nor any Commonly Controlled Entity contributes or is obligated to contribute (or has ever been obligated to contribute) to a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA.

            (viii) Except as set forth on Schedule 4.01(h), no employee of Axion will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement or the other Documents.

            (i) Absence of Changes in Benefit Plans. Except as set forth on
Schedule 4.01(i) and except in accordance with the provisions of Article VI of the Distribution Agreement, since December 31, 1995, there has not been any adoption or amendment in any material respect by Axion or any of its Subsidiaries of any Benefit Plan.

            (j) Taxes. (i) No liens for Taxes (as defined in Section 1 of the Tax Matters Agreement) exist with respect to any of the assets or properties of the Affiliated Group (as defined in the Tax Matters Agreement), other than




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                                                                              30


liens for Taxes that are not yet due and payable, (ii) all federal, state, local and foreign Tax returns (including information returns), reports, declarations or statements relating to Taxes, including any schedules or attachments thereto or amendments thereof ("Tax Returns"), filed by or on behalf of any member of the Affiliated Group and the Partnership have been timely filed, (iii) each such Tax Return was complete and correct in all material respects, except to the extent that an adequate reserve therefor has been established on the Axion Financial Statements, (iv) all Taxes with respect to taxable periods covered by such Tax Returns and all other Taxes that are currently due and payable for which any member of the Affiliated Group and the Partnership is or might otherwise be liable (together "Relevant Taxes") have been paid in full, except to the extent that an adequate reserve therefor has been established on the Axion Financial Statements, (v) except as set forth in Schedule 4.01(j), all Tax Returns filed by or on behalf of the Affiliated Group and the Partnership have been examined by and settled with the relevant governmental authorities ("Taxing Authorities") and any deficiency resulting from any such audit, examination or deficiency litigation has been paid in full (and no material issues were raised by the relevant Taxing Authorities during any such audit or examination that would apply to taxable periods other than the taxable period to which such audit or examination related) or the statute of limitations with respect to such Tax Returns has expired, (vi) there is no audit or examination in progress, and no deficiency or refund litigation pending and no Taxing Authority has given oral or written notice of the commencement of any audit, examination or deficiency litigation, with respect to any Relevant Taxes, (vii) all requests for extensions of time for filing of Tax Returns that have not been filed have been granted and have not yet expired, (viii) none of the Retained Company, any member of the Affiliated Group or the Partnership is a party to a tax sharing agreement, other than the Tax Matters Agreement, (ix) except to the extent that an adequate reserve therefor has been established on the Axion Financial Statements, none of the Retained Company, any member of the Affiliated Group or the Partnership shall be required to include in a taxable period ending after the date on which the Effective Time occurs taxable income attributable to income that economically accrued in a taxable period ending prior to the date on which the Effective Time occurs, whether as a result of the installment method of accounting, the completed contract method of accounting, the long-term method of accounting,




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                                                                              31


the cash method of accounting or Section 481 of the Code or comparable provisions of state, local or foreign Tax law, or otherwise, other than income allocated from or otherwise attributable to operations of the Partnership,
(x)(A) no person has made with respect to the Retained Company, any member of the Affiliated Group or the Partnership, or with respect to any property held by the Retained Company, any member of the Affiliated Group or the Partnership, any consent under Section 341 of the Code, (B) no property of the Retained Company, any member of the Affiliated Group or the Partnership is "tax-exempt use property" within the meaning of Section 168(f)(8) of the Code, (C) none of the Retained Company, any member of the Affiliated Group or the Partnership is a party to any lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect prior to the date of enactment of the Tax Equity and Fiscal Responsibility Act of 1982 and (D) none of the assets of the Retained Company, any member of the Affiliated Group or the Partnership is subject to a lease under Section 7701(h) of the Code or under any predecessor,
(xi) there is no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Relevant Taxes and no power of attorney with respect to any Relevant Taxes has been executed or filed with any Taxing Authority and (xii) neither Axion nor any member of the Affiliated Group nor any member of any controlled group (within the meaning of Section 993(a)(3) of the Code) that includes Axion or any of its Subsidiaries (other than any BMS Entity, as defined in the Tax Matters Agreement) nor the Partnership, nor any of their respective officers, directors, employees or independent contractors acting on their behalf, has participated in or cooperated with an international boycott (within the meaning of Section 999(b)(3) of the Code).

            (k) No Excess Parachute Payments. Except as set forth in Schedule 4.01(k), any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of Axion or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.28OG-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 28OG(b)(1) of the Code).

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                                                                              32


            (l) State Takeover Statutes. The Board of Directors of Axion has approved the Merger, the Contributions, the Distribution and the Documents and the transactions contemplated hereby and thereby. The provisions of Section 203 of the DGCL are not applicable to the Merger, the Contributions, the Distribution, this Agreement and the Documents and the transactions contemplated by this Agreement and the other Documents. The execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby will not cause to be applicable to Axion any "fair price", "moratorium", "control share acquisition" or other similar antitakeover statute or regulation enacted under (i) Delaware or California state laws or (ii) to the knowledge of Axion, under any other state or federal laws in the United States or any foreign jurisdiction (each a "Takeover Statute") (after giving effect to any actions that will be taken prior to the Effective Time).

            (m) Brokers; Fees and Expenses. No broker, investment banker, financial advisor or other person, other than Alex. Brown & Sons Incorporated ("Alex. Brown"), is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement or the other Documents based upon arrangements made by or on behalf of Axion, its Subsidiaries and its affiliates. As of the date hereof, Axion Expenses including the fees of Alex. Brown, all Axion's expenses in connection with printing and mailing of the Proxy Statement, the other Required AHC Documents and the Form S-4 and all the fees and expenses of Axion's legal counsel, independent accountants and other advisors are estimated to total not more than $2,500,000.

            (n) Matters Related to the Distribution Agreement. (i) Except as set forth in Schedules 4.01(n)(i), no entity other than Axion or one of its Subsidiaries on the date hereof owns, leases, subleases or has any other rights in, to or under any Retained Assets.

            (ii) To the knowledge of Axion, except as set forth on Schedule 4.01(n)(ii), the Assets of OTNC consist solely of the general partnership interest of OTNC in the Partnership, and OTNC has no Liabilities other than (A) those Liabilities solely and directly related to the Partnership, (B) Tax Liabilities for which the BMS Indemnified Parties (as defined in the Tax Matters Agreement) are entitled to indemnification pursuant to

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                                                                              33


Section 1 of the Tax Matters Agreement and (C) Retained Tax Liabilities (as defined in the Tax Matters Agreement).

            (iii) Schedule 4.01(n)(iii) sets forth all the intercompany receivables and payables between Axion and its Subsidiaries as of March 31, 1996, together with a description of the nature of such obligations. Except as set forth on Schedule 4.01(n)(iii), as of the Time of Contribution, there will be no intercompany receivables or payables outstanding other than intercompany receivables or payables (I) set forth in Schedule 4.01(n)(iii) to the extent not paid prior to the Time of Contribution and (II) otherwise incurred in the ordinary course of business consistent with past practice which are of the same type as those intercompany payables and receivables incurred in the ordinary course of business consistent with past practice identified in Schedule 4.01(n)(iii).

            (o) Compliance with Applicable Laws. (i) Axion and its Subsidiaries have complied in all material respects with all applicable statutes, laws, regulations, rules, judgments, orders and decrees of all Governmental Entities ("Applicable Laws"), including the Federal Food, Drug, and Cosmetic Act (21 U.S.C. ss.ss.301-394) and regulations issued under that Act, similar state
statutes,    the    federal    anti-kickback
statute    (42 U.S.C.   ss.1320a-7b)),    the federal
"Stark" law (42 U.S.C. ss.1395nn), the federal false statements act (18 U.S.C. ss.1001), the federal false claims act (31 U.S.C. ss.3729), the HSR Act (15 U.S.C. ss.18a), other federal and state statutes relating to fraud or abuse, and state statutes relating to consumer protection or unlawful business practices. Except as set forth in Schedule 4.01(o)(i), since January 1, 1991, neither Axion nor any of its Subsidiaries has received any written notice from a Governmental Entity or any other person alleging any non-compliance in a material respect with any Applicable Laws. Except as disclosed in Schedule 4.01(o)(i), since January 1, 1991, neither Axion nor any of its Subsidiaries has received any notice, whether written or oral, of any administrative, civil or criminal investigation regarding any Applicable Laws or any audit by a Governmental Entity. This Section 4.01(o) does not apply to the specific labor, employment and employee benefit matters referred to in Section 4.01(h), the specific environmental matters referred to in Section 4.01(o)(iii) or to the specific tax matters referred to in Section 4.01(j).

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                                                                              34


            (ii) Axion and its Subsidiaries validly hold all material permits, licenses, variances, exemptions, orders and approvals of, and have made all filings, applications and registrations with, all Governmental Entities (collectively, "Permits") that are necessary for the conduct of the business of Axion and its Subsidiaries taken as a whole as such businesses are presently conducted or are otherwise currently maintained by Axion or any of its Subsidiaries. At the Effective Time, the Retained Company and its Subsidiaries will validly hold all Permits that are necessary for the conduct of the business of the Retained Company and its Subsidiaries immediately following the Effective Time or are otherwise held or maintained by or for the benefit of the Retained Company and its Subsidiaries on the date hereof. Schedule 4.01(o)(ii) sets forth a true and complete list of all Permits which are necessary for the conduct of the business of the Retained Company and its Subsidiaries immediately following the Effective Time or are otherwise held or maintained by or for the benefit of the Retained Company and its Subsidiaries on the date hereof. Axion and its Subsidiaries have complied in all material respects with all material terms and conditions of all Permits and the same will not be subject to suspension, modification, revocation or nonrenewal as a result of the execution, delivery or performance of the Documents or the consummation of the Contributions, the Distribution or the Merger or the other transactions contemplated hereby or by the other Documents. All Permits which are held in the name of any employee, officer, director, stockholder, agent or otherwise on behalf of Axion or its Subsidiary shall be deemed included under this warranty.

            (iii) Since December 31, 1995, neither Axion nor any of its Subsidiaries has received any written communication from a Governmental Entity that alleges that Axion or any of its Subsidiaries is not in compliance in any material respect with any Environmental Laws (as defined below). Axion and its Subsidiaries hold, and are in compliance in all material respects with, all permits, licenses and governmental authorizations required for Axion and its Subsidiaries to conduct their respective businesses under the Environmental Laws, and are in compliance in all material respects with all Environmental Laws. Axion and its Subsidiaries are not subject to any pending, or to the knowledge of Axion any threatened, claim, judgment, decree, order or any other enforcement action relating to compliance with any Environmental Law or to investigation or cleanup of Hazardous Materials (as defined below) under any




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

                                                                              35


Environmental Law. Neither Axion nor any of its Subsidiaries has any contingent liabilities in respect of its business in connection with any Hazardous Materials. There are no aboveground or underground storage tanks on any Axion Property (as defined in Section 4.01(s)). As used in this Agreement, the term "Environmental Laws" means any and all applicable treaties, laws, regulations, enforceable requirements, binding determinations, orders, decrees, judgments, injunctions, permits, approvals, authorizations, licenses, variances, permissions, notices or binding agreements issued, promulgated or entered into by any Governmental Entity, relating to the environment, preservation or reclamation of natural resources, or to the management, release or threatened release of Hazardous Materials. As used in this Agreement, the term "Hazardous Materials" means all explosive or regulated radioactive materials or substances, hazardous or toxic substances, wastes or chemicals, petroleum distillates, asbestos or asbestos containing materials, and all other materials or chemicals regulated pursuant to any Environmental Law.

            (p) Retained Business. (i) Except as set forth in Schedule 4.01(p), from and after the Effective Time, except as provided in the Documents, neither AHC nor any of its Subsidiaries nor OnCare or any of its Subsidiaries will use in the conduct of its business or own or have rights to use any assets or property (other than assets or property that are available to the general public in the public domain), whether tangible, intangible or mixed, that are also used in the conduct of the Retained Business. From and after the Effective Time, except as set forth in Schedule 4.01(p) or as expressly provided for in the Documents, neither AHC nor any of its Subsidiaries nor OnCare or any of its Subsidiaries will be a party to any agreement, arrangement or understanding with the Retained Company or any of its Subsidiaries, including any Contract, providing for the furnishing of material, equipment, products or services or the rental of real or personal property to or from, or otherwise relating to the business or operations of, the Retained Company or any of its Subsidiaries or pursuant to which the Retained Company or any of its Subsidiaries may have any obligation or liability. From and after the Effective Time, neither the Retained Company nor any of its Subsidiaries will have any Liabilities (as defined in the Distribution Agreement) in any way relating to the business, operations, indebtedness, assets or liabilities of AHC or any of its Subsidiaries or OnCare or any of its Subsidiaries, except as otherwise




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                                                                              36


expressly provided for in the Documents and except for Liabilities for which the BMS Indemnified Parties (as defined in the Indemnification Agreement) are fully indemnified pursuant to the Indemnification Agreement.

          (ii) The Retained Assets are sufficient to conduct the business of the Partnership and the OPUS Station Business (as defined in the Distribution Agreement) in each case as presently conducted on a stand-alone basis (A) assuming the Limited Partnership Agreement between OTNC and Bristol-Myers Oncology Therapeutic Network Inc. dated as of July 8, 1993 (the "Partnership Agreement"), the Sales Agency Agreement between BMS and the Partnership, the Trademark License Agreement between BMS and the Partnership, the Guarantee by Axion and the Guarantee by BMS, each dated as of July 8, 1993, remain in place and (B) it being understood that (i) the OPUS Station Business as currently conducted and as proposed to be conducted immediately following the Effective Time is operating and is projected to operate on a loss basis to the extent previously disclosed to BMS in writing and (ii) the OPUS Station Business when contributed to Axion in accordance with the provisions of Article II of the Distribution Agreement will not include any cash or cash equivalents. None of the foregoing shall be interpreted as a representation that sufficient cash will remain in the Partnership to operate the business of the Partnership consistent with past practice.

            (q) Intellectual Property. Schedule 4.01(q)(i) sets forth a true and complete list of all patents, trademarks (registered or unregistered), tradenames, servicemarks and copyrights and applications therefor and a general description of other material intellectual property and proprietary rights, whether or not subject to statutory registration or protection (collectively, "Intellectual Property"), owned, used, filed by or licensed to Axion or any of its Subsidiaries. With respect to registered trademarks, Schedule 4.01(q)(i) sets forth a list of all jurisdictions in which such trademarks are registered or applied for and all registration and application numbers. Schedule 4.01(q)(ii) sets forth a true and complete list of all Intellectual Property which is necessary for the conduct of the business of the Retained Company and its Subsidiaries immediately following the Effective Time or are otherwise owned, used, filed by or licensed to the Retained Company and its Subsidiaries on the date hereof. Except as set forth in Schedules 4.01(q)(i) and 4.01(q)(ii), all such




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                                                                              37


Intellectual Property is validly held by Axion or the relevant Subsidiary (or, in the case of any Intellectual Property that is necessary for the conduct of the business of the Retained Company and its Subsidiaries immediately following the Effective Time or are otherwise owned, used, filed by or licensed to the Retained Company and its Subsidiaries on the date hereof, will be validly held by the Retained Company or one of its Subsidiaries immediately following the Effective Time). Axion and its Subsidiaries have the right with respect to all Intellectual Property listed in Schedule 4.01(q)(i), and immediately following the Effective Time the Retained Company and its Subsidiaries will have the right with respect to all Intellectual Property listed in Schedule 4.01(q)(ii), to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of and sublicense, without payment to any other person, all such Intellectual Property. The execution, delivery or performance of the Documents or the consummation of the Contributions, the Distribution or the Merger or the other transactions contemplated hereby or thereby will not conflict with, alter or impair any such rights of the Retained Companies.

            Except as set forth in the Documents or in Schedule 4.01(q)(i), neither Axion nor any of its Subsidiaries has granted any options, licenses or agreements of any kind relating to Intellectual Property listed in Schedules 4.01(q)(i) or 4.01(q)(ii) or the marketing or distribution thereof. Neither Axion nor any of its Subsidiaries is bound by or a party to any options, licenses or agreements of any kind relating to the Intellectual Property of any other person, except as set forth in the Documents or in Schedules 4.01(q)(i) or 4.01(q)(ii). All Intellectual Property listed in Schedules 4.01(q)(i) and 4.01(q)(ii) is free and clear of the claims of others and of all Liens. The conduct of the business of Axion and its Subsidiaries as presently conducted and the conduct of the business of the Retained Company and its Subsidiaries as proposed to be conducted immediately following the Effective Time does not violate, conflict with or infringe the Intellectual Property of any other person other than any such violations, conflicts or infringements that individually or in the aggregate, have not had, and could not reasonably be expected to have, a Retained Company Material Adverse Effect or an Axion Material Adverse Effect. There are no claims pending or, to the knowledge of Axion, threatened, against Axion or any Subsidiary by any person with respect to the ownership, validity, enforceability,




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                                                                              38


effectiveness or use of any Intellectual Property. Since January 1, 1993, Axion and its Subsidiaries have not received any communications alleging that Axion or any Subsidiary has violated any rights relating to Intellectual Property of any person.

            The Intellectual Property listed in Schedule 4.01(q)(ii) has been maintained in confidence in accordance with protection procedures customarily used in the industries of Axion and its Subsidiaries to protect rights of like importance. All former and current members of management and key personnel of Axion or any of its Subsidiaries, including all former and current employees of Axion or any of its Subsidiaries and all agents, consultants and independent contractors retained by Axion or any of its Subsidiaries, in each case who have contributed to or participated in the conception and development of software or other Intellectual Property listed in Schedule 4.01(q)(ii) (collectively, "Personnel"), have executed and delivered to Axion or such Subsidiary a proprietary information agreement restricting such person's right to disclose proprietary information of Axion, its Subsidiaries and their respective clients. All former and current Personnel either (i) have been party to a "work-for-hire" arrangement or agreement with Axion, in accordance with applicable Federal and state law, that has accorded Axion or its Subsidiaries full, effective, exclusive and original ownership of all tangible and intangible property thereby arising or (ii) have executed appropriate instruments of assignment in favor of Axion or its Subsidiary as assignee that have conveyed to Axion or its Subsidiary full, effective and exclusive ownership of all tangible and intangible property thereby arising. No former or current Personnel have any valid claim against Axion or any of its Subsidiaries in connection with such person's involvement in the conception and development of any Intellectual Property which is necessary for the conduct of the business of the Retained Company and its Subsidiaries immediately following the Effective Time or are otherwise owned, used, filed by or licensed to the Retained Company and its Subsidiaries on the date hereof, and no such claim has been asserted or, to the knowledge of Axion, is threatened. None of the current officers and employees of Axion or any of its Subsidiaries have any patents issued or applications pending for any device, process, design or invention of any kind now used or needed by Axion or any of its Subsidiaries in the furtherance of its business operations, which patents or applications have not been

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                                                                              39


assigned to Axion or its Subsidiary, with such assignment duly recorded in the United States Patent Office.

            (r) Assets Other than Real Property Interests. Axion or one of its Subsidiaries has good and valid title to all assets reflected on the December 31, 1995 audited consolidated balance sheet included in the Axion Financial Statements (the "December 31, 1995 Axion Balance Sheet") or thereafter acquired ("Axion Personal Property"), except (x) those sold or otherwise disposed of for fair value since December 31, 1995 in the ordinary course of business consistent with past practice and not in violation of this Agreement and (y) those transferred to OnCare in connection with the distribution of the capital stock of OnCare on December 31, 1995 to the Axion stockholders as reflected in Note 2 ("Investment in Oncare Inc.") to the Audited Axion Financial Statements, in each case free and clear of all mortgages, Liens, security interests or encumbrances of any kind except (i) such as are set forth in Schedule 4.01(r)(i), (ii) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and liens for Taxes and other governmental charges which are not due and payable or which may thereafter be paid without penalty, (iii) mortgages, Liens, security interests and encumbrances which secure debt that is reflected as a liability on the December 31, 1995 Axion Balance Sheet and the existence of which is indicated in the notes thereto and (iv) other imperfections of title or encumbrances, if any, which do not, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the business of Axion and its Subsidiaries taken as a whole as presently conducted (the mortgages, Liens, security interests, encumbrances and imperfections of title described in clauses (ii), (iii) and (iv) above are hereinafter referred to collectively as "Permitted Liens"). Schedule 4.01(r)(ii) sets forth a true and complete list of all Axion Personal Property which is necessary for the conduct of the business of the Retained Company and its Subsidiaries immediately following the Effective Time or are otherwise used or maintained by or for the benefit of the Retained Company and its Subsidiaries on the date hereof. Title to all Axion Personal Property is validly held by Axion or the relevant Subsidiary (or, in the case of any Axion Personal Property that is necessary for the conduct of the business of the




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Retained Company and its Subsidiaries immediately following the Effective Time or are otherwise used or maintained by or for the benefit of the Retained Company and its Subsidiaries on the date hereof, will be validly held by the Retained Company or one of its Subsidiaries). Immediately following the Effective Time the Retained Company and its Subsidiaries will have the right with respect to Axion Personal Property listed in Schedule 4.01(r)(ii) to the continued use and operation of such Axion Personal Property. The execution, delivery or performance of the Documents or the consummation of the Contributions, the Distribution or the Merger or the other transactions contemplated hereby or thereby will not conflict with, alter or impair any such rights of the Retained Companies.

            All material Axion Personal Property has been maintained in all material respects in accordance with the past practice of Axion and its Subsidiaries and generally accepted industry practice. Each item of material Axion Personal Property is in all material respects in good operating condition and repair, ordinary wear and tear excepted. All leased Axion Personal Property is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of the lease and upon the expiration thereof.

            This Section 4.01(r) does not relate to real property or interests in real property, such items being the subject of Section 4.01(s).

            (s) Title to Real Property. Schedule 4.01(s)(i) sets forth a complete list of all real property and interests in real property owned in fee by Axion and its Subsidiaries (individually, an "Owned Property") and identifies any material reciprocal easement or operating agreements relating thereto.
Schedule 4.01(s)(i) sets forth a complete list of all real property and interests in real property leased by Axion and its Subsidiaries (individually, a "Leased Property", an Owned Property or Leased Property being sometimes referred to herein, individually, as an "Axion Property" and, collectively, as "Axion Properties"), and identifies any material base leases and reciprocal easement or operating agreements relating thereto. Schedule 4.01(s)(ii) sets forth a true and complete list of all Axion Property which is necessary for the conduct of the business of the Retained Company and its Subsidiaries immediately following the Effective Time or are otherwise used or maintained by or for the benefit of the Retained




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                                                                              41


Company and its Subsidiaries on the date hereof. Either Axion or its Subsidiary has (or in the case of any Axion Property that is necessary for the conduct of the business of the Retained Company and its Subsidiaries immediately following the Effective Time or are otherwise used or maintained by or for the benefit of the Retained Company and its Subsidiaries on the date hereof, the Retained Company and its Subsidiaries will have) (i) good and insurable fee title to all Owned Property and (ii) good and valid title to the leasehold estates in all Leased Property, in each case free and clear of all mortgages, Liens, security interests, encumbrances, leases, assignments, subleases, easements, covenants, rights-of-way and other similar restrictions of any nature whatsoever, except
(A) such as are set forth in Schedules 4.01(s)(i) or 4.01(s)(ii), (B) leases, subleases and similar agreements set forth in Schedules 4.01(v,, (C) easements, covenants, rights-of-way and other similar restrictions of record, (D) any conditions that may be shown by a current, accurate survey or physical inspection of any Axion Property made prior to Closing and (E) (I) zoning, building and other similar restrictions, (II) mortgages, Liens, security interests, encumbrances, easements, covenants, rights-of-way and other similar restrictions that have been placed by any developer, landlord or other third party on property over which Axion or its Subsidiary has easement rights or on any Leased Property and subordination or similar agreements relating thereto, and (III) unrecorded easements, covenants, rights-of-way and other similar restrictions, none of which items set forth in clauses (I), (II) and (III), individually or in the aggregate, materially impair the continued use and operation of the property to which they relate in the business of the Retained Company and its Subsidiaries taken as a whole or AHC and its Subsidiaries taken as a whole as presently conducted. The current use by Axion and its Subsidiaries does not and the proposed use by the Retained Company and its Subsidiaries of the plants, offices and other facilities located on Axion Property does not violate any local zoning or similar land use or government regulations in any material respect. Axion and its Subsidiaries have with respect to the Axion Property listed in Schedule 4.01(s)(i), and immediately following the Effective Time the Retained Company and its Subsidiaries will have the right with respect to the Axion Property listed in Schedule 4.01(s)(ii), to use such Axion Property. The execution, delivery or performance of the Documents or the consummation of the Contributions, the Distribution or the merger or the other transactions




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contemplated hereby or thereby will not conflict with, alter or impair any such rights of the Retained Companies.

            (t) Litigation. Schedule 4.01(t) sets forth a list of all pending claims, actions, suits, inquiries or proceedings ("claims"), with respect to which Axion or any of its Subsidiaries has been contacted in writing by counsel for the plaintiff or claimant, against or affecting Axion or any of its Subsidiaries or any of their respective properties, assets, operations or businesses and which (i) relate to or involve more than $10,000, (ii) seek any injunctive or other equitable relief or (iii) relate to the Contributions, the Distribution, the Merger or any of the other transactions contemplated by the Documents. None of the lawsuits or claims listed in Schedule 4.01(t) as to which there is at least a reasonable possibility of adverse determination has had, or could reasonably be expected to have, if so determined, individually or in the aggregate, a Retained Company Material Adverse Effect or an AHC Material Adverse Effect. Axion is not aware of any unasserted claims (or of any facts which would support any such claims) of the type that would be required to be disclosed in
Schedule 4.01(t) if counsel for the claimant had contacted Axion or any of its Subsidiaries. Neither Axion nor any of its Subsidiaries is a party or subject to or in default under any judgment, order, injunction or decree of any Governmental Entity or arbitration tribunal applicable to it or any of its respective properties, assets, operations or business. There is no lawsuit or claim by Axion or any of its Subsidiaries pending, or which Axion or any of its Subsidiaries intends to initiate, against any other person. Except as set forth in Schedule 4.01(t), neither Axion nor any of its Subsidiaries has received written notice of any pending or threatened investigation of or affecting Axion or any of its Subsidiaries by any Governmental Authority, and to the knowledge of Axion (without making any inquiry of any Governmental Authority), there is no pending or threatened investigation of or affecting Axion or any of its Subsidiaries by any Governmental Entity. Schedule 4.01(t) also sets forth a brief summary of all claims, investigations, suits, actions or proceedings against Axion or any of its Subsidiaries that have been settled or otherwise determined, disposed of or abandoned or withdrawn at any time since January 1, 1991.

            (u) Employee and Labor Matters. Except as set forth in Schedule 4.01(u), (i) there is, and since January 1, 1991, there has been, no labor strike, labor




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                                                                              43


dispute, work stoppage or lockout pending, or, to the knowledge of Axion, threatened, against or affecting Axion or any of its Subsidiaries; (ii) to the knowledge of Axion, no union organizational campaign is in progress with respect to the employees of Axion or any of its Subsidiaries and no question concerning representation exists respecting such employees; (iii) neither Axion nor any of its Subsidiaries is engaged in any unfair labor practice; (iv) there is no unfair labor practice charge or complaint against Axion or any of its Subsidiaries pending, or, to the knowledge of Axion, threatened, before the National Labor Relations Board; (v) there are no pending, or, to the knowledge of Axion, threatened, union grievances against Axion or any of its Subsidiaries as to which there is a reasonable possibility of adverse determination and that, if so determined, has had, or could reasonably be expected to have, individually or in the aggregate, a Retained Company Material Adverse Effect or an AHC Material Adverse Effect; (vi) there are no pending, or, to the knowledge of Axion, threatened, charges against Axion, any of its Subsidiaries or any current or former employee of Axion or any of its Subsidiaries before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices; and (vii) none of Axion or any of its Subsidiaries has received notice since January 1, 1993, of the intent of any Governmental Entity responsible for the enforcement of labor or employment laws to conduct an investigation of or affecting Axion or any of its Subsidiaries and, to the knowledge of Axion, no such investigation is in progress.

            Except as set forth in Schedule 4.01(v)(iv), neither Axion nor any of its Subsidiaries is a party to, or bound by, (A) any contract of employment or consulting agreement or (B) any Contract with any labor union or association, including any collective bargaining, labor or similar agreement. Axion and each of its Subsidiaries is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours.

            Except as set forth in Schedule 4.01(u), no officer or director of Axion or any of its Subsidiaries is, and, to the knowledge of Axion, no other employee of Axion or any of its Subsidiaries is, a party to or bound by any contract, license, covenant or agreement of any nature, or subject to any judgment, decree or order of any Governmental Entity, that may interfere with the use of such person's




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                                                                              44


reasonable best efforts to promote the interests of Axion or any of its Subsidiaries, conflict with the business of Axion or any of its Subsidiaries or have, or could reasonably be expected to have, a Retained Company Material Adverse Effect or an AHC Material Adverse Effect, provided that no representation or warranty is made hereunder with respect to any officer or director of AHC or OPUS Sub or any Transferred Employee (as such term is defined in the Distribution Agreement) after the Effective Time. To the knowledge of Axion, no activity of any employee of Axion or any of its Subsidiaries as or while an employee of Axion or any of its Subsidiaries has caused a violation of any employment contract, confidentiality agreement, patent disclosure agreement, or other contract or agreement. To the knowledge of Axion, neither the execution and delivery of this Agreement or the other Documents, nor the conduct of the business of Axion and its Subsidiaries by the employees of Axion and its Subsidiaries, nor the conduct of the business of the Retained Company and its Subsidiaries immediately following the Effective Time, conflicts or will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employees are now obligated.

            (v) Contracts. Except as set forth in Schedule 4.01(v), neither Axion nor any of its Subsidiaries is a party to or bound by any of the following types of Contract:

            (i) other than the Employment Agreements, employment agreement or employment contract that has an aggregate future liability in excess of $25,000 or is not terminable by Axion or such Subsidiary by notice of not more than 60 days for a cost of less than $25,000;

            (ii) employee collective bargaining agreement or other contract with any labor union;

            (iii) other than the Non-Competition Agreements, covenant of Axion or any of its Subsidiaries not to compete (other than pursuant to any radius restriction contained in any lease, reciprocal easement or development, construction, operating or similar agreement) or other covenant of Axion or any of its Subsidiaries restricting the development, manufacture, marketing or distribution of the products and services




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                                                                              45


      of Axion or any of its Subsidiaries or the Retained Company or any of its Subsidiaries;

            (iv) other than the Documents, agreement, contract or other arrangement with (A) any Subsidiary or affiliate of Axion (including OnCare and its Subsidiaries) or (B) any current or former officer, director or employee of Axion or any of its Subsidiaries or any affiliate of Axion (including OnCare and its Subsidiaries) (other than employment agreements covered by clause (i) above);

            (v) lease, sublease or similar agreement with any person other than Axion or its Subsidiary under which Axion or its Subsidiary is a lessor or sublessor of, or makes available for use to any person (including Axion and its Subsidiaries) (A) any Axion Property or (B) any portion of any premises otherwise occupied by Axion or its Subsidiary;

            (vi) lease or similar agreement with any person (including Axion and its Subsidiaries) under which (A) Axion or its Subsidiary is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any person or (B) Axion or its Subsidiary is a lessor or sublessor of, or makes available for use by any person, any tangible personal property owned or leased by Axion or its Subsidiary, in any such case which has an aggregate future liability or receivable, as the case may be, in excess of $25,000 or is not terminable by Axion or such Subsidiary by notice of not more than 60 days for a cost of less than $25,000;

            (vii) (A) continuing contract for the future purchase of materials, supplies or equipment (other than purchase contracts and orders for inventory in the ordinary course of business consistent with past practice), (B) management, service, consulting or other similar type of contract or (C) advertising agreement or arrangement, in any such case which has an aggregate future liability to any person (other than Axion or its Subsidiary) in excess of $25,000 or is not terminable by Axion or such Subsidiary by notice of not more than 60 days for a cost of less than $25,000;

            (viii) other than the License Agreement and the Distribution Agreement, license, option or other




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                                                                              46


      agreement relating in whole or in part to the Intellectual Property set forth in Schedules 4.01(q)(i) and 4.01(q)(ii) (including any license or other agreement under which Axion or its Subsidiary is licensee or licensor of any such Intellectual Property) or to trade secrets, confidential information or proprietary rights and processes of Axion, any of its Subsidiaries or any other person;

            (ix) agreement, Contract or other instrument under which Axion or any of its Subsidiaries has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any person (other than Axion or its Subsidiary) or any other note, bond, debenture or other evidence of indebtedness issued to any person (other than Axion or its Subsidiary);

            (x) agreement, Contract or other instrument (including so-called take-or-pay or keepwell agreements) under which (A) any person (including Axion or any of its Subsidiaries) has directly or indirectly guaranteed indebtedness, liabilities or obligations of Axion or any of its Subsidiaries or (B) Axion or any of its Subsidiaries has directly or indirectly guaranteed indebtedness, liabilities or obligations of any person (in each case other than endorsements for the purpose of collection in the ordinary course of business);

            (xi) agreement, Contract or other instrument under which Axion or any of its Subsidiaries has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any person (other than Axion or any of its Subsidiaries);

            (xii) mortgage, pledge, security agreement, deed of trust or other instrument granting a lien or other encumbrance upon any Axion Property;

            (xiii) other than the Documents, agreement, Contract or instrument providing for indemnification of any person with respect to liabilities relating to any current or former business of Axion or any of its Subsidiaries or any predecessor person; or

            (xiv) other than the Documents, agreement, Contract, lease, license, commitment or instrument to which Axion or any of its Subsidiaries is a party or by or to which it or any of its assets or business is bound or subject




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                                                                              47


      which has an aggregate future liability to any person (including Axion or any of its Subsidiaries) in excess of $25,000 or is not terminable by Axion or such Subsidiary by notice of not more than 60 days for a cost of less than $25,000.

All agreements, Contracts, leases, licenses, commitments or instruments of Axion or any of its Subsidiaries listed in the Schedules hereto (collectively, the "Scheduled Contracts") are valid, binding and in full force and effect (except to the extent that any such Scheduled Contracts automatically terminate in accordance with their terms after the date hereof) and are enforceable by Axion or its relevant Subsidiary in accordance with their respective terms (except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditor' rights generally and
(ii) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law). Neither Axion nor any of its Subsidiaries has received written notice of, and Axion does not otherwise have actual knowledge of, any pending or threatened proceedings under bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditor's rights generally by or with respect to any party (other than Axion or its Subsidiaries) to any Scheduled Contract or any pending or threatened claims challenging the enforceability of any Scheduled Contract under the general principles of equity, regardless of whether asserted in a proceeding in equity or at law. Axion and its Subsidiaries have performed all material obligations required to be performed by them to date under the Scheduled Contracts and they are not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the knowledge of Axion, no other party to any of the Scheduled Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. Complete and correct copies of all Scheduled Contracts, together with all amendments or modifications thereto (including any waivers related thereto), have been provided to BMS or its counsel.

            (w) Insurance. The insurance policies (other than any Benefit Plans) maintained with respect to Axion and its Subsidiaries and their respective assets and properties are listed in Schedule 4.01(w). All such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective




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                                                                              48


premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing Date under comprehensive general liability and workmen's compensation insurance policies), and no notice of cancelation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms on or prior to the date of such cancelation. The activities and operations of Axion and its Subsidiaries have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies. Axion and its Subsidiaries maintain policies of fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are, in Axion's judgment, reasonable for the business and assets of Axion and its Subsidiaries taken as a whole. Except as set forth in Schedule 4.01(w), none of the insurance policies will be canceled or terminated (or give the insurer the right to cancel or terminate the insurance policies) as a result of the execution, delivery or performance of the Documents or the consummation of the Contributions, the Distribution or the Merger or the other transactions contemplated hereby or thereby. Schedule 4.01(w) sets forth a true a complete list of all insurance policies which are necessary for the conduct of the business of the Retained Company and its Subsidiaries immediately following the Effective Time or are otherwise maintained by or for the benefit of the Retained Company and its Subsidiaries on the date hereof. Except as set forth in Schedule 4.01(w), all such insurance policies are validly owned by Axion or the relevant Subsidiary (or in the case of any insurance policies that are necessary for the conduct of the business of the Retained Company and its Subsidiaries immediately following the Effective Time or are otherwise maintained by or for the benefit of the Retained Company and its Subsidiaries on the date hereof, will be held or owned by the Retained Company or one of its Subsidiaries) and immediately following the Effective Time Axion and its Subsidiaries will have the right to hold or own all insurance policies listed in Schedule 4.01(w), or in the case of any insurance policies that are necessary for the conduct of the business of the Retained Company and its Subsidiaries immediately following the Effective Time or are otherwise maintained by or for the benefit of the Retained Company and its Subsidiaries on the date hereof, the Retained Company and its Subsidiaries will immediately following the Effective Time have the right to hold or own all such insurance policies.




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            (x) Customer Accounts Receivable; Inventories. (i) All customer accounts receivable of the Retained Company and its Subsidiaries, whether reflected on the December 31, 1995 unaudited consolidated balance sheet of Axion included in the Retained Company Financial Statements (the "December 31, 1995 Retained Company Balance Sheet") or subsequently created, have arisen from bona fide transactions in the ordinary course of business. All such customer accounts receivable are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserves for doubtful accounts reflected on the December 31, 1995 Retained Company Balance Sheet. The Retained Company and its Subsidiaries have good and marketable title to their respective accounts receivable, free and clear of all Liens, except as set forth in Schedule 4.01(x). Since December 31, 1995, there have not been any write-offs as uncollectible of any notes or accounts receivable related to the Retained Business, except for write-offs in the ordinary course of business and consistent with past practice which have not had, and could not reasonably be expected to have, either individually or in the aggregate, a Retained Company Material Adverse Effect.

            (ii) The inventories of the Retained Company and its Subsidiaries, whether reflected on the December 31, 1995 Retained Company Balance Sheet or subsequently acquired, are generally of a quality and quantity usable and salable at customary gross margins and with customary markdowns consistent in all material respects with past practice in the ordinary course of business. The inventories of the Retained Company and its Subsidiaries are reflected on the December 31, 1995 Retained Company Balance Sheet and in their respective books and records in accordance with generally accepted accounting principles applied on a basis consistent with past practice. Since December 31, 1995, there have not been any write-downs of the value of, or establishment of any reserves against, any inventory of the Retained Company and its Subsidiaries, except for write-downs and reserves in the ordinary course of business and consistent with past practice which have not had, and could not reasonably be expected to have, either individually or in the aggregate, a Retained Company Material Adverse Effect.

            (y) Accounts; Safe Deposit Boxes; Powers of Attorney; Officers and Directors. Schedules 4.01(y)(i), (y)(ii) and (y)(iii) set forth (i) a true and correct list of all bank and savings accounts, certificates of deposit




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and safe deposit boxes of Axion and its Subsidiaries and those persons authorized to sign thereon, (ii) true and correct copies of all corporate borrowing, depository and transfer resolutions and those persons entitled to act thereunder, (iii) a true and correct list of all powers of attorney granted by Axion and its Subsidiaries and those persons authorized to act thereunder and
(iv) a true and correct list of all officers and directors of Axion and its Subsidiaries.

            (z) Transactions with Affiliates. Except as set forth in Schedule 4.01(z), none of the Scheduled Contracts between the Retained Company or any of its Subsidiaries, on the one hand, and AHC or any of its Subsidiaries or affiliates (including OnCare and its Subsidiaries), on the other hand, will continue in effect subsequent to the Closing. Neither Axion nor any of its Subsidiaries have directly or indirectly entered into or permitted to exist any transaction with any affiliate on terms that are less favorable to such person than those that could be obtained in an arm's-length transaction with a third party. Neither AHC or any of its Subsidiaries nor OnCare or any of its Subsidiaries nor, to the knowledge of Axion, any of their respective senior officers, (a) has any direct or indirect ownership interest in any person in which the Retained Company or any of its Subsidiaries has any direct or indirect ownership interest in any person or (b) has, individually or in the aggregate, any direct or indirect controlling ownership interest in any person with which the Retained Company or any of its Subsidiaries competes or has a business relationship (other than persons engaged in the pharmaceutical manufacturing industry).

            (aa) Effect of Transaction. As of the date of this Agreement no creditor, employee, client, customer or other person having a material business relationship with the Retained Company or any of its Subsidiaries has informed Axion or any of its Subsidiaries (orally or in writing) that such person intends to change such relationship because of the Contributions, the Distribution, the Merger or any of the other transactions contemplated by the Documents, which change, individually or in the aggregate with other such changes, have had, or could reasonably be expected to have, a Retained Company Material Adverse Effect.

            (bb) Disclosure. (i) No representation or warranty of Axion or any of its Subsidiaries contained in any Document, (ii) no statement by Axion or any of its




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                                                                              51


Subsidiaries to BMS or any of its representatives contained in any document, certificate or schedule furnished or to be furnished by or on behalf of Axion or any of its Subsidiaries to BMS or any of its representatives pursuant to any Document, and (iii) to the knowledge of Axion, no other statement by Axion or any of its Subsidiaries and no statement by any unaffiliated third party contained in any such document, certificate or schedule furnished or to be furnished to BMS or any of its representatives pursuant to any Document, in each case, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided by Axion or its Subsidiaries in any Document or in any such document, certificate or schedule. The financial projections and valuations relating to the Retained Company and its Subsidiaries and to AHC and its Subsidiaries delivered to BMS by Axion or its representatives (including Alex. Brown and Ernst & Young LLP) were prepared on the basis of assumptions Axion reasonably believed in good faith at the time of preparation to be reasonable, and Axion has no knowledge of any fact or information that would lead it to believe that such assumptions are incorrect or misleading in any material respect.

            (cc) Suppliers. Neither Axion nor any of its Subsidiaries has entered into or made any Contract which has an aggregate future liability to any person (other than Axion or any of its Subsidiaries) in excess of $25,000 for the purchase of merchandise other than in the ordinary course of business consistent with past practice and other than any Contract that terminated on or prior to December 31, 1995 (and in respect of which neither Axion nor any of its Subsidiaries has any further liability). Except for the suppliers named in
Schedule 4.01(cc), neither Axion nor any of its Subsidiaries has any supplier (other than Axion or its Subsidiaries) from whom it purchased more than 5% of the merchandise which it purchased during its most recent full fiscal year. Since December 31, 1995, there has not been (i) any material adverse change in the business relationship of Axion or its Subsidiaries with any supplier of merchandise named in Schedule 4.01(cc) or (ii) any change in any material term (including credit terms) of the supply agreements or related arrangements with any such supplier.




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            (dd) Customers. Neither Axion nor any of its Subsidiaries has
entered into or made any Contract for the sale of merchandise which, individually or in the aggregate, would be material to the business of the Retained Company and its Subsidiaries other than in the ordinary course of business consistent with past practice and other than Contracts that terminated on or prior to December 31, 1995 (and in respect of which neither Axion nor any of its Subsidiaries has any further liability). Except for the customers named in Schedule 4.01(dd), neither the Retained Company nor any of its Subsidiaries has any customer to whom it made more than 5% of its sales during its most recent full fiscal year. Since December 31, 1995, there has not been (i) any material adverse change in the business relationship of Axion or any of its Subsidiaries with any customer named in Schedule 4.01(dd) or (ii) any change in any material term (including credit terms) of the sales agreements or related agreements with any such customer. Since January 1, 1993, the Retained Company and its Subsidiaries have received no customer complaints concerning their products and services, nor have they had any of their products returned by a purchaser thereof, other than complaints and returns in the ordinary course of business which have not had, and could not reasonably be expected to have, individually or in the aggregate, a Retained Company Material Adverse Effect.

            (ee) Accuracy of Representations and Warranties. No representation made by Axion or any of its Subsidiaries in any Document or any of the schedules hereto or thereto is false or misleading in any material respect or contains any material misstatement of fact.

            SECTION 4.02. Representations and Warranties of BMS. BMS represents and warrants to Axion as follows:

            (a) Organization, Standing and Corporate Power. Each of BMS and BMS Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Each of BMS and BMS Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect on




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the business, operations, assets, liabilities (including contingent liabilities), results of operations, financial condition or prospects of BMS and its Subsidiaries taken as a whole (a "BMS Material Adverse Effect"). BMS has delivered to Axion complete and correct copies of the Certificate of Incorporation and By-laws of each of BMS and BMS Sub, in each case as amended to the date hereof.

            (b) Validly Issued. All shares of BMS Common Stock which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable, not subject to preemptive rights and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof.

            (c) Authority; Noncontravention. (i) Each of BMS and BMS Sub has all requisite corporate power and authority to execute and deliver each Document to which it is or will be a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of each Document to which it is or will be a party and the consummation of the Merger and the other transactions contemplated hereby and thereby in accordance with their respective terms in each case by BMS or BMS Sub, as the case may be, have been duly authorized by all necessary corporate action on the part of BMS and BMS Sub, and no other corporate proceedings are required on the part of BMS or BMS Sub to consummate the transactions so contemplated. Each Document to which BMS or BMS Sub is or will be a party has been, or will be, duly executed and delivered by BMS or BMS Sub, as applicable, and constitutes or, upon such execution and delivery will constitute, a valid and binding obligation of such party, enforceable against such party, in accordance with its terms.

            (ii) None of the execution, delivery or performance by BMS or BMS Sub of any Document to which BMS or BMS Sub is or will be a party, the consummation of the transactions contemplated hereby and thereby or the compliance by BMS or BMS Sub with the terms of each Document to which BMS or BMS Sub is or will be a party will conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, amendment, cancelation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of BMS or BMS Sub
(i) under the Certificate of Incorporation or




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By-laws of BMS or BMS Sub or the comparable charter or organizational documents of any other Subsidiary of BMS, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to BMS or any Subsidiary of BMS or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to BMS or any Subsidiary of BMS or their respective properties or assets, other than, in the case of clause (ii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not be reasonably expected to have a BMS Material Adverse Effect. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to BMS or BMS Sub in connection with the execution, delivery or performance by BMS or BMS Sub of each Document to which any of them is or will be a party or the consummation by BMS or BMS Sub, as the case may be, of the transactions contemplated hereby or thereby or the compliance by BMS or BMS Sub with the terms of each Document to which any of them is or will be a party, except for (i) the filing of a premerger notification and report form under the HSR Act, (ii) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Axion is qualified to do business, (iii) the filing with the SEC of the Form S-4 and (iv) such consents, approvals, orders, authorizations, registrations, declarations or filings as may be required under the "takeover" or "blue sky" laws of various states.

            (d) SEC Documents. BMS has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1995 (the "BMS SEC Documents"). As of their respective dates, the BMS SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such BMS SEC Documents, and none of the BMS SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of BMS included in the BMS SEC Documents comply as to form in all material respects with applicable




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accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of BMS and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring year-end audit adjustments).

            (e) Absence of Certain Changes or Events. Except as disclosed in any BMS SEC Documents filed and publicly available on or prior to the date of this Agreement, since December 31, 1995, no event, change, circumstance or development has occurred that has had, or could reasonably be expected to have, a BMS Material Adverse Effect other than any BMS Material Adverse Effect arising out of, relating to or resulting from changes in the economy in general or the pharmaceutical industry or consumer products industry in general and not relating to BMS or any of its Subsidiaries in particular including any BMS Material Adverse Effect arising out of, relating to or resulting from any developments in the pharmaceutical industry with respect to any existing or proposed regulation or legislation related to health care or health care reform (including, but not limited to, any such regulation or legislation relating to the pricing or marketing of pharmaceutical products) or the adoption, enactment or application of any such regulation or legislation, or (ii) any BMS Material Adverse Effect arising out of, relating to or resulting from matters disclosed in the BMS Securities Documents filed on or prior to the date of this Agreement (or that could reasonably be foreseen to arise out of, relate to or result from such matters).

            (f) Litigation. Except as disclosed in any BMS SEC Documents filed and publicly available on or prior to the date of this Agreement, there is no claim, investigation, suit, action or proceeding pending or, to the knowledge of BMS, threatened against BMS or any of its Subsidiaries that, satisfies each of the following conditions: (i) BMS would be required to disclose such suit, action or proceeding in its Annual Report on Form 10-K pursuant to the standards for disclosure set forth in Item 103 of Regulation S-K promulgated under the Securities




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Act, (ii) such suit, action or proceeding is reasonably likely to be adversely determined; and (iii) if such suit, action or proceeding were adversely determined, it could reasonably be expected (A) to have a BMS Material Adverse Effect or (B) to materially impair the ability of BMS or BMS Sub to perform their respective obligations under this Agreement or the other Documents to which either of them is or will be a party.

            (g) Accuracy of Representations and Warranties. No representation or warranty made by BMS or BMS Sub in any Document or any of the schedules hereto or thereto is false or misleading in any material respect or contains any material misstatement of fact.

            (h) Information Supplied. None of the information supplied by BMS or its representatives for inclusion or incorporation by reference in the Proxy Statement or the Form S-4 will, at the date mailed to stockholders and at the time of the Stockholders' Meeting to be held in connection with the Merger, in the case of the Proxy Statement, and at the time the Form S-4 becomes effective under the Securities Act or at the Effective Time, in the case of the Form S-4, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by BMS with respect to statements made therein based on information supplied by Axion, its Subsidiaries or its representatives for inclusion in the Proxy Statement or the Form S-4.

            (i) Voting Requirements. No action by the stockholders of BMS is required to approve this Agreement and the transactions contemplated by this Agreement or any of the other Documents.

            (j) Interim Operations of BMS Sub. BMS Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has engaged in no other activities.

            (k) Brokers, Fees and Expenses. No broker, investment banker, financial advisor or other person, other than Goldman, Sachs & Co., is entitled to any broker's, finder's, financial advisor's or other similar fee or




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commission in connection with the transactions contemplated by this Agreement.

                                    ARTICLE V

                                    Covenants

            SECTION 5.01. Ordinary Conduct of Axion and its Subsidiaries. During the period from the date of this Agreement and continuing to the Effective Time, Axion agrees as to itself and to its Subsidiaries that, except for the Contributions, the Distribution, the Merger and the other transactions expressly provided for in the Documents, as expressly contemplated or permitted by this Agreement or to the extent that BMS shall otherwise consent in writing (it being understood that BMS shall be deemed to have consented to any action or failure to act that would constitute a breach of this Section 5.01 if and to the extent such action or failure to act was taken pursuant to the express written direction of the Deciding Member (as defined in the Partnership Agreement Amendment (as defined in Section 6.08(c)) in accordance with the provisions of
Section 7.7 of the Partnership Agreement, as amended by the Partnership Agreement Amendment) with such consent to be within BMS's sole discretion:

            (a) Ordinary Course. Axion and its Subsidiaries shall each carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as presently conducted consistent with past practice and shall make all reasonable best efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with the Retained Business with the goal that the goodwill and ongoing businesses of the Retained Business shall be unimpaired at the Effective Time it being understood that the failure of any employee of the Retained Company to be an employee of the Retained Company or its Subsidiaries at the Effective Time (other than James W. Adams, Michael B. Cunningham, Warren M. Dodge, Lynn B. Hammerschmidt and David L. Levison) shall not constitute a breach of this covenant; provided, that no employee of the Retained Company may be terminated by Axion or any of its Subsidiaries prior to the Effective Time, except with cause or with the prior written consent of BMS which consent shall




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not be unreasonably withheld; provided further, that the satisfaction of any
Pre-JV Sales Taxes and JV Sales Taxes shall not constitute a breach of this covenant. Axion, its Subsidiaries and their respective directors, officers or employees shall each continue to use their respective reasonable best efforts to promote the interests of Axion and its Subsidiaries, and Axion shall not, nor shall it permit any of its Subsidiaries or any of their respective directors, officers or employees to, take any action that would conflict with the business of Axion or any of its Subsidiaries or that would have or could reasonably be expected to have, a Retained Company Material Adverse Effect or an AHC Material Adverse Effect.

            (b) Changes in Stock; Dividends. Axion shall not, nor shall it permit any of its Subsidiaries to, (i) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (ii) repurchase, redeem or otherwise acquire any shares of capital stock of Axion or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities except as disclosed in
Schedule 5.01(b); (iii) transfer or sell, or authorize or propose or agree to the issuance, transfer or sale by Axion or any such Subsidiary of any shares of its capital stock of any class or other equity interests, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities, other than the issuance, transfer, sale or disposition of Axion Common Stock upon the exercise of Axion Options outstanding as of the date of this Agreement in accordance with their terms on the date hereof or (iv) issue, declare, set aside, make or pay any dividends on or other distributions with respect to its capital stock.

            (c) Governing Documents. Axion shall not, nor shall it permit any of its Subsidiaries to, amend or propose to amend its Certificate of Incorporation, By-laws or other comparable charter or organizational documents.

            (d) Change in Business. Axion shall not, nor shall it permit any of its Subsidiaries to, make any change in the lines of business engaged in by (i) the Retained Company or any of its Subsidiaries as of the date hereof or (ii) AHC or any of its Subsidiaries as of the date hereof




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that would, based on the facts and circumstances and conduct of the particular business, materially increase the potential liability of the Retained Company or any of its Subsidiaries under statutes or legal doctrines permitting the imposition of liability on a parent corporation in respect of the liabilities of its subsidiaries.

            (e) No Acquisitions. Axion shall not, nor shall it permit any of its Subsidiaries to, (i) acquire (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any material assets except as provided in Section 5.01(h) or purchases of inventory in the ordinary course of business consistent with past practice or (ii) make or agree to make any other investment in any person (whether by means of loan, capital contribution, purchase of capital stock, obligations or other securities, purchase of all or any integral part of the business of the person or any commitment or option to make an investment or otherwise)(other than loans to Axion employees to fund the purchase of Axion Common Stock in connection with the exercise of such employee's respective Axion Options).

            (f) No Dispositions. Axion shall not, nor shall it permit any of its Subsidiaries to, sell, lease, license or otherwise dispose of any of its material assets, except sales of inventory in the ordinary course of business consistent with past practice.

            (g) Indebtedness. Axion shall not, nor shall it permit any of its Subsidiaries to, (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Axion or such Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice under the Loan Agreement dated as of December 2, 1994, between Bank of America National Trust and Savings Association and the Partnership, as amended (the "Loan Agreement"), (ii) permit, allow or suffer to exist any mortgage, Lien, encumbrance, easement, covenant, right-of-way or other similar




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restriction of any nature whatsoever which would have been required to be set forth in Schedules 4.01(q)(i), 4.01(q)(ii), 4.01(r)(i), 4.01(r)(ii), 4.01(s)(i),
4.01(s)(ii) or 4.01(v) if existing on the date of this Agreement or (iii) cancel any material indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value.

            (h) Capital Expenditures. Axion shall not, nor shall it permit any of its Subsidiaries to, make or agree to make any capital expenditure or expenditures which, in the aggregate, are in excess of $3,000,000 other than capital expenditures that will constitute part of the Acquired Assets.

            (i) Benefit Plans; Compensation. Axion shall not, nor shall it permit any of its Subsidiaries to, (i) adopt or amend any Benefit Plan or collective bargaining agreement, (ii) grant to any executive officer or employee any increase in compensation or benefits or (iii) amend the Oncology Therapeutics Network Corporation Officers Severance Plan to add any additional persons to the List of Participants attached as Schedule A to such Plan; provided, however, that Axion may, and may permit its Subsidiaries to, grant an executive officer or employee of AHC an increase in compensation (but not including benefits) so long as immediately following the Effective Time neither the Retained Company nor any of its Subsidiaries has any direct or indirect liability whatsoever resulting from such change or increase.

            (j) Accounting Policies. Axion shall not, nor shall it permit any of its Subsidiaries to, change any of its accounting principles, practices, policies or procedures, except such changes as may be required by GAAP.

            (k) Affiliate Transactions. Except as disclosed in Schedule 5.02(k) and for (i) the Preference Amount distributed pursuant to Section 2.2 of the Distribution Agreement and (ii) the intercompany transactions between Axion and its current Subsidiaries in the ordinary course of business consistent with past practice of the type identified in Schedule 4.01(n)(iii), Axion shall not, nor shall it permit any of its Subsidiaries to, pay, loan or advance any amount to, or sell, transfer or lease any of its assets or enter into any agreement with Axion or any of its Subsidiaries or affiliates (including OnCare and its Subsidiaries).




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            (l) Maintenance of Properties. Axion shall, and shall cause the
Retained Company and its Subsidiaries to, maintain and preserve, consistent with past practice, in good repair, working order and condition all property material to the Retained Business and will timely make or cause to be timely made all appropriate repairs, renewals and replacements thereof, consistent with past practice.

            (m) Real Property Matters. Except as set forth in Schedule 5.01(m), Axion shall not, nor shall it permit any of its Subsidiaries to, (i) enter into any lease of real property, except any renewals of existing leases in the ordinary course of business with respect to which BMS shall have the right to participate and the terms and conditions of which shall be approved by BMS (which approval shall not be unreasonably withheld) or (ii) modify, amend, terminate or permit the lapse of any lease of, or reciprocal easement agreement, operating agreement or other material agreement relating to, real property (except modifications or amendments associated with renewals of existing leases in the ordinary course of business with respect to which BMS shall have the right to participate).

            (n) Material Contracts. Axion shall not, nor shall it permit any of its Subsidiaries to, (i) enter into any Contract that is required to be assigned to any of the Retained Companies or to AHC or OPUS Sub in connection with the transactions contemplated in the Distribution Agreement unless such Contract may be so assigned without any liability to the Retained Company or any of its Subsidiaries or the consent of any third party or (ii) enter into, terminate or modify in any material respect any material Contract other than in the ordinary course of business consistent with past practice.

            (o) Agreements. Axion shall not, nor shall it permit any of its Subsidiaries to, agree, whether in writing or otherwise to take any of the actions prohibited by this Section 5.01.

            SECTION 5.02. Additional Covenants of Axion. During the period from the date of this Agreement and continuing to the Effective Time, Axion agrees as to itself and its Subsidiaries that, except as expressly provided for in the
Documents:

            (a) Actions Affecting the Contributions, the Distribution or the Merger. Notwithstanding the fact that




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such action might otherwise be permitted pursuant to this Article V, Axion shall not, nor shall it permit any of its Subsidiaries to, take any action that would or is reasonably likely to result in (i) any of the conditions to the Merger set forth in Article VII not being satisfied, (ii) any of the representations and warranties of Axion set forth in this Agreement that are qualified as to materiality becoming untrue or (iii) any of such representations and warranties that are not so qualified becoming untrue in any material respect, or that would materially impair the ability of Axion to consummate the Contributions or the Distribution in accordance with the terms of the Distribution Agreement or the Merger in accordance with the terms hereof or would materially delay such consummation or that would, to the knowledge of Axion, disqualify the Distribution as a tax-free spinoff within the meaning of Section 355 of the Code or disqualify the Merger as a tax-free reorganization under Section 368(1)(B) of the Code.

            (b) Intercompany Transactions. Axion shall (i) not engage in or allow transfers of assets or liabilities or engage or enter into other transactions between (A) the Retained Company and its Subsidiaries, on the one hand, and (B) (I) AHC and its Subsidiaries, (II) OnCare and its Subsidiaries or
(III) any affiliate of AHC or OnCare, on the other hand, except as expressly contemplated hereby and by the other Documents, (ii) abide and cause AHC and its Subsidiaries to abide by their respective obligations under the Documents and
(iii) not terminate or amend, or waive compliance with any obligations under, the Documents (other than the waiver by Axion of the conditions to its obligations to close under Sections 7.01 and 7.03 of this Agreement and other than by termination of this Agreement by Axion in accordance with the provisions of Section 8.01) without the consent of BMS which consent can be withheld in its sole discretion.

            (c) Advice of Changes; Filings. Axion shall promptly advise BMS orally and in writing of any change or development or combination of changes or developments that would cause the representation in Section 4.01(g) to be untrue. Axion will promptly provide BMS (or its counsel) copies of all filings made by Axion with any Federal, state or foreign Governmental Entity in connection with the Documents and the transactions contemplated hereby and thereby.




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            (d) Insurance. Axion shall keep, or cause to be kept, all insurance policies set forth in Schedule 4.01(w), or suitable replacements therefor, in full force and effect through the close of business on the Closing Date. Axion shall, and shall cause its Subsidiaries to, use its reasonable best efforts to renew the insurance policies set forth in Schedule 4.01(w), or suitable replacements therefor, maintained with respect to Axion and its Subsidiaries and their respective assets and properties upon expiration or termination of such policies on a month-to-month basis.

            (e) Resignations. On the Closing Date, Axion shall cause to be delivered to BMS duly signed resignations (from the applicable board of directors), effective immediately after the Closing, of all directors of the Retained Company and each of its Subsidiaries and shall take such other action as is necessary to accomplish the foregoing.

            (f) Supplemental Disclosure. (i) From the date hereof through the Closing, Axion shall give prompt notice to BMS of (A) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement or any other Document to be untrue or inaccurate in any material respect and (B) any material failure of Axion or any of its Subsidiaries or affiliates, or of any of its stockholders or holders of Axion Options, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any other Document; provided, however, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition. Axion shall promptly notify BMS of any default, the threat or commencement of any action, or any development that occurs before the Closing that could in any way materially affect the Retained Business, the Retained Company and its Subsidiaries or AHC and its Subsidiaries. Axion shall have the continuing obligation until the Closing to supplement or amend the Schedules hereto on a monthly basis with the final supplement or amendment to such Schedules to occur not later than two business days prior to the Closing.

            (ii) Axion shall promptly notify BMS of and furnish BMS any information it may reasonably request with respect to, the occurrence to Axion's actual knowledge of any event or condition or the existence to Axion's actual




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knowledge of any fact that would cause any of the conditions to BMS's obligation to consummate the Merger and the other transactions contemplated hereby not to be fulfilled.

            (g) Exclusivity. (i) Axion shall, and shall direct and use its best efforts to cause its officers, directors, employees, representatives and agents to, immediately cease any discussions or negotiations with any parties that may be ongoing with respect to a Acquisition Proposal (as hereinafter defined). Axion shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly, (A) solicit, initiate or knowingly encourage (including by way of furnishing information), or take any other action designed or reasonably likely to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Acquisition Proposal or (B) participate in any discussions or negotiations regarding any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any director or executive officer of Axion or any of its Subsidiaries, whether or not such person is purporting to act on behalf of Axion or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Section 5.02(g) by Axion. For purposes of this Agreement, "Acquisition Proposal" means any inquiry, proposal or offer from any person with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Retained Business, other than the transactions contemplated by this Agreement, or any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would reasonably be expected to dilute materially the benefits to BMS of the transactions contemplated by this Agreement and the other Documents.

          (ii) Neither the Board of Directors of Axion nor any committee thereof shall (A) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to BMS, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (B) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal or (C) cause Axion to




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enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal.

            (iii) In addition to the obligations of Axion set forth in paragraphs (i) and (ii) of this Section 5.02(g), Axion shall immediately advise BMS orally and in writing of any request for information or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal and the identity of the person making such request or Acquisition Proposal. Axion will keep BMS fully informed of the status and details (including amendments or proposed amendments) of any such request or Acquisition Proposal.

            SECTION 5.03. Covenants of BMS. During the period from the date of this Agreement and continuing to the Effective Time, BMS agrees as to itself and its subsidiaries that, except to the extent that Axion shall otherwise consent in writing with such consent to be within Axion's sole discretion:

            (a) Actions Affecting the Merger. Notwithstanding the fact that such action might otherwise be permitted pursuant to this Article V, BMS shall not, and shall not permit any of its Subsidiaries to, take any action that would or could reasonably be likely to result in (i) any of the conditions to the Merger set forth in Article VII not being satisfied, (ii) any of the representations and warranties of BMS set forth in this Agreement that are qualified as to materiality becoming untrue, or (iii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or materially impairing the ability of BMS to consummate the Merger in accordance with the terms hereof.

                                   ARTICLE VI

                              Additional Agreements

            SECTION 6.01. Preparation of Form S-4, Required AHC Documents and the Proxy Statement; Stockholders' Meeting; Consent of Holders of Axion Preferred Stock to Waiver of Dividend Preference. (a)(i) As soon as practicable following the date of this Agreement and in any event within one business day after the date hereof, Axion and BMS shall file with the SEC the Form S-4. Each of Axion




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and BMS shall use its best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Axion will use its best efforts to cause the Proxy Statement to be mailed to Axion's stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. BMS shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of BMS Common Stock in the Merger, and Axion shall furnish all information concerning Axion and the holders of Axion Common Stock as may be reasonably requested in connection with any such action.

            (ii) In addition, as soon as practicable and in any event within two business days following the date hereof, Axion shall request no-action relief from the SEC with respect to the distribution of AHC Preferred Stock to the holders of Axion Common Stock on a pro rata basis without registration under the Securities Act (the "No-Action Request"). In the event such no-action relief is not obtained from the SEC, (A) (I) each of Axion and BMS shall use its best efforts to (a) cause the Application to be made to the Commissioner within ten business days after Axion has been advised orally or in writing that no-action relief will not be granted, (b) diligently respond as promptly as practicable to all requests and comments regarding the Application within a reasonably prompt period after receipt by the applicants or their respective counsel of any such requests or comments and (c) cause a hearing to be held and the Commissioner to issue a permit to approve the distribution of the AHC Preferred Stock and, if necessary, the BMS Common Stock to be issued in the Distribution and (II) Axion shall use its best efforts to provide, and cause its representatives to provide, the information with respect to Axion and its Subsidiaries required to be included in the Application to the applicant or applicants within five business days after Axion has been finally advised orally or in writing that no-action relief will not be granted or (B) Axion shall use its best efforts to (I) cause the Form S-1 to be filed within ten business days after Axion has been finally advised orally or in writing that no-action relief will not be granted and (II) diligently respond to all SEC comments to the Form S-1 within five business days after receipt by Axion or its counsel of any initial SEC comments to the Form S-1 and within a reasonably prompt period under the circumstances after receipt by Axion or its counsel of




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any subsequent SEC comments to the Form S-1. Axion shall cause the prospectus included in the Form S-1 to be mailed to Axion's stockholders as promptly as practicable after the Form S-1 is declared effective under the Securities Act. If neither the Form S-1 nor the Application is required for the Distribution, Axion shall cause the Information Statement to be distributed to Axion's stockholders no later than the time at which the Proxy Statement is delivered to Axion's stockholders.

            (b) Axion shall within two business days following the date on which the Form S-4 is declared effective, duly call and give notice of a meeting of its stockholders (the "Stockholders' Meeting") with such Stockholders' Meeting to be held 20 business days after the date such meeting is called for the purpose of (i) the election by the holders of not less than 66-2/3% of the outstanding shares of Axion Preferred Stock voting together as a single class
(A) to convert all outstanding shares of Axion Preferred Stock into Axion Common Stock in accordance with the Certificate of Incorporation of Axion and (B) that the Merger, the Distribution and related transactions shall not be deemed to be a liquidation, dissolution or winding up of Axion under the Certificate of Incorporation of Axion, (ii) the approval and adoption of this Agreement by the Requisite Common Stockholders voting together as a single class and the Requisite Preferred Stockholders voting together as a single class and (iii) taking any other action necessary or appropriate in connection with the transactions contemplated hereby or by the other Documents. Without limiting the generality of the foregoing, Axion agrees that its obligations pursuant to this
Section 6.01(b) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to Axion of any Acquisition Proposal or (ii) the withdrawal or modification by the Board of Directors of Axion of its approval or recommendation of this Agreement or the Merger.

            (c) Axion shall, no later than the date on which the Form S-4 is declared effective, obtain the consent of the holders of not less than 66-2/3% of the outstanding shares of Axion Preferred Stock voting together as a single class to waive the right of holders of Axion Preferred Stock to receive any dividend preference that holders of Axion Preferred Stock may otherwise be entitled to receive pursuant to the Certificate of Incorporation of Axion prior to any distribution (as defined in the Certificate of Incorporation of Axion) to holders of Axion Common Stock




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between a date no later than the date on which the Form S-4 is declared effective and December 31, 1996.

            SECTION 6.02. Accountants' Letters. Each party hereto agrees to use its reasonable best efforts to cause to be delivered to the other party hereto and their respective directors a letter of its independent accountants, dated the date on which the Form S-4 shall become effective, in form and substance customary for "comfort" letters delivered by independent accounts in connection with registration statements similar to the Form S-4.

            SECTION 6.03. Access to Information; Confidentiality. (a) Upon reasonable notice, and except as may otherwise be required by applicable law, Axion shall, and shall cause each of its Subsidiaries to, afford to BMS and to the officers, employees, accountants, counsel, financial advisors and other representatives of BMS, reasonable access during normal business hours during the period prior to the Effective Time to (i) except with respect to AHC and other matters related solely to the Acquired Businesses (as defined in the Distribution Agreement), all their respective properties, books, contracts, commitments, personnel and records and (ii) with respect to AHC and other matters related solely to the Acquired Businesses, to all its properties, books, contracts, commitments, personnel and records of AHC, as BMS may reasonably request for the express purpose of monitoring compliance with and assuring proper implementation of the transactions contemplated by the Documents and complying with applicable securities laws. During such period, Axion shall, and shall cause each of its Subsidiaries to, furnish promptly to BMS all other information concerning the business, properties and personnel of the Retained Business as BMS may reasonably request.

            (b) During the period prior to the Effective Time, BMS shall furnish promptly to Axion a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of
Section 13(a) and 15(d) of the Exchange Act.

            (c) (i) On or prior to August 25, 1996, Axion will furnish to BMS a copy of (A) the unaudited consolidated balance sheet of Axion and its Subsidiaries as of June 30, 1996, and the related unaudited consolidated statements of operations and cash flows of Axion and its Subsidiaries for the six-month period then ended, together with the notes to




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such financial statements, certified by the chief financial officer of Axion as complying with the requirements set forth in the next sentence, (B) the consolidated balance sheet of the Retained Business as of June 30, 1996, and the related unaudited consolidated statement of operations of the Retained Business for the six-month period then ended certified by the chief financial officer of Axion as complying with the requirements set forth in the next sentence and (C) the unaudited combined balance sheet of the Acquired Business as of June 30, 1996, and the related unaudited combined statements of operations and accumulated deficit and net capital deficiency and cash flows of the Acquired Business for the six-month period then ended, together with the notes to such financial statements, certified by the chief financial officer of Axion as complying with the requirements set forth in the next sentence. Each of the financial statements referred to in clauses (A), (B) and (C) above will comply as to form in all material respects with applicable accounting requirements will be prepared in accordance with GAAP applied on a consistent basis during the period involved (except for the absence of notes thereto) and will fairly present the consolidated financial position of the relevant company and its Subsidiaries or business as of the respective dates thereof and the consolidated results of their respective operations and cash flows for the six-month period then ended (subject to normal, recurring year-end audit adjustments). Such financial statements and notes thereto shall be furnished for use in the Form S-4, Proxy Statement or the Information Statement, as applicable, and shall in each case (i) be consistent with the financial statements included in the Form S-4 filed with the SEC pursuant to the first sentence of Section 6.01(a)(i) and
(ii) be accompanied by management's discussion and analysis of financial condition and result of operations for the six-month period ended June 30, 1996, including appropriate comparisons to the six-month period ended June 30, 1995.

            (ii) During the period prior to the Effective Time, Axion will furnish to BMS on or prior to 30 days after the end of each month commencing with the month ended July 31, 1996, a copy of (i) each monthly unaudited consolidated balance sheet of Axion and its Subsidiaries and the related unaudited consolidated statements of operations and cash flows for such month, together with the notes to such financial statements, (ii) each monthly unaudited consolidated balance sheet of the Retained Company and its Subsidiaries and the related unaudited consolidated




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statements of operations and cash flows for such month, together with the notes to such financial statements, (iii) each monthly unaudited consolidated balance sheet of AHC and its Subsidiaries and the related unaudited consolidated statements of operations and cash flows for such month, together with the notes to such financial statements and (iv) each monthly unaudited balance sheet of the Partnership and the related unaudited statements of operations and cash flows for such month, together with the notes to such financial statements.

            (d) All such information as may be furnished by or on behalf of Axion or any of its Subsidiaries to BMS or its representatives pursuant to this
Section 6.03 shall be subject to the terms of the Confidentiality Agreement dated as of June 20, 1996 between Axion and BMS (the "Confidentiality Agreement").

            SECTION 6.04. Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of Axion and BMS shall use its reasonable best efforts to cause the Closing to occur. Without limiting the foregoing, each of Axion and BMS shall use its reasonable best efforts to cause the Closing to occur on or prior to September 30, 1996.

            SECTION 6.05. Legal Conditions to Distribution and Merger; Legal Compliance. (a) BMS shall use reasonable best efforts to comply promptly with all legal and regulatory requirements which may be imposed on itself or its Subsidiaries with respect to the Merger (which actions shall include furnishing all information required in connection with approvals of or filings with Governmental Entities required to be made or obtained by BMS or its Subsidiaries). Subject to the terms and conditions hereof, BMS shall, and shall cause its Subsidiaries to, promptly use its reasonable best efforts to obtain any consent, authorization, order or approval of, or any exemption by, and to satisfy any condition or requirement imposed by, any Governmental Entity or other public or private third party, required to be obtained, made or satisfied by BMS or any of its Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement or the other Documents; provided, however, that for purposes of this Section 6.05, the "reasonable best efforts" of BMS shall not require BMS to agree to any prohibition, limitation or other requirement of the type set forth in clauses (ii), (iii) or (iv) of
Section 7.02(f).




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            (b) Axion shall use reasonable best efforts to comply promptly with all legal and regulatory requirements which may be imposed on itself or its respective Subsidiaries with respect to the Contributions, the Distribution and the Merger (which actions shall include furnishing all information required in connection with approvals of or filings with Governmental Entities required to be made or obtained by Axion or its Subsidiaries). Subject to the terms and conditions hereof, Axion shall, and shall cause its Subsidiaries to, promptly use its reasonable best efforts to obtain any consent, authorization, order or approval of, or any exemption by, and to satisfy any condition or requirement imposed by, any Governmental Entity or other public or private third party, required to be obtained, made or satisfied by Axion or any of its Subsidiaries in connection with the Contributions, the Distribution or the Merger or the taking of any action contemplated thereby or by this Agreement or the other Documents. Axion agrees that it shall use its reasonable best efforts to take, and to cause its Subsidiaries to take, such actions as are necessary to assure material compliance by the Retained Company and its Subsidiaries with all applicable legal and regulatory requirements which may be imposed with respect to the Contributions, the Distribution or the Merger relating to employment and benefits matters and other applicable governmental regulations (and in this connection will have due regard to any reasonable request of BMS as to what, if any, such actions should be taken) which may be imposed with respect to the Contributions, the Distribution or the Merger or the taking of any action contemplated thereby or by this Agreement or the other Documents. Notwithstanding anything to the contrary set forth in this Agreement or any other Document, in connection with obtaining any consent, waiver or release of, by or from any third party as contemplated by this Section 6.05(a) at or prior to the Effective Time, Axion (i) shall not cause or permit the Partnership to expend money or to offer or grant any financial accommodation and (ii) shall not, and shall not permit OTNC or OPUS, to offer or grant any financial accommodation in respect of the Retained Business or any Retained Asset or that would create or result in a Retained Liability.

            (c) Each of Axion and BMS will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their respective Subsidiaries in connection with the Contributions, the Distribution or the Merger.




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            (d) Nothing herein shall obligate any party to take any action pursuant to the foregoing if the taking of such action or such compliance or the obtaining of such consent, authorization, order, approval or exemption is likely, in such party's reasonable opinion, (i) to be materially burdensome to such party and its Subsidiaries taken as a whole or to impact in a materially adverse manner the economic or business benefits of the transactions contemplated by this Agreement or the other Documents so as to render inadvisable the consummation of the Contributions, the Distribution or the Merger or (ii) to result in the imposition of a condition or restriction on such party or on the Surviving Corporation of the type referred to in Section 7.01(e). Nothing herein shall obligate BMS to take any action pursuant to the foregoing if the taking of such action or such compliance or the obtaining of such consent, authorization, order, approval or exemption is likely, in BMS's reasonable opinion, to require BMS to agree to any prohibition, limitation or other requirement of the type set forth in clauses (ii), (iii) or (iv) of
Section 7.02(f). Each of BMS and Axion shall promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, any of them or any of their respective Subsidiaries in connection with the foregoing.

            SECTION 6.06. Options. Immediately prior to the Time of Contribution, all options, warrants or other rights to acquire Axion Common Stock ("Axion Options") shall be fully vested, and all such Axion Options shall have been exercised or canceled. No Axion Options shall be assumed by the Surviving Corporation.

            SECTION 6.07. Fees and Expenses. Except as provided in Section 2.01(b), all out-of-pocket fees and expenses incurred in connection with the Merger, the Distribution or the consummation of any of the transactions contemplated by this Agreement and the Documents and the negotiation, preparation, review and delivery of the agreements contemplated hereby and thereby, including all fees and expenses of accountants, legal counsel, investment bankers and other advisors shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that expenses incurred in connection with printing and mailing the Proxy Statement and the Form S-4 shall be shared equally by BMS and Axion. Expenses incurred in connection with the Required AHC Documents shall be paid by Axion.




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            SECTION 6.08. Pre-Signing and Certain Other Transactions. (a) On or
prior to the date hereof, mutually acceptable (i) employment agreements (the "Employment Agreements") shall have been executed and delivered by each of James
W. Adams, Bret Brodowy, Michael G. Cunningham, Warren M. Dodge, Lynn B. Hammerschmidt and David L. Levison in substantially the forms set forth in Exhibits 6.08(a)(1)-(6) and (ii) non-competition agreements (the "Non-Competition Agreements") shall have been executed and delivered by each of AHC and its Subsidiaries, OnCare and its Subsidiaries, Michael D. Goldberg and Garrett J. Roper in substantially the form set forth in Exhibit 6.08(a).

            (b) On or prior to the date hereof, a stockholders agreement in substantially the form set forth in Exhibit 6.08(b) shall have been executed and delivered to BMS by each of the stockholders listed in Schedule 6.08(b).

            (c) On or prior to the date hereof, Axion and BMS shall cause the amendment of the Partnership Agreement substantially in the form of Exhibit 6.08(c) (the "Partnership Agreement Amendment").

            (d) On or prior to the date hereof, counsel to Axion shall have provided to BMS and its counsel drafts of each of the following: the No-Action Request; the Information Statement; and the disclosure to be included in the Form S-4 with respect to Axion and its Subsidiaries (including AHC and its Subsidiaries).

            (e) (x) On or prior to the date hereof (i) BMS shall have received an opinion, based on appropriate representations of Axion and BMS, of its counsel, Cravath, Swaine & Moore, to the effect that the Merger will be treated for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a)(1)(B) of the Code, (ii) Axion shall have received an opinion, based on appropriate representations of Axion and BMS, of its counsel, Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, to the effect that the Merger will be treated for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a)(1)(B) of the code and (iii) BMS, Axion and AHC shall have received an opinion dated as of the date hereof of Ernst & Young LLP, tax advisors to Axion, substantially in the form of Exhibit 6.08(e).




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            (y) On or prior to the date on which the Form S-4 is declared effective by the Commission, BMS, Axion and AHC shall have received an updated version of the opinion referred to in Section 6.08(e)(x) dated as of such date of Ernst & Young LLP, tax advisors to Axion, substantially in the form of
Exhibit 6.08(e)(ii).

            (f) On or prior to the date hereof, each of OnCare and the Partnership shall have executed a letter substantially in the form of Exhibit 6.08(f).

            SECTION 6.09. Public Announcements. BMS and BMS Sub, on the one hand, and Axion, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and the Distribution Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement and the other Documents shall be as set forth in Exhibit 6.09.

            SECTION 6.10. Affiliates. Prior to the Closing Date, Axion shall deliver to BMS a letter identifying all persons who are, at the time this Agreement is submitted for approval to the stockholders of Axion, "affiliates" of Axion for purposes of Rule 145 under the Securities Act. Axion shall use its reasonable best efforts to cause each such person to deliver to BMS on or prior to the Closing Date a written agreement substantially in the form attached as
Exhibit 6.10. If any such person refuses to provide such Agreement, BMS may place appropriate legends on the BMS Certificates evidencing the shares of BMS Common Stock to be received by such person and to issue appropriate stop transfer orders to the transfer agent.

            SECTION 6.11. Stock Exchange Listing. BMS shall use its reasonable best efforts to cause the shares of BMS Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.




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            SECTION 6.12. Tax Representation Letters. For purposes of the tax opinions to be delivered pursuant to Section 6.08(e), (a) BMS will deliver a representation letter substantially in the form of Exhibit 6.12(a) dated as of the date hereof and as of the Closing Date, (b) Axion will deliver a representation letter substantially in the form of Exhibit 6.12(b) dated as of the date hereof and as of the Closing Date and (c) Axion will cause stockholders reasonably satisfactory to BMS to deliver a representation letter substantially in the form of Exhibit 6.12(c) dated as of the date hereof, in each case to Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel to Axion, to Ernst & Young LLP, tax advisors to Axion, and to Cravath, Swaine & Moore, counsel to BMS.

            SECTION 6.13. Transfer and Assumption Documentation. (a) All deeds, bills of sale, stock powers, certificates of title, assignment of leases and contracts and other instruments of delivery necessary to evidence such distribution, grant, assignment, transfer, conveyance, contribution and delivery, executed and delivered in accordance with Section 5.1 of the Distribution Agreement shall be in form and substance satisfactory to BMS and its counsel. Axion shall cause each of the Retained Companies and any entity that will be an affiliate of any of the Retained Companies immediately after giving effect to the transactions set forth in the Distribution Agreement to be released, pursuant to documentation reasonably satisfactory to BMS and its counsel, from any and all Liens arising under any Scheduled Contract that constitutes an Acquired Asset from and after the Effective Time.

            SECTION 6.14. EDS Contract. Each of Axion and BMS agree to use its reasonable best efforts to negotiate and enter into (or cause to be entered into) separate agreements with Electronic Data Systems Corporation ("EDS") with respect to certain business and information systems-related services utilized by the Retained Companies and AHC Companies, respectively, which separate agreements would supersede and replace the Agreement for Information Technology Services dated as of July 29, 1993, between EDS and OPUS, as amended (the "EDS Contract"), on substantially the same terms and conditions as are set forth in the EDS Contract.

            SECTION 6.15. Conversion of Axion Preferred Stock. Immediately after the Distribution and immediately prior to the Effective Time, each issued and outstanding




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share of Axion Preferred Stock shall be converted into fully paid and nonassessable shares of Axion Common Stock pursuant to and in accordance with the terms of such Axion Preferred Stock.

                                   ARTICLE VII

                              Conditions Precedent

            SECTION 7.01. Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing of the following conditions:

            (a) Stockholder Approval. (i) The holders of not less than 66-2/3% of the outstanding shares of Axion Preferred Stock voting together as a single class shall have elected (a) to convert all outstanding Axion Preferred Stock into Axion Common Stock in accordance with the Certificate of Incorporation of Axion, and (b) that the Merger, the Distribution and related transactions shall not be deemed to be a liquidation, dissolution or winding up of Axion under the Certificate of Incorporation of Axion; (ii) the holders of not less than 66-2/3% of the outstanding shares of Axion Preferred Stock voting together as a single class shall have elected to waive the right of holders of Axion Preferred Stock to receive any dividend preference that holders of Axion Preferred Stock may otherwise be entitled to receive pursuant to the Certificate of Incorporation of Axion prior to any distribution (as defined in the Certificate of Incorporation of Axion) to holders of Axion Common Stock between a date no later than the date on which the Form S-4 is declared effective and December 31, 1996; (iii) the Requisite Common Stockholders voting together as a single class shall have approved and adopted this Agreement; and (iv) the Requisite Preferred Stockholders voting together as a single class shall have approved and adopted this Agreement, in each case in accordance with the DGCL, other applicable law, the Certificate of Incorporation and the By-laws of Axion.

            (b) NYSE Listing. The shares of BMS Common Stock issuable to Axion's stockholders pursuant to this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.




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            (c) HSR Act. The waiting period (and any extension thereof)
applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

            (d) Other Governmental Filings and Consents. All filings required to be made prior to the Closing Date with, and all consents, approvals and authorizations required to be obtained prior to the Closing Date from, any Governmental Entity in connection with the execution, delivery and performance of the Documents or the consummation of the Contributions, the Distribution, the Merger and the other transactions contemplated by the Documents shall have been made or obtained.

            (e) No Injunctions or Restraints. (i) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties shall have used its reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered and (ii) no action, suit or other proceeding shall be pending or, to the knowledge of Axion and BMS, threatened by any Governmental Entity that, if successful, would restrict or prohibit the consummation of the transactions contemplated in this Agreement or other Documents.

            (f) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

            (g) Required AHC Documents. Axion's No-Action Request shall have been granted by the SEC, or in the event such no-action relief is not obtained either (i) the Form S-1 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order or (ii) the Application shall have been made to the Commissioner, the hearing upon the fairness of the terms and conditions of the issuance and exchange of the securities shall have been held by the Commissioner, the Commissioner shall have approved the terms and conditions of the issuance and exchange and the fairness of such terms and conditions and a permit for the issuance and exchange of the securities shall have been issued by the Commissioner.




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            (h) Consummation of the Transactions. The transactions contemplated by Article III, including the Contributions and the Distribution, shall have become effective in accordance with the terms of the Distribution Agreement and each of the agreements contemplated thereby.

            SECTION 7.02. Conditions to Obligations of BMS and BMS Sub. The obligations of BMS and BMS Sub to effect the Merger are further subject to each of the following conditions prior to the Closing, unless waived by BMS:

            (a) Representations and Warranties. The representations and warranties of Axion set forth in this Agreement and the other Documents that are qualified as to materiality shall be true and correct, and the representations and warranties of Axion set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be determined as of such date, and BMS shall have received a certificate signed on behalf of Axion by the chief executive officer and the chief financial officer of Axion to such effect.

            (b) Performance of Obligations of Axion. Each of Axion and its Subsidiaries shall have performed in all material respects all obligations required to be performed by it under this Agreement and the other Documents at or prior to the Closing Date, and BMS shall have received a certificate signed on behalf of Axion by the chief executive officer and the chief financial officer of Axion to such effect.

            (c) No Material Adverse Change. Since December 31, 1995, no event, change, circumstance or development has occurred that has had, or could reasonably be expected to have, a Retained Company Material Adverse Effect or an AHC Material Adverse Effect.

            (d) Documents. Each of the Documents shall have been executed substantially in the forms attached as Exhibits hereto or, if not included as Exhibits, in the form mutually agreed to as the parties thereto and BMS, as the case may be, by the applicable parties thereto (other than BMS and its affiliates) and shall have become effective in




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accordance with its terms and be in full force and effect. Axion shall have delivered to BMS true, correct and complete copies of each Document to which BMS is not a party.

            (e) Tax Opinion. BMS shall have received (i) a letter of its counsel, Cravath, Swaine & Moore, to the effect that they reaffirm the opinion furnished pursuant to Section 6.08(e) and (ii) a letter of Axion's advisors, Ernst & Young LLP, to the effect that they reaffirm the opinion furnished pursuant to Section 6.08(e), except in the case of each of the letters referred to in clauses (i) and (ii), the specified date referred to shall be a date not more than five days prior to Closing.

            (f) No Litigation. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity or any other person, or before any court or governmental authority, agency or tribunal, domestic or foreign, in each case that has a reasonable likelihood of success, (i) challenging the acquisition by BMS or BMS Sub of any shares of Axion Common Stock, seeking to restrain or prohibit the consummation of the Merger, the Contributions and the Distribution or any of the other transactions contemplated by this Agreement or seeking to obtain from Axion, BMS or BMS Sub any damages that are material in relation to the Retained Company and its Subsidiaries taken as a whole or AHC and its Subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by BMS or BMS Sub, or to compel BMS or BMS Sub to dispose of or hold separate any material portion, of the Retained Business, (iii) seeking to impose limitations on the ability of BMS or BMS Sub to acquire or hold, or exercise full rights of ownership of, any shares of Axion Common Stock, including the right to vote the Axion Common Stock purchased by it on all matters properly presented to the stockholders of Axion, (iv) seeking to prohibit BMS or any of its Subsidiaries from effectively controlling in any material respect the Retained Business or (v) which otherwise would have, or could reasonably be expected to have, a Retained Company Material Adverse Effect or an AHC Material Adverse Effect.

            (g) Amendments to SEC Documents. Since the effective date of the Form S-4 or the date of the Proxy Statement or the date of the Information Statement, as applicable, or in the event the No-Action Request is not granted by the SEC, since the effective date of the Form S-1 or at the time the Application is filed with the Commission,




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                                                                              80


as applicable, no event with respect to Axion, any Subsidiary of Axion or any security holder of Axion has occurred which should have been set forth in an amendment to the Form S-4 or the Form S-1 or a supplement to the Proxy Statement, the Information Statement or the Application or an amendment or supplement to any other Required AHC Document which has not been set forth in such an amendment or supplement.

            (h) Third Party Consents. All consents and approvals of all persons (other than Governmental Entities) required to be obtained prior to the Closing Date in connection with the execution, delivery and performance of the Documents and the consummation of the Contributions, the Distribution, the Merger and the other transactions contemplated by the Documents and all releases referred to in
Section 6.13 shall have been obtained and shall be in full force and effect.

            (i) No Bankruptcy Proceedings. No involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Axion or any of its Subsidiaries, or of a substantial part of the property or assets of Axion or any of its Subsidiaries, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Axion or any of its Subsidiaries or for a substantial part of their respective assets or (iii) the winding up or liquidation of Axion or any of its Subsidiaries; and such proceeding or petition shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall be entered. None of Axion or any of its Subsidiaries shall have (i) voluntarily commenced any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consented to the institution of, or failed to contest in a timely and appropriate manner, any proceeding or the filing of any petition described above, (iii) applied for or consented to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Axion or any of its Subsidiaries or for a substantial part of the property or assets of Axion or any of its Subsidiaries,
(iv) filed an answer admitting the material allegations of a




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                                                                              81


petition filed against it in any such proceeding, (v) made a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or failed generally to pay its debts as they become due or (vii) taken any action for the purpose of effecting any of the foregoing.

            (j) Termination of Agreements. All existing arrangements between the Surviving Corporation and its Subsidiaries on the one hand and OnCare and AHC and their respective Subsidiaries and affiliates on the other hand shall be terminated, including, but not limited to, termination of the Supply Agreement dated January 1, 1996 between the Partnership and OnCare but excluding the AHC and OnCare Supply Agreements and the AHC and OnCare Medstation Agreements.

            (k) Conversion of Axion Preferred Stock; No Dissenters' Shares. Immediately after the Distribution and immediately prior to the Effective Time, each issued and outstanding share of Axion Preferred Stock shall have been converted into fully paid and nonassessable shares of Axion Common Stock pursuant to and in accordance with the terms of such Axion Preferred Stock. No Dissenters' Shares shall be outstanding.

            (l) Axion Options. All Axion Options shall have been exercised or canceled prior to the Time of Contribution, and no Axion Options shall be assumed by the Surviving Corporation.

            (m) Indebtedness. Immediately prior to the Effective Time, there shall not be outstanding any indebtedness for borrowed money, or any guarantees in respect of any indebtedness for borrowed money of any third party, in respect of which the Retained Company or any of its Subsidiaries is obligated, other than indebtedness in an aggregate principal amount of $35,617,000, consisting only of outstandings under the Loan Agreement, and BMS shall have received a certificate signed on behalf of Axion by the chief executive officer and chief financial officer of Axion to such effect. Immediately prior to the Effective Time, (i) a certificate of a vice president of Bank of America National Trust and Savings Association shall be executed and delivered to BMS certifying that the aggregate principal amount outstanding under the Loan Agreement as of such date does not exceed $35,617,000 and (ii) an amendment or waiver of the Loan Agreement shall be executed and delivered




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                                                                              82


permitting the Merger and the other transactions contemplated by the Documents.

            (n) Opinions. (i) BMS and BMS Sub shall have received an opinion dated the Closing Date of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel to Axion, with respect to such matters as BMS and its counsel shall reasonably request in form and substance reasonably satisfactory to BMS and its counsel.

            (ii) BMS and BMS Sub shall have received an opinion dated the Closing Date of Shearman & Sterling, special counsel to Axion, in form and substance reasonably satisfactory to BMS and its counsel, that, after giving effect to the Contributions, the Distribution and the Merger, AHC is not an "investment company", as such term is defined in Section 3 of the Investment Company Act of 1940, as amended (the "Investment Company Act"), which opinion shall include a statement to the effect that it is Shearman & Sterling's view that a court, properly presented with the question, would conclude that the 2,700,000 shares of Series A Preferred Stock of OnCare owned by AHC do not constitute a "security", as such term is defined in Section 2(a)(36) of the Investment Company Act.

            SECTION 7.03. Conditions to Obligation of Axion. The obligations of Axion to effect the Merger are further subject to each of the following conditions prior to the Closing, unless waived by Axion:

            (a) Representations and Warranties. The representations and warranties of BMS set forth in this Agreement and the other Documents that are qualified as to materiality shall be true and correct, and the representations and warranties of BMS set forth in this Agreement that are not so qualified shall be true and correct, in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be determined as of such date, and Axion shall have received a certificate signed on behalf of BMS by an authorized officer of BMS to such effect.

            (b) Performance of Obligations of BMS and BMS Sub. Each of BMS and BMS Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement and the other Documents at or prior to the Closing Date, and Axion shall have received a certificate signed on behalf of BMS by an authorized officer of BMS to such effect.

            (c) No Material Adverse Change. Except as disclosed in any BMS SEC Documents filed and publicly available on or prior to the date of this Agreement, since December 31, 1995, no event, change, circumstance or development has occurred that has had, or could reasonably be expected to have, a BMS Material Adverse Effect.

            (d) Documents. Each of the Documents to which BMS or BMS Sub is a party shall have been executed substantially in the forms attached as Exhibits hereto or, if not included as Exhibits, in the form mutually agreed to by the parties thereto and Axion, as the case may be, by the applicable parties thereto (other than Axion and its affiliates) and shall have become effective in accordance with its terms and be in full force and effect. BMS shall have delivered to Axion, true, correct and complete copies of each Document to which Axion is not a party.

            (e) Tax Opinion. (i) Axion shall have received a letter of its counsel, Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, to the effect that they reaffirm the opinion furnished pursuant to Section 6.08(e) and
(ii) Axion and AHC shall have received a letter of Axion's advisors, Ernst & Young LLP, to the effect that they reaffirm the opinion furnished pursuant to
Section 6.08(e), except in the case of each of the letters referred to in clauses (i) and (ii), the specified date referred to shall be a date not more than five days prior to Closing.

            (f) Amendment to SEC Documents. Since the effective date of the Form S-4 or the Proxy Statement, as applicable, no event with respect to BMS, any Subsidiary of BMS or any security holder of BMS has occurred which should have been set forth in an amendment to the Form S-4 or a supplement to the Proxy Statement which has not been set forth in such an amendment or supplement.

            (g) Opinion. Axion and AHC shall have received an opinion dated the Closing Date of Cravath, Swaine & Moore, counsel to BMS, with respect to such matters as Axion and its counsel shall reasonably request in form and substance reasonably satisfactory to Axion and its counsel.




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                                                                              84


                                  ARTICLE VIII

                        Termination, Amendment and Waiver

            SECTION 8.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of Axion:

            (a) by mutual written consent of BMS, BMS Sub and Axion;

            (b) by either BMS or Axion

                  (i) if, upon a vote at a duly held Stockholders Meeting or any adjournment thereof, any required approval of the stockholders of Axion shall not have been obtained;

                (ii) if the Merger shall not have been consummated on or before
            October 31, 1996, unless the failure to consummate the Merger is the result of a wilful and material breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that the passage of such period shall be tolled for any part thereof (but in no event beyond December 31, 1996) during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger or the calling or holding of the Stockholders Meeting; or

               (iii) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

            (c) by Axion if BMS or BMS Sub shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement or any other Document to be performed by BMS or BMS Sub at or prior to the time of termination, which breach shall not have been cured within 30 days following written notice of such breach; or




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

                                                                              85


            (d) by BMS if Axion or any of its Subsidiaries shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement or any other Document to be performed by Axion or any of its Subsidiaries at or prior to the time of termination, which breach shall not have been cured within 30 days following written notice of such breach.

            SECTION 8.02. Effect of Termination. In the event of termination of this Agreement by either Axion or BMS as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of BMS, BMS Sub or Axion, other than the provisions of
Section 6.02, Section 6.09, this Section 8.02 and Article IX, all of which shall survive such termination and except to the extent that such termination results from the wilful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement, the Distribution Agreement or any agreement contemplated thereby.

            SECTION 8.03. Amendment. This Agreement may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of Axion; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

                                   ARTICLE IX

                               General Provisions

            SECTION 9.01. Survival of Representations and Warranties. The representations, warranties and covenants in this Agreement or in any instrument delivered pursuant to this Agreement (other than the representations, warranties and covenants relating to Taxes in Section 4.01(j)) shall survive the Closing for purposes of the Indemnification Agreement and shall terminate upon the termination of the indemnification obligations as set forth in the Indemnification Agreement. Representations, warranties and




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

                                                                              86


covenants relating to Taxes shall survive the Closing for purposes of the Tax Matters Agreement and shall terminate at the close of business on the sixtieth day following the expiration of the applicable statute of limitations.

            SECTION 9.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a) if to BMS or BMS Sub, to

                  Bristol-Myers Squibb Company
                  345 Park Avenue
                  New York, New York 10154

                  Attention:  Robert E. Ewers, Jr.

                  with a copy to:

                  Cravath, Swaine & Moore
                  825 Eighth Avenue
                  New York, New York 10019

                  Attention:  Susan Webster

            (b) if to Axion, to

                  Axion Inc.
                  1111 Bayhill Drive, Suite 125
                  San Bruno, California 94066

                  Attention:  Garrett J. Roper

                  with a copy to:

                  Gunderson Dettmer Stough Villeneuve
                    Franklin & Hachigian, LLP
                  600 Hansen Way, 2nd Floor
                  Palo Alto, California 94304

                  Attention:  Steven M. Spurlock




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

                                                                              87


            SECTION 9.03. Definitions. For purposes of this Agreement:

            (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person; for purposes of this definition OnCare and its Subsidiaries shall be considered affiliates of Axion prior to the Effective Time;

            (b) "Documents" mean this Agreement, the Distribution Agreement, the Indemnification Agreement, the Tax Matters Agreement, the Escrow Agreement, the Transitional Services Agreement, each of the AHC and OnCare Supply Agreements, each of the AHC and OnCare Medstation Agreement, each of the Non-Competition Agreements, each of the Employment Agreements, the License Agreement and all the transfer and assumption documentation executed pursuant to Section 5.1 of the Distribution Agreement.

            (c) "knowledge" of any person means what such person knows or could reasonably be expected to know after due inquiry (which shall consist of the review of such documents and the consideration of such matters and the making of such other inquiries as such person reasonably deems appropriate in its judgment under the circumstances);

            (d) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity;

            (e) a "Subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person; for purposes of this definition, the Partnership shall be considered a Subsidiary of each of Axion and the Retained Company.

            SECTION 9.04. Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or




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                                                                              88


Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

            SECTION 9.05. Counterparts. This Agreement may be executed in one or more counterparts, all of, which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

            SECTION 9.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Documents, the Confidentiality Letter dated as of June 20, 1996 and the agreements referred to herein and therein and required to be delivered in connection with the transactions contemplated by the Documents (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article II are not intended to confer upon any person other than the parties any rights or remedies.

            SECTION 9.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

            SECTION 9.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that BMS Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to BMS or to any direct or indirect wholly owned Subsidiary of BMS, but no such assignment shall relieve BMS Sub of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

            SECTION 9.09. Captions. The Article, Section and paragraph captions herein are for convenience of reference




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                                                                              89


only, and do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

            SECTION 9.10. Severability. If any provision of this Agreement or the Documents or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions thereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated thereby is not affected in any manner adverse to any party. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

            SECTION 9.11. Schedules; Exhibits. All Schedules and Exhibits attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall have the respective meanings assigned to such terms in this Agreement.

            SECTION 9.12. Enforcement; Consent to Jurisdiction. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any




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                                                                              90


of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

            SECTION 9.13. Waiver, Remedies. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of
Section 8.03, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No delay on the party of either BMS or Axion in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of either BMS or Axion of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor will any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Unless otherwise provided, the




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                                                                              91


rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties may otherwise have at law or in equity.

            IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.


                                        BRISTOL-MYERS SQUIBB COMPANY,

                                          by
                                              /s/ Michael J. Howerton
                                              -----------------------
                                              Name:  Michael J. Howerton
                                              Title: Vice President


                                        OTN ACQUISITION SUB INC.,

                                          by
                                              /s/ Michael J. Howerton
                                              -----------------------
                                              Name:  Michael J. Howerton
                                              Title: Treasurer


                                        AXION INC.,

                                          by
                                              /s/ Garrett J. Roper
                                              --------------------
                                              Name:  Garrett J. Roper
                                              Title: Vice President and
                                                     Chief Financial
                                                     Officer

                                                                      APPENDIX B


================================================================================

              AGREEMENT AND PLAN OF REORGANIZATION AND DISTRIBUTION


                       dated as of [              ], 1996


                                      among


                                   AXION INC.,

                             AXION HEALTHCARE INC.,

                   ONCOLOGY THERAPEUTICS NETWORK CORPORATION,

                            OPUS HEALTH SYSTEMS INC.,

                                 OPUS SUB, INC.

                                       and

                ONCOLOGY THERAPEUTICS NETWORK JOINT VENTURE, L.P.

================================================================================

                                TABLE OF CONTENTS


SECTION                                                             Page
                                                                    ----
                                    ARTICLE I

                                   Definitions


1.1      Definitions.................................................3
1.2      Interpretation..............................................11


                                  ARTICLE II

                           Preliminary Transactions


2.1      Formation of OPUS Sub.......................................11
2.2      Preference Amount...........................................11
2.3      Employee Loans; Cancelation or Termination of
           Axion Options.............................................12


                                   ARTICLE III

                           Contributions of Assets and
                           Assumptions of Liabilities


3.1      Contribution of OPUS Sub Assets; Assumption of
           OPUS Sub Liabilities; Distribution of
           OPUS Sub..................................................12
3.2      Contribution of Acquired Assets.............................13
3.3      Assumption of Assumed Liabilities...........................14
3.4      Transfer and Assumption Documentation.......................14
3.5      Nonassignable Contracts.....................................15
3.6      Cooperation.................................................16


                                  ARTICLE IV

                               The Distribution


4.1      Recapitalization of AHC.....................................17

SECTION                                                             Page
                                                                    ----

4.2      Mechanics of Distribution...................................17
4.3      Timing of Distribution......................................17

                                   ARTICLE V

                               Other Agreements


5.1      Insurance...................................................18
5.2      Settlement of Intercompany Balances.........................19
5.3      Access to Information.......................................20
5.4      Valuations..................................................20

                                  ARTICLE VI

                               Employee Matters


6.1      Transferred Employees.......................................21
6.2      Continuing Axion Employees..................................22
6.3      Savings Plan................................................22
6.4      Medical and Dental Benefits.................................22
6.5      Other Welfare Benefits......................................23
6.6      Disability Coverage.........................................23
6.7      Indemnification.............................................24


                                   ARTICLE VII

                                   Conditions                        25


                                 ARTICLE VIII

                                  Tax Matters                        26


                                   ARTICLE IX

                        Termination, Amendment and Waiver


9.1      Termination.................................................26
9.2      Amendments and Waivers......................................27

SECTION                                                             Page
                                                                    ----



                                   ARTICLE X

                              General Provisions


10.1     Counterparts................................................27
10.2     Governing Law...............................................27
10.3     Notices.....................................................27
10.4     Captions....................................................28
10.5     Successors and Assigns......................................28
10.6     Assignment..................................................29
10.7     Entire Agreement; No Third Party
           Beneficiaries.............................................29
10.8     Enforcement; Consent to Jurisdiction........................29
10.9     Schedules...................................................29




Schedules

SCHEDULE 1       Acquired Assets
SCHEDULE 2       Assumed Liabilities
SCHEDULE 3       OPUS Matrix(TM)Software
SCHEDULE 4       OPUS Station Assets
SCHEDULE 5       OPUS Station Data
SCHEDULE 6       OPUS Station Liabilities
SCHEDULE 7       OPUS Sub Assets
SCHEDULE 8       OPUS Sub Liabilities
SCHEDULE 9       Retained Assets
SCHEDULE 10      Retained Liabilities

Exhibits

EXHIBIT A        Transferred Employees
EXHIBIT B        Continuing Axion Employees

                        AGREEMENT AND PLAN OF REORGANIZATION AND DISTRIBUTION,
                  dated as of [ ], 1996 (the "Agreement"), among AXION INC., a Delaware corporation ("Axion"), AXION HEALTHCARE INC., a Delaware corporation and a wholly owned subsidiary of Axion ("AHC"), ONCOLOGY THERAPEUTICS NETWORK CORPORATION, a Delaware corporation and a wholly owned subsidiary of Axion ("OTNC"), OPUS HEALTH SYSTEMS INC., a Delaware corporation and a wholly owned subsidiary of Axion ("OPUS"), OPUS SUB, INC., a Delaware corporation and a wholly owned subsidiary of OPUS ("OPUS Sub"); and ONCOLOGY THERAPEUTICS NETWORK JOINT VENTURE, L.P., a Delaware limited partnership ("OTN" or the "Partnership").

            WHEREAS, Bristol-Myers Squibb Company, a Delaware corporation ("BMS"), OTN Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of BMS ("BMS Sub"), and Axion have entered into an Amended and Restated Agreement and Plan of Merger, dated as of August 2, 1996 (the "Merger Agreement"), providing for the merger of BMS Sub with and into Axion, with Axion as the Surviving Corporation (the "Merger"), following the Distribution (as defined below);

            WHEREAS, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement;

            WHEREAS, in connection with the Merger, all Axion Options outstanding immediately prior to the Time of Contribution (as defined in Section 1.1) will, immediately prior to the Time of Contribution, be exercised or canceled;

            WHEREAS, in connection with the Merger, all shares of Axion Preferred Stock outstanding immediately after the Time of Distribution (as defined in Section 1.1) and immediately prior to the Effective Time will, immediately after the Time of Distribution and immediately prior to the Effective Time, be converted into Axion Common Stock in accordance with the terms of such Axion Preferred Stock;

            WHEREAS, the purpose of the Distribution is to make possible the Merger by divesting Axion of the businesses and operations other than the Retained Business which BMS is unwilling to acquire;

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                                                                               2


            WHEREAS, in furtherance of such purpose, (a) immediately prior to the Time of Contribution, OTN will distribute to OTNC which will in turn distribute to Axion the Preference Amount (as defined in Section 2.2), (b) immediately prior to the Time of Distribution, (i) OPUS will contribute the OPUS Sub Assets (as defined in Section 1.1) to OPUS Sub and OPUS Sub will assume the OPUS Sub Liabilities (as defined in Section 1.1), (ii) OPUS will distribute the outstanding capital stock of OPUS Sub to Axion and (iii) Axion will contribute all the Assets (as defined in Section 1.1) of Axion and its Subsidiaries (including the outstanding capital stock of OPUS Sub) other than the OPUS Sub Assets (which will remain Assets of OPUS Sub) and the Retained Assets (as defined in Section 1.1) to AHC and AHC will assume all the Liabilities (as defined in Section 1.1) of Axion and its Subsidiaries other than the OPUS Sub Liabilities (which will remain Liabilities of OPUS Sub) and the Retained Liabilities (as defined in Section 1.1) (the transactions in clauses (i), (ii) and (iii), collectively, the "Contributions"), (c) immediately following the Contributions and immediately prior to the Time of Distribution, each issued and outstanding share of AHC Common Stock, par value $.0001 per share ("AHC Common Stock"), will be converted into a number of shares of AHC Series A Preferred Stock, par value $.0001 per share ("AHC Preferred Stock") as shall be equal to the quotient of (i)(A) the number of shares of Axion Common Stock outstanding immediately prior to the Time of Distribution (including any shares of Axion Common Stock issued in connection with the exercise of Axion Options in connection with the consummation of the Merger) plus (B) the number of shares of Axion Common Stock to be issued in connection with the conversion of Axion Preferred Stock in connection with the consummation of the Merger divided by
(ii) the number of shares of AHC Common Stock outstanding immediately prior to the Time of Distribution, and (d) immediately following the Contributions and the conversion referred to in clause (c) above and immediately prior to the Effective Time, subject to the satisfaction or waiver of the conditions set forth in Article VII of this Agreement, the Board of Directors of Axion will cause Axion to distribute to the holders of Axion Common Stock and the holders of Axion Preferred Stock all the then outstanding shares of AHC Preferred Stock (the "Distribution");

            WHEREAS, for Federal income tax purposes, it is intended that the Distribution shall qualify as a tax-free spinoff under Section 355 of the Internal Revenue Code of 1986, as amended (the "Code"); and

            WHEREAS, this Agreement sets forth or provides for certain agreements among Axion and AHC in consideration of the separation of their ownership.

            NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Distribution Agreement, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            1.1 Definitions. As used in this Distribution Agreement, the following terms shall have the following respective meanings:

            "Acquired Assets" shall mean all the Assets of Axion and its Subsidiaries, other than Retained Assets, and shall include the following:

            (i) the "Access Biotechnology", "Access Biotechnology (logo)", "Logo (Distribution Services)", "Logo (Pharmaceutical Goods)", "Axion", "Axion HealthCare", "Axion (TM)", "A Axion (& Design)", "OnCare Systems", "OnCare Health", "OnCare Practice Utilization System", "OPUS", "OPUS & Design" and "OPUS Health Systems" trademarks, trade names, service marks, service names and all derivatives thereof;

          (ii) a copy of the OPUS Station Data collected from installed OPUS Stations through the Time of Contribution, including the installed OPUS Stations listed on Schedule 4, to the extent that provision of such OPUS Station Data to AHC is permitted under the terms of the applicable agreements related to such OPUS Stations, provided that in no event shall such OPUS Station Data be provided by AHC or any of its Subsidiaries to any third party (other than to OnCare and its Subsidiaries who shall also be prohibited from providing such OPUS Station Data to any third parties);

         (iii) the OPUS Sub Assets;

          (iv) all the issued and outstanding shares of the capital stock of OPUS Sub;

          (v) any AHC Tax Refunds (as such term is defined in the Tax Matters Agreement);

          (vi) all cash and cash equivalents and all interest and dividends receivable on cash invested in various short-term cash equivalent securities held by Axion and its Subsidiaries (including the Preference Amount distributed by the Partnership to OTNC and then by OTNC to Axion in accordance with the provisions of Section 2.2), other than the Retained Cash;

          (vii) the Employee Loans;

          (viii) the 2,700,000 shares of Series A Preferred Stock of OnCare owned by Axion;

          (ix) Insurance Proceeds to the extent provided by Section 5.1(b); and

          (x) the Assets listed on Schedule 1.

            "Acquired Businesses" shall mean all the businesses of Axion and its Subsidiaries, other than the OPUS Station Business, the business of the Partnership, the Retained Assets and the Retained Liabilities.

            "Assets" shall mean any and all assets, properties and rights, whether tangible or intangible, whether real, personal or mixed, whether fixed, contingent or otherwise, and wherever located, including the following:

          (i) real property interests (including leases), and improvements;

          (ii) equipment, vehicles, furniture and fixtures, leasehold improvements, office equipment and other tangible personal property, together with any rights or claims arising out of the breach of any express or implied warranty by the manufacturers or sellers of any of such assets or any component part thereof;

          (iii) inventories, including supplies;



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                                                                               5


          (iv) bank accounts, notes, loans and accounts receivable (whether current or not current), interests as beneficiary under letters of credit and advances;

          (v) financial, accounting and operating data and records, including books, records, notes, sales and sales promotional data, advertising materials, credit information, cost and pricing information, customer and supplier lists, reference catalogs, payroll and personnel records, minute books, stock ledgers, stock transfer records and other similar property, rights and information;

          (vi) Intellectual Property;

          (vii) agreements, leases, contracts, sale orders, purchase orders and other commitments and all rights therein;

          (viii) prepaid expenses and deposits;

          (ix) claims, causes of action, choses in action, rights under insurance policies, rights under express or implied warranties, rights of recovery, rights of set-off, rights of subrogation and all other rights of any kind;

          (x) licenses, permits, authorization and approvals; and

          (xi) goodwill and going concern value.

            "Assumed Liabilities" shall mean all Liabilities of Axion and its Subsidiaries, other than Retained Liabilities, and shall include the following:

          (i) the Liabilities set forth in Section 6.7 of this Agreement;

          (ii) those Taxes for which the Axion Indemnifying Parties (as defined in the Tax Matters Agreement) have agreed to indemnify the BMS Indemnified Parties (as defined in the Tax Matters Agreement) pursuant to Section 1(a)(i) of the Tax Matters Agreement;

          (iii) the OPUS Sub Liabilities; and

          (iv) those Liabilities set forth in Schedule 2.

            "Best Closing Efforts" shall mean, in addition to Axion not otherwise knowingly taking any action to frustrate or delay the Merger, the following:

          (i) Axion shall have diligently responded to all SEC comments to the Form S-4 related to Axion or its Subsidiaries (A) within five business days after receipt by Axion or its counsel of any initial SEC comments to the Form S-4 and (B) within a reasonably prompt period under the circumstances after receipt by Axion or its counsel of any subsequent SEC comments to the Form S-4;

          (ii)(A) in the event that the no-action relief requested by Axion from the SEC with respect to the distribution of AHC Preferred Stock without registration under the Securities Act is obtained from the SEC, the Information Statement shall have been distributed to Axion stockholders at the same time as the Proxy Statement is distributed to such Axion stockholders or (B) in the event such no-action relief is not obtained from the SEC either (I)(x) cause the Form S-1 to be filed within ten business days after Axion has been finally advised orally or in writing that no-action relief will not be granted and (y) diligently respond to all SEC comments to the Form S-1 (1) within five business days after receipt by Axion or its counsel of any initial SEC comments to the Form S-1 and (2) within a reasonably prompt period under the circumstances after receipt by Axion or its counsel of any subsequent SEC comments to the Form S-1, or (II)(x) provide, and cause its representatives to provide, the information with respect to Axion and its Subsidiaries required to be included in the Application to the applicant or applicants within five business days after Axion has been finally advised orally or in writing that no-action relief will not be granted, (y) diligently respond as promptly as practicable to all requests and comments regarding the Application within a reasonably prompt period under the circumstances after receipt by Axion or its counsel of any such requests or comments and
      (z) use its reasonable best efforts to cause a fairness hearing to be held and the Commissioner to issue a permit encompassing the distribution of the AHC Preferred Stock and, if necessary, the BMS Common Stock to be issued in the Distribution; and

         (iii) Axion shall have within two business days following notice to Axion of clearance by the SEC of the Form S-4 called a meeting of its stockholders for the purpose of approving the Merger and the transactions contemplated by the Merger Agreement and the other Documents, with such meeting to be held within twenty business days after the date such meeting is called.

            "Employee Loans" shall have the meaning assigned to such term in
Section 2.3.

            "Insurance Proceeds" shall have the meaning assigned to such terms in Section 5.1(b).

            "Liabilities" shall mean any and all debts, liabilities, commitments and obligations, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever or however arising and whether or not the same would be required by GAAP to be reflected in financial statements or disclosed in the notes thereto.

            "OPUS Matrix Software" shall mean the Intellectual Property described in Schedule 3.

            "OPUS Station Assets" shall mean all the Assets of Axion and its Subsidiaries that are primarily used by or are held for use in or are necessary for the conduct of the OPUS Station Business and shall include the following:

          (i) the Pyxis Contract, as the same shall be amended and in effect as of the Time of Contribution;

          (ii) all rental contracts for all installed OPUS Station sites and all commitments for future installation of OPUS Station sites, as the same shall be amended and in effect as of the Time of Contribution, including the contracts and commitments listed on Schedule 4;

          (iii) all Intellectual Property related to the OPUS Station Business (including plans, drawings, product software and other software used or useful to access data from and to operate OPUS Stations), other than the OPUS Matrix Software;

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                                                                               8


          (iv) all OPUS Station Data collected from installed OPUS Stations prior to, at and after the Time of Contribution, including the installed OPUS Stations at the sites subject to the contracts and commitments listed on Schedule 4; and

          (v) those assets listed on Schedule 4;

provided, however, that no cash or cash equivalents of Axion or any of its Subsidiaries and no guarantees, letters of credit or foreign exchange contracts of Axion or any of its Subsidiaries (other than the Partnership) shall constitute OPUS Station Assets.

            "OPUS Station Business" shall mean Axion's automated drug dispensing and inventory tracking systems business.

            "OPUS Station Data" shall mean information derived from OPUS Station installations as described in Schedule 5.

            "OPUS Station Liabilities" shall mean any Liabilities of Axion, its Subsidiaries and OTN directly and solely related to the OPUS Station Business and shall include the Liabilities listed on Schedule 6.

            "OPUS Sub Assets" shall mean all the Assets of OPUS other than any such Assets that are OPUS Station Assets and shall include:

          (i) the OPUS Matrix Software;

          (ii) all Contracts relating to the development, use and installation of OPUS Matrix Software and all commitments relating to the future development, use and installation of OPUS Matrix Software, including the contracts and commitments listed on Schedule 7; and

          (iii) the Assets listed on Schedule 7.

            "OPUS Sub Liabilities" shall mean all the Liabilities of OPUS other than any such Liabilities that are OPUS Station Liabilities or are otherwise Retained Liabilities and shall include the Liabilities listed on Schedule 8.

            "Partnership Interest" shall mean the general partnership interest of OTNC in the Partnership.

            "Preference Amount" shall have the meaning assigned to such term in
Section 2.2.

            "Retained Assets" shall mean

          (i) the OPUS Station Assets;

          (ii) all the Assets of the Partnership and any other Assets of Axion and its Subsidiaries that are primarily used by or are held for use in or are necessary for the conduct of the business of OTNC or the Partnership;

          (iii) all the outstanding capital stock of OTNC and OPUS and the Partnership Interest;

          (iv) subject to the provisions of Section 5.1(b), all current and former insurance policies of Axion and its Subsidiaries in effect at or immediately prior to the Time of Contribution (other than any insurance policy that is a Benefit Plan) and the right to Insurance Proceeds thereunder;

          (v) the Retained Cash;

          (vi) any BMS Tax Refunds (as such term is defined in the Tax Matters Agreement);

          (vii) the "Oncology Therapeutics Network(R)" trademarks, trade names, service marks, service names and all derivatives thereof; and

          (viii) the Assets listed on Schedule 9.

            "Retained Business" shall mean the OPUS Station Business, the business of the Partnership, the Retained Assets and the Retained Liabilities.

            "Retained Cash" means (a) an amount in cash equal to the excess, if any, of the Axion Expenses listed in the Transaction Expense Schedule over $2,000,000, (b) any cash and cash equivalents held by the Partnership (after giving effect to the payment of the Preference Amount in accordance with the provisions of Section 2.2), (c) an amount in cash equal to the sum of (i) the amount of any Pre-JV Sales Taxes paid by the Partnership on behalf of Axion at or prior to the Time of Contribution and (ii) the amount, if any, by which the amount of JV Sales Taxes paid by the Partnership at or prior to the Time of Contribution exceeds $667,402 and (d) an amount in cash equal to any amounts withheld from Continuing Axion Employees as of the Closing Date related to employee benefit arrangements or in respect of payroll taxes (to the extent such payroll taxes shall not have been paid to the relevant taxing authorities at the Time of Contribution) and employee contributions to any Benefit Plan.

            "Retained Liabilities" shall mean:

          (i) OPUS Station Liabilities;

          (ii) any Liabilities of Axion and its Subsidiaries directly and solely related to the business of OTN including those liabilities set forth on
      Schedule 10;

          (iii) those Taxes (as defined in the Tax Matters Agreement) and other items for which the BMS Indemnifying Parties (as defined in the Tax Matters Agreement) have agreed to indemnify the Axion Indemnified Parties (as defined in the Tax Matters Agreement) pursuant to Section (2)(a)(i) of the Tax Matters Agreement;

          (iv) such other Liabilities of Axion and its Subsidiaries to the extent they are directly and primarily related to OTN and/or the OPUS Station Business including those Liabilities set forth on Schedule 10;

          (v) the Axion Expenses, but only to the extent that such expenses do not exceed $2 million;

          (vi) any Liabilities of the Retained Companies to the extent such Liabilities solely relate to or arise from events, occurrences, actions, omissions, facts or circumstances that occur after the Effective Time;

          (vii) all Liabilities of Axion and its Subsidiaries related to the amounts described in clause (d) of the definition of Retained Cash; and

          (viii) the Liabilities listed on Schedule 10;

provided, however, notwithstanding the foregoing, that Retained Liabilities shall not include any Liabilities

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                                                                              11


described in clauses (i) through (iv) of the definition of Assumed Liabilities.

            "Time Of Contribution" shall mean the time immediately prior to the Time of Distribution as of which the Contributions are effective.

            "Time Of Distribution" shall mean the time as of which the Distribution is effective.

            "Transfer Agent" shall mean Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, the transfer agent for Axion.

            1.2 Interpretation. When a reference is made in this Agreement to a Section, Schedule or Exhibit, such reference shall be to a Section, Schedule or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "included", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". All accounting terms not defined in this Agreement shall have the meanings determined by GAAP.

                                   ARTICLE II

                            PRELIMINARY TRANSACTIONS

            2.1 Formation of OPUS Sub. Prior to the execution of this Agreement, Axion shall have caused OPUS Sub to be duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Prior to the Effective Time, Axion and AHC, as applicable, shall not permit OPUS Sub to engage in any other business activities or to conduct its operations other than as contemplated by this Agreement.

            2.2 Preference Amount. Immediately prior to the Time of Contribution, Axion shall cause OTNC to cause OTN to distribute to OTNC an amount equal to $13,615,147 (the "Preference Amount"), in full satisfaction of all amounts that may be due as of, or in respect of any period ending on or prior to, the Closing Date to OTNC in respect of its Capital Account Prime Rate Amount and the General Partner Cumulative Preference Amount (as each such term is defined



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                                                                              12


in the Partnership Agreement). Notwithstanding the preceding sentence, if the Closing Date occurs after September 30, 1996 and Axion shall not have used Best Closing Efforts to cause the Closing to occur on or prior to September 30, 1996, the payment referred to therein shall be made only to the extent of cash and cash equivalents held by OTN as of September 30, 1996 (it being understood that for purposes of this Section 2.2 the amount of cash and cash equivalents held by OTN as of September 30, 1996 shall be reduced by the amount, if any, by which outstanding indebtedness for borrowed money, or any guaranties in respect of any indebtedness for borrowed money of any third party, in respect of which OTN is obligated on September 30, 1996 shall exceed $35,617,000).

            2.3 Employee Loans; Cancelation or Termination of Axion Options. Prior to the Time of Contribution, Axion intends to advance to certain of its holders of Axion Options loans for the purpose of allowing such holders of Axion Options to exercise the Axion Options held by such holders of Axion Options (the "Employee Loans"). Immediately prior to the Time of Contribution, all Axion Options outstanding immediately prior to the Time of Contribution shall have been exercised or canceled.

                                   ARTICLE III

         CONTRIBUTIONS OF ASSETS AND ASSUMPTIONS OF LIABILITIES

            3.1 Contribution of OPUS Sub Assets; Assumption of OPUS Sub Liabilities; Distribution of OPUS Sub. (a)(i) Effective as of the Time of Contribution, OPUS hereby grants, assigns, transfers, conveys, contributes and delivers to OPUS Sub, and OPUS Sub hereby acquires all right, title and interest of OPUS in, to and under any and all OPUS Sub Assets as the same shall exist at the Time of Contribution.

            (ii) Effective as of the Time of Contribution, OPUS Sub hereby assumes and undertakes to pay, perform and discharge when due in accordance with their terms, the OPUS Sub Liabilities.

            (b) Effective as of the Time of Contribution, OPUS hereby distributes, grants, assigns, transfers, conveys, and delivers to Axion, and Axion hereby acquires, all the outstanding capital stock of OPUS Sub.



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                                                                              13


            3.2 Contribution of Acquired Assets. (a) Effective as of the Time of Contribution, Axion hereby grants, assigns, transfers, conveys, contributes and delivers to AHC, and AHC hereby acquires all Axion and its Subsidiaries' right, title and interest in, to and under any and all Acquired Assets (other than the OPUS Sub Assets, which shall remain Assets of OPUS Sub) as the same shall exist at the Time of Contribution. Notwithstanding anything to the contrary set forth in this Agreement, $25,000 of the cash included in the Acquired Assets shall represent payment by Axion to AHC for the granting by AHC to Axion of the right to use the OPUS Intellectual Property and the Axion Intellectual Property (each as defined in the License Agreement), on the terms and conditions set forth in the License Agreement.

            (b) If any Acquired Assets are held by Axion or in a Subsidiary of Axion other than AHC or OPUS Sub after giving effect to the transactions described in Sections 3.1(a) and 3.2(a), then Axion shall, and shall cause each such Subsidiary to, contribute such Acquired Assets to either AHC or OPUS Sub as specified by AHC. If any Retained Assets are held in a current or former Subsidiary of Axion other than OTNC, the Partnership or OPUS after giving effect to the transactions described in Sections 3.1(a) and 3.2(a), then AHC shall, and shall cause each such Subsidiary to, contribute such Retained Assets to Axion, OTNC, the Partnership or OPUS as specified by Axion.

            (c) THE TRANSFER OF THE ACQUIRED ASSETS HEREUNDER IS MADE WITHOUT RECOURSE TO AXION OR ANY OF THE RETAINED COMPANIES. AHC AND ITS SUBSIDIARIES EACH UNDERSTANDS AND AGREES THAT NONE OF AXION, ANY RETAINED COMPANY OR ANY OTHER PERSON IS, IN THIS AGREEMENT AND THE OTHER DOCUMENTS OR OTHERWISE, REPRESENTING OR WARRANTING IN ANY WAY, EXPRESS OR IMPLIED, AS TO THE ACQUIRED BUSINESSES, THE ACQUIRED ASSETS OR THE ASSUMED LIABILITIES TRANSFERRED TO OR ASSUMED BY AHC AND ITS SUBSIDIARIES AS CONTEMPLATED HEREBY OR AS TO ANY CONSENTS OR APPROVALS REQUIRED IN CONNECTION WITH THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, IT BEING AGREED AND UNDERSTOOD THAT AHC AND ITS SUBSIDIARIES SHALL TAKE OR KEEP ALL THE ACQUIRED ASSETS "AS IS WHERE IS" AND THAT AHC AND ITS SUBSIDIARIES SHALL BEAR THE ECONOMIC AND LEGAL RISK THAT CONVEYANCE OF SUCH ACQUIRED ASSETS SHALL PROVE TO BE INSUFFICIENT OR THAT THE TITLE TO ANY ACQUIRED ASSETS SHALL BE OTHER THAN GOOD AND MARKETABLE AND FREE FROM ENCUMBRANCES OF ANY NATURE WHATSOEVER. NO REPRESENTATION OR WARRANTY IS MADE BY AXION TO AHC



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                                                                              14


CONCERNING (I) THE MERCHANTABILITY, FITNESS, COLLECTIBILITY, QUALITY, ENFORCEABILITY OR FITNESS OF ANY ACQUIRED ASSETS OR (II) THE SUFFICIENCY OF THE ACQUIRED ASSETS OR THE ACQUIRED BUSINESSES TO CONDUCT THE BUSINESS OF AHC AND ITS SUBSIDIARIES FOLLOWING THE CLOSING.

            3.3 Assumption of Assumed Liabilities. (a) Effective as of the Time of Contribution, AHC hereby assumes and undertakes to pay, perform and discharge when due in accordance with their terms, the Assumed Liabilities (other than the OPUS Sub Liabilities, which shall remain Liabilities of OPUS Sub).

            (b) If any Assumed Liabilities are obligations of a Subsidiary of Axion other than AHC or OPUS Sub after giving effect to the transactions described in Sections 3.1(a)(i) and 3.2(a) as a result of the allocation of assets of Axion and its Subsidiaries set forth in this Article III, then notwithstanding the transactions described in Section 3.1(a)(i) or 3.3(a) or the allocation of assets of Axion set forth in this Article III, AHC shall, or shall cause OPUS Sub to, assume each such Assumed Liability. If any Retained Liabilities are obligations of a Subsidiary of Axion other than OTNC, the Partnership or OPUS after giving effect to the transactions described in Sections 3.1(a)(i) and 3.2(a) as a result of the allocation of assets set forth in this Article III, then, notwithstanding the transactions described in Section 3.1(a)(ii) or 3.3(a) or the allocation of assets set forth in this Article III, Axion shall, or shall cause OTNC, the Partnership or OPUS to, assume each such Retained Liability.

            3.4 Transfer and Assumption Documentation. In furtherance of the distribution, grant, assignment, transfer, conveyance, contribution and delivery of the Assets, and the assumption of the Liabilities set forth in Article III, at the Time of Contribution or as promptly as practicable thereafter (i) each of Axion and AHC shall execute and deliver, and shall cause its respective Subsidiaries to execute and deliver, such deeds, bills of sale, stock powers, certificates of title, assignments of leases and contracts and other instruments of contribution, grant, conveyance, assignment, transfer and delivery necessary to evidence such distribution, grant, assignment, transfer, conveyance, contribution and delivery and (ii) each of Axion and AHC shall execute and deliver, and shall cause its respective Subsidiaries to execute and

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                                                                              15


deliver, such instruments of assumption to the extent necessary to evidence such assumption.

            3.5 Nonassignable Contracts. (a) Anything contained herein to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Contract or other commitment or asset if an assignment or attempted assignment of the same without the consent of the other party or parties thereto would constitute a breach thereof or in any way impair the rights of AHC and its Subsidiaries or the Retained Company and its Subsidiaries thereunder.

            (b) If any consent necessary to convey any Acquired Asset is not obtained or if an attempted assignment would be ineffective or would impair any party's rights under any such Contract or other Asset so that AHC or OPUS Sub would not receive all such rights, then (x) Axion shall use its reasonable best efforts (it being understood that such efforts shall not include any requirement of Axion or its Subsidiaries or the Retained Company or its Subsidiaries to expend money or offer or grant any financial accommodation) to provide or cause to be provided to AHC or OPUS Sub, as applicable, to the extent permitted by law, the benefits of any such Contract or other Asset, and Axion shall promptly pay or cause to be paid to AHC or OPUS Sub, as applicable, when received all moneys received by Axion or its Subsidiaries or the Retained Company or its Subsidiaries with respect to any such Contract or other Asset and (y) in consideration thereof AHC shall, and shall cause OPUS Sub to, pay, perform and discharge on behalf of Axion and the Retained Company or its Subsidiaries all Axion and its Subsidiaries' (and the Retained Company and its Subsidiaries') debts, liabilities, obligations and commitments thereunder in a timely manner and in accordance with the terms thereof. In addition, Axion shall take such other actions (at the expense of AHC or OPUS Sub, as designated by AHC) as may reasonably be requested by AHC in order to place AHC and OPUS Sub, insofar as reasonably possible, in the same position as if such Contract or other Asset had been transferred as contemplated hereby and so all the benefits and burdens relating thereto, including possession, use, risk of loss, potential for gain and dominion, control and command are to inure to AHC or OPUS Sub, as applicable. If and when such consents and approvals are obtained, the transfer of the applicable asset shall be effected in accordance with the terms of this Agreement.



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

             (c) If any consent necessary to convey to the Retained Companies the Retained Assets is not obtained or if any attempted assignment would be ineffective or would impair any party's rights under any such Contract or other Asset so that Axion or its Subsidiaries would not receive all such rights, then
(x) AHC shall, and shall cause its Subsidiaries to, use its best efforts to provide or cause to be provided to Axion or its Subsidiaries, to the extent permitted by law, the benefits of any such Contract or other Asset, and AHC shall, and shall cause its Subsidiaries to, promptly pay or cause to be paid to Axion or its Subsidiaries when received all moneys received by AHC or its Subsidiaries with respect to any such Contract or other commitment or asset and
(y) in consideration thereof Axion and its Subsidiaries shall pay, perform and discharge on behalf of AHC and its Subsidiaries all AHC and its Subsidiaries' debts, liabilities, obligations and commitments thereunder in a timely manner and in accordance with the terms thereof. In addition, AHC shall take such other actions (at AHC's expense) as may reasonably be requested by Axion or BMS in order to place Axion and its Subsidiaries, insofar as reasonably possible, in the same position as if such Contract or other Asset had been transferred as contemplated hereby and so all the benefits and burdens relating thereto, including possession, use, risk of loss, potential for gain and dominion, control and command are to inure to Axion and its Subsidiaries. If and when such consents and approvals are obtained, the transfer of the applicable asset shall be effected in accordance with the terms of this Agreement.

            3.6 Cooperation. The parties shall cooperate with each other in all reasonable respects to ensure the transfer to AHC or to its Subsidiaries of the Acquired Businesses, including the Acquired Assets and the Assumed Liabilities and the retention by the Retained Company and its Subsidiaries of the Retained Business, including the Retained Assets and the Retained Liabilities. Consistent with the terms and conditions hereof, each party hereto shall execute and deliver such instruments and take such other actions as the other parties may reasonably require in order to carry out the provisions hereof and to consummate the transactions contemplated hereby.

                                   ARTICLE IV

                                THE DISTRIBUTION

            4.1 Recapitalization of AHC. Effective immediately following the Contributions and immediately prior to the Effective Time, each issued and outstanding share of AHC Common Stock shall be converted into that number of shares of AHC Preferred Stock as shall be equal to the quotient of (a)(i) the number of shares of Axion Common Stock outstanding immediately prior to the Time of Distribution (including any shares of Axion Common Stock issued in connection with the exercise of Axion Options in connection with the consummation of the Merger) plus (ii) the number of shares of Axion Common Stock to be issued in connection with the conversion of Axion Preferred Stock in connection with the consummation of the Merger divided by (b) the number of shares of AHC Common Stock outstanding immediately prior to the Time of Distribution.

            4.2 Mechanics of Distribution. Axion shall declare and pay a dividend of all the outstanding AHC Preferred Stock to the holders of Axion Common Stock and the holders of Axion Preferred Stock followed by the distribution of certificates representing (a) one share of AHC Preferred Stock for each share of Axion Common Stock held by each holder of record of Axion Common Stock, in the case of holders of Axion Common Stock, and (b) one share of AHC Preferred Stock for each share of Axion Common Stock into which each share of Axion Preferred Stock held by each holder of record of Axion Preferred Stock is then convertible in accordance with the Certificate of Incorporation of Axion, in the case of holders of Axion Preferred Stock, in each case at the Time of Distribution.

            4.3 Timing of Distribution. Immediately following the Contributions and immediately prior to the Effective Time, subject to the satisfaction or waiver of the conditions set forth in Article VII, the Board of Directors of Axion shall formally declare the Distribution and Axion shall effect the Distribution by delivery of certificates for AHC Preferred Stock to the Transfer Agent for delivery to the holders of Axion Common Stock and the holders of Axion Preferred Stock entitled thereto. The Distribution shall be deemed to be effective upon notification by Axion to the Transfer Agent that the Distribution has been declared and that the Transfer Agent is authorized to proceed with the distribution of AHC Preferred Stock, which notification Axion agrees to deliver promptly following such declaration.

                                    ARTICLE V

                                OTHER AGREEMENTS

            5.1 Insurance. (a) Except as provided in Article VI, all current policies of liability, fire, extended coverage, fidelity, fiduciary, workers' compensation and other forms of insurance in force as of the Time of Distribution covering Axion and its directors and officers immediately prior to the Time of Distribution shall be treated as Retained Assets and not as Acquired Assets under this Agreement. All coverage under such policies with respect to AHC and its Subsidiaries shall terminate as of the Effective Time.

            (b) Axion agrees that following the Effective Time, AHC and OPUS Sub each shall retain the rights of an insured party under all current and former policies of Axion and its Subsidiaries in effect at or immediately prior to the Time of Contribution ("Axion Policy") with respect to any injury, loss, liability, damage or expense incurred or claimed to have been incurred prior to the Time of Distribution by any party that is an Assumed Liability to the extent that such injury, loss, liability, damage or expense may arise out of insured or insurable occurrences or events under one or more of such Axion Policies. Axion shall direct the insurance carriers to pay Insurance Proceeds with respect to such claims, costs and expenses under such policies directly to AHC or OPUS Sub, as applicable, with respect to those liabilities that, individually or in the aggregate, are covered within the terms and conditions of any of such policies, whether or not subject to deductibles, co-insurance, uncollectibility or retrospectively rated premium adjustments, but only to the extent that such liabilities are within applicable policy limits, including aggregates. "Insurance Proceeds" means those funds (i) received by the insured from the insurance carrier or (ii) paid by an insurance carrier on behalf of the insured, in either case net of any applicable premium adjustment, retrospectively rated premium, deductible, retention, cost or reserve paid or held by or for the benefit of the insured. Nothing set forth in this Section 5.1(b) shall be deemed or interpreted to limit or restrict in any manner the rights of any Retained Company as an insured party under any Axion Policy to make any claim under any Axion Policy with respect to any Retained Liability and to receive Insurance Proceeds with respect thereto to the extent that such liabilities are within applicable limits, including aggregates.

            5.2 Settlement of Intercompany Balances. Except for the Specified Intercompany Amounts (as defined in Section 5.2(b)), each of (i) the Retained Company and its Subsidiaries, and (ii) AHC and its Subsidiaries shall submit to the other not later than five business days prior to Closing a true and complete schedule (with a copy to BMS) of all (i) unpaid intercompany receivables that would, if not satisfied immediately subsequent to the Contributions constitute intercompany receivables between the Retained Company and its Subsidiaries, on the one hand, and AHC and its Subsidiaries, on the other hand (the "Unpaid Intercompany Receivables"), and (ii) unpaid intercompany payables that would, if not satisfied immediately subsequent to the Contributions constitute intercompany payables between the Retained Company and its Subsidiaries, on the one hand, and AHC and its Subsidiaries, on the other hand (the "Unpaid Intercompany Payables"). Subject to the provisions of Section 2.2, all Unpaid Intercompany Receivables and all Unpaid Intercompany Payables set forth on such schedules outstanding immediately prior to the Time of Distribution shall be satisfied immediately prior to the Time of Distribution; provided, however, that in the event any such Unpaid Intercompany Receivables or such Unpaid Intercompany Payables cannot be determined immediately prior to the Time of Distribution (a) each of BMS and Axion shall deliver, within 30 days after Closing, to the other party a notice in sufficient detail to enable the other party to confirm the nature and amount of such party's Unpaid Intercompany Receivables and Unpaid Intercompany Payables together with a reasonably detailed calculation of the amounts thereof and (b) not more than 10 days subsequent to receipt of such notice, all Unpaid Intercompany Receivables and Unpaid Intercompany Payables listed in such notice shall be satisfied as follows: (i) the Unpaid Intercompany Receivables and the Unpaid Intercompany Payables of the Retained Company and its Subsidiaries shall be netted (the "Retained Company Intercompany Balance"), (ii) the Unpaid Intercompany Receivables and the Unpaid Intercompany Payables of AHC and its Subsidiaries shall be netted the ("AHC Intercompany Balance") and (iii) whichever amount set forth in clause (i) or
(ii) represents a net payable shall be paid by AHC or the Retained Company, as applicable.

            (b) The Specified Intercompany Amounts shall be settled in the manner set forth in Schedule 4.01(n)(iii) to the Merger Agreement. For purposes of this Agreement, Specified Intercompany Amounts shall mean the intercompany receivables and payables identified as such Schedule 4.01(n)(iii) to the Merger Agreement.

            5.3 Access to Information. From and after the Time of Contribution, each of Axion and AHC shall afford to the other and to the other's representatives reasonable access and duplicating rights (at the requesting party's expense) during normal business hours and upon reasonable advanced notice to all information within the possession or control of any member of Axion and its Subsidiaries or AHC and its Subsidiaries, as the case may be, relating to the business, Assets or Liabilities as they existed prior to the Time of Contribution or relating to or arising in connection with the relationship between the constituent elements of Axion and its Subsidiaries, on the one hand, and AHC and its Subsidiaries, on the other hand, on or prior to the Time of Contribution, insofar as such access is reasonably required for a reasonable purpose, subject to the provisions in the Documents regarding the confidentiality of information. Without limiting the foregoing, information may be requested under this Section 5.3 for audit, accounting, claims, litigation and Tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations.

            5.4 Valuations. At the Effective Time, Axion shall deposit, or cause to be deposited, into escrow with Cravath, Swaine & Moore (the "Valuation Escrow Agent"), and the Valuation Escrow Agent shall acknowledge receipt of, copies of the valuations prepared by Ernst & Young and all supporting documents (i) prepared in connection with the distribution of the capital stock of OnCare on December 31, 1995 to the stockholders of Axion and (ii) regarding the Acquired Businesses and the OPUS Station Business (collectively, the "Valuations"). The Escrow Valuation Agent shall hold the Valuations in its possession until requested by either Axion or AHC in writing to deliver copies of such Valuations in accordance with the provisions of this Section 5.4. Either Axion or AHC may request the release of the applicable Valuations if any information contained in such Valuations and not otherwise available to the requesting party is relevant to the resolution of any issue that has been raised in any audit or examination by any Taxing authority, or in any claim, action, suit, inquiry, investigation or proceeding relating to any such audit or examination or to any other claim, action, suit, inquiry, investigation or proceeding to which such Valuations may be relevant.

                                   ARTICLE VI

                                EMPLOYEE MATTERS

            6.1 Transferred Employees. Exhibit A sets forth the name, title and current employer of each employee of AHC and each employee of Axion, OPUS, OTN and OTNC whose employment will be transferred to AHC effective upon the Time of Distribution, such transfer being effected upon the terms and conditions set forth below in this Section 6.1 (all such employees hereinafter referred to as "Transferred Employees"). It is intended that all employees of Axion, OPUS, OTN and OTNC who are not listed on Exhibit B shall be deemed Transferred Employees whether or not listed on Exhibit A. Prior to the Time of Distribution, AHC shall offer employment to each employee of Axion, OPUS, OTN and OTNC set forth on Exhibit A on such terms and conditions (including salary and benefit level) that are substantially equivalent to the terms and conditions of the employee's employment with Axion, OPUS, OTN or OTNC, as the case may be, immediately prior to the Time of Distribution. Any Transferred Employee not actively-at-work as of the date immediately following the Time of Distribution shall nonetheless be deemed to be an employee of AHC as of such date for all purposes and shall be covered under the benefit plans and arrangements of AHC to the fullest extent permitted by such plans and arrangements. To the extent any Transferred Employee is not able to be covered under any benefit plans or arrangements of AHC to the same extent that such Transferred Employee would have been covered had he or she not been included as a Transferred Employee, AHC shall bear full responsibility to provide the level of benefits that such Transferred Employee would have otherwise received. AHC shall recognize each Transferred Employee's prior service with Axion, AHC, OPUS, OTN and OTNC and all members of Axion's controlled group within the meaning of Section 414(b), (c), (m), and (o) of the Code for all purposes under each employee benefit plan, policy or arrangement of AHC. AHC shall be solely liable for all liabilities, costs and expenses arising from any Transferred Employee's failure or inability, for any reason, to accept AHC's offer of employment and commence or continue such employment with AHC following the Time of Distribution, including any and all severance or termination benefits, benefit continuation obligations, or employment-related claims.

            6.2 Continuing Axion Employees. Exhibit B sets forth the name, title, annual base salary and current employer of each employee of Axion, AHC, OPUS, OTN and OTNC who is intended to be a continuing employee of Axion on and after the Time of Distribution (each a "Continuing Axion Employee").

            6.3 Savings Plan. Immediately prior to the Time of Distribution, the Axion, Inc. 401K Profit Sharing Plan (the "Axion 401K Plan") shall be divided into two plans, each plan substantially identical to the Axion 401K Plan. One such plan shall be maintained by Axion and shall cover only those participants who are Continuing Axion Employees (the "New Axion 401K Plan") and one such plan shall cover all other participants in the Axion 401K Plan, including all participants who are Transferred Employees, retirees and vested terminated participants in the Axion 401K Plan on the Time of Distribution (the "AHC 401K Plan"). As of the Time of Distribution, the AHC 401K Plan shall be transferred to and assumed by AHC. As soon as practicable following the Time of Distribution, Axion shall cause an amount in cash (or property acceptable to AHC) to be transferred from the trust under the Axion 401K Plan to the trust under the AHC 401K Plan equal to the sum of the account balances of (i) all Transferred Employees, (ii) all retirees and (iii) all vested terminated participants in the Axion 401K Plan with account balances under the Axion 401K Plan. Assets relating to the accounts of Continuing Axion Employees shall be retained by the Axion 401K Plan trust which shall be renamed the New Axion 401K Plan Trust. Axion and AHC shall cooperate in good faith to expedite the trust-to-trust transfer and to assure the ongoing operation and administration of the New Axion 401K Plan and the AHC 401K Plan.

            6.4 Medical and Dental Benefits. Effective as of the Time of Distribution, Axion shall (a) cause the Transferred Employees to cease coverage under and participation in the Aetna Medical and Dental Plan and the underlying insurance policy or policies, Axion Pharmaceuticals, Inc. (as amended to be the Oncology Therapeutics Network Corporation) Flexible Employee Benefit Plan and the Axion Health Care Inc. Flexible Employee Benefit Plan (the "Axion Health Plan") and (b) cause the

Axion Health Plan to cover only the Continuing Axion Employees. Effective as of the Time of Distribution, AHC shall establish a medical and dental plan and a corresponding Code Section 125 plan (the "AHC Health Plan") substantially equivalent to the Axion Health Plan to cover the Transferred Employees (and their eligible dependents) on the same basis and subject to the same conditions that would have applied to such Transferred Employees (and their dependents) absent the Distribution. The AHC Health Plan shall waive any waiting period requirements and any pre-existing condition and actively-at-work exclusions and shall provide that any expenses incurred on or before the Time of Distribution shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions. Subject to the indemnification provisions of Section 6.7, Axion shall be responsible for providing COBRA coverage to any former employee, retiree or COBRA beneficiary entitled to such coverage under any Axion welfare benefit plan as of the Time of Distribution.

            6.5 Other Welfare Benefits. Effective as of the Time of Distribution, the Standard Insurance Life and Accidental Death & Dismemberment Plan shall be transferred to and assumed by AHC and each Transferred Employee (and his or her dependents) shall continue to participate in such plans on the same terms that would have applied absent the Distribution. As of the Time of Distribution, and subject to completion of the Merger, each Continuing Axion Employee shall receive similar welfare benefits under the plans of BMS which apply to similarly situated employees of BMS. No Transferred Employee shall be subject to any waiting period with respect to such coverage under such welfare plans which would not have applied absent his or her transfer of employment to AHC.

            6.6 Disability Coverage. As of the Time of Distribution, the Standard Insurance Long Term Disability Plan and any and all liabilities associated with short term disability coverage or wage continuation thereunder shall be transferred to and assumed by AHC. No Transferred Employee shall be subject to any waiting period or pre-existing condition exclusion with respect to such disability coverage which would not have applied absent his or her transfer of employment to AHC. In accordance with the foregoing, AHC shall be responsible for providing short-term and long-term disability benefits to each Transferred Employee who is or becomes disabled before, on or after the Time of Distribution and each former employee of Axion who becomes disabled before the Time of Distribution regardless of whether such former employee would have been a Transferred Employee if he or she had not become disabled. As of the date immediately following the Time of Distribution, and subject to completion of the Merger, each Continuing Axion Employee shall be eligible to participate in the short-term and long-term disability coverage provided under the plans and policies of BMS subject to the same coverage levels and other terms and conditions (including waiting periods and pre-existing condition exclusions) as a newly hired employee of BMS.

            6.7 Indemnification. From and after the Time of Distribution AHC shall indemnify, defend and hold harmless the BMS Indemnified Parties (as such term is defined in the Indemnification Agreement) from and against, and pay or reimburse the BMS Indemnified Parties for, all losses, liabilities, damages, deficiencies, obligations, fines, expenses, claims, demands, actions, suits, proceedings, judgments or settlements, whether or not resulting from third party claims, including interest and penalties recovered by a third party with respect thereto and out-of-pocket expenses and reasonable attorneys and accountants' fees and expenses incurred in the investigation or defense or any of the same or in asserting, preserving or enforcing any of the rights of BMS Indemnified Parties hereunder, suffered by any of the BMS Indemnified Parties who or which may seek indemnification under this Section 6.7, as incurred, relating to or arising from (a) any employment-related claim of any kind (including any employment benefit claim or any severance claim under the Oncology Therapeutics Network Corporation Officer Severance Plan or any other severance or termination pay plan or arrangement) involving any Transferred Employee, Continuing Axion Employee or any other employee, retiree, former employee, applicant for employment of Axion, AHC, OPUS, OTN, OTNC or any of their respective affiliates and any predecessor of any such entity and any of such individual's beneficiaries or dependents covered under any plan maintained by Axion or its affiliates arising out of or relating to any event or state of facts occurring or existing on or before the Time of Distribution; (b) any employment-related claim of any kind (including any employee benefit claim or any severance claim under any severance or termination pay plan or arrangement) involving any Transferred Employee or any other employee, retiree, former employee or applicant for employment with AHC and any of such individual's beneficiaries or dependents covered under any plan maintained by AHC or its affiliates and arising out of or relating to any event or state of facts occurring or existing on or after the Time of Distribution; (c) any claim for severance, salary continuation or other termination benefits payable in respect of any termination or deemed termination of the employment of any Transferred Employee or Continuing Axion Employee arising from or relating to the transactions contemplated by this Agreement or the Merger Agreement or any transfer of such employee's employment in connection therewith, regardless of whether such claim is deemed to arise before, on or after the Time of Distribution; (d) any claim or expense incurred with respect to any Transferred Employee relating to any Benefit Plan or any successor plan or any accrued liabilities for payroll taxes which arise before, on or after the Time of Distribution; (e) any claim or expense incurred with respect to any former employee whose employment terminated prior to the Time of Distribution or any COBRA beneficiary who is not a Continuing Axion Employee relating to any Benefit Plan or any successor plan or any accrued liabilities for payroll taxes or employee contributions to any Benefit Plan which arise prior to the Time of Distribution; and (f) any claim or expense incurred with respect to any Transferred Employee, Continuing Axion Employee or former employee relating to workers compensation liability where the claim arose with respect to an event occurring prior to the Time of Distribution.

                                   ARTICLE VII

                                   CONDITIONS

            The obligations of Axion to consummate the Distribution shall be subject to the fulfillment of each of the following conditions:

            (a) All the transactions or obligations contemplated by Articles III and IV to be consummated or performed at or prior to the Time of Distribution shall have been successfully consummated or so performed.

            (b) Each condition to the closing of the Merger set forth in Article VII of the Merger Agreement (other than the completion of the Contributions and the Distribution) shall have been satisfied (or waived by the party for whose benefit such condition exists).

            (c) The Board of Directors of Axion shall be reasonably satisfied that, after giving effect to the Distribution, (i) AHC will not be insolvent and will not have unreasonably small capital with which to engage in its businesses and (ii) Axion's surplus would be sufficient to permit, without violation of
Section 170 of the Delaware General Corporation Law, the Distribution.

            (d) All filings required to be made with, and all consents, approvals and authorizations required to be obtained from, any Governmental Entity in connection with the execution, delivery and performance of this Agreement or the consummation of the Contributions, the Distribution or the other transactions contemplated by this Agreement shall have been made or obtained.

            (e) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution shall be in effect (each party agreeing to use all reasonable best efforts to have any such order reversed or injunction lifted).

                                  ARTICLE VIII

                                   TAX MATTERS

            Notwithstanding anything to the contrary in this Agreement, all Tax Liabilities, Tax Assets and all other matters related to Taxes shall be governed by the terms of the Tax Matters Agreement.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

            9.1 Termination. Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Time of Distribution by mutual written consent of Axion and AHC but only in the event the Merger Agreement is terminated by any party thereto in accordance with the terms thereof.

            9.2 Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto and consented to by BMS. By an instrument in writing, the parties hereto may waive compliance by any other party with any term or provision of this Agreement that such other party was or is obligated to comply with or perform; provided that no such waiver by Axion shall be effective unless consented to by BMS.

                                    ARTICLE X

                               GENERAL PROVISIONS

            10.1 Counterparts. For the convenience of the parties hereto, this Agreement may be executed in separate counterparts, each such counterpart being deemed to be an original instrument, and which counterparts shall together constitute the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

            10.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to this conflicts of law principles.

            10.3 Notices. Any notice, request, instruction or other document to be given hereunder by any party to any other party shall be deemed to have been duly given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice)

                         If to Axion, to:

                               Axion Inc.
                               1111 Bayhill Drive, Suite 125
                               San Bruno, CA  94066
                               Attention:  Garrett J. Roper
                         with copy to:

                               Gunderson Dettmer Stough Villeneuve
                                 Franklin & Hachigian, LLP
                               600 Hansen Way
                               Palo Alto, CA  94304
                               Attention:  Steven M. Spurlock

                               Bristol-Myers Squibb Company
                               345 Park Avenue
                               New York, NY  10154
                               Attention:  Robert E. Ewers, Jr.

                               and

                               Cravath, Swaine & Moore
                               Worldwide Plaza
                               825 Eighth Avenue
                               New York, NY  10019
                               Attention:  Susan Webster

                         If to AHC, to:

                               Axion HealthCare Inc.
                               1111 Bayhill Drive, Suite 125
                               San Bruno, CA  94066
                               Attention:  Garrett J. Roper

                         with a copy to:

                               Gunderson Dettmer Stough Villeneuve
                                 Franklin & Hachigian, LLP
                               600 Hansen Way
                               Palo Alto, CA  94304
                               Attention:  Steven M. Spurlock

            10.4 Captions. All Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

            10.5 Successors and Assigns. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            10.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

            10.7 Entire Agreement; No Third Party Beneficiaries. This Agreement, the Merger Agreement, the other Documents and the agreements referred to herein and therein, and required to be delivered in connection with the transactions contemplated by the Documents (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) are not intended to confer upon any person or entity other than BMS, BMS Sub and the parties hereto any rights or remedies. BMS and BMS Sub shall be third party beneficiaries of this Agreement.

            10.8 Enforcement; Consent to Jurisdiction. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal Court sitting in the State of Delaware or in Delaware state court.

            10.9 Schedules. All Schedules attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Capitalized terms used in any Schedule but not otherwise defined therein shall have the respective meanings assigned to such terms in this Agreement.


            IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                                        AXION INC.,


                                        by
                                          ________________________________
                                          Name:
                                          Title:


                                        AXION HEALTHCARE INC.,


                                        by
                                          ________________________________
                                          Name:
                                          Title:


                                        ONCOLOGY THERAPEUTICS NETWORK
                                        CORPORATION,


                                        by
                                          ________________________________
                                          Name:
                                          Title:


                                        OPUS HEALTH SYSTEMS INC.,


                                        by
                                          ________________________________
                                          Name:
                                          Title:

                                        OPUS SUB, INC.,


                                        by
                                          ________________________________
                                          Name:
                                          Title:


                                        ONCOLOGY THERAPEUTICS NETWORK
                                        JOINT VENTURE, L.P.,


                                        by
                                          ________________________________
                                          Name:
                                          Title:





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                                                                      APPENDIX C


================================================================================

                           POST-CLOSING COVENANTS AND
                            INDEMNIFICATION AGREEMENT


                        dated as of [             ], 1996

                                      among

                 BRISTOL-MYERS SQUIBB COMPANY, on its own behalf
                      and as representative of Axion, OPUS,
                            OTNC and the Partnership,

                            OTN ACQUISITION SUB INC.,

                                   AXION INC.,

                            OPUS HEALTH SYSTEMS INC.,

                    ONCOLOGY THERAPEUTICS NETWORK CORPORATION

               ONCOLOGY THERAPEUTICS NETWORK JOINT VENTURE, L.P.,

                    AXION HEALTHCARE INC., on its own behalf
                  and as representative of the AHC Subsidiaries
                         and for the former stockholders
                                  of Axion Inc.

                                 OPUS SUB, INC.,

                         THE OTHER 81% AHC SUBSIDIARIES

                                       and

                      THE FORMER STOCKHOLDERS OF AXION INC.

================================================================================




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                                                                               2


                                TABLE OF CONTENTS


SECTION                                                             Page
                                                                    ----

                                    ARTICLE I

                                 The Definitions

1.01.    Definitions.................................................3
1.02.    Interpretation .............................................5

                                   ARTICLE II

                 Indemnification by the AHC Indemnifying Parties

2.01.    Indemnification Obligations ................................5
2.02.    Limitations on Indemnification Obligations .................8

                                   ARTICLE III

                 Indemnification by the BMS Indemnifying Parties


3.01.    Indemnification Obligations of the BMS
         Indemnifying Parties........................................ 9
3.02.    Limitation on Indemnification Obligations ..................10

                                   ARTICLE IV

                           Indemnification Procedures

4.01.    Third Party Claims .........................................10
4.02.    Other Indemnifiable Losses .................................12
4.03.    Indemnifiable Losses Net of
           Third Party Recoveries ...................................13
4.04.    Indemnifiable Losses Payable on After-Tax Basis ............13



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                                                                               3


SECTION                                                             Page
                                                                    ----

                                    ARTICLE V

                                    Covenants

5.01.    Confidentiality ............................................14
5.02.    Merger, Consolidation and Related Matters ..................15
5.03.    Indemnification Unavailable ................................16
5.04.    Further Assurances..........................................16

                                   ARTICLE VI

                            Miscellaneous and General

6.01.    Amendment ..................................................17
6.02.    Waiver, Remedies ...........................................17
6.03.    Counterparts ...............................................17
6.04.    Governing Law ..............................................17
6.05.    Notices ....................................................18
6.06.    Successors and Assigns .....................................19
6.07.    Effect of Expiration .......................................19
6.08.    Assignment..................................................19
6.09.    Captions....................................................19
6.10.    Severability................................................20
6.11.    Entire Agreement; No Third Party Beneficiaries .............20
6.12.    Enforcement; Consent to Jurisdiction .......................20



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                        POST-CLOSING COVENANTS AND INDEMNIFICATION AGREEMENT
                  dated as of [           ], 1996 (the "Agreement"), among
                  BRISTOL-MYERS SQUIBB COMPANY, a Delaware corporation (on its own behalf and as representative of Axion, OPUS, OTNC and the Partnership) ("BMS"); OTN ACQUISITION SUB INC., a Delaware corporation and a wholly owned subsidiary of BMS ("BMS Sub"); AXION INC., a Delaware corporation ("Axion"); OPUS HEALTH SYSTEMS INC., a Delaware corporation and a wholly owned subsidiary of Axion ("OPUS"); ONCOLOGY THERAPEUTICS NETWORK CORPORATION, a Delaware corporation and a wholly owned subsidiary of Axion ("OTNC"); ONCOLOGY THERAPEUTICS NETWORK JOINT VENTURE, L.P., a Delaware limited partnership ("OTN" or the "Partnership"); AXION HEALTHCARE INC., a Delaware corporation (on its own behalf and as representative of the 81% AHC Subsidiaries and the Former Axion Stockholders) ("AHC"); OPUS SUB, INC., a Delaware corporation and a wholly owned subsidiary of OPUS ("OPUS Sub"; and, together with certain other Subsidiaries of AHC which shall become a party hereto pursuant to the provisions of Section 5.02(c), the "81% AHC Subsidiaries"); and all the stockholders of Axion immediately prior to the Effective Time (as such term is defined in the Merger Agreement referred to below) (the "Former Axion Stockholders").

            WHEREAS, BMS, BMS Sub and Axion have entered into an Amended and Restated Agreement and Plan of Merger, dated as of August 2, 1996 (the "Merger Agreement"), providing for the merger of BMS Sub with and into Axion, with Axion as the Surviving Corporation (the "Merger") following the Distribution (as defined below);

            WHEREAS, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement or the Distribution Agreement (as defined below), as the case may be;

            WHEREAS, the Board of Directors of Axion has approved an agreement and plan of reorganization and distribution embodied in the form of the agreement attached



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                                                                               2


as Exhibit A to the Merger Agreement (the "Distribution Agreement"), pursuant to which (a) immediately prior to the Time of Contribution, (i) OTN will distribute to OTNC which will in turn distribute to Axion the Preference Amount, and (ii) all Axion Options outstanding immediately prior to the Time of Contribution shall have been exercised or canceled, (b) immediately prior to the Time of Distribution, (i) OPUS will contribute the OPUS Sub Assets to OPUS Sub and OPUS Sub will assume the OPUS Sub Liabilities, (ii) OPUS will distribute the outstanding capital stock of OPUS Sub to Axion and (iii) Axion will contribute all the Assets of Axion and its Subsidiaries (including the outstanding capital stock of OPUS Sub) other than the OPUS Sub Assets (which will remain Assets of OPUS Sub) and the Retained Assets to AHC and AHC will assume all the Liabilities of Axion and its Subsidiaries other than the OPUS Sub Liabilities (which will remain Liabilities of OPUS Sub) and the Retained Liabilities (the transactions in clauses (i), (ii) and (iii), collectively, the "Contributions"), (c) immediately following the Contributions and immediately prior to the Time of Distribution, each issued and outstanding share of AHC Common Stock, par value $.0001 per share ("AHC Common Stock"), will be converted into a number of shares of AHC Series A Preferred Stock, par value $.0001 per share ("AHC Preferred Stock") as shall be equal to the quotient of (i)(A) the number of shares of Axion Common Stock outstanding immediately prior to the Time of Distribution (including any shares of Axion Common Stock issued in connection with the exercise of Axion Options in connection with the consummation of the Merger) plus (B) the number of shares of Axion Common Stock to be issued in connection with the conversion of Axion Preferred Stock in connection with the consummation of the Merger divided by (ii) the number of shares of AHC Common Stock outstanding immediately prior to the Time of Distribution, and (d) immediately following the Contributions and the conversion referred to in clause (c) above and immediately prior to the Effective Time, subject to the satisfaction or waiver of the conditions set forth in Article VII of the Distribution Agreement, the Board of Directors of Axion will cause Axion to distribute to the holders of Axion Common Stock and the holders of Axion Preferred Stock all the then outstanding shares of AHC Preferred Stock (the "Distribution");

            WHEREAS, the execution and delivery of this Agreement by the parties hereto is a condition to the



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                                                                               3


obligations of the parties to the Merger Agreement to consummate the Merger;

            WHEREAS, the parties to this Agreement have determined that it is necessary and desirable to set forth certain agreements that will govern certain matters that may arise following the Contributions, the Distribution and the Merger; and

            WHEREAS, the parties to this Agreement hereto, as a condition to their obligations to consummate the Merger, have also entered into the Tax Matters Agreement to govern certain tax-related matters in connection with the Distribution and the Merger.


            NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                    ARTICLE I

                                   Definitions

            SECTION 1.01. Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement or the Distribution Agreement, as the case may be. As used in this Agreement, the following terms shall have the following respective meanings:

            "AHC Indemnified Parties" shall mean AHC and its direct or indirect Subsidiaries and their respective affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives.

            "AHC Indemnifying Parties" shall have the meaning assigned to such term in Section 2.01.

            "BMS Indemnified Parties" shall mean BMS, its direct or indirect Subsidiaries, including the Surviving Corporation and its Subsidiaries (including the Partnership) and their respective affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives.



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                                                                               4


            "BMS Indemnifying Parties" shall have the meaning assigned to such term in Section 3.01.

            "81% AHC Subsidiary" shall mean any corporation, company or other entity (i) more than 81% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 81% of whose ownership interest representing the right to make decisions for such other entity is, in each case, owned or controlled, directly or indirectly, by AHC.

            "Exculpated Parties" shall mean OTNC, its officers, directors, stockholders, employees, or affiliates, the Chairman of the Management Committee (as such term is defined in the Partnership Agreement) or any other officer of the Partnership or the members of the Management Committee appointed by OTNC pursuant to Section 7.2 of the Partnership Agreement.

            "Filings" shall mean the Form S-4, the Proxy Statement, the Required AHC Documents or any other document filed or required to be filed with the Securities and Exchange Commission or any state securities commission or otherwise provided, or required to be delivered, to the stockholders of Axion or, following the Distribution, the stockholders of AHC, in connection with the transactions contemplated by the Merger Agreement or the other Documents, any preliminary or final form thereof or any amendment or supplement thereto.

            "Indemnifiable Losses" shall mean, subject to Section 2.02(d), all losses, liabilities, damages, deficiencies, obligations, fines, expenses, claims, demands, actions, suits, proceedings, judgments or settlements, whether or not resulting from third party claims, including interest and penalties recovered by a third party with respect thereto and out-of-pocket expenses and reasonable attorneys' and accountants' fees and expenses incurred in the investigation or defense or any of the same or in asserting, preserving or enforcing any of the rights of AHC Indemnified Parties or BMS Indemnified Parties hereunder, suffered by any of the BMS Indemnified Parties or the AHC



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                                                                               5


      Indemnified Parties who or which may seek indemnification under this Agreement; provided, however, that notwithstanding anything to the contrary set forth herein, Indemnifiable Losses shall not include any such losses relating to or arising from any breach of any representation, warranty or covenant contained in Section 4.01(j) of the Merger Agreement or any other amount relating to Taxes (as defined in the Tax Matters Agreement) or for which indemnity is payable under the Tax Matters Agreement.

            SECTION 1.02. Interpretation. When a reference is made in this Agreement to a Section, Schedule or Exhibit, such reference shall be to a Section, Schedule or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "included", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". All accounting terms not defined in this Agreement shall have the meanings determined by GAAP.

                                   ARTICLE II

             Indemnification by the AHC Indemnifying Parties

            SECTION 2.01. Indemnification Obligations. AHC, each of the 81% AHC Subsidiaries and each Former Axion Stockholder (collectively, the "AHC Indemnifying Parties") shall, jointly and severally, indemnify, defend and hold harmless the BMS Indemnified Parties from and against, and pay or reimburse the BMS Indemnified Parties for, all Indemnifiable Losses, as incurred (payable quarterly upon written request, with interest from the date which is 30 days from the date of such request to the date of actual payment, at the prime or base rate of The Chase Manhattan Bank announced from time to time):

            (a) to the extent relating to or arising from (i) any breach of any representation or warranty by Axion or any of its Subsidiaries in the Merger Agreement or any other Document (or in any certificate or similar document delivered pursuant thereto) or (ii) any breach of any covenant of Axion or any of its Subsidiaries in the Merger Agreement or any other Documents requiring performance on or prior to the



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                                                                               6


      Closing Date or (iii) any breach of any covenant of AHC and its Subsidiaries in the Merger Agreement or any other Documents requiring performance after the Closing Date;

            (b) (i) in the case of the Form S-4 and, if required in connection with the Distribution, the Form S-1 or the Application, relating to or arising from any claim that there existed any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) in the case of the Proxy Statement, any other Filings and, if required in connection with the Distribution, the Information Statement, relating to or arising from any claim that there existed any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) in the case of any Required AHC Documents or other Filings that are provided or required to be delivered to the Axion stockholders, relating to or arising from any failure by Axion to so provide or deliver such Required AHC Documents or other Filings; but only, in the case of (i) or (ii), with respect to information furnished or to be furnished by Axion or its representatives contained in or omitted from the Filings;

            (c) relating to or arising from the Acquired Assets, the Assumed Liabilities (including the failure by AHC or any of the AHC Companies to otherwise perform or discharge such Assumed Liabilities), the Acquired Businesses or the current, former or future operations or employees of AHC and its Subsidiaries' businesses, whether such Indemnifiable Losses relate to or arise from events, occurrences, actions, omissions, facts or circumstances occurring, existing or asserted before, at or after the Effective Time, other than, in each case, any Retained Liabilities;

            (d) relating to or arising from the current or former operations or employees of Axion and its current or former Subsidiaries' businesses whether such Indemnifiable Losses relate to or arise from events, occurrences, actions, omissions, facts or circumstances occurring or existing before or at the Effective Time, whether asserted before, at or after the Effective



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                                                                               7


      Time, other than, in each case, any Retained Liabilities;

            (e) relating to or arising from claims of any stockholders, directors, officers, employees or agents of Axion and its Subsidiaries to the extent related to or arising from the execution by Axion or any of its Subsidiaries of this Agreement or the other Documents or the consummation of the transactions contemplated hereby or thereby (including any claims for indemnification by any officer or director of Axion or any of its Subsidiaries pursuant to any applicable law, the charter and by-laws or other governing instruments of Axion or any such Subsidiary or any indemnification agreement between Axion or any such Subsidiary and any such person) (except for any Indemnifiable Loss for which the AHC Indemnifying Parties are indemnified pursuant to Section 3.01(c));

            (f) relating to or arising from any Axion Expenses to the extent that such Axion Expenses were not included on the Transaction Expense Schedule and the aggregate amount of all Axion Expenses exceeds $2,000,000;

            (g) relating to or arising out of (i) the breach of any term, covenant or condition contained in the Partnership Agreement, the Trademark License Agreement dated as of July 8, 1993 between BMS and the Partnership (the "Trademark License Agreement") or any other agreement to which any of the Exculpated Parties and the Partnership are parties (other than any breach by the Limited Partner (as such term is defined in the Partnership Agreement), its officers, directors, stockholders, employees or affiliates or any member of the Management Committee appointed by the Limited Partner pursuant to Section 7.2 of the Partnership Agreement) or
      (ii) the gross negligence or wilful misconduct by any Exculpated Party of its obligations under the Partnership Agreement, the Trademark License Agreement or any other such agreement, in each case relating to or arising out of events, occurrences, actions, omissions, facts or circumstances occurring or existing at or prior to the Effective Time, whether asserted at, prior to or after the Effective Time;

            (h) that are Liabilities of the Partnership under Section 11(b) of the Sales Agency Agreement dated as of



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                                                                               8


      July 8, 1993, as amended, between BMS and the Partnership, relating to or arising out of events, occurrences, actions, omissions, facts or circumstances occurring or existing at or prior to the Effective Time, whether asserted at, prior to or after the Effective Time; or

            (i) incurred in connection with the enforcement by the BMS Indemnified Parties of their rights to be indemnified and held harmless under this Agreement.

            SECTION 2.02. Limitations on Indemnification Obligations. (a) The indemnification obligations of the AHC Indemnifying Parties for (i) any Indemnifiable Loss of the type set forth in Section 2.01(a)(i) or (ii) that is directly related to OTN shall equal 50% of such Indemnifiable Loss, and (ii) any other Indemnifiable Loss shall equal 100% of such Indemnifiable Loss;

            (b) The AHC Indemnifying Parties shall not have any liability under this Agreement with respect to any Indemnifiable Loss of the type set forth in
Section 2.01(a)(i) or (ii) that is directly related to OTN or the OPUS Station Business unless the aggregate of all such Indemnifiable Losses for which the AHC Indemnifying Parties would but for this sentence be liable exceeds on an aggregate basis an amount equal to $500,000 and provided that the AHC Indemnifying Parties' liability with respect to such Indemnifiable Losses shall in no event exceed $12,000,000.

            (c) The indemnification obligations of the AHC Indemnifying Parties under this Agreement with respect to (i) any Indemnifiable Loss of the type set forth in Section 2.01(a)(i) or (ii) that directly relates to OTN or the OPUS Station Business (other than Indemnifiable Losses related to or arising from any breach of the representations and warranties in Section 4.01(c), 4.01(n), or 4.01(p) of the Merger Agreement) shall terminate on March 31, 1998, (ii) any Indemnifiable Losses related to or arising from any breach of the representations and warranties in Section 4.01(c), 4.01(n) or 4.01(p) of the Merger Agreement shall terminated on the third anniversary of the Effective Time and (iii) all other Indemnifiable Losses shall not terminate.

            (d) Notwithstanding anything to the contrary set forth herein (except as provided in Section 2.02(e)), the



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                                                                               9


indemnification obligations of the Former Axion Stockholders under this Agreement shall be limited to the amount of the Escrowed Shares (as such term is defined in the Escrow Agreement).

            (e) The limitations on the AHC Indemnifying Parties' liability under this Agreement as set forth in Sections 2.02(a), (b), (c) and (d) above shall not apply to any Indemnifiable Losses relating to or arising from fraud or any misrepresentation or breach of which Axion, AHC, the 81% AHC Subsidiaries or their respective officers and directors had knowledge or any intentional failure to perform or comply with any covenant (collectively, "fraud"), and the AHC Indemnifying Parties shall be jointly and severally liable for all Indemnifiable Losses with respect thereto; provided, however, that a Former Axion Stockholder shall be liable for Indemnifiable Losses related to or arising from fraud only with respect to any fraud by such Former Axion Stockholder.

            (f) The indemnification obligations of the AHC Indemnified Parties under this Article II shall be subject to offset as provided in Section 10(b) of the Tax Matters Agreement.

                                   ARTICLE III

                 Indemnification by the BMS Indemnifying Parties

            SECTION 3.01. Indemnification Obligations of the BMS Indemnifying Parties. BMS, Axion, OTNC, the Partnership and OPUS (collectively, the "BMS Indemnifying Parties") shall, jointly and severally, indemnify, defend and hold harmless the AHC Indemnified Parties from and against, and pay or reimburse the AHC Indemnified Parties for all Indemnifiable Losses, as incurred (payable quarterly upon written request, with interest from the date which is 30 days from the date of such request to the date of actual payment, at the prime or base rate of The Chase Manhattan Bank announced from time to time):

            (a) relating to or arising from the Retained Assets, the Retained Liabilities (including the failure by Axion or any of its Subsidiaries to pay, perform or otherwise discharge such Retained Liabilities in accordance with their terms), whether such Indemnifiable Losses relate to or arise from events, occurrences, actions, omissions, facts or circumstances



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                                                                              10


      occurring, existing or asserted before, at or after the Effective Time;

            (b) to the extent relating to or arising from any breach of any representation, warranty or covenant of BMS or BMS Sub in the Merger Agreement or any other Document (or in any certificate or similar document delivered pursuant thereto);

            (c) (i) in the case of the Form S-4 and, if required in connection with the Distribution, the Form S-1 or the Application, relating to or arising from any claim that there existed any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) in the case of the Proxy Statement, any other Filings and, if required in connection with the Distribution, the Information Statement, relating to or arising from any claim that there existed any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; but only in each case with respect to information furnished or to be furnished by BMS or its representatives contained in or omitted from the Filings; or

            (d) incurred in connection with the enforcement by the AHC Indemnified Parties of their rights to be indemnified, defended and held harmless under this Agreement.

            SECTION 3.02. Limitation on Indemnification Obligations. The indemnification obligations of the BMS Indemnifying Parties under this Agreement with respect to (a) any Indemnifiable Loss of the type set forth in Section 3.01(b) shall terminate on March 31, 1998 and (b) all other Indemnifiable Losses shall not terminate.



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                                                                              11


                                   ARTICLE IV

                           Indemnification Procedures

            SECTION 4.01. Third Party Claims. (a) In order for any person (the "indemnified party") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim made by any person against the indemnified party (a "Third Party Claim"), such indemnified party must notify the indemnifying party in writing, and in reasonable detail, of the Third Party Claim within 20 business days after receipt by such indemnified party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure (except that the indemnifying party shall not be liable for any expenses incurred during the period in which the indemnified party failed to give such notice); and provided, further, however, that with respect to any matter for which the AHC Indemnifying Parties are the indemnifying party, the AHC Indemnifying Parties shall be deemed to have received notice hereunder with respect to all matters concluded or initiated prior to, or otherwise pending at, the Time of Contribution. Thereafter, the indemnified party shall deliver to the indemnifying party, promptly after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.

      (b) If a Third Party Claim is made against an indemnified party pursuant to the terms of this Agreement, the indemnifying party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof (at the expense of the indemnifying party) with counsel selected by the indemnifying party. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party will not be liable to the indemnified party for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses



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                                                                              12


of counsel employed by the indemnified party for any period during which the indemnifying party has not assumed the defense thereof (other than during any period in which the indemnified party shall have failed to give notice of the Third Party Claim as provided above). If the indemnifying party chooses to defend or prosecute a Third Party Claim, all the parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the indemnifying party chooses to defend or prosecute any Third Party Claim, the indemnified party will agree to any settlement, compromise or discharge of such Third Party Claim which the indemnifying party may recommend and which by its terms obligates the indemnifying party to pay the full amount of liability in connection with such Third Party Claim; provided, however, that the indemnifying party shall not consent to entry of any judgment or enter into any settlement (x) that provides for injunctive or other nonmonetary relief affecting the indemnified party or (y) that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such indemnified person of a release from all liability with respect to such claim. Whether or not the indemnifying party shall have assumed the defense of a Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld).

            SECTION 4.02. Other Indemnifiable Losses. In order for an indemnified party to be entitled to any indemnification provided for under this Agreement in respect of a claim that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness to the indemnifying party. The failure by any indemnified party to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to such indemnified party under this Agreement, except to the extent that the indemnifying party shall have been actually prejudiced by such failure. If the indemnifying party does not notify the indemnified party within 60 calendar days



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                                                                              13


following its receipt of such notice that the indemnifying party disputes in good faith its liability to the indemnified party under this Agreement, such claim specified by the indemnified party in such notice shall be conclusively deemed a liability of the indemnifying party under this Agreement and, subject to the provisions of Section 2.02(b), the indemnifying party shall pay the amount of such liability to the indemnified party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the indemnifying party has timely disputed its liability with respect to such claim, as provided above, the indemnifying party and the indemnified party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction subject to the provisions of Sections 6.14 and 6.15.

            SECTION 4.03. Indemnifiable Losses Net of Third Party Recoveries. The amount of any Indemnifiable Losses for which indemnification is provided under this Agreement shall be net of any amounts actually recovered prior to the date of actual notice of such Indemnifiable Loss pursuant to Section 4.01 or
4.02 by the indemnified party under third-party insurance policies with respect to such Indemnifiable Losses. Any amounts recovered by an indemnified party under third-party insurance policies with respect to an Indemnifiable Loss subsequent to the date of actual notice of such Indemnifiable Loss pursuant to
Section 4.01 or 4.02 shall be paid promptly to the relevant indemnifying party. An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto.

            SECTION 4.04. Indemnifiable Losses Payable on After-Tax Basis. All Indemnifiable Losses (and any amounts payable pursuant to the second sentence of Section 4.03) shall be determined, and all indemnification payments shall be made, on an after-tax basis to the indemnified party, provided that each indemnified party shall be assumed to pay taxes at the highest applicable effective federal, state and local rate and each indemnified party shall initially determine whether to treat a particular item of expense as tax deduction or a particular receipt as taxable income, and shall submit any such determination for approval to the indemnifying party reasonably promptly. If the indemnifying party, within 30 days after receipt of such notification, notifies the indemnified party that it does not approve of such determination, then AHC and BMS shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

                                    ARTICLE V

                                    Covenants

            SECTION 5.01. Confidentiality. The Confidentiality Agreement will terminate, according to its terms, as of the Effective Time. Immediately from and after the Effective Time, except as otherwise provided in this Agreement,
(a) the BMS Indemnified Parties will, and will cause their Subsidiaries and affiliates (and their respective officers, employees, accountants, counsel, financial advisors and other representatives to whom they disclose such information) to hold in strict confidence and not use or disclose for five years from the Effective Time (i) all confidential Evaluation Material (as defined in the Confidentiality Agreement) in the possession of the BMS Indemnified Parties or to which the BMS Indemnified Parties are given access pursuant to the Confidentiality Agreement or Section 6.03 of the Merger Agreement to the extent that such Evaluation Material relates to the AHC Companies or to OnCare and its Subsidiaries and (ii) all confidential and proprietary information relating to the Acquired Assets and the Assumed Liabilities in the possession of the BMS Indemnified Parties, and (b) the AHC Indemnified Parties will, and will cause their Subsidiaries and affiliates (and their respective officers, employees, accountants, counsel, financial advisors and other representatives to whom they disclose such information) to hold in strict confidence and not use or disclose for five years from the Effective Time all confidential and proprietary information relating to the Retained Assets and the Retained Liabilities in the possession of the AHC Indemnified Parties. Notwithstanding anything herein to the contrary, the provisions of this Section 5.01 shall not apply to the disclosure by any party hereto or their respective Subsidiaries or affiliates of any information, documents or materials (i) which are, or become, publicly available, other than by reason of a breach of this Section 5.01 by the disclosing party or by any Subsidiary or any affiliate of the disclosing party, (ii) received from a third party not bound by any confidentiality requirement with the other parties hereto, (iii) which are, or become, independently developed by such party without violating any of its obligations under this Section 5.01, (iv) required by applicable law to be disclosed by such party, or (v) necessary to establish such party's rights under this Agreement, the Merger Agreement or any other Document, provided that, in the case of clauses (iv) and (v), the person intending to make disclosure of confidential ]information will promptly notify the party to whom it is obliged to keep such information confidential and, to the extent practicable, provide such party a reasonable opportunity to prevent such public disclosure.

            SECTION 5.02. Merger, Consolidation and Related Matters. (a) AHC and each of the 81% AHC Subsidiaries agrees that, unless BMS shall otherwise consent in writing, neither AHC nor any of the 81% AHC Subsidiaries shall:

            (i) (A) in the case of AHC, liquidate, dissolve or wind up its affairs or (B) in the case of any 81% AHC Subsidiary, liquidate, dissolve or wind up its affairs unless the assets of such 81% AHC Subsidiary (or, if such 81% AHC Subsidiary shall not be wholly owned, a proportionate amount of such assets equal to the direct and indirect ownership interest of AHC in such 81% AHC Subsidiary) shall have been distributed to or otherwise acquired by AHC and/or any other 81% AHC Subsidiary;

            (ii) (A) merge with or into or consolidate with any other person, or
      (B) sell, lease or otherwise transfer all or substantially all the assets of AHC and the 81% AHC Subsidiaries, taken as a whole, (including by means of the sale of the capital stock of any Subsidiary) to any other person (in each case, whether in one or a series of transactions), unless, in each case, such person explicitly agrees to assume the obligations of AHC and the 81% AHC Subsidiaries under this Agreement, the Tax Matters Agreement or the Escrow Agreement pursuant to an agreement reasonably satisfactory in form and substance to BMS and its counsel;

            (iii) engage in any recapitalization or restructuring pursuant to which any cash, securities or other property shall be distributed in respect of its capital stock or effect any other distribution (by means of dividend, redemption or otherwise) in respect of its capital stock (other than, in the case of any 81% AHC Subsidiary, any such distribution to AHC);

            (iv) enter into any transactions with affiliates of AHC or any 81% AHC Subsidiary unless (1) any such transaction is between or among AHC and the 81% AHC Subsidiaries or (2) the terms of such transactions are fair and reasonable to AHC or the 81% AHC Subsidiaries, as the case may be, as in a comparable transaction made on an arms' length basis between unaffiliated parties; or

            (v) agree to or otherwise suffer any of the foregoing in (i), (ii),
      (iii) or (iv) above or otherwise take any action or fail to take any action designed to restrict, reduce or otherwise limit the rights of the BMS Indemnified Parties under this Agreement, the Tax Matters Agreement or the Escrow Agreement or the ability of any BMS Indemnified Party to collect any amount owed to it under this Agreement, the Tax Matters Agreement or the Escrow Agreement.

            (b) For purposes of this Section 5.02, AHC and its Subsidiaries acknowledge and agree that OnCare and its Subsidiaries shall be considered affiliates of AHC and the 81% AHC Subsidiaries.

            (c) AHC shall cause each of its Subsidiaries that shall be or become an 81% AHC Subsidiary on or after the date hereof to enter into an agreement, reasonably satisfactory in form and substance to both BMS and its counsel and AHC and its counsel, pursuant to which such Subsidiary shall agree to be bound by the terms of each of this Agreement, the Tax Matters Agreement and the Escrow Agreement as if such Subsidiary were named an 81% AHC Subsidiary herein and therein.

            (d) The provisions of this Section 5.02 shall terminate as of the sixth anniversary of the Effective Time; provided, however, that if as of such sixth anniversary an audit or contest of any Federal income tax return of the Affiliated Group (as defined in the Tax Matters Agreement) for any taxable year ending on or before the day on which the Effective Time occurs is in process, the provisions of this Section 5.02 shall not terminate until such time as any Tax Claims (as defined in the Tax Matters Agreement) relating to such audit or contest have been settled and all liabilities related thereto satisfied.

            SECTION 5.03. Indemnification Unavailable. In the event that any indemnification provided in Articles II or III is unavailable for any reason, each party hereto agrees to contribute in respect of the applicable indemnification obligation on an equitable basis.

            SECTION 5.04. Further Assurances. Consistent with the terms and conditions hereof, each party hereto shall execute and deliver such instruments and take such other actions as the other parties hereto may reasonably require in order to carry out the transactions contemplated by the Merger Agreement, this Agreement or any other Document.

                                   ARTICLE VI

                            Miscellaneous and General

            SECTION 6.01 Amendment. This Agreement may be amended by the parties at any time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

            SECTION 6.02. Waiver, Remedies. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No delay on the part of any of the parties hereto in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of any of the parties hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor will any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Unless otherwise provided, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties may otherwise have at law or in equity.

            SECTION 6.03. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

            SECTION 6.04. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

            SECTION 6.05. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                    (a)  If to BMS, BMS Sub, Axion, OTNC, the
                         Partnership or OPUS, to:

                         Bristol-Myers Squibb Company
                         345 Park Avenue
                         New York, NY 10154

                         Attention:  Robert E. Ewers, Jr.


                         with a copy to:

                         Cravath, Swaine & Moore
                         825 Eighth Avenue
                         New York, NY 10019

                         Attention:  Susan Webster

                    (b) if to AHC, any 81% AHC Subsidiary or the Former Axion Stockholders, to:

                         Axion HealthCare Inc.
                         1111 Bayhill Drive, Suite 125
                         San Bruno, CA 94066

                         Attention:  Garrett J. Roper


                         with a copy to:

                         Gunderson Dettmer
                         Stough Villeneuve Franklin
                           & Hachigian, LLP
                         600 Hansen Way, 2nd Floor
                         Palo Alto, CA 94304

                         Attention:  Steven M. Spurlock

            SECTION 6.06. Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            SECTION 6.07. Effect of Expiration. The expiration or termination of this Agreement for any reason whatsoever shall not release any party hereto from any liability which at the time of expiration or termination had already accrued to the other party in accordance with the terms of this Agreement with respect to any act or omission prior thereto, and the expiration or termination of this Agreement for any reason shall not affect the continued operations or enforcement of any provision of this Agreement which, by its express terms, is to survive expiration or termination.

            SECTION 6.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that BMS Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to BMS or to any direct or indirect wholly owned Subsidiary of BMS, but no such assignment shall relieve BMS Sub of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

            SECTION 6.09. Captions. The Article, Section and paragraph captions herein are for convenience of reference only, and do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

            SECTION 6.10. Severability. If any provision of this Agreement or the other Documents or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions thereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

            SECTION 6.11. Entire Agreement; No Third Party Beneficiaries. This Agreement, the other Documents, the Confidentiality Letter and the agreements referred to herein and therein, and required to be delivered in connection with the transactions contemplated by the Documents (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) are not intended to confer upon any person or entity other than the parties any rights or remedies, except that the provisions of Article II and
Article III hereof shall inure to the benefit of the BMS Indemnified Parties and the AHC Indemnified Parties.

            SECTION 6.12. Enforcement; Consent to Jurisdiction. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal Court sitting in the State of Delaware or in Delaware state court.


            IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                                        AXION INC.,

                                          by
                                              ________________________
                                              Name:
                                              Title:


                                        BRISTOL-MYERS SQUIBB COMPANY,

                                          by
                                              ________________________
                                              Name:
                                              Title:


                                        OTN ACQUISITION SUB INC.,

                                          by
                                              ________________________
                                              Name:
                                              Title:


                                        OPUS HEALTH SYSTEMS INC.,
                                          by
                                              ________________________
                                              Name:
                                              Title:


                                        ONCOLOGY THERAPEUTICS NETWORK
                                        CORPORATION,

                                          by
                                              ________________________
                                              Name:
                                              Title:


                                        ONCOLOGY THERAPEUTICS NETWORK
                                        JOINT VENTURE, L.P.,

                                          by
                                              ________________________
                                              Name:
                                              Title:


                                        AXION HEALTHCARE INC.,

                                          by
                                              ________________________
                                              Name:
                                              Title:


                                        OPUS SUB, INC.,

                                          by
                                              ________________________
                                              Name:
                                              Title:


                                        AXION HEALTHCARE INC., as
                                        attorney-in-fact for each of
                                        the Former Axion Stockholders,

                                          by
                                              ________________________
                                              Name:
                                              Title:

                                                                      APPENDIX D


================================================================================

                              TAX MATTERS AGREEMENT



                        Dated as of [             ], 1996



                                      among


                          BRISTOL-MYERS SQUIBB COMPANY,

                            OTN ACQUISITION SUB INC.,

                                   AXION INC.,

                            OPUS HEALTH SYSTEMS INC.,

                   ONCOLOGY THERAPEUTICS NETWORK CORPORATION,

               ONCOLOGY THERAPEUTICS NETWORK JOINT VENTURE, L.P.,

                             AXION HEALTHCARE, INC.,

                                 OPUS SUB, INC.,

                 Certain Subsidiaries of Axion Healthcare, Inc.,

                                       and

            Certain shareholders of Axion prior to the Effective Time

================================================================================

                                TABLE OF CONTENTS


SECTION                                                                   Page
                                                                          ----
                              Tax Matters Agreement

1.   Indemnification........................................................3
2.   Control of Tax Matters.................................................6
3.   Refunds................................................................9
4.   Allocation Between Taxable Periods....................................10
5.   Cooperation...........................................................11
6.   Transfer Taxes........................................................12
7.   Post-Effective Time Restructurings....................................12
8.   Tax Sharing Agreements................................................13
9.   Tax Liabilities.......................................................13
10.  Offsets...............................................................13
11.  Assignment............................................................14
12.  Survival..............................................................14
13.  Notices...............................................................14
14.  Governing Law.........................................................14
15.  Entire Agreement......................................................14
16.  Counterparts..........................................................14
17.  Severability..........................................................14
18.  Headings..............................................................15
19.  Definitions...........................................................15
20.  Enforcement; Consent to Jurisdiction..................................15
21.  Interpretation........................................................15
22.  Miscellaneous.........................................................15

                        TAX MATTERS AGREEMENT (the "Agreement") dated as of [ ],
                  1996, among BRISTOL-MYERS SQUIBB COMPANY, a Delaware corporation (on its own behalf and as representative of Axion, OPUS, OTNC and the Partnership) ("BMS"); OTN ACQUISITION SUB INC., a Delaware corporation and a wholly owned subsidiary of BMS ("BMS Sub"); AXION INC., a Delaware corporation ("Axion"); OPUS HEALTH SYSTEMS INC., a Delaware corporation and a wholly owned subsidiary of Axion ("OPUS"); ONCOLOGY THERAPEUTICS NETWORK CORPORATION, a Delaware corporation and a wholly owned subsidiary of Axion ("OTNC"); ONCOLOGY THERAPEUTICS NETWORK JOINT VENTURE, L.P., a Delaware limited partnership ("OTN" or the "Partnership"); AXION HEALTHCARE INC., a Delaware corporation (on its own behalf and as representative of the 81% AHC Subsidiaries and the Former Axion Stockholders) ("AHC"); OPUS SUB, INC., a Delaware corporation and a wholly owned subsidiary of OPUS ("OPUS Sub"; and, together with certain other Subsidiaries of AHC which shall become a party hereto pursuant to the provisions of Section 22 hereof, the "81% AHC Subsidiaries"); and all the stockholders of Axion immediately prior to the Effective Time (as such term is defined in the Merger Agreement referred to below) (the "Former Axion Stockholders").

            WHEREAS, Axion is currently the common parent of an affiliated group of corporations (collectively, the "Affiliated Group"; provided, however, that the "Affiliated Group" shall not include the Partnership or any other entity that is, prior to the merger, owned directly or indirectly, in whole or in part, by BMS (such an entity is hereinafter referred to as a "BMS Entity")) filing consolidated Federal income Tax Returns and unitary or combined state income Tax Returns ("Consolidated Returns"), pursuant to which Axion and one or more other members of the Affiliated Group pay Taxes on a consolidated, combined or unitary basis ("Consolidated Taxes");

            WHEREAS, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement or the Distribution Agreement (as defined below), as the case may be;

            WHEREAS, the Board of Directors of Axion has approved an agreement and plan of reorganization and distribution embodied in the form of the agreement attached as Exhibit A to the Merger Agreement (the "Distribution Agreement"), pursuant to which (a) immediately prior to the Time of Contribution, (i) OTN will distribute to OTNC which will in turn distribute to Axion the Preference Amount, and (ii) all Axion Options outstanding immediately prior to the Time of Contribution shall have been exercised or canceled, (b) immediately prior to the Time of Distribution, (i) OPUS will contribute the OPUS Sub Assets to OPUS Sub and OPUS Sub will assume the OPUS Sub Liabilities, (ii) OPUS will distribute the outstanding capital stock of OPUS Sub to Axion and
(iii) Axion will contribute all the Assets of Axion and its Subsidiaries (including the outstanding capital stock of OPUS Sub) other than the OPUS Sub Assets (which will remain Assets of OPUS Sub) and the Retained Assets to AHC and AHC will assume all the Liabilities of Axion and its Subsidiaries other than the OPUS Sub Liabilities (which will remain Liabilities of OPUS Sub) and the Retained Liabilities (the transactions in clauses (i), (ii) and (iii), collectively, the "Contributions"), (c) immediately following the Contributions and immediately prior to the Time of Distribution, each issued and outstanding share of AHC Common Stock, par value $.0001 per share ("AHC Common Stock"), will be converted into a number of shares of AHC Series A Preferred Stock, par value $.0001 per share ("AHC Preferred Stock") as shall be equal to the quotient of
(i)(A) the number of shares of Axion Common Stock outstanding immediately prior to the Time of Distribution (including any shares of Axion Common Stock issued in connection with the exercise of Axion Options in connection with the consummation of the Merger) plus (B) the number of shares of Axion Common Stock to be issued in connection with the conversion of Axion Preferred Stock in connection with the consummation of the Merger divided by (ii) the number of shares of AHC Common Stock outstanding immediately prior to the Time of Distribution, and (d) immediately following the Contributions and the conversion referred to in clause (c) above and immediately prior to the Effective Time, subject to the satisfaction or waiver of the conditions set forth in Article VII of the Distribution Agreement, the Board of Directors of Axion will cause Axion to distribute to the holders of Axion Common

Stock and the holders of Axion Preferred Stock all the then outstanding shares of AHC Preferred Stock (the "Distribution");

            WHEREAS, the execution and delivery of this Agreement by the parties hereto is a condition to the obligations of the parties to the Merger Agreement to consummate the Merger;

            WHEREAS, BMS, BMS Sub and Axion have entered into an Amended and Restated Agreement and Plan of Merger dated as of August 2, 1996 (the "Merger Agreement") pursuant to which, following the Distribution, BMS Sub shall merge with and into Axion (the "Merger") with Axion as the surviving corporation (the "Surviving Corporation") and in connection with which certain parties will execute the Escrow Agreement and the Indemnification Agreement (the Contributions, the Distribution, the Merger and the related agreements and transactions, the "Transactions");

            WHEREAS, for Federal income tax purposes, it is intended that (a) the Distribution shall qualify as a tax-free spinoff under Section 355 of the Internal Revenue Code of 1986, as amended (the "Code") and (b) the Merger shall qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Code; and

            WHEREAS, BMS and Axion desire to allocate the liability for the Taxes (as defined below) of members of the Affiliated Group for any taxable period (including short taxable periods and any portion of any taxable period) which period (or portion) ends on or before the day on which the Effective Time occurs (a "Pre-Merger Tax Period"), which liability is secured by the escrow created pursuant to the Escrow Agreement attached to the Merger Agreement, and to provide for certain other Tax-related matters;

            NOW, THEREFORE, in consideration of the covenants contained herein, the parties agree as follows:

            1. Indemnification. (a)(i) AHC, the 81% AHC Subsidiaries and the Former Axion Stockholders (collectively, the "AHC Indemnifying Parties") shall jointly and severally indemnify and hold harmless BMS, the Surviving Corporation, OPUS, OTNC, the Partnership, their affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives (collectively, the

"BMS Indemnified Parties") from all liabilities for Federal, state, local, foreign and other governmental taxes, assessments, duties, fees, levies or similar charges of any kind including all interest, penalties and additions imposed with respect to such amounts (collectively, "Taxes") imposed on Axion, OPUS, OTNC or any member of the Affiliated Group (whether imposed directly or by reason of United States Treasury Regulations Section 1.1502-76 or similar provisions) (A) for any Pre-Merger Tax Period, including any Pre-JV Sales Taxes (but excluding any Retained Tax Liabilities), which are in each case unpaid as of the Effective Time (such indemnified Taxes, the "Pre-Merger Taxes), (B) with respect to the Contributions, (C) as a result of the Distribution, (D) as a result of the provision of the OPUS Station Data to AHC, OnCare or any of their assignees, (E) with respect to the OPUS License Agreement, or (F) in respect of the transfer of assets or rights from OnCare or any of its subsidiaries or affiliates or any other affiliate of Axion and its subsidiaries to Axion prior to the Distribution. The AHC Indemnifying Parties shall also jointly and severally indemnify the BMS Indemnified Parties from all liabilities for fifty percent (50%) of the excess of (I) any liability for any unpaid Taxes (other than JV Sales Taxes) as of June 30, 1996 imposed on the Partnership for all periods up to and including June 30, 1996 over (II) $225,000, and 100% of any liability for JV Sales Taxes paid after June 30, 1996 in excess of $667,40; provided, however, that no indemnification shall be payable with respect to any JV Sales Taxes to the extent payment of such JV Sales Taxes increased the amount of "Retained Cash" pursuant to clause (c) of the definition of "Retained Cash" in the Distribution Agreement). "Retained Tax Liabilities" shall mean (W) any income Tax liability (including any liability for any Tax measured by reference to income) of OTNC (or the Affiliated Group) attributable to the allocation to OTNC of Taxable income of the Partnership (whether or not such Taxes are paid before or after the Effective Time) and any other Taxes to the extent directly attributable to the operation of the Partnership, in each case for the period beginning on July 1, 1996, and ending on the day on which the Effective Time occurs and in each case determined in accordance with the principles of Section 3(a) and (for the avoidance of doubt), in the case of Taxes measured by reference to income, by assuming that such income is subject to Tax at the highest applicable Federal, state and local tax rate as provided by Section 1(c) hereof, (X) any income Tax liability (including any liability for any Tax measured by reference to income) to the extent directly attributable to the reallocation of Partnership income by the IRS or any other governmental agency from Bristol-Myers Oncology Therapeutics Network Corporation to OTNC, (Y) all liabilities for any unpaid Taxes as of June 30, 1996 imposed on the Partnership for all periods up to and including June 30, 1996 that are not indemnified by the AHC Indemnifying Parties pursuant to the preceding sentence, and (Z) any Tax liabilities relating to the operations, assets or activities of a BMS Entity (other than the Partnership). "Pre-JV Sales Taxes" shall mean any liability of Axion with respect to unpaid sales and use Taxes on sales prior to the date of formation of the Partnership. "JV Sales Taxes" shall mean any liability of the Partnership with respect to unpaid sales and use Taxes on sales prior to August 1, 1994.

           (ii) BMS, Axion, OTNC, OPUS and the Partnership (collectively, the "BMS Indemnifying Parties") shall jointly and severally indemnify and hold harmless AHC, the Subsidiaries, their affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives (collectively, the "Axion Indemnified Parties") (A) from all liability for Taxes imposed on Axion, OTNC, OPUS or the Partnership for any Post-Merger Tax Period and (B) for any Retained Tax Liabilities.

            (b) Notwithstanding anything to the contrary set forth herein, the indemnification obligations of the Former Axion Stockholders under this Agreement shall be limited to the amounts held in the BMS Stock Escrow Fund (as such term is defined in the Escrow Agreement). The limitations on the Former Axion Stockholders' liability under this Section 1(b) shall not apply to any liability for Taxes relating to or arising from fraud or any misrepresentation or breach of which Axion, AHC, the 81% AHC Subsidiaries or their respective officers and directors had knowledge or any intentional failure to perform or comply with any covenant (collectively, "fraud"), and AHC, the 81% AHC Subsidiaries and the Former Axion Stockholders shall be jointly and severally liable for all liabilities for Taxes with respect thereto; provided, however, that a Former Axion Stockholder shall be liable for Taxes related to or arising from fraud only with respect to any fraud by such Former Axion Shareholder.

            (c) All indemnified liabilities for Taxes and other losses shall be determined, and all indemnification payments shall be made, on an after-tax basis to the indemnified party, provided that each indemnified party shall be assumed to pay taxes at the highest applicable effective federal, state and local rate and each indemnified party shall initially determine the amount of any claim for indemnification and whether to treat a particular item of expense as a tax deduction or a particular receipt as taxable income, and shall submit any such determination for approval to the indemnifying party reasonably promptly. If the indemnifying party, within 30 days after receipt of such notification, notifies the indemnified party that it does not approve of such determination, then AHC and BMS shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction (subject to Section 20 of this Agreement).

            (d) Any indemnification payments due to the AHC Indemnified Parties with respect to clause (W) of the definition of of "Retained Tax Liabilities" shall, to the extent that payments in respect of such Retained Tax Liabilities were made prior to the Effective Time, be paid within twenty (20) days of date on which the Effective Time occurs.

            2. Control of Tax Matters. (a)(i) Except as provided in paragraph
(ii) below and subject to Section 3 below, Axion hereby designates, and agrees to cause each of its Subsidiaries (including, without limitation, the Partnership) to so designate, AHC as its agent to take any and all actions, at AHC's sole expense, necessary or incidental to the preparation of Tax Returns, the determination of Tax liability and the filing of any and all forms (including, subject to Sections 2(d) and 3, any forms relating to any refund of Taxes for which the AHC Indemnifying Parties are liable pursuant to Section 1(a)(i) (collectively, "AHC Taxes)) (A) relating to all Pre-Merger Tax Periods (other than the portion of any Pre-Merger Tax Period that is a Straddle Period, as defined below) and (B) until December 31, 1996, relating to all Pre-JV Sales Taxes and all JV Sales Taxes (provided that AHC agrees to use reasonable commercial efforts to eliminate, prior to December 31, 1996, all liabilities for JV Sales Taxes and Pre-JV Sales Taxes); provided that Axion shall only be deemed to have made such designation with respect to Tax Returns signed by Ernst & Young LLP, or another nationally recognized accounting firm selected by AHC and reasonably acceptable to BMS as return preparers and to other forms or determinations of Tax liability the accuracy and completeness of which have been certified by Ernst & Young LLP, or another nationally recognized accounting firm selected by AHC and reasonably acceptable to BMS, to the same extent as if they had been a return preparer.

          (ii) Notwithstanding the foregoing, AHC hereby designates, and agrees to cause each of its Subsidiaries to so designate, BMS as its agent to take any and all actions, at BMS's sole expense, necessary or incidental to the preparation of Tax Returns, the determination of Tax liability and the filing of any and all forms (including any forms relating to any refund of Taxes for which the BMS Indemnifying Parties are liable pursuant to Section 1(a)(ii) (collectively, "BMS Taxes")) relating (A) to any Post-Merger Tax Period, (B) to the portion of any Pre-Merger Tax Period that is a Straddle Period, provided, however, that any determination and reporting of Taxes for any Straddle Period shall be made jointly by AHC and BMS, (C) solely to Taxes payable by the Partnership for any taxable period other than, with respect to periods prior to December 31, 1996, all JV Sales Taxes, and (D) to any Pre-JV Sales Taxes that remain unpaid after December 31, 1996.

            (b) Prior to the Effective Time, Axion shall, and shall cause AHC and each other member of the Affiliated Group to, (i) accurately prepare and timely file with the relevant Taxing Authority all Tax Returns and reports ("Post-Signing Returns") required to be filed by Axion or any member of the Affiliated Group at or before the Effective Time, (ii) timely pay all Taxes due and payable by Axion or any member of the Affiliated Group at or before the Effective Time, (iii) make adequate provision on their books and records, to the extent required in accordance with GAAP, for all Taxes due and payable after the Effective Time, and (iv) promptly notify BMS of any action, suit, proceeding, claim or audit pending against or with respect to Axion, AHC or any other member of the Affiliated Group in respect of any Taxes where there is a reasonable possibility of a determination or decision which could have a material adverse effect on Axion's or any of its affiliate's, Tax liabilities or Tax attributes.

            (c) Except with the prior written consent of BMS, which shall not be unreasonably withheld, and subject to Section 3, each of Axion and AHC shall refrain, and shall cause each of its respective subsidiaries to refrain, from
(i) making any material Tax election other than consistent with past practice that would bind BMS or any member of the BMS affiliated group or otherwise materially affect the Tax liability of the Affiliated Group or (ii) making, filing or amending any material Tax Return that includes any Pre-Merger Tax Period that (A) is inconsistent with the existing and historic method used by the Affiliated Group in calculating the taxable income of the Affiliated Group, or (B) would otherwise materially affect the Tax liability of BMS, Axion or any direct or indirect subsidiary of BMS or Axion for any Tax period (or portion) that is not a Pre-Merger Tax Period (a "Post-Merger Tax Period").

            (d)  [Intentionally omitted]

            (e)(i) If (A) a claim relating to Taxes (a "Tax Claim") shall be made by any Taxing authority, which, if successful, might result in an indemnity payment to any BMS Indemnified Party pursuant to Section 1(a)(i) of this Agreement (other than a Tax Claim relating solely to Taxes payable by the Partnership), (B) the AHC Indemnifying Parties admit in writing their obligation to indemnify the BMS Indemnified Party for the Tax Claim, (C) (i) no proceeding shall have been commenced and no petition shall have been filed seeking relief in respect of AHC or any of its Subsidiaries, or of a substantial part of their respective property or assets, under Title 11 of the United States Code as now constituted or hereafter amended, or seeking the appointment of a receiver, trustee or similar official for AHC or any of its Subsidiaries or for a substantial part of their respective property or assets, or seeking the winding up or liquidation of AHC or any of its Subsidiaries and (ii) none of AHC or any of its Subsidiaries shall have made a general assignment for the benefit of creditors or become unable, admitted in writing its inability or failed generally to pay its debts as they become due, (D) the Tax Claim is the only material Tax issue involving the BMS Indemnified Party involved in a proceeding, and (E) Ernst & Young LLP, or another nationally recognized accounting firm selected by AHC and reasonably acceptable to BMS, certifies in writing to BMS that there is a reasonable basis for the defense against such Tax Claim, then AHC shall control all proceedings taken in connection with the Tax Claim (including selection of counsel) and, without limiting the foregoing, may in its sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any Taxing authority with respect thereto, and may, in its sole discretion, either pay such Tax Claim and sue for a refund where applicable law permits such refund suits or contest the Tax Claim in any permissible manner. In such a case AHC shall keep the BMS Indemnified Party reasonably informed of developments in the proceeding. In all cases involving a Tax Claim that might result in an indemnity payment to any BMS Indemnified Party, BMS shall reasonably promptly notify AHC thereof and each BMS Indemnified Party shall use its reasonable best efforts to cause that Tax Claim to be determined in a proceeding separate from other Tax issues involving the BMS Indemnified Party or any affiliate thereof. If the BMS Indemnified Party cannot accomplish this separation of the Tax Claim so that such claim and other material Tax Claims involving the BMS Indemnified Party or any affiliate thereof have to be determined in a single proceeding, or if any of the other conditions set forth in the first sentence of this Section 2(e)(i) are not satisfied, then, to the maximum extent permitted, AHC shall be entitled to participate in the proceeding through its own counsel and the BMS Indemnified Party shall consult with AHC with regard to pursuing or foregoing administrative appeals, proceedings, hearings and conferences with any Taxing authority and whether or not to pay the Tax Claim and sue for a refund or to contest the Tax in some other manner. However, except as provided in the following sentence, decisions as to the method of contesting Taxes in such a proceeding shall be made by the BMS Indemnified Party but AHC shall control all other aspects of the contest, including the decisions as to whether to settle or continue to contest the Tax Claim. Notwithstanding the foregoing, without the consent of AHC the BMS Indemnified Party shall not pursue such Tax Claim in a forum that requires the payment of the disputed Taxes as a pre-condition to contesting such Tax Claim if there is a forum available that does not require such payment, unless BMS advances the amount of such Taxes until the time at which such Taxes are considered to be payable pursuant to Section 9 of this Agreement.

          (ii) Subject to Section 2(e)(i) above, if a Tax Claim shall be made by any Taxing authority, which, if successful, might result in an indemnity payment to any Axion Indemnified Party pursuant to Section 1(a)(ii) of this Agreement, then Axion or BMS shall control all proceedings taken in connection with the Tax Claim (including selection of counsel) and, without limiting the foregoing, may in its sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any Taxing authority with respect thereto, and may, in its sole discretion, either pay such Tax Claim and sue for a refund where applicable law permits such refund suits or contest the Tax Claim in any permissible manner. In such a case Axion or BMS shall keep the Axion Indemnified Party reasonably informed of developments in the proceeding.

            3. Refunds. Notwithstanding anything to the contrary in this Agreement, AHC will not amend, and will cause each AHC Indemnifying Party not to amend, any Tax return for any Pre-Closing Tax Period that would result in a refund of Taxes (except a refund claim made as a precondition to contesting an asserted Tax Claim for a Pre-Merger Tax Period (as defined below)), unless (i) such refund claims in the aggregate do not exceed $500,000 or (ii) AHC places the full amount of each such refund into an escrow account established solely to secure any Tax Claim that may result from such refund claim and that will not, without the consent of BMS (which consent shall not be unreasonably withheld), terminate prior to the expiration of the applicable statute of limitations or, if earlier, the date of a "determination" (as defined in Section 1313 of the Code) with respect to such refund claim.

            AHC shall promptly pay to BMS the amount of any Tax refund relating to BMS Taxes that is received by AHC or any of its Subsidiaries (a "BMS Refund"). BMS shall promptly pay to AHC the amount of any Tax refund relating to AHC Taxes that is received by BMS or any of its Subsidiaries (an "AHC Refund").

            4. Allocation Between Taxable Periods. (a) In the case of any taxable period that includes but does not end on the day on which the Effective Time occurs (a "Straddle Period"),

            (i) real, personal and intangible property Taxes, other than transfer and similar Taxes ("Property Taxes"), allocated to the Pre-Merger Tax Period shall be equal to the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Merger Tax Period and the denominator of which is the number of days in the Straddle Period; and

          (ii) all Taxes (other than Property Taxes) for the Pre-Merger Tax Period shall be computed based on an actual closing of the books as if such taxable period ended as of the close of business on the Effective Date and, in the case of any Taxes attributable to the ownership of any equity interest in any partnership or other "flow through" entity, based on an actual closing of the books as if the taxable period of such partnership or other "flow through" entity ended as of the close of business on the Effective Date; provided, however, that all transfers and transactions (including Taxes attributable thereto) which occur to effectuate the Distribution or the Merger shall be allocated to the Pre-Merger Tax Period.

            (b) Without limiting the foregoing provisions of this Section 4 setting forth the principles for allocating income, gain, loss, deduction, credits, events or transfers between Pre-Merger and Post-Merger Tax Periods, and any Straddle Period, BMS, Axion and each of their relevant Subsidiaries, and AHC and each of its Subsidiaries, (i) shall file, or cause to be filed, all relevant Tax Returns and execute, or cause to be executed, such other documents as may be required by any Taxing authority, on the basis that the Distribution and the Merger shall occur for Tax purposes as of the close of business on the day before the day on which the Effective Time occurs and shall refrain from taking any position inconsistent with such basis with any Taxing authority unless the relevant Taxing authority will not accept a Tax return filed on such basis, (ii) each agree to report the Distribution as a tax-free spin-off under Section 355 of the Code and the Merger as a tax-free reorganization under Section 368 of the Code on all Tax Returns, and to take no position inconsistent therewith, except if there is a "determination" (as defined Section 1313 of the Code) to the effect that such position is incorrect or as otherwise required to contest a claim by a Taxing authority that such position is incorrect or to file amended state or local Tax Returns as required by law by reason of an adverse preliminary or final determination (including an audit assessment by a Federal Taxing authority), and (iii) agree to file all Tax Returns on the basis that any taxable period that includes the day on which the Effective Time occurs ends on such date unless the relevant Taxing authority will not accept a Tax Return filed on such basis.

            (c) The determination of all Taxes imposed on the Partnership for all periods up to and including June 30, 1996, or for all periods beginning on or after July 1, 1996, shall be made on the principles set forth in Section 3(a) above.

            5. Cooperation. BMS, Axion and AHC each agree to cooperate with one another and to cause each of its Subsidiaries to so cooperate, in a timely manner consistent with existing practice, in filing any return, form or consent contemplated by this Agreement. Each party also agrees to take, and will cause the appropriate Subsidiary to take, such action or actions as each other party may reasonably request with respect to the Tax matters contemplated by this Agreement, including but not limited to the timely filing of requests for the extension of time within which to file Tax Returns, and the signing of and timely filing of such waivers, consents, forms, court petitions, refund claims, complaints, powers of attorney and other documents needed from time to time in order to file Tax Returns and defend, prosecute or resolve deficiencies or claims as provided herein. Each of AHC and BMS further agrees to furnish timely, and to cause each of its subsidiaries to so furnish, the other with any and all information reasonably requested by the other in connection with this Agreement and the transactions contemplated by this Agreement, whether such information relates to a period before or after the Effective Time; provided, however, that any valuations of OnCare, OPUS and AHC made by Axion or its advisors shall be placed in escrow and shall be made available as provided in Section 5.4 of the Distribution Agreement. Without limiting the generality of the foregoing sentence, AHC specifically agrees to provide to BMS, reasonably promptly, copies of any correspondence or notices received from the Internal Revenue Service or any other Taxing authority with respect to Taxes of the Affiliated Group for a Pre-Merger Tax Period, and BMS agrees to provide the same to Axion within the same time period.

            Each party hereto shall retain all books and records relating to Taxes until the later of (i) ten years after the Effective Time and (ii) expiration of the applicable statute of limitations.

            6. Transfer Taxes. Axion shall cause AHC to pay or cause to be paid all transfer, documentary, sales, use, registration, value-added and other similar Taxes (including all applicable real estate transfer Taxes and real property transfer gains Taxes) and related amounts (including any penalties, interest and additions to any such Tax) incurred in connection with, or as a result of, the Transactions.

AHC shall pay all New York State stock transfer taxes due with respect to the Transactions, and shall be entitled to any rebate thereof.

            7. Post-Effective Time Restructurings. BMS shall refrain from, and shall cause each BMS Indemnifying Party to refrain from, causing Axion, OTNC, OPUS or the Partnership from taking any action between the Closing and the beginning of the day after the day on which the Effective Time occurs, other than in the ordinary course of business or as contemplated by the Merger Agreement and the agreements, Documents and other items referred to in Section
9.06 of the Merger Agreement; provided, however, that BMS shall refrain from, and shall cause each BMS Indemnifying Party to refrain from, undertaking the restructuring of its ownership of Axion, OTNC, Bristol-Myers Oncology Therapeutic Network, Inc. or the Partnership until the beginning of the day after the day on which Effective Time occurs.

            8. Tax Sharing Agreements. As of the Effective Time, AHC shall cause all Tax sharing agreements (other than this Agreement) or arrangements to which Axion or any Subsidiary thereof (immediately before the Merger) is a party to be terminated, including without limitation any formal or informal agreement or arrangement with OnCare, with no further obligations or liabilities of Axion or any such Subsidiary thereof.

            9. Tax Liabilities. For purposes of this Agreement, and for purposes of the Escrow Agreement as it relates to Taxes, a liability for Taxes shall not be deemed liquidated and therefore payable until the earlier of (i) the date that a Tax Return has been filed as provided herein showing such Tax to be due and payable (other than with respect to a Tax Claim for which BMS is required to advance Taxes pursuant to the final sentence of Section 2(e)(i)) or (ii) there shall be a "determination" (as defined in Section 1313 of the Code) that such Tax is due and payable.

            10. Offsets. (a) No payment shall be required to be made by any AHC Indemnifying Party to any BMS Indemnifying Party, or by any BMS Indemnifying Party to any AHC Indemnifying Party, as the case may be, pursuant to this agreement to the extent that there is an amount then due and payable under this Agreement to an AHC Indemnifying Party by a BMS Indemnifying Party, or to a BMS Indemnifying Party by an AHC Indemnifying Party, as the case may be.

            (b) The amount of any payment required to be made by any AHC Indemnifying Party to any BMS Indemnified Party pursuant to this Agreement or the Indemnification Agreement shall be reduced to the extent that Axion shall actually have received, prior to the date such payment is required to be made, an actual tax benefit in a Post-Merger Period by reason of a deduction resulting from the disposition by a Former Axion Stockholder of shares of BMS Stock acquired in the Merger in exchange for Axion Stock that was issued pursuant to the exercise of an incentive stock option (within the meaning of Section 422 of the Code). BMS shall cause Axion to claim any such deduction of which BMS or Axion is aware, including, without limitation, pursuant to notice provided to Axion by AHC.

            11. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

            12. Survival. The provisions of this Agreement shall survive the Effective Time and remain in full force until all periods of limitations, including any extension or waiver periods, for all Taxes covered by this Agreement have expired.

            13. Notices. Any notices, payments or other communications required by this Agreement shall be made as provided in Section 9.02 of the Merger Agreement, except that such notices, payments or other communications shall be addressed to each party's Director of Taxes.

            14. Governing Law. The principles and provisions of Section 9.07 of the Merger Agreement shall apply to this Agreement.

            15. Entire Agreement. This Agreement, the Merger Agreement and the agreements, Documents and other items referred to in Section 9.06 of the Merger Agreement (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) are not intended to confer upon any person other than the parties hereto any rights or remedies. The parties agree that to the extent the provisions of any other agreements executed in connection with the Distribution or the Merger are inconsistent with the provisions of this Agreement with respect to Tax Matters, the provisions of this Agreement shall prevail.

            16. Counterparts. The principles and provisions of Section 9.05 of the Merger Agreement shall apply to this Agreement.

            17. Severability. If any provision of this Agreement or the application of any such provision to any person or circumstances shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

            18. Headings. Headings of sections in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

            19. Definitions. Unless otherwise indicated, any capitalized term not defined in this Agreement shall have the meaning given to such term by the Merger Agreement.

            20. Enforcement; Consent to Jurisdiction. The provisions of Section
6.12 of the Post-Closing Covenants and Indemnification Agreement shall apply to this Agreement.

            21. Interpretation. When a reference is made in this Agreement to a Section, Schedule or Exhibit, such reference shall be to a Section, Schedule or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "included", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". All accounting terms not defined in this Agreement shall have the meanings determined by GAAP.

            22. Miscellaneous. The provisions of Section 5.02(c) of the Post-Closing covenants and Indemnification Agreement shall apply to this Agreement.


            IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.


                                    BRISTOL-MYERS SQUIBB COMPANY,


                                    by _______________________________
                                       Name:
                                       Title:


                                    AXION INC.,


                                    by _______________________________
                                       Name:
                                       Title:


                                    AXION HEALTHCARE, INC.,


                                    by _______________________________
                                       Name:
                                       Title:

                                    ONCOLOGY THERAPEUTICS NETWORK
                                    JOINT VENTURE, L.P.,


                                    by _______________________________
                                       Name:
                                       Title:

                                    AXION HEALTHCARE, INC., as
                                    agent for and on behalf of the
                                    81% AHC Subsidiaries and the
                                    Former Axion Stockholders,


                                    by _______________________________
                                       Name:
                                       Title:


                                    ONCOLOGY THERAPEUTICS NETWORK
                                    CORPORATION,


                                    by _______________________________
                                       Name:
                                       Title:


                                    OPUS HEALTH SYSTEMS INC.,


                                    by _______________________________
                                       Name:
                                       Title:


                                    OPUS SUB, INC.,


                                    by _______________________________
                                       Name:
                                       Title:

                                                                      APPENDIX E


================================================================================

                                ESCROW AGREEMENT


                       dated as of [              ], 1996


                                      among



                 BRISTOL-MYERS SQUIBB COMPANY, on its own behalf
                              and as representative
                            of Axion, OPUS, OTNC and
                                the Partnership,

                 AXION HEALTHCARE INC., on its own behalf and as
            representative of the 81% AHC Subsidiaries and the former
                           stockholders of Axion Inc.,

                                 OPUS SUB, INC.,

                         THE OTHER 81% AHC SUBSIDIARIES,

                      THE FORMER STOCKHOLDERS OF AXION INC.

                                       and

                                 [ESCROW AGENT]

================================================================================

                                TABLE OF CONTENTS


SECTION                                                                     Page
                                                                            ----

 1.         Deposit of Escrowed Property ...............................       3
 2.         Disposition of Escrowed Property............................       6
 3.         Distributions for Indemnified Obligations...................      12
 4.         Pending Claims..............................................      15
 5.         Investments; Disposition of Income..........................      16
 6.         Concerning the Escrow Agent.................................      17
 7.         Appointment of Representative as
              Attorney-in-Fact..........................................      19
 8.         Certificates................................................      20
 9.         Notices.....................................................      20
10.         Termination and Limitations
              on Indemnified Obligation.................................      21
11.         Taxes.......................................................      22
12.         Successors and Assigns......................................      22
13.         Assignment..................................................      22
14.         Captions....................................................      22
15.         Severability................................................      22
16.         Entire Agreement; No Third Party
              Beneficiaries.............................................      23
17.         Enforcement Consent to Jurisdiction.........................      23
18.         Interpretation..............................................      23

                        ESCROW AGREEMENT (the "Agreement") dated as of [ ],
                  1996, among BRISTOL-MYERS SQUIBB COMPANY, a Delaware corporation (on its own behalf and as representative of Axion, OPUS, OTNC and the Partnership) ("BMS"), AXION HEALTHCARE INC., a Delaware corporation (on its own behalf and as representative of the 81% AHC Subsidiaries and the Former Axion Stockholders (as each such term is defined herein)("AHC"), OPUS SUB, INC. ("OPUS Sub" and, together with certain other Subsidiaries of AHC which shall become a party hereto pursuant to the provisions of Section 5.02(c) of the Indemnification Agreement referred to below, the "81% AHC Subsidiaries"), all the stockholders of Axion Inc., a Delaware corporation ("Axion"), immediately prior to the Effective Time (as such term is defined in the Merger Agreement referred to below) (the "Former Axion Stockholders") (the Former Axion Stockholders together with AHC and the 81% AHC Subsidiaries, collectively, the "AHC Indemnifying Parties"), and [ESCROW AGENT], a [ ] banking corporation (the "Escrow Agent").


            WHEREAS, BMS, OTN Acquisition Sub Inc., a Delaware corporation and a wholly owned subsidiary of BMS ("BMS Sub"), and Axion have entered into an Amended and Restated Agreement and Plan of Merger dated as of August 2, 1996 (the "Merger Agreement"), providing for the merger of BMS Sub with and into Axion, with Axion as the Surviving Corporation (the "Merger"), following the Distribution (as defined below);

            WHEREAS, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement or the Distribution Agreement (as defined below), as the case may be;

            WHEREAS, the Board of Directors of Axion has approved an agreement and plan of reorganization and distribution embodied in the form of the agreement attached as Exhibit A to the Merger Agreement (the "Distribution Agreement"), pursuant to which (a) immediately prior to the

Time of Contribution (as defined in the Distribution Agreement), (i) OTN will distribute to OTNC which will in turn distribute to Axion the Preference Amount (as defined in the Distribution Agreement), and (ii) all Axion Options outstanding immediately prior to the Time of Contribution shall have been exercised or canceled, (b) immediately prior to the Time of Distribution (as defined in the Distribution Agreement), (i) OPUS will contribute the OPUS Sub Assets (as defined in the Distribution Agreement) to OPUS Sub and OPUS Sub will assume the OPUS Sub Liabilities (as defined in the Distribution Agreement), (ii) OPUS will distribute the outstanding capital stock of OPUS Sub to Axion and
(iii) Axion will contribute all the Assets (as defined in the Distribution Agreement) of Axion and its Subsidiaries (including the outstanding capital stock of OPUS Sub) other than the OPUS Sub Assets (which will remain Assets of OPUS Sub) and the Retained Assets (as defined in the Distribution Agreement) to AHC and AHC will assume all the Liabilities (as defined in the Distribution Agreement) of Axion and its Subsidiaries other than the OPUS Sub Liabilities (which will remain Liabilities of OPUS Sub) and the Retained Liabilities (as defined in the Distribution Agreement) (the transactions in clauses (i), (ii) and (iii), collectively, the "Contributions"), (c) immediately following the Contributions and immediately prior to the Time of Distribution, each issued and outstanding share of AHC Common Stock, par value $.0001 per share ("AHC Common Stock"), will be converted into a number of shares of AHC Series A Preferred Stock, par value $.0001 per share ("AHC Preferred Stock") as shall be equal to the quotient of (i)(A) the number of shares of Axion Common Stock outstanding immediately prior to the Time of Distribution (including any shares of Axion Common Stock issued in connection with the exercise of Axion Options in connection with the consummation of the Merger) plus (B) the number of shares of Axion Common Stock to be issued in connection with the conversion of Axion Preferred Stock in connection with the consummation of the Merger divided by
(ii) the number of shares of AHC Common Stock outstanding immediately prior to the Time of Distribution, and (d) immediately following the Contributions and the conversion referred to in clause (c) above and immediately prior to the Effective Time, subject to the satisfaction or waiver of the conditions set forth in Article VII of the Distribution Agreement, the Board of Directors of Axion will cause Axion to distribute to the holders of Axion Common Stock and the holders of Axion Preferred Stock all the then outstanding shares of AHC Preferred Stock (the "Distribution");

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                                                                               3


            WHEREAS, the execution and delivery of this Agreement by the parties hereto is a condition to the obligations of the parties to the Merger Agreement to consummate the Merger;

            WHEREAS, the parties to this Agreement, as a condition to their obligations to consummate the Merger, have also entered into the Indemnification Agreement and the Tax Matters Agreement to govern certain matters in connection with the Contributions, the Distribution and the Merger; and

            WHEREAS, the escrow created pursuant hereto secures the continued performance by the AHC Indemnifying Parties of each of the AHC Indemnifying Party's respective obligations under Section 2.01 of the Indemnification Agreement and Section 1 of the Tax Matters Agreement.

            NOW, THEREFORE, in consideration of the execution of the Merger Agreement and the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

            1. Deposit of Escrowed Property. (a) Promptly upon the execution of this Agreement, the following events shall occur:

            (i) The Exchange Agent, on behalf of the Former Axion Stockholders, shall deposit into escrow, and the Escrow Agent shall acknowledge receipt of, a number of shares of BMS Common Stock equal to $5,000,000 divided by the Average Value of BMS Common Stock, rounded to the nearest whole share, which amount shall be deemed to have been deposited by the Former Axion Stockholders on a pro rata basis from the shares of BMS Common Stock to be issued and delivered to each Former Axion Stockholder with respect to its shares of Axion Common Stock pursuant to Section 2.02(b) of the Merger Agreement, calculated based on the ratio of the number of shares of BMS Common Stock to be so issued and delivered to such Former Axion Stockholder with respect to its shares of Axion Common Stock to the aggregate number of shares of BMS Common Stock to be so issued to all the Former Axion Stockholders with respect to their shares of Axion Common Stock. Such shares together with any dividends and distributions with respect to such shares as set forth in Section 1(b) below and any income received from the investment thereof, as on deposit or invested from time to time in accordance with the terms of this Agreement are hereinafter referred to as the "Escrowed Shares". Each Escrowed Share shall be registered in the name of AHC, as representative of the Former Axion Stockholders, endorsed in blank or accompanied by stock powers executed in blank, in proper form for transfer; and

            (ii) AHC shall deposit, or cause to be deposited, into escrow, and the Escrow Agent shall acknowledge receipt of, $5,000,000 in cash. Such cash, together with any income received thereon, as on deposit or invested from time to time in accordance with the terms of this Agreement, shall hereinafter be referred to as the "Escrowed Cash" (the Escrowed Shares and the Escrowed Cash together being the "Escrowed Property").

            (b) During the term of this Agreement, BMS shall, from time to time and concurrently with the payment thereof, (i) deliver to the Escrow Agent for deposit in accordance with the terms hereof, all non-taxable stock dividends and other non-taxable distributions made with respect to the Escrowed Shares and
(ii) deliver to the Escrow Agent, who shall promptly distribute the same to the Former Axion Stockholders, all cash distributions and other taxable distributions (other than taxable distributions representing the proceeds of a sale or acquisition of BMS or a substantial restructuring in connection with a sale or acquisition of or by BMS) made with respect to the Escrowed Shares. All such distributions to the Former Axion Stockholders pursuant to clause (ii) above shall be allocated among them based on the ratio of the number of shares of BMS Common Stock received by each Former Axion Stockholder at the Closing with respect to such Former Axion Stockholder's shares of Axion Common Stock to the aggregate number of shares of BMS Common Stock received by all Former Axion Stockholders at the Closing with respect to all Former Axion Stockholders' shares of Axion Common Stock. All dividends and all other distributions made on or in respect of an Escrowed Share that are not required to be distributed to the Former Axion Stockholders as provided pursuant to clause (ii) above, whether resulting from a stock split, subdivision, combination or reclassification of the outstanding capital stock of BMS or received in exchange for such Escrowed Share or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which BMS may be a party or otherwise, shall (together with the Escrowed

Share in respect of which such dividends or distributions were received) be and become part of and be considered for purposes of Section 2(c) such Escrowed Share. Any such dividend or distribution received that is so treated as part of an Escrowed Share will be held by the Escrow Agent in the form in which such dividend or distribution was received.

            If any dividends or distributions made on or in respect of an Escrowed Share that are not required to be distributed to the Former Axion Stockholders as provided pursuant to clause (ii) above are received by any Former Axion Stockholder prior to the release of such Escrowed Share to such Former Axion Stockholder in accordance with the provisions of this Agreement, such dividends or distributions shall not be commingled by such Former Axion Stockholder with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Escrow Agent and shall be forthwith delivered to the Escrow Agent in the same form as so received (with any necessary endorsement).

            (c) BMS and each AHC Indemnifying Party acknowledge and agree that, to the extent and so long as any of the Escrowed Property is held by the Escrow Agent hereunder, BMS shall have, as of and from the date such Escrowed Property is received by the Escrow Agent, a perfected first priority security interest in such Escrowed Property to secure the payment of the amount, if any, payable by an AHC Indemnifying Party pursuant to Section 2.01 of the Indemnification Agreement and Section 1 of the Tax Matters Agreement. In connection therewith, each AHC Indemnifying Party expressly agrees (i) that the Escrow Agent is acting solely as BMS's agent to the extent necessary to perfect BMS's first priority security interest in the Escrowed Property and (ii) to execute and deliver such instruments as BMS may from time to time reasonably request for the purpose of evidencing and perfecting such security interest. In the event that any cash portion of the Escrowed Shares is invested pursuant to Section 5, the Escrow Agent shall take all actions necessary, including, but not limited to, appropriate identification on the Escrow Agent's books and records, to ensure that all such investments are deemed held by the Escrow Agent as BMS's agent for the purpose of perfecting BMS's first-priority security interest therein.

            (d) Each of BMS and each of the AHC Indemnifying Parties agree that the Escrowed Shares shall be voted by the

Escrow Agent with respect to all matters as to which the holders of BMS Common Stock are entitled to vote in accordance with written instructions from AHC as the representative of the Former Axion Stockholders. AHC hereby agrees that if any Former Axion Stockholder provides AHC with written directions as to how to vote the Escrowed Shares with respect to any matter, AHC shall instruct the Escrow Agent to vote such number of Escrowed Shares as are beneficially held for such Former Axion Stockholder (calculated based on the ratio of the number of shares of BMS Common Stock received by such Former Axion Stockholder at the Closing with respect to such Former Axion Stockholder's shares of Axion Common Stock to the aggregate number of shares of BMS Common Stock received by all Former Axion Stockholders at the Closing with respect to all Former Axion Stockholders' shares of Axion Common Stock) as so directed by such Former Axion Stockholder, and if no such directions are received with respect to particular Escrowed Shares on any matter for which such Escrowed Shares may be voted, AHC shall direct the Escrow Agent to abstain from voting such Escrowed Shares with respect to such matter.

            2. Disposition of Escrowed Property. (a) The Escrow Agent shall hold the Escrowed Property in its possession until authorized in writing hereunder to deliver such Escrowed Property as follows:

            (i) At any time on or prior to the Escrowed Cash Termination Date (as defined in Section 10), BMS may deliver a Certificate (as defined in Section 8) to the Escrow Agent requesting delivery of Escrowed Property to BMS, and the Escrow Agent shall deliver the Escrowed Property to BMS to the extent and at the time provided in accordance with Section 3 hereof; provided, however, that no distribution of Escrowed Property shall be made in respect of any Indemnified Obligation (as defined in Section 3(a)) related to a liability for Taxes for which a BMS Indemnified Party (as defined in Section 3(a)) is indemnified pursuant to Section 1 of the Tax Matters Agreement unless and until such time as such liability for Taxes shall be deemed liquidated and therefore payable in accordance with the provisions of Section 9 of the Tax Matters Agreement, (ii) after the Escrowed Shares Termination Date (as defined in Section 10 below), no Escrowed Shares shall be released to BMS except with respect to an Escrowed Shares Pending Claim (as defined in Section 2(a)(ii) below)) and
      (iii) after the Second Anniversary Date (as defined in Section 2(a)(iii) below), Second Anniversary Cash shall be released to BMS only with respect to Second Anniversary Pending Claims (as defined in Section 2(a)(iii) below). For purposes of the foregoing, the amount of Second Anniversary Cash as of any date shall equal the excess, if any, of the amount of Escrowed Cash on deposit with the Escrow Agent on such date over the amount specified in clause (A) of the definition of "Retained Escrow Amount (as defined in Section 2(a)(iii) below) calculated as of such date.

            (ii) Immediately following the Escrowed Shares Termination Date, if either (A) both BMS and AHC deliver a Certificate to the Escrow Agent or
      (B) the Escrow Agent (I) receives a Certificate from AHC, (II) delivers a copy of such Certificate to BMS and (III) does not, within 15 business days following delivery of such Certificate to BMS, receive written notice from BMS objecting to such Certificate given by AHC, the Escrow Agent shall deliver to AHC as the representative of the Former Axion Stockholders such number of Escrowed Shares (rounded to the nearest whole share) that equals, when multiplied by the Average Value of BMS Common Stock, the excess, if any, of (x) the number of Escrowed Shares on deposit with the Escrow Agent on the Escrowed Shares Termination Date multiplied by the Average Value of BMS Common Stock over (y) the amount of any unpaid Escrowed Shares Pending Claims (as defined below) on the Escrowed Shares Termination Date. Thereafter, if as of the last day of any fiscal quarter following the Escrowed Shares Termination Date, Escrowed Shares remain on deposit with the Escrow Agent, and either (A) both BMS and AHC deliver a Certificate to the Escrow Agent or (B) the Escrow Agent (I) receives a Certificate from AHC, (II) delivers a copy of such Certificate to BMS and
      (III) does not, within 15 business days following delivery of such Certificate to BMS, receive written notice from BMS objecting to such Certificate given by AHC, the Escrow Agent shall deliver to AHC as the representative of the Former Axion Stockholders the number of Escrowed Shares that equals, when multiplied by the Average Value of BMS Common Stock, the excess, if any, of (x) the number of Escrowed Shares on deposit with the Escrow Agent on the last day of such fiscal quarter multiplied by the Average Value of BMS Common Stock over (y) the amount of any unpaid Escrowed Shares Pending Claims on the last day of such fiscal quarter.

      "Escrowed Shares Pending Claims" shall mean all the Pending Claims (as defined in Section 4 below) existing on the Escrowed Shares Termination Date. The amount of any Escrowed Shares Pending Claim on any date shall be determined in accordance with the provisions of Section 4.

            (iii) Immediately following the second anniversary of the date of this Agreement (the "Second Anniversary Date"), if either (A) both BMS and AHC jointly deliver a Certificate to the Escrow Agent or (B) the Escrow Agent (I) receives a Certificate from AHC, (II) delivers a copy of such Certificate to BMS and (III) does not, within 15 business days following delivery of such Certificate to BMS, receive written notice from BMS objecting to the Certificate given by AHC, the Escrow Agent shall deliver to AHC an amount in cash equal to the excess, if any, of Escrowed Cash on deposit with the Escrow Agent as of the Second Anniversary Date over the Retained Escrow Amount on the Second Anniversary Date. Thereafter, if as of the last day of any fiscal quarter following the Second Anniversary Date, Escrowed Cash remains on deposit with the Escrow Agent and either
      (A) both BMS and AHC deliver a Certificate to the Escrow Agent or (B) the Escrow Agent (I) receives a Certificate from AHC, (II) delivers a copy of such Certificate to BMS and (III) does not, within 15 business days following delivery of such Certificate to BMS, receive written notice from BMS objecting to such Certificate given by AHC, the Escrow Agent shall deliver to AHC an amount in cash equal to the excess, if any, of Escrowed Cash on deposit with the Escrow Agent as of the last day of such fiscal quarter over the Retained Escrow Amount as of the last day of such fiscal quarter. "Retained Escrow Amount" shall mean, as of any date, the sum of
      (A) an amount, if any, equal to the excess of $1,000,000 over (i) the aggregate amount, if any, of Escrowed Cash that shall have been released during the period from the Second Anniversary Date to such date in respect of any Pending Claim that was not an existing Pending Claim at any time on or prior to the Second Anniversary Date and (ii) the aggregate amount, if any, released to AHC pursuant to Section 2(a)(iv) below from and after the Escrowed Cash Termination Date and (B) the amount of any unpaid Second Anniversary Pending Claims (as defined below) on such date. "Second Anniversary Pending Claims" shall mean all the Pending

      Claims existing on the Second Anniversary Date (and, for the avoidance of doubt, shall include all Escrowed Shares Pending Claims existing on such date). The amount of any Second Anniversary Pending Claim on any date shall be determined as provided in Section 4, provided that, for all purposes of this Section 2.01(a)(iii), the amount of unpaid Second Anniversary Pending Claims on the last day of any fiscal quarter ending after the Second Anniversary Date shall be reduced by an amount equal to
      (x) the number of Escrowed Shares on deposit with the Escrow Agent on the last day of such fiscal quarter (such number to be determined based on the assumption that any Escrowed Shares that are to be delivered to AHC as the representative of the Former AHC Stockholders in respect of the last day of such fiscal quarter as provided in the second sentence of Section 2(a)(ii) above shall have been so delivered and shall not be on deposit with the Escrow Agent on the last day of such fiscal quarter), if any, multiplied by (y) the Average Value of BMS Common Stock.

            (iv) Immediately following the Escrowed Cash Termination Date, if either (A) both BMS and AHC deliver a Certificate to the Escrow Agent or
      (B) the Escrow Agent (I) receives a Certificate from AHC, (II) delivers a copy of such Certificate to BMS and (III) does not, within 15 business days following delivery of such Certificate to BMS, receive written notice from BMS objecting to such Certificate given by AHC, the Escrow Agent shall deliver to AHC an amount equal to the excess, if any, of Escrowed Cash on deposit with the Escrow Agent as of the Escrowed Cash Termination Date (calculated as provided below) over an amount equal to any unpaid Final Pending Claims (as defined below) on the Escrowed Cash Termination Date. Thereafter, if as of the last day of any fiscal quarter following the Escrowed Cash Termination Date Escrowed Cash remains on deposit with the Escrow Agent and either (A) both BMS and AHC deliver a Certificate to the Escrow Agent or (B) the Escrow Agent (I) receives a Certificate from AHC, (II) delivers a copy of such Certificate to BMS and (III) does not, within 15 business days following delivery of such Certificate to BMS, receive written notice from BMS objecting to such Certificate given by AHC, the Escrow Agent shall deliver to AHC an amount equal to the excess, if any, of Escrowed Cash on deposit with the Escrow Agent as of the last day of such fiscal quarter (calculated as provided below) over an amount equal to any unpaid Final Pending Claims on the last day of such fiscal quarter. For purposes of this Section 2.01(a)(iv), the amount of any Escrowed Cash on deposit with the Escrow Agent shall be calculating by treating the amount, if any, of Escrowed Cash that is to be delivered to AHC pursuant to Section 2.01(a)(iii) on such date as having been so delivered and as not being on deposit with the Escrow Agent on such date. "Final Pending Claims" shall mean all Pending Claims existing on the Escrowed Cash Termination Date (and, for the avoidance of doubt, shall include all Escrowed Shares Pending Claims and Second Anniversary Pending Claims existing on such date). The amount of any Final Pending Claim on any date shall be determined as provided in Section 4, provided that, for purposes of this Section 2.01(a)(iv) the amount of unpaid Final Pending Claims on the last day of any fiscal quarter ending after the Escrowed Cash Termination Date shall be reduced by an amount equal to (x) the number of Escrowed Shares on deposit with the Escrow Agent on the last day of such fiscal quarter (such number to be determined based on the assumption that any Escrowed Shares that are to be delivered to AHC as the representative of the Former AHC Stockholders in respect of the last day of such fiscal quarter is provided in the second sentence of Section 2(a)(ii) above shall have been so delivered and shall not be on deposit with the Escrow Agent on the last day of such fiscal quarter), if any, multiplied by (y) the Average Value of BMS Common Stock.

            (v) Either BMS or AHC may deliver to the Escrow Agent a Certificate accompanied by a final and nonappealable award or order of a court of competent jurisdiction (a "Court Order") with respect to the payment of all or any portion of the Escrowed Property requesting delivery of Escrowed Property to BMS, AHC or such other person(s) as may be specified in such award or order. Such Certificate also shall be accompanied by an opinion of outside counsel to the effect that the applicable court award or order is final and nonappealable. In either such case, the Escrow Agent shall deliver all or a portion of the Escrowed Property to BMS or AHC, as the case may be, in the amount specified in the Court Order.

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                                                                              11


            (vi) If AHC shall have delivered to the Escrow Agent and BMS at any time within 30 days before or after the due date (including extensions) for payment by AHC of its final Federal income tax liability for a taxable year (or, if later, 30 days after the Escrow Agent supplies all information relating to the income realized with respect to the Escrowed Cash necessary to prepare the Certificate referred to in this Section 2.01(a)(vi) a Certificate setting forth the amount of Federal and State of California income tax due from AHC with respect to any taxable income realized with respect to the Escrowed Cash for such taxable year (based on the assumption that AHC is, with respect to such income, subject to Federal and State of California income tax at the highest regular marginal tax rate applicable to corporations for such year), and the accuracy and completeness of such Certificate shall be certified by Ernst & Young LLP, or such other nationally recognized accounting firm chosen by AHC and reasonably satisfactory to BMS, then the Escrow Agent shall pay to AHC in cash the amount set forth in such Certificate no more than fifteen days after receipt of such Certificate. The Escrow Agent shall use commercially reasonable efforts to supply to AHC the tax information referred to above prior to the start of the 60-day period referred to above.

            (b) All distributions hereunder that are not the subject of a dispute shall be made no later than 20 days from receipt of a Certificate and shall be made from the Escrowed Shares and/or the Escrowed Cash, as the case may be, in accordance with Section 2(a) above. Distributions made to BMS pursuant to
Section 2(a)(i) above shall first be made from any Escrowed Shares on deposit and then, to the extent so required, from any Escrowed Cash. Distributions made pursuant to Section 2(a)(vi) shall be deemed to have been made from the Escrowed Cash.

            (c) In the case of any distribution of Escrowed Shares pursuant to this Agreement, each Escrowed Share so distributed shall be valued at a price per share equal to the Average Value of BMS Common Stock and all such distributions shall be rounded to the nearest whole share. All Escrowed Shares distributed to AHC pursuant to this Agreement shall be distributed by AHC pro rata to the Former Axion Stockholders based on the ratio of the number of shares of BMS Common Stock received by such Former Axion Stockholder at the Closing with respect to such Former Axion



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                                                                              12


Stockholder's shares of Axion Common Stock to the aggregate number of shares of BMS Common Stock received by all Former Axion Stockholders at the Closing with respect to all Former Axion Stockholders' shares of Axion Common Stock.

            (d) Upon any distribution of Escrowed Property pursuant to this Agreement, BMS's security interest in the Escrowed Property to the extent of such distribution shall be, and shall be deemed to be, released and discharged as of and from the moment of such release from escrow.

            (e) In the case of each of Sections 2(a)(ii), 2(a)(iii) and 2(a)(iv), if BMS delivers to the Escrow Agent written notice objecting to any Certificate from AHC requesting the release of the Escrowed Property, such notice shall specify the disputed amount of such release request and the amount not in dispute. Notwithstanding anything to the contrary set forth in this
Section 2, the Escrow Agent shall be authorized to deliver to AHC (as the representative of the Former Axion Stockholders in the case of any delivery of Escrowed Shares) the amount of such release request not in dispute, subject to and in accordance with the applicable provision of Section 2(b) hereof.

            3. Distributions for Indemnified Obligations. (a) At any time on or prior to the Escrowed Cash Termination Date, BMS may deliver to the Escrow Agent a Certificate (i) stating that (A) a BMS Indemnified Party has incurred an Indemnifiable Loss against which such BMS Indemnified Party is entitled to be indemnified pursuant to Section 2.01 of the Indemnification Agreement or (B) a BMS Indemnified Party is liable for Taxes against which such BMS Indemnified Party is entitled to be indemnified pursuant to Section 1 of the Tax Matters Agreement (each, an "Indemnified Obligation"), (ii) stating the aggregate amount of such Indemnified Obligation (or, in the case of an unliquidated Indemnified Obligation, a good faith and reasonable estimate thereof) and (iii) specifying in reasonable detail the nature of each item included in such Indemnified Obligation (an "Indemnification Item"), the amount thereof and the date on which such Indemnification Item was paid or incurred; provided, however, that BMS may not deliver to the Escrow Agent a Certificate stating that a BMS Indemnified Party is liable for Taxes against which such BMS Indemnified Party is entitled to be indemnified pursuant to Section 1 of the Tax Matters Agreement unless and until any of the following shall have occurred: (a) a Tax Return shall have been filed as provided in the Tax Matters

Agreement showing such Taxes to be due and payable and the full amount of such Taxes shall not have been paid at the time such Tax Return was filed; (b) a Taxing Authority shall have asserted in writing or determined that there is a deficiency with respect to such Taxes; (c) except with respect to any claim for indemnification for Taxes relating in any respect to (i) the Contributions, the Distribution, the Merger or any of the other Transactions, (ii) any sales or use Taxes, other than (A) Pre-JV Sales Taxes, (B) JV Sales Taxes and (C) any liability of any BMS Indemnified Party with respect to unpaid sales and use taxes on rentals of OPUS Station machines, and (iii) the distribution of the stock of OnCare, Inc. by Axion, BMS shall have received an opinion of a nationally recognized accounting firm or law firm reasonably acceptable to AHC that it is more likely than not that such Taxes will be properly payable; or (d) there shall have been a "determination" (as defined in Section 1313 of the Code) that such Taxes are due and payable. For purposes of this Agreement, "BMS Indemnified Party" shall have the meaning assigned to such term in the Indemnification Agreement or the Tax Matters Agreement, as applicable. Any Certificate delivered pursuant to this Section with respect to any unliquidated Indemnified Obligation may be supplemented by a later Certificate specifying in greater detail the items set forth therein. Upon delivery of any such Certificate, the Escrow Agent shall, within five days of receipt thereof, deliver a written notice together with a copy of such Certificate to AHC.

            (b) If AHC objects to the Indemnified Obligation specified in such Certificate, AHC shall, within 10 business days after delivery of the written notice containing a copy of any such Certificate, deliver to the Escrow Agent a certificate (a "Reply Certificate"), (i) specifying each such amount to which AHC objects and (ii) specifying in reasonable detail the nature and basis for each such objection. Within five business days of delivery to the Escrow Agent of a Reply Certificate, the Escrow Agent shall deliver a copy of such Reply Certificate to BMS. BMS and AHC shall negotiate in good faith for a period of 30 days after delivery of such Reply Certificate to BMS to reach a written resolution of any matters raised in a Reply Certificate.

            (c) If no Reply Certificate is delivered with respect to any Certificate or any Indemnification Item contained therein, then AHC shall be deemed to have



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                                                                              14


acknowledged BMS's right to receive any amount or amounts specified in such Certificate (or the undisputed portion thereof), and the Escrow Agent shall transfer to BMS, Escrowed Property in an amount equal to the undisputed amount claimed in such Certificate (plus interest at a rate per annum equal to the prime rate announced from time to time by The Chase Manhattan Bank on such amount from the later of (i) the date of such Certificate and (ii) the date such indemnified amount was actually incurred by the applicable Indemnified Party), all in accordance with the procedures set forth in Section 2(b).

            (d) If the Escrow Agent receives a Reply Certificate in a timely manner, the disputed amount requested for reimbursement pursuant to the applicable Certificate shall be held by the Escrow Agent and shall not be released to BMS except in accordance with either (i) written instructions signed by each of an authorized officer of BMS and AHC or (ii) the final nonappealable judgment of a court having jurisdiction over the matters relating to the claim by the applicable Indemnified Party for indemnification from AHC accompanied by an opinion of outside counsel to the effect that the applicable judgment is final and nonappealable, at which date the portion of the amount due to such Indemnified Party determined pursuant to (i) or (ii) in this paragraph 3(d) shall promptly be paid to BMS in accordance with the procedures set forth in
Section 2(b).

            (e) The parties hereto agree that the payment of Indemnified Obligations contemplated by this Section is not, and shall not be deemed to be, a waiver of any right, claim or amount to which BMS may be entitled under the Indemnification Agreement, the Tax Matters Agreement or otherwise, including any claim relating to an Indemnified Obligation, to the extent that the amount paid to BMS pursuant hereto is insufficient to satisfy the entire amount of any such Indemnified Obligation.

            (f) Notwithstanding anything to the contrary set forth in Section 2 or Section 3 hereof, upon receipt of written notice from the Escrow Agent containing a copy of a Certificate relating to an Indemnified Obligation the final amount of which shall have been liquidated, AHC may elect to pay to BMS such amount in cash in lieu of payment being made from the Escrowed Property if AHC, within ten business days after delivery of the written notice containing a copy of the Certificate, shall have delivered to BMS and the Escrow

Agent a written notice stating its election to make such cash payment and, thereafter, shall have made such cash payment to BMS on the earliest date that a payment of Escrowed Property would otherwise be made hereunder with respect to such Indemnified Obligation; provided, however, that such Indemnified Obligation shall constitute a Pending Claim for all purposes of this Agreement until the time the full amount of such cash payment is actually received by BMS.

            4. Pending Claims. (a) For purposes of this Agreement, "Pending Claims" shall mean, at any time, (a) all indemnification claims with respect to which a Certificate shall have been delivered at or prior to such time with respect to which the final amount of such claims shall have been liquidated and which shall not have been paid in full at such time whether because the payment of such amount is in dispute or otherwise and (b) all indemnification claims with respect to which a Certificate shall have been delivered and with respect to which the final amount of such claim shall not have been liquidated.

            (b) The amount of any Pending Claim as of any date shall be equal to BMS's reasonable estimate of such amount. If any Pending Claim shall exist on the last day of any fiscal quarter during the term of this Agreement, not later than 10 business days after the last day of such fiscal quarter, BMS shall deliver to the Escrow Agent a Certificate (a "Quarterly Certificate") setting forth BMS's reasonable estimate of the amount of each then existing Pending Claim as of the last day of such fiscal quarter, provided that, if BMS shall not deliver a Quarterly Certificate in respect of any fiscal quarter or shall not include in such Quarterly Certificate all Pending Claims existing on the last day of such fiscal quarter, the amount of each Pending Claim (or the amount of any Pending Claim not included in such Quarterly Certificate, as applicable) shall be the amount of each such Pending Claim set forth in the most recent Certificate (including any Quarterly Certificate) delivered by BMS to the Escrow Agent in respect of the amount of such Pending Claim, provided further that failure of BMS to deliver a Quarterly Certificate in respect of any fiscal quarter shall not affect in any manner the obligations of the AHC Indemnifying Parties hereunder or under the Indemnification Agreement or the Tax Matters Agreement or the rights of BMS or any other BMS Indemnified Party hereunder or thereunder.

            (c) If AHC reasonably objects to the amount of any Pending Claim specified in any Certificate delivered pursuant to this Section 4, AHC shall, within 10 business days after delivery of such Certificate, deliver to the Escrow Agent a Certificate (the "Amount Certificate"), (i) specifying each such amount to which AHC reasonably objects and (ii) specifying in reasonable detail the nature and basis for each such objection. Within five business days of delivery to the Escrow Agent of the Amount Certificate, the Escrow Agent shall deliver a copy of such Amount Certificate to BMS. BMS and AHC shall negotiate in good faith for a period of 30 days after delivery by the Escrow Agent to BMS of such Amount Certificate to reach a written resolution of any matters raised in the Amount Certificate and, if such matters are not resolved within a 30-day period, either party may bring an action to resolve such dispute as provided in
Section 17. Notwithstanding the foregoing, the amount of any Pending Claim with respect to which an Amount Certificate shall have been delivered shall be for all purposes of this Agreement the amount reasonably determined by BMS as provided in Section 4(b) above unless and until such time as the Escrow Agent either (a) receives written instructions signed by an authorized officer of each of BMS and AHC adjusting the amount of such Pending Claim or (b) the final nonappealable judgment of a court having jurisdiction over the matters relating to the claim by the applicable BMS Indemnified Party for indemnification from any AHC Indemnifying Party adjusting the amount of such Pending Claim accompanied by an opinion of outside counsel to the effect that the applicable judgment is final and nonappealable, at which date, in the event that the Escrow Agent shall have received an Amount Certificate from AHC within the time frame set forth above, the amount of the Pending Claim for all purposes of this Agreement shall be adjusted to the amount determined pursuant to clauses (a) or
(b) of this sentence.

            5. Investments; Disposition of Income. The Escrow Agent agrees that it shall invest the Escrowed Cash and the cash portion of the Escrowed Shares, in (i) direct obligations of, or obligations fully guaranteed by, the United States of America or any agency thereof having a maturity of not more than 180 days, (ii) certificates of deposit of the Escrow Agent or any commercial bank in the United States of America having total capital surplus and undivided profits in excess of $500,000,000 and (iii) securities approved jointly in writing by BMS and AHC, all as the parties hereto, from time to time, shall jointly instruct the Escrow Agent to do in writing. Any income received by the Escrow Agent from investments of the Escrowed Property pursuant to this Section 5 shall be added to the Escrowed Property and distributed as provided in this Agreement. Upon liquidation of an investment of the Escrowed Property, the Escrowed Property shall be deposited into a non-interest bearing account pending receipt of written investment instructions from BMS and AHC as provided in this Section 5 or Certificate or other disbursement instruction as provided in Section 2.

            6. Concerning the Escrow Agent. (a) The Escrow Agent shall not be required to invest any funds held hereunder except as directed pursuant to
Section 5. Uninvested funds held hereunder shall not earn or accrue interest.

            (b) This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement. The Escrow Agent's duties shall be ministerial in nature.

            (c) The Escrow Agent shall not be liable, except for its own gross negligence or wilful misconduct, and, except with respect to claims based upon such gross negligence or wilful misconduct that are successfully asserted against the Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, taxes, damages and expenses, including, without limitation, reasonable attorneys' fees and disbursements, arising out of or in connection with this Agreement including, without limitation, the legal costs and expenses of defending itself against any claim or liability in connection with its performance hereunder. The Escrow Agent further agrees that all Escrowed Property shall be available for withdrawal on not less than two business days' prior written notice.

            (d) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

            (e) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in accordance with such advice.

            (f) The Escrow Agent does not have any interest in the Escrowed Property deposited hereunder but is serving as escrow agent only and having only possession thereof. The parties agree that any income realized with respect to the Escrowed Cash shall be treated for all purposes as income of AHC, and any income realized with respect to the Escrowed Shares shall be treated for all purposes as income of the Former Axion Stockholders. Any payments of income from this Agreement shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide the Escrow Agent with appropriate W-9 forms for tax identification, number certification, or nonresident alien certifications. This paragraph and paragraph (c) shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent.

            (g) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectibility of any security or other documents or instrument held by or delivered to it.

            (h) The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

            (i) The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrowed Property, subject to subparagraph
(1) below, to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of the Escrow Agent will take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agent's sole responsibility after that time shall be to safekeep the Escrowed Property until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final and nonappealable order of a court of competent jurisdiction.

            (j) In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrowed Property, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrowed Property until the Escrow Agent shall have received (i) a final nonappealable order of a court of competent jurisdiction directing delivery of the Escrowed Property or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrowed Property, in which event the Escrow Agent shall disburse the Escrowed Property in accordance with such order or agreement. Any court order referred to in (i) above shall be accompanied by a legal opinion of outside counsel satisfactory to the Escrow Agent to the effect that said court order is final and nonappealable. The Escrow Agent shall act on such court order and legal opinions without further question.

            (k) The Escrow Agent shall be paid $[ ] annually. All fees shall be paid in United States currency and payable in the United States at the office of the Escrow Agent. It is understood that the Escrow Agent's fees may be adjusted from time to time to conform with its then current guidelines. Such fees shall be paid in equal proportions by BMS, on the one hand, and AHC, on the other hand.

            (l) The Escrow Agent shall not incur any liability for following the instructions herein contained or expressly provided for, or written instruction given by the parties hereto.

            (m) The Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to initiate or defend any legal proceedings which may be instituted against it in respect of the subject matter of this Agreement. If the Escrow Agent does elect to act it will do so only to the extent that it is indemnified to its satisfaction against the cost and expense of such defense or initiation.

            7. Appointment of Representative as Attorney-in-Fact. The appointment of AHC as the representative of each Former Axion Stockholder pursuant to the Letter of Transmittal and each 81% AHC Subsidiary pursuant to
Section 6.01 of the Indemnification Agreement is hereby confirmed. The parties hereto agree that the Escrow Agent may rely on such appointment.

            8. Certificates. For the purposes of this Agreement, a "Certificate" shall mean a written certificate specifying the claim asserted hereunder, containing appropriate instructions for delivery of Escrowed Property, containing the information relevant to the Section of the Agreement pursuant to which such Certificate is delivered and certified as to its accuracy by the person delivering such Certificate.

            9. Notices. All notices, Certificates or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent prepaid telex, cable or telecopy (with hard copy to follow), or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or telecopied or if mailed, when received, as follows:

            (a)   if to BMS, to:

                  Bristol-Myers Squibb Company
                  345 Park Avenue
                  New York, New York 10154

                  Attention: Robert E. Ewers, Jr.

      with copies to:

                  Cravath, Swaine & Moore
                  Worldwide Plaza
                  825 Eighth Avenue
                  New York, New York 10019

                  Attention:  Susan Webster

            (b)   if to any AHC Indemnifying Party, to:

                  Axion HealthCare Inc.
                  1111 Bayhill Drive, Suite 125
                  San Bruno, CA 94066

                  Attention:  Garrett J. Roper

      with copies to:

                  Gunderson Dettmer Stough
                     Villeneuve Franklin & Hachigian, LLP
                  600 Hansen Way, 2nd Floor
                  Palo Alto, CA 94304

                  Attention:  Steven M. Spurlock

            (c)   if to the Escrow Agent, to:



                  Attention:


            10. Termination and Limitations on Indemnified Obligation. (a) For purposes of this Agreement, (i) the "Escrowed Shares Termination Date" shall mean the earlier to occur of (A) one year after the date of this Agreement and
(B) complete distribution of the Escrowed Shares in satisfaction of claims for Indemnified Obligations, and (ii) the "Escrowed Cash Termination Date" shall mean the earlier to occur of (A) six years after the date of this Agreement and
(B) complete distribution of the escrowed cash in satisfaction of claims for Indemnified Obligations.

            (b) Notwithstanding anything to the contrary set forth in this Agreement, none of the occurrence of the Escrowed Shares Termination Date or Escrowed Cash Termination Date or the termination of this Agreement for any other reason shall release any AHC Indemnifying Party from its obligations under Section 2.01 of the Indemnification Agreement, Section 1 of the Tax Matters Agreement, any Indemnified Obligation or any Pending Claim, and all such obligations shall remain in full force and effect until such time as they have been satisfied in accordance with the terms of the Indemnification Agreement or the Tax Matters Agreement, as the case may be.

            11. Taxes. All interest and other amounts received with respect to the Escrowed Cash shall be income for tax purposes to AHC and shall be reported by the Escrow Agent to the Internal Revenue Service as having been so allocated. All amounts received with respect to the Escrowed Stock shall be income for tax purposes to the Former Axion Stockholders and shall be reported by the Escrow Agent to the Internal Revenue Service as having been so allocated. Each of AHC and each Former Axion Stockholder shall complete and return to the Escrow Agent any and all tax forms or reports required to be maintained or obtained by the Escrow Agent. The Escrow Agent shall provide to each of AHC and each Former Axion Stockholder all necessary forms reporting any amounts received with respect to the Escrowed Cash or the Escrowed Stock, as the case may be.

            12. Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            13. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

            14. Captions. The Section and paragraph captions herein are for convenience of reference only, and do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

            15. Severability. If any provision of this Agreement or the other Documents or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions thereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

            16. Entire Agreement; No Third Party Beneficiaries. This Agreement, the other Documents and the agreements referred to herein and therein, and required to be delivered in connection with the transactions contemplated by the Documents (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) are not intended to confer upon any person or entity other than the parties any rights or remedies.

            17. Enforcement; Consent to Jurisdiction. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal Court sitting in the State of Delaware or in Delaware state court.

            18. Interpretation. When a reference is made in this Agreement to a Section, Schedule or Exhibit, such reference shall be to a Section, Schedule or Exhibit of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "included", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". All accounting terms not defined in this Agreement shall have the meanings determined by GAAP.

            IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.


                                        BRISTOL-MYERS SQUIBB COMPANY,

                                          by
                                              ___________________________
                                              Name:
                                              Title:



                                        AXION HEALTHCARE INC.,

                                          by
                                              ___________________________
                                              Name:
                                              Title:



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

                                        [OPUS SUB, INC.],

                                          by
                                              ___________________________
                                              Name:
                                              Title:

                                        _________________________________
                                        Axion Healthcare Inc., as
                                        Attorney-in-Fact for and on
                                        behalf of each of the following
                                        former Stockholders of AXION
                                        INC. set forth on Exhibit A
                                        hereto



                                        [ESCROW AGENT], as Escrow Agent,

                                          by
                                              ___________________________
                                              Name:
                                              Title:

                                                                      Appendix F

     Delaware General Corporation Law Section 262 APPRAISAL RIGHTS. (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection
(d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251, 252, 254, 257, 258, 263 or 264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsections (f) or (g) of ss. 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 251, 252,

254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

          a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

          b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

          c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

          d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as practicable.

     (d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to ss. 228 or 258 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which his prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                             INFORMATION STATEMENT RELATING TO
                                   AXION HEALTHCARE INC.
                                   AND THE DISTRIBUTION

                                       INTRODUCTION


               This Information Statement is being furnished to stockholders of Axion Inc., a Delaware corporation ("Axion"), in connection with the contemplated pro rata distribution (the "Distribution") to Axion stockholders of shares of Series A Preferred Stock, par value $.0001 per share ("AHC Preferred Stock"), of Axion HealthCare Inc., a Delaware corporation and wholly owned subsidiary of Axion ("AHC"). The holders of shares of common stock of Axion, par value $.001 per share ("Axion Common Stock"), will receive one share of AHC Preferred Stock with respect to each share of Axion Common Stock held by such holder on the record date for the Distribution (the "Distribution Record Date") and the holders of shares of Axion Preferred Stock (as defined herein) will receive one share of AHC Preferred Stock with respect to each share of Axion Preferred Stock held by such holder on the Distribution Record Date. The Distribution will result in 100% of the then outstanding shares of AHC Preferred Stock being distributed to Axion stockholders on a share-for-share basis.

               The Distribution is being effected by Axion in connection with the acquisition by Bristol-Myers Squibb Company, a Delaware corporation ("BMS"), of Axion and its oncology drug distribution-related business interests, which consist of: (i) Oncology Therapeutics Network Corporation, a Delaware corporation and wholly owned subsidiary of Axion ("OTNC"), including OTNC's interest in the Oncology Therapeutics Network Joint Venture, L.P., a Delaware limited partnership (the "Partnership" or "OTN"), and (ii) OPUS Health Systems Inc., a Delaware corporation and wholly owned subsidiary of Axion ("OPUS"), which at the Effective Time (as defined herein) will contain only the OPUS Station automated drug dispensing and inventory tracking systems business (the "OPUS Station Business"), including in each case the assets and certain liabilities related thereto (the "Retained Business"). The acquisition by BMS will be effected by a merger (the "Merger") of OTN Acquisition Sub Inc., a Delaware corporation and wholly owned subsidiary of BMS ("BMS Sub"), with and into Axion following the Distribution, with Axion surviving the Merger (sometimes hereinafter referred to as the "Surviving Corporation").
See "The Merger".

               At the time of the  Distribution,  AHC  will  own all of  Axion's business, assets and liabilities, other than the Retained Business, which includes the stock of OPUS Sub and certain other tangible and intangible assets and liabilities of Axion and its subsidiaries including 2,700,000 shares of Series A Redeemable Preferred Stock of OnCare Inc. (the "OnCare Preferred Stock"), a Delaware corporation ("OnCare"), and an amount in cash equal to the Preference Amount (as defined herein), plus all other cash of Axion and its subsidiaries, excluding the Retained Cash (as defined herein), and the Employee Loans (as defined herein) (such stock, cash and other assets and liabilities, the "Acquired Business"). Immediately prior to the Time of Distribution (as defined herein), the Acquired Business will be transferred to AHC by Axion in accordance with the Agreement and Plan of Distribution and Reorganization to be entered into prior to the Distribution among Axion, AHC, OTNC, OPUS, OPUS Sub Inc., a Delaware corporation and wholly owned subsidiary of OPUS ("OPUS Sub") and OTN, the form of which is an Exhibit to the Merger Agreement (as defined below) and which is attached as Appendix B to the Proxy Statement/Prospectus dated September 19, 1996 (the "Proxy Statement/Prospectus") (as such form may be amended, supplemented or otherwise modified from time to time, the "Distribution Agreement"). This Information Statement (the "Information Statement") is attached as Appendix G to the Proxy Statement/Prospectus. See "The Company" and "The Distribution".

               No consideration will be paid by Axion stockholders for the shares of AHC Preferred Stock to be received by them in the Distribution. There is currently no public trading market for the shares of AHC Preferred Stock. See "Special Factors--Absence of Trading Market; Restrictions on Resale".

               The Distribution has not yet been declared by the Axion Board of Directors (the "Axion Board"), and, accordingly, the Distribution Record Date has not yet been determined. The Distribution is conditioned on, among other things, the satisfaction (or waiver by the party for whose benefit any such condition exists) of all conditions (other than consummation of the Distribution) to the parties' obligations to consummate the Merger provided for in the Amended And Restated Agreement and Plan of Merger, dated as of August 2, 1996 (as it may be amended, supplemented or otherwise modified from time to time, the "Merger Agreement"), among Axion, BMS and BMS Sub, which is attached as Appendix A to the Proxy Statement/Prospectus to which this Information Statement is attached as Appendix
G. See "The Distribution--Terms of the Distribution Agreement--Conditions to the Distribution". Also see "The Merger--Terms of the Merger Agreement".

               WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

               The date of this Information Statement is September 19, 1996.

                                     TABLE OF CONTENTS



                                                                                      Page


 INTRODUCTION............................................................................1

 SUMMARY.................................................................................1

 SPECIAL FACTORS........................................................................11
    Business to be Conducted by AHC; Limited Operating History; History of Losses.......11
    Risks Associated with New Business Strategy.........................................11
    Indemnification Obligations of the Former Axion Stockholders, AHC and the 81% AHC
        Subsidiaries....................................................................12
    Certain Federal Income Tax Consequences of the Distribution.........................14
    Limited Financial Resources.........................................................14
    OnCare Preferred Stock..............................................................15
    Dependence Upon Key Personnel; Potential Conflicts of Interest with OnCare..........15
    Relationship with BMS; Restrictions on AHC..........................................15
    Reliance on Transitional Services Agreement.........................................16
    Risk of Registration Under Investment Company Act of 1940...........................16
    Repayment of Loans Made to Current Holders of Axion Options.........................16
    Competition.........................................................................17
    Dependence on Third-Party Service Providers.........................................17
    Dividends and Dividend Policy.......................................................17
    Absence of Trading Market; Restrictions on Resale...................................17
    Future Acquisitions; Dilution.......................................................18
    Risks Associated with Uncertain Health Care Environment.............................18
    Government Regulation...............................................................18
    Substantial Stockholders; Certain Provisions of the Restated AHC Certificate........18

 THE COMPANY............................................................................19
    General.............................................................................19
    Industry............................................................................19
    The AHC Business....................................................................19
    OPUS Matrix Business................................................................20
    AHC's Strategy......................................................................20
    Future Conduct of the Business......................................................21
    Competition.........................................................................21
    Relationship with OnCare............................................................21
    Employees...........................................................................21
    Properties..........................................................................21
    Trademarks..........................................................................21







 THE MERGER.............................................................................22
    Terms of the Merger Agreement.......................................................22
           Fractional Shares............................................................24
           Effective Time; Closing......................................................24
           Distribution of Merger Consideration; Exchange of Share Certificates.........24
           Stock Exchange Listing.......................................................25
           Conditions...................................................................25
           Termination..................................................................25
           Expenses.....................................................................26
           Accounting Treatment.........................................................26

 THE DISTRIBUTION.......................................................................26
    Background of and Reasons for the Distribution......................................26
    Terms of the Distribution Agreement.................................................27
           Formation of OPUS Sub........................................................27
           Distribution of the Preference Amount........................................27
           Employee Loans; Exercise or Cancelation of Axion Options.....................28
           The Contributions............................................................28
           The Distribution.............................................................30
           Settlement of Intercompany Accounts..........................................30
           Insurance and AHC's Right to Insurance Proceeds..............................30
           Employee Matters.............................................................31
           Conditions to the Distribution...............................................31
           Termination, Amendments and Waivers..........................................31

 INDEMNIFICATION ARRANGEMENTS...........................................................31
    Terms of the Indemnification Agreement..............................................32
           Indemnification by the AHC Indemnifying Parties..............................32
           Limitations on Indemnification Obligations of the Indemnifying Parties.......33
           Indemnification by the BMS Indemnifying Parties..............................34
           Limitation on Indemnification Obligations of the BMS Indemnifying Parties....34
           Indemnifiable Losses Net of Third-Party Recoveries; Indemnifiable Losses
               Calculated on an After-Tax Basis.........................................35
           Covenants....................................................................35
           Appointment of AHC as Representative.........................................36
    Terms of the Tax Matters Agreement..................................................36
           Appointment of AHC as Representative.........................................37
    Terms of the Escrow Agreement.......................................................38
           Deposit of Escrowed Property.................................................38
           Disposition of Escrowed Property.............................................39
           Distributions for Indemnified Obligations....................................41
           Pending Claims...............................................................43
           Escrow Agent.................................................................43
           Appointment of AHC as Representative.........................................44





 CERTAIN FEDERAL INCOME TAX CONSEQUENCES................................................44

 RELATIONSHIP WITH BMS..................................................................46
    Indemnification Agreement; Escrow Agreement; Tax Matters Agreement..................46
    Noncompetition Agreements...........................................................47
    AHC Supply Agreement; OnCare Supply Agreement; AHC Medstation Agreement;
        OnCare Medstation Agreement.....................................................47
    License Agreement...................................................................47
    Transitional Services Agreement.....................................................48

 TRADING OF AHC PREFERRED STOCK.........................................................48

 CAPITALIZATION.........................................................................49

AHC FINANCIAL STATEMENTS................................................................51

 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS..................................................................63
    Overview............................................................................63
    Results of Operations...............................................................63
    Liquidity...........................................................................63

 MANAGEMENT.............................................................................64
    Officers and Directors..............................................................64
    Director Compensation...............................................................65
    Executive Compensation..............................................................65
    Option Grants in Last Fiscal Year...................................................65
    Option Exercises and June 30, 1996 Option Values....................................66
    1995 Executive Stock Option Plan....................................................67
    1989 Stock Option and Restricted Stock Plan.........................................68

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
 OF AHC.................................................................................70

 EXECUTIVE COMPENSATION PLANS IN EFFECT AFTER THE DISTRIBUTION..........................73
    401(k) Plan.........................................................................73
    Annual Incentive Awards.............................................................73
    Other Features of Stock Plans and Predecessor Plans.................................73
    AHC Indemnification Agreements......................................................74

 DESCRIPTION OF AHC CAPITAL STOCK.......................................................74
    Authorized Capital Stock............................................................74
    AHC Common Stock....................................................................75
    AHC Preferred Stock.................................................................75
    No Preemptive Rights................................................................76
    Description Of Certain Certificate of Incorporation and Bylaw Provisions............76
           Number of Directors; Removal; Vacancies......................................76




           Stockholder Action by Unanimous Consent; Special Meetings....................76
           Amendment of Certain Charter and Bylaw Provisions............................76

           Preferred Stock..............................................................76
           Indemnification..............................................................77

 COMPARISON OF CERTAIN RIGHTS OF HOLDERS OF AHC PREFERRED STOCK,
 HOLDERS OF AXION COMMON STOCK AND HOLDERS OF AXION PREFERRED
 STOCK..................................................................................77
    Voting..............................................................................78
    Liquidation Preference..............................................................78
    Dividends...........................................................................79
    Conversion Rights...................................................................79
    Certain Business Combinations.......................................................80
    Size and Classification of the Board of Directors...................................80
    Removal of Directors................................................................80
    Vacancies on the Board of Directors.................................................81
    Amendments to the Certificate of Incorporation......................................81
    Amendments to Restated AHC Bylaws...................................................82
    Special Meetings of Stockholders; Action by Written Consent.........................82
    Indemnification of Officers and Directors...........................................82
    No Cumulative Voting................................................................83

 EXPERTS................................................................................83

 INDEX OF DEFINED TERMS.................................................................84




Appendix I Amended and Restated AHC Certificate
Appendix II    Amended and Restated AHC Bylaws

                                     SUMMARY

               The following summarizes certain information  contained elsewhere in this Information Statement. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information included elsewhere in this Information Statement, which should be read in its entirety. This Information Statement is attached as Appendix G to the Proxy Statement/Prospectus of Axion and BMS relating to the merger of BMS Sub with and into Axion, with Axion as the surviving entity. The information contained in this Information Statement regarding such merger is qualified in its entirety by the more detailed information included in the Proxy Statement/Prospectus to which this Information Statement is attached as Appendix G, which should be read in its entirety. See "Summary--The Transactions" below.

               Unless otherwise noted, the financial statements and other financial information and data herein are presented on a consolidated basis, giving effect to certain of the transactions contemplated as part of the Merger and the Distribution. See Note 3 to the Consolidated Financial Statements included elsewhere herein. Unless otherwise defined herein, capitalized terms used in this Summary shall have the respective meanings ascribed to them elsewhere in this Information Statement.

               AN INDEX OF DEFINED TERMS USED HEREIN IS INCLUDED AT PAGE 82 OF THIS INFORMATION STATEMENT.


                                        THE COMPANY

               AHC, formed by Axion in 1994, engages in clinical/disease management of cancer, consisting of a collection of related cancer-focused healthcare activities designed to promote provision of the highest quality cost-effective cancer care by office-based oncologists. This consists of coordinating clinical studies of both emerging and existing cancer drugs and treatments developed by pharmaceutical and biotechnology companies. AHC has derived limited revenues to date from such services. See "Special Factors--Business to be Conducted by AHC; Limited Operating History; History of Losses".

               Following the Contributions (as defined herein) and the Merger, AHC's business will consist of the following:

               AHC Business. AHC expects that its principal business will consist of providing cancer-specific managed care services to cancer care payers and providers (the "AHC Business"). The AHC Business has generated limited revenues and has incurred losses since AHC's formation in 1994. AHC was formed to carry on the clinical studies programs which Axion began in 1987 and to continue the development of oncology disease management programs arising from such clinical studies programs.

               OPUS Matrix Business. The OPUS Matrix Business consists of (i) computer software which provides office based oncology practices with access to drug and treatment information and (ii) the management information systems currently used to support Axion's businesses. The OPUS Matrix Business has incurred losses since its inception in 1994.

               The mailing address of the AHC's principal executive offices is 1111 Bayhill Drive, Suite 125, San Bruno, California 94066. See "The Company".

                                THE TRANSACTIONS

               AHC is currently a wholly owned subsidiary of Axion. Axion has entered into the Merger Agreement whereby, upon the terms and subject to the conditions set forth therein, BMS Sub will be merged with and into Axion with Axion surviving as a wholly owned subsidiary of BMS. In connection with and in order to facilitate the Merger, Axion has agreed to effect, pro rata to its stockholders immediately prior to the effectiveness of the Merger, the Distribution of all of the outstanding shares of AHC Preferred Stock, which should be tax-free to Axion stockholders for federal income tax purposes except to the extent of cash payments received for fractional shares. See "Certain Federal Income Tax Consequences".


                                     THE DISTRIBUTION

SUMMARY

               At the Time of Distribution, the Retained Business will constitute all the businesses, assets and liabilities of Axion; all Axion's other businesses, assets and liabilities, which will include the AHC Business, the OPUS Matrix Business, the OnCare Preferred Stock, all cash and cash equivalents of Axion and its subsidiaries (other than Retained Cash) and the Employee Loans will be held by AHC. The Distribution Agreement provides for a series of asset and stock transfers and liability assumptions between and among Axion, AHC and certain of Axion's subsidiaries prior to the Distribution. Such asset and stock transfers and liability assumptions are designed to separate the Acquired Business, which is not being acquired by BMS in the Merger, from the Retained Business prior to the Time of Distribution. Accordingly, the Retained Business will constitute all the business, assets and liabilities of Axion at the Effective Time. The purpose of this complex structure is to permit the disposition of the Retained Business in a transaction that should be tax-free to Axion's stockholders in which Axion stockholders will receive BMS Common Stock and will also retain their proportionate equity interests in the Acquired Business in the form of AHC Preferred Stock to be received in the Distribution.

SECURITIES TO BE DISTRIBUTED

               All outstanding shares of AHC Preferred Stock, which equals the quotient of the number of shares of Axion Common Stock outstanding immediately prior to the Time of Distribution (as defined below) (including any shares of Axion Common Stock issued in connection with the conversion of Axion Preferred Stock to Axion Common Stock and the exercise of Axion Options (as defined herein), in each case in connection with the consummation of the Merger). Based on the Diluted Share Assumption (as defined herein) (and assuming exercise of all Axion Options other than the Goldberg $10.00 Options (as defined herein)), it is estimated that 9,970,509 shares of AHC Preferred Stock will be distributed pursuant to the Distribution. See "The Distribution--Terms of the Distribution Agreement--The Distribution" and "Comparison of Certain Rights of Holders of Stock".

TIME OF DISTRIBUTION

               The Distribution is expected to be effective (the "Time of Distribution") immediately prior to the Merger's effectiveness (the "Effective Time"). Stock certificates for shares of AHC Preferred Stock will be mailed as soon as practicable after the Time of Distribution. See "The Distribution--Terms of the Distribution Agreement--The Distribution".

DISTRIBUTION RECORD DATE

               It is expected that the Distribution Record Date will be established as the day on which the Time of Distribution occurs. See "The Distribution--Terms of the Distribution Agreement".


TRADING MARKET

               There is no existing trading market for AHC Preferred Stock. AHC has not sought and does not intend to apply for listing of AHC Preferred Stock on a securities exchange or seek approval for quotation through an automated quotation system. THERE CAN BE NO ASSURANCE THAT ANY TRADING MARKET WILL DEVELOP FOR AHC PREFERRED STOCK. In addition, the certificate of incorporation of AHC (the "AHC Certificate of Incorporation") will be amended and restated to provide for various restrictions on transfer of AHC Preferred Stock (as so amended and restated, the "Restated AHC Certificate") which is attached to this Information Statement as Appendix I. The Restated AHC Certificate and Restated AHC Bylaws provide for the same restrictions on transfer to be placed on

AHC Common Stock once such stock is issued. The certificates evidencing the AHC Preferred Stock will bear a legend referring to these restrictions on transfer. See "Special Factors--Absence of Trading Market; Restrictions on Resale" and "Trading of AHC Preferred Stock".

CONDITIONS TO DISTRIBUTION

               Consummation of the Distribution is subject to the conditions set forth in the Distribution Agreement, which include that all conditions to the closing of the Merger set forth in the Merger Agreement to be satisfied. See "The Distribution Agreement--Terms of the Distribution Agreement--Conditions to the Distribution" and "The Merger".

TRANSFER AGENT

               Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP will act as transfer agent for the Distribution.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION

               Ernst & Young LLP ("Ernst & Young"), certified public accountants to Axion, have rendered an opinion to the effect that, based upon certain representations of BMS, BMS Sub, Axion, AHC and certain stockholders of Axion, among other things, the Distribution should qualify as a tax-free spinoff pursuant to Section 355 of the Internal Revenue Code of 1986, as amended (the "Code"), and, as a result, holders of Axion Common Stock should recognize no gain or loss upon the receipt of AHC Preferred Stock pursuant to the Distribution. Consummation of the Distribution and the Merger is conditioned on a reaffirmation of that opinion at the Time of Distribution by Ernst & Young. Such opinion is based on Ernst & Young's interpretation as to how various requirements of Section 355 of the Code should apply to the particular facts presented by the Distribution. With respect to some of these interpretations, no direct legal precedents exist. Accordingly, THERE CAN BE NO ASSURANCE THAT THE IRS WILL AGREE WITH THE CONCLUSIONS SET FORTH IN THE ERNST & YOUNG OPINION. No rulings relating to the Distribution have been sought or will be received from the Internal Revenue Service (the "IRS"), and the Ernst & Young opinion is not binding on the IRS. Moreover, no published rulings or cases squarely address the qualification under Section 355 of the Code of a transaction identical to the Distribution. If the IRS were to assert successfully that the Distribution did not qualify as a tax-free spinoff under Section 355 of the Code, the Distribution would be a taxable transaction to Axion and the stockholders of Axion immediately prior to the Effective Time (the "Former Axion Stockholders") for federal income tax purposes. STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING SUCH TAX CONSEQUENCES. Even if the Distribution does qualify as a tax-free spinoff under Section 355 of the Code, the distribution of the AHC Preferred Stock by Axion to Non-United States Holders (as defined herein) will constitute a taxable event to Axion. See "Certain Federal Income Tax Consequences".

               To the extent of the tax liabilities to Axion that will arise from the distribution of AHC Preferred Stock to Non-United States Holders, BMS will seek indemnification from AHC, the 81% AHC Subsidiaries and the Former Axion Stockholders pursuant to the Tax Matters Agreement and the Escrow Agreement. In addition, if, notwithstanding receipt of such opinion and reaffirmation from Ernst & Young, it is determined that the Distribution does not qualify as a tax-free spinoff under Section 355 of the Code, then BMS may seek indemnification from AHC, the 81% AHC Subsidiaries and the Former Axion Stockholders pursuant to the terms of the Tax Matters Agreement (as defined herein) and the Escrow Agreement (as defined herein). Such events could result in failure by the Former Axion Stockholders to obtain the release of any of the Escrowed Shares (as defined herein), could result in AHC's failure to obtain the release of any of the Escrowed Cash (as defined herein) and could require AHC to provide additional funds to indemnify BMS. Failure by AHC to obtain the release of the Escrowed Cash, or the requirement of additional payments by AHC, could have a material adverse effect on AHC or the value of the AHC Preferred Stock. See "Indemnification Arrangements--Terms of the Escrow Agreement", "--Terms of the Tax Matters Agreement" and "Special Factors--Indemnification Obligations of the Former Axion Stockholders, AHC and the 81% AHC Subsidiaries", "--Business to be conducted by AHC; Limited Operating History, History of Losses" and "--Certain Federal Income Tax Consequences of the Distribution".

DIVIDENDS AFTER THE DISTRIBUTION

               AHC does not anticipate declaring and paying cash dividends on the AHC Preferred Stock at any time in the foreseeable future. The decision whether to apply legally available funds to the payment of dividends on the AHC Preferred Stock will be made by the Board of Directors of AHC (the "AHC Board") from time to time in the exercise of its business judgment, taking into account, among other things, AHC's results of operations and financial condition and any then existing or proposed commitments for the use by AHC of available funds. See "Special Factors--Dividends and Dividend Policy" and "Description of Capital Stock--AHC Preferred Stock".

RESTRICTIONS ON DIVIDENDS AND REDEMPTIONS

               The Indemnification Agreement (as defined herein) provides for restrictions on AHC's ability to declare dividends for a period of in excess of 6 years from the Effective Time (subject to extension in certain circumstances). The Indemnification Agreement also prohibits AHC from making redemptions of its capital stock for a period of 6 years from the Effective Time (subject to extension in certain circumstances). See "The Distribution--Terms of the Distribution Agreement--The Indemnification Agreement".

CERTAIN PROVISIONS OF THE RESTATED AHC CERTIFICATE AND RESTATED AHC BYLAWS

               Certain provisions of the Restated AHC Certificate and the Restated Bylaws of AHC as they are anticipated to be amended and restated prior to the Distribution attached to this Information Statement as Appendix II (as so amended and restated, the "Restated AHC Bylaws"), may be deemed to have the effect of making difficult an acquisition of control of AHC in a transaction not approved by the AHC Board. See "Special Factors--Substantial Stockholders; Certain Provisions of the Certificate of Incorporation" and "Description of AHC Capital Stock--Description of Certain Certificate of Incorporation and Bylaw Provisions".

MERGER AGREEMENT

               If the Merger Agreement is approved and adopted by the Axion stockholders and the other conditions to the Merger are satisfied (or waived by the party for whose benefit such condition exists), at the time of effectiveness of the Merger (the "Effective Time"), BMS Sub will be merged with and into Axion (which will then hold only the Retained Business) with Axion as the Surviving Corporation, and the separate existence of BMS Sub will cease.

               Pursuant to the Merger Agreement, at the Effective Time each share of Axion Common Stock outstanding immediately prior to the Effective Time (other than any shares of Axion Common Stock owned by Axion or any subsidiary of Axion or BMS or any subsidiary of BMS and any shares of Axion Common Stock (the "Dissenting Shares") with respect to which appraisal rights have been perfected in accordance with Section 262 of Delaware General Corporation Law (the "DGCL")) will be converted into the right to receive the Conversion Number (as defined herein) of fully paid and nonassessable shares of common stock, par value $.10 per share, of BMS together with the associated rights (the "BMS Rights") pursuant to the Rights Agreement dated as of December 4, 1987 (as amended, the "Rights Agreement") between BMS and The Chase Manhattan Bank, as Rights Agent (collectively, "BMS Common Stock") equal to the quotient of (a)(i) $86 million divided by (ii) the Average Value of BMS Common Stock (as defined herein) divided by (b) the number of shares of Axion Common Stock outstanding immediately prior to the Effective Time (calculated on a fully diluted basis assuming that each share of Axion Preferred Stock outstanding immediately prior to the Effective Time has been converted in accordance with its terms into one share of Axion Common Stock and that all options, warrants or other rights to acquire Axion Common Stock ("Axion Options") outstanding immediately prior to the Effective Time have been exercised or canceled and that the related subject shares (other than any subject shares related to any portion of any Axion Option that shall have been canceled and not exercised) of Axion Common Stock are outstanding (collectively, the "Diluted Share Assumption")). The term "Average Value of BMS Common Stock" means an amount equal to the average of the per share closing prices of BMS Common Stock as reported on the New York Stock Exchange Composite Transaction Tape (the "NYSE Tape") for the 10 consecutive full New York Stopck Exchange ("NYSE") trading days ending on the fifth full NYSE trading day immediately preceding the Effective Time; provided that (A) if the Board of Directors of BMS (the "BMS Board") declares a cash dividend on the outstanding shares of BMS Common Stock having a record date after the Effective Time but an ex-dividend date (based on "regular way" trading on the NYSE of shares of BMS Common Stock, the "Ex-Date") that occurs during the averaging period, then for purposes of computing the Average Value of BMS Common Stock, the closing price on the Ex-Date and any trading day in the averaging period after the Ex-Date will be adjusted by adding thereto the amount of such dividend and (B) if the BMS Board declares a cash dividend on the outstanding shares of BMS Common Stock having a record date before the Effective Time and an Ex-Date that occurs during the averaging period, then for purposes of computing the Average Value of BMS Common Stock, the closing price on any trading day before the Ex-Date will be adjusted by subtracting therefrom the amount of such dividend. Notwithstanding anything to the contrary contained in the Merger Agreement, in the event that as of the closing date of the Merger (the "Closing Date") the Average Value of BMS Common Stock is less than $82.73 (an amount equal to 95 percent of the daily average per share closing price of BMS Common Stock as reported on the NYSE Tape for the 10 full NYSE trading days immediately prior to the date of the Merger Agreement) (the "Minimum Price"), then for the purposes of calculating the Merger Consideration the Average Value of BMS Common Stock will be deemed to be an amount equal to the Minimum Price, and in the event that as of the Closing Date the Average Value of BMS Common Stock is greater than $91.43 (an amount equal to 105 percent of the daily average per share closing price of BMS Common Stock as reported on the NYSE Tape for the 10 full NYSE trading days immediately prior to the date of the Merger Agreement) (the "Maximum Price"), then for the purposes of calculating the Merger Consideration, the Average Value of BMS Common Stock will be deemed to be an amount equal to the Maximum Price, in each case subject to certain adjustments for dividends. If prior to the Effective Time the BMS Board declares a stock split, stock combination, stock dividend or other non-cash distribution on the outstanding shares of BMS Common Stock, the Minimum Price and Maximum Price (and, if the Ex-Date for such event occurs during the averaging period, the Average Value of BMS Common Stock) will be appropriately adjusted to reflect such split, combination, dividend or other distribution.

               Based on the Diluted Share  Assumption (and assuming  exercise of all Axion Options other than the Goldberg $10.00 Options (as defined herein), resulting in an aggregate of 9,970,509 shares of Axion Common Stock outstanding), and assuming an Average Value of BMS Common Stock equal to $92.83 (the average per share closing price of BMS Common Stock for the 10 full NYSE trading days ending September 18, 1996, the most recent full NYSE trading day available prior to printing this Proxy Statement/Prospectus), in which event the Conversion Number would be calculated based on an Average Value of BMS Common Stock equal to the Maximum Price of $91.43, (a) the Conversion Number would be
0.094 and (b) assuming a market value of the BMS Common Stock on the date received by holders of Axion Common Stock in the Merger of $92.83, the aggregate market value of BMS Common Stock to be received by holders of Axion Common Stock in the Merger would be approximately $87 million, or approximately $8.73 per share of Axion Common Stock. THERE CAN BE NO ASSURANCE THAT THESE ASSUMPTIONS WILL BE TRUE AS OF THE EFFECTIVE TIME.

               The Average Value of BMS Common Stock is determined as of five full NYSE trading days immediately preceding the Effective Time (which date may be after the date of the Special Meeting of Stockholders of Axion to be held on October 18, 1996, and any adjournments or postponements thereof (the "Special Meeting"), at which time the Average Value of BMS Common Stock may be less than the assumed $92.83 Average Value of BMS Common Stock referred to above and indeed may be less than the Minimum Price. If the Average Value of BMS Common Stock at such time is between the Minimum Price ($82.73) and the Maximum Price ($91.43), the aggregate market value of BMS Common Stock to be received by holders of Axion Common Stock in the Merger will be $86 million, or approximately $8.63 per share of Axion Common Stock (based on the Diluted Share Assumption and assuming exercise of all Axion Options other than the Goldberg $10.00 Options). If the Average Value of BMS Common Stock at such time is less than the Minimum Price, the aggregate market value of BMS Common Stock to be received by holders of Axion Common Stock in the Merger will be less, and may be substantially less, than $86 million, or approximately $8.63 per share of Axion Common Stock (based on the Diluted Share Assumption and assuming exercise of all Axion Options other than the Goldberg $10.00 Options). The foregoing statements in this paragraph assume that the market value of BMS Common Stock on the Closing Date is equal to the Average Value of the BMS Common Stock used to calculate the Conversion Number. However, the actual market value of BMS Common Stock on the Closing Date may be substantially less than the Average Value of BMS Common Stock used to calculate the Conversion Number. The actual aggregate market value on the Closing

Date of BMS Common Stock received by holders of Axion Common Stock in the Merger will be equal to the number of shares of BMS Common Stock issued in the Merger multiplied by the market value of the BMS Common Stock on the Closing Date.

               UNDER THE TERMS OF THE MERGER AGREEMENT, AXION DOES NOT HAVE THE RIGHT TO DECLINE TO CONSUMMATE THE MERGER SOLELY BECAUSE EITHER THE AVERAGE VALUE OF BMS COMMON STOCK USED TO CALCULATE THE CONVERSION NUMBER IS LESS THAN THE MINIMUM PRICE OR BECAUSE THE ACTUAL MARKET VALUE OF BMS COMMON STOCK ON THE CLOSING DATE IS LESS THAN THE AVERAGE VALUE OF BMS COMMON STOCK USED TO CALCULATE THE CONVERSION NUMBER. THEREFORE, IF THE MERGER PROPOSAL IS ADOPTED AND APPROVED AND ALL OTHER CONDITIONS TO THE MERGER ARE SATISFIED (OR WAIVED BY THE PARTY FOR WHOSE BENEFIT ANY SUCH CONDITION EXISTS) AT OR PRIOR TO THE EFFECTIVE TIME, AXION STOCKHOLDERS WILL ASSUME THE RISK OF A DECLINE IN THE MARKET VALUE OF BMS COMMON STOCK BELOW THE MINIMUM PRICE AND THE RISK THAT THE ACTUAL MARKET VALUE OF BMS COMMON STOCK ON THE CLOSING DATE IS LESS THAN THE AVERAGE VALUE OF BMS COMMON STOCK USED TO CALCULATE THE CONVERSION NUMBER AND, ACCORDINGLY, THE RISK THAT THE AGGREGATE MARKET VALUE OF BMS COMMON STOCK TO BE RECEIVED BY THE HOLDERS OF AXION COMMON STOCK IN THE MERGER WILL BE SUBSTANTIALLY LESS THAN $86 MILLION OR APPROXIMATELY $8.63 PER SHARE (BASED ON THE DILUTED SHARE ASSUMPTION AND ASSUMING EXERCISE OF ALL AXION OPTIONS OTHER THAN THE GOLDBERG $10.00 OPTIONS).

               In addition, the number of assumed outstanding shares of Axion Common Stock for the purpose of calculating the Conversion Number is determined as of immediately prior to the Effective Time (which date may be after the date of the Special Meeting), at which time the actual number of outstanding shares of Axion Common Stock may be greater than the assumed 9,970,509 shares referred to above. Each share of Axion Common Stock will be converted in the Merger into the right to receive the Conversion Number of shares of BMS Common Stock. Any increase in the actual number of outstanding shares of Axion Common Stock as of immediately prior to the Effective Time would result in a corresponding decrease in the Conversion Number and, accordingly, in the number of shares of BMS Common Stock to be received in respect of each share of Axion Common Stock. The maximum number of shares of Axion Common Stock that may be outstanding as of immediately prior to the Effective Time is 10,070,509 shares.

               The foregoing is a brief summary of certain terms of the Merger affecting AHC. A complete description of the Merger and the Merger Agreement, which is attached as Appendix A to the Proxy Statement/Prospectus to which this Information Statement is attached as Appendix G, may be found in the Proxy Statement/Prospectus. The Distribution Agreement between AHC, Axion, OTNC, OPUS, OPUS Sub and OTN is more fully described herein under "The Distribution".

THE DISTRIBUTION AGREEMENT

               The Distribution Agreement provides for a series of asset and stock transfers and liability assumptions, including the Contributions, between and among Axion, AHC and certain of Axion's subsidiaries prior to the Distribution. Such asset and stock transfers and liability assumptions, including the Contributions, are designed to separate the Acquired Business, which is not being acquired by BMS in the Merger, from the Retained Business prior to the Time of Distribution. Accordingly, the Retained Business will constitute all the business, assets and liabilities of Axion at the Effective Time. The purpose of this complex structure is to permit the disposition of the Retained Business in a transaction that should be tax-free to Axion and its stockholders in which Axion stockholders will receive BMS Common Stock and will also retain their proportionate equity interests in the Acquired Business in the form of AHC Preferred Stock to be received in the Distribution. In the event Axion stockholders do not approve the Merger, or if the Merger Agreement is otherwise terminated, Axion nonetheless intends to consummate the Contributions. See "Special Factors--Certain Federal Income Tax Consequences of the Distribution" and "Certain Federal Income Tax Consequences" and "The Distribution".

               The Distribution will be effected by the distribution to each holder of record of Axion Common Stock, as of the close of the stock transfer books on the Distribution Record Date, of certificates representing one share of AHC Preferred Stock for each share of outstanding Axion Common Stock held of record by such holder and by the distribution to each holder of Axion Preferred Stock, as of the Distribution Record Date, of certificates representing one share of AHC Preferred Stock for each share of Axion Preferred Stock held of record by such holder. See "The Distribution--Terms of the Distribution Agreement".

               Although the Distribution will not be effected unless the Merger is approved and about to occur, the Distribution is separate from the Merger, and the AHC Preferred Stock to be received by holders of Axion Common Stock and holders of Axion Preferred Stock in the Distribution does not constitute a part of the consideration to be received by Axion stockholders in the Merger. Axion stockholders are not being asked to approve the Distribution, which is not subject to stockholder approval. Axion stockholders should review this Information Statement for additional information with respect to the Distribution, the Acquired Business and the AHC Preferred Stock. Consummation of the Distribution is a condition to the Merger.

               BMS, Axion, BMS Sub, AHC and certain other parties will enter into certain agreements, as applicable, designed to effectuate the separation of the Acquired Business from the Retained Business and to facilitate the operation of AHC as a separate entity. Each of the Former Axion Stockholders will also become a party to certain of those agreements. See "The Distribution".

THE INDEMNIFICATION AGREEMENT

               AHC, the 81% AHC Subsidiaries (as defined herein) (including OPUS
Sub), the Former Axion Stockholders, BMS, the Surviving Corporation, OPUS, OTNC and the Partnership will enter into a Post-Closing Covenants and Indemnification Agreement, the form of which is attached as Appendix C to the Proxy Statement/Prospectus to which this Information Statement is attached as Appendix G and is incorporated herein by reference (as it may be amended, supplemented or otherwise modified from time to time, the "Indemnification Agreement"), pursuant to which AHC, the 81% AHC Subsidiaries (including OPUS Sub) and each Former Axion Stockholder (collectively, the "AHC Indemnifying Parties") will indemnify BMS, the Surviving Corporation, OTNC, OPUS, the Partnership and their respective subsidiaries and affiliates against certain Indemnifiable Losses (as defined herein) relating to or arising from any breach of any representation, warranty or covenant of Axion or any of its subsidiaries in any Document; any material misstatements or omissions contained in the Proxy Statement/Prospectus to which this Information Statement is attached as Appendix G, this Information Statement or any Required AHC Document (as defined herein) with respect to information related to Axion and its subsidiaries (including OTN); the Acquired Assets, the Assumed Liabilities and the Acquired Business and the business of AHC and OPUS Sub (other than Retained Liabilities (as defined herein)); the business of Axion and its subsidiaries (including OTN) prior to the Merger (other than Retained Liabilities); claims of stockholders and certain other persons to the extent relating to or arising from the execution by Axion or any of its subsidiaries (including OTN) of any of the Documents or the consummation of the transactions contemplated thereby (including claims for indemnification by any officer or director of Axion or any of its subsidiaries (including OTN)); the Excess Axion Expenses (as defined herein); any breach of terms, covenants or conditions, gross negligence or wilful misconduct and certain liabilities related to the existing contractual arrangements between BMS, on the one hand, and OTNC and the Partnership, on the other hand; but excluding Indemnifiable Losses relating to tax liabilities, which are the subject of the Tax Matters Agreement (as defined below). The indemnification obligations of the Former Axion Stockholders will be secured by the Escrowed Shares, and the indemnification obligations of AHC and its subsidiaries will be secured by the Escrowed Cash, on the terms and conditions set forth in the Escrow Agreement described below. The indemnification obligations of each of the Former Axion Stockholders under the Indemnification Agreement will be limited in amount to the Escrowed Shares, except in certain circumstances involving fraud, intentional misrepresentation or intentional breach of a covenant by any such Former Axion Stockholder. The indemnification obligations of AHC and the 81% AHC Subsidiaries will not be limited in amount to the Escrowed Cash.

               In addition, AHC and each of the 81% AHC Subsidiaries each have agreed for a period of six years following the Closing Date (subject to extension in certain circumstances) to certain restrictive covenants, including prohibitions on liquidation, payment of dividends or other distributions (including by redemption or repurchase) with respect to any of its capital stock and transactions with affiliates (including OnCare) on a nonarms' length basis and restrictions related to mergers or sales of all or substantially all their assets. These prohibitions and restrictions are intended to prevent AHC and the 81% AHC Subsidiaries from engaging in transactions that might have the effect of limiting the availability of the assets of AHC and the 81% AHC Subsidiaries to satisfy their indemnification obligations under the Indemnification Agreement and the Tax Matters Agreement to the BMS Indemnified Parties (as defined herein). BMS and its subsidiaries will also indemnify AHC and its subsidiaries with respect to certain matters.

               Indemnification liabilities for losses arising from or related to any breach of any representation, warranty or covenant by Axion or any of its subsidiaries in any Document or any losses directly related to OTN or the OPUS Station Business are subject to a $500,000 threshold and a $12 million cap. Indemnification liabilities for losses relating to or arising out of breaches of any representation, warranty or covenant that is directly related to OTN are limited to 50% of the amount of such losses. All other indemnification obligations are not subject to a threshold and are unlimited in amount. Indemnification obligations for losses related to or arising from any breach of representation or warranty of Axion or any of its subsidiaries (including OTN) in any of the Documents terminate on March 31, 1998 (or in certain limited circumstances, on the third anniversary of the Closing Date). All other indemnification obligations survive in perpetuity. None of the foregoing
limitations  will  apply  in  certain  circumstances   involving  fraud  or  any
misrepresentation or breach of which Axion, AHC or any 81% AHC Subsidiary or their respective officers or directors had knowledge or any intentional breach of any covenant by such person. See "Indemnification Arrangements--Terms of the Indemnification Agreement", "--Terms of the Tax Matters Agreement" and "--Terms of the Escrow Agreement", "Relationship with BMS--Indemnification Agreement; Escrow Agreement; Tax Matters Agreement" and "Special Factors--Indemnification Obligations of the Former Axion Stockholders, AHC and the 81% AHC Subsidiaries".

THE TAX MATTERS AGREEMENT

               BMS,  the  Surviving   Corporation,   the  81%  AHC  Subsidiaries
(including OPUS Sub) and AHC, on its own behalf and as representative of (a) the 81% AHC Subsidiaries and (b) each of the Former Axion Stockholders, will enter into a Tax Matters Agreement, the form of which is attached as Appendix D to the Proxy Statement/Prospectus to which this Information Statement is attached as Appendix G and is incorporated herein by reference (as it may be amended, supplemented or otherwise modified from time to time, the "Tax Matters Agreement") which sets forth each party's rights and obligations with respect to certain tax payments, tax refunds and control of contests relating to tax matters and also provides for (i) AHC, the 81% AHC Subsidiaries and each of the Former Axion Stockholders to indemnify BMS, the Surviving Corporation, OTNC, OPUS, the Partnership and their respective subsidiaries and affiliates from certain tax liabilities (including tax liabilities that would arise or that will arise to the extent the Contributions, the Distribution and related transactions generate taxable income) and (ii) BMS, the Surviving Corporation, OPUS, OTNC, and the Partnership to indemnify AHC, OPUS Sub and each of their respective subsidiaries and affiliates from certain other tax liabilities. The indemnification obligations of the Former Axion Stockholders will be secured by the Escrowed Shares, and the indemnification obligations of AHC and its subsidiaries will be secured by the Escrowed Cash, on the terms and conditions set forth in the Escrow Agreement described below. The indemnification obligations of each of the Former Axion Stockholders will be limited to the Escrowed Shares, except in certain circumstances involving fraud, intentional misrepresentation or intentional breach of a covenant by any such Former Axion Stockholder. The indemnification obligations of AHC and the 81% AHC Subsidiaries will not be limited in amount to the Escrowed Cash. In addition, AHC and each of the 81% AHC Subsidiaries have agreed for a period of six years following the Closing Date (subject to extension in certain circumstances) to certain restrictive covenants, including prohibitions on liquidation, payment of dividends or other distributions (including by redemption or repurchase) with respect to any of its capital stock and transactions with affiliates (including OnCare) on a non-arms' length basis and restrictions related to mergers or sales of all or substantially all their assets. These prohibitions and restrictions are intended to prevent AHC and the 81% AHC Subsidiaries from engaging in transactions that might have the effect of limiting the availability of assets of AHC and the 81% AHC Subsidiaries to satisfy its indemnification obligations under the Indemnification Agreement and the Tax Matters Agreement to the BMS Indemnified Parties. See "Indemnification Arrangements--Terms of the Tax Matters Agreement", "Relationship with BMS--Indemnification Agreement; Escrow Agreement; Tax Matters Agreement" and "Certain Federal Income Tax Consequences" and "Special Factors--Indemnification Obligations of the Former Axion Stockholders, AHC and the 81% AHC Subsidiaries".

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

THE ESCROW AGREEMENT

               BMS, AHC, the 81% AHC Subsidiaries and the Former Axion Stockholders and an escrow agent to be selected by BMS and Axion (the "Escrow Agent") will enter into an Escrow Agreement, the form of which is attached hereto as Appendix E to the Proxy Statement/Prospectus to which this Information Statement is attached as Appendix G and is incorporated herein by reference (as it may be amended, supplemented or otherwise modified from time to time, the "Escrow Agreement") pursuant to which at the Closing the Former Axion Stockholders will deposit the Escrowed Shares and AHC will deposit the Escrowed Cash into escrow to secure the indemnity obligations of AHC, the 81% AHC Subsidiaries and the Former Axion Stockholders under the Indemnification Agreement and the Tax Matters Agreement. THERE CAN BE NO ASSURANCE AS TO WHETHER ALL OR ANY PORTION OF THE ESCROWED SHARES WILL EVENTUALLY BE RELEASED TO THE FORMER AXION STOCKHOLDERS. The indemnification obligations of each of the Former Axion Stockholders will be limited to the Escrowed Shares, except in certain circumstances involving fraud, intentional misrepresentation or intentional breach of a covenant by any such Former Axion Stockholder, and will terminate one year after the Closing Date, subject to a holdback of Escrowed Shares for any then Pending Claims (as defined herein). To the extent not previously paid to BMS in respect of an indemnification loss, up to $4 million of the Escrowed Cash may be released to AHC on the second anniversary of the Closing Date and the balance of such Escrowed Cash may be released to AHC on the sixth anniversary of the Closing Date, in each case subject to a holdback for any then Pending Claims. AHC and the 81% AHC Subsidiaries' indemnification obligations are not limited to the Escrowed Cash. THERE CAN BE NO ASSURANCE AS TO WHETHER ALL OR ANY PORTION OF SUCH ESCROWED CASH WILL EVENTUALLY BE RELEASED TO AHC OR THAT THE INDEMNIFICATION OBLIGATIONS OF AHC AND THE 81% AHC SUBSIDIARIES WILL NOT EXCEED THE AMOUNT OF THE ESCROWED CASH. Failure to obtain the release of such Escrowed Cash or the incurrence of indemnification obligations in excess of the Escrowed Cash (which AHC and the 81% AHC Subsidiaries may not have the resources to pay) could have a material adverse effect on AHC's business, financial condition or results of operations and, accordingly, the value of the AHC Preferred Stock. THERE ALSO CAN BE NO ASSURANCE THAT AHC AND THE 81% AHC SUBSIDIARIES WILL HAVE SUFFICIENT RESOURCES OR LIQUIDITY TO MEET THEIR INDEMNIFICATION OBLIGATIONS AND, ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE VALUE OF THE AHC PREFERRED STOCK WILL NOT BE MATERIALLY ADVERSELY AFFECTED. See "Indemnification Arrangements--Terms of the Escrow Agreement", "--Terms of the Indemnification Agreement", "--Terms of the Tax Matters Agreement", "Relationship with BMS--Indemnification Agreement; Escrow Agreement; Tax Matters Agreement", "Special Factors--Indemnification Obligations of the Former Axion Stockholders, AHC and the 81% AHC Subsidiaries", "--Certain Federal Income Tax Consequences of the Distribution" and "--Business to be Conducted by AHC; Limited Operating History; History of Losses" and "Certain Federal Income Tax Consequences".

RELATIONSHIP WITH BMS AFTER THE DISTRIBUTION

               Following the Merger, AHC and its subsidiaries will continue to have certain relationships with BMS. AHC, the 81% Subsidiaries (including OPUS
Sub), the Former Axion Stockholders, BMS, the Surviving Corporation, OPUS, OTNC and the Partnership will be parties to the Indemnification Agreement, the Tax Matters Agreement and the Escrow Agreement. See "Indemnification Arrangements--Terms of the Indemnification Agreement," "--Terms of the Tax Matters Agreement," and "--Terms of the Escrow Agreement".

               BMS has entered into separate Noncompetition Agreements with AHC and OnCare and each of Michael D. Goldberg, the President, Chief Executive Officer and a director of Axion, OnCare and AHC, and Garrett J. Roper, the Senior Vice President and Chief Financial Officer of Axion, OnCare and AHC and the Secretary and a director of AHC (the "Noncompetition Agreements"), which will become effective at Closing and will, for two years following the Closing Date, prohibit such entities or persons and their affiliates, as the case may be, from, as applicable, ownership, management, operation or control of, employment by, holding certain equity interests in or serving as a director, advisor or consultant to, or having certain other relationships with, any entity that engages in the distribution of oncology drugs, supplies or biologics to certain customers of OTN or the automated drug dispensing and inventory tracking systems business in the United States. See "Relationship with BMS--Noncompetition Agreements".



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               AHC has entered  into the AHC Supply  Agreement  (the "AHC Supply
Agreement") with OTN and OnCare has entered into the OnCare Supply Agreement (the "OnCare Supply Agreement") with OTN which will become effective at the Closing and which provide that AHC and OnCare will use OTN as their exclusive provider of oncology pharmaceutical products and supplies and that OTN will provide such products and supplies at the lowest price it offers to a specified category of purchaser (subject to certain conditions), provided that in the event AHC or OnCare, as the case may be, receives an offer pricing products or supplies at a price of at least 10% less than the lowest price offered by OTN and OTN chooses not to match such lower offer, AHC or OnCare, as the case may be, may purchase such products or supplies pursuant to such lower offer for a term to end upon the later of 30 days after the receipt of such lower offer and the term of such lower offer. OTN's existing supply agreement with OnCare will be terminated on the Closing Date. AHC has entered into the AHC Medstation Agreement (the "AHC Medstation Agreement") and OnCare has entered into the OnCare Medstation Agreement (the "OnCare Medstation Agreement") which will become effective at the Closing and which provide that AHC and OnCare will use OPUS, as their exclusive provider of oncology drug dispensing machines and that OPUS will provide such machines at the lowest price it offers to a specified category of purchaser (subject to certain conditions). See "Relationship with BMS--AHC Supply Agreement; OnCare Supply Agreement; AHC Medstation Agreement; OnCare Medstation Agreement".

               AHC and the Surviving Corporation will enter into a Trademark License Agreement (the "License Agreement") pursuant to which AHC will grant an exclusive, royalty-free license to the Surviving Corporation to use the "OPUS" name in connection with the OPUS Station Business in the U.S. for a period of one year. AHC and the Surviving Corporation will also enter into a Transitional Services Agreement (the "Transitional Services Agreement") pursuant to which AHC and the Surviving Corporation will provide certain services to each other following the Merger. See "Relationship with BMS--License Agreement" and "--Transitional Services Agreement".

SPECIAL FACTORS

               Stockholders should carefully consider the matters discussed under the section entitled "Special Factors" in this Information Statement.


                                      SPECIAL FACTORS

BUSINESS TO BE CONDUCTED BY AHC; LIMITED OPERATING HISTORY; HISTORY OF LOSSES

               Immediately prior to the Time of Distribution, the Acquired Business will be transferred to, and will comprise all of the business, assets and liabilities, of AHC. The business, assets and liabilities of AHC will not include the Retained Business, which accounted for approximately $133.0 million, or 99.9%, of Axion's consolidated net revenues for the six months ended June 30, 1996, and $156.7 million, or 98.5% of Axion's total assets as of June 30, 1996. As a result, AHC will be substantially smaller than Axion and will derive its revenues from a less diverse group of businesses and assets. There can be no assurance that AHC will be successful in implementing its business strategies or that, if implemented, such strategies will result in the growth of AHC's businesses.

               Axion formed AHC in 1994 and effective January 1, 1995 contributed Axion's clinical studies business, which began in 1987, to AHC. AHC expects its principal business will be to engage in clinical/disease management of cancer, consisting of a collection of related cancer-focused healthcare activities designed to promote provision of the highest quality cost-effective cancer care by office-based oncologists. AHC's prospects must be evaluated in light of the risks, expenses and difficulties frequently encountered by recently formed businesses.

               The business, financial condition and results of operations of AHC after the closing of the Merger (the "Closing") and, accordingly, the value of the AHC Preferred Stock to be received by stockholders of Axion in the Distribution could be materially adversely affected by a number of factors involving several types of risks, including risks associated with AHC's business and liquidity; with AHC's contingent indemnification obligations to



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


BMS and its subsidiaries and the associated restrictive covenants limiting AHC's ability to engage in certain transactions; with the federal income tax consequences of the Distribution and the Merger; and with certain characteristics of the AHC Preferred Stock and the potential trading market therefor.

               The business of AHC has not generated significant revenues or realized a profit to date and has operated and is expected to continue to operate at a loss for the foreseeable future. AHC has historically been dependent on Axion for funding, and AHC's future development is dependent on its ability to obtain sufficient funding. There can be no assurance that adequate funds for such development will be available on acceptable terms, or at all. There can be no assurance that AHC will be able to achieve profitability on a quarterly or annual basis in the future. In such event, or in the event that adverse conditions prevail or are perceived to prevail generally or with respect to AHC's business, the value of AHC Preferred Stock would likely be materially adversely affected. See "--Limited Financial Resources", "--Risks Associated with New Business Strategy" and "Management's Discussion and Analysis of Financial Condition and Results of Operation".

RISKS ASSOCIATED WITH NEW BUSINESS STRATEGY

               The cancer-specific managed care business in which AHC intends to compete is characterized by rapid technological change, frequent introduction of new products and services, changes in customer demands and evolving industry standards. The introduction of products and services embodying new technologies and the emergence of new industry standards can render existing market strategies obsolete and unmarketable. AHC's future success will depend on its ability to address the increasingly sophisticated needs of its customers as it develops new business strategies to address the cancer-specific managed care market. There can be no assurance that AHC will be successful in developing and marketing its products and services, that AHC will not experience difficulties that could delay or prevent the successful development, introduction and marketing of such products and services, or that AHC's new products and services and product and service enhancements will adequately meet the requirements of the marketplace and achieve market acceptance. If AHC is unable to develop and introduce new products and services or enhancements of existing products and services in a timely manner in response to changing market conditions or customer requirements, AHC's business, operating results and financial condition will be materially adversely affected. See "The Company".

INDEMNIFICATION OBLIGATIONS OF THE FORMER AXION STOCKHOLDERS, AHC AND THE 81% AHC SUBSIDIARIES

               AHC, the 81% AHC Subsidiaries (including OPUS Sub) and each Former Axion Stockholder will become a party to the Indemnification Agreement, the Tax Matters Agreement and the Escrow Agreement. Pursuant to these agreements, AHC, the 81% AHC Subsidiaries and the Former Axion Stockholders will agree to indemnify the BMS Indemnified Parties (including BMS, the Surviving Corporation, OPUS, OTNC and the Partnership) against certain liabilities, including liabilities relating to or arising from any breach of any representation, warranty or covenant of Axion or any of its subsidiaries (including OTN) in any Document; any material misstatements or omissions contained in the Proxy Statement/Prospectus to which this Information Statement is attached as Appendix G or this Information Statement or any Required AHC Document with respect to information related to Axion and its subsidiaries (including OTN); the Acquired Assets, the Assumed Liabilities and the Acquired Business and the business of AHC and OPUS Sub (other than Retained Liabilities); the business of Axion and its subsidiaries (including OTN) prior to the Merger (other than Retained Liabilities); claims of stockholders and certain other persons to the extent relating to or arising from the execution by Axion or any of its subsidiaries (including OTN) of any of the Documents or the consummation of the transactions contemplated thereby (including claims for indemnification by any officer or director of Axion or any of its subsidiaries); the Excess Axion Expenses; any breach of terms, covenants or conditions, gross negligence or wilful misconduct and certain liabilities related to the existing contractual arrangements between BMS, on the one hand, and OTNC and the Partnership, on the other hand; certain pre-closing tax liabilities of Axion and its subsidiaries (including OTN); and any tax liabilities that would arise if, contrary to expectations, the Contributions fail to be tax-free or the Distribution fails to qualify as a tax-free spinoff.

               To  secure   these   indemnification   obligations,   immediately
following the Effective Time, the Escrowed Shares, valued at $5 million, will be placed in escrow and AHC will place the Escrowed Cash of


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

$5 million in escrow. In addition, AHC and the 81% AHC Subsidiaries each have agreed for a period of six years following the Closing Date (subject to extension in certain circumstances) to certain restrictive covenants, including prohibitions on liquidation, payment of dividends or other distributions (including by redemption or repurchase) with respect to any of its capital stock and transactions with affiliates (including OnCare) on a non-arms' length basis and to certain restrictions related to mergers or sales of all or substantially all their assets. These prohibitions and restrictions are intended to prevent AHC and the 81% AHC Subsidiaries from engaging in transactions that might have the effect of limiting the availability of the assets of AHC and the 81% AHC
Subsidiaries to satisfy their indemnification obligations under the Indemnification Agreement and the Tax Matters Agreement to the BMS Indemnified Parties.

               Certain of the AHC Indemnifying Parties' indemnification obligations are subject to agreed limitations. Indemnification liabilities for losses arising from or related to any breach of any representation, warranty or covenant by Axion or any of its subsidiaries (including OTN) in any Document or any losses directly related to OTN or the OPUS Station Business are subject to a $500,000 threshold and a $12 million cap. Indemnification liabilities for losses relating to or arising out of breaches of any representation, warranty or covenant that is directly related to OTN are limited to 50% of the amount of such losses. All other indemnification obligations are unlimited in amount. Indemnification obligations for losses related to or arising from any breach of representation or warranty of Axion or any of its subsidiaries (including OTN) in any of the Documents terminate on March 31, 1998 (or in certain limited circumstances, on the third anniversary of the Closing Date). All other indemnification obligations survive in perpetuity. None of the foregoing
limitations  will  apply  in  certain  circumstances   involving  fraud  or  any
misrepresentation or breach of which Axion, AHC or any 81% AHC Subsidiary or their respective officers or directors had knowledge or any intentional breach of any covenant by any such person.

               The indemnification  obligations of each Former Axion Stockholder will be limited in amount to such Former Axion Stockholder's pro rata share of the Escrowed Shares, except in certain circumstances involving fraud, intentional misrepresentation or intentional breach of a covenant by any such Former Axion Stockholder, and will terminate one year after the Closing Date, subject to a holdback of Escrowed Shares for any Pending Claims. During such period BMS will recover indemnification from the Escrowed Shares even if Escrowed Cash is also available in respect of an indemnifiable loss, subject to certain exceptions. THERE CAN BE NO ASSURANCE AS TO WHETHER ALL OR ANY PORTION OF SUCH ESCROWED SHARES WILL EVENTUALLY BE RELEASED TO FORMER AXION STOCKHOLDERS.

               To the extent not previously paid to BMS in respect of an indemnifiable loss, up to $4 million of the Escrowed Cash may be released to AHC on the second anniversary of the Closing Date and the balance of such Escrowed Cash may be released to AHC on the sixth anniversary of the Closing Date, in each case subject to a holdback for any then Pending Claims. AHC and the 81% AHC Subsidiaries' indemnification obligations are not limited to the Escrowed Cash. THERE CAN BE NO ASSURANCE AS TO WHETHER ALL OR ANY PORTION OF SUCH ESCROWED CASH WILL EVENTUALLY BE RELEASED TO AHC OR THAT THE INDEMNIFICATION OBLIGATIONS OF AHC AND THE 81% AHC SUBSIDIARIES WILL NOT EXCEED THE AMOUNT OF THE ESCROWED CASH. Failure to obtain the release of such Escrowed Cash or the incurrence of indemnification obligations in excess of the Escrowed Cash (which AHC and the 81% AHC Subsidiaries may not have the resources to pay) could have a material adverse effect on AHC's business, financial condition or results of operations and, accordingly, the value of the AHC Preferred Stock. THERE ALSO CAN BE NO ASSURANCE THAT AHC AND THE 81% AHC SUBSIDIARIES WILL HAVE SUFFICIENT RESOURCES OR LIQUIDITY TO MEET THEIR INDEMNIFICATION OBLIGATIONS AND, ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE VALUE OF THE AHC PREFERRED STOCK WILL NOT BE MATERIALLY ADVERSELY AFFECTED.

               In addition, the restrictive covenants referred to above and the existence of potentially unlimited indemnification obligations may restrict the ability of AHC to obtain financing or engage in certain transactions, including acquisitions and strategic alliances. Failure to obtain financing or engage in such transactions could have a material adverse effect on AHC's business, financial condition or results of operation and, accordingly, the value


                                       12



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

of the AHC Preferred Stock, independent of whether any indemnification payments are actually made by or on behalf of AHC or the amount thereof.

               See "--Certain Federal Income Tax Consequences of the Distribution", "Indemnification Arrangements--Terms of the Indemnification Agreement", "--Terms of the Tax Matters Agreement" and "--Terms of the Escrow Agreement", "Relationship with BMS--Indemnification Agreement; Escrow Agreement; Tax Matters Agreement" and "Certain Federal Income Tax Consequences".

               In connection with the tax opinions rendered pursuant to the Merger and the Distribution, certain of the Former Axion Stockholders have signed or will sign letters representing that they have no plan or intention to sell or otherwise dispose of any of their holdings of (i) Axion capital stock prior to the Merger, (ii) the AHC Preferred Stock received in the Distribution or (iii) the BMS Common Stock received in the Merger (the "Continuity of Interest Letters"). In the event that a Former Axion Stockholder knowingly made a misrepresentation in the Continuity of Interest Letter that resulted in the Merger failing to qualify as a tax-free reorganization under Code Section 368 or the Distribution failing to qualify as a tax-free spinoff under Section 355 of the Code, such stockholder would be individually liable for all tax liability resulting therefrom. See "Certain Federal Income Tax Consequences".

               See "--Certain Federal Income Tax Consequences", "Indemnification Arrangements--Terms of the Indemnification Agreement", "--Terms of the Tax Matters Agreement" and "--Terms of the Escrow Agreement", "Relationship with BMS--Indemnification Agreement; Escrow Agreement; Tax Matters Agreement" and "Certain Federal Income Tax Consequences".

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION

               Ernst & Young has rendered an opinion to the effect that based upon the representations of BMS, BMS Sub, Axion, AHC and certain stockholders of Axion, among other things, the Distribution should qualify as a tax-free spinoff pursuant to Section 355 of the Code. Such opinion is not binding on the IRS, and there is no assurance that the IRS (or any state or local taxing authority) will agree with such opinion. Consummation of the Distribution is conditioned on a reaffirmation of that opinion at the Time of Distribution by Ernst & Young. Such opinion is based on Ernst & Young's interpretation as to how various requirements of Section 355 of the Code should apply to the particular facts presented by the Distribution. With respect to some of these interpretations, no direct legal authority exists. Accordingly, there can be no assurance that the IRS will agree with the conclusions set forth in the Ernst & Young opinion. No ruling has been sought or will be received from the IRS and such opinions are not binding on the IRS. Moreover, no published rulings or cases squarely address the qualifications under Section 355 of the Code of a transaction identical to the Distribution. There is therefore no assurance that the IRS will not assert successfully that the Distribution would be a taxable transaction for federal income tax purposes and for other tax purposes as well. If the IRS were to assert successfully that the Distribution did not qualify for tax-free treatment, then both the distribution by Axion of the AHC Preferred Stock and the receipt by the Former Axion Stockholders of such AHC Preferred Stock in the Distribution would be a taxable transaction to Axion and the Axion Stockholders for federal income tax purposes. Even if the Distribution does qualify as a tax-free spinoff under Section 355 of the Code, the distribution of the AHC Preferred Stock by Axion to Non-United States Holders (as defined herein) will constitute a taxable event to Axion. As a result, certain tax liabilities to Axion will arise from the distribution of AHC Preferred Stock to Non-United States Holders (as defined herein), and to the extent of such tax liabilities BMS and the Surviving Corporation will seek indemnification under the Tax Matters Agreement from AHC, the Former Axion Stockholders and the other AHC Indemnifying Parties. Stockholders are urged to consult their own tax advisors regarding such tax consequences. See "Certain Federal Income Tax Consequences".

               To the extent the Distribution, the Contribution and or the related transactions are determined to be taxable to Axion, BMS and the Surviving Corporation have the right under the Tax Matters Agreement to seek indemnification from AHC, the Former Axion Stockholders and the other AHC Indemnifying Parties. Such Indemnification may exceed the amount of Escrowed Cash and Escrowed Shares then remaining (if any), in which case AHC will be required to pay such indemnification directly. Payment of such indemnification may materially


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

adversely affect AHC and, if AHC or the AHC Indemnifying Parties are unable to pay such amounts, payment of such tax claims may materially adversely affect Axion. See "Indemnification Arrangements--Terms of the Escrow Agreement", "--Terms of the Tax Matters Agreement" and "Certain Federal Income Tax Consequences".

               In connection with the tax opinions rendered pursuant to the Merger and the Distribution, certain of the Former Axion Stockholders have signed or will sign the Continuity of Interest Letters. In the event that a Former Axion Stockholder knowingly made a misrepresentation in a Continuity of Interest Letter that resulted in the Merger failing to qualify as a tax-free reorganization under Section 368 of the Code or the Distribution failing to qualify as a tax-free spinoff under Section 355 of the Code, such stockholder would be individually liable for all tax liability resulting therefrom. See "Certain Federal Income Tax Consequences" for a summary of such tax liability.

LIMITED FINANCIAL RESOURCES

               The business of AHC has not generated significant revenues or realized a profit to date and has operated and is expected to continue to operate at a loss for the foreseeable future. AHC has historically been dependent on Axion for funding, and AHC's future development is dependent on its ability to obtain sufficient funding. AHC has expended and will continue to expend substantial funds in the development of its cancer-specific managed care service business. AHC may seek additional funding for these purposes through a combination of new collaborative arrangements, strategic alliances, additional equity or debt financings or from other sources. There can be no assurance that such additional funds will be available on acceptable terms, if at all. Even if available, the cost of funds may result in substantial dilution to current stockholders. If adequate funds are not available from operations or additional sources of financings, AHC's business, operating results and financial condition could be materially and adversely affected. See "--Dividends and Dividend Policy" and "Management's Discussion and Analysis of Financial Condition and Results of Operations".

ONCARE PREFERRED STOCK

               After the Distribution, AHC will hold 2,700,000 shares of OnCare Preferred Stock, which is nonvoting, nonconvertible and mandatorily redeemable, at a redemption price of $5.00 per share, at the earliest of December 31, 2000, an underwritten public offering of OnCare common stock, a merger or consolidation of OnCare with or into another corporation, or the sale of all or substantially all of OnCare's assets to another person or entity. As of the date hereof, OnCare does not have sufficient resources to fund the redemption of the 2,700,000 shares of OnCare Preferred Stock held by AHC, and the mandatory redemption date of the OnCare Preferred Stock was recently extended from December 31, 1996 to December 31, 2000. Prior to the Time of Contribution, AHC will agree that it will not sell, offer to sell, pledge, hypothecate or otherwise transfer or dispose of any OnCare Preferred Stock. In addition, AHC will agree to waive its rights to receive any dividends on the OnCare Preferred Stock. There can be no assurance that OnCare will be able to redeem all or a portion of the 2,700,000 shares held by AHC on December 31, 2000 or at any other time in the future. If OnCare is unable to redeem the shares held by AHC, AHC's business, financial condition and results of operations could be adversely affected.

DEPENDENCE UPON KEY PERSONNEL; POTENTIAL CONFLICTS OF INTEREST WITH ONCARE

               AHC's future success depends in significant part upon the continued service of its key senior management personnel, none of whom is bound by an employment agreement. AHC's future success also depends on its continuing ability to attract and retain highly qualified personnel. Competition for such personnel is intense, and there can be no assurance that AHC can retain its key employees or that it can attract, assimilate or retain other highly qualified personnel in the future. Failure to attract and retain such personnel could have a material adverse effect upon AHC's business, financial condition and results of operations. Additions of new personnel and departures of existing personnel, particularly in key positions, can result in staffing adjustments and departures of existing personnel, which could have a material adverse effect upon AHC's business, financial condition and results of operations.

               Certain AHC officers also hold management positions in OnCare. There can be no assurance that the responsibilities of such persons in their capacity as officers of OnCare will not result in a conflict of interest with


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their  duties as AHC  officers.  Additional  factors  may also cause a potential conflict of interest between AHC and OnCare, including the fact that AHC currently conducts business with OnCare, AHC is a substantial stockholder in OnCare and AHC and OnCare have a substantially overlapping stockholder base. The recent extension of the mandatory redemption date of the OnCare Preferred Stock was agreed to by Axion without additional consideration from OnCare. See "Management--Officers and Directors". See "The Company--Employees" and "--Future Conduct of the Business".

RELATIONSHIP WITH BMS; RESTRICTIONS ON AHC

               AHC has agreed, pursuant to its Noncompetition Agreement with BMS, for a period of two years after the Effective Time, not to engage in, or compete with BMS with respect to, the distribution of oncology drugs, supplies or biologics to the Customer Group or automated drug dispensing business anywhere in the United States. AHC has entered into the AHC Supply Agreement and OnCare has entered into the OnCare Supply Agreement each of which will be effective at the Closing Date and which provide that AHC and OnCare will use the Partnership as their exclusive provider of oncology pharmaceutical products. AHC has entered into the AHC Medstation Agreement and OnCare has entered into the OnCare Medstation Agreement each of which will be effective at the Closing Date and which will provide that AHC and OnCare will use OPUS as their exclusive provider of oncology drug dispensing machines and that OPUS will provide such machines at the lowest price it offers to a specified category of purchasers (subject to certain conditions). In addition, following the Merger, AHC and the Surviving Corporation will enter into the Transitional Services Agreement pursuant to which AHC and the Surviving Corporation will provide certain services to each other. There can be no assurance that the restrictions imposed on AHC by the agreements described above will not have a material adverse effect on AHC's business, financial condition and results of operation. See "Relationship with BMS--License Agreement", "--Transitional Services Agreement", "--The Noncompetition Agreements" and "--AHC Supply Agreement; OnCare Supply Agreement; AHC Medstation Agreement; OnCare Medstation Agreement".

RELIANCE ON TRANSITIONAL SERVICES AGREEMENT

               The Transitional Services Agreement provides that AHC will agree to provide to the Surviving Corporation certain services, including financial and information systems services, and that the Surviving Corporation will agree to provide to AHC certain services, including certain information systems services and clinical trial logistics support. The services provided under the Transitional Services Agreement will be performed for a period of three months from the Effective Time with renewals of one month upon the mutual consent of the parties with such renewals not to exceed an aggregate of three months in addition to the original term. There can be no assurance that the termination of the services provided by the Surviving Corporation pursuant to the Transitional Services Agreement will not have a material adverse effect on AHC's business, financial condition and results of operation. See "Relationship with BMS--The Transitional Services Agreement".

RISK OF REGISTRATION UNDER INVESTMENT COMPANY ACT OF 1940

               Because AHC currently owns the OnCare Preferred Stock, which constitutes a significant portion of AHC's total assets, there is a risk that it could be characterized as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"). AHC believes that it is not, and after giving effect to the Merger, the Distribution and related transactions will not be, an investment company and intends to continue its business and conduct its operations so as not to become subject to the Investment Company Act. If the Commission or its staff were to take the position, or if it was otherwise asserted, that AHC was an investment company, AHC could be required, among other things, (i) to liquidate its holdings of OnCare Preferred Stock to avoid being required to register as an investment company or (ii) to register as an investment company. If AHC were required to register under the Investment
Company Act, it would be subject to substantive regulation with respect to capital structure, operations, transactions with affiliates and other matters. If AHC were found to be an investment company but was not registered under the Investment Company Act, AHC would be prohibited from, among other things, engaging in interstate commerce or conducting public offerings or, could be subject to monetary penalties and injunctive relief in an action brought by the Commission, and might be unable to enforce contracts with



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third parties.  As a result, any determination that AHC is an investment company would have a material adverse effect on AHC.

REPAYMENT OF LOANS MADE TO CURRENT HOLDERS OF AXION OPTIONS

               Pursuant to the Merger Agreement all Axion Options will be exercised or canceled. Axion will make loans totaling approximately $6.5 million (the "Employee Loans") to approximately 91 holders of Axion Options who must use the proceeds to exercise such Axion Options. Such loans may or may not be secured. The obligations of the holders of Axion Options who receive such loans will become obligations to AHC instead of Axion. There can be no assurance that holders of Axion Options who receive such loans will repay any or all of their obligations to AHC following the Merger. In fact, some holders of Axion Options receiving such loans will not be employees of AHC following the Effective Time, which may reduce the ability of AHC to obtain repayment. Failure to receive repayment of such loans could have a material adverse effect on AHC's business, financial condition and results of operation.

COMPETITION

               The environment in which AHC will operate is intensely competitive. AHC will have a number of current and potential competitors, including pharmaceutical and biotechnology companies, insurance companies and information service companies, a significant number of which have or will have substantially greater financial and human resources capabilities than AHC. AHC expects additional competition from other established and emerging companies, particularly if the national trend towards managed care continues and the community of office-based oncologists continues to develop and expand. Increased competition could result in price reductions, reduced margins and loss of market share, any of which could materially and adversely affect AHC's business, financial condition and results of operations. There can be no assurance that AHC will be able to compete successfully against current or future competitors or that competitive pressures faced by AHC will not materially and adversely affect AHC's business, financial condition and results of operations.

DEPENDENCE ON THIRD-PARTY SERVICE PROVIDERS

               AHC is dependent upon third parties for clinically-derived treatment data and information on developing drugs and drug therapies. Many of the drug manufacturers, insurance companies, research centers and oncology practices that supply information to AHC are current or potential competitors of AHC. There can be no assurance that these third-party service providers will not cease to provide information to AHC, increase the prices they charge AHC, or enter into direct competition with AHC. AHC has no continuing contractual arrangement with many of the third parties that supply it with information. To date AHC has been able to obtain adequate information. There can be no assurance that AHC will be able to obtain adequate information in the future. In the event that AHC's third-party service providers were unwilling to continue providing such services to AHC, AHC's business, financial condition and results of operations would be materially and adversely affected.

DIVIDENDS AND DIVIDEND POLICY

               AHC does not anticipate declaring and paying cash dividends on the AHC Preferred Stock at any time in the foreseeable future. The decision whether to apply legally available funds to the payment of dividends on the AHC Preferred Stock will be made by the AHC Board from time to time in the exercise of its business judgment, taking into account, among other things, AHC's results of operations and financial condition and any then existing or proposed commitments for the use of AHC's available funds. The Indemnification Agreement provides, however, that for a period of six years following the Effective Date (subject to extension in certain circumstances), AHC may not declare any dividends on AHC's capital stock. See "--Limited Financial Resources" and "Indemnification Arrangements--Terms of the Indemnification Agreement".

               In addition, AHC may in the future issue debt securities, preferred stock or enter into loan or other agreements that restrict the payment of dividends on and repurchases of AHC's capital stock. See "--Business to be Conducted by AHC; Limited Operating History; History of Losses" and "--Limited Financial Resources".


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ABSENCE OF TRADING MARKET; RESTRICTIONS ON RESALE

               There is no existing trading market for AHC Preferred Stock. AHC has not sought and does not intend to apply for listing of AHC Preferred Stock on a securities exchange or seek approval for quotation through an automated quotation system. There can be no assurance that any trading market will develop for AHC Preferred Stock, and the Restated AHC Certificate and Restated AHC Bylaws provide for the same restrictions on transfer to be placed on AHC Common Stock once such stock is issued. In addition, the Restated AHC Certificate will provide for various restrictions on transfer of AHC Preferred Stock. The certificates evidencing the AHC Preferred Stock will bear a legend referring to these restrictions on transfer. See "Trading of AHC Preferred Stock".

FUTURE ACQUISITIONS; DILUTION

               AHC may in the future pursue acquisitions of complementary businesses. Future acquisitions by AHC may result in dilutive issuances of equity securities and the incurrence of additional debt and amortization expenses related to goodwill and intangible assets, any of which could materially adversely affect AHC's business, financial condition and results of operations. In addition, acquisitions involve numerous risks, including difficulties in the assimilation of the operations of the acquired company, the diversion of management's attention from other business concerns, risks of entering markets in which AHC has limited or no prior direct experience and the potential loss of key employees of the acquired company. The Indemnification Agreement limits the ability of AHC and the 81% AHC Subsidiaries for a period of six years following the Closing Date (subject to extension in certain circumstances) to engage in certain transactions, including, but not limited to, the following: liquidations, dissolutions, winding up of affairs, mergers, consolidations, sales, leases, transfers, recapitalizations and restructurings. There are currently no negotiations, commitments or agreements with respect to any acquisition. See "Indemnification Arrangements-Terms of the Indemnification Agreement-Covenants."

RISKS ASSOCIATED WITH UNCERTAIN HEALTH CARE ENVIRONMENT

               The health care industry in the United States continues to undergo fundamental change. There currently are a number of proposals for reform of the health care system, including changes to Medicare and Medicaid reimbursement. Due to uncertainties regarding the ultimate features of reform initiatives and their enactment and implementation, AHC cannot predict which, if any, of such proposals will be adopted, when they may be adopted or what impact they may have on AHC. The actual announcement of reform proposals and the investment community's reaction to such proposals, announcements by competitors and payers of their strategies to respond to reform initiatives and general industry conditions are likely to produce volatility in the cancer care management services market and could have a material adverse effect on the value of AHC Preferred Stock.

GOVERNMENT REGULATION

               AHC's activities are regulated under federal and state laws. These laws and regulations are broad in scope and are subject to frequent modification and reinterpretation. Any application of such laws and regulations by a governmental authority to AHC's practices so as to require alteration of those practices could have an adverse effect on AHC's business, operating results and financial condition. There can be no assurance that AHC's activities will be determined to be in compliance with applicable laws and regulations. Noncompliance with such laws and regulations could materially adversely affect AHC's business, financial condition and results of operations.

SUBSTANTIAL STOCKHOLDERS; CERTAIN PROVISIONS OF THE RESTATED AHC CERTIFICATE

               Immediately following the Distribution, directors and executive officers of AHC will beneficially own shares of AHC Preferred Stock (including any shares of Axion Common Stock issued in connection with the conversion of Axion Preferred Stock to Axion Common Stock and the exercise of Axion Options, in each case in connection with the consummation of the Merger) representing over 57.2% of the voting power of AHC's then outstanding voting securities. See "Security Ownership of Certain Beneficial Owners".


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               Certain  provisions  of the  Restated  AHC  Certificate  and  the
Restated AHC Bylaws may be deemed to have the effect of making difficult an acquisition of control of AHC in a transaction not approved by the AHC Board. These provisions include the ability of the AHC Board to issue shares of preferred stock in one or more series without further authorization of the AHC stockholders and certain other provisions described under "Description of AHC Capital Stock". Many of these provisions are also present in Axion's certificate of incorporation and bylaws as currently in effect, and generally are designed to permit AHC to develop its businesses and foster its long-term growth without the disruption caused by the threat of a takeover not deemed by the AHC Board to be in the best interests of AHC and its stockholders. These provisions may also have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of AHC even though such a transaction might be economically beneficial to AHC and its stockholders. See "Description of AHC Capital Stock--Description of Certain Certificate of Incorporation and Bylaw Provisions".


                                        THE COMPANY

GENERAL

               AHC was organized in the State of Delaware in 1994 as OnCare Health Inc. In December, 1995, AHC changed its name to Axion HealthCare Inc. AHC is currently a direct wholly owned subsidiary of Axion and immediately prior to the Time of Distribution, OPUS Sub will be a wholly owned subsidiary of AHC.

               AHC conducts the AHC Business, which AHC anticipates will consist of providing cancer-specific managed care services to cancer care payers and providers. AHC will provide services and information tools specifically designed to assist in better managing cancer care from both a clinical quality and cost standpoint. AHC has derived limited revenues to date from such services. The OPUS Matrix Business consists of (i) computer software which provides office-based oncology practices with access to drug and treatment information and (ii) the management information systems currently used to support Axion's businesses. The OPUS Matrix Business has incurred losses since its inception in 1994.

               The mailing address of AHC's principal executive offices is 1111 Bayhill Drive, Suite 125, San Bruno, California 94066.

               Set forth below is a description of the Acquired Business that will be held by AHC immediately prior to the Time of Distribution.

INDUSTRY

               AHC believes it is well positioned to capitalize on a wide spectrum of opportunities in the management of cancer care. Cancer care costs are growing at an annual rate of over 10%. In 1990, $35 billion was spent directly on cancer care. These costs exceeded $50 billion in 1995. The traditional approach to managing disease has been to focus mainly on episodes of care. Payers have attempted to minimize expenses through individual cost components such as hospitalization, professional services, home care, pharmaceuticals and laboratories. This approach has been generally unsuccessful due to cost shifting by providers. AHC has created and is continuing to develop a set of multidimensional tools for the management of cancer care. This approach relies on scientifically and clinically derived consensus treatment guidelines as well as automated decision support systems and software in development that permit the capture and analysis of outcomes data, both within a particular oncology practice and aggregated from multiple oncology practices.

THE AHC BUSINESS

               AHC expects that its principal business will consist of providing cancer-specific managed care services to cancer care payers and providers (the "AHC Business"). The AHC Business has generated limited revenues and has incurred losses since AHC's formation in 1994. AHC was formed to carry on the clinical studies programs which Axion began in 1987 and to continue the development of oncology disease management programs



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arising from such clinical studies  programs.  This clinical  studies  activity, which AHC continues to the present, consists of coordinating clinical studies of
both   emerging  and  existing   cancer  drugs  and   treatments   developed  by
pharmaceutical and biotechnology companies. Depending on the particular item, AHC can help develop the parameters of a study, negotiate contracts, act as project manager, provide logistical support (such as ordering, receiving, tracking and disbursing drug shipments, and tracking patient sign-ups and responses), receive and disburse payments, collect and analyze the data, and prepare a report of the results. AHC derives substantially all of its revenues from sales to drug companies.

               The information and relationships developed in the clinical studies activity have resulted in the provision of other services, largely to office-based oncologists, including reimbursement assistance, assistance in the preparation of Food and Drug Administration applications, and development of practice management and decision support software tools through OPUS Matrix. Moreover, AHC's knowledge and experience have enabled it to develop cancer drug protocols and treatment guidelines that are designed to serve as integral parts of its disease management program. In connection with its clinical studies activity, AHC anticipates that it will contract with payers and providers to manage the delivery of cancer care, except in markets where OnCare has operations. Where OnCare has operations, AHC anticipates that it will contract exclusively on behalf of OnCare using OnCare's network of physicians through which cancer care is provided using the protocols and guidelines described above, and the computer resources described below, all with a view to providing the highest quality, cost-effective cancer treatment. An arrangement exists, and will continue to exist following the Distribution, between AHC and OnCare whereby AHC provides certain corporate, administrative and management services, including use of the software used in the OPUS Matrix Business (the "OPUS Matrix Software"), to OnCare, OnCare pays AHC for all services rendered by AHC pursuant to a fee schedule, and OnCare provides AHC access, on a nonexclusive basis, to data obtained through its use of the OPUS Matrix Software.

OPUS MATRIX BUSINESS

               The OPUS Matrix Business consists of (i) computer software which provides office based oncology practices with access to drug and treatment information and (ii) the management information systems currently used to support Axion's businesses. The OPUS Matrix Business has incurred losses since its inception in 1994. The OPUS Matrix Business software and systems were specifically designed as a computer tool to operationalize treatment guidelines, capture specific outcomes information, and automate the generation of treatment plans and clinical documentation at the point-of-care. The OPUS Matrix Business software and systems include drug information (licensed from First DataBank) which allows users to look up specific information about the drugs that are ordered, as well as providing the information base for the system's automatic checking of drug interactions and allergies.

AHC'S STRATEGY

               AHC's strategy consists of the rational organization of the means to deliver care, including medical oncologists, radiation oncologists, surgical oncologists, hospitals, home care, laboratory services and hospice care. By accepting financial risk for the total population of cancer patients, AHC believes that it is possible to remove the economic incentive for individual providers to increase reimbursement by inappropriately overemphasizing any one aspect of care. Through this integrated approach, AHC believes that it may be able to effect significant savings to payers and at the same time assure providers of adequate payment for delivered services. AHC's strategy encompasses a region-by-region, or market-by-market, approach in partnerships with payers and providers. In those markets where OnCare has operations, AHC anticipates that it will contract exclusively on behalf of OnCare.

               AHC believes that payers, HMOs, self-insured employers and IPA can derive the following benefits from contracting with AHC for the total care of cancer patients:

                    the delivery of consistent quality care to their patients through the application of a wide spectrum of disease management tools;

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                    a  standard,  quality-driven,   cost-effective  approach  to
                    cancer care which systematically eliminates unnecessary costs; and

                    predictable costs

AHC's strategy is to share risk with payers and providers, purchase ancillary services on a contract basis and in general to realign economic incentives to promote rational utilization of medical and financial resources.

FUTURE CONDUCT OF THE BUSINESS

               In addition to the assets and interests described above, following the Distribution AHC intends to continue to consider acquisitions, strategic alliances and joint ventures in an effort to increase stockholder value. The management of AHC following the Distribution is expected to be substantially the same as the management of AHC prior to the Distribution.

COMPETITION

               AHC will have a number of current and potential competitors, including pharmaceutical and biotechnology companies, insurance companies and information service companies, a significant number of which have or will have substantially greater financial and human resource capabilities than AHC. See "Special Factors--Competition".

RELATIONSHIP WITH ONCARE

               AHC's relationship with OnCare may result in certain potential conflicts between the business of the two companies. See "Special Factors--Dependence Upon Key Personnel; Potential Conflicts of Interest with OnCare".

EMPLOYEES

               It is anticipated that immediately following the Distribution, AHC will employ approximately 25 persons. Certain AHC officers also hold management positions in OnCare. See "Special Factors--Dependence on Key Personnel; Potential Conflicts of Interests with OnCare".

PROPERTIES

               The Partnership currently leases approximately 18,600 square feet of office space in a building in South San Francisco, California. This facility is leased through October 2001, and will continue to be leased by the Partnership after the Merger.

               AHC currently occupies office space at 1111 Bayhill Drive, Suite 125, San Bruno, California. This office space is leased from OnCare, which has an informal sublease arrangement with AHC. Such office space will continue to be leased by AHC from OnCare after the Merger.

TRADEMARKS

               Oncology Therapeutics Network(R), Axion(R) and the Axion logo are registered trademarks of Axion and, other than Oncology Therapeutics Network, will be owned by AHC at the Time of Distribution. Axion HealthCare, Oncare Practice Utilization System(TM), OPUS(TM), OPUS Health Systems(TM) and OPUS Matrix(TM) are trademarks of Axion and will be owned by AHC at the Time of Distribution. Further, the Axion HealthCare, OnCare Practice Utilization System and OPUS trademarks are pending applications at the United States Patent and Trademark Office. All other trademarks or trade names referred to herein or in the Proxy Statement/Prospectus to which this Information Statement is attached as Appendix G are the property of their respective owners.


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                                        THE MERGER

               This section of the Information Statement describes certain aspects of the proposed Merger. To the extent that it relates to the Merger Agreement, the following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Appendix A to the Proxy Statement/Prospectus to which this Information Statement is attached as Appendix G and is incorporated herein by reference. As used in this Information Statement, the "Retained Company" or the "Retained Companies", as the case may be, means Axion, together with its subsidiaries, OTNC, OPUS and the Partnership, which collectively will own and conduct the Retained Business at the Effective Time. ALL AXION STOCKHOLDERS ARE URGED TO READ THE MERGER AGREEMENT IN ITS ENTIRETY.

               If the Merger Agreement is approved and adopted by the Axion stockholders and the other conditions to the Merger are satisfied or waived, at the Effective Time BMS Sub will be merged with and into Axion (which will then hold only the Retained Business) with Axion as the Surviving Corporation, and the separate existence of BMS Sub will cease.

TERMS OF THE MERGER AGREEMENT

               Pursuant to the Merger Agreement, at the Effective Time each issued and outstanding share of Axion Common Stock (other than any shares of Axion Common Stock owned by Axion or any subsidiary of Axion or BMS or any wholly owned subsidiary of BMS and any Dissenting Shares) will be converted into the right to receive the Conversion Number of fully paid and nonassessable shares of BMS Common Stock (the "Merger Consideration"). The "Conversion Number" will be equal to the quotient of (a)(i) $86 million divided by (ii) the Average Value of BMS Common Stock divided by (b) the number of shares of Axion Common Stock outstanding immediately prior to the Effective Time (calculated on a fully diluted basis assuming that each share of Axion Preferred Stock outstanding immediately prior to the Effective Time has been converted in accordance with its terms into one share of Axion Common Stock and all Axion Options outstanding immediately prior to the Effective Time have been exercised or canceled and that the related subject shares (other than any subject shares related to any portion of any Axion Option that shall have been canceled and not exercised) of Axion Common Stock are outstanding (collectively, the "Diluted Share Assumption")). The term "Average Value of BMS Common Stock" means an amount equal to the average of the per share closing prices of BMS Common Stock as reported on the NYSE Tape for the 10 consecutive full NYSE trading days ending on the fifth full NYSE trading day immediately preceding the Effective Time; provided that (A) if the BMS Board declares a cash dividend on the outstanding shares of BMS Common Stock having a record date after the Effective Time but an ex-dividend Ex-Date that occurs during the averaging period, then for purposes of computing the Average Value of BMS Common Stock, the closing price on the Ex-Date and any trading day in the averaging period after the Ex-Date will be adjusted by adding thereto the amount of such dividend and (B) if the BMS Board declares a cash dividend on the outstanding shares of BMS Common Stock having a record date before the Effective Time and an Ex-Date that occurs during the averaging period, then for purposes of computing the Average Value of BMS Common Stock, the closing price on any trading day before the Ex-Date will be adjusted by subtracting therefrom the amount of such dividend. Notwithstanding anything to the contrary contained in the Merger Agreement, in the event that as of the Closing Date the Average Value of BMS Common Stock is less than the Minimum Price ($82.73), then for the purposes of calculating the Merger Consideration, the Average Value of BMS Common Stock will be deemed to be the Minimum Price, and in the event that as of the Closing Date the Average Value of BMS Common Stock is greater than the Maximum Price ($91.43), then for the purposes of calculating the Merger Consideration, the Average Value of BMS Common Stock will be deemed to be the Maximum Price. If, prior to the Effective Time, the BMS Board declares a stock split, stock combination, stock dividend or other non-cash distribution on the outstanding shares of BMS Common Stock, then the Minimum Price and Maximum Price (and if the Ex-Date for such event occurs during the averaging period, the Average Value of BMS Common Stock) will be appropriately adjusted to reflect such split, combination, dividend or other distribution.


               Based on the Diluted Share Assumption (and assuming exercise of all Axion Options other than the Goldberg $10.00 Options (as defined herein), resulting in an aggregate of 9,970,509 shares of Axion Common

Stock outstanding), and assuming an Average Value of BMS Common Stock equal to $92.83 (the average per share closing price of BMS Common Stock for the 10 full NYSE trading days ending September 18, 1996, the most recent full NYSE trading day available prior to printing this Proxy Statement/Prospectus), in which event the Conversion Number would be calculated based on an Average Value of BMS Common Stock equal to the Maximum Price of $91.43, (a) the Conversion Number would be 0.094 and (b) assuming a market value of the BMS Common Stock on the date received by holders of Axion Common Stock in the Merger of $92.83, the aggregate market value of BMS Common Stock to be received by holders of Axion Common Stock in the Merger would be approximately $87 million, or approximately $8.73 per share of Axion Common Stock. THERE CAN BE NO ASSURANCE THAT THESE ASSUMPTIONS WILL BE TRUE AS OF THE EFFECTIVE TIME.

               The Average Value of BMS Common Stock is determined as of five full NYSE trading days immediately preceding the Effective Time (which date may be after the date of the Special Meeting), at which time the Average Value of BMS Common Stock may be less than the assumed $92.83 Average Value of BMS Common Stock referred to above and indeed may be less than the Minimum Price. If the Average Value of BMS Common Stock at such time is between the Minimum Price ($82.73) and the Maximum Price ($91.43), the aggregate market value of BMS Common Stock to be received by holders of Axion Common Stock in the Merger will be $86 million, or approximately $8.63 per share of Axion Common Stock (based on the Diluted Share Assumption and assuming exercise of all Axion Options other than the Goldberg $10.00 Options). If the Average Value of BMS Common Stock at such time is less than the Minimum Price, the aggregate market value of BMS Common Stock to be received by holders of Axion Common Stock in the Merger will be less, and may be substantially less, than $86 million, or approximately $8.63 per share of Axion Common Stock (based on the Diluted Share Assumption and assuming exercise of all Axion Options other than the Goldberg $10.00 Options). The foregoing statements in this paragraph assume that the market value of BMS Common Stock on the Closing Date is equal to the Average Value of the BMS Common Stock used to calculate the Conversion Number. However, the actual market value of BMS Common Stock on the Closing Date may be substantially less than the Average Value of BMS Common Stock used to calculate the Conversion Number. The actual aggregate market value on the Closing Date of BMS Common Stock received by holders of Axion Common Stock in the Merger will be equal to the number of shares of BMS Common Stock issued in the Merger multiplied by the market value of the BMS Common Stock on the Closing Date.

               UNDER THE TERMS OF THE MERGER AGREEMENT, AXION DOES NOT HAVE THE RIGHT TO DECLINE TO CONSUMMATE THE MERGER SOLELY BECAUSE EITHER THE AVERAGE VALUE OF BMS COMMON STOCK USED TO CALCULATE THE CONVERSION NUMBER IS LESS THAN THE MINIMUM PRICE OR BECAUSE THE ACTUAL MARKET VALUE OF BMS COMMON STOCK ON THE CLOSING DATE IS LESS THAN THE AVERAGE VALUE OF BMS COMMON STOCK USED TO CALCULATE THE CONVERSION NUMBER. THEREFORE, IF THE MERGER PROPOSAL IS ADOPTED AND APPROVED AND ALL OTHER CONDITIONS TO THE MERGER ARE SATISFIED (OR WAIVED BY THE PARTY FOR WHOSE BENEFIT ANY SUCH CONDITION EXISTS) AT OR PRIOR TO THE EFFECTIVE TIME, AXION STOCKHOLDERS WILL ASSUME THE RISK OF A DECLINE IN THE MARKET VALUE OF BMS COMMON STOCK BELOW THE MINIMUM PRICE AND THE RISK THAT THE ACTUAL MARKET VALUE OF BMS COMMON STOCK ON THE CLOSING DATE IS LESS THAN THE AVERAGE VALUE OF BMS COMMON STOCK USED TO CALCULATE THE CONVERSION NUMBER AND, ACCORDINGLY, THE RISK THAT THE AGGREGATE MARKET VALUE OF BMS COMMON STOCK TO BE RECEIVED BY THE HOLDERS OF AXION COMMON STOCK IN THE MERGER WILL BE SUBSTANTIALLY LESS THAN $86 MILLION OR APPROXIMATELY $8.63 PER SHARE (BASED ON THE DILUTED SHARE ASSUMPTION AND ASSUMING EXERCISE OF ALL AXION OPTIONS OTHER THAN THE GOLDBERG $10.00 OPTIONS).

               In addition, the number of assumed outstanding shares of Axion Common Stock for the purpose of calculating the Conversion Number is determined as of immediately prior to the Effective Time (which date may be after the date of the Special Meeting), at which time the actual number of outstanding shares of Axion Common Stock may be greater than the assumed 9,970,509 shares referred to above. Each share of Axion Common Stock will be converted in the Merger into the right to receive the Conversion Number of shares of BMS Common Stock. Any increase in the actual number of outstanding shares of Axion Common Stock as of immediately prior to the Effective Time would result in a corresponding decrease in the Conversion Number and, accordingly, in the number of shares of BMS Common Stock to be received in respect of each share of Axion Common Stock. The maximum number of shares of Axion Common Stock that may be outstanding as of immediately prior to the Effective Time is 10,070,509 shares.

               As of the record date for determining Axion stockholders entitled to receive notice of and vote at the Special Meeting (the "Record Date"), 1,606,651 shares of Axion Common Stock were outstanding and 8,471,011 shares of Axion Common Stock were issuable upon conversion of the Axion Preferred Stock and the exercise of Axion Options. The approval of the Preferred Stock Proposal by holders of Axion Preferred Stock, the conversion of each issued and outstanding share of Axion Preferred Stock into one fully paid and nonassessable share of Axion Common Stock and the exercise or cancelation of all Axion Options, in each case prior to the Effective Time, are each conditions to the Merger. Michael D. Goldberg, the President, Chief Executive Officer and a director of Axion, AHC and OnCare, has advised Axion that he does not intend to exercise his options to purchase 100,000 shares of Axion Common Stock at a price of $10.00 per share (the "Goldberg $10.00 Options"). Accordingly, the Goldberg $10.00 Options will be canceled prior to the Effective Time, and assuming the conversion of each issued and outstanding share of Axion Preferred Stock and the exercise of all Axion Options other than the Goldberg $10.00 Options, it is anticipated that there will be approximately 9,970,509 shares of Axion Common Stock issued and outstanding on the Closing Date.

               On the Closing Date, a portion of the BMS Common Stock to be received by Former Axion Stockholders in the Merger, with a value of $5,000,000 (the "Escrowed Shares"), will be placed in escrow on behalf of such Former Axion Stockholders, and AHC will be required to place Escrowed Cash in the amount of $5 million in escrow to secure certain obligations of such Former Axion
Stockholders and AHC and certain of its subsidiaries to indemnify the BMS Indemnified Parties under the Indemnification Agreement, the Tax Matters Agreement and the Escrow Agreement (each as defined herein). The indemnification obligations of each of the Former Axion Stockholders under the Indemnification Agreement will be limited in amount to the Escrowed Shares, except in certain circumstances involving fraud, intentional misrepresentation or intentional breach of a covenant by any such Former Axion Stockholder. The indemnification obligations of AHC and the 81% AHC Subsidiaries will not be limited in amount to the Escrowed Cash. There can be no assurance as to whether all or any portion of such Escrowed Shares will eventually be released to such Stockholders or as to whether all or any portion of such Escrowed Cash will eventually be released to AHC or that the indemnification obligations of AHC and its subsidiaries will not exceed the Escrowed Cash. There can be no assurance that the failure to obtain the release of all or a portion of such Escrowed Cash or the incurrence of indemnification obligations in excess of the Escrowed Cash will not have a material adverse effect on AHC. See "Special Factors--Indemnification Obligations of the Former Axion Stockholders, AHC and the 81% AHC Subsidiaries" and "Indemnification Arrangements--Terms of the Indemnification Agreement", "--Terms of the Tax Matters Agreement" and "--Terms of the Escrow Agreement".

        FRACTIONAL SHARES.

               No fractional shares of BMS Common Stock will be issued in the Merger. The Merger Agreement provides that each Axion stockholder who otherwise would have been entitled to receive a fraction of a share of BMS Common Stock will receive, in lieu thereof, cash (without interest) in an amount, less the amount of any withholding taxes which may be required thereon, equal to such fractional part of a share of BMS Common Stock multiplied by the per share closing price of BMS Common Stock as reported on the NYSE Tape on the full NYSE trading day immediately preceding the Closing Date.

        EFFECTIVE TIME; CLOSING.

               The Merger will become effective and the Effective Time will occur immediately upon the filing of a certificate of merger (the "Certificate of Merger") with the Delaware Secretary of State or at such time thereafter as is provided in the Certificate of Merger. The Merger Agreement provides that the closing (the "Closing") of the Merger will take place on a date to be specified by the parties which date will be no later than the first business day after satisfaction (or waiver by the party for whose benefit any such condition exists) of the conditions to the Merger Agreement, unless another date is agreed to in writing by BMS, BMS Sub and Axion.

        DISTRIBUTION OF MERGER CONSIDERATION; EXCHANGE OF SHARE CERTIFICATES.

               At or immediately after the Closing Date, BMS will send each Former Axion Stockholder a letter (the "Letter of Transmittal") notifying such stockholder of the consummation of the Merger and setting forth instructions for the surrender of certificates (the "Certificates") that before the Effective Time represented Axion Common Stock. Promptly after receipt by the Exchange Agent of any Certificates surrendered in accordance with the instructions set forth in the Letter of Transmittal, the Exchange Agent will distribute to the Former Axion Stockholder entitled thereto the certificates representing whole shares of BMS Common Stock and a check in lieu of fractional shares of BMS Common Stock into which the shares of Axion Common Stock represented by the surrendered Certificates were converted in the Merger. The new certificates shall not include the number of Escrowed Shares deemed to have been placed in escrow by such Former Axion Stockholder. AXION STOCKHOLDERS ARE REQUESTED NOT TO SURRENDER THEIR CERTIFICATES REPRESENTING OUTSTANDING SHARES OF AXION COMMON STOCK FOR EXCHANGE UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL FROM BMS.

               Execution and delivery of the Letter of Transmittal by each Former Axion Stockholder will result in each such Former Axion Stockholder irrevocably appointing AHC as his/her or its agent and attorney-in-fact to execute and deliver on such Former Axion Stockholder's behalf, and thereby result in each such Former Axion Stockholder becoming a party to and bound by, the Indemnification Agreement, Tax Matters Agreement and Escrow Agreement. Such execution and delivery of the Letter of Transmittal will result in the irrevocable appointment of AHC as each such Former Axion Stockholder's agent and attorney-in-fact to take any and all actions on behalf of each such Former Axion Stockholder that may be necessary in connection with the transactions contemplated by such agreements, including to give and receive notices on each such Former Axion Stockholder's behalf and to represent each such Former Axion Stockholder with respect to any matter, suit, claim, action or proceeding arising with respect to any transaction contemplated by such agreements, including the defense, appeal or settlement of any claim, action or proceeding for which each such Former Axion Stockholder may be obligated to indemnify any person pursuant to such agreements or may be entitled to indemnification pursuant to such agreements or which may be brought by BMS against each such Former Axion Stockholder to enforce such indemnity; and will result in each such Former Axion Stockholder ratifying and confirming any action taken by AHC in the exercise of the power of attorney granted thereby. See "Indemnification Arrangements--Terms of the Indemnification Agreement", "--Terms of the Tax Matters Agreement" and "--Terms of the Escrow Agreement". Such agreements will, among other things, subject each such Former Axion Stockholder as well as AHC and certain of its subsidiaries to certain indemnity obligations to BMS and its subsidiaries and provide for the Escrowed Shares and the Escrowed Cash to be placed in escrow to secure these obligations. See "Special Factors--Indemnification Obligations of the Former Axion Stockholders, AHC and the 81% AHC Subsidiaries".


        STOCK EXCHANGE LISTING.

               BMS has agreed in the Merger Agreement to use its reasonable best efforts to cause the shares of BMS Common Stock issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date. Such approval for listing is a condition to the obligation of each of BMS, BMS Sub and Axion to consummate the Merger.

        CONDITIONS.

               The Merger Agreement provides that the respective obligation of each party to effect the Merger is subject to certain conditions, including the approval of the Merger Proposal by the stockholders of Axion, the approval of the proposal to convert, immediately following the Distribution Record Date, each issued and outstanding share of Axion Preferred Stock into one fully paid and nonassessable share of Axion Common Stock by holders of Axion Preferred Stock, the receipt and reaffirmation of opinions with respect to the tax consequences of the Merger and the Distribution, respectively, consummation of the Contributions and the Distribution, the absence of certain material adverse changes, the receipt of certain regulatory approvals and, in the case of BMS, the exercise or cancelation of all outstanding Axion Options, the conversion of all shares of Axion Preferred Stock into shares of

Axion Common Stock, the absence of Axion indebtedness in excess of specified levels and the absence of Dissenting Shares.

        TERMINATION.

               The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of Axion: (a) by mutual written consent of BMS, BMS Sub and Axion; (b) by either BMS or Axion: (i) if, upon a vote at the Special Meeting or any adjournment thereof, any required approval of the stockholders of Axion shall not have been obtained; (ii) if the Merger shall not have been consummated on or before October 31, 1996, unless the failure to consummate the Merger is the result of a wilful and material breach of the Merger Agreement by the party seeking to terminate the Merger Agreement; provided, however, that the passage of such period will be tolled for any part thereof (but in no event beyond December 31, 1996) during which any party will be subject to a non-final order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger or the calling or holding of the Special Meeting; or (iii) if any governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action will have become final and nonappealable; (c) by Axion if BMS or BMS Sub shall have failed to comply in any material respect with any of the covenants or agreements contained in the Merger Agreement or any of the other Documents to be performed by BMS or BMS Sub at or prior to the time of termination, which breach will not have been cured within 30 days following written notice of such breach; or (d) by BMS if Axion or any of its subsidiaries shall have failed to comply in any material respect with any of the covenants or agreements contained in the Merger Agreement or any Document to be performed by Axion or any of its subsidiaries at or prior to the time of termination, which breach shall not have been cured within 30 days following written notice of such breach.

        EXPENSES.

The Merger Agreement provides that (except as provided below) whether or not the Merger is consummated, all out-of-pocket fees and expenses incurred in connection with the Merger, the Distribution or the consummation of any of the transactions contemplated by the Merger Agreement and the Documents and the negotiation, preparation, review and delivery of the agreements contemplated thereby, including all fees and expenses of accountants, legal counsel, investment bankers and other advisors will be paid by the party incurring such fees or expenses, except that expenses incurred in connection with printing and mailing the Proxy Statement/Prospectus and the Form S-4 (as defined herein) will be shared equally by BMS and Axion. Expenses incurred in connection with the Required AHC Documents will be paid by Axion.

               At the Closing, BMS will provide, or cause to be provided, to Axion funds in an amount equal to the lesser of $2,000,000 and the aggregate amount of Axion Expenses set forth in a true and complete schedule to be submitted by Axion to BMS not later than five business days prior to Closing (the "Transaction Expense Schedule"), and Axion will pay the Axion Expenses listed in such schedule. The term "Axion Expenses" means all out-of-pocket fees and expenses incurred or to be incurred by or on behalf of Axion or any of its subsidiaries in connection with the Merger, the Distribution or the consummation of any of the transactions contemplated by the Merger Agreement and the other Documents and the negotiation, preparation, review and delivery of the Merger Agreement and the agreements contemplated thereby and by the other Documents, including all Axion's expenses incurred or to be incurred by Axion or any such subsidiary in connection with printing and mailing the documents filed or required to be filed by AHC (including this Information Statement) with the Commission or any state securities commission or otherwise required to be provided or delivered to the stockholders of Axion or, following the
Distribution, AHC, in connection with the distribution of shares of AHC Preferred Stock in connection with the Distribution (collectively, the "Required AHC Documents") other than the Proxy Statement and, subject to certain provisions of the Merger Agreement, the Proxy Statement/Prospectus and the Form S-4 and all fees and expenses incurred or to be incurred by Axion or any such subsidiary of accountants, legal counsel, investment bankers and other advisors. The term "Excess Axion Expenses" means all Axion Expenses in excess of $2,000,000.

        ACCOUNTING TREATMENT.

               The Merger will be accounted for by BMS as a "purchase" for financial accounting purposes in accordance with generally accepted accounting principles ("GAAP") whereby the purchase price will be allocated based on the fair values of assets acquired and liabilities assumed.


                                     THE DISTRIBUTION

               This section of the Information Statement describes certain aspects of the proposed Distribution. To the extent that they relate to the Distribution Agreement, the following descriptions do not purport to be complete and are qualified in their entirety by reference to such agreement which is attached as Appendix B to the Proxy Statement/Prospectus to which this Information Statement is attached as Appendix G, and is incorporated herein by reference. ALL STOCKHOLDERS ARE URGED TO READ SUCH AGREEMENT IN ITS ENTIRETY.

BACKGROUND OF AND REASONS FOR THE DISTRIBUTION

               Axion's management has regularly reviewed possible strategies and transactions to enhance Axion's competitiveness and to position its assets and businesses in a manner that would increase the value of those assets and of Axion's businesses and operations, thereby increasing stockholder value. These strategies included a possible acquisition, joint ventures, internal restructurings, outsourcing of operational services and divestiture of one of its businesses. For a discussion of the events leading up to the execution of the Merger Agreement, see "The Merger--Background of the Merger" in the Proxy Statement/Prospectus to which this Information Statement is attached as Appendix G.

               Pursuant to the Merger Agreement and the transactions described therein, BMS will acquire the Retained Business in each case, which consists of
(i) OTNC, including OTNC's interest in OTN, and (ii) OPUS, which at the Effective Time will contain only the OPUS Station Business, including in each case the assets and certain of the liabilities related thereto.

               The Retained Business  constitutes the only business,  assets and liabilities of Axion that BMS has agreed to acquire. As a result, the disposition of the Retained Business will be effected through a series of sequential transactions, including the Contributions, the Distribution and the Merger, all as set forth in the Merger Agreement and the Distribution Agreement. Prior to the Effective Time, the Acquired Business will be transferred to AHC and OPUS Sub and the AHC Preferred Stock will be distributed to the stockholders of Axion in the Distribution. After the Distribution and at the Effective Time, Axion will hold the Retained Business, so that BMS will effectively acquire the Retained Business in the Merger. The purpose of this complex structure is to permit the disposition of the Retained Business in a transaction that should be tax-free to Axion and its stockholders in a transaction in which Axion stockholders will receive BMS Common Stock and will also retain their proportionate equity interests in the Acquired Business in the form of AHC Preferred Stock to be received in the Distribution. Accordingly, a "reverse spinoff" structure was adopted pursuant to which the Acquired Business will be transferred to AHC and its subsidiaries and the AHC Preferred Stock will, prior to the Merger, be distributed to Axion stockholders in the Distribution. In the event Axion stockholders do not approve the Merger, or if the Merger Agreement is otherwise terminated, Axion nonetheless intends to consummate the
Contributions. See "Special Factors--Certain Federal Income Tax Consequences" and "Certain Federal Income Tax Consequences".

               Although the Distribution will not be effected unless the Merger is approved and about to occur, the Distribution is separate from the Merger and the AHC Preferred Stock to be received by holders of Axion Common Stock and Axion Preferred Stock in the Distribution does not constitute a part of the consideration to be received by Axion stockholders in the Merger. Axion stockholders are not being asked to approve the Distribution, which is not subject to stockholder approval. Consummation of the Distribution is a condition to the Merger.

TERMS OF THE DISTRIBUTION AGREEMENT

        FORMATION OF OPUS SUB

               Prior to the execution of the Distribution Agreement, Axion will cause the incorporation of OPUS Sub under Delaware law, and thereafter will not permit OPUS Sub to engage in any business except as contemplated by the Distribution Agreement.

        DISTRIBUTION OF THE PREFERENCE AMOUNT

               Immediately prior to the time as of which the Contributions are effective (the "Time of Contribution") Axion will cause OTNC to cause OTN to distribute to OTNC an amount equal to $13,615,147 (the "Preference Amount"), in full satisfaction of all amounts that may be due as of, or in respect of any period ending on or prior to, the Closing Date to OTNC in respect of its Capital Account Prime Rate Amount and the General Partner Cumulative Preference Amount (as each such term is defined in the Partnership Agreement). Notwithstanding the preceding sentence, if the Closing Date occurs after September 30, 1996 and Axion shall not have used Best Closing Efforts (as defined below) to cause the Closing to occur on or prior to September 30, 1996, the Preference Amount will be paid only to the extent of cash and cash equivalents held by OTN as of September 30, 1996 (it being understood that for purposes of this paragraph the amount of cash and cash equivalents held by OTN as of September 30, 1996 will be reduced by the amount, if any, by which outstanding indebtedness for borrowed money, or any guaranties in respect of any indebtedness for borrowed money of any third party, in respect of which OTN is obligated on September 30, 1996 will exceed $35,617,000). Notwithstanding that if OTNC fails to use Best Closing Efforts it will not have received the full amount of the Preference Amount from OTN to which it would otherwise have been entitled, under the terms of the Tax Matters Agreement AHC shall nevertheless be obligated to indemnify Axion and BMS for any taxes with respect to the income of OTN for all periods prior to June 30, 1996, including such income that is not distributed as a Preference Amount to OTNC by reason of the fact that OTNC will not have used Best Closing Efforts. "Best Closing Efforts" means, in addition to Axion not otherwise knowingly taking any action to frustrate or delay the Merger, the following: (i) Axion will have diligently responded to all Securities and Exchange Commission (the "Commission") comments to the Registration Statement on Form S-4 filed by BMS (including exhibits and amendments thereto, the "BMS Registration Statement" or the "Form S-4") related to Axion or its subsidiaries (A) within five business days after receipt by Axion or its counsel of any initial Commission comments to the Form S-4 and (B) within a reasonably prompt period under the circumstances after receipt by Axion or its counsel of any subsequent Commission comments to the Form S-4; (ii) in the event that the no-action relief requested by Axion from the Commission with respect to the distribution of AHC Preferred Stock without registration under the Securities Act is obtained from the Commission, this Information Statement will have been distributed to Axion stockholders at the same time as the Proxy Statement/Prospectus to which this Information Statement is attached is distributed to such Axion stockholders; and (iii) Axion will have within two business days following notice to Axion of clearance by the Commission of the Form S-4 called the Special Meeting for the purpose of approving the Merger and the transactions contemplated by the Merger Agreement, the Distribution Agreement, the Indemnification Agreement, the Tax Matters Agreement, the Escrow Agreement, the Transitional Services Agreement, the AHC Supply Agreement, the OnCare Supply Agreement, the License Agreement, the AHC Medstation Agreement, the OnCare Medstation Agreement and each of the Non-Competition Agreements (collectively, the "Documents") with such meeting to be held within twenty business days after the date such meeting is called.

        EMPLOYEE LOANS; EXERCISE OR CANCELATION OF AXION OPTIONS

               Prior to the Time of Contribution, Axion intends to make the Employee Loans to certain holders of Axion Options to facilitate the exercise of such Axion Options by such holders. Immediately prior to the Time of Contribution, all Axion Options then outstanding shall have been exercised or shall be canceled.



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

        THE CONTRIBUTIONS

               Immediately prior to the Time of Contribution, OTN will distribute to OTNC, which will in turn distribute to Axion, the Preference Amount. Immediately prior to the Time of Distribution, (i) OPUS will contribute the OPUS Sub Assets (as defined below) to OPUS Sub and OPUS Sub will assume the OPUS Sub Liabilities (as defined below), (ii) OPUS will distribute the outstanding capital stock of OPUS Sub to Axion and (iii) Axion will contribute all the Acquired Assets (including the outstanding capital stock of OPUS Sub) other than the OPUS Sub Assets (which will remain assets of OPUS Sub) to AHC and will retain the Retained Assets (as defined below) and AHC will assume all the Assumed Liabilities (as defined below) other than the OPUS Sub Liabilities (which will remain Liabilities of OPUS Sub) but will not assume the Retained Liabilities (as defined below) (the transactions in clauses (i), (ii) and (iii), collectively, the "Contributions").

               "OPUS Sub Assets" means all the assets of OPUS other than any such assets that are OPUS Station Assets and will include the OPUS Matrix Software, all Contracts relating to the use and installation of OPUS Matrix Software and all commitments relating to the future development use and installation of OPUS Matrix Software, including the contracts and commitments scheduled in the Distribution Agreement, and certain other assets scheduled in the Distribution Agreement.

               "Acquired Assets" means all the Assets of Axion and its subsidiaries, other than Retained Assets, and includes the following: (i) the "Access Biotechnology", "Access Biotechnology (logo)", "Logo (Distribution Services)", "Logo (Pharmaceutical Goods)", "Axion", "Axion HealthCare", "Axion(TM)", "A Axion (& Design)", "OnCare Systems", "OnCare Health", "OnCare Practice Utilization System", "OPUS", "OPUS & Design" and "OPUS Health Systems" trademarks, trade names, service marks, service names and all derivatives thereof; (ii) a copy of the OPUS Station Data collected from installed OPUS Stations through the Time of Contribution, including the installed OPUS Stations scheduled in the Distribution Agreement, to the extent that provision of such OPUS Station Data to AHC is permitted under the terms of the applicable agreements related to such OPUS Stations, provided that in no event shall such OPUS Station Data be provided by AHC or any of its subsidiaries to any third party (other than to OnCare and its subsidiaries who shall also be prohibited from providing such OPUS Station Data to any third parties); (iii) the OPUS Sub Assets; (iv) all the issued and outstanding shares of the capital stock of OPUS Sub; (v) any AHC Tax Refunds (as such term is defined in the Tax Matters Agreement); (vi) all cash and cash equivalents and all interest and dividends receivable on cash invested in various short-term cash equivalent securities held by Axion and its subsidiaries (including the Preference Amount distributed by the Partnership to OTNC and then by OTNC to Axion), other than the Retained Cash; (vii) the Employee Loans; (viii) the 2,700,000 shares of OnCare Preferred Stock owned by Axion; (ix) the right to certain Insurance Proceeds (as defined in the Distribution Agreement); and (x) certain other assets scheduled in the Distribution Agreement.

               "Liabilities" means all the debts, liabilities, commitments and obligations, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever or however arising and whether or not the same would be required by GAAP to be reflected in financial statements or disclosed in the notes thereto of a person. "OPUS Sub Liabilities" means all the Liabilities of OPUS other than Liabilities that are OPUS Station Liabilities or are otherwise Retained Liabilities and include Liabilities scheduled in the Distribution Agreement. "Assumed Liabilities" means all Liabilities of Axion and its subsidiaries, other than Retained Liabilities, and includes (i) the Liabilities set forth in the Distribution Agreement relating to the indemnification by AHC of the BMS Indemnified Parties of liabilities relating to or arising from certain employee matters; (ii) those Taxes for which the AHC Indemnifying Parties (as defined herein) have agreed to indemnify the BMS Indemnified Parties pursuant to the Tax Matters Agreement; (iii) the OPUS Sub Liabilities; and (iv) certain Liabilities scheduled in the Distribution Agreement.

               "OPUS Station Assets" means all the assets of Axion and its subsidiaries that are primarily used by or are held for use in or are necessary for the conduct of the OPUS Station Business, including (a) the Pyxis Agreement (as defined in the Distribution Agreement), as the same may be amended and in effect as of the Time of Contribution, (b) all rental contracts for all installed OPUS Station sites and all commitments for the future installation of OPUS Station sites, as the same may be amended and in effect as of the Time of Contribution, including the contracts and commitments scheduled in the Distribution Agreement, (c) all intellectual property


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
related to the OPUS Station Business (including plans, drawings, product software and other software used or useful to access data from and to operate OPUS Stations) other than OPUS Matrix Software, (d) all information derived from OPUS Station installations as described in a schedule to the Distribution Agreement (the "OPUS Station Data") collected from installed OPUS Stations prior to, at and after the Time of Contribution including the installed OPUS Stations at sites subject to the contracts and commitments scheduled in the Distribution Agreement, and (e) certain other assets scheduled in the Distribution Agreement; provided, however, that no cash or cash equivalents of Axion or any of its subsidiaries (other than the Partnership) and no guarantees, letters of credit or foreign exchange contracts of Axion or any of its subsidiaries (other than the Partnership) will constitute OPUS Station Assets. "OPUS Station Liabilities" means any Liabilities of Axion, its subsidiaries and OTN directly and solely related to the OPUS Station Business and includes certain Liabilities scheduled in the Distribution Agreement. "Retained Cash" means (a) an amount in cash equal to the excess, if any, of the Axion Expenses scheduled in the Transaction Expense Schedule over $2 million, (b) any cash and cash equivalents held by the Partnership (after giving effect to the payment of the Preference Amount in accordance with the provisions of the Merger Agreement), (c) an amount in cash equal to the sum of (i) the amount of any Pre-JV Sales Taxes paid by the Partnership on behalf of Axion at or prior to the Time of Contribution and (ii) the amount, if any, by which the amount of JV Sales Taxes paid by the Partnership at or prior to the Time of Contribution exceeds $667,402 and (d) an amount in cash equal to any amounts withheld from Continuing Axion Employees (as defined in the Distribution Agreement) as of the Closing Date related to employee benefit arrangements for Continuing Axion Employees or in respect of payroll taxes (to the extent such payroll taxes shall not have been paid to the relevant taxing authorities at the Time of Contribution) and employee contributions to any Benefit Plan.

               "Retained Assets" means (i) the OPUS Station Assets; (ii) all the assets of the Partnership and any other assets of Axion and its subsidiaries that are primarily used by or are held for use in or are necessary for the conduct of the business of OTNC or the Partnership; (iii) all the outstanding capital stock of OTNC and OPUS and the general partnership interest of OTNC in the Partnership; (iv) subject to certain provisions of the Distribution Agreement, all current and former insurance policies of Axion and its subsidiaries in effect at or prior to the Time of Contribution and the right to Insurance Proceeds (as defined in the Distribution Agreement) thereunder; (v) the Retained Cash; (vi) any BMS Tax Refunds (as such term is defined in the Tax Matters Agreement); (vii) the "Oncology Therapeutics Network(R)" trademarks, trade names, service marks, service names and all derivatives thereof; and
(viii) certain other assets scheduled in the Distribution Agreement. "Retained Liabilities" means the OPUS Station Liabilities, any Liabilities of Axion and its subsidiaries directly and solely related to the business of OTN including certain liabilities scheduled in the Distribution Agreement, those Taxes (as defined herein) and other items for which the BMS Indemnifying Parties have agreed to indemnify the AHC Indemnified Parties (as defined herein) pursuant to the Tax Matters Agreement, such other Liabilities of Axion and its subsidiaries to the extent they are directly and primarily related to OTN and/or the OPUS Station Business including certain liabilities scheduled in the Distribution Agreement, the Axion Expenses, but only to the extent that such expenses do not exceed $2 million, any Liabilities of the Retained Companies to the extent such Liabilities solely relate to or arise from events, occurrences, actions, omissions, facts or circumstances that occur after the Effective Time, all Liabilities of Axion and its subsidiaries related to the amounts described in clause (d) of the definition of Retained Cash and the Liabilities scheduled in the Distribution Agreement; provided, however, notwithstanding the foregoing, that Retained Liabilities will not include any Liabilities described in the definition of Assumed Liabilities.

        THE DISTRIBUTION

               Effective immediately following the Contributions and immediately prior to the Effective Time, each issued and outstanding share of AHC Common Stock will be converted into that number of shares of AHC Preferred Stock equal to the quotient of (i)(A) the number of shares of Axion Common Stock outstanding immediately prior to the Time of Distribution (including any shares of Axion Common Stock issued in connection with the exercise of Axion Options in connection with the consummation of the Merger) plus (B) the number of shares of Axion Common Stock to be issued in connection with the conversion of Axion Preferred Stock in connection with the consummation of the Merger divided by (i) the number of shares of AHC Common Stock outstanding immediately prior to the Time of Distribution. Axion will declare and pay a dividend of all the outstanding AHC Preferred Stock to the holders of Axion Common Stock and the holders of Axion Preferred Stock followed by the distribution of certificates representing (a) one share of AHC Preferred Stock for each share of Axion Common Stock held by each holder of record of Axion Common Stock, in the case of holders of Axion Common Stock, and (b) one share of AHC Preferred Stock for each share of




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

Axion Common Stock into which each share of Axion Preferred Stock held by each holder of record of Axion Preferred Stock is then convertible in accordance with the Certificate of Incorporation of Axion in the case of holders of Axion Preferred Stock, in each case at the Time of Distribution. Immediately following the Contributions and immediately prior to the Effective Time, subject to the satisfaction or waiver of the conditions set forth in the Distribution Agreement, the Axion Board will formally declare the Distribution and Axion will effect the Distribution by delivery of certificates for AHC Preferred Stock to the transfer agent for delivery to the holders of Axion Common Stock and the holders of Axion Preferred Stock entitled thereto. The Distribution will be deemed to be effective upon notification by Axion to the transfer agent that the Distribution has been declared and that the transfer agent is authorized to proceed with the distribution of AHC Preferred Stock, which notification Axion agrees to deliver promptly following such declaration.

        SETTLEMENT OF INTERCOMPANY ACCOUNTS

               Subject to certain  exceptions and limitations,  all intercompany balances between the Retained Business and the Acquired Business are to be satisfied to the extent practicable immediately prior to the Time of Distribution.

        INSURANCE AND AHC'S RIGHT TO INSURANCE PROCEEDS

               Subject to certain exceptions, all insurance policies covering Axion and its directors and officers immediately prior to the Time of Distribution shall be treated as Retained Assets, and all coverage thereunder with respect to AHC and its subsidiaries shall terminate except with respect to insured or insurable occurrences incurred prior to the Time of Contribution that constitute Assumed Liabilities.

        EMPLOYEE MATTERS

               The Distribution Agreement contains provisions with respect to certain employee-related matters, including with respect to which employees will continue as employees of Axion or become employees of AHC after the Time of Distribution, and with respect to the treatment of Axion employee benefit plans after the Time of Distribution.

               The  AHC   Indemnifying   Parties  will  indemnify  BMS  and  its
subsidiaries against any losses or claims relating to or arising from employment-related claims (including, among other things, with respect to severance, benefits, termination, payroll taxes and workers' compensation) occurring prior to the Time of Distribution.

        CONDITIONS TO THE DISTRIBUTION

               The obligations of Axion to consummate the Distribution are subject to the fulfillment of each of the following conditions: (a) all the transactions or obligations contemplated by the Distribution Agreement to be consummated or performed at or prior to the Time of Distribution will have been successfully consummated or so performed; (b) each condition to the closing of the Merger set forth in the Merger Agreement (other than the completion of the Contributions and the Distribution) will have been satisfied (or waived by the party for whose benefit such condition exists); (c) the Axion Board will be reasonably satisfied that, after giving effect to the Distribution, (i) AHC will not be insolvent and will not have unreasonably small capital with which to engage in its businesses and (ii) Axion's surplus would be sufficient to permit, without violation of Section 170 of the DGCL, the Distribution; (d) all filings required to be made with, and all consents, approvals and authorizations required to be obtained from, any governmental entity in connection with the execution, delivery and performance of the Distribution Agreement or the consummation of the Contributions, the Distribution or the other transactions contemplated by the Distribution Agreement will have been made or obtained; (e) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution will be in effect; and (f) Ernst & Young




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

shall have reaffirmed its opinion that the Distribution should qualify as a tax-free spinoff pursuant to Section 355 of the Code.

        TERMINATION, AMENDMENTS AND WAIVERS

               Notwithstanding anything to the contrary therein, the Distribution Agreement may be terminated and the transactions contemplated thereby abandoned at any time prior to the Time of Distribution by mutual written consent of Axion and AHC but only in the event the Merger is terminated by any party thereto in accordance with the terms thereof. The Distribution Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties thereto and consented to by BMS. By an instrument in writing, the parties thereto may waive compliance by any other party with any term or provision of the Distribution Agreement that such other party was or is obligated to comply with or perform; provided that no such waiver by Axion will be effective unless consented to by BMS.


                               INDEMNIFICATION ARRANGEMENTS

               This  section  of the  Information  Statement  describes  certain indemnification arrangements. To the extent that they relate to the Indemnification Agreement, the Escrow Agreement and the Tax Matters Agreement, the following descriptions do not purport to be complete and are qualified in their entirety by reference to such agreements, which are attached as Appendices C through E to the Proxy Statement/Prospectus to which this Information Statement is attached as Appendix G, respectively, and are incorporated herein by reference. ALL STOCKHOLDERS ARE URGED TO READ SUCH AGREEMENTS IN THEIR ENTIRETY.

TERMS OF THE INDEMNIFICATION AGREEMENT

        INDEMNIFICATION BY THE AHC INDEMNIFYING PARTIES

               AHC, OPUS Sub, the other 81% AHC Subsidiaries (as defined below), and each Former Axion Stockholders (collectively, the "AHC Indemnifying Parties"), will, jointly and severally, indemnify, defend and hold harmless BMS, its direct and indirect subsidiaries, including the Surviving Corporation and its subsidiaries (including the Partnership) and their respective affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives (collectively, the "BMS Indemnified Parties"), from and against, and pay or reimburse the BMS Indemnified Parties for, all Indemnifiable Losses (as defined below), as incurred: (a) to the extent relating to or arising from (i) any breach of any representation or warranty by Axion or any of its subsidiaries (including OTN) in the Merger Agreement or any other Document (or in any certificate or similar document delivered pursuant thereto) or (ii) any breach of any covenant of Axion or any of its subsidiaries (including OTN) in the Merger Agreement or any other Documents requiring performance on or prior to the Closing Date or (iii) any breach of any covenant of AHC and its subsidiaries in the Merger Agreement or any other Documents requiring performance after the Closing Date; (b)(i) in the case of the Form S-4, relating to or arising from any claim that there existed any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) in the case of the Proxy Statement/Prospectus to which this Information Statement is attached as Appendix G, any other Filings (as defined below) and, if required in connection with the Distribution, this Information Statement, relating to or arising from any claim that there existed any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) in the case of any Required AHC Documents or other Filings that are provided or required to be delivered to the Axion stockholders, relating to or arising from any failure by Axion to so provide or deliver such Required AHC Documents or other Filings; but only, in the case of (i) or (ii), with respect to information furnished or to be furnished by Axion or its representatives contained in or omitted from the Filings; (c) relating to or arising from the Acquired Assets, the Assumed Liabilities (including the failure by AHC or any of the AHC Companies to otherwise perform or discharge such Assumed Liabilities), the Acquired Businesses or the current, former or future operations or employees of AHC and its subsidiaries' businesses whether such Indemnifiable Losses relate to or arise from events, occurrences, actions, omissions, facts or circumstances occurring, existing or asserted before, at or after the


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


Effective Time, other than, in each case, any Retained Liabilities; (d) relating to or arising from the current or former operations or employees of Axion and its current or former subsidiaries' businesses whether such Indemnifiable Losses relate to or arise from events, occurrences, actions, omissions, facts or circumstances occurring or existing before or at the Effective Time, whether asserted before, at or after the Effective Time, other than, in each case, any Retained Liabilities; (e) relating to or arising from claims of any stockholders, directors, officers, employees or agents of Axion and its subsidiaries (including OTN) to the extent related to or arising from the execution by Axion or any of its subsidiaries of the Indemnification Agreement or the other Documents or the consummation of the transactions contemplated thereby (including any claims for indemnification by any officer or director of Axion or any of its subsidiaries (including OTN) pursuant to any applicable law, the charter and by-laws or other governing instruments of Axion or any such subsidiary (including OTN) or any indemnification agreement between Axion or any such subsidiary (including OTN) and any such person) (except for any Indemnifiable Loss for which the AHC Indemnifying Parties are indemnified pursuant to Section 3.01(c) of the Indemnification Agreement); (f) relating to or arising from any Axion Expenses to the extent that such Axion Expenses were not included in the schedule of Axion Expenses delivered to BMS pursuant to the Merger Agreement and the aggregate amount of all Axion Expenses exceeds $2 million; (g) relating to or arising out of (i) the breach of any term, covenant or condition contained in the Partnership Agreement, the Trademark License Agreement dated as of July 8, 1993 between BMS and the Partnership (the "Trademark License Agreement") or any other agreement to which any of the Exculpated Parties (as defined below) and the Partnership are parties (other than any breach by the Limited Partner (as such term is defined in the Partnership Agreement), its officers, directors, stockholders, employees or affiliates or any member of the Management Committee appointed by the Limited Partner pursuant to Section 7.02 of the Partnership Agreement) or (ii) the gross negligence or wilful misconduct by any Exculpated Party or its obligations under the Partnership Agreement, the Trademark License Agreement or any other such agreement, in each case relating to or arising out of events, occurrences, actions, omissions, facts or circumstances occurring or existing at or prior to the Effective Time, whether asserted at, prior to or after the Effective Time;
(h) that are Liabilities of the Partnership under Section 11(b) of the Sales Agency Agreement dated as of July 8, 1993, as amended, between BMS and the Partnership, relating to or arising out of events, occurrences, actions, omissions, facts or circumstances occurring or existing at or prior to the Effective Time, whether asserted at, prior to or after the Effective Time; or
(i) incurred in connection with the enforcement by the BMS Indemnified Parties of their rights to be indemnified and held harmless under the Indemnification Agreement.

               "81% AHC Subsidiary" means any corporation, company or other entity (i) more than 81% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in the partnership, joint venture or unincorporated association), but more than 81% of whose ownership interest representing the right to make decisions for such other entity is, in each case, owned or controlled, directly or indirectly, by AHC.

               "Indemnifiable Losses" means all losses, liabilities, damages, deficiencies, obligations, fines, expenses, claims, demands, actions, suits, proceedings, judgments or settlements, whether or not resulting from third party claims, including interest and penalties recovered by a third party with respect thereto and out-of-pocket expenses and reasonable attorneys' and accountants' fees and expenses incurred in the investigation or defense or any of the same or in asserting, preserving or enforcing any of the rights of the AHC Indemnified Parties (as defined below) or the BMS Indemnified Parties under the Indemnification Agreement, suffered by any of the BMS Indemnified Parties or the AHC Indemnified Parties who or which may seek indemnification under the Indemnification Agreement; provided, however, that notwithstanding anything to the contrary set forth in the Indemnification Agreement, Indemnifiable Losses will not include any such losses relating to or arising from any breach of any representation, warranty or covenant contained in Section 4.01(j) of the Merger Agreement or any other amount relating to Taxes or for which indemnity is payable under the Tax Matters Agreement. "Filings" means the Form S-4, the Proxy Statement/Prospectus to which this Information Statement is attached as Appendix G, the Required AHC Documents or any other document filed or required to be filed with the Commission or any state securities commission or otherwise provided, or required to be delivered, to the stockholders of Axion or, following the Distribution, the stockholders of AHC, in connection with the transactions contemplated by the Merger Agreement or the other Documents, any preliminary or final form thereof or any amendment or supplement thereto. "AHC Indemnified Parties" means AHC and its direct or indirect subsidiaries and their respective affiliates and each of their respective officers, directors, employees, stockholders, agents and


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representatives.  "Exculpated  Parties"  means OTNC,  its  officers,  directors, stockholders, employees, or affiliates, the Chairman of the Management Committee (as such term is defined in the Partnership Agreement) or any other officer of the Partnership or the members of the Management Committee appointed by OTNC pursuant to the Partnership Agreement.

  LIMITATIONS ON INDEMNIFICATION OBLIGATIONS OF THE AHC INDEMNIFYING PARTIES

               The indemnification obligations of the AHC Indemnifying Parties for (i) any Indemnifiable Loss of the type set forth in clause (a)(i) of "--Indemnification by the AHC Indemnifying Parties" above or (ii) that is directly related to OTN will equal 50% of such Indemnifiable Loss, and (ii) any other Indemnifiable Loss will equal 100% of such Indemnifiable Loss.

               The AHC Indemnifying Parties will not have any liability under the Indemnification Agreement with respect to any Indemnifiable Loss of the type set forth in clause (a)(i) of "--Indemnification by the AHC Indemnifying Parties" above or (ii) that is directly related to OTN or the OPUS Station Business unless the aggregate of all such Indemnifiable Losses for which the AHC Indemnifying Parties would but for this sentence be liable exceeds on an aggregate basis an amount equal to $500,000 and provided that the AHC Indemnifying Parties' liability with respect to such Indemnifiable Losses will in no event exceed $12 million. The indemnification obligations of the AHC Indemnifying Parties under the Indemnification Agreement with respect to (i) any Indemnifiable Loss of the type set forth in clause (a)(i) of "--Indemnification by the AHC Indemnifying Parties" above or (ii) that directly relates to OTN or the OPUS Station Business (other than Indemnifiable Losses related to or arising from any breach of the representations and warranties in Section 4.01(c), 4.01(n), or 4.01(p) of the Merger Agreement) will terminate on March 31, 1998,
(ii) any Indemnifiable Losses related to or arising from any breach of the representations and warranties in Section 4.01(c), 4.01(n) or 4.01(p) of the Merger Agreement will terminate on the third anniversary of the Effective Time and (iii) all other Indemnifiable Losses will not terminate.

               Notwithstanding anything to the contrary set forth in the Indemnification Agreement (except as provided in the following sentence), the indemnification obligations of the Former Axion Stockholders under the Indemnification Agreement will be limited to the amount of the Escrowed Shares. The limitations on the AHC Indemnifying Parties' liability under the Indemnification Agreement as set forth in this paragraph will not apply to any Indemnifiable Losses relating to or arising from fraud or any misrepresentation or breach of which Axion, AHC, the 81% AHC Subsidiaries or their respective officers and directors had knowledge or any intentional failure to perform or comply with any covenant (collectively, "fraud"), and the AHC Indemnifying Parties will be jointly and severally liable for all Indemnifiable Losses with respect thereto; provided, however, that a Former Axion Stockholder will be liable for Indemnifiable Losses related to or arising from fraud only with respect to any fraud by such Former Axion Stockholder. The indemnification obligations of the AHC Indemnifying Parties under the Indemnification Agreement are subject to offset as provided in the Tax Matters Agreement.

        INDEMNIFICATION BY THE BMS INDEMNIFYING PARTIES

               Pursuant to the Indemnification Agreement, BMS, Axion, OTNC, the Partnership and OPUS (collectively, the "BMS Indemnifying Parties") will, jointly and severally, indemnify, defend and hold harmless the AHC Indemnified Parties from and against, and pay or reimburse the AHC Indemnified Parties for all Indemnifiable Losses, as incurred: (a) relating to or arising from the Retained Assets, the Retained Liabilities (including the failure by Axion or any of its subsidiaries to pay, perform or otherwise discharge such Retained Liabilities in accordance with their terms), whether such Indemnifiable Losses relate to or arise from events, occurrences, actions, omissions, facts or circumstances occurring, existing or asserted before, at or after the Effective Time; (b) to the extent relating to or arising from any breach of any representation, warranty or covenant of BMS or BMS Sub in the Merger Agreement or any other Document (or in any certificate or similar document delivered pursuant thereto); (c) (i) in the case of the Form S-4, relating to or arising from any claim that there existed any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) in the case of the Proxy Statement/Prospectus to which this Information Statement is attached as Appendix G, any other Filings and, if required in connection with the Distribution, this Information Statement, relating to or arising from any claim that there existed any untrue statement of


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a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; but only in each case with respect to information furnished or to be furnished by BMS or its representatives contained in or omitted from the Filings; or (d) incurred in connection with the enforcement by the AHC Indemnified Parties of their rights to be indemnified, defended and held harmless under the Indemnification Agreement.

       LIMITATION ON INDEMNIFICATION OBLIGATIONS OF THE BMS INDEMNIFYING PARTIES

               The indemnification obligations of the BMS Indemnifying Parties under the Indemnification Agreement with respect to (a) any Indemnifiable Loss of the type set forth in clause (b) of "--Indemnification by the BMS Indemnifying Parties" above will terminate on March 31, 1998 and (b) all other Indemnifiable Losses will not terminate.

       INDEMNIFIABLE LOSSES NET OF THIRD-PARTY RECOVERIES; INDEMNIFIABLE LOSSES CALCULATED ON AN AFTER-TAX BASIS

               The amount of any Indemnifiable Losses for which indemnification is provided under the Indemnification Agreement will be net of amounts recovered by the indemnified party under third-party insurance policies. The amount of any Indemnifiable Losses is determined on an after-tax basis to the indemnified party.

        COVENANTS

               For five  years  from the  Effective  Time,  the BMS  Indemnified
Parties and the AHC  Indemnified  Parties  will give  confidential  treatment to confidential and proprietary information with respect to each other's businesses, subject to certain exceptions and limitations.

               Unless BMS otherwise consents in writing, neither AHC nor any of the 81% AHC Subsidiaries and/or any other 81% AHC Subsidiary will: (i) (A) in the case of AHC, liquidate, dissolve or wind up its affairs or (B) in the case of any 81% AHC Subsidiary, liquidate, dissolve or wind up its affairs unless the assets of such 81% AHC Subsidiary (or, if such 81% AHC Subsidiary will not be wholly owned, a proportionate amount of such assets equal to the direct and indirect ownership interest of AHC in such 81% AHC Subsidiary) will have been distributed to or otherwise acquired by AHC and/or any 81% AHC Subsidiary; (ii)
(A) merge with or into or consolidate with any other person, or (B) sell, lease or otherwise transfer all or substantially all the assets of AHC and the 81% AHC Subsidiaries, taken as a whole (including by means of the sale of the capital stock of any subsidiary) to any other person (in each case, whether in one or a series of transactions), unless, in each case, such person explicitly agrees to assume the obligations of AHC and the 81% AHC Subsidiaries under the Indemnification Agreement, the Tax Matters Agreement or the Escrow Agreement pursuant to an agreement reasonably satisfactory in form and substance to BMS and its counsel; (iii) engage in any recapitalization or restructuring pursuant to which any cash, securities or other property will be distributed in respect of its capital stock or effect any other distribution (by means of dividend, redemption or otherwise) in respect of its capital stock (other than, in the case of any 81% AHC Subsidiary, any such distribution to AHC); (iv) enter into any transactions with affiliates of AHC or any 81% AHC Subsidiary unless (1) any such transaction is between or among AHC and the 81% AHC Subsidiaries or (2) the terms of such transactions are fair and reasonable to AHC or the 81% AHC Subsidiaries, as the case may be, as in a comparable transaction made on an arm's length basis between unaffiliated parties; or (v) agree to or otherwise suffer any of the foregoing in (i), (ii), (iii) or (iv) above or otherwise take any action or fail to take any action designed to restrict, reduce or otherwise limit the rights of the BMS Indemnified Parties under the Indemnification Agreement, the Tax Matters Agreement or the Escrow Agreement or the ability of any BMS Indemnified Party to collect any amount owed to it under the Indemnification Agreement, the Tax Matters Agreement or the Escrow Agreement. For purposes of this covenant, OnCare and its subsidiaries are deemed to be affiliates of AHC and the 81% AHC Subsidiaries.

               AHC will cause each of its subsidiaries that will be or become an 81% AHC Subsidiary on or after the Closing Date to enter into an agreement, reasonably satisfactory in form and substance to both BMS and its counsel and AHC and its counsel, pursuant to which such subsidiary will agree to be bound by the terms of each of


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the  Indemnification  Agreement,  the  Tax  Matters  Agreement  and  the  Escrow
Agreement as if such subsidiary were named an 81% AHC Subsidiary therein.

               The foregoing provisions of this "--Covenants" section will terminate on the later of (a) the sixth anniversary of the Effective Time and
(b) the expiration of the statute of limitations (including any extensions thereof arising from audits commenced on or before such sixth anniversary) for all Federal income tax returns of the Affiliated Group (as defined in the Tax Matters Agreement) for all taxable years ending on or before the day on which the Effective Time occurs is in process, provided that the foregoing provisions shall not terminate until such time as any Tax Claims (as defined in the Tax Matters Agreement) relating to such audit or contest have been settled and all liabilities related thereto satisfied.

        APPOINTMENT OF AHC AS REPRESENTATIVE

               Execution and delivery of the Letter of Transmittal by each Former Axion Stockholder will result in each such Former Axion Stockholder irrevocably appointing AHC as his/her or its agent and attorney-in-fact to execute and deliver on such Former Axion Stockholder's behalf, and thereby result in each such Former Axion Stockholder becoming a party to and bound by, the Indemnification Agreement, Tax Matters Agreement and Escrow Agreement. Such execution and delivery of the Letter of Transmittal will result in the irrevocable appointment of AHC as each such Former Axion Stockholder's agent and attorney-in-fact to take any and all actions on behalf of each such Former Axion Stockholder that may be necessary in connection with the transactions contemplated by such agreements, including to give and receive notices on each such Former Axion Stockholder's behalf and to represent each such Former Axion Stockholder with respect to any matter, suit, claim, action or proceeding arising with respect to any transaction contemplated by such agreements, including the defense, appeal or settlement of any claim, action or proceeding for which each such Former Axion Stockholder may be obligated to indemnify any person pursuant to such agreements or may be entitled to indemnification pursuant to such agreements or which may be brought by BMS against each such Former Axion Stockholder to enforce such indemnity; and will result in each such Former Axion Stockholder ratifying and confirming any action taken by AHC in the exercise of the power of attorney granted thereby.

               See "Special Factors--Indemnification Obligations of the Former Axion Stockholders, AHC and the 81% AHC Subsidiaries" and "Risk Factors" and "The Merger--Indemnification Arrangements; Escrow; Appointment of AHC as Representative" in the Proxy Statement/Prospectus to which this Information Statement is attached as Appendix G.

TERMS OF THE TAX MATTERS AGREEMENT

               Prior to the Time of Distribution, BMS, BMS Sub, Axion, certain subsidiaries of Axion, AHC, the 81% AHC Subsidiaries, the Partnership and each of the Former Axion Stockholders will enter into a Tax Matters Agreement, the form of which is attached as Appendix D to the Proxy Statement/Prospectus to which this Information Statement is attached as Appendix G and is incorporated herein by reference (as it may be amended, supplemented or otherwise modified from time to time, the "Tax Matters Agreement") which sets forth each party's rights and obligations with respect to payments of Federal, state, local or foreign Taxes for periods before and after the Merger and related matters such as the filing of and right to tax returns and the control of tax contests.

               The Tax Matters Agreement specifically provides that: the AHC Indemnifying Parties will jointly and severally indemnify and hold harmless BMS, the Surviving Corporation, OPUS, OTNC, the Partnership, their affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives (collectively, the "BMS Indemnified Parties") from all liabilities for Federal, state, local, foreign and other governmental taxes, assessments, duties, fees, levies or similar charges of any kind including all interest, penalties and additions imposed with respect to such amounts (collectively, "Taxes") imposed on Axion, OPUS, OTNC or any member of Affiliated Group (as defined in the Tax Matters Agreement) (whether imposed directly or by reason of United States Treasury Regulations Section 1.1502-76 or similar provisions) (i) for any pre-merger tax period, including any Pre-JV Sales Taxes (but excluding any Retained Tax Liabilities), which are in each case unpaid as of the Effective Time (the "Pre-Merger Taxes"), such Indemnified Taxes, (ii) with respect to the Contributions, (iii) as


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a result  of the  Distribution,  (iv) as a result of the  provision  of the OPUS
Station Data (as defined in the Distribution Agreement) to AHC, OnCare or any of their assignees, (v) with respect to the OPUS License Agreement or (vi) in respect of the transfer of assets or rights from OnCare or any of its subsidiaries or affiliates or any other affiliate of Axion and its subsidiaries to Axion prior to the Distribution. The AHC Indemnifying Parties shall also jointly and severally indemnify the BMS Indemnified Parties from all liabilities for fifty percent (50%) of any liability for any unpaid Taxes (other than JV Sales Taxes) as of June 30, 1996 imposed on the Partnership for all periods up to and including June 30, 1996 in excess of $225,000, and 100% of any liability for JV Sales Taxes paid after June 30, 1996 in excess of $667,402; provided, however, that no indemnification shall be payable with respect to any JV Sales Taxes to the extent payment of such JV Sales Taxes increased the amount of "Retained Cash" pursuant to clause (c) of the definition of "Retained Cash" in the Distribution Agreement. "Retained Tax Liabilities" shall mean (W) any income Tax liability (including any liability for any Tax measured by reference to income) of OTNC (or the Affiliated Group) attributable to the allocation to OTNC of Taxable income of the Partnership (whether or not such taxes are paid before or after the Effective Time) and any other Taxes to the extent directly attributable to the operation of the Partnership, in each case for the period beginning on July 1, 1996, and ending on the day on which the Effective Time occurs and in each case determined in accordance with certain principles provided therein and (for the avoidance of doubt), in the case of Taxes measured by reference to income, by assuming that such income is subject to Tax at the highest applicable federal, state, and local tax rate as otherwise provided therein, (X) any income Tax liability (including any liability for any Tax measured by reference to income) to the extent directly attributable to the reallocation of Partnership income by the IRS or any other governmental agency from Bristol-Myers Oncology Therapeutics Network Inc., a Delaware corporation and a wholly owned subsidiary of BMS ("BMOTN") to OTNC, (Y) all liabilities for any unpaid Taxes as of June 30, 1996 imposed on the Partnership for all periods up to and including June 30, 1996 that are not indemnified by the AHC Indemnifying Parties pursuant to the preceding sentence, and (Z) any Tax
liabilities  relating  to  the   operations,   assets   or  activities  of a BMS
Entity (other than the Partnership). "Pre-JV Sales Taxes" shall mean any liability of Axion with respect to unpaid sales and use Taxes on sales prior to the date of formation of the Partnership. "JV Sales Taxes" shall mean any liability of the Partnership with respect to unpaid sales and use Taxes on sales prior to August 1, 1994.

               The BMS Indemnifying Parties will jointly and severally indemnify and hold harmless the AHC Indemnified Parties (A) from all liability for Taxes imposed on the Surviving Corporation, OTNC, OPUS or the Partnership for any Post-Merger Tax Period and (B) for any Retained Tax Liabilities.

               Other provisions of the Tax Matters Agreement provide AHC with the ability, under certain circumstances, to control tax contests relating to a claim for which AHC would indemnify the BMS Indemnified Parties and, under certain circumstances, allow AHC to obtain refunds for taxes paid by Axion prior to the Effective Time, up to a certain threshold.

               The indemnification obligations of the AHC Indemnifying Parties under the Tax Matters Agreement survive for the term of the applicable statute of limitations (generally six years). Other than in the case of fraud by a Former Axion Stockholder, the indemnification obligations of the Former Axion Stockholders are limited to the Escrowed Shares; the indemnification obligations of AHC are unlimited.

        APPOINTMENT OF AHC AS REPRESENTATIVE

               Execution and delivery of the Letter of Transmittal by each Former Axion Stockholder will result in each such Former Axion Stockholder irrevocably appointing AHC as his/her or its agent and attorney-in-fact to execute and deliver on such Former Axion Stockholder's behalf, and thereby result in each such Former Axion Stockholder becoming a party to and bound by, the Indemnification Agreement, Tax Matters Agreement and Escrow Agreement. Such execution and delivery of the Letter of Transmittal will result in the irrevocable appointment of AHC as each such Former Axion Stockholder's agent and attorney-in-fact to take any and all actions on behalf of each such Former Axion Stockholder that may be necessary in connection with the transactions contemplated by such agreements, including to give and receive notices on each such Former Axion Stockholder's behalf and to represent each such Former Axion Stockholder with respect to any matter, suit, claim, action or proceeding arising with respect to any transaction contemplated by such agreements, including the defense, appeal or settlement of any claim, action or proceeding for which each such Former Axion Stockholder may be obligated to


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indemnify  any  person   pursuant  to  such  agreements  or may be  entitled  to
indemnification pursuant to such agreements or which may be brought by BMS against each such Former Axion Stockholder to enforce such indemnity; and will result in each such Former Axion Stockholder ratifying and confirming any action taken by AHC in the exercise of the power of attorney granted thereby.

               See "Special Factors--Indemnification Obligations of the Former Axion Stockholders, AHC and the 81% AHC Subsidiaries" and "Risk Factors" and "The Merger--Indemnification Arrangements; Escrow; Appointment of AHC as Representative" in the Proxy Statement/Prospectus to which this Information Statement is attached as Appendix G.

TERMS OF THE ESCROW AGREEMENT

        DEPOSIT OF ESCROWED PROPERTY

               Pursuant to the Escrow Agreement, at the Closing (a) the Exchange Agent, on behalf of the Former Axion Stockholders, will deposit into escrow, and the Escrow Agent will acknowledge receipt of, a number of shares of BMS Common Stock equal to $5 million divided by the Average Value of BMS Common Stock, rounded to the nearest whole share, which amount will be deemed to have been deposited by the Former Axion Stockholders on a pro rata basis from the shares of BMS Common Stock to be issued and delivered to each Former Axion Stockholder with respect to its shares of Axion Common Stock pursuant to the Merger Agreement as described under "The Merger" in the Proxy Statement/Prospectus to which this Information Statement is attached as Appendix G, calculated based on the ratio of the number of shares of BMS Common Stock to be so issued and delivered to such Former Axion Stockholder with respect to its shares of Axion Common Stock to the aggregate number of shares of BMS Common Stock to be so issued to all the Former Axion Stockholders with respect to their shares of Axion Common Stock. Such shares together with any dividends and distributions with respect to such shares as set forth in the Escrow Agreement are referred to as the "Escrowed Shares", and (b) AHC will deposit, or cause to be deposited into escrow, and the Escrow Agent will acknowledge receipt of, $5 million in cash. Such cash, together with any income received thereon, as on deposit or invested from time to time in accordance with the terms of the Escrow Agreement, is referred to as the "Escrowed Cash" (the Escrowed Shares and the Escrowed Cash together being the "Escrowed Property"). During the term of the Escrow Agreement, BMS will, from time to time and concurrently with the payment thereof, (a) deliver to the Escrow Agent for deposit in accordance with the terms of the Indemnification Agreement, all non-taxable stock dividends and other non-taxable distributions made with respect to the Escrowed Shares and (b) deliver to the Escrow Agent, who will promptly distribute the same to the Former Axion Stockholders, all cash distributions and other taxable distributions (other than taxable distributions representing the proceeds of a sale or acquisition or a substantial restructuring in connection with a sale or acquisition of only BMS) made with respect to the Escrowed Shares. BMS and each AHC Indemnifying Party acknowledge and agree that, to the extent and so long as any of the Escrowed Property is held by the Escrow Agent hereunder, BMS will have, as of and from the date such Escrowed Property is received by the Escrow Agent, a perfected first priority security interest in such Escrowed Property to secure the payment of the amount, if any, payable by an AHC Indemnifying Party pursuant to the Indemnification Agreement and the Tax Matters Agreement. Each of BMS and each of the AHC Indemnifying Parties agree that the Escrowed Shares will be voted by the Escrow Agent with respect to all matters as to which the holders of BMS Common Stock are entitled to vote in accordance with written instructions from AHC as the representative of the Former Axion Stockholders. AHC agrees that if any Former Axion Stockholder provides AHC with written directions as to how to vote the Escrowed Shares with respect to any matter, AHC will instruct the Escrow Agent to vote such number of Escrowed Shares as are beneficially held for such Former Axion Stockholder as so directed by such Former Axion Stockholder, and if no such directions are received with respect to particular Escrowed Shares on any matter for which such Escrowed Shares may be voted, AHC will direct the Escrow Agent to abstain from voting such Escrowed Shares with respect to such matter.

        DISPOSITION OF ESCROWED PROPERTY

               At any time on or prior to the Escrowed Cash Termination Date (as defined below), BMS may deliver a certificate to the Escrow Agent requesting delivery of Escrowed Property to BMS, and the Escrow Agent


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will deliver the Escrowed Property to BMS to the extent and at the time provided in accordance with the Escrow Agreement; provided, however, that (i) no distribution of Escrowed Property will be made in respect of any Indemnified Obligation (as defined below) related to a liability for Taxes for which a BMS Indemnified Party is indemnified pursuant to Section 1 of the Tax Matters Agreement unless and until such time as such liability for Taxes will be deemed liquidated and therefore payable in accordance with the provisions of Section 9 of the Tax Matters Agreement, (ii) after the Escrowed Shares Termination Date (as defined herein), no Escrowed Shares shall be released to BMS except with respect to an Escrowed Shares Pending Claim (as defined herein) and (iii) after the Second Anniversary Date (as defined herein), Second Anniversary Cash shall be released to BMS only with respect to Second Anniversary Pending Claims (as defined herein). For purposes of the foregoing, the amount of Second Anniversary Cash as of any date will equal the excess, if any, of the amount of Escrowed Cash on deposit with the Escrow Agent on such date over the amount specified in clause (A) of the definition of "Retained Escrow Amount" (as defined herein) calculated as of such date.

               Immediately following the Escrowed Shares Termination Date, if either (a) both BMS and AHC deliver a certificate to the Escrow Agent or (b) the Escrow Agent (i) receives a certificate from AHC, (ii) delivers a copy of such certificate to BMS and (iii) does not, within 15 business days following delivery of such certificate to BMS, receive written notice from BMS objecting to such certificate given by AHC, the Escrow Agent will deliver to AHC as the representative of the Former Axion Stockholders such number of Escrowed Shares (rounded to the nearest whole share) that equals, when multiplied by the Average Value of BMS Common Stock, the excess, if any, of (x) the number of Escrowed Shares on deposit with the Escrow Agent on the Escrowed Shares Termination Date multiplied by the Average Value of BMS Common Stock over (y) the amount of any unpaid Escrowed Shares Pending Claims (as defined below) on the Escrowed Shares Termination Date. Thereafter, if as of the last day of any fiscal quarter following the Escrowed Shares Termination Date, Escrowed Shares remain on deposit with the Escrow Agent, and either (a) both BMS and AHC deliver a certificate to the Escrow Agent or (b) the Escrow Agent (i) receives a certificate from AHC, (ii) delivers a copy of such certificate to BMS and (iii) does not, within 15 business days following delivery of such certificate to BMS, receive written notice from BMS objecting to such certificate given by AHC, the Escrow Agent will deliver to AHC as the representative of the Former Axion Stockholders the number of Escrowed Shares that equals, when multiplied by the Average Value of BMS Common Stock, the excess, if any, of (x) the number of Escrowed Shares on deposit with the Escrow Agent on the last day of such fiscal quarter multiplied by the Average Value of BMS Common Stock over (y) the amount of any unpaid Escrowed Shares Pending Claims on the last day of such fiscal quarter. "Escrowed Shares Pending Claims" means all Pending Claims (as defined below) existing on the Escrowed Shares Termination Date. The amount of any Escrowed Shares Pending Claim on any date will be determined in accordance with the provisions of the Escrow Agreement. "Escrowed Shares Termination Date" means the earlier to occur of (i) one year after the date of the Escrow Agreement and
(ii) complete distribution of the Escrowed Shares in satisfaction of claims for Indemnified Obligations.

               Immediately following the second anniversary of the date of the Escrow Agreement (the "Second Anniversary Date"), if either (a) both BMS and AHC jointly deliver a certificate to the Escrow Agent or (b) the Escrow Agent (i) receives a certificate from AHC, (ii) delivers a copy of such certificate to BMS and (iii) does not, within 15 business days following delivery of such certificate to BMS, receive written notice from BMS objecting to the certificate given by AHC, the Escrow Agent will deliver to AHC an amount in cash equal to the excess, if any, of Escrowed Cash on deposit with the Escrow Agent as of the Second Anniversary Date over the Retained Escrow Amount on the Second Anniversary Date. Thereafter, if as of the last day of any fiscal quarter following the Second Anniversary Date, Escrowed Cash remains on deposit with the Escrow Agent and either (a) both BMS and AHC deliver a certificate to the Escrow Agent or (b) the Escrow Agent (i) receives a certificate from AHC, (ii) delivers a copy of such certificate to BMS and (iii) does not, within 15 business days following delivery of such certificate to BMS, receive written notice from BMS objecting to such certificate given by AHC, the Escrow Agent will deliver to AHC an amount in cash equal to the excess, if any, of Escrowed Cash on deposit with the Escrow Agent as of the last day of such fiscal quarter over the Retained Escrow Amount as of the last day of such fiscal quarter. "Retained Escrow Amount" means, as of any date, the sum of (A) an amount, if any, equal to the excess of $1 million over (i) the aggregate amount, if any, of Escrowed Cash that will have been released during the period from the Second Anniversary Date to such date in respect of any Pending Claim that was not an existing Pending Claim at any time on or prior to the Second Anniversary Date and (ii) the aggregate amount, if any, released to AHC pursuant to the


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paragraph below from and after the Escrowed Cash  Termination  Date and (B) plus the amount of any unpaid Second Anniversary Pending Claims on such date. "Second Anniversary Pending Claims" means all the Pending Claims existing on the Second Anniversary Date (and, for the avoidance of doubt, includes all Escrowed Shares Pending Claims existing on such date). The amount of any Second Anniversary Pending Claim on any date will be determined as provided in the Escrow Agreement, provided that, for all purposes of this paragraph, the amount of unpaid Second Anniversary Pending Claims on the last day of any fiscal quarter ending after the Second Anniversary Date will be reduced by an amount equal to
(x) the number of Escrowed Shares on deposit with the Escrow Agent on the last day of such fiscal quarter (such number to be determined based on the assumption that any Escrowed Shares that are to be delivered to AHC as the representative of the Former AHC Stockholders in respect of the last day of such fiscal quarter as provided in the second sentence of the paragraph above will have been so delivered and will not be on deposit with the Escrow Agent on the last day of such fiscal quarter), if any, multiplied by (y) the Average Value of BMS Common Stock.

               Immediately following the Escrowed Cash Termination Date, if either (a) both BMS and AHC deliver a certificate to the Escrow Agent or (b) the Escrow Agent (i) receives a certificate from AHC, (ii) delivers a copy of such certificate to BMS and (iii) does not, within 15 business days following delivery of such certificate to BMS, receive written notice from BMS objecting to such certificate given by AHC, the Escrow Agent will deliver to AHC an amount equal to the excess, if any, of Escrowed Cash on deposit with the Escrow Agent as of the Escrowed Cash Termination Date (calculated as provided below) over an amount equal to any unpaid Final Pending Claims (as defined below) on the Escrowed Cash Termination Date. Thereafter, if as of the last day of any fiscal quarter following the Escrowed Cash Termination Date Escrowed Cash remains on deposit with the Escrow Agent and either (a) both BMS and AHC deliver a certificate to the Escrow Agent or (b) the Escrow Agent (i) receives a certificate from AHC, (ii) delivers a copy of such certificate to BMS and (iii) does not, within 15 business days following delivery of such certificate to BMS, receive written notice from BMS objecting to such certificate given by AHC, the Escrow Agent will deliver to AHC an amount equal to the excess, if any, of Escrowed Cash on deposit with the Escrow Agent as of the last day of such fiscal quarter (calculated as provided below) over an amount equal to any unpaid Final Pending Claims on the last day of such fiscal quarter. For purposes of this paragraph, the amount of any Escrowed Cash on deposit with the Escrow Agent will be calculated by treating the amount, if any, of Escrowed Cash that is to be delivered to AHC pursuant to the paragraph above on such date as having been so delivered and as not being on deposit with the Escrow Agent on such date. "Final Pending Claims" means all Pending Claims existing on the Escrowed Cash Termination Date (and, for the avoidance of doubt, includes all Escrowed Shares Pending Claims and Second Anniversary Pending Claims existing on such date). The amount of any Final Pending Claim on any date will be determined as provided in the Escrow Agreement, provided that, for purposes of this paragraph the amount of unpaid Final Pending Claims on the last day of any fiscal quarter ending after the Escrowed Cash Termination Date will be reduced by an amount equal to
(x) the number of Escrowed Shares on deposit with the Escrow Agent on the last day of such fiscal quarter (such number to be determined based on the assumption that any Escrowed Shares that are to be delivered to AHC as the representative of the Former AHC Stockholders in respect of the last day of such fiscal quarter is provided in the second sentence of the second paragraph of "--Disposition of Escrowed Property" above will have been so delivered and will not be on deposit with the Escrow Agent on the last day of such fiscal quarter), if any, multiplied by (y) the Average Value of BMS Common Stock. The "Escrowed Cash Termination Date" means the earlier to occur of (i) six years after the date of the Escrow Agreement and (ii) complete distribution of the escrowed cash in satisfaction of claims for Indemnified Obligations.

               Either BMS or AHC may deliver to the Escrow Agent a certificate accompanied by a final and nonappealable award or order of a court of competent jurisdiction (a "Court Order") with respect to the payment of all or any portion of the Escrowed Property requesting delivery of Escrowed Property to BMS, AHC or such other person(s) as may be specified in such award or order. Such certificate also will be accompanied by an opinion of outside counsel to the effect that the applicable court award or order is final and nonappealable. In either such case, the Escrow Agent will deliver all or a portion of the Escrowed Property to BMS or AHC, as the case may be, in the amount specified in the Court Order.

               If AHC has delivered to the Escrow Agent and BMS at any time within 30 days before or after the due date (including extensions) for payment by AHC of its final Federal income tax liability for a taxable year (or, if


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later, 30 days after the Escrow Agent supplies all  information  relating to the income realized with respect to the Escrowed Cash necessary to prepare the certificate referred to in this paragraph a certificate setting forth the amount of Federal and State of California income tax due from AHC with respect to any taxable income realized with respect to the Escrowed Cash for such taxable year (based on the assumption that AHC is, with respect to such income, subject to Federal and State of California income tax at the highest regular marginal tax
rate  applicable  to  corporations   for  such  year),   and  the  accuracy  and
completeness of such certificate is certified by Ernst & Young or such other nationally recognized accounting firm chosen by AHC and reasonably satisfactory to BMS, then the Escrow Agent will pay to AHC in cash the amount set forth in such certificate no more than fifteen days after receipt of such certificate. The Escrow Agent will use commercially reasonable efforts to supply to AHC the tax information referred to above prior to the start of the 60-day period referred to above.

               All distributions under the Escrow Agreement that are not the subject of a dispute will be made no later than 20 days from receipt of a certificate and will be made from the Escrowed Shares and/or the Escrowed Cash, as the case may be, in accordance with the provisions described above. Distributions made to BMS pursuant to the provisions described above will first be made from any Escrowed Shares on deposit and then, to the extent so required, from any Escrowed Cash. Distributions made pursuant to the preceding paragraph will be deemed to have been made from the Escrowed Cash.

               If BMS delivers a written notice to the Escrow Agent objecting to any Certificate from AHC requesting the release of the Escrowed Property, such notice must specify the disputed amount of such release request and the amount not in dispute. The Escrow Agent will deliver to AHC the amount of such release request not in dispute.

               Each Escrowed Share distributed pursuant to the Escrow Agreement is valued at a price per share equal to the Average Value of BMS Common Stock, rounded to the nearest whole share. All Escrowed Shares distributed to AHC will be distributed by AHC pro rata to the Former Axion Stockholders based on the ratio of the number of shares of BMS Common Stock received by such Former Axion Stockholder at the Closing to the aggregate number of shares of BMS Common Stock received by all Former Axion Stockholders at the Closing.

        DISTRIBUTIONS FOR INDEMNIFIED OBLIGATIONS

               At any time on or prior to the Escrowed Cash Termination Date, BMS may deliver to the Escrow Agent a certificate (i) stating that (A) a BMS Indemnified Party has incurred an Indemnifiable Loss against which such BMS Indemnified Party is entitled to be indemnified pursuant to the Indemnification Agreement or (B) a BMS Indemnified Party is liable for Taxes against which such BMS Indemnified Party is entitled to be indemnified pursuant to the Tax Matters Agreement (each, an "Indemnified Obligation"), (ii) stating the aggregate amount of such Indemnified Obligation (or, in the case of an unliquidated Indemnified Obligation, a good faith and reasonable estimate thereof) and (iii) specifying in reasonable detail the nature of each item included in such Indemnified Obligation (an "Indemnification Item"), the amount thereof and the date on which such Indemnification Item was paid or incurred; provided, however, that BMS may not deliver to the Escrow Agent a certificate stating that a BMS Indemnified Party is liable for Taxes against which such BMS Indemnified Party is entitled to be indemnified pursuant to the Tax Matters Agreement unless and until any of the following will have occurred: (a) a Tax Return will have been filed as provided in the Tax Matters Agreement showing such Taxes to be due and payable and the full amount of such Taxes will not have been paid at the time such Tax Return was filed; (b) a Taxing Authority will have asserted in writing or determined that there is a deficiency with respect to such Taxes; (c) except with respect to any claim for indemnification for Taxes relating in any respect to (i) the Contributions, the Distribution, the Merger or any of the other Transactions, (ii) any sales or use Taxes, other than (A) Pre-JV Sales Taxes,
(B) JV Sales Taxes and (C) any liability of any BMS Indemnified Party with respect to unpaid sales and use taxes on rentals of OPUS Station machines, and
(iii) the distribution of the stock of OnCare by Axion, BMS will have received an opinion of a nationally recognized accounting firm or law firm reasonably acceptable to AHC that it is more likely than not that such Taxes will be properly payable; or (d) there will have been a "determination" (as defined in Section 1313 of the Code) that such Taxes are due and payable.



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

               If AHC objects to the Indemnified Obligation specified in such certificate, AHC will, within 10 business days after delivery of the written notice containing a copy of any such Certificate, deliver to the Escrow Agent a certificate (a "Reply Certificate"), (i) specifying each such amount to which AHC objects and (ii) specifying in reasonable detail the nature and basis for each such objection. Within five business days of delivery to the Escrow Agent of a Reply Certificate, the Escrow Agent will deliver a copy of such Reply Certificate to BMS. BMS and AHC will negotiate in good faith for a period of 30 days after delivery of such Reply Certificate to BMS to reach a written resolution of any matters raised in a Reply Certificate.

               If no Reply Certificate is delivered with respect to any certificate or any Indemnification Item contained therein, then AHC will be deemed to have acknowledged BMS's right to receive any amount or amounts specified in such certificate (or the undisputed portion thereof), and the Escrow Agent will transfer to BMS, Escrowed Property in an amount equal to the undisputed amount claimed in such certificate (plus interest at a rate per annum equal to the prime rate announced from time to time by The Chase Manhattan Bank on such amount from the later of (i) the date of such certificate and (ii) the date such indemnified amount was actually incurred by the applicable Indemnified Party), all in accordance with the procedures set forth in the Escrow Agreement.

               If the Escrow Agent receives a Reply Certificate in a timely manner, the disputed amount requested for reimbursement pursuant to the applicable certificate will be held by the Escrow Agent and will not be released to BMS except in accordance with either (i) written instructions signed by each of an authorized officer of BMS and AHC or (ii) the final nonappealable judgment of a court having jurisdiction over the matters relating to the claim by the applicable Indemnified Party for indemnification from AHC accompanied by an opinion of outside counsel to the effect that the applicable judgment is final and nonappealable, at which date the portion of the amount due to such Indemnified Party determined pursuant to clauses (i) or (ii) in this paragraph will promptly be paid to BMS in accordance with the procedures set forth in the Escrow Agreement.

               The payment of Indemnified Obligations contemplated by the Escrow
Agreement will not be deemed to be a waiver of any right, claim or amount to which BMS may be entitled under the Indemnification Agreement, the Tax Matters Agreement or otherwise, including any claim relating to an Indemnified Obligation, to the extent that the amount paid to BMS pursuant hereto is insufficient to satisfy the entire amount of any such Indemnified Obligation.

               Notwithstanding anything to the contrary set forth in "--Disposition of Escrowed Property" and "--Distributions for Indemnified Obligations", upon receipt of written notice from the Escrow Agent containing a copy of a certificate relating to an Indemnified Obligation the final amount of which will have been liquidated, AHC may elect to pay to BMS such amount in cash in lieu of payment being made from the Escrowed Property if AHC, within ten business days after delivery of the written notice containing a copy of the certificate, will have delivered to BMS and the Escrow Agent a written notice stating its election to make such cash payment and, thereafter, will have made such cash payment to BMS on the earliest date that a payment of Escrowed Property would otherwise be made hereunder with respect to such Indemnified Obligation; provided, however, that such Indemnified Obligation will constitute a Pending Claim for all purposes of this Agreement until the time the full amount of such cash payment is actually received by BMS.

        PENDING CLAIMS

               "Pending Claims" means, at any time, (a) all indemnification claims with respect to which a certificate will have been delivered at or prior to such time with respect to which the final amount of such claims will have been liquidated and which will not have been paid in full at such time whether because the payment of such amount is in dispute or otherwise and (b) all indemnification claims with respect to which a Certificate will have been delivered and with respect to which the final amount of such claim will not have been liquidated.

               The amount of any Pending Claim as of any date will be equal to BMS's reasonable estimate of such amount. If any Pending Claim exists on the last day of any fiscal quarter during the term of the Escrow Agreement, not later than 10 business days after the last day of such fiscal quarter, BMS will deliver to the Escrow Agent a certificate (a "Quarterly Certificate") setting forth BMS's reasonable estimate of the amount of each then


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

existing Pending Claim as of the last day of such fiscal quarter, provided that, if BMS will not deliver a Quarterly Certificate in respect of any fiscal quarter or will not include in such Quarterly Certificate all Pending Claims existing on the last day of such fiscal quarter, the amount of each Pending Claim (or the amount of any Pending Claim not included in such Quarterly Certificate, as applicable) will be the amount of each such Pending Claim set forth in the most recent Certificate (including any Quarterly Certificate) delivered by BMS to the Escrow Agent in respect of the amount of such Pending Claim, provided further that failure of BMS to deliver a Quarterly Certificate in respect of any fiscal quarter will not affect in any manner the obligations of the AHC Indemnifying Parties under the Escrow Agreement, the Indemnification Agreement or the Tax Matters Agreement or the rights of BMS or any other BMS Indemnified Party thereunder.

               If AHC  reasonably  objects  to the amount of any  Pending  Claim specified in any certificate delivered pursuant to the Escrow Agreement, AHC will, within 10 business days after delivery of such certificate, deliver to the Escrow Agent a certificate (the "Amount Certificate"), (i) specifying each such amount to which AHC reasonably objects and (ii) specifying in reasonable detail the nature and basis for each such objection. Within five business days of delivery to the Escrow Agent of the Amount Certificate, the Escrow Agent will deliver a copy of such Amount Certificate to BMS. BMS and AHC will negotiate in good faith for a period of 30 days after delivery by the Escrow Agent to BMS of such Amount Certificate to reach a written resolution of any matters raised in the Amount Certificate and, if such matters are not resolved within a 30-day period, either party may bring an action to resolve such dispute as provided in the Escrow Agreement. Notwithstanding the foregoing, the amount of any Pending Claim with respect to which an Amount Certificate will have been delivered will be for all purposes of the Escrow Agreement the amount reasonably determined by BMS as provided in the paragraph above unless and until such time as the Escrow Agent either (a) receives written instructions signed by an authorized officer of each of BMS and AHC adjusting the amount of such Pending Claim or (b) the final nonappealable judgment of a court having jurisdiction over the matters relating to the claim by the applicable BMS Indemnified Party for indemnification from any AHC Indemnifying Party adjusting the amount of such Pending Claim accompanied by an opinion of outside counsel to the effect that the applicable judgment is final and nonappealable, at which date, in the event that the Escrow Agent will have received an Amount Certificate from AHC within the time frame set forth above, the amount of the Pending Claim for all purposes of this Agreement will be adjusted to the amount determined pursuant to clauses
(a) or (b) of this sentence.

        ESCROW AGENT

               The Escrow Agent shall not be liable except for its gross negligence or wilful misconduct, and shall be indemnified jointly and severally by the AHC Indemnifying Parties and the BMS Indemnifying Parties against losses or claims arising out of or in connection with the Escrow Agreement. The Escrow Agent will be required to make all Escrowed Property available for withdrawal on not less than two business days' prior written notice.

        APPOINTMENT OF AHC AS REPRESENTATIVE

               Execution and delivery of the Letter of Transmittal by each Former Axion Stockholder will result in each such Former Axion Stockholder irrevocably appointing AHC as his/her or its agent and attorney-in-fact to execute and deliver on such Former Axion Stockholder's behalf, and thereby result in each such Former Axion Stockholder becoming a party to and bound by, the Indemnification Agreement, Tax Matters Agreement and Escrow Agreement. Such execution and delivery of the Letter of Transmittal will result in the irrevocable appointment of AHC as each such Former Axion Stockholder's agent and attorney-in-fact to take any and all actions on behalf of each such Former Axion Stockholder that may be necessary in connection with the transactions contemplated by such agreements, including to give and receive notices on each such Former Axion Stockholder's behalf and to represent each such Former Axion Stockholder with respect to any matter, suit, claim, action or proceeding arising with respect to any transaction contemplated by such agreements, including the defense, appeal or settlement of any claim, action or proceeding for which each such Former Axion Stockholder may be obligated to indemnify any person pursuant to such agreements or may be entitled to indemnification pursuant to such agreements or which may be brought by BMS against each such Former Axion Stockholder to enforce such


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indemnity;  and will result in each such Former Axion Stockholder  ratifying and confirming any action taken by AHC in the exercise of the power of attorney granted thereby.

               See "Special Factors--Indemnification Obligations of the Former Axion Stockholders, AHC and the 81% AHC Subsidiaries" and "Risk Factors" and "The Merger--Indemnification Arrangements; Escrow; Appointment of AHC as Representative" in the Proxy Statement/Prospectus to which this Information Statement is attached as Appendix G.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

               The following summary describes the material federal income tax consequences of the Distribution to holders of Axion capital stock who are citizens or residents of the United States. This discussion does not consider all the tax consequences that may be relevant to Axion stockholders entitled to special treatment under the Code (such as insurance companies, dealers in securities, tax exempt organizations or, except as specifically provided below, foreign persons) or to Axion stockholders who acquired their shares of Axion Common Stock pursuant to the exercise of employee stock options or otherwise in compensatory transactions. In addition, this discussion does not address any state, local or foreign tax considerations nor does it address any federal estate, gift, employment, excise or other non-income tax consideration. The following discussion is based upon provisions of the Code, regulations, administrative rulings and judicial decisions presently in effect, all of which are subject to change (possibly with retroactive effect) or to different interpretations. ALL AXION STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE DISTRIBUTION, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

               In the opinion of Ernst & Young, certified public accountants to Axion, based upon certain representations of BMS, BMS Sub, Axion, AHC and certain Former Axion Stockholders, the Distribution should qualify as a tax-free spinoff under Section 355 of the Code. In such event, the following consequences would obtain:

               1. An Axion stockholder should not recognize any income, gain or loss as a result of the Distribution.

               2. An Axion stockholder should apportion the tax basis of his or her Axion Common Stock between such Axion Common Stock and AHC Preferred Stock received in the distribution in proportion to the relative fair market values of such Axion Common Stock and AHC Preferred Stock immediately following the Distribution.

               3. An Axion stockholder's holding period for the AHC Preferred Stock received in the Distribution should include the holding period applicable to the Axion Common Stock with respect to which the Distribution was made, provided that such Axion Common Stock is held as a capital asset by such stockholder as of the date of the Distribution.

               4. Under current law, no gain or loss should be recognized by Axion as a result of the Distribution, except to the extent that immediately after the Distribution AHC Preferred Stock is owned (either directly, or indirectly through one or more entities that are treated for United States tax purposes as partnerships, estates or trusts) or deemed to be owned by certain individuals who are not citizens or residents of the United States or by certain foreign corporations (such actual or deemed owners are collectively referred to herein as "Non-United States Holders"). AHC Preferred Stock that is owned by entities that are treated for United States tax purposes as partnerships, estates or trusts will for this purpose be deemed to be indirectly owned by Non-United States Holders unless certain certification procedures are complied with by the partners of such partnerships or the beneficiaries of such trusts or estates. In the case of such direct or indirect ownership by certain Non-United States Holders, Axion will recognize gain in an amount equal to the excess of the value of the AHC Preferred Stock that is so held by such Non-United States Holders over Axion's tax basis in such stock. It is expected that at the Time of

Distribution a substantial portion of Axion Common Stock will be held by Non-United States Holders. Based on Axion's business judgment as to the value of the businesses to be distributed by Axion in the Distribution, Axion does not expect to report a material amount of tax liability as a result of the distribution of AHC Preferred Stock to Non-United States Holders. It should also be noted that legislation (the "Proposed Legislation") has been proposed that would cause the Distribution to constitute a taxable event to Axion whereby Axion would recognize gain in an amount equal to the excess of the value of the AHC Preferred Stock distributed over Axion's tax basis in such stock, whether or not such stock is owned by Non-United States Holders. While the Proposed Legislation has not yet been enacted into law, as currently drafted such legislation would, if enacted, apply retroactively to the Distribution. Based on Axion's business judgment as to the value of the businesses to be distributed by Axion in the Distribution, Axion does not expect to report a material amount of tax liability on its federal income tax returns as a result of the distribution of AHC Preferred Stock even if the Proposed Legislation were adopted with an effective date that applied to the Distribution. There can be no assurance, however, that the IRS will agree with Axion's business judgment as to the valuation of the businesses to be distributed by Axion in the Distribution or will not establish a higher valuation that would make Axion's tax liability higher, and, accordingly, there can be no assurance that the distribution of the AHC Preferred Stock to Non-United States Holders or the adoption of the Proposed Legislation would not cause Axion to incur a material amount of tax liability. Pursuant to the Tax Matters Agreement, the AHC Indemnifying Parties have agreed to indemnify the BMS Indemnified Parties against such tax liability, which may result in a claim against part or all of the Escrowed Cash or the Escrowed Shares or directly against the AHC Indemnifying Parties. Regardless of the existence of Non-United States Holders or whether the Proposed Legislation is adopted, Axion and/or its subsidiaries may also be required to recognize gain as a result of the transfer of various assets and liabilities among various entities in anticipation of the Distribution.

               No ruling from the IRS has been or will be sought with respect to any of the tax matters relating to the Distribution. The opinion of Ernst & Young described above will not be binding on the IRS. In addition, Axion stockholders should be aware that such opinion is based on Ernst & Young's interpretation as to how various requirements of Code Section 355 should apply to the particular facts presented by the Distribution. With respect to some of these interpretations, no direct legal precedents exist. Accordingly, there can be no assurance that the IRS will agree with the conclusions set forth in the Ernst & Young opinion. Moreover, no published rulings or cases squarely address the qualifications of a transaction identical to the Distribution under Section 355 of the Code.

               A successful IRS challenge to the qualification of the Distribution as a tax-free spinoff qualifying under Section 355 of the Code (as a result of the inaccuracy of any of the representations of BMS, BMS Sub, Axion, AHC or certain Former Axion Stockholders, or otherwise) would result in the following consequences:

               1. Axion would recognize gain in an amount equal to the excess of the value of the AHC Preferred Stock distributed to Axion stockholders over Axion's tax basis in such stock (to the extent such gain has not previously been recognized by Axion in connection with the distribution of AHC Preferred Stock to Non-United States Holders). As noted above, Axion does not expect that it would incur a material amount of tax liability. Also as noted above, Axion and/or its subsidiaries may also be required to recognize gain as a result of the transfer of various assets and liabilities among various entities in anticipation of the Distribution, regardless of whether the Distribution qualifies as a tax-free spinoff under Section 355 of the Code.

               2. The receipt of AHC Preferred Stock would constitute a taxable distribution to all Axion stockholders (including Non-United States Holders) so that the fair market value of the AHC Preferred Stock received by an Axion stockholder would be treated (i) first, as a dividend to the extent of such Axion stockholder's share of Axion's current and accumulated earnings and profits, (ii) next, as a tax-free return of capital to the extent of such stockholder's tax basis in the Axion Common Stock with respect to which the AHC Preferred Stock is distributed (as determined, for Axion stockholders who hold two or more blocks of stock with different bases, on a block-by-block approach rather than by aggregating the bases of all blocks of stock held by each Axion stockholder) and (iii) finally, as gain from the sale of Axion Common Stock. In addition, Axion would incur certain withholding tax liabilities to the extent such distributions were made to certain foreign individuals and entities.

               3. An Axion stockholder's aggregate basis in the shares of AHC Preferred Stock received in the distribution would equal the fair market value of such shares, and the stockholder's holding period for such AHC Preferred Stock would not include the period during which the shares of Axion Stock were held.

               Under the Tax Matters Agreement, the AHC Indemnifying Parties have agreed to indemnify the BMS Indemnified Parties against any tax liability arising from the failure of the Distribution to qualify as a tax-free spinoff under Section 355 of the Code or any other tax liabilities arising from the Contributions, the Distribution or the related transactions. See "Indemnification Arrangements--Terms of the Tax Matters Agreement".

               The foregoing is included herein for general information only. Such opinions are based in part on representations provided by Axion and BMS. The summary does not address the Federal income tax consequences to all categories of Axion stockholders, including those who acquired shares of Axion capital stock pursuant to the exercise of stock options or otherwise in compensatory transactions. EACH AXION STOCKHOLDER IS URGED TO CONSULT HIS OR HER TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE DISTRIBUTION, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.


                                   RELATIONSHIP WITH BMS

               Following   the  Merger,   AHC  will  continue  to  have  certain
relationships with BMS and its subsidiaries.

INDEMNIFICATION AGREEMENT; ESCROW AGREEMENT; TAX MATTERS AGREEMENT

               AHC and the 81% Subsidiaries (including OPUS Sub), the Former Axion Stockholders, BMS, the Surviving Corporation, OPUS, OTNC and the Partnership will be parties to the Indemnification Agreement, the Tax Matters Agreement and the Escrow Agreement. See "Indemnification Arrangements--Terms of the Indemnification Agreement", "--Terms of the Tax Matters Agreement" and "--Terms of the Escrow Agreement".

NONCOMPETITION AGREEMENTS

               Michael D. Goldberg, Garrett J. Roper, AHC and OnCare are subject to separate Noncompetition Agreements with BMS. The Noncompetition Agreements will become effective at Closing and will, for two years following the Closing Date, prohibit such entities or persons and their affiliates, as the case may be, from, as applicable, ownership, management, operation or control of, employment by, holding certain equity interests in or serving as a director, advisor or consultant to, or having certain other relationships with, any entity that engages in the distribution of oncology drugs, supplies or biologics to certain customers of OTN or the automated drug dispensing and inventory tracking systems business in the United States. In addition, each of the Noncompetition Agreements provides that none of AHC or OnCare or any of their respective subsidiaries or Michael D. Goldberg or Garrett J. Roper will solicit for employment or hire, whether as an employee, consultant or otherwise, David Levison, President of OTNC, during the term of his employment agreement with OTNC.

AHC SUPPLY AGREEMENT; ONCARE SUPPLY AGREEMENT; AHC MEDSTATION AGREEMENT; ONCARE MEDSTATION AGREEMENT

               Pursuant to the AHC Supply Agreement and OnCare Supply Agreement, which will become effective at the Closing, each of AHC and OnCare, respectively, will purchase from OTN all the products and supplies offered by OTN required by all oncology treatment facilities that are either owned by AHC or OnCare, as the case may be, or any of their respective subsidiaries or controlled affiliates, managed by AHC or OnCare, as the case may be, or any of their respective subsidiaries or controlled affiliates or which AHC or OnCare, as the case may be, or any of their respective subsidiaries or controlled affiliates has the authority at the discretion of the oncology treatment facility to purchase products or supplies. In general OTN will provide each of AHC and OnCare the lowest prices at which OTN sells such products or supplies to other oncology physician management companies with the authority to make purchasing decisions on behalf of physician office practices which have agreed to make purchase or other commercial commitments equivalent to those agreed to by AHC or OnCare, as the case may be, provided that in the event AHC or OnCare, as the case may be, receives an offer pricing products or supplies at a price of at least 10% less than the lowest price offered by OTN and OTN chooses not to match such lower offer, AHC or OnCare, as the case may be, may purchase such products or supplies pursuant to such lower offer for a term to end upon the later of 30 days after the receipt of such lower offer and the term of such lower offer. The existing supply agreement between OTN and OnCare will terminate on the Closing Date.

               Similar arrangements have been made between each of AHC and OnCare and OPUS pursuant to the AHC Medstation Agreement and the OnCare Medstation Agreement, respectively, regarding the lease from OPUS of OPUS Stations. As of June 30, 1996, eight OPUS Stations were in use at six different oncology practices operated by OnCare. The relevant OPUS Station agreements will remain in effect after the Closing Date.

LICENSE AGREEMENT

               In the License Agreement, AHC will agree to provide to the Surviving Corporation a royalty-free exclusive, fully paid up right and license to use the "OPUS" name and other scheduled intellectual property in connection with the OPUS Station Business for a period of one year. The License Agreement also provides that the Surviving Corporation may use certain supplies bearing the "Axion" name as specified in the License Agreement for a period of not more than two months; provided that the Surviving Corporation agrees to use commercially reasonable efforts to terminate its use of such supplies as soon as practicable following the Effective Time.

TRANSITIONAL SERVICES AGREEMENT

               In the Transitional Services Agreement, AHC will agree to provide to Axion certain services, including certain financial and information systems services, at cost, and the Surviving Corporation will agree to provide to AHC certain services, including certain information systems services, at $15,000 per month. The services provided under the Transitional Services Agreement will be performed for a period of three months after the date thereof with renewals of one month upon the mutual consent of the parties with such renewals not to exceed an aggregate of three months in addition to the original term.


                              TRADING OF AHC PREFERRED STOCK

               There is no existing trading market for AHC Preferred Stock. AHC has not sought and does not intend to apply for listing of AHC Preferred Stock on a securities exchange or seek approval for quotation through an automated quotation system. There can be no assurance that any trading market will develop for AHC Preferred Stock.

               The AHC Preferred Stock received by Axion  stockholders  pursuant to the Distribution will not be freely transferable under the Securities Act. In addition, the AHC Certificate of Incorporation will be amended prior to the Distribution to provide for various restrictions on transfer of the AHC Preferred Stock. AHC Preferred Stock will not be transferable except for (i) transfers to AHC; (ii) transfers to existing AHC stockholders; (iii) transfers by gift bequest or operation of the laws of descent, provided that the AHC Preferred Stock in the hands of the transferee remains subject to the same restrictions on transfer as they were when held by the transferor; (iv) transfers to an entity unaffiliated with AHC pursuant to the merger, consolidation, stock for stock exchange or similar transaction involving AHC;
(v) transfers by a partnership to its partners, provided that the AHC Preferred Stock in the hands of the transferee remains subject to the same restrictions on transfer as they were when held by the transferor; and (vi) transfers which would be exempt from the registration requirements of Section 5 of the Securities Act by virtue of the exemption provided by Section 4(2) of the Securities Act if the transferor were the issuer of the AHC Preferred Stock, provided that the transferee is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act and the AHC Preferred Stock in the hands of such transferee remains subject to the same restrictions on transfer as they were when held by the transferor, or a transfer pursuant to an effective registration under the Securities Act. In addition, the Restated AHC Certificate and Restated AHC Bylaws provide for the same restrictions on transfer to be placed on AHC Common Stock once such stock is issued. Holders of AHC Preferred Stock will be permitted to sell their AHC Preferred Stock received pursuant to the Distribution only pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration, such as the exemptions afforded by Section 4(2) of the Securities Act and Rule 144 thereunder. The stock certificates evidencing the AHC Preferred Stock will bear legends referring to such restrictions.

                                      CAPITALIZATION

               The following table summarizes the consolidated capitalization of AHC and OPUS Matrix Business as of June 30, 1996 on a historical basis and also on a pro forma basis. The pro forma presentation reflects: (i) the transfer by Axion to AHC of certain assets, including all cash and cash equivalents and short-term investments and the final distribution of the Preference Amount from the Partnership to Axion net of Retained Cash (which is assumed to equal zero), and the OnCare Preferred Stock; (ii) reconstituting the OPUS Matrix Business as a subsidiary of AHC; and (iii) the elimination of non-interest bearing advances from Axion and affiliates, all as a contribution to the capital of AHC. The pro forma presentation also reflects the recapitalization of AHC in which 9,970,509 shares of AHC Preferred Stock are expected to be issued in exchange for and cancelation of the 1,000 shares of AHC Common Stock outstanding as of June 30, 1996.

                                                                JUNE 30, 1996
                                                  ----------------------------------------
                                                                   PRO FORMA
                                                                  ADJUSTMENTS
                                                              INCREASE (DECREASE)    PRO
                                                  HISTORICAL    (IN THOUSANDS)      FORMA
                                                  ----------    --------------      -----
Non-interest bearing advances due Axion by:
          AHC                                        $ 1,196       $(1,196)        $    --
          OPUS Matrix                                  2,367        (2,367)             --
                                                     -------       -------         -------
          Consolidated                                 3,563        (3,563)(d)          --

Consolidated stockholders equity
      (net capital deficiency):
      AHC:
          Preferred stock, $0.0001 par
          value, 5,000,000 shares
          authorized, none issued and                                   -- (a)
          outstanding (10,000,000 shares                            (1,212)(b)
          authorized, 9,970,509 shares issued                       29,600 (c)
          and outstanding, pro forma)                                3,563 (d)
                                                                                    31,951

          Common stock, $0.0001 par value,
          15,000,000 shares authorized, 1,000
          shares issued and outstanding (10,000,000
          shares authorized; none issued and              --            -- (a)          --
          outstanding, pro forma)

          Accumulated deficit                         (1,588)                       (1,588)
                                                     -------       -------         -------
          AHC net capital deficiency                  (1,588)       31,951          30,363

      OPUS Matrix:
          Accumulated deficit                         (1,212)        1,212 (b)          --
                                                     -------       -------         -------

      Consolidated stockholders' equity
      (net capital deficiency)                        (2,800)       33,163 (a-d)    30,363
                                                     -------       -------         -------
      Total capitalization                           $   763       $29,600         $30,363
                                                     =======       =======         =======

Notes to Capitalization Table:



Pro forma adjustments:
(a)   Recapitalization  of AHC  resulting  in  issuance of
      9,970,509  shares of AHC Preferred Stock and
      cancelation of 1,000 shares of AHC Common
      Stock ..................................................... $       --
                                                                  ==========

(b)   Reclassification of OPUS Matrix Business accumulated
      deficit as adjustment to capital
      stock of AHC upon reconstitution of OPUS
      Matrix as a subsidiary of AHC ............................. $    1,212
                                                                  ==========


(c)   Transfer of the following assets by Axion to
      AHC as a contribution to capital of AHC:...................
      (i)     Final cash distribution from  Axion's
              interest in the Partnership ....................... $   13,615
      (ii)    Cash and cash equivalents and short-term
              investments held by Axion and other
              affiliated entities other than the Partnership
              at June 30, 1996 ..................................      2,485
      (iii)   Redemption value of 2,700,000 shares of OnCare
              Preferred Stock ...................................      13,500
                                                                  ----------
                                                                  $   29,600
                                                                  ==========

(d)   Elimination of indebtedness due Axion and subsidiaries
      as a contribution to capital of AHC ....................... $    3,563
                                                                  ==========



                    AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                       OF
                              AXION HEALTHCARE INC.


                      FOR THE YEAR ENDED DECEMBER 31, 1995

                            REPORT OF INDEPENDENT AUDITORS


The Board of Directors
Axion Inc.

We have audited the accompanying combined balance sheet of Axion HealthCare Inc. (including OPUS Matrix) as of December 31, 1995, and the related combined statements of operations and accumulated deficit and net capital deficiency and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Axion HealthCare Inc. (including OPUS Matrix) at December 31, 1995, and the combined results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


                                                 Ernst & Young LLP


Palo Alto,  California
March 22, 1996, except for Note 3
as to which the date is
August 2, 1996 and Note 6 as to
which the date is September 10, 1996

                          AXION HEALTHCARE INC. ("AHC")
                             (INCLUDING OPUS MATRIX)

                             COMBINED BALANCE SHEETS
              (IN THOUSANDS OF DOLLARS, EXCEPT PAR VALUE PER SHARE)



                                                           DECEMBER 31,  JUNE 30,
                                                               1995        1996
                                                           -----------------------
                                                                       (Unaudited)
ASSETS
Current assets:
    Cash                                                      $     1    $     1
    Accounts receivable                                          --           21
    Prepaid expenses and other                                    311      1,384
                                                           -----------------------
Total current assets                                              312      1,406

Net property and equipment                                       --          780
                                                           -----------------------
Total assets                                                  $   312    $ 2,186
                                                           -----------------------

LIABILITIES AND NET CAPITAL DEFICIENCY
Current liabilities:
    Accounts payable                                          $    89    $ 1,011
    Accrued liabilities                                            75        412
                                                           -----------------------
Total current liabilities                                         164      1,423

Noninterest bearing advances due parent and affiliates:
    AHC                                                           744      1,196
    OPUS Matrix                                                   828      2,367
                                                                         -------
Total advances due parent and affiliates                        1,572      3,563

Net capital deficiency:
    AHC:
        Preferred stock, $0.0001 par value, 5,000,000
           shares authorized, none issued                        --         --
        Common stock, $0.0001 par value, 15,000,000
           shares authorized, 1,000 shares issued and
           outstanding                                           --         --
        Accumulated deficit                                      (832)    (1,588)
                                                           -----------------------
    AHC net capital deficiency                                   (832)    (1,588)

    OPUS Matrix:
        Accumulated deficit                                      (592)    (1,212)
                                                           -----------------------
Total net capital deficiency                                   (1,424)    (2,800)
                                                           -----------------------
Total liabilities and net capital deficiency                  $   312    $ 2,186
                                                           =======================


                             See accompanying notes.
                                       52

                                 AXION HEALTHCARE INC. ("AHC")
                                    (INCLUDING OPUS MATRIX)

                               COMBINED STATEMENTS OF OPERATIONS
                      AND ACCUMULATED DEFICIT AND NET CAPITAL DEFICIENCY
                                   (IN THOUSANDS OF DOLLARS)




                                                              SIX MONTHS ENDED
                                                 YEAR ENDED        JUNE 30,
                                                DECEMBER 31,  -----------------
                                                    1995      1995       1996
                                                -------------------------------
                                                                (Unaudited)

Net revenues                                      $   970    $   253    $   104
Cost and expenses:
   Cost of revenues                                   292        157         65
   General and administrative                       2,965      1,487      2,309
                                                -------------------------------
Total costs and expenses                            3,257      1,644      2,374
                                                -------------------------------

Loss before allocated income tax benefit           (2,287)    (1,391)    (2,270)
Income tax benefit allocated from parent              863        547        894
                                                -------------------------------
Net loss                                           (1,424)      (844)    (1,376)

Accumulated deficit and net capital deficiency,
   beginning of period                               --         --       (1,424)
                                                -------------------------------
Accumulated deficit and net capital deficiency,
   end of period                                  $(1,424)     $(844)   $(2,800)
                                                ===============================


                             See accompanying notes.
                                       53

                          AXION HEALTHCARE INC. ("AHC")
                             (INCLUDING OPUS MATRIX)

                        COMBINED STATEMENTS OF CASH FLOWS
                            (IN THOUSANDS OF DOLLARS)


                                                                   SIX MONTHS ENDED
                                                      YEAR ENDED       JUNE 30,
                                                      DECEMBER 31, ----------------
                                                         1995      1995      1996
                                                      -----------------------------
                                                                   (Unaudited)
OPERATING ACTIVITIES
Net loss                                               $(1,424)   $  (844)   $(1,376)
Adjustment to reconcile net loss to net cash used in
   operating activities
   Depreciation expense                                     --         --        120
   Income tax benefit allocated from parent               (863)      (547)      (894)
Changes in operating assets and liabilities:
   Accounts receivable, prepaid expenses and other        (311)      (618)    (1,094)
   Accounts payable and accrued liabilities                164        175      1,259
                                                      ------------------------------
Net cash used in operating activities                   (2,434)    (1,834)    (1,985)

INVESTING ACTIVITIES - purchases of property and
   equipment                                                --         --       (628)

FINANCING ACTIVITIES - amounts advanced on
   noninterest basis by parent and affiliates            2,435      1,840      2,613
                                                      ------------------------------

Net increase in cash                                         1          6         --
Cash, beginning of period                                   --         --          1
                                                      -----------------------------
Cash and cash equivalents, end of period               $     1    $     6    $     1
                                                      =============================

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING
   ACTIVITIES - property and equipment transferred
   from parent                                         $    --    $    --    $   272
                                                      ==============================


                             See accompanying notes.
                                       54

                          AXION HEALTHCARE INC. ("AHC")
                             (INCLUDING OPUS MATRIX)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
          (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

           (Information at June 30, 1996 and for the six months ended
                      June 30, 1995 and 1996 is unaudited)


1.  FORMATION, OWNERSHIP AND BUSINESS

Axion HealthCare Inc. ("AHC") was incorporated in December 1994 as a wholly owned subsidiary of Axion Inc. ("Axion") but had no operations in 1994. Effective January 1, 1995, AHC commenced operations. These operations included the continuation of a clinical studies program begun by Axion in 1987. Axion is a cancer-focused healthcare service firm whose principal business is the distribution of oncology drugs and related products to U.S. office-based oncologists. The pharmaceutical distribution business is conducted through a partnership (the "Partnership") with Bristol-Myers Squibb Company ("BMS").

AHC provides cancer-specific managed care services to cancer care payers and providers. AHC will provide services and information tools specifically designed to assist in better managing cancer care from both a clinical quality and cost standpoint. AHC is in the early stages of development and has derived limited revenues to date from such services.

As described in Note 3, Axion and BMS have entered into an agreement and plan of merger and, immediately prior thereto, Axion intends to distribute to its then stockholders all of the outstanding shares of stock in AHC. Included among the net assets and business of AHC at the date of distribution will be the net assets of the OPUS Matrix business and the management information systems operations (together "OPUS Matrix") of OPUS Health Systems Inc. ("OPUS"), another subsidiary of Axion. The OPUS Matrix Business consists of computer software which provides office-based oncology practices with access to drug and treatment information. OPUS Matrix also consists of the management information systems to support Axion's business. OPUS Matrix is in the early stages of development and has not derived any revenues to date.

                          AXION HEALTHCARE INC. ("AHC")
                             (INCLUDING OPUS MATRIX)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
          (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

           (Information at June 30, 1996 and for the six months ended
                      June 30, 1995 and 1996 is unaudited)


2.  ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying financial statements include the combined accounts and operating results of AHC and OPUS Matrix. From inception to date, AHC and OPUS Matrix, as part of OPUS, have been subsidiaries of Axion. During that time, Axion incurred certain expenses on behalf of AHC and OPUS Matrix. Allocated charges for these expenses have been reflected in the combined financial statements.

UNAUDITED FINANCIAL STATEMENTS

The financial statements at June 30, 1996 and for the six month periods ended June 30, 1996 and 1995 are unaudited. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month period ended June 30, 1996 are not necessarily indicative of the results that may be expected for the year ended December 31, 1996.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

REVENUES

Revenues have been derived primarily from clinical outcome services and cancer prevention studies, and such revenues are recognized as the services and studies are provided. Revenues also include the sale of a software license, related to software developed for use by Opus Matrix.

                          AXION HEALTHCARE INC. ("AHC")
                             (INCLUDING OPUS MATRIX)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
          (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

           (Information at June 30, 1996 and for the six months ended
                      June 30, 1995 and 1996 is unaudited)


SOFTWARE DEVELOPMENT

Under an agreement with Electronic Data Systems Corporation ("EDS"), OPUS receives information technology services for its operations and also for software development related to its OPUS Matrix product line. Under this agreement, OPUS Matrix reflected $1,180 as part of general and administrative costs in 1995. No further services are expected to be provided by EDS to OPUS Matrix.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost and depreciated using the straight-line method over the estimated useful lives, primarily five years. Leasehold improvements are amortized by the straight-line method over the estimated useful lives or the lease term, whichever is less.

INCOME TAXES

The Company accounts for income taxes using the liability method. Using this method, deferred tax liabilities and assets are to be recognized for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities.

An income tax benefit has been recognized for the use in the consolidated tax return of Axion of the operating losses of AHC and OPUS Matrix.

3. PROPOSED MERGER OF AXION AND BMS AND DISTRIBUTION OF THE OUTSTANDING STOCK OF AHC TO STOCKHOLDERS OF AXION

As of August 2, 1996, Axion and BMS signed an amended and restated agreement and plan of merger, which contemplates the merger of a newly formed wholly owned subsidiary of BMS into Axion, with Axion being the surviving company. Holders of shares of Axion's common stock at the consummation of the proposed merger would receive shares of common stock of BMS having an aggregate value at $86,000 subject to a holdback of shares of common stock of BMS having a value of $5,000. The $5,000 in shares of common stock of BMS plus $5,000 in cash otherwise available to AHC will constitute an escrow fund to secure indemnification obligations to BMS in the event BMS

                          AXION HEALTHCARE INC. ("AHC")
                             (INCLUDING OPUS MATRIX)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
          (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

           (Information at June 30, 1996 and for the six months ended
                      June 30, 1995 and 1996 is unaudited)


were to suffer certain defined indemnifiable losses. Consummation of the merger of Axion and the newly formed BMS subsidiary requires approval by the holders of Axion's various classes of stock. Consummation also is conditioned upon satisfactory completion of certain U.S. regulatory matters and certain other conditions.

Immediately prior to consummation of the merger, Axion intends to distribute to its then stockholders all of the outstanding shares of stock of AHC, which will represent 100% ownership in AHC. Prior to that distribution, AHC will have received from Axion, as a contribution to the capital of AHC, substantially all of Axion's assets and liabilities other than those assets and liabilities related to Axion's interest in the Partnership and the OPUS Station automated drug dispensing business. Among the more significant assets to be transferred to AHC by Axion will be: (i) a cash distribution from the Partnership to Axion of $13,615, subject to adjustment in certain situations, and the remainder of Axion's cash and cash equivalents and short-term investments ($2,485 at June 30, 1996), subject to adjustment in certain situations, of which $5,000 will be placed in an escrow fund; (ii) the shares of Series A redeemable preferred stock of OnCare (2,700,000 shares with a redemption value and cost of $13,500); and
(iii) amounts due under loans extended to those persons exercising Axion stock options and warrants (none at June 30, 1996, but approximately $6,500 at that date had substantially all of the options and warrants then outstanding been exercised and loans extended for the full exercise price). None of those items had been transferred to AHC as of June 30, 1996. None has been reflected in its combined balance sheet at that date.

4.  PRO FORMA CONDENSED BALANCE SHEET

The following pro forma condensed balance sheet gives effect to the transfer from Axion to AHC, as a contribution to the capital of AHC, of: (i) a cash distribution from the Partnership to Axion of $13,615 (which would have required additional borrowings of $12,915 at that date), and the remainder of Axion's cash and cash equivalents and short-term investments ($2,485 at June 30, 1996), subject to adjustment in certain situations, of which $5,000 will be placed in an escrow fund; and (ii) $13,500 redemption and carrying value of the 2,700,000 shares of Series A redeemable preferred stock of OnCare. The pro forma condensed balance sheet does not reflect the exercise of unexercised Axion stock options and warrants or the transfer of loans receivable and cash received thereby from Axion to AHC. The pro forma condensed balance sheet also gives effect to the elimination of the existing intercompany indebtedness due Axion and its affiliates, the amount of which was $3,563 at June 30, 1996, as an additional contribution to the capital of AHC.

                          AXION HEALTHCARE INC. ("AHC")
                             (INCLUDING OPUS MATRIX)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
          (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

           (Information at June 30, 1996 and for the six months ended
                      June 30, 1995 and 1996 is unaudited)



                                   HISTORICAL      PRO FORMA        PRO FORMA
                                    JUNE 30,      ADJUSTMENTS        JUNE 30,
                                      1996     INCREASE (DECREASE)     1996
                                   -------------------------------------------
ASSETS
Current assets:
   Cash and cash equivalents         $      1       $ 13,615(a)      $ 16,101
                                                       2,485(b)
   Other current assets                 1,405             --            1,405
                                   -------------------------------------------
                                        1,406         16,100           17,506

Net property and equipment                780             --              780

Interest in OnCare                         --         13,500(c)        13,500
                                   -------------------------------------------
Total assets                         $  2,186       $ 29,600         $ 31,786
                                   ===========================================

LIABILITIES AND STOCKHOLDER'S
   EQUITY (NET CAPITAL DEFICIENCY)
Current liabilities:
   Accounts Payable and Accrued
      Liabilities                    $  1,423             --         $  1,423
   Non interest bearing advances
      due parent and affiliates         3,563         (3,563)(d)           --
   Stockholders' equity (net
      capital deficiency)              (2,800)        33,163(a-d)      30,363
                                   -------------------------------------------
Total liabilities and stockholder's
   equity (net capital deficiency)   $  2,186       $ 29,600         $ 31,786
                                   ===========================================

- -----------------

Contribution to capital of AHC as a result of:

(a)   $13,615 final cash distribution from the Partnership to Axion.

(b) $2,485 of cash and cash equivalents held by Axion and its subsidiaries other than the Partnership at June 30, 1996.

(c) 2,700,000 shares of Series A redeemable preferred stock of OnCare with a redemption value of $13,500.

(d)   Elimination of indebtedness due Axion and subsidiaries.

                          AXION HEALTHCARE INC. ("AHC")
                             (INCLUDING OPUS MATRIX)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
          (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

           (Information at June 30, 1996 and for the six months ended
                      June 30, 1995 and 1996 is unaudited)



      As a consolidated subsidiary of Axion, AHC has been allocated an income tax benefit for the use of its losses in Axion's consolidated income tax returns. Had the distribution of the shares of common stock of AHC been made at January 1, 1995, no such benefit would have been allocated to AHC.

5.  INTEREST IN ONCARE TO BE TRANSFERRED TO AHC

OnCare, formed by Axion in June 1995 is an oncology physician practice management company. On December 31, 1995, Axion distributed all of its holdings of the common stock of OnCare to the stockholders of Axion, including the holders of shares of preferred and common stock and the holders of options and other rights to acquire shares of common stock, and OnCare ceased to be a consolidated subsidiary of Axion. Axion retained a $3,500 interest in OnCare's Series A redeemable preferred stock and in February and March 1996 increased that interest to $13,500. OnCare is obligated to redeem the Series A preferred stock at a redemption price of $5 per share at the earlier of December 31, 1996, the closing of a qualifying underwritten public offering of the common stock in OnCare, the merger or consolidation of OnCare with or into another corporation, or the sale of all or substantially all of OnCare's assets. The condensed financial position of OnCare at June 30, 1996 and Axion's interest to be transferred to AHC are summarized as follows:


6.  Subsequent Event

On September 10, 1996, Axion agreed to extend the final date for the redemption of the OnCare preferred stock from December 31, 1996 to December 31, 2000.

                          AXION HEALTHCARE INC. ("AHC")
                             (INCLUDING OPUS MATRIX)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
          (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

           (Information at June 30, 1996 and for the six months ended
                      June 30, 1995 and 1996 is unaudited)


                                                                        JUNE 30,
                                                                          1996
                                                                        --------
ASSETS:
Cash                                                                   $  2,557
Receivables, property and other assets                                    9,091
Unamortized management services and other
   intangible assets                                                      4,776
                                                                       --------
                                                                         16,424
LIABILITIES:
Bank borrowings                                                            --
Other                                                                     3,206
                                                                       --------
                                                                          3,206
                                                                       --------
NET ASSETS, REPRESENTED BY:
Series A redeemable preferred stock held by
  Axion - 2,700,000 shares                                               13,500
Common equity (deficit) ($1,563 paid in less $1,845
accumulated deficit)                                                       (282)
                                                                       --------
                                                                       $ 13,218
                                                                       ========
AXION'S INTEREST, TO BE TRANSFERRED TO AHC-
2,700,000 shares of Series A redeemable preferred
  stock                                                                $ 13,500
                                                                       ========


         Revenues of OnCare for 1995 were $2,645 and its net loss was $670 after income tax benefit of $450 allocated from Axion. Revenues of OnCare for the six-month period ended June 30, 1996 were $7,118 and its net loss was $1,175, without any income tax benefit.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                            (IN THOUSANDS OF DOLLARS)

               The following discussion contains forward-looking statements. AHC's actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include those discussed below and elsewhere in this Information Statement, particularly in "Special Factors".

OVERVIEW

               Neither AHC nor the OPUS Matrix Business has realized significant revenues to date. Both have operated and continue to operate at a loss. Both have been dependent upon Axion to finance their development activities.

RESULTS OF OPERATIONS

               Revenues ($970 in 1995; $253 and $104 in the six month periods ended June 30, 1995 and 1996, respectively) have been derived primarily from clinical outcomes services and cancer prevention studies done by AHC and a software license sold by the OPUS Matrix Business.

               Costs and expenses ($3,257 in 1995; $1,644 and $2,374 in the six month periods ended June 30, 1995 and 1996) have represented primarily management information systems costs for AHC and OPUS, software development costs of the OPUS Matrix products, clinical studies costs incurred by AHC and administrative costs incurred by both AHC and Opus Matrix, including amounts charged by Axion for administrative services. Such amounts have increased primarily due to development costs of the OPUS Matrix products.

               AHC and the OPUS Matrix Business have been allocated income tax credits by Axion for the benefits arising from inclusion of their operating losses in the consolidated income tax returns of Axion.

               The AHC Business has generated limited revenues and has incurred losses since AHC's formation in 1994. The OPUS Matrix Business has incurred losses since its inception in 1994.

LIQUIDITY

               Axion has provided the funds used by both AHC and the OPUS Matrix Business for their development activities since inception. Advances by Axion and other affiliates of Axion amounted to $1,572 in 1995 and an additional $1,991 in the six months ended June 30, 1996. There can be no assurance that adequate funding will be available to AHC from Axion or any other source. Axion is expected not to provide funding to AHC after the Distribution and the Merger.

               Prior to the planned distribution of all of the outstanding shares of stock of AHC (including OPUS Matrix), Axion intends to transfer to
AHC: (i) a cash distribution of the Preference Amount from OTN to OTNC and, in turn, from OTNC to Axion of $13,615, and the remainder of Axion's cash and cash equivalents and short-term investments ($2,485 at June 30, 1996) (net of Retained Cash, which is assumed to equal zero) subject to adjustment in certain situations of which $5,000 will be placed in an escrow fund; (ii) 2,700,000 shares of OnCare Preferred Stock (with a redemption value of $13,500); and (iii) receivables from the Employee Loans (estimated to be approximately $6,500). These cash and cash equivalents and short-term investments balances plus other assets transferred to AHC will be used to assist the financing of its ongoing operations and for general corporate purposes. The restrictive covenants under the Indemnification Agreement and the existence of potentially unlimited indemnification obligations may restrict the ability of AHC to obtain financing, and there can be no assurance that AHC will have the ability to obtain financing (or that the failure to obtain financing will not have a material adverse effect on AHC). AHC believes that the cash and cash equivalents and short-term investments it will hold immediately after the Merger should be sufficient to satisfy its cash needs through the end of 1997, assuming no indemnification payments from AHC to BMS in excess of the Escrowed Cash and no release of Escrowed Cash to AHC. Subject to such assumptions, the Company does not anticipate that it will attempt to seek financing from other sources prior to the end of such period. See Note 3 to consolidated financial statements elsewhere herein.


                                   MANAGEMENT

OFFICERS AND DIRECTORS

               The officers and directors of AHC, and their ages as of June 30, 1996, are as follows:



                NAME                   AGE                     POSITION
                ----                   ---                     --------
Michael D. Goldberg.................   38    President, Chief Executive Officer, Chairman of the
                                             Board and director

Garrett J. Roper....................   45    Vice President, Finance, Chief Financial Officer,
                                             Secretary, Treasurer and director

Eric T. Herfindal...................   54    Senior Vice President and director



- -----------------------------

               Mr. Goldberg has served as President, Chief Executive Officer and a director of AHC since founding AHC in 1994. Mr. Goldberg has served as President, Chief Executive Officer and a director of Axion since its founding in 1987. Prior to founding Axion, Mr. Goldberg was a partner at the venture capital firm Sevin Rosen Funds, where he was responsible for the firm's investments in the biomedical industry. Prior to his tenure with Sevin Rosen, he was Director of Corporate Development and a member of the Operating Committee at Cetus Corporation, a biotechnology company. Mr. Goldberg received a B.A. from Brandeis University and an M.B.A. from the Stanford Graduate School of Business.

               Mr. Roper has served as Vice President, Finance, Chief Financial Officer, Secretary, Treasurer and a director of AHC since its inception in 1994. Mr. Roper has served as Vice President, Finance and Chief Financial Officer of Axion since January 1993. From March 1989 to April 1992, Mr. Roper was Vice President of Finance for the North American operations of Memorex Telex Corporation, a supplier of IBM compatible computer equipment ("Memorex"). He joined Memorex in October 1987. For the 12 years prior to joining Memorex, Mr. Roper was a certified public accountant with Arthur Young & Company (now Ernst & Young), an accounting firm. Mr. Roper holds a B.A. from Denison University and an M.B.A. from Rutgers Graduate School of Business.

               Dr. Herfindal has served as Senior Vice President and a director of AHC since its inception in 1994. Dr. Herfindal has served as Senior Vice President of Axion since September 1993. From August 1988 until accepting his current position with Axion, he served as a consultant to Axion. From 1968 to 1993 Dr. Herfindal was a professor at the University of California at San Francisco, where he served most recently as Chairman of Clinical Pharmacy and Director of Pharmaceutical Services. Dr. Herfindal received a Pharm.D. from the University of California at San Francisco and an M.P.H. from the University of California at Berkeley.

               The officers and directors of AHC serve in their same capacities as officers and directors for OnCare. There are no family relationships between any of the directors or executive officers of AHC. The officers serve at the discretion of the AHC Board. See "Special Factors--Dependence Upon Key Personnel; Potential Conflicts of Interest with OnCare".

DIRECTOR COMPENSATION

               AHC currently has authorized three directors. Each director holds office until the next annual meeting of stockholders or until his successor is duly elected and qualified. Directors of AHC currently receive no compensation for their services as directors.

EXECUTIVE COMPENSATION

               The following table sets forth the compensation earned by AHC's Chief Executive Officer and the two other executive officers whose salary and bonus for the 1995 fiscal year was in excess of $100,000 (collectively, the "Named Officers") for services rendered in all capacities to Axion and its subsidiaries for that fiscal year:

                           SUMMARY COMPENSATION TABLE

                                         ANNUAL COMPENSATION(1)     LONG-TERM COMPENSATION
                                         ----------------------     ----------------------
                                                                           AWARDS
                                                                           ------
                                                                         SECURITIES
NAME AND                                                                 UNDERLYING
PRINCIPAL POSITION                       SALARY($)      BONUS($)       OPTIONS (#)(5)
- ------------------                       ---------      --------       --------------
Michael Goldberg                         $242,307      $187,836(2)       250,000
 President, Chief
 Executive Officer and
 Chairman of the Board
Eric T. Herfindal                        $155,000      $ 86,625(3)       125,000
 Senior Vice President
Garrett J. Roper                         $143,750      $ 97,164(4)       100,000
 Vice President, Finance,
 Secretary and Treasurer


- --------

(1) Represents salary and bonus paid during fiscal year 1995 as an Axion employee.
(2)     Includes $44,236 paid in the form of OnCare common stock.
(3)     Includes $24,625 paid in the form of OnCare common stock.
(4)     Includes $22,164 paid in the form of OnCare common stock.
(5)     Shares of Axion Common Stock subject to exercise of Axion Options.

OPTION GRANTS IN LAST FISCAL YEAR

               No option grants for shares of AHC's stock were made to the Named Officers in fiscal year 1995. However, the following table contains information concerning the grants of options to purchase shares of Axion Common Stock made to each of the Named Officers for the fiscal year ended December 31, 1995. No stock appreciation rights were granted to these individuals during such year.


                             OPTION GRANTS IN LAST FISCAL YEAR


                          INDIVIDUAL GRANTS
                          -----------------                         POTENTIAL REALIZABLE
                                                                      VALUE AT ASSUMED
                                   % OF TOTAL                         ANNUAL RATES OF
                        NUMBER OF   OPTIONS                               STOCK PRICE
                       SECURITIES   GRANTED   EXERCISE                 APPRECIATION FOR
                       UNDERLYING      TO       OR                         OPTION
                         OPTIONS    EMPLOYEES  BASE                        TERM(3)
                         GRANTED       IN      PRICE    EXPIRATION         -------
       NAME              (#)(1)    FISCAL YEAR ($/SH)(2)  DATE         5%($)      10%($)
       ----              ------    ----------- ---------  ----         -----      ------
Michael D. Goldberg      150,000        15%      $6.00    12/31/04    $566,005  $1,434,368
                         100,000        10%     $10.00    12/31/04    $628,895  $1,593,742
Eric T. Herfindal        125,000      12.5%      $6.00    12/31/04    $471,671  $1,195,307
Garrett J. Roper         100,000        10%      $6.00    12/31/04    $377,337  $  956,245


- -----------------------------


(1) Each of the options listed in the table is immediately exercisable. The shares purchasable thereunder are subject to repurchase by Axion at the original exercise price paid per share upon the optionee's cessation of service prior to vesting in such shares. The repurchase right lapses and the options vest in a series of 72 equal monthly installments. The option shares will vest in full upon an acquisition of Axion by merger or asset sale, including the Merger. Each option has a maximum term of ten (10) years, subject to earlier termination in the event of the optionee's cessation of employment or service with Axion or its affiliates.

(2) The exercise price may be paid in cash, in shares of Axion Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. Axion may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise.

(3) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Commission. There can be no assurance provided to any executive officer or any other holder of Axion's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of Axion Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

OPTION EXERCISES AND JUNE 30, 1996 OPTION VALUES

               None of the Named Officers held options on shares of AHC during the fiscal year ended December 31, 1995. None of the Named Officers exercised options on shares of Axion Common Stock during such fiscal year. The following table sets forth information concerning holdings of options on Axion stock at June 30, 1996 with respect to each of the Named Officers. No stock appreciation rights were exercised during the fiscal year ended December 31, 1995 or were outstanding at the end of that year.





                           JUNE 30, 1996 OPTION VALUES


                                                                     VALUE OF
                                  NUMBER OF                        UNEXERCISED
                             SECURITIES UNDERLYING                  IN-THE-MONEY
                               UNEXERCISED OPTIONS                     OPTIONS
                               AT JUNE 30, 1996(#)             AT JUNE 30, 1996 ($)(1)
                               -------------------             -----------------------
       NAME               EXERCISABLE(2)  UNEXERCISABLE        EXERCISABLE    UNEXERCISABLE
       ----               --------------  -------------        -----------    -------------
Michael D. Goldberg           87,083          22,917            $661,830.80    $174,169.20
                             250,000*           0               $390,000            0
Eric T. Herfindal             60,416          14,584            $482,287       $110,836.40
                             125,000*           0               $325,000            0
Garrett J. Roper              68,333          11,667            $519,331        $88,669
                             100,000*           0               $260,000            0


(1) Based on an assumed value of Axion Common Stock at June 30, 1996 of $8.60 per share less the exercise price payable for such shares.

(2) Certain of the options are immediately exercisable for option shares (noted by an asterisk in the table), but any shares purchased under the options will be subject to repurchase by Axion at the original exercise price per share upon the optionee's cessation of service. The repurchase right has lapsed as to the following number of shares as of June 30, 1996: Mr. Goldberg: 62,500; Dr. Herfindal: 31,250; Mr. Roper: 25,000.
        The repurchase right lapses in a series of 72 monthly installments and will fully lapse upon an acquisition of Axion by merger or asset sale, including the Merger.


1995 EXECUTIVE STOCK OPTION PLAN

               Axion's 1995 Executive Stock Option Plan (the "Axion 1995 Plan") was adopted by the Axion Board on April 4, 1995, and approved by the stockholders on June 7, 1995. 600,000 shares of Axion Common Stock have been authorized for issuance under the Axion 1995 Plan. As of June 30, 1996, no shares had been issued under the Axion 1995 Plan, options for 600,000 shares had been granted and were outstanding and no shares remained available for future grant. Shares of Axion Common Stock subject to outstanding options which expire or terminate prior to exercise will be available for future issuance under the Axion 1995 Plan. The Merger Agreement provides, however, that from August 2, 1996 until consummation of the Merger or termination of the Merger Agreement, Axion will not, nor will it permit any of its subsidiaries to, issue any shares of capital stock or rights, warrants or options to purchase any such shares. See "The Merger--Covenants" in the Proxy Statement/Prospectus to which this Information Statement is attached as Appendix G.

               Under the Axion 1995 Plan, employees who are officers of Axion may, at the discretion of the plan administrator, be granted options to purchase shares of Axion Common Stock. The exercise price may be more or less than the fair market value of such shares on the grant date. The Axion 1995 Plan is administered by the Axion Board.

               The exercise price for options granted under the Axion 1995 Plan may be paid in cash or in outstanding shares of Axion Common Stock. Options may also be exercised on a cashless basis through the sameday sale of the purchased shares, provided the Axion Common Stock is then registered under Federal securities laws. The Axion Board may also permit the optionee to pay the exercise price through a promissory note payable in installments over a period of years. The amount financed may include any Federal or state income and employment taxes incurred by reason of the option exercise.

               Each option includes a special stock appreciation right which provides that, upon the acquisition of 50% or more of Axion's outstanding voting stock pursuant to a hostile tender offer, when Axion's officers are subject to the short-swing profit restrictions of the Federal securities laws, such option, if outstanding for at least six months, will automatically be canceled in exchange for a cash distribution to the officer based upon the tender offer price.

               The Axion Board has the authority to effect, from time to time, the cancelation of outstanding options under the Axion 1995 Plan in return for the grant of new options for the same or different number of option shares with an exercise price per share based upon the fair market value of the Axion Common Stock on the new grant date. The Merger Agreement provides, however, that from August 2, 1996 until consummation of the Merger or termination of the Merger Agreement, Axion will not, nor will it permit any of its subsidiaries to, issue any shares of capital stock or rights, warrants or options to purchase any such shares. See "The Merger--Covenants" in the Proxy Statement/Prospectus to which this Information Statement is attached as Appendix G.

               In the event Axion is acquired by merger, consolidation, reverse merger or asset sale, the shares of Axion Common Stock subject to each option outstanding at the time under the Axion 1995 Plan will immediately vest in full. Options not exercised prior to the Merger will terminate. The Merger will constitute a corporate transaction under the Axion 1995 Plan and therefore will result in acceleration of the exercisability of all options and the accelerated lapsing of the repurchase right under all outstanding options. Axion options will not be assumed in connection with the Merger and Axion's repurchase right will not be assigned in connection with the Merger.

               The Axion Board may amend or modify the Axion 1995 Plan at any time. The Axion 1995 Plan will terminate on April 3, 2005, unless sooner terminated by the Axion Board.

1989 STOCK OPTION AND RESTRICTED STOCK PLAN

               The Axion 1989 Stock Option and Restricted Stock Plan (the "Axion 1989 Plan") was adopted by the Axion Board of Directors on February 21, 1990, and approved by the stockholders on February 21, 1990. The Axion 1989 Plan has been amended on several occasions, most recently on August 10, 1994, to increase the number of shares issuable thereunder by 1,000,000 shares, and on April 4, 1995, to add an automatic option grant program. Two million shares of Axion Common Stock have been authorized for issuance under the Axion 1989 Plan. As of June 30, 1996, 266,596 shares had been issued under the Axion 1989 Plan, options for 1,105,215 shares had been granted and were outstanding and 628,189 shares remained available for future grants of options. Shares of Axion Common Stock subject to outstanding options which expire or terminate prior to exercise will be available for future issuance under the Axion 1989 Plan. The Merger Agreement provides, however, that from August 2, 1996 until consummation of the Merger or termination of the Merger Agreement, Axion will not, nor will it permit any of its subsidiaries to, issue any shares of capital stock or rights, warrants or options to purchase any such shares. See "The Merger--Covenants" in the Proxy Statement/Prospectus to which this Information Statement is attached as Appendix G.

               Under the Axion 1989 Plan, employees (including officers), non-employee members of the Board and independent consultants of Axion or its subsidiaries may, at the discretion of the plan administrator, be granted options to purchase shares of Axion Common Stock at an exercise price not less than 85% of the fair market value of such shares on the grant date or issued shares directly for consideration which may consist of cash or past services rendered to Axion or its subsidiaries. Non-employee members of the Axion Board are also eligible for automatic option grants under the Axion 1989 Plan. The Axion 1989 Plan is administered by the Axion Board.

               The exercise price for options granted under the Axion 1989 Plan may be paid in cash or in outstanding shares of Axion Common Stock. Options may also be exercised on a cashless basis through the sameday sale of the purchased shares, provided the Axion Common Stock is publicly traded.

               Each option granted to an officer of Axion subject to the short-swing profit restrictions of the Federal securities laws includes a special stock appreciation right which provides that, upon the acquisition of 50% or more of Axion's outstanding voting stock pursuant to a hostile tender offer, such option, if outstanding for at least six months, will automatically be canceled in exchange for a cash distribution to the officer based upon the tender offer price.

               The Axion Board has the authority to effect, from time to time, the cancelation of outstanding options under the Axion 1989 Plan in return for the grant of new options for the same or different number of option shares with an exercise price per share based upon the fair market value of the Axion Common Stock on the new grant date. The Merger Agreement provides, however, that from August 2, 1996 until consummation of the Merger or termination of the Merger Agreement, Axion will not, nor will it permit any of its subsidiaries to, issue any shares of capital stock or rights, warrants or options to purchase any such shares. See "The Merger--Covenants" in the Proxy Statement/Prospectus to which this Information Statement is attached as Appendix G.

               In the event Axion is acquired by merger, consolidation or asset sale ("corporate transaction"), options granted after August 10, 1994, will terminate unless assumed by the successor corporation; options granted before that date accelerate and then terminate upon a corporate transaction unless the option is assumed by the successor corporation. The shares of Axion Common Stock awarded under the Axion 1989 Plan, including unvested shares purchased upon exercise of an option, will immediately vest in full upon a corporate transaction, except to the extent Axion's repurchase rights with respect to those shares are to be assigned to the acquiring entity. The Merger will constitute a corporate transaction under the Axion 1989 Plan and therefore will result in acceleration of the exercisability of all pre-August 10, 1994 options and the accelerated lapsing of the repurchase right under all outstanding options. Axion options will not be assumed in connection with the Merger and Axion's repurchase right will not be assigned in connection with the Merger.

               Under the automatic grant program, each individual serving as a non-employee director on April 4, 1995, and each individual who first joins the Axion Board as a non-employee director on or after that date, will receive an automatic option grant for 10,000 shares of Axion Common Stock. In addition, on April 1 each year beginning April 1, 1996, each non-employee director will automatically be granted a stock option to purchase 10,000 shares of Axion Common Stock, provided such individual has served on the Axion Board for at least six months prior to such date. Each option will have an exercise price equal to the fair market value of the Axion Common Stock on the automatic grant date and a maximum term of ten years, subject to earlier termination following the optionee's cessation of Axion Board service. The option will be immediately exercisable for all of the shares but the shares will be subject to repurchase at original cost. The repurchase right shall lapse and the shares vest in a series of 48 monthly installments over the optionee's period of Axion Board service, beginning one month from the grant date, subject to accelerated lapsing upon a corporate transaction.

               In the event that more than 50% of Axion's outstanding voting stock were to be acquired pursuant to a hostile tender offer, each automatic option grant which has been outstanding for at least six months may be surrendered to Axion in return for a cash distribution from Axion based upon the tender offer price per share of Axion Common Stock at the time subject to the surrendered option.

               The Axion Board may amend or modify the Axion 1989 Plan at any time. The Axion 1989 Plan will terminate on February 20, 2000, unless sooner terminated by the Axion Board.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                              AND MANAGEMENT OF AHC

               All of the outstanding shares of AHC Common Stock are, and will be prior to the Distribution, held beneficially and of record by Axion. The following table sets forth certain information regarding beneficial ownership of Axion's Common Stock as of July 31, 1996, (i) by each person who is known by AHC to beneficially own more than five percent of Axion's common stock, (ii) by each of AHC's directors and executive officers, and (iii) by all current directors and executive officers as a group. Because the Distribution will be made on the basis of one share of AHC Preferred Stock for each share of then outstanding Axion Common Stock, the percentage ownership of each person or entity named below immediately following the Distribution will be the same as the percentage ownership of such person or entity immediately prior to the Distribution.

                                                              SHARES        PERCENT
                                                           BENEFICIALLY   BENEFICIALLY
NAME OF BENEFICIAL OWNER                                    OWNED(1)(2)      OWNED
- ------------------------                                    -----------      -----
Sevin Rosen Fund II L.P.(3) ..............................   3,060,067      36.66%
    c/o Sevin Rosen Funds
    Two Galleria Towers, Suite 1670
    Dallas, TX 75240
Galen Partners(4) ........................................   1,079,755      12.88
    666 Third Avenue
    Suite 1400
    New York, NY 10017
Funds affiliated with Kleiner Perkins Caufield & Byers (5)   1,005,000      12.04
    2750 Sand Hill Rd ....................................
    Menlo Park, CA 94025
Michael D. Goldberg (6) ..................................     799,000       9.18
Garrett J. Roper (7) .....................................     180,000       2.11
David L. Levison (8) .....................................     245,000       2.86
Eric T. Herfindal (9) ....................................     250,000       2.92
Donna M. Williams (10) ...................................      50,000        *
Robert V. Gunderson, Jr. (11) ............................       5,000        *
George B. Borkow (12) ....................................      20,000        *
Stephen M. Dow (13) ......................................   3,090,067      36.93
Steven M. Gluckstern (14) ................................     180,000       2.15
Joseph S. Lacob (15) .....................................      30,000        *
William R. Miller (16) ...................................      40,000        *
L. John Wilkerson (4) ....................................   1,079,755      12.88
All current directors and executive officers as a group
    (12 persons) (17) ....................................   5,968,822      62.93%




- -----------------------------

* Less than 1%
(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Axion Common Stock set forth opposite their respective names. Unless otherwise noted, the address of all persons named in this table is c/o Axion, 1111 Bayhill Drive, Suite 125, San Bruno, CA 94066.

(2) The number of shares set forth as beneficially owned includes (a) shares of Axion Common Stock issuable pursuant to Axion Options which are exercisable within 60 days after July 31, 1996, or would become exercisable within such period based on the assumption that the Merger will occur within 60 days of such date, giving effect to the acceleration of the exercisability of all Axion Options pursuant to the Merger Agreement ("Acceleration Exercise"), as well as (b) shares of Axion Common Stock issuable pursuant to Axion Options exercisable within 60 days after July 31, 1996 ("60-Day Exercise"). Wherever applicable, the footnotes to this table set forth separately beneficial ownership based on 60-Day Exercise and beneficial ownership based on Acceleration Exercise. The number of shares set forth as beneficially owned also includes shares of Axion Common Stock issuable upon conversion of shares of Axion Preferred Stock.

(3) Excludes 19,933 shares of Axion Common Stock held by a general partner of SRB Associates II, a Texas general partnership ("SRB Associates"). SRB Associates is the general partner of Sevin Rosen Fund II L.P., a Texas limited partnership ("Sevin Rosen II").

(4) Includes 750,900 shares of Axion Common Stock held by Galen Partners II, L.P., a Delaware limited partnership ("Galen II"), 287,301 shares of Axion Common Stock held by Galen Partners International II, L.P., a Delaware limited partnership ("Galen International II"), 5,000 Axion shares of Axion Common Stock held by Rebound Two (Delaware), LLC, a Delaware limited liability company, and 4,054 shares held by Galen Employee Fund, L.P., a Delaware limited partnership. Also includes an option exercisable into 30,000 shares of Axion Common Stock under the Axion 1989 Plan held by Galen Associates, a Delaware limited partnership ("Galen Associates"), and an option exercisable into 2,500 shares of Axion Common Stock under the Axion 1989 Plan held by Longbow Partners, a New York general partnership ("Longbow") (based on Acceleration Exercise) and includes options exercisable into 30,000 shares of Axion Common Stock under the Axion 1989 Plan held by Galen Associates and 2,500 shares of Axion Common Stock under the Axion 1995 Plan held by Longbow (based on 60-Day Exercise). Dr. Wilkerson, a director of Axion, is a general and limited partner of GWW Partners L.P. ("GWW Partners"), the general partner of Galen II and Galen International II. Dr. Wilkerson disclaims beneficial ownership of the shares held by Galen II and Galen International II except to the extent of his pecuniary interest therein arising from his interest in GWW Partners. Dr. Wilkerson is also a controlling stockholder of two corporations that are general partners of Galen Associates. Dr. Wilkerson disclaims beneficial ownership of the options held by Galen Associates except to the extent of his pecuniary interest therein arising from his interests as a stockholder in the corporations that are general partners of Galen Associates. Dr. Wilkerson is a general partner of Longbow Partners and disclaims beneficial ownership of the options held by Longbow Partners except to the extent of his pecuniary interest therein arising from his interest in Longbow Partners. Dr. Wilkerson is a director of Axion.

(5) Includes 954,750 shares of Axion Common Stock held by Kleiner Perkins Caufield & Byers V, a California limited partnership ("KPCB V"), and 50,250 shares of Axion Common Stock held by KPCB Zaibatsu Fund I, a California limited partnership ("Zaibatsu").

(6) Includes options exercisable into 110,000 shares of Axion Common Stock under the Axion 1989 Plan and 250,000 shares of Axion Common Stock under the Axion 1995 Plan (based on Acceleration Exercise) and includes options exercisable into 93,882 shares of Axion Common Stock under the Axion 1989 Plan and 250,000 shares of Axion Common Stock under the Axion 1995 Plan (based on 60-Day Exercise). Mr. Goldberg has advised Axion that he does not intend to exercise the Goldberg $10.00 Options, and, accordingly, the Goldberg $10.00 Options will be canceled prior to the Effective Time. Mr. Goldberg is the President, Chief Executive Officer and director of Axion, OnCare and AHC.

(7) Includes options exercisable into 80,000 shares of Axion Common Stock under the Axion 1989 Plan and 100,000 shares of Axion Common Stock under the Axion 1995 Plan (based on Acceleration Exercise) and includes options exercisable into 73,277 shares of Axion Common Stock under the Axion 1989 Plan and 100,000 shares of Axion Common Stock under the Axion 1995 Plan (based on 60-Day Exercise). Mr. Roper is the Senior Vice President and Chief Financial Officer of Axion, OnCare and AHC and the Secretary and a director of AHC.

(8) Includes options exercisable into 80,000 shares of Axion Common Stock under the Axion 1989 Plan and 125,000 shares under the Axion 1995 Plan (based on Acceleration Exercise) and includes options exercisable into 76,638 shares of Axion Common Stock under the Axion 1989 Plan and 125,000 shares of Axion Common Stock under the Axion 1995 Plan (based on 60-Day Exercise). Includes 6,500 shares of Axion Common Stock held in a trust for the benefit of Mr. Levison's children (the "Levison Trust"), of which Mr. Levison is a trustee. Mr. Levison disclaims beneficial ownership of the shares held by the Levison Trust. Mr. Levison is President and Chief Executive Officer of OTNC.

(9) Includes options exercisable into 75,000 shares of Axion Common Stock under the Axion 1989 Plan and 125,000 shares of Axion Common Stock under the Axion 1995 Plan (based on Acceleration Exercise) and includes options exercisable into 63,507 shares of Axion Common Stock under the Axion 1989 Plan and 125,000 shares of Axion Common Stock under the Axion 1995 Plan (based on 60-Day Exercise). Dr. Herfindal is Senior Vice President of Axion and AHC and a director of AHC.

(10) Includes options exercisable into 50,000 shares of Axion Common Stock under the Axion 1989 Plan (based on Acceleration Exercise) and includes options exercisable into 17,674 shares of Axion Common Stock under the Axion 1989 Plan (based on 60-Day Exercise). Ms. Williams is Treasurer of Axion.

(11) Robert V. Gunderson, Jr., is a member of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel to Axion. Mr. Gunderson is the Secretary of Axion.

(12) Includes options exercisable into 20,000 shares of Axion Common Stock under the Axion 1989 Plan (based on Acceleration Exercise) and 20,000 shares of Axion Common Stock under the Axion 1989 Plan (based on 60-Day Exercise). Mr. Borkow is a director of Axion.

(13) Includes 3,060,067 shares of Axion Common Stock held by Sevin Rosen II and options exercisable into 20,000 shares of Axion Common Stock under the Axion 1989 Plan (based on Acceleration Exercise) and includes options exercisable into 20,000 shares of Axion Common Stock under the Axion 1989 Plan (based on 60-Day Exercise). Mr. Dow disclaims beneficial ownership of such shares of Axion Common Stock held by Sevin Rosen II except to the extent of his pecuniary interest therein arising from his interest in Sevin Rosen II. Mr. Dow is a director of Axion.

(14) Includes 150,000 shares held by Centre Reinsurance Holdings Limited ("Centre") and options exercisable into 30,000 shares of Axion Common Stock under the Axion 1989 Plan (based on Acceleration Exercise) and includes options exercisable into 30,000 shares of Axion Common Stock under the 1989 Plan (based on 60-Day Exercise). Mr. Gluckstern disclaims beneficial ownership of such shares of stock held by Centre except to the extent of his pecuniary interest therein arising from his interest in Centre. Mr. Gluckstern is a director of Axion.

(15) Includes options exercisable into 30,000 shares of Axion Common Stock under the Axion 1989 Plan (based on Acceleration Exercise) and includes options exercisable into 30,000 shares of Axion Common Stock under the Axion 1989 Plan (based on 60-Day Exercise). Mr. Lacob does not have voting or investment power over the shares held by KPCB V and Zaibatsu. Mr. Lacob is a director of Axion.

(16) Includes options exercisable into 10,000 shares of Axion Common Stock under the Axion 1989 Plan (based on Acceleration Exercise) and includes options exercisable into 10,000 shares of Axion Common Stock under the Axion 1989 Plan (based on 60-Day Exercise). Mr. Miller is a director of Axion.

(17) Includes options exercisable into 1,137,500 shares of Axion Common Stock under the Axion 1989 Plan and 600,000 shares of Axion Common Stock under the Axion 1995 Plan (based on Acceleration Exercise) and includes options exercisable into 499,804 shares of Axion Common Stock under the Axion 1989 Plan and 600,000 shares of Axion Common Stock under the Axion 1995 Plan (based on 60-Day Exercise).

          EXECUTIVE COMPENSATION PLANS IN EFFECT AFTER THE DISTRIBUTION

               Set out below is a description of the principal employee benefit and compensation plans of AHC that will be in effect following the Distribution and the Merger and in which Mr. Goldberg, Dr. Herfindal and Mr. Roper, the three Named Officers, will participate. Also set out below is a description of the effect of the Distribution and Merger on certain of the existing plans maintained by Axion in which the Named Officers currently participate. Mr. Levison will not participate in plans of AHC after the Merger but was eligible to participate in plans maintained by Axion and will be eligible to participate in plans of BMS or its subsidiaries for which he is eligible after the Merger.

401(K) PLAN

               AHC expects to maintain a 401(k) Plan to be effective at the Time of Distribution for the eligible employees of AHC. The 401(k) Plan will permit salary deferral contributions and employer matching and profit sharing contributions at the discretion of AHC. Account balances held on behalf of employees of AHC under the existing Axion 401(k) Plan will be transferred in a trustee-to-trustee transfer from the Axion 401(k) Plan to AHC's 401(k) Plan.

ANNUAL INCENTIVE AWARDS

               In past years, the Axion Board has approved bonuses payable in cash or stock to the officers and key employees of Axion. Bonuses are accrued quarterly and paid annually based on the eligible employee's achievement of individual goals specified by the Axion Board, in the case of officers, and specified by management, in the case of other employees. Payment of bonuses and eligibility for bonuses is subject to the discretion of the Axion Board. AHC maintains a comparable bonus plan. AHC anticipates that it will pay bonuses at the end of the 1996 fiscal year to the employees who continue in employment with AHC for services performed during the 1996 fiscal year. Bonuses are generally in proportion to base salary and normally fall within a range of 5% to 40% of base salary.

OTHER FEATURES OF STOCK PLANS AND PREDECESSOR PLANS

               Options outstanding under the Axion 1989 Plan and the Axion 1995 Plan will terminate upon consummation of the Merger to the extent not exercised prior to the Merger.

               Consistent with the Axion 1989 Plan and the Axion 1995 Plan, the Axion Board intends to loan to each optionee, including each of the Named Officers, the sum of money necessary to exercise his or her stock options granted under the Axion 1989 Plan or Axion 1995 Plan and will receive the optionee's full recourse promissory note. Such note may or may not be secured. Each such note shall bear interest at the applicable Federal rate established by the IRS and shall be due at the end of two years, subject to acceleration to the extent the optionee sells any of the Axion Common Stock purchased with the note or the BMS shares received in exchange for such Axion Common Stock. Such notes will be contributed by Axion to AHC pursuant to the Distribution.

               Upon exercise of an option under the Axion 1989 Plan or Axion 1995 Plan, each optionee, including each of the Named Officers, will participate as a stockholder in the Distribution and accordingly will receive one share of the Series A Preferred Stock of AHC on account of each share of Axion Common Stock owned by such individual as of the Distribution Record Date. In the case of shares of Axion Common Stock and Axion Options that are not yet vested as of the date of the Distribution, the optionees must agree, in consideration of being permitted to exercise such options by delivering a promissory note, that the shares of AHC Preferred Stock will be subject to repurchase by AHC at a price equal to the fair market value of the AHC Preferred Stock on the date of the spinoff in the event that the holder's employment terminates prior to full vesting. AHC's repurchase right will lapse and the optionee will vest in the shares in a series of installments over the term of the individual's service with AHC, with credit for service at Axion.



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AHC INDEMNIFICATION AGREEMENTS

               It is anticipated that AHC will enter into indemnification agreements with its directors and officers. These agreements will require that AHC, among other things, indemnify its directors and officers against certain liabilities that arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be in the best interests of AHC) and advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Restated AHC Certificate and Restated AHC Bylaws will provide, as applicable, for the indemnification of directors and officers and the exculpation under certain circumstances of directors. See "Comparison of Certain Rights of Holders of AHC Preferred Stock, Holders of Axion Common Stock and Holders of Axion Preferred Stock--Indemnification of Officers and Directors".


                        DESCRIPTION OF AHC CAPITAL STOCK

AUTHORIZED CAPITAL STOCK

               The authorized capital stock of AHC currently consists of 15,000,000 shares of Common Stock, $.0001 par value, and 5,000,000 shares of Preferred Stock, $.0001 par value.

               In accordance with the Distribution Agreement, Axion will appropriately cause AHC to amend its Certificate of Incorporation in effect prior to the Distribution to, among other things, increase the authorized number of shares of AHC Preferred Stock and to convert each issued and outstanding share of AHC Common Stock into a number of shares of AHC Preferred Stock equal to the quotient of (A) the number of shares of Axion Common Stock outstanding immediately prior to the Time of Distribution (including any shares of Axion Common Stock issued in connection with the conversion of Axion Preferred Stock to Axion Common Stock and the exercise of Axion Options, in each case in connection with the consummation of the Merger) divided by (B) the number of shares of AHC Common Stock outstanding immediately prior to the Time of Distribution. See "The Distribution--Terms of the Distribution Agreement". Under the Restated AHC Certificate, the total number of shares of all classes of stock that AHC will have authority to issue is 20,000,000 of which 10,000,000 may be shares of AHC Common Stock.

               Based on the number of shares of Axion Common Stock outstanding as of June 30, 1996 (and assuming the exercise of all Axion Options outstanding immediately prior to the Time of Distribution other than the Goldberg $10.00 Options), it is estimated that approximately 9,970,509 shares of AHC Preferred Stock will be distributed to Axion stockholders in the Distribution. No shares of the Axion Preferred Stock were outstanding at July 31, 1996. All the shares of AHC Preferred Stock to be distributed to Axion stockholders in the Distribution will be fully paid and non-assessable.

               The following summary describes material provisions of, but does not purport to be complete and is subject to, and qualified in its entirety by, the Restated AHC Certificate attached as Annex I hereto and by applicable provisions of law.

AHC COMMON STOCK

               As of July 31, 1996, there were 1,000 shares of AHC Common Stock outstanding. There will be no shares of AHC Common Stock outstanding after giving effect to the Distribution.

               Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding Preferred Stock, any holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. See "Dividends and Dividend Policy". In the event of liquidation, dissolution or winding up of AHC, any holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of Preferred Stock, if any, then outstanding. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no

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redemption  or sinking  fund  provisions  applicable  to the Common  Stock.  All outstanding shares of Common Stock are fully paid and nonassessable, and the shares of Common Stock to be issued upon completion of this offering will be fully paid and nonassessable.

AHC PREFERRED STOCK

               The Restated AHC Certificate authorizes 10,000,000 shares of Preferred Stock. The AHC Board has the authority to issue the Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of AHC without further action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock. The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others. At present, AHC has no plans to issue any series of Preferred Stock other than AHC Preferred Stock.

               Upon consummation of the Distribution, the holders of Axion Common Stock will become holders of AHC Preferred Stock. In accordance with the Distribution Agreement, Axion will cause AHC to amend the Certificate of Incorporation of AHC to establish certain rights, preferences and privileges of the AHC Preferred Stock. The AHC Preferred Stock will not be redeemable.

               Holders of AHC Preferred Stock will be entitled to one vote per share on all matters to be voted upon by the stockholders and will have a liquidation preference of $3.00 plus all declared but unpaid dividends per share in the event of any liquidation, dissolution or winding up of AHC and are paid before any payments are made to any holders of AHC Common Stock. Subject to the rights of series of Preferred Stock that may from time to time come into existence, any holders of Preferred Stock will be entitled to receive ratably such dividends at a rate of $.21 per share per annum out of funds legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in AHC Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of AHC Common Stock) on the AHC Common Stock. See "Dividends and Dividend Policy". Each share of AHC Preferred Stock will be convertible at any time and from time to time at the option of the holder into one share of AHC Common Stock, subject to adjustments for among other things, stock splits and stock dividends. AHC Preferred Stock will not be transferable except as permitted in the Restated AHC Certificate: AHC Preferred Stock will not be transferable except for (i) transfers to AHC; (ii) transfers to existing AHC stockholders; (iii) transfers by gift bequest or operation of the laws of descent, provided that the AHC Preferred Stock in the hands of the transferee remains subject to the same restrictions on transfer as they were when held by the transferor; (iv) transfers to an entity unaffiliated with AHC pursuant to the merger, consolidation, stock for stock exchange or similar transaction involving AHC; (v) transfers by a partnership to its partners, provided that the AHC Preferred Stock in the hands of the transferee remains subject to the same restrictions on transfer as they were when held by the transferor; and (vi) transfers which would be exempt from the registration requirements of Section 5 of the Securities Act by virtue of the exemption provided by Section 4(2) of the Securities Act if the transferor were the issuer of the AHC Preferred Stock, provided that the transferee is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act and the AHC Preferred Stock in the hands of such transferee remains subject to the same restrictions on transfer as they were when held by the transferor, or a transfer pursuant to an effective registration under the Securities Act.

NO PREEMPTIVE RIGHTS

               No holder of any stock of any class of AHC authorized at the Time of Distribution will then have any preemptive right to subscribe to any securities of any kind or class.

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DESCRIPTION OF CERTAIN CERTIFICATE OF INCORPORATION AND BYLAW PROVISIONS

        NUMBER OF DIRECTORS; REMOVAL; VACANCIES

               The Restated AHC Certificate provides that the number of directors will be determined from time to time by a majority of the AHC Board. The AHC Board is currently comprised of three directors. The Restated AHC Bylaws provide that only the AHC Board will be entitled to fill vacancies, including vacancies created by expansion of the AHC Board.

               The Restated AHC Bylaws provide that directors may be removed with or without cause by the holders of a majority of shares entitled to vote at an election of directors.

        STOCKHOLDER ACTION BY UNANIMOUS CONSENT; SPECIAL MEETINGS

               The Restated AHC Bylaws provide that stockholder action may be taken at an annual or special meeting of stockholders and that action may be taken by the written consent of stockholders in lieu of a meeting. The Restated AHC Bylaws also provide that special meetings of AHC's stockholders may be called pursuant to a resolution approved by a majority of the AHC Board or a majority of AHC's stockholders.

        AMENDMENT OF CERTAIN CHARTER AND BYLAW PROVISIONS

               The Restated AHC Certificate provides that the AHC Board may make, repeal, alter, amend or rescind any provision of the Restated AHC Bylaws. The Restated AHC Bylaws provide that Bylaw provisions may be adopted, amended or repealed by the affirmative vote of a majority of stockholders who are entitled to cast votes.

        PREFERRED STOCK

               Under the Restated AHC Certificate, the AHC Board will have the authority to provide by resolution for the issuance of shares of one or more series of AHC Preferred Stock and to fix the terms and conditions of each such series. See "Description of AHC Capital Stock". The authorized shares of AHC Preferred Stock, as well as authorized but unissued shares of AHC Common Stock, will be available for issuance without further action by AHC's stockholders, unless stockholder action is required by applicable law or by the rules of a stock exchange on which any series of AHC's stock may then be listed.

               These provisions will give the AHC Board the power to approve the issuance of a series of AHC Preferred Stock that could, depending on its terms, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. For example, the issuance of new shares might impede a business combination if the terms of those shares include voting rights which would enable a holder to block business combinations. Conversely, the issuance of new shares might facilitate a business combination if those shares have general voting rights sufficient to cause an applicable percentage vote requirement to be satisfied.

INDEMNIFICATION

               The Restated AHC Certificate provides that an AHC director shall not be personally liable to AHC or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to AHC or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit. Any repeal or modification of the preceding sentence by the stockholders of AHC will not adversely affect any right or protection of a director of AHC existing at the time of such repeal or modification.

               DGCL Section 145 contains provisions permitting, and in some situations requiring, Delaware corporations, such as AHC, to provide indemnification to their officers and directors for losses and litigation expenses incurred in connection with their service to the corporation in those
capacities.   The  Restated  AHC  Bylaws



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will contain provisions requiring  indemnification by AHC of, and advancement of expenses to, its directors and officers to the fullest extent permitted by law. Among other things, these provisions will provide indemnification for AHC's officers and directors against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding.

               The form of the Restated AHC  Certificate and Restated AHC Bylaws
are attached to this Information Statement as Annex I and Annex II, respectively, and are incorporated herein by reference. The foregoing descriptions of certain provisions of the Restated AHC Certificate and Restated AHC Bylaws does not purport to be complete and are subject to, and are qualified in entirety by reference to, the Restated AHC Certificate and Restated AHC Bylaws, respectively, including the definitions therein of certain terms.










                         COMPARISON OF CERTAIN RIGHTS OF
          HOLDERS OF AHC PREFERRED STOCK, HOLDERS OF AXION COMMON STOCK
                      AND HOLDERS OF AXION PREFERRED STOCK

               The rights of the holders of AHC Preferred Stock will be governed by the Restated AHC Certificate and the Restated AHC Bylaws. The rights of the holders of Axion Common Stock and holders of Axion Preferred Stock are governed by the Axion Certificate of Incorporation and the Axion Bylaws. Both AHC and Axion are governed by the DGCL. Upon consummation of the Merger, the stockholders of Axion will become stockholders of AHC. The Restated AHC Certificate and the Restated AHC Bylaws will remain in effect after the Merger. Below is a summary of certain differences among the rights of holders of AHC Common Stock, the holders of Axion Common Stock and the holders of Axion Preferred Stock, resulting from differences in governing law and the respective AHC and Axion certificates of incorporation and bylaws.

               The following summary does not purport to be a complete statement of the rights of AHC stockholders under the Restated AHC Certificate and the Restated AHC Bylaws compared with the rights of holders of Axion Common Stock and holders of Axion Preferred Stock under the Axion Certificate of Incorporation and the Axion Bylaws. This summary is qualified in its entirety by reference to the respective AHC and Axion certificates of incorporation and bylaws.

VOTING

               The Restated AHC Certificate provides that holders of AHC Preferred Stock are entitled to one vote for each share held.

               The Axion Certificate of Incorporation provides that holders of Axion Common Stock are entitled to one vote for each share held.

               The Axion Certificate of Incorporation provides that holders of Axion Preferred Stock are entitled to the number of votes equal to the number of shares of Axion Common Stock into which such shares of Axion Preferred Stock could be converted on the record date for the vote or the date of the solicitation of any written consent of Axion stockholders (excluding fractional shares) and shall have voting rights and powers equal to the voting rights and powers of holders of Axion Common Stock. Holders of Axion Preferred Stock vote together as a single class with the holders of Axion Common Stock upon all matters submitted to a vote of Axion stockholders. The Axion Certificate of Incorporation also provides for certain matters specified therein to be submitted to a vote of holders of Axion Preferred Stock, voting in some cases together as a single class and in other cases separately by series.

LIQUIDATION PREFERENCE

               The Restated AHC Certificate provides that in the event of any liquidation, dissolution or winding up of AHC, subject to the rights of series of Preferred Stock of AHC that may from time to time come into



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existence, the holders of AHC Preferred Stock are entitled to receive, prior and in preference to any distribution of any assets of AHC to the holders of AHC Common Stock by reason of their ownership thereof, for the AHC Preferred Stock, an amount per share equal to the sum of (A) $3.00 for each outstanding share of AHC Preferred Stock, and (B) an amount equal to declared but unpaid dividends on such share. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the AHC Preferred Stock are insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then subject to the rights of series of Preferred Stock of AHC that may from time to time come into existence, the entire assets and funds of AHC legally available for distribution shall be distributed ratably among the holders of the AHC Preferred Stock, so that each holder receives the same percentage of the applicable preferential amount.

               The Axion Certificate of Incorporation does not provide holders of Axion Common Stock with any liquidation preference in the event of any liquidation, dissolution, or winding up of Axion.

               The Axion Certificate of Incorporation provides that in the event of any liquidation, dissolution, or winding up of Axion, whether voluntary or involuntary, the holders of each share of Axion Preferred Stock shall be entitled to be paid out of the assets of Axion legally available for distribution to its stockholders the following liquidation preferences: $.75 per share of Axion Series A Preferred Stock, par value $.001 per share (the "Axion Series A"), $3.40 per share of Axion Series B Preferred Stock, par value $.001 per share (the "Axion Series B"), $4.79 per share of Axion Series C Preferred Stock, par value $.001 per share (the "Axion Series C"), $5.60 per share of Axion Series D Preferred Stock, par value $.001 per share (the "Axion Series D"), $7.25 per share of Axion Series E Preferred Stock, par value $.001 per share (the "Axion Series E"), and $10.00 per share of Axion Series F Preferred Stock, par value $.001 per share (the "Axion Series F", and together with the Axion Series A, Axion Series B, Axion Series C, Axion Series D and Axion Series E, the "Axion Preferred Stock"), plus, for each such share, an amount equal to all declared but unpaid dividends thereon, if any, to the date fixed for distribution to such series (such sum, subject to certain adjustments, the "Axion Preference Amount").

               After holders of Axion Preferred Stock have received their full Axion Preference Amount, any remaining assets or surplus funds of Axion will be shared by and distributed ratably among the holders of Axion Common Stock and the holders of Axion Preferred Stock; provided, however, that holders of Axion Series A, Axion Series B, Axion Series C, and Axion Series E are entitled to participate in such ratable distribution and sharing only until such time as they receive certain aggregate per share maximum amounts set forth in the Axion Certificate of Incorporation.

               For purposes of the foregoing two paragraphs relating to the liquidation rights of Axion Preferred Stockholders, a merger or consolidation of Axion into or with another corporation, a sale, transfer or other disposition of all or substantially all of Axion's assets or the effectuation by Axion of a transaction or series of related transactions in which more than 50% of the voting power of Axion is disposed of, shall, unless the holders of at least 66-2/3% of the Axion Preferred Stock, voting together as a class, elect in writing otherwise, be deemed to be a liquidation, dissolution or winding up of Axion.

               In the event Axion proposes to take any action regarding the liquidation, dissolution or winding up of Axion which will involve the distribution of assets other than cash, the value of the assets to be distributed to the holders of Axion Preferred Stock is to be determined by the vote or written consent of the Axion Board (subject to certain guidelines specified in the Axion Certificate of Incorporation with respect to the valuation of securities), and such determination will be binding upon the holders of Axion Preferred Stock.

DIVIDENDS

               The Restated AHC Certificate provides that subject to the rights of series of Preferred Stock of AHC that may from time to time come into existence, the holders of AHC Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in AHC Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of AHC Common Stock) on the AHC Common Stock, at the rate of $.21 per share per annum for the AHC Preferred Stock.



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               The Axion Certificate of Incorporation  provides that the holders of the outstanding Axion Series A, Axion Series B, Axion Series C, Axion Series D, Axion Series E and Axion Series F are entitled to receive in any fiscal year, when and as declared by the Axion Board, out of any assets at the time legally available therefor, dividends in cash at the rate of $.075 per share, $.34 per share, $.42 per share, $.56 per share, $.725 per share and $1.00 per share respectively (subject to adjustment), per annum before any dividend is declared or paid on shares of Common Stock. Dividends may be payable quarterly or otherwise as the Axion Board may from time to time determine, and the right to such dividends is not cumulative. The holders of the outstanding Axion Preferred Stock can waive any dividend preference that such holders may be entitled to receive upon the affirmative vote or written consent of the holders of at least 66-2/3% of the Axion Preferred Stock then outstanding, voting or consenting as a single class on an as-if-converted basis. The holders of the outstanding Axion Preferred Stock have unconditionally and irrevocably waived the right to any such dividend preference that such holders are entitled to receive through December 31, 1996.

               The Axion Certificate of Incorporation provides that no distributions (as defined in the Axion Certificate of Incorporation) may be paid on the Axion Common Stock until the holders of the outstanding Axion Preferred Stock have first received dividends at the dividend rates specified in the preceding paragraph. If, in any fiscal year, any cash or other distributions are declared by the Axion Board to be paid on the Axion Common Stock as a class, then an additional dividend must be paid at the same time to the holders of the outstanding Axion Preferred Stock at the rate per share equal to the product of
(x) such per share dividend or other distribution on the Axion Common Stock, multiplied by (y) the number of shares of Axion Common Stock into which each share of Axion Preferred Stock is then convertible.



CONVERSION RIGHTS

               The Restated AHC Certificate provides that each share of AHC Preferred Stock is convertible at any time, without payment of any additional consideration by the holder and at the option of the holder, into one fully paid and nonassessable share of AHC Common Stock, subject to adjustment. Each share of AHC Preferred Stock will automatically be converted into one share of AHC Common Stock upon the earlier of (i) AHC's sale of AHC Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 under the Securities Act, the public offering price of which was not less than $10,000,000 in the aggregate or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of AHC Preferred Stock.

               The Axion Common Stock is not convertible.

               The Axion Certificate of Incorporation provides that each share of Axion Preferred Stock is convertible at any time, without the payment of any additional consideration by the holder and at the option of the holder, into such number of fully paid and nonassessable shares of Axion Common Stock as is determined according to a formula set forth in the Axion Certificate of Incorporation, subject to adjustment. Each share of Axion Preferred Stock will automatically be converted into shares of Axion Common Stock at the applicable conversion price then in effect upon the affirmative vote or written consent of the holders of at least 66-2/3% of the Axion Preferred Stock then outstanding, voting or consenting as a single class on an as-if-converted basis. Axion may not, by amendment of the Axion Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Axion Certificate of Incorporation relating to conversion and must take all action necessary or appropriate in order to protect the conversion rights of the holders of Axion Preferred Stock against impairment.

CERTAIN BUSINESS COMBINATIONS

               The Restated AHC Certificate requires the affirmative vote of the holders of more than 50% of the outstanding shares of stock of AHC for any transaction that would result in a reorganization of AHC, or the merger or consolidation of AHC with or into another corporation, or the effectuation by AHC of a transaction or series of transactions resulting in the disposition of more than 50% of the voting power of AHC.

               The Axion Certificate of Incorporation requires, so long as no fewer than an aggregate of 500,000 shares of Axion Series A, Axion Series B, Axion Series C, Axion Series D, Axion Series E or Axion Series F are outstanding, any transaction that would result in a reorganization of Axion, or the merger or consolidation of Axion with or into another corporation, or the effectuation by Axion of a transaction or series of transactions in which more than 50% of the voting power of Axion is disposed of, Axion or the sale of all or substantially all of the assets of Axion must be approved by the holders of at least 50% of the then outstanding shares of Axion Preferred Stock (excluding from such vote the shares of any series of Axion Preferred Stock of which there are fewer than 100,000 shares outstanding), voting together as a single class.

SIZE AND CLASSIFICATION OF THE BOARD OF DIRECTORS

               The AHC Board currently consists of three directors and is not classified. The number of authorized directors may be modified from time to time by amendment of the Restated AHC Bylaws

               The Axion Board currently consists of six directors and is not classified. The number of authorized directors may be modified from time to time by amendment of the Axion Bylaws.


REMOVAL OF DIRECTORS

               The Restated AHC Bylaws provide that the AHC Board or any individual director may be removed from office, with or without cause, by a vote of stockholders holding a majority of outstanding shares entitled to vote at an election of directors.

               The Axion Bylaws provide that, at a special meeting of stockholders called for such purpose, the Axion Board or any individual director may be removed from office, with or without cause, and a new director or directors elected by a vote of stockholders holding a majority of the outstanding shares entitled to vote at an election of directors.

VACANCIES ON THE BOARD OF DIRECTORS

               The Restated AHC Bylaws provide that vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and each director so elected will hold office until the next annual election and until his successor is duly elected and qualified.

               The Axion Bylaws provide that vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and each director so elected will hold office for the unexpired portion of the term of the director whose place shall be vacant and until his successor is duly elected and qualified. Vacancies are deemed to exist in the case of the death, removal or resignation of any director, or if the stockholders fail at any meeting of stockholders of which directors are to be elected to elect the number of directors constituting the entire Axion Board.

               Under the Axion Certificate of Incorporation, any vacancy occurring because of the death, resignation, or removal of a director elected by the holders of Axion Series A, the holders of Axion Series B or the holders of Axion Series C will be filled by the vote or written consent of the holders of a majority of the shares of that series or, in the absence of such action by such holders, by action of the remaining directors then in office. Any vacancy occurring because of the death, resignation or removal of a director elected by the holders of outstanding Axion Common Stock will be filled by the vote or written consent of the holders of a majority of the outstanding shares of Axion Common Stock or, in the absence of such action by such holders, by action of the remaining directors then in office.

AMENDMENTS TO THE CERTIFICATE OF INCORPORATION

               The Restated AHC Certificate requires approval by the holders of at least 50% of the then outstanding shares of AHC Common Stock or AHC Series A Preferred Stock, as applicable, for the addition, amendment or repeal of any provision of AHC's Restated AHC Certificate that would adversely alter or change the preferences, rights, privileges or powers of the holders of such shares of AHC Common Stock or AHC Series A Preferred Stock, as applicable. Notwithstanding the previous sentence, the Restated AHC Certificate provides that AHC reserves the right to amend, alter, change or repeal any provision contained in the Restated AHC Certificate, in the manner now or hereafter prescribed by statute and that all rights conferred upon stockholders therein are granted subject to that reservation.

               The Axion Certificate of Incorporation requires, so long as no fewer than an aggregate of 500,000 shares of Axion Series A, Axion Series B,
Axion Series C, Axion Series D, Axion Series E or Axion Series F are outstanding, that the amendment, repeal or addition of any provision of or to the Axion Certificate of Incorporation that would adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Axion Preferred Stock must be approved by the holders of at least 50% of the then outstanding shares of Axion Preferred Stock (excluding from such vote the shares of any series of Axion Preferred Stock of which there are fewer than 100,000 shares outstanding), voting together as a single class. Notwithstanding the previous sentence, the Axion Certificate of Incorporation provides that Axion reserves the right to amend, alter, change or repeal any provision contained in the Axion Certificate of Incorporation, in the manner now or hereafter prescribed by statute and that all rights conferred upon stockholders therein are granted subject to that reservation.

AMENDMENTS TO RESTATED AHC BYLAWS

               The Restated AHC Bylaws may be altered, amended or repealed by or new Restated AHC Bylaws adopted by the AHC stockholders. Under the Restated AHC Bylaws, the affirmative vote of stockholders holding a majority of outstanding shares entitled to vote is required to adopt, amend or repeal any provisions of the Restated AHC Bylaws. Notwithstanding the preceding, the AHC Board may from time to time make, amend, supplement or repeal the Restated AHC Bylaws.

               The Axion Bylaws may be repealed, altered or amended or new Restated Bylaws adopted by the Axion stockholders. Under the Axion Bylaws, the affirmative vote of the holders of at least 66-2/3% of the voting power of all the then outstanding shares of the capital stock of Axion entitled to vote generally in the election of directors, voting together as a single class, is required to adopt, amend or repeal any provisions of the Axion Bylaws. The Axion Certificate of Incorporation requires, so long as no fewer than an aggregate of 500,000 shares of Axion Series A, Axion Series B, Axion Series C, Axion Series D, Axion Series E or Axion Series F are outstanding, the approval of the holders of at least 50% of the then outstanding shares of Axion Preferred Stock (excluding from such vote the shares of any series of Axion Preferred Stock of which there are fewer than 100,000 shares outstanding), voting together as a single class, to amend, repeal or add any provision to the Axion Bylaws, if such action would adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Axion Preferred Stock. Notwithstanding the foregoing, the Axion Certificate of Incorporation provides that the Axion Board may from time to time make, amend, supplement or repeal any Axion Bylaws adopted by the Axion Board; provided, however, that the stockholders of Axion may change or repeal any Bylaw adopted by the Axion Board; and provided, further, that no amendment or supplement to the Axion Bylaws adopted by the Axion Board will vary or conflict with any amendment or supplement to the Axion Certificate of Incorporation adopted by the stockholders of Axion.

SPECIAL MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

               The Restated AHC Bylaws provide that special meetings of AHC stockholders may be called for any purpose or purposes, by the President of AHC, or at the request in writing of the AHC Board or of the stockholders holding a majority of outstanding shares entitled to vote. The Restated AHC Bylaws provide that, any action required to be taken at any annual or special meeting of stockholders or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if written consent, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

               The Axion Bylaws provide that special meetings of Axion stockholders may be called at any time, for any purpose or purposes, only by the President of Axion or the Axion Board. The Axion Bylaws provide that any action required by statute to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if written consent setting forth the action so taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted.


INDEMNIFICATION OF OFFICERS AND DIRECTORS

               The Restated AHC Bylaws require AHC to indemnify its directors to the fullest extent permitted by the DGCL and give AHC the power to indemnify its officers and employees as set forth in the DGCL. The Restated AHC Certificate provides that a director of AHC will not be personally liable to AHC or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of fiduciary duty as a director, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit. Any repeal or modification of the preceding sentence by the stockholders of AHC will not adversely affect any rights or protection of a director of AHC existing at the time of such repeal or modification. See "Executive Compensation Plans in Effect After the Distribution--AHC Indemnification Agreements".

               The Axion Bylaws require Axion to indemnify its directors to the fullest extent permitted by the DGCL and give Axion the power to indemnify its officers, employees and other agents as set forth in the DGCL. The Axion
Certificate of Incorporation provides that a director of Axion will not be personally liable to Axion or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Axion or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation or law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit. Any repeal or modification of the preceding sentence by the stockholders of Axion will not adversely affect any rights or protection of a director of Axion existing at the time of such repeal or modification.

NO CUMULATIVE VOTING

               Neither the Restated AHC Certificate nor the Axion Certificate of Incorporation provides for cumulative voting.


                                     EXPERTS

               The consolidated financial statements of AHC as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, included in this Information Statement have been audited by Ernst & Young, independent auditors, set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             INDEX OF DEFINED TERMS



TERM                                                                                  PAGE
- ----                                                                                  ----
Acceleration Exercise ................................................................. 71
Acquired Assets........................................................................ 28
Acquired Business........................................................................1
AHC......................................................................................1
AHC Business......................................................................... 1,19
AHC Board................................................................................4
AHC Certificate of Incorporation.........................................................3
AHC Common Stock.........................................................................1
AHC Indemnified Parties.................................................................31
AHC Indemnifying Parties.............................................................7, 32
AHC Medstation Agreement................................................................10
AHC Preferred Stock......................................................................1
AHC Supply Agreement.....................................................................9
Amount Certificate......................................................................43
Assumed Liabilities.....................................................................29
Average Value of BMS Common Stock....................................................5, 22
Axion....................................................................................1
Axion Board..............................................................................2
Axion Common Stock.......................................................................1
Axion Expenses ........................................................................ 26
Axion Options............................................................................5
Axion Preferred Stock ................................................................. 78
Axion Series A..........................................................................78
Axion Series B..........................................................................78
Axion Series C..........................................................................78
Axion Series D..........................................................................78
Axion Series E..........................................................................78
Axion Series F..........................................................................78
Axion 1989 Plan ........................................................................68
Axion 1995 Plan ........................................................................67
Best Closing Efforts....................................................................27
BMOTN...................................................................................37
BMS......................................................................................1
BMS Board................................................................................5
BMS Common Stock.........................................................................5
BMS Indemnified Parties.............................................................32, 36
BMS Indemnifying Parties................................................................34
BMS Registration Statement .............................................................28
BMS Rights...............................................................................5
BMS Sub..................................................................................1
Capital Account Prime Rate Amount ..................................................... 27
Certificate of Merger...................................................................24
Certificates............................................................................24
Closing.............................................................................11, 24
Closing Date.............................................................................5
Code.....................................................................................3
Commission..............................................................................27
Continuity of Interest Letters..........................................................13
Contributions...........................................................................28



Conversion Number.......................................................................22
Corporate Transaction...................................................................69
Court Order.............................................................................41
Description of AHC Capital Stock........................................................74
DGCL.....................................................................................4
Diluted Share Assumption.............................................................5, 22
Dissenting Shares........................................................................4
Distribution.............................................................................1
Distribution Agreement...................................................................1
Distribution Record Date.................................................................1
Documents...............................................................................28
Effective Time........................................................................2, 4
Employee Loans..........................................................................16
Ernst & Young............................................................................3
Escrow Agent.............................................................................8
Escrow Agreement.........................................................................9
Escrowed Cash...........................................................................38
Escrowed Cash Termination Date..........................................................40
Escrowed Property.......................................................................38
Escrowed Shares.........................................................................23
Escrowed Shares Pending Claims..........................................................39
Escrowed Shares Termination Date........................................................39
Ex-Date..................................................................................5
Excess Axion Expenses ................................................................. 26
Exculpated Parties......................................................................33
Filings.................................................................................33
Final Pending Claims....................................................................40
Form S-4................................................................................28
Former Axion Stockholders.............................................................3, 7
Fraud...................................................................................34
GAAP....................................................................................26
Galen II................................................................................71
Galen Associates........................................................................71
Galen International II..................................................................71
General Partner Cumulative Preference Amount............................................27
Goldberg $10.00 Options.................................................................23
GWW Partners............................................................................71
Indemnifiable Losses....................................................................33
Indemnification Agreement................................................................7
Indemnification Item....................................................................41
Indemnified Obligation..................................................................41
Information Statement....................................................................1
Investment Company Act .................................................................16
IRS......................................................................................3
JV Sales Taxes..........................................................................37
KPCB V .................................................................................71
Letter of Transmittal...................................................................24
Levison Trust ..........................................................................72
Liabilities.............................................................................29
License Agreement.......................................................................10
Longbow.................................................................................71
Maximum Price............................................................................5
Memorex.................................................................................64
Merger...................................................................................1



Merger Agreement.........................................................................2
Merger Consideration....................................................................22
Minimum Price............................................................................5
Named Officers..........................................................................65
Noncompetition Agreements............................................................9, 42
Non-United States Holders ..............................................................45
NYSE.....................................................................................5
NYSE Tape................................................................................5
OnCare...................................................................................1
OnCare Medstation Agreement.............................................................10
OnCare Preferred Stock...................................................................1
OnCare Supply Agreement..................................................................9
Oncology Therapeutics NetworkTM.........................................................30
OPUS.....................................................................................1
OPUS Matrix Business ................................................................... 1
OPUS Matrix Software ...................................................................20
OPUS Station Assets ....................................................................29
OPUS Station Business....................................................................1
OPUS Station Data.......................................................................29
OPUS Station Liabilities................................................................29
OPUS Sub.................................................................................1
OPUS Sub Assets.........................................................................28
OPUS Sub Liabilities....................................................................29
OTN......................................................................................1
OTN Medstation...........................................................................9
OTNC.....................................................................................1
Partnership .............................................................................1
Pending Claims..........................................................................43
Preference Amount.......................................................................27
Pre-JV Sales Taxes......................................................................37
Pre-Merger Taxes........................................................................36
Proposed Legislation....................................................................45
Proxy Statement/Prospectus...............................................................1
Quarterly Certificate...................................................................43
Record Date.............................................................................23
Reply Certificate.......................................................................42
Required AHC Documents .................................................................24
Restated AHC Bylaws......................................................................4
Restated AHC Certificate.................................................................3
Retained Assets.........................................................................29
Retained Business........................................................................1
Retained Cash...........................................................................29
Retained Company or Retained Companies..................................................22
Retained Escrow Amount..................................................................40
Retained Liabilities....................................................................30
Retained Tax Liabilities................................................................37
Rights Agreement.........................................................................5
Second Anniversary Date.................................................................39
Second Anniversary Pending Claims.......................................................40
Sevin Rosen II..........................................................................71
Special Meeting..........................................................................6
SRB Associates..........................................................................71
Surviving Corporation....................................................................1
Tax Matters Agreement................................................................8, 36


Taxes...................................................................................36
Time of Contribution....................................................................27
Time of Distribution.....................................................................2
Trademark License Agreement.............................................................32
Transaction Expense Schedule............................................................26
Transitional Services Agreement.....................................................10, 40
Zaibatsu................................................................................71
60-Day Exercise.........................................................................71
81% AHC Subsidiaries....................................................................33



                                                                      Appendix I
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              AXION HEALTHCARE INC.
                             A DELAWARE CORPORATION

               Axion HealthCare Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law"),

               DOES HEREBY CERTIFY THAT:

               FIRST: The name of the corporation is Axion HealthCare Inc. and that the corporation was originally incorporated on December 1, 1994 under the name of OnCare Health Inc. pursuant to the General Corporation Law.

               SECOND: The following resolutions amending and restating the corporation's Certificate of Incorporation were approved by the Board of Directors of the corporation by unanimous written action in lieu of meeting in accordance with the provisions of Sections 245 and 242 of the General Corporation Law:

               "RESOLVED,   that  the  Certificate  of   Incorporation   of  the
        corporation (the "Certificate") be and it hereby is amended and restated to read in its entirety as follows:

                                    ARTICLE I

               The name of this Corporation is Axion HealthCare Inc.

                                   ARTICLE II

               The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

               The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

               (A) Classes of Stock. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is twenty million (20,000,000) shares. Ten million (10,000,000) shares shall be Common Stock, par value $.0001 per share, and ten million (10,000,000) shares shall be Preferred Stock, par value $.0001 per share.

               (B)    Common Stock.

                      1. Dividend Rights. Subject to the rights of holders of Preferred Stock, when, as and if dividends or distributions are declared on the Common Stock, whether payable in cash, in property or in securities of the Corporation, the holders of the Common Stock shall be entitled to share equally, share for share, in such dividends as may be declared from time to time by the Board of Directors, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor.

                      2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the corporation, the assets of the Corporation shall be distributed as provided in Section 2 of Division (C) of this Article IV.

                      3.     Redemption.  The Common Stock is not redeemable.

                      4.     Voting Rights.

                             a.     In  General.  The  holder  of each  share of
Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                             b.     Change in Control.  The affirmative  vote of
holders of more than 50% of the outstanding shares of the Corporation's stock is required for any transaction that would result in a reorganization of the Corporation, or the merger or consolidation of the Corporation with or into another corporation, or the effectuation by the Corporation of a transaction or series of transactions in which more than 50% of the voting power of the Corporation is disposed of (a "Change in Control").

                             c.     Covenants.  So long as any  shares of Common
Stock shall be outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Common Stock, add, amend or repeal any provision of the Corporation's Amended and Restated Certificate of Incorporation that would adversely alter or change the preferences, rights, privileges or powers of such shares.

               5.     Restrictions   on  Transfer.   Common  Stock  may  not  be
transferred except for:

                      a.     transfers to the Corporation;

                      b.     transfers to existing Corporation stockholders;

                      c. transfers by gift, bequest or operation of the laws of descent, provided that the Common Stock in the hands of the transferee remains subject to the same restrictions on transfer as when it was held by the transferor;

                      d.     transfers  to  an  entity   unaffiliated  with  the
Corporation pursuant to the merger, consolidation, stock for stock exchange or similar transaction involving the Corporation;

                      e.     transfers  by  a   partnership   to  its  partners,
provided that the Common Stock in the hands of the transferee remains subject to the same restrictions on transfer as when it was held by the transferor; or

                      f. transfers which would be exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Act") by virtue of the exemption provided by Section 4(2) of the Act if the transferor were the issuer of Common Stock, provided that the transferee is an "accredited investor" within the meaning of Rule 501(a) under the Act and the Common Stock in the hands of such transferee remains subject to the same restrictions on transfer as when it was held by the transferor, or a transfer pursuant to an effective registration under the Act.

               C. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Certificate of Incorporation, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. The rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred Stock, which series shall consist of 10,000,000 shares, are as set forth below in this Article IV(C).

               1. Dividend Rights. Subject to the rights of Series of Preferred Stock that may from time to time come into existence, the holders of Series A Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Common Stock of the Corporation, at the rate of $.21 per share per annum for the Series A Preferred Stock.

               2.     Liquidation Preference.

                      a. In the event of any liquidation, dissolution or winding up of the Corporation, subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, for the Series A Preferred Stock, an amount per share equal to the sum of (A) $3.00 for each outstanding share of Series A Preferred Stock, and (B) an amount equal to declared but unpaid dividends on such share. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock, so that each holder receives the same percentage of the applicable preferential amount.

                      b. Upon the completion of the distribution required by subparagraph (a) of this Section 2 and any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence, if assets remain in this corporation, the holders of the Common Stock of this corporation, shall receive all of the remaining assets of this Corporation.

               3.     Redemption.   The   Series  A   Preferred   Stock  is  not
redeemable.

               4. Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                      a. Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this Corporation or any transfer agent for such stock, into one share of Common Stock (adjusted to reflect subsequent stock dividends, stock splits or recapitalization).

                      b. Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock upon the earlier of (i) the Corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, the public offering price of which was not less than $10,000,000 in the aggregate or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series A Preferred Stock.

                      c. Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities.

               5.     Voting Rights.

                      a. In General. Except as set forth below, the holder of each share of Series A Preferred Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                      b. Change in Control. The affirmative vote of holders of more than 50% of the outstanding shares of the Corporation's stock is required for any Change in Control.

                      c. Covenants. So long as any shares of Series A Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series A Preferred Stock, add, amend or repeal any provision of the Corporation's Amended and Restated Certificate of Incorporation that would adversely alter or change the preferences, rights, privileges or powers of such shares.

               6. Restrictions on Transfer. Series A Preferred Stock may not be transferred except for:

                      a.     transfers to the Corporation;

                      b.     transfers to existing Corporation stockholders;

                      c. transfers by gift bequest or operation of the laws of descent, provided that the Series A Preferred Stock in the hands of the transferee remain subject to the same restrictions on transfer as they were when held by the transferor;

                      d.     transfers  to  an  entity   unaffiliated  with  the
Corporation pursuant to the merger, consolidation, stock for stock exchange or similar transaction involving the Corporation;

                      e. transfers by a partnership to its partners, provided that the Series A Preferred Stock in the hands of the transferee remains subject to the same restrictions on transfer as they were when held by the transferor; or

                      f. transfers which would be exempt from the registration requirements of Section 5 of the Act by virtue of the exemption provided by Section 4(2) of the Act if the transferor were the issuer of Series A Preferred Stock, provided that the transferee is an "accredited investor" within the meaning of Rule 501(a) under the Act and the Series A Preferred Stock in the hands of such transferee remains subject to the same restrictions on transfer as they were when held by the transferor, or a transfer pursuant to an effective registration under the Act.


                                    ARTICLE V

               Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

                                   ARTICLE VI

               The number of directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the bylaws or amendment thereof duly adopted by the Board of Directors or by the stockholders.

                                   ARTICLE VII

               Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                  ARTICLE VIII

               Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE IX

               A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

               Any repeal or  modification  of the foregoing  provisions of this
Article X by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                    ARTICLE X

               The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                      ****

               THIRD: The Restated Certificate of Incorporation as set forth above has been duly adopted by this Corporation's Board of Directors in accordance with the provisions of Section 245 of the General Corporation Law.

               IN WITNESS WHEREOF, AXION HEALTHCARE INC. has caused this Amended and Restated Certificate of Incorporation to be signed by its President and attested to by its Secretary this the ______ day of ________________ , 1996.



                                            AXION HEALTHCARE INC.



                                            ------------------------------------
                                            Michael D. Goldberg
                                            President


ATTEST:



- -------------------------------
Robert V. Gunderson, Jr.
Secretary

                                                                     Appendix II

                           AMENDED AND RESTATED BYLAWS
                                       OF
                              AXION HEALTHCARE INC.


                                    ARTICLE I

                                     OFFICES

               SECTION 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.
               SECTION 2. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

               SECTION 1. All meetings of the stockholders for the election of directors shall be held at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
               SECTION 2. Annual meetings of stockholders, commencing with the year 1997, shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

               SECTION 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not fewer than ten (10) nor more than sixty (60) days before the date of the meeting.
               SECTION 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
               SECTION 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.
               SECTION 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not fewer than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

               SECTION 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
               SECTION 8. The holders of fifty percent (50%) of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
               SECTION 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.
               SECTION 10. Unless otherwise provided in the certificate of incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.
               SECTION 11. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS

               SECTION 1. The number of directors which shall constitute the whole board shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.
               SECTION 2. Vacancies and new created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.
               SECTION 3. The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

               SECTION 4. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.
               SECTION 5. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

               SECTION 6. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.
               SECTION 7. Special meetings of the board may be called by the president on two (2) days notice to each director by mail or forty-eight (48) hours notice to each director either personally or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors unless the board consists of only one director, in which case special meetings shall be called by the president or secretary in like manner and on like notice on the written request of the sole director.
               SECTION 8. At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
               SECTION 9. Unless otherwise restricted by the certificate of incorporation of these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.
               SECTION 10. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                             COMMITTEES OF DIRECTORS

               SECTION 11. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.
               In the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
               Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.
               SECTION 12. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                            COMPENSATION OF DIRECTORS

               SECTION 13. Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                              REMOVAL OF DIRECTORS

               SECTION 14. Unless otherwise restricted by the certificate of incorporation or bylaw, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

                                   ARTICLE IV

                                     NOTICES

               SECTION 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.
               SECTION 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V

                                    OFFICERS

               SECTION 1. The officers of the corporation shall be chosen by the Board of Directors and shall be a president, treasurer and a secretary. The Board of Directors may elect from among its members a Chairman of the Board and a Vice Chairman of the Board. The Board of Directors may also choose one or more vice-presidents, assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.
               SECTION 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a president, a treasurer, and a secretary and may choose vice presidents.
               SECTION 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.
               SECTION 4. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

               SECTION 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

                            THE CHAIRMAN OF THE BOARD

               SECTION 6. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He shall have and may exercise such powers as are, from time to time, assigned to him by the Board and as may be provided by law.
               SECTION 7. In the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He shall have and may exercise such powers as are, from time to time, assigned to him by the Board and as may be provided by law.

                        THE PRESIDENT AND VICE PRESIDENTS

               SECTION 8. The president shall be the chief executive officer of the corporation; and in the absence of the Chairman and Vice Chairman of the Board he shall preside at all meetings of the stockholders and the Board of Directors; he shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.
               SECTION 9. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

               SECTION 10. In the absence of the president or in the event of his inability or refusal to act, the vice-president, if any, (or in the event there be more than one vice-president, the vice-presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                      THE SECRETARY AND ASSISTANT SECRETARY

               SECTION 11. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.
               SECTION 12. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

               SECTION 13. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.
               SECTION 14. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.
               SECTION 15. If required by the Board of Directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.
               SECTION 16. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall










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                                                                              13

perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE VI

                              CERTIFICATE OF STOCK

               SECTION 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice-chairman of the Board of Directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.
               Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.
               If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating,










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                                                                              14

optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
               SECTION 2. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES

               SECTION 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                                TRANSFER OF STOCK

               SECTION 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a









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                                                                              15

new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               FIXING RECORD DATE

               SECTION 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS

               SECTION 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                           RESTRICTIONS ON TRANSFER

               SECTION 7. Stock of the corporation shall not be transferred except for:

                          a. transfers to the corporation;

                          b. transfers to existing corporation stockholders;

                          c. transfers by gift, bequest or operation of the laws
of descent, provided that the stock in the hands of the transferee remains subject to the same restrictions on transfer as when it was held by the transferor;

                          d. transfers to an entity unaffiliated with the
corporation pursuant to the merger, consolidation, stock for stock exchange or similar transaction involving the corporation;

                          e. transfers by a partnership to its partners,
provided that the stock in the hands of the transferee remains subject to the same restrictions on transfer as when it was held by the transferor; or

                          f. transfers which would be exempt from the
registration requirements of Section 5 of the Securities Act of 1933, as amended (the 'Act') by virtue of the exemption provided by Section 4(2) of the Act if the transferor were the issuer of stock, provided that the transferee is an 'accredited investor' within the meaning of Rule 501(a) under the Act and the stock in the hands of such transferee remains subject to the same restrictions on transfer as when it was held by the transferor, or a transfer pursuant to an effective registration under the Act.



                                MARKET STAND-OFF

               SECTION 8. In connection with any underwritten public offering by the corporation of its equity securities pursuant to an effective registration statement filed









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                                                                              16

under the Act, including the corporation's initial public offering, no stockholder of the corporation shall sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, shares of stock of the corporation without the prior written consent of the corporation or its underwriters. Such restriction (the "Market Stand-Off") shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the corporation or such underwriters. In no event, however, shall such period exceed one hundred eighty (180) days and the Market Stand-Off shall in all events terminate two (2) years after the effective date of the corporation's initial public offering.
               Any new, substituted or additional securities that are by reason of any recapitalization or reorganization distributed with respect to the shares of stock of the corporation shall be immediately subject to the Market Stand-Off, to the same extent the shares of stock of the corporation on which such new, substituted or additional securities are distributed are at such time covered by such provisions.
               In order to enforce the Market Stand-Off, the corporation may impose stop-transfer instructions with respect to the shares of stock of the corporation until the end of the applicable stand-off period.











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                                                                              17

                                   ARTICLE VII

                               GENERAL PROVISIONS

                                    DIVIDENDS

               SECTION 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.
               SECTION 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

               SECTION 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                   FISCAL YEAR

               SECTION 4. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

                                      SEAL
               SECTION 5. The Board of Directors may adopt a corporate seal having inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal,









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                                                                              18

Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                 INDEMNIFICATION

               SECTION 6. The corporation shall, to the fullest extent authorized under the laws of the State of Delaware, as those laws may be amended and supplemented from time to time, indemnify any director made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of being a director of the corporation or a predecessor corporation or, at the corporation's request, a director or officer of another corporation, provided, however, that the corporation shall indemnify any such agent in connection with a proceeding initiated by such agent only if such proceeding was authorized by the Board of Directors of the corporation. The indemnification provided for in this Section 6 shall: (i) not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) continue as to a person who has ceased to be a director, and (iii) inure to the benefit of the heirs, executors and administrators of such a person. The corporation's obligation to provide indemnification under this Section 6 shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the corporation or any other person.
               Expenses incurred by a director of the corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he is or was a director of the corporation (or was serving at the corporation's request as a director or officer of another corporation) shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon










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                                                                              19

receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized by relevant sections of the General Corporation Law of Delaware. Notwithstanding the foregoing, the corporation shall not be required to advance such expenses to an agent who is a party to an action, suit or proceeding brought by the corporation and approved by a majority of the Board of Directors of the corporation which alleges willful misappropriation of corporate assets by such agent, disclosure of confidential information in violation of such agent's fiduciary or contractual obligations to the corporation or any other willful and deliberate breach in bad faith of such agent's duty to the corporation or its stockholders.
               The foregoing provisions of this Section 6 shall be deemed to be a contract between the corporation and each director who serves in such capacity at any time while this bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.
               The Board of Directors in its discretion shall have power on behalf of the corporation to indemnify any person, other than a director, made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was an officer or employee of the corporation.
               To assure indemnification under this Section 6 of all directors, officers and employees who are determined by the corporation or otherwise to be or to have been "fiduciaries" of any employee benefit plan of the corporation which may exist from time to time, Section 145 of the General Corporation Law of Delaware shall, for the purposes of this Section










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                                                                              20

6, be interpreted as follows: an "other enterprise" shall be deemed to include such an employee benefit plan, including without limitation, any plan of the corporation which is governed by the Act of Congress entitled "Employee Retirement Income Security Act of 1974," as amended from time to time; the corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed "fines."

                                  ARTICLE VIII

                                   AMENDMENTS

               SECTION 1. These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the certificate of incorporation at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal bylaws is conferred upon the Board of Directors by the certificate or incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.









                            STATEMENT OF DIFFERENCES
                            ------------------------
                 The section symbol shall be expressed as... ...ss.
                 The trademark symbol shall be expressed as ....(TM)
                 The registered symbol shall be expressed as ...(R)






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